Prospectus Supplement (to Prospectus Dated April 5, 2006)

                        HOME EQUITY MORTGAGE TRUST 2006-2
                                 Issuing Entity

                           DLJ MORTGAGE CAPITAL, INC.
                               Sponsor and Seller

                       ASSET BACKED SECURITIES CORPORATION
                                    Depositor

                                 PNC BANK, N.A.
                           WILSHIRE CREDIT CORPORATION
                            OCWEN LOAN SERVICING, LLC
                                    Servicers

                        HOME EQUITY MORTGAGE TRUST 2006-2
                        ASSET-BACKED NOTES, SERIES 2006-2
                                  $587,390,200
                                  (Approximate)

--------------------------------------------------------------------------------
You should carefully review the information in "Risk Factors" on page S-14 in this prospectus supplement and page 1 in the prospectus.

This prospectus supplement may be used to offer and sell the securities only if accompanied by the prospectus.
--------------------------------------------------------------------------------

The issuing entity will issue:

o Sixteen classes of the Series 2006-2 Notes and two classes of Series 2006-2 Certificates are being offered hereby. You can find a list of the offered notes and certificates, together with their initial class principal balances, initial interest rates and certain other characteristics in the table beginning on page S-6 of this prospectus supplement and the footnotes that follow. Principal and interest, as applicable, on the offered notes and certificates will be paid monthly. The first expected payment date will be May 25, 2006.

o The offered notes and certificates represent obligations of the Home Equity Mortgage Trust 2006-2 only and do not represent an interest in or obligation of the sponsor, the depositor, the servicers, the special servicer, the seller, the indenture trustee, the owner trustee, the underwriter or any of their affiliates or any other entity.

Home Equity Mortgage Trust 2006-2:

o will consist primarily of two mortgage loan groups. The group 1 loans will consist primarily of a pool of primarily second lien fixed rate residential mortgage loans. The group 2 loans will consist primarily of home equity revolving lines of credit.

Credit Enhancement:

o Subordination provided by the mezzanine and subordinate notes to the related senior notes.

o Subordination provided to the mezzanine notes by the related mezzanine and subordinate notes lower in priority and subordination provided to the subordinate notes by the related subordinate notes lower in priority.

o     Excess interest used to create and maintain overcollateralization.

o     A swap agreement for the Class 1A, Class 1M and Class 1B Notes.

o A financial guaranty insurance policy with respect to the Class 2A-1 Notes and the Class G Certificates.

                                  [LOGO] FGIC

      Credit Suisse Securities (USA) LLC, as underwriter, will buy the offered securities from Asset Backed Securities Corporation, the depositor, at a price equal to approximately 99.83% of their face value. The depositor will pay the expenses related to the issuance of the notes from these proceeds. The underwriter will sell the offered securities purchased by it from time to time in negotiated transactions at varying prices determined at the time of sale.

      Neither the SEC nor any state securities commission has approved or disapproved these securities or determined if this prospectus supplement or the prospectus is accurate or complete. Any representation to the contrary is a criminal offense.

      The Attorney General of the State of New York has not passed on or endorsed the merits of this offering. Any representation to the contrary is unlawful.

                                  Credit Suisse

                                 April 26, 2006

              Important Notice About Information Presented in this
                    Prospectus Supplement and the Prospectus

      You should rely only on the information contained in this document or to which we have referred you in this prospectus supplement. We have not authorized anyone to provide you with information that is different. This document may only be used where it is legal to sell these securities.

      We provide information to you about the offered securities in two separate documents that progressively provide more detail:

      o the prospectus, which provides general information, some of which may not apply to your series of securities; and

      o this prospectus supplement, which describes the specific terms of your series of securities.

      The depositor's principal executive offices are located at Eleven Madison Avenue, 4th Floor, New York, New York 10010. Its telephone number is (212) 325-2000.

      We include cross-references in this prospectus supplement and the accompanying prospectus to captions in these materials where you can find further related discussions.

      Some of the statements contained or incorporated by reference in this prospectus supplement and the accompanying prospectus consists of forward-looking statements relating to future economic performance or projections and other financial items. These statements can be identified by the use of forward-looking words such as "may," "will," "should," "expects," "believes," "anticipates," "estimates," "assumed characteristics" "structuring assumptions," "prepayment assumption," or other comparable words. Forward-looking statements are subject to a variety of risks and uncertainties that could cause actual results to differ from the projected results. Those risks and uncertainties include, among others, general economic and business conditions, competition, changes in political, social and economic conditions, regulatory initiatives and compliance with governmental regulations, customer preferences and various other matters, many of which are beyond our control. Because we cannot predict the future, what actually happens may be very different from what we predict in our forward-looking statements.

      Some capitalized terms used in this prospectus supplement have the meanings given below under "Description of the Securities--Glossary of Terms."

                                TABLE OF CONTENTS

                                                                            Page

SUMMARY ..............................................................       S-4
RISK FACTORS .........................................................      S-14
THE MORTGAGE POOL ....................................................      S-27
       General .......................................................      S-27
       Pool Characteristics ..........................................      S-29
       Representations and Warranties ................................      S-46
       Pre-Funding and Conveyance of Subsequent Mortgage Loans .......      S-47
       Underwriting Standards ........................................      S-48
       Additional Information ........................................      S-50
STATIC POOL INFORMATION ..............................................      S-50
THE SPONSOR ..........................................................      S-50
THE DEPOSITOR ........................................................      S-51
SERVICERS AND THE SPECIAL SERVICER ...................................      S-51
       PNC Bank, N.A .................................................      S-51
       Wilshire Credit Corporation ...................................      S-54
       Ocwen Loan Servicing, LLC .....................................      S-58
       Select Portfolio Servicing, Inc. ..............................      S-62
THE ISSUING ENTITY ...................................................      S-67
THE OWNER TRUSTEE ....................................................      S-67
THE INDENTURE TRUSTEE ................................................      S-68
THE CUSTODIANS .......................................................      S-69
THE COUNTERPARTY .....................................................      S-70
THE INSURER ..........................................................      S-70
THE SERVICING AGREEMENT ..............................................      S-72
       General .......................................................      S-72
       Servicing Compensation and
          Payment of Expenses ........................................      S-73
       Adjustment to Servicing Fee in Connection with
          Prepaid Mortgage Loans .....................................      S-74
       Advances from the Servicers ...................................      S-74
       Loss Mitigation Procedures ....................................      S-75
       Optional Purchase of Defaulted Loans;
          Specially Serviced Loans ...................................      S-76
       Credit Risk Manager ...........................................      S-76
       Servicer Events of Default ....................................      S-76
THE INDENTURE AND TRUST AGREEMENT ....................................      S-77
       General .......................................................      S-77
       Assignment of Mortgage Loans ..................................      S-77
       Events of Default .............................................      S-78
       Rights Upon Event of Default ..................................      S-78
       Reports to Noteholders ........................................      S-80
DESCRIPTION OF THE SECURITIES ........................................      S-82
       General .......................................................      S-82
       Senior Notes ..................................................      S-82
       Subordinate Notes .............................................      S-82
       Certificates ..................................................      S-83
       Designations ..................................................      S-83
       Payments ......................................................      S-84
       Book-Entry Notes ..............................................      S-84
       Pre-Funding Accounts ..........................................      S-85
       Capitalized Interest Accounts .................................      S-86
       Glossary of Terms .............................................      S-86
       Calculation of One-Month LIBOR ................................      S-97
       Payments of Interest ..........................................      S-98
       The Swap Agreement ............................................      S-99
       Payments of Principal .........................................     S-104
       Credit Enhancement ............................................     S-107
       Purchase of Additional Balances ...............................     S-113
       Voting Rights .................................................     S-114
       Optional Termination; Auction Sale ............................     S-114
       Final Scheduled Payment Date ..................................     S-116
       Certain Rights of the Insurer .................................     S-116
YIELD, PREPAYMENT AND MATURITY CONSIDERATIONS.........................     S-116
       General Prepayment Considerations .............................     S-116
       Special Yield Considerations ..................................     S-117
       Principal Prepayments and Compensating Interest ...............     S-118
       Mandatory Prepayment ..........................................     S-119
       Overcollateralization .........................................     S-119
       Weighted Average Lives ........................................     S-119
       Yield Sensitivity of the Subordinate Notes ....................     S-131
       Additional Yield Considerations Applicable Solely to
          the Class 1A-R Certificates and Class 2A-R
          Certificates ...............................................     S-132
MATERIAL FEDERAL INCOME TAX CONSEQUENCES .............................     S-133
       Backup Withholding with Respect to the Offered Notes ..........     S-135
       Special Tax Considerations Applicable to
          Residual Certificates ......................................     S-135
METHOD OF DISTRIBUTION ...............................................     S-136
LEGAL MATTERS ........................................................     S-137
EXPERTS ..............................................................     S-137
LEGAL PROCEEDINGS ....................................................     S-137
AFFILIATES AND RELATED TRANSACTIONS ..................................     S-138
RATINGS ..............................................................     S-138
LEGAL INVESTMENT .....................................................     S-139
ERISA CONSIDERATIONS .................................................     S-139
ANNEX I GLOBAL CLEARANCE, SETTLEMENT AND TAX
       DOCUMENTATION PROCEDURES ......................................       I-1
ANNEX II SWAP AGREEMENT LOWER BOUNDS AND UPPER BOUNDS ................      II-1

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                                     Summary

This summary highlights selected information from this prospectus supplement and does not contain all of the information necessary to make your investment decision. Please read this entire prospectus supplement and the accompanying prospectus carefully for additional information about the offered securities.

Issuing Entity or Trust ....  Home Equity Mortgage Trust 2006-2.

Title of the offered
  securities ...............  Asset-Backed Notes, Series 2006-2.

Depositor ..................  Asset Backed Securities Corporation.

Sponsor and Seller .........  DLJ Mortgage Capital, Inc.

Servicers .................   Wilshire Credit Corporation (referred to in this
                              prospectus supplement as Wilshire Credit) and Ocwen Loan Servicing, LLC (referred to in this prospectus supplement as Ocwen) will initially service approximately 64.59% and 35.41% (by principal balance as of the cut-off date), respectively, of the initial group 1 loans. PNC
                              Bank, N.A. (referred to in this prospectus supplement as PNC) will service the initial group
                              2 loans.

Special Servicer ...........  Select Portfolio Sevicing, Inc. (referred to in this prospectus supplement as SPS).

Originators ................  Approximately 11.43% of the initial group 1 loans
                              (by principal balance as of the cut-off date) were originated pursuant to the Credit Suisse Financial Corporation mortgage conduit. CIT Consumer Finance and Quicken Loans, Inc. are the originators with respect to approximately 14.57% and 13.10%, respectively, of the initial group 2 loans (by principal balance as of the cut-off date), and no other entity is the originator with respect to 10% or more of the initial mortgage loans in either loan group.

Indenture Trustee ..........  U.S. Bank National Association.

Owner Trustee ..............  Wilmington Trust Company.

Custodians .................  J.P. Morgan Trust Company, N.A. and LaSalle Bank
                              National Association.

Counterparty under the
  Swap Agreement ...........  Credit Suisse International (referred to in this prospectus supplement as CSi or the counterparty).

Insurer ....................  Financial Guaranty Insurance Company (referred to in this prospectus supplement as FGIC or the insurer).

Credit Risk Manager ........  Clayton Fixed Income Services Inc.

Mortgage pool ..............  The initial group 1 loans consist of 6,819 primarily fixed rate primarily second lien mortgage loans with an aggregate principal balance of

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

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                              approximately $330,708,123 as of the cut-off date.
                              The initial group 2 loans consist of 2,778 adjustable rate primarily second lien home equity revolving credit lines with an aggregate principal balance of approximately $209,218,712 as of the cut-off date.

Cut-off date ...............  For the initial mortgage loans, April 1, 2006.

Closing date ...............  On or about April 28, 2006.

Payment dates ..............  Beginning on May 25, 2006 and thereafter on the
                              25th of each month or, if the 25th is not a business day, on the next business day.

Determination dates ........  The second business day following the 15th day of each month.

Form of offered
  securities ...............  The offered notes will be book-entry notes. The
                              Class 1A-R Certificates and Class 2A-R
                              Certificates will be physical certificates.

                              See "Description of the Securities--Book-Entry Notes" in this prospectus supplement.

Minimum denominations ......  The offered notes will be issued in minimum denominations (by principal balance) of $25,000 and integral multiples of $1 in excess thereof. The Class 1A-R Certificates and Class 2A-R Certificates will be issued in minimum percentage interests of 20%.

ERISA considerations .......  The offered notes may be eligible for purchase by persons investing assets of employee benefit plans or individual retirement accounts, subject to important considerations. Sales of the Class 1A-R Certificates and Class 2A-R Certificates to such plans or retirement arrangements are prohibited, except as permitted under "ERISA Considerations" in this prospectus supplement.

                              See "ERISA Considerations" in this prospectus supplement and in the accompanying prospectus.

Legal investment ...........  The offered securities will not be "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984.

                              See "Legal Investment" in this prospectus supplement and in the accompanying prospectus.

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

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
                                            Offered Securities
------------------------------------------------------------------------------------------------------------
                              Initial
                               Class          Initial Rating
  Class     Interest Rate    Balance(1)     (S&P/Moody's/Fitch)       Designations     Final Payment Date
------------------------------------------------------------------------------------------------------------
Class A Notes
------------------------------------------------------------------------------------------------------------
   1A-1      5.3672%(2)     $205,670,000        AAA/Aaa/AAA         Senior/Fixed Rate     July 25, 2036
------------------------------------------------------------------------------------------------------------
   1A-2      5.4100%(2)     $ 25,700,000        AAA/Aaa/AAA         Senior/Fixed Rate     July 25, 2036
------------------------------------------------------------------------------------------------------------
   1A-3      LIBOR plus     $ 25,700,000        AAA/Aaa/AAA              Senior/          July 25, 2036
              0.250%(3)                                              Adjustable Rate
------------------------------------------------------------------------------------------------------------
   2A-1      LIBOR plus     $240,000,000        AAA/Aaa/AAA          Senior/Insured/      July 25, 2036
              0.160%(3)                                              Adjustable Rate
------------------------------------------------------------------------------------------------------------
Class M Notes and Class B Notes
------------------------------------------------------------------------------------------------------------
   1M-1      LIBOR plus     $ 15,750,000        AA+/Aa1/AA+            Mezzanine/         July 25, 2036
              0.340%(3)                                              Adjustable Rate
------------------------------------------------------------------------------------------------------------
   1M-2      LIBOR plus     $ 18,200,000         AA/Aa2/AA             Mezzanine/         July 25, 2036
              0.360%(3)                                              Adjustable Rate
------------------------------------------------------------------------------------------------------------
   1M-3      LIBOR plus     $  7,000,000        AA-/Aa3/AA-            Mezzanine/         July 25, 2036
              0.380%(3)                                              Adjustable Rate
------------------------------------------------------------------------------------------------------------
   1M-4      LIBOR plus     $  8,750,000          A+/A1/A+             Mezzanine/         July 25, 2036
              0.480%(3)                                              Adjustable Rate
------------------------------------------------------------------------------------------------------------
   1M-5      LIBOR plus     $  7,350,000           A/A2/A              Mezzanine/         July 25, 2036
              0.520%(3)                                              Adjustable Rate
------------------------------------------------------------------------------------------------------------
   1M-6      LIBOR plus     $  5,600,000          A-/A3/A-             Mezzanine/         July 25, 2036
              0.600%(3)                                              Adjustable Rate
------------------------------------------------------------------------------------------------------------
   1M-7      LIBOR plus     $  6,470,000       BBB+/Baa1/BBB+          Mezzanine/         July 25, 2036
              1.100%(3)                                              Adjustable Rate
------------------------------------------------------------------------------------------------------------
   1M-8      LIBOR plus     $  4,900,000        BBB/Baa2/BBB           Mezzanine/         July 25, 2036
              1.200%(3)                                              Adjustable Rate
------------------------------------------------------------------------------------------------------------
   1M-9      LIBOR plus     $  4,550,000       BBB-/Baa3/BBB-          Mezzanine/         July 25, 2036
              2.200%(3)                                              Adjustable Rate
------------------------------------------------------------------------------------------------------------
   1B-1      LIBOR plus     $  7,000,000        BB+/Ba1/BBB-          Subordinate/        July 25, 2036
              3.500%(3)                                              Adjustable Rate
------------------------------------------------------------------------------------------------------------
   2M-1      LIBOR plus     $  2,250,000       BBB-/Baa2/BBB+          Mezzanine/         July 25, 2036
              2.050%(3)                                              Adjustable Rate
------------------------------------------------------------------------------------------------------------
   2M-2      LIBOR plus     $  2,500,000        NA/Baa3/BBB            Mezzanine/         July 25, 2036
              2.950%(3)                                              Adjustable Rate
------------------------------------------------------------------------------------------------------------
Residual Certificates
------------------------------------------------------------------------------------------------------------
   1A-R          (4)        $        100         AAA/NA/NA               Senior/                NA
                                                                        Residual
------------------------------------------------------------------------------------------------------------
   2A-R          (4)        $        100         AAA/NA/NA               Senior/                NA
                                                                        Residual
------------------------------------------------------------------------------------------------------------
Total Offered Securities    $587,390,200
------------------------------------------------------------------------------------------------------------

                                          Non-Offered Securities
------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------
Certificates
------------------------------------------------------------------------------------------------------------
    1P           (4)        $        100        AAA/NA/NA         Prepayment Charges            NA
------------------------------------------------------------------------------------------------------------
   1X-1       Variable      $  3,360,000            NA                Subordinate               NA
------------------------------------------------------------------------------------------------------------
   1X-2         0.00%       $          0            NA             Charged Off Loans            NA
------------------------------------------------------------------------------------------------------------
   1X-S          (5)        $          0            NA               Interest Only              NA
------------------------------------------------------------------------------------------------------------
    G        LIBOR plus     $          0        AAA/NA/NA           Senior/Insured/             NA
              0.160%(3)                                            Adjustable Rate/
                                                                       Residual
------------------------------------------------------------------------------------------------------------
    2P           (4)        $        100        AAA/NA/NA         Prepayment Charges            NA
------------------------------------------------------------------------------------------------------------
   2X-1       Variable      $  5,250,000            NA                Subordinate               NA
------------------------------------------------------------------------------------------------------------
   2X-2         0.00%       $          0            NA             Charged Off Loans            NA
------------------------------------------------------------------------------------------------------------
Class B Notes
------------------------------------------------------------------------------------------------------------
   1B-2      LIBOR plus     $  4,000,000        BB/Ba2/BB+           Subordinate/         July 25, 2036
              3.500%(3)                                             Adjustable Rate
------------------------------------------------------------------------------------------------------------

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



(1) All note balances are subject to a variance of no more than 10.00% prior to their issuance.

(2) Interest on the Class 1A-1 Certificates and Class 1A-2 Certificates will accrue at the fixed rate set forth above, subject to a cap as described in this prospectus supplement. After the first possible related optional termination date, the fixed pass-through rate on the Class 1A-1 Certificates and Class 1A-2 Certificates will increase.

(3) Interest on the Class 1A-3, Class 1M-1, Class 1M-2, Class 1M-3, Class 1M-4, Class 1M-5, Class 1M-6, Class 1M-7, Class 1M-8, Class 1M-9, Class 1B-1, Class 1B-2, Class 2A-1, Class 2M-1 and Class 2M-2 Notes and the Class G Certificates will accrue based upon One-Month LIBOR plus the margin specified above, subject to caps as described in this prospectus supplement. After the first possible related optional termination date, the applicable note margin for the Class 1A-3, Class 1M-1, Class 1M-2, Class 1M-3, Class 1M-4, Class 1M-5, Class 1M-6, Class 1M-7, Class 1M-8, Class 1M-9, Class 1B-1, Class 1B-2, Class 2A-1, Class 2M-1 and Class 2M-2 Notes and the Class G Certificates will increase as described in this prospectus supplement. For additional information on the calculation of the interest rates, see "Description of the Securities--Payment of Interest."

(4) Interest on the Class 1A-R Certificates and Class 1P Certificates will initially accrue at approximately 10.288% per annum, which is the weighted average of the net mortgage rates of the initial group 1 loans, and will vary after the first payment date. Interest on the Class 2A-R Certificates and Class 2P Certificates will initially accrue at approximately 8.954% per annum, which is the weighted average of the net mortgage rates of the initial group 2 loans, and will vary after the first payment date.

(5) The Class 1X-S Certificates are interest only certificates and are entitled to the excess servicing fee received on the group 1 loans. We refer you to "The Servicing Agreement--Servicing Compensation and Payment of Expenses" in this prospectus supplement.

      The securities offered hereby represent interest solely in the issuing entity and do not represent interests in or obligations of the sponsor, the depositor, the indenture trustee, the owner trustee, the servicers, the special servicer, the underwriter or any of their affiliates.

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

--------------------------------------------------------------------------------

Record Date

With respect to the Class 1A-1, Class 1A-2, Class1A-3, Class 1M-1, Class 1M-2, Class 1M-3, Class 1M-4, Class 1M-5, Class 1M-6, Class 1M-7, Class 1M-8, Class 1M-9, Class 1B-1, Class 2A-1, Class 2M-1 and Class 2M-2 Notes and any payment date, the close of business on the business day immediately prior to that payment date. With respect to the Class 1A-R Certificates and Class 2A-R Certificates and any payment date, the close of business on the last business day of the preceding calendar month.

The Mortgage Pool

On the closing date, the issuing entity will acquire an initial pool of mortgage loans and home equity revolving credit lines which will be secured by mortgages, deeds of trust, or other security instruments, all of which are referred to in this prospectus supplement as mortgages. The pool will be divided into two loan groups.

Group 1 loans

As of the cut-off date, the initial group 1 loans consist of 6,819 primarily fixed-rate, fully amortizing and balloon primarily second lien closed-end mortgage loans with an aggregate principal balance of approximately $330,708,123, all of which have original terms to stated maturity of between 5 and 30 years.

The initial group 1 loans will generally have the following characteristics:

Weighted average remaining
term to stated maturity.................207 months
Weighted average mortgage rate.............10.813%
Weighted average net mortgage rate.........10.288%
Maximum original combined
loan-to-value ratio........................100.00%
Weighted average original combined
loan-to-value ratio.........................95.20%

Group 2 loans

As of the cut-off date, the initial group 2 loans consist of 2,778 adjustable rate, primarily second lien home equity revolving credit lines with an aggregate principal balance of approximately $209,218,712, all of which have original terms to stated maturity of between 10 and 30 years.

The initial group 2 loans will generally have the following characteristics:

Weighted average remaining
term to stated maturity.................265 months
Weighted average mortgage rate..............9.479%
Weighted average net mortgage rate..........8.954%
Maximum original combined
loan-to-value ratio........................100.00%
Weighted average original combined
loan-to-value ratio.........................86.26%

As described herein, additional mortgage loans, referred to herein as subsequent mortgage loans, may be added to each loan group after the closing date.

We refer you to "The Mortgage Pool" in this prospectus supplement for more detail.

Relationship Between Loan Groups and Securities

The Class 1A-1, Class 1A-2, Class 1A-3, Class 1M-1, Class 1M-2, Class 1M-3, Class 1M-4, Class 1M-5, Class 1M-6, Class 1M-7, Class 1M-8, Class 1M-9, Class 1B-1 and Class 1B-2 Notes and the Class 1A-R, Class 1P, Class 1X-1, Class 1X-2 and Class 1X-S Certificates will only be entitled to payments received with respect of the group 1 loans. The Class 2A-1, Class 2M-1 and Class 2M-2 Notes and the Class G, Class 2A-R, Class 2P, Class 2X-1 and Class 2X-2 Certificates and will only be entitled to payments received with respect of the group 2 loans.

Removal, Substitution and Repurchase of a Mortgage Loan

In the event of a material breach of a representation and warranty made by the sponsor with respect to a mortgage loan, or in the event that a required loan document is not included in the mortgage file for a mortgage loan, the sponsor will be required to either cure the breach in all material respects, substitute a new mortgage loan for the affected mortgage loan or repurchase the mortgage loan from the issuing entity.

Fees and Expenses

Before forwarding all collections on the mortgage loans it services, each servicer will be entitled to deduct any reimbursable expenses and its servicing fee, equal to its servicing fee rate (subject to reduction as described in this prospectus supplement) multiplied by the total principal balance of the mortgage loans it services. The sum of the servicing fee rate and the excess servicing fee rate, if any, for

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

--------------------------------------------------------------------------------

the servicers is expected to be 0.50% per annum of the outstanding principal balance of each mortgage loan. In addition, each servicer will be entitled to certain ancillary fees as described in the servicing agreement, and investment income and amounts held in the related collection account.

The indenture trustee will be entitled to its indenture trustee fee rate multiplied by the total principal balance of the mortgage loans. The indenture trustee fee rate is expected to be 0.0075% per annum of the outstanding principal balance of each mortgage loan.

Expenses of the servicers and the indenture trustee that are permitted to be reimbursed under the servicing agreement and the indenture will be paid prior to any payments to the securityholders.

We refer you to "The Servicing Agreement--Servicing Compensation and Payment of Expenses" and "The Indenture Trustee" in this prospectus supplement for more detail.

Pre-Funding Accounts

On the closing date, the depositor will deposit approximately $19,292,077 and $40,781,488 into two separate segregated accounts maintained with the indenture trustee, each referred to in this prospectus supplement as a pre-funding account. The issuing entity will use these amounts to buy additional mortgage loans from the sponsor to be added to loan group 1 and loan group 2, respectively, after the closing date and prior to July 24, 2006. The depositor must satisfy certain conditions specified in the indenture before it can sell additional mortgage loans to the issuing entity. If any amounts are left in a pre-funding account on July 24, 2006, the holders of the related offered notes will receive those amounts as a principal payment, in accordance with the priorities set forth herein, on the July 2006 payment date.

Capitalized Interest Accounts

On the closing date, the depositor will deposit into two separate segregated accounts maintained with the indenture trustee, each referred to in this prospectus supplement as a capitalized interest account, the amount, if any, specified in the indenture. Funds on deposit in each capitalized interest account may be applied by the indenture trustee to cover a portion of certain shortfalls in the amount of interest generated by the assets of the related loan group attributable to the pre-funding feature during the pre-funding period.

Distributions on the Offered Securities

Interest Payments

The accrual period for the Class 1A-1, Class 1A-2, Class 1A-3, Class 1M-1, Class 1M-2, Class 1M-3, Class 1M-4, Class 1M-5, Class 1M-6, Class 1M-7, Class 1M-8, Class 1M-9, Class 1B-1, Class 1B-2, Class 2A-1, Class 2M-1 and Class 2M-2 Notes and the Class G Certificates and any payment date is the period commencing on the immediately preceding payment date (or, in the case of the first payment date, the closing date) and ending on the day preceding that payment date. The accrual period for the Class 1A-R, Class 1P, Class 2A-R and Class 2P Certificates is the calendar month preceding that payment date.

On each payment date, you will be entitled to the following:

      o interest at the related note interest rate during the related accrual period;

      o interest due on a prior payment date that was not paid and interest thereon; and

      o basis risk shortfalls from prior payment dates, payable from the related monthly excess cashflow available therefor and, in the case of the Class 1A, Class 1M and Class 1B Notes, amounts received under the swap agreement, in each case as described in this prospectus supplement.

We refer you to "Description of the Securities" in this prospectus supplement for more detail.

Principal Payments

General. As the mortgagors pay principal on the mortgage loans and as the servicers advance principal, that principal is passed on to the holders of the related securities. However, not every class of securities will be entitled to receive principal on each payment date.

Loan Group 1. On each payment date, a portion of the principal received on the group 1 loans will be distributed to the holders of the Class 1A-1, Class 1A-2, Class 1A-3, Class 1M-1, Class 1M-2, Class 1M-3, Class 1M-4, Class 1M-5, Class 1M-6, Class 1M-7, Class 1M-8, Class 1M-9, Class 1B-1 and Class 1B-2 Notes and the Class 1A-R, Class 1P and Class X-1 Certificates, as described in "Description of the Securities" in this prospectus supplement.

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

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The manner of distributing principal among the classes of securities relating to loan group 1 will differ, as described in this prospectus supplement, depending upon whether a payment date occurs before the payment date in May 2009 or on or after that payment date, and depending upon the delinquency and loss experience of the group 1 loans.

Loan Group 2. Except as set forth below, on each payment date, a portion of the principal received on the group 2 loans will be distributed to the holders of the Class 2A-1, Class 2M-1 and Class 2M-2 Notes and the Class 2A-R, Class 2P, Class G and Class 2X-1 Certificates as described in "Description of the Securities" in this prospectus supplement.

The amount of principal payable with respect to the securities related to the group 2 loans will be determined in accordance with a formula that takes into account the principal collections received each month on the group 2 loans less the portion thereof used to fund additional draws made by borrowers on the group 2 loans for such month. The group 2 loans are home equity revolving lines of credit that may be drawn upon during the related draw period. All draws that occur on the group 2 loans during any collection period during the managed amortization period will be funded by principal collections on the group 2 loans during that collection period and those principal collections will not be payable to the holders of the related securities. In the event that draws during a particular collection period are greater than principal collections for that collection period, then PNC, as the initial holder of the Class G Certificates, or its successor, will fund the difference as an additional balance advance amount and future principal collections received in a collection period on the mortgage loans will be remitted to PNC, as holder of the Class G Certificates, as reimbursement of the additional balance advance amounts prior to distributions of principal on the securities. Notwithstanding the preceding two sentences, draws made during the rapid amortization period will not be transferred to the issuing entity but will be retained by PNC and PNC will be reimbursed on a pro rata basis as described in this prospectus supplement with the issuing entity for collections received on the related group 2 loans.

We refer you to "Description of the Securities" in this prospectus supplement for more detail.

Swap Agreement

U.S. Bank National Association, as indenture trustee, on behalf of the issuing entity, will enter into a swap agreement with the counterparty for the benefit of the securities related to loan group 1. On each swap payment date, the indenture trustee will be obligated to make fixed payments, and the counterparty will be obligated to make floating payments, in each case as set forth in the swap agreement and as described in this prospectus supplement. To the extent that the fixed payment exceeds the floating payment in respect of any swap payment date, amounts otherwise available to the securities related to loan group 1 will be applied to make a net swap payment to the counterparty. To the extent that the floating payment exceeds the fixed payment in respect of any swap payment date, the counterparty will make a net swap payment to the indenture trustee, which shall be used to cover certain interest shortfalls and losses on the securities related to loan group 1 as described in this prospectus supplement.

We refer you to "Description of the Securities--The Swap Agreement" in this prospectus supplement for more detail.

Prepayment Charges on the Mortgage Loans

The prepayment charges received by the servicers from collections on the mortgage loans will not be available for distributions of principal or interest due on the offered securities. The Class 1P Certificates and Class 2P Certificates are entitled to the prepayment charges the servicers collect from collections on the group 1 loans and group 2 loans, respectively.

Credit Enhancement

Credit enhancement for the offered securities includes overcollateralization and subordination features, the swap agreement with respect to the securities related to loan group 1 and the financial guaranty insurance policy with respect to the Class 2A-1 Notes and Class G Certificates only, to reduce delays in payments and losses on some classes of notes in varying degrees.

Overcollateralization. The mortgage loans in each loan group bear interest each month in an amount that in the aggregate is expected to exceed the amount needed to pay monthly interest on the offered securities in that loan group, and the Class 1B-2 Notes and the Class 1X-S Certificates and Class 1P Certificates, in the case of loan group 1, and the Class G Certificates and Class 2P Certificates, in the case of loan group 2, certain fees and expenses of the issuing entity and in the case of loan group 1, any net swap payments due to the counterparty. This excess

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

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interest will be applied, as necessary, in reduction
of the principal balance of the offered securities in the related loan group, and the Class 1B-2 Notes and the Class 1P Certificates, in the case of loan group 1, and the Class G Certificates and Class 2P Certificates, in the case of loan group 2, in order to create and maintain the required level of overcollateralization for that loan group. The overcollateralization for each loan group, as available, may be used to absorb losses on the mortgage loans in that loan group. The required level of overcollateralization for each loan group may increase or decrease over time. We cannot assure you that sufficient interest will be generated by the mortgage loans in a loan group to create or maintain the required level of overcollateralization for that loan group.

Subordination. There are two types of subordination in this transaction:

      o The senior securities related to each loan group will have payment priority over the subordinate notes of that loan group. Some classes of subordinate notes related to each loan group will also be subordinate to each other class of subordinate notes in that loan group with a higher payment priority.

      o Losses that are realized when the unpaid principal balance on a mortgage loan and accrued but unpaid interest on such mortgage loan exceed the proceeds recovered upon liquidation and in the case of loan group 1, that are not covered by amounts on deposit in the swap account, will first reduce available excess interest and then reduce the overcollateralization amount for the related loan group. If there is no overcollateralization for that loan group at that time, losses on the mortgage loans in that loan group, to the extent there is no excess interest and, in the case of loan group 1, amounts available under the swap agreement, are insufficient to cover those losses, will be allocated to the related mezzanine and subordinate notes in the reverse order of their priority of payment, until the principal amount of the related mezzanine and subordinate notes is reduced to zero. If the applicable subordination is insufficient to absorb losses, holders of the senior notes may never receive all of their principal payments, provided that the financial guaranty insurance policy will unconditionally and irrevocably guarantee (i) for any payment date prior to the final scheduled payment date, the excess, if any, of the related aggregate collateral balance over the aggregate class principal balance of the Class 2A-1 Notes and Class G Certificates (after giving effect to any principal payments, other than amounts paid in respect of the financial guaranty insurance policy, on such payment date) and (ii) the class principal balance of the Class 2A-1 Notes and Class G Certificates to the extent unpaid on the payment date in July 2036, also referred to as the final scheduled payment date.

We refer you to "Description of the Securities--Credit
Enhancement--Subordination" in this prospectus supplement for more detail.

Swap Agreement. In certain circumstances, payments made to the issuing entity under the swap agreement may be available to cover certain realized losses on the group 1 loans.

We refer you to "Description of the Securities--Credit Enhancement--The Swap Agreement" in this prospectus supplement for more detail.

Financial Guaranty Insurance Policy. The Class 2A-1 Notes and Class G Certificates will have the benefit of a financial guaranty insurance policy pursuant to which Financial Guaranty Insurance Company will unconditionally and irrevocably guarantee (i) certain interest shortfalls on each payment date, (ii) for any payment date prior to the final scheduled payment date, the excess, if any, of the related aggregate collateral balance over the aggregate class principal balance of the Class 2A-1 Notes and Class G Certificates (after giving effect to any principal payments, other than amounts paid in respect of the financial guaranty insurance policy, on such payment date) and (iii) the class principal balance of the Class 2A-1 Notes and Class G Certificates to the extent unpaid on the payment date in July 2036. However, the financial guaranty insurance policy will not cover any amounts that constitute interest shortfalls or basis risk shortfalls in respect of the Class 2A-1 Notes or the Class G Certificates.

We refer you to "Description of the Securities--Credit Enhancement--The Financial Guaranty Insurance Policy" in this prospectus supplement.

Optional Termination; Auction Sale

On any payment date on which the aggregate principal balance of the mortgage loans in a loan

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

--------------------------------------------------------------------------------

group, together with any amount on deposit in the related pre-funding account, is less than 10% of the aggregate principal balance of the initial mortgage loans in that loan group as of the cut-off date plus the amount on deposit in the related pre-funding account on the closing date, and certain conditions in the indenture are satisfied, the terminating entity, as described in the indenture, may, but will not be required to, purchase from the issuing entity all remaining mortgage loans in that loan group, thereby causing an early retirement of the related securities. If the terminating entity purchases all of the mortgage loans in the loan group related to your securities, you will receive a final distribution and the related REMICs will be terminated.

If the terminating entity does not exercise its option to purchase the mortgage loans in a loan group as described above when it is first entitled to do so, the fixed pass-through rates or margins, as applicable, on the Class 1A-1, Class 1A-2, Class 1A-3, Class 1M-1, Class 1M-2, Class 1M-3, Class 1M-4, Class 1M-5, Class 1M-6, Class 1M-7, Class 1M-8, Class 1M-9, Class 1B-1, Class 1B-2, Class 2A-1, Class 2M-1 and Class 2M-2 Notes will be increased as described in this prospectus supplement.

If the option to purchase the mortgage loans in a loan group and the other related assets of the issuing entity as described above is not exercised and the aggregate outstanding principal balance of the mortgage loans in that loan group, together with any amount on deposit in the related pre-funding account, declines below 5% of the aggregate principal balance of the initial mortgage loans in that loan group as of the cut-off date plus the amount on deposit in the related pre-funding account on the closing date, the indenture trustee will conduct an auction to sell the mortgage loans in that loan group and the other related assets in the issuing entity.

The indenture trustee will not be permitted to sell the mortgage loans in a loan group and the other related assets in the issuing entity pursuant to any auction unless at least three bids are received and the winning bid meets or exceeds the amount calculated under "Description of the Securities--Optional Termination; Auction Sale" in this prospectus supplement.

If the first auction of the mortgage loans in a loan group and the other related assets of the issuing entity is not successful, the indenture trustee will conduct an additional auction for that loan group every six months until the earlier of (a) the completion of a successful auction and (b) the exercise by the terminating entity of its purchase option with respect to that loan group.

We refer you to "Description of the Securities-- Optional Termination; Auction Sale" in this prospectus supplement for more detail.

Advances

If the servicer of a mortgage loan (other than PNC) reasonably believes that cash advances can be recovered from a delinquent mortgagor or other collections on that mortgage loan, then that servicer will make cash advances to the issuing entity to cover delinquent mortgage loan payments of principal and interest with respect to the mortgage loans. In the event that a balloon loan is not paid in full on its maturity date, the applicable servicer will be obligated to make advances with respect to the assumed monthly payments that would have been due on such balloon loan based upon the original amortization schedule for the loan, unless that servicer determines that the advance would not be recoverable. In no event will a servicer be obligated to advance the balloon payment due on any balloon loan. PNC will not be required to make any advances with respect to the group 2 loans. Advances are intended to maintain a regular flow of scheduled interest and principal payments on the related securities, and not to guarantee or insure against losses.

We refer you to "The Servicing Agreement-- Advances from the Servicers" in this prospectus supplement for more detail.

Federal Income Tax Consequences

For federal income tax purposes, the issuing entity (exclusive of the swap agreement, the swap account, the basis risk reserve funds, the pre-funding accounts and the capitalized interest accounts) will be treated as seven REMICs. All classes of securities, other than the Class G, Class 1A-R, Class 1X-2, Class 2A-R and Class 2X-2 Certificates, will represent regular interests in a REMIC. The Class 1A-R Certificates will represent ownership of the residual interest in each of REMIC IA, which will hold the group 1 loans, REMIC IB, REMIC IC and REMIC ID. The Class G Certificates will represent ownership of the residual interest in REMIC II-A, which will hold the group 2 loans. The Class 2A-R Certificates will represent ownership of the residual interest in each of REMIC IIB and REMIC IIC.

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

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For further information regarding material income tax considerations in respect of an investment in the offered securities, we refer you to "Material Federal Income Tax Consequences" in this prospectus supplement and "Material Federal Income Tax Considerations" and "State and Other Tax Considerations" in the attached prospectus.

ERISA Considerations

The offered notes are expected to be eligible for purchase by pension, profit-sharing or other employee benefit plans as well as individual retirement accounts and Keogh plans. However, any fiduciary or other investor of assets of a plan that proposes to acquire or hold the offered notes on behalf of or with assets of any plan is encouraged to consult with its counsel with respect to the potential applicability of the fiduciary responsibility provisions of ERISA and the prohibited transaction provisions of ERISA and Section 4975 of the Internal Revenue Code of 1986, as amended, to the proposed investment. Sales of the Class 1A-R Certificates and Class 2A-R Certificates to plans or retirement accounts are prohibited.

We refer you to "ERISA Considerations" in this prospectus supplement and in the attached prospectus for further information.

Legal Investment

The offered securities will not be mortgage related securities for purposes of the Secondary Mortgage Market Enhancement Act of 1984. You are encouraged to consult your legal advisor in determining whether and to what extent the certificates are legal investments for you.

Ratings

The issuing entity will not issue the offered securities unless they have been assigned ratings at least as high as those listed on page S-6. A rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by either rating agency.

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

                                  Risk Factors

      This prospectus supplement together with the prospectus describes the material risk factors related to your securities. The securities offered under this prospectus supplement are complex securities. You should possess, either alone or together with an investment advisor, the expertise necessary to evaluate the information contained in this prospectus supplement in the context of your financial situation and tolerance for risk.

The return on your            Substantially all of the initial group 1 loans and
securities may be reduced     approximately 97.49% of the initial group 2 loans,
by losses on the related      by principal balance as of the cut-off date, are
mortgage loans, which are     mortgage loans secured by second liens. In the
more likely because           case of second liens, proceeds from liquidation of
substantially all are         the mortgaged property will be available to
secured only by second        satisfy the mortgage loans only if the claims of
liens.                        any senior mortgages have been satisfied in full.
                              When it is uneconomical to foreclose on a mortgaged property or engage in other loss mitigation procedures, the related servicer may write off the entire outstanding balance of the mortgage loan as a bad debt. These are risks particularly applicable to mortgage loans secured by second liens that have high combined loan-to-value ratios or have small balances relative to the total indebtedness of the borrower because it is more likely that the related servicer would determine foreclosure to be uneconomical for those types of mortgage loans than for first lien mortgage loans with low loan-to-value ratios. As of the cut-off date, the weighted average combined loan-to-value ratio at origination of the initial group 1 loans and group
                              2 is approximately 95.20% and 86.26%,
                              respectively.

Increased risk of loss as     Approximately 72.68% and 2.27% of the initial
a result of balloon loans     group 1 loans and initial group 2 loans,
                              respectively, by principal balance as of the cut-off date, are balloon loans. Balloon loans pose a special payment risk because the mortgagor must pay, and the related servicer is NOT obligated to advance, a lump sum payment of principal at the end of the loan term. If the mortgagor is unable to pay the lump sum or refinance such amount, you may suffer a loss if the net proceeds from the collateral for such loan available after satisfaction of the first lien is insufficient and the other forms of credit enhancement are insufficient or unavailable to cover the loss.

The return on your            Loans similar to those included in the issuing
securities may be reduced     entity have been originated for a limited period
in an economic downturn.      of time. During this time, economic conditions
                              nationally and in most regions of the country have been generally favorable. However, a deterioration in economic conditions could adversely affect the ability and willingness of mortgagors to repay their mortgage loans. No prediction can be made as to the effect of an economic downturn on the rate of delinquencies and losses on the mortgage loans.

Underwriting Standards.       The mortgage loans were originated or acquired
                              generally in accordance with the underwriting guidelines described in this prospectus supplement. The underwriting standards for the mortgage loans typically differ from, and are generally less stringent than, the underwriting standards established by Fannie Mae or Freddie
                              Mac. In addition, the mortgage loans may have been made to mortgagors with imperfect credit histories, ranging from minor delinquencies to bankruptcy, or mortgagors with relatively high ratios of monthly mortgage payments to income or relatively high ratios of total monthly credit payments to income. Consequently, the mortgage loans may experience rates of delinquency, foreclosure and bankruptcy that are higher, and that may be substantially higher, than those experienced by mortgage loans underwritten in accordance with higher standards.

                              Changes in the values of mortgaged properties related to the mortgage loans may have a greater effect on the delinquency, foreclosure, bankruptcy and loss experience of the mortgage loans in the issuing entity than on mortgage loans originated under stricter guidelines. We cannot assure you that the values of the mortgaged properties have remained or will remain at levels in effect on the dates of origination of the mortgage loans.

                              We refer you to "The Mortgage Pool--Underwriting Standards" in this prospectus supplement.

Inadequate amount of          If the amount of subsequent mortgage loans for a
subsequent mortgage loans     loan group purchased by the issuing entity is less
will affect the timing        than the amount deposited in the related
and rate of return on an      pre-funding account on the closing date, holders
investment in the related     of the related offered notes will receive a
offered notes.                payment of principal in accordance with the
                              priorities set forth herein on the payment date in July 2006 equal to the amount remaining in the related pre-funding account on July 24, 2006. The depositor expects that the characteristics of the mortgage loans in each loan group as described in this prospectus supplement will not be materially changed by the addition of the related subsequent mortgage loans.

Increased risk of loss as     The concentration of the related mortgaged
a result of geographic        properties in one or more geographic regions may
concentration.                increase the risk of loss to the notes.
                              Approximately 22.17% and 47.37% of the initial group 1 loans and initial group 2 loans, respectively, by principal balance of the initial mortgage loans as of the cut-off date, are secured by mortgaged properties located in California. If any of the mortgage loans in the residential real estates markets in California should experience an overall decline in property values after the dates of origination of those mortgage loans, the rates of delinquency, foreclosure, bankruptcy and loss on the mortgage loans may increase, as compared to those rates in a stable or improving real estate market. The economic condition and housing market in that area may be adversely affected by a variety of events, including a downturn in certain industries or other businesses concentrated in that area, natural disasters such as earthquakes, hurricanes, floods, wildfires and eruptions, and civil disturbances such as riots. The depositor cannot predict whether, or to what extent or for how long, such events may occur.

Debt incurred by the          With respect to mortgage loans which were used for
borrowers in addition to      debt consolidation, there can be no assurance that
that related to the           the borrower will not incur further debt in
mortgage loans could          addition to the mortgage loan. This additional
increase your risk.           debt could impair the ability of borrowers to
                              service their debts, which in turn could result in higher rates of delinquency and loss on the mortgage loans.

Loss mitigation may           The related servicer may use a wide variety of
increase your risk.           practices to limit losses on defaulted mortgage
                              loans, including writing off part of the debt, reducing future payments, and deferring the collection of past due payments. The use of these practices may result in recognition of losses.

Credit scores mentioned       Investors should be aware that credit scores are
in this prospectus            based on past payment history of the related
supplement are not an         borrower. Investors should not rely on credit
indicator of future           scores as an indicator of future borrower
performance of borrowers.     performance.

                              We refer you to "The Mortgage Pool" in this prospectus supplement for more detail.

You may have to hold your     The underwriter intends to make a secondary market
securities to maturity if     for the offered securities, but is not obligated
their marketability is        to do so. There is currently no secondary market
limited.                      for the offered securities. The underwriter cannot
                              give you any assurance that a secondary market will develop or, if it develops, that it will continue. Consequently, you may not be able to sell your offered securities readily or at prices that will enable you to realize your desired yield. The market values of the offered securities are likely to fluctuate; these fluctuations may be significant and could result in significant losses to you.

                              The secondary markets for these types of securities have experienced periods of illiquidity and can be expected to do so in the future. Illiquidity means you may not be able to find a buyer to buy your securities readily or at prices that will enable you to realize a desired yield. Illiquidity can have a severely adverse effect on the prices of securities that are especially sensitive to prepayment, credit or interest rate risk, or that have been structured to meet the investment requirements of limited categories of investors.

The yield on your             The rate of principal payments and yield to
securities will vary          maturity on your notes will be directly related to
depending on the rate of      the rate of principal payments on the related
prepayments.                  mortgage loans, which will be affected by factors
                              including:

                                    o   the amortization schedules of those
                                        mortgage loans;

                                    o   the rate of prepayments by mortgagors,
                                        including prepayments resulting from
                                        refinancing;

                                    o rapid prepayment of the related mortgage loans will result in a reduction of excess spread which will make it difficult to create or maintain overcollateralization;

                                    o   in the case of the notes relating to
                                        loan group 2, whether draws on the group
                                        2 loans exceed principal collections on
                                        those mortgage loans;

                                    o   liquidations of defaulted related
                                        mortgage loans; and

                                    o repurchases of related mortgage loans as a result of defective documentation and breaches of representations and warranties.

                              The rate of principal payments on pools of mortgage loans is influenced by a variety of economic, geographic, social and other factors. For example, if currently offered mortgage rates for similar mortgage loans fall below the mortgage rates on the mortgage loans, the prepayment rate should increase. Conversely, if currently offered mortgage rates rise above the mortgage rates on the mortgage loans, the prepayment rate should decrease.

                              Approximately 41.43% of the initial group 1 loans, by principal balance of the initial group 1 loans as of the cut-off date, impose a charge for early full or partial prepayments of a mortgage loan if such prepayments are made by the mortgagor during a specified period occurring generally during the first four months to five years after origination and the amount of such prepayments in any twelve-month period generally are in excess of 20% of the original principal balance of such mortgage loan. Approximately 0.82% of the initial group 2 loans, by principal balance of the initial group 2 loans as of the cut-off date, impose a charge for early full prepayments (and subsequent closure of the related credit line) of a mortgage loan if such prepayments are made by the mortgagor during a specified period occurring generally during the first one to three years after origination. Such prepayment charges may discourage borrowers from prepaying their mortgage loans during the charge period and, accordingly, affect the rate of prepayment of such mortgage loans even in a declining interest rate environment. Any such prepayment charges will be paid to the Class 1P Certificateholders or Class 2P Certificateholders, as applicable, and will not, in any circumstances, be available for payment of the other securities.

                              The rate of principal payments on your securities will also be affected by any optional termination of the related loan group. In addition, the sponsor may be required to purchase mortgage loans from the issuing entity in the event certain breaches of representations and warranties have not been cured. In addition, the holder of the majority of the Class 1X-2 Certificates or Class 2X-2 Certificates, as applicable, has the option to purchase mortgage loans in the related loan group from the issuing entity that become ninety days or more delinquent.

                              These purchases will have the same effect on the holders of the offered certificates as a prepayment of the related mortgage loans.

If the rate of                We cannot predict the rate at which mortgagors
prepayments on the            will repay their mortgage loans. Please consider
related mortgage loans is     the following:
different than expected,
your yield may be                   o   In general, if you are purchasing a note
considerably lower than                 at a discount, your yield may be lower
anticipated.                            than expected if principal payments on
                                        the related mortgage loans occur at a
                                        slower rate than you expected.

                                    o In general, if you are purchasing a note at a premium, your yield may be lower than expected if principal payments on the related mortgage loans occur at a faster rate than you expected.

                                    o   The earlier a payment of principal
                                        occurs, the greater the impact on your
                                        yield. For example, if you purchase a
                                        note at a premium, although the average
                                        rate of principal payments is consistent with your expectations, if the rate of principal payments occurs initially at a rate higher than expected, which would adversely impact your yield, a subsequent reduction in the rate of principal payments will not offset any adverse yield effect.

                                    o   The earlier a payment of principal
                                        occurs, the greater the impact on your
                                        yield. For example, if you purchase a
                                        note at a premium, although the average
                                        rate of principal payments is consistent with your expectations, if the rate of principal payments occurs initially at a rate higher than expected, which would adversely impact your yield, a subsequent reduction in the rate of principal payments will not offset any adverse yield effect.

                              We refer you to "Yield, Prepayment and Maturity Considerations" in this prospectus supplement for more detail.

There is a risk that          Substantial delays could be encountered in
there may be a delay in       connection with the liquidation of defaulted
receipt of liquidation        mortgage loans. Further, liquidation expenses such
proceeds and liquidation      as legal fees, real estate taxes and maintenance
proceeds may be less than     and preservation expenses will reduce the portion
the mortgage loan             of liquidation proceeds payable to you. In
balance.                      addition, substantially all of the initial
                              mortgage loans are secured by second liens on the related mortgaged property. If a mortgagor on a mortgage loan secured by a second lien defaults, the issuing entity's rights to proceeds on the liquidation of the related mortgaged property are subordinate to the rights of the holder of the first lien on the related mortgaged property.
                              There may not be enough proceeds to pay both the first lien and the second lien. If a mortgaged property fails to provide adequate security for the mortgage loan and the available credit enhancement is insufficient to cover the loss, you will incur a loss on your investment.

There are risks relating      Certain mortgage loans are or may become
to alternatives to            delinquent after the closing date. A servicer may
foreclosure.                  either foreclose on a delinquent mortgage loan or,
                              under certain circumstances, work out an agreement with the related mortgagor, which may involve waiving or modifying any term of the mortgage loan or charge off the mortgage loan. If a servicer extends the payment period or accepts a lesser amount than stated in the mortgage note in satisfaction of the mortgage note or charges off the mortgage loan, your yield may be reduced.

Potential inadequacy of       The overcollateralization and subordination
credit enhancement.           features, and the swap agreement with respect to
                              the securities related to the group 1 loans, and the financial guaranty insurance policy, with respect to the Class 2A-1 Notes, described in this prospectus supplement are intended to enhance the likelihood that holders of the classes of notes will receive regular payments of interest and principal, but such credit enhancements are limited in nature and may be insufficient to cover all losses on the related mortgage loans.

                              Overcollateralization. In order to create and maintain overcollateralization, it will be necessary that the mortgage loans generate more interest than is needed to pay interest on the related securities, to cover losses and to cover the fees and expenses of the issuing entity, including the premium due to the insurer in the case of loan group 2, and in the case of loan group 1, any net swap payments due to the counterparty. We expect that the mortgage loans in each loan group will generate more interest than is needed to pay those amounts, at least during certain periods, because the weighted average net mortgage rate on the mortgage loans will be initially higher than the weighted average note interest rate on the related notes and certificates. We cannot assure you, however, that enough excess interest will be generated to reach and maintain the related overcollateralization level required by the rating agencies. The following factors will affect the amount of excess interest that the mortgage loans will generate:

                                    o   Prepayments. Each time a mortgage loan
                                        is prepaid, total excess interest after
                                        the date of prepayment will be reduced
                                        because that mortgage loan will no
                                        longer be outstanding and generating
                                        interest. Prepayment of a
                                        disproportionately high number of high
                                        rate mortgage loans in a loan group
                                        would have a greater adverse effect on
                                        future excess interest.

                                    o   Defaults. The rate of defaults on the
                                        mortgage loans may turn out to be higher than expected. Defaulted mortgage loans may be liquidated, and liquidated mortgage loans will no longer be outstanding and generating interest.

                                    o   Level of One-Month LIBOR. If One-Month
                                        LIBOR increases, more money will be
                                        needed to distribute interest to the
                                        holders of the Class 1A-3, Class 1M-1,
                                        Class 1M-2, Class 1M-3, Class 1M-4,
                                        Class 1M-5, Class 1M-6, Class 1M-7,
                                        Class 1M-8, Class 1M-9, Class 1B-1,
                                        Class 1B-2, Class 2A-1, Class 2M-1 and
                                        Class 2M-2 Notes and the Class G
                                        Certificates, so less money will be
                                        available from the related loan group as excess interest.

                                    o   Adjustable-rate mortgage loans. The
                                        mortgage rates on the adjustable-rate
                                        mortgage loans will be sensitive to
                                        fluctuations in the levels of the
                                        related indices on those adjustable-rate mortgage loans. If the index on an adjustable-rate mortgage loan decreases, that adjustable-rate mortgage loan will generate less interest.

                              Subordination. If the related excess interest, overcollateralization and in the case of the securities related to loan group 1, amounts available under the swap agreement, together with the subordination of the related subordinate notes and, in the case of the Class 2A-1 Notes, the financial guaranty insurance policy, are insufficient to absorb losses, then certain classes of the related offered securities will incur losses and may never receive all of their principal payments.

Amounts available under       Net swap payments payable to the indenture
the swap agreement from       trustee, on behalf of the issuing entity, under
the counterparty may be       the swap agreement will be available as described
limited                       in this prospectus supplement to pay certain
                              interest shortfalls and to cover certain losses on the Class 1A, Class 1M and Class 1B Notes.
                              However, no net amounts will be payable by the counterparty unless the floating amount owed by the counterparty on a swap payment date exceeds the fixed amount owed to the counterparty on such swap payment date. This will not occur except in periods when one-month LIBOR (as determined pursuant to the swap agreement) exceeds 5.40% per annum. No assurance can be made that any amounts will be received under the swap agreement, or that any such amounts that are received will be sufficient to cover certain interest shortfalls or losses. Any net swap payment payable to the counterparty under the terms of the swap agreement will reduce amounts available for distribution to securityholders related to loan group 1, and may reduce the pass-through rates of the related securities. In addition, any swap termination payment payable to the counterparty in the event of early termination of the swap agreement (other than a swap termination payment due to a counterparty trigger event as described in this prospectus supplement) will reduce amounts available for distribution to securityholders related to loan group 1.

                              Upon early termination of the swap agreement, the indenture trustee, on behalf of the issuing entity, or the counterparty may be liable to make a swap termination payment to the other party (regardless of which party caused the termination). The swap termination payment will be computed in accordance with the procedures set forth in the swap agreement. In the event that the indenture trustee, on behalf of the issuing entity, is required to make a swap termination payment to the counterparty, that payment will be paid on the related swap payment date, and on any subsequent swap payment dates until paid in full, prior to distributions to the Class 1A, Class 1M and Class 1B Notes and the Class 1P Certificates and Class 1X-1 Certificates (other than any swap termination payment due to a counterparty trigger event as described in this prospectus supplement, which swap termination payments will be subordinated to distributions to the Class 1A, Class 1M and Class 1B Notes and the Class 1P Certificates). This feature may result in losses on the securities related to loan group 1. Due to the priority of the applications of the available funds, after the class principal balance of the Class 1B-2 Notes has been reduced to zero, the Class 1B-1 Notes will bear the effects of any shortfalls resulting from a net swap payment to the counterparty or swap termination payment to the counterparty before such effects are borne by the Class 1A Notes, and one or more classes of Class 1M Notes may suffer a loss as a result of such payment.

                              Net swap payments payable to the indenture trustee, on behalf of the issuing entity, by the counterparty under the swap agreement will be used to cover certain interest shortfalls and certain losses as described in this prospectus supplement. However, if the counterparty defaults on its obligations under the swap agreement, then there may be insufficient funds to cover such amounts, and the amount of related excess interest may be reduced. To the extent that distributions on the related offered securities depend in part on payments to be received by the indenture trustee under the swap agreement, the ability of the indenture trustee to make such distributions on such securities will be subject to the credit risk of the counterparty to the swap agreement.

Loan rates may limit          Because the mortgage rates on the group 1 loans
interest rates on the         are fixed and because the note rate on the Class
offered securities.           1A-3, Class 1M-1, Class 1M-2, Class 1M-3, Class
                              1M-4, Class 1M-5, Class 1M-6, Class 1M-7, Class
                              1M-8, Class 1M-9, Class 1B-1 and Class 1B-2 Notes will be a floating rate based on One-Month LIBOR plus the related margin, if the note interest rates on these notes were not capped by the net funds cap as described in this prospectus supplement under "Description of the
                              Securities--Payments of Interest," there may be times when the note interest rates on these notes would exceed the weighted average mortgage rate on the group 1 loans (after deduction of fees), as adjusted for any net swap payments payable to the counterparty and any swap termination payment not due to a counterparty trigger event payable to the counterparty. The loan rates of the group 2 loans adjust based on an index different than One-Month
                              LIBOR. As such, if One-Month LIBOR rises, the holders of the Class 2A-1, Class 2M-1 and Class
                              2M-2 Notes and the Class G Certificates may receive interest at a rate equal to the net funds cap. The difference will be paid to holders of the Class 1A-3, Class 1M-1, Class 1M-2, Class 1M-3,
                              Class 1M-4, Class 1M-5, Class 1M-6, Class 1M-7,
                              Class 1M-8, Class 1M-9, Class 1B-1, Class 1B-2,
                              Class 2A-1, Class 2M-1 and Class 2M-2 Notes and the Class G Certificates on that or future payment dates only if there is enough cash flow generated from excess interest on the related mortgage loans pursuant to the priorities set forth in this prospectus supplement. The financial guaranty insurance policy will not cover any basis risk shortfalls in respect of the Class 2A-1 Notes or the Class G Certificates.

                              In addition, payments from the swap agreement will be used to cover basis risk shortfalls on the notes related to loan group 1 as described in this prospectus supplement. However, if the counterparty defaults on its obligations under the swap agreement, then there may be insufficient funds to cover such amounts, and the amount of excess interest may be reduced. To the extent that payments on the offered notes depend in part on payments to be received by the issuing entity under the swap agreement, the ability of the indenture trustee to make such payments on such notes will be subject to the credit risk of the counterparty.

                              We refer you to "Description of the
                              Securities--Payments of Interest" and "--Credit Enhancement--Overcollateralization" in this prospectus supplement.

The value of your notes       If the performance of the mortgage loans is
may be reduced if losses      substantially worse than assumed by the rating
are higher than expected.     agencies, the ratings of any class of related
                              notes may be lowered in the future. This would probably reduce the value of those notes. None of the issuing entity, the depositor, the sponsor, the indenture trustee, the servicers, the special servicer, the owner trustee or the underwriter or any other entity will have any obligation to supplement any credit enhancement, or to take any other action to maintain any rating of the notes.
                              Consequently, if payments on the mortgage loans are insufficient to make all payments required on the related notes, then you may incur a loss on your investment.

Risks of holding              The protections afforded the senior notes in this
subordinate notes.            transaction create risks for the related
                              subordinate notes. Before purchasing subordinate notes, you should consider the following factors that may adversely impact your yield:

                                    o   Because the subordinate notes receive
                                        interest after the related senior notes
                                        receive their payments of interest,
                                        there is a greater likelihood that the
                                        subordinate notes will not receive the
                                        payments to which they are entitled on
                                        any payment date.

                                    o Losses resulting from the liquidation of defaulted mortgage loans (not covered by amounts on deposit in the swap account in the case of the group 1 loans) first reduce excess interest and then reduce the related level of overcollateralization in the related loan group. If there is no related excess interest or overcollateralization and, in the case of loan group 1, no amounts on deposit in the swap account, losses in a loan group will be allocated to the related subordinate notes in reverse order of their priority of payment. A loss allocation results in a reduction of a class balance without a corresponding payment of cash to the related holder. A lower class balance will result in less interest accruing on the note.

                                    o   The earlier in the transaction that a
                                        loss on a mortgage loan occurs, the
                                        greater the reduction in yield of the
                                        related notes.

                              These risks are more severe for the Class M Notes and Class B Notes with higher numerical class designations and are more severe for the Class B Notes than the Class M Notes.

                              If a servicer determines not to advance a delinquent payment on a mortgage loan because it deems that amount is not recoverable, there may be a shortfall in distributions on the related notes which will impact the Class M Notes if the related Class B Notes are no longer outstanding.

                              We refer you to "Description of the Securities" and "Yield, Prepayment and Maturity
                              Considerations" in this prospectus supplement for more detail.

Violations of consumer        Applicable state laws generally regulate interest
protection laws may           rates and other charges and require specific
result in losses.             disclosures. In addition, other state laws, public
                              policy and general principles of equity relating to the protection of consumers, unfair and deceptive practices and debt collection practices may apply to the origination, servicing and collection of the mortgage loans, including:

                                    o   the federal Truth in Lending Act and
                                        Regulation Z promulgated under the Truth in Lending Act, which require particular disclosures to the borrowers regarding the terms of the mortgage loans;

                                    o   the Equal Credit Opportunity Act and
                                        Regulation B promulgated under the Equal
                                        Credit Opportunity Act, which prohibit
                                        discrimination on the basis of age,
                                        race, color, sex, religion, marital
                                        status, national origin, receipt of
                                        public assistance or the exercise of any right under the Consumer Credit Protection Act, in the extension of credit;

                                    o   the Americans with Disabilities Act,
                                        which, among other things, prohibits
                                        discrimination on the basis of
                                        disability in the full and equal
                                        enjoyment of the goods, services,
                                        facilities, privileges, advantages or
                                        accommodations of any place of public
                                        accommodation; and

                                    o   the Fair Credit Reporting Act, which
                                        regulates the use and reporting of
                                        information related to the borrower's
                                        credit experience.

                              Depending on the provisions of the applicable law and the specific facts and circumstances involved, violations of these laws, policies and principles may limit the ability of a servicer to collect all or part of the principal of or interest on the mortgage loans, may entitle the borrower to a refund of amounts previously paid and in addition, could subject the issuing entity, as owner of the mortgage loans, to damages and administrative enforcement.

Consequences of owning        Limit on Liquidity of Notes. Issuance of the
book-entry notes.             offered notes in book-entry form may reduce the
                              liquidity of such notes in the secondary trading market since investors may be unwilling to purchase notes for which they cannot obtain physical notes.

                              Limit on Ability to Transfer or Pledge. Since transactions in the book-entry notes can be effected only through certain depositories, participating organizations, indirect participants and certain banks, your ability to transfer or pledge a book-entry note to persons or entities that are not affiliated with these organizations or otherwise to take actions in respect of such notes, may be limited due to lack of a physical note representing the book-entry notes.

                              Delays in Payments. You may experience some delay in the receipt of payments on the book-entry notes since the payments will be forwarded by the indenture trustee to a depository to credit the accounts of its participants which will thereafter credit them to your account either directly or indirectly through indirect participants, as applicable.

                              We refer you to "Description of the
                              Securities--Book-Entry Notes" in this prospectus supplement for more detail.

It is impossible to           There is no way to predict the likelihood that the
predict the likelihood        terminating entity described in this prospectus
that the terminating          supplement will exercise its option to purchase
entity will exercise its      the remaining loans in either loan group (or have
option to purchase the        the financial means to do so) on the payment date
mortgage loans on or          when it is first entitled to do so.
after the first possible
optional termination          We refer you to "Description of the
date.                         Securities--Optional Termination; Auction Sale" in
                              this prospectus supplement for more detail.

The recording of              The mortgages or assignments of mortgage for some
mortgages in the name of      of the mortgage loans may be recorded in the name
MERS may affect the yield     of Mortgage Electronic Registration Systems, Inc,
on the notes.                 or MERS, solely as nominee for the originator and
                              its successors and assigns. Subsequent assignments of those mortgages are registered electronically through the MERS(R) System. However, if MERS discontinues the MERS(R) System and it becomes necessary to record an assignment of the mortgage to the indenture trustee, then any related expenses shall be paid by the issuing entity and will reduce the amount available to pay principal of and interest on the outstanding class or classes of securities with the lowest payment priorities. The recording of mortgages in the name of MERS is a new practice in the mortgage lending industry. Public recording officers and others may have limited, if any, experience with lenders seeking to foreclose mortgages, assignments of which are registered with MERS. Accordingly, delays and additional costs in commencing, prosecuting and completing foreclosure proceedings and conducting foreclosure sales of the mortgaged properties could result. Those delays and additional costs could in turn delay the distribution of liquidation proceeds to securityholders and increase the amount of losses on the mortgage loans. For additional information regarding MERS and the MERS(R) System, see "The
                              Indenture and the Trust Agreement--Assignment of Mortgage Loans" and " Yield, Prepayment and
                              Maturity Considerations" in this prospectus supplement.

If servicing is               In certain circumstances, the sponsor may request
transferred,                  that PNC, Wilshire Credit or Ocwen resign and
delinquencies may             appoint a successor servicer. If this happens, a
increase.                     transfer of servicing will occur that may result
                              in a temporary increase in delinquencies on the transferred mortgage loans.

Recent events.                The current situation in Iraq has caused
                              significant uncertainty with respect to global markets. The short term and long term impact of these event is uncertain, but could have a material effect on general economic conditions, consumer confidence and market liquidity. No assurance can be given as to the effect of these events on the rate of delinquencies and losses on the mortgage loans and servicing decisions with respect thereto. Any adverse impact as a result of these events would be borne by the holders of the offered securities.

Recent Developments           On May 18, 2004, the United States District Court
Affecting SPS.                for the District of Massachusetts entered its
                              final approval of the settlement of approximately
                              40 putative class action cases related to SPS. The settlement contemplates that plaintiff's redress would come, in part, from the redress fund established in connection with SPS's settlement with the Federal Trade Commission ("FTC") and the U.S. Department of Housing and Urban Development
                              ("HUD") described below.

                              On May 5, 2004, a West Virginia state court entered an order approving a settlement between SPS and plaintiffs in a putative class action in which plaintiffs alleged that certain of SPS's fees violated provisions of the West Virginia Code and sought an injunction, declaratory relief, actual damages, civil penalties, punitive damages, attorneys' fees, and other relief from SPS. Under the settlement, SPS may resume its previously enjoined foreclosure activities in West Virginia, subject to compliance with applicable law. The settlement requires the approximately 300 West Virginia loans that were in one of two specific categories (i.e., real estate owned or foreclosure) as of January 7, 2003 to be reviewed by a three person panel, including a representative of SPS, to resolve any customer disputes that may exist regarding charges assessed by SPS on such customers' accounts and/or SPS's right to foreclose.

                              On November 12, 2003, SPS announced that it had entered into a final settlement agreement with the FTC and HUD to resolve issues raised during their review of SPS's servicing practices. As part of the settlement, SPS agreed to pay to the FTC the amount of $40 million for the creation of a redress fund for the benefit of consumers allegedly harmed by SPS and to implement certain practices on a prospective basis.

                              SPS has entered into consent agreements with certain state regulatory agencies in Florida, Massachusetts, Michigan, Colorado, California, West Virginia, Kansas and Illinois, which provide for provisions similar to some of those contained in the consent order entered into with the FTC and HUD. While not admitting any liability in any of those agreements, SPS agreed to refund certain amounts to Florida, Massachusetts, California, West Virginia, Kansas and Michigan consumers identified by regulators in those states.

                              Since 2003, SPS has experienced an increased level of scrutiny from various state regulatory agencies and a few states conducted or commenced formal investigations. At present, SPS has concluded all material state regulatory actions in a satisfactory manner and has procedures and controls in place to monitor compliance with the resulting state settlements and consent orders. As a licensed servicer, SPS is examined for compliance with state and local laws by numerous state agencies. No assurance can be given that SPS's regulators will not inquire into its practices, policies or procedures in the future. It is possible that any of SPS's regulators will order SPS to change or revise its practices, policies or procedures in the future. Any such change or revisions may have a material impact on the future income from SPS's operations.

                              The occurrence of one or more of the foregoing events or a determination by any court or regulatory agency that SPS's policies and procedures do not comply with applicable law could lead to downgrades by one or more rating agencies, a transfer of SPS's servicing responsibilities, increased delinquencies on the mortgage loans serviced by SPS, delays in distributions or losses on the offered securities, or any combination of these events.

Developments affecting        On November 24, 2004, Ocwen Federal Bank FSB
Ocwen.                        ("OFB") filed an application for voluntary
                              dissolution with the Office of Thrift Supervision.
                              This voluntary dissolution, sale of its branch facility and deposits in Fort Lee, New Jersey to another bank, and cessation of operations as a federal savings bank resulted in the transfer of all of OFB's remaining assets and liabilities, including its mortgage loan servicing business, to Ocwen. The servicing of the mortgage loans in OFB's servicing portfolio was transferred to Ocwen, effective on June 30, 2005.

                              On April 23, 2004, Standard and Poor's placed its "Strong" residential subprime servicer and residential special servicer ratings assigned to Ocwen on "Credit Watch with negative implications." The reports reflected concerns about the ongoing financial stability of Ocwen and the effect of potential class-action lawsuits alleging predatory servicing practices in which Ocwen was named defendant.

                              A downgrade of Ocwen's ratings below a specified level or a downgrade in the ratings of the notes attributable to Ocwen's servicing of the mortgage loans will result in a servicer event of default under the servicing agreement. If this occurs, a transfer of servicing could occur that may result in a temporary increase in the delinquencies on the transferred mortgage loans, which in turn may result in delays in payments and/or losses on the related securities.

The return on your            The response of the United States to the events of
securities could be           September 11, 2001 and the current situation in
reduced by shortfalls due     Iraq involves military operations. The
to the Servicemembers         Servicemembers Civil Relief Act and comparable
Civil Relief Act.             state and local laws, collectively referred to
                              herein as the Relief Act, provide relief to borrowers who enter active military service and to borrowers in reserve status, including members of the National Guard, who are called to active duty after the origination of their mortgage loan. The
                              Servicemembers Civil Relief Act provides generally that these borrowers may not be charged interest on a mortgage loan in excess of 6% per annum during the period of the borrower's active duty.
                              Shortfalls that occur due to the application of the Relief Act are not required to be paid by the borrower at any future time, will not be advanced by the related servicer and, to the extent excess interest is insufficient, will reduce accrued interest on each class of notes on a pro rata basis. In addition, the act imposes limitations that would impair the ability of the related servicer to foreclose on an affected loan during the borrower's period of active duty status, and, under some circumstances during an additional period thereafter.

                                The Mortgage Pool

General

      On the closing date, the depositor will sell to the issuing entity an initial pool of mortgage loans secured primarily by second liens on one- to four- family residential properties. The mortgage loans will be divided into two loan groups, the group 1 loans and the group 2 loans. The depositor will acquire 9,597 initial mortgage loans with an aggregate Principal Balance as of the cut-off date of approximately $539,926,835 from DLJ Mortgage Capital, Inc. ("DLJMC," or the seller or the sponsor) pursuant to a mortgage loan purchase agreement. The initial group 1 loans are comprised of 6,819 conventional, closed-end, fixed-rate, fully-amortizing and balloon primarily second lien mortgage loans with terms to maturity of up to thirty years from the date of origination with an aggregate Principal Balance as of the cut-off date of approximately $330,708,123. The initial group 2 loans are comprised of 2,778 adjustable-rate primarily second lien home equity lines of credit ("HELOCs") with terms to maturity of up to thirty years from the date of origination with an aggregate Principal Balance as of the cut-off date of approximately $209,218,712. These mortgage loans were previously purchased by DLJMC in secondary market transactions from various underlying sellers. The sponsor selected the mortgage loans for sale to the depositor from among its portfolio of mortgage loans based on a variety of considerations, including type of mortgage loan, geographic concentration, range of mortgage interest rates, principal balance, credit scores and other characteristics. In making this selection, the depositor took into account investor preferences and the depositor's objective of obtaining the most favorable combination of ratings on the notes.

      None of the initial mortgage loans had combined loan-to-value ratios at origination in excess of 100%.

      Under the trust agreement, the depositor will sell the mortgage loans to the issuing entity for the benefit of the holders of the notes, the certificates and the insurer. Under the trust agreement, the depositor will assign representations and warranties made by DLJMC relating to the characteristics of the mortgage loans. In the event of a breach of any representation or warranty relating to a mortgage loan that materially and adversely affects the interests of the related noteholders in that mortgage loan (without regard to the financial guaranty insurance policy, in the case of a group 2 loan), DLJMC will be obligated to do one of the following:

      o     cure that breach;

      o repurchase that mortgage loan at an amount equal to the sum of the unpaid Principal Balance of the mortgage loan on the date of repurchase, and accrued interest on that mortgage loan at the applicable mortgage rate from the date through which interest was last paid by the mortgagor to the date of repurchase; or

      o     substitute a replacement mortgage loan for that mortgage loan.

      The depositor will make no representations or warranties for the mortgage loans and will have no obligation to repurchase or substitute mortgage loans with deficient documentation or that are otherwise defective. The sponsor is selling the mortgage loans without recourse and will have no obligations for the mortgage loans in its capacity as seller other than the cure, repurchase or substitution obligations described above. The obligations of the servicers and the special servicer are limited to their contractual servicing obligations under the servicing agreement.

      Information relating to the initial mortgage loans to be included in the mortgage pool is presented in this section. Prior to the closing date, mortgage loans may be removed from the mortgage pool and other mortgage loans may be substituted for those mortgage loans. The depositor believes that the information in this prospectus supplement relating to the initial mortgage loans to be included in the mortgage pool as presently constituted is representative of the characteristics of the initial mortgage loans as it will be constituted at the closing date, although some characteristics of the mortgage loans in the initial mortgage pool may vary. Information presented below expressed as a percentage, other than rates of interest, are approximate percentages based on the Principal Balances of the initial mortgage loans in the related loan group as of the cut-off date, unless otherwise indicated.

      The combined loan-to-value ratio of a mortgage loan at any given time is a fraction, expressed as a percentage, the numerator of which is the sum of the Principal Balance of the related mortgage loan at the date of origination, or in the case of the group 2 loans the credit limit at origination, and the Principal Balance of all related senior liens as of either (i) the date of origination of that mortgage loan or (ii) the date of origination of the related first lien and the denominator of which is the most recent valuation of the related mortgaged property used to determine the combined loan-to-value ratio of the related mortgage loan by or on behalf of the sponsor. In the case of any mortgage loan for which a related senior lien is subject to negative amortization, the maximum principal balance (giving effect to all possible negative amortization) of the related senior lien is used to calculate the related combined loan-to-value ratio. No assurance can be given that the value of any mortgaged property has remained or will remain at the level that existed on the appraisal or sales date. If residential real estate values overall or in a particular geographic area decline, the combined loan-to-value ratios might not be a reliable indicator of the rates of delinquencies, foreclosures and losses that could occur on those mortgage loans.

      Substantially all of the HELOCs are currently in their draw period and the scheduled payment on each such HELOC consists currently of an interest only payment, plus any additional charges due. Effective with the first payment due on a HELOC after the tenth anniversary of the date of origination thereof in the case of substantially all of the HELOCs, on each related interest Adjustment Date, the principal portion of the scheduled payment will be adjusted to an amount equal to the then-outstanding Principal Balance of such HELOC divided by the number of months in the repayment period, provided that some of the HELOCs provide for a balloon payment at maturity. Interest on each HELOC is generally calculated based on the average daily principal balance thereof outstanding during the related billing cycle. With respect to certain HELOCs, interest is calculated pursuant to a daily simple interest method or some other method.

      A mortgagor with a HELOC may make a draw at any time during the period stated in the related loan agreement. In addition, the mortgagor will be required to make repayments, and will not be permitted to make any draw, during the period stated in the related loan agreement. The draw period and the repayment period for any HELOC may vary based on such HELOC's state of origination.

      The maximum amount of each draw with respect to any HELOC is equal to the excess, if any, of the related credit limit thereof over the outstanding principal balance thereof at the time of such draw. Under limited circumstances, the related servicer may waive an otherwise enforceable prepayment charge. In addition, a mortgagor with a HELOC has the option to pay the principal balance of his line down to $0 but keep the line of credit open without incurring a prepayment charge. However, a mortgagor with a HELOC has the right during the related draw period to make a draw in the amount of any prepayment theretofore made with respect to such HELOC, unless during that draw period the mortgagor pays the outstanding balance of such HELOC in full and requests that the account be closed.

      A mortgagor's right to make draws during the draw period may be suspended, or the credit limit of the related HELOC may be reduced, for cause under a number of circumstances, including, but not limited to, (i) a material and adverse change in such mortgagor's financial circumstances; (ii) a decline in the value of the related mortgaged property significantly below the appraised value thereof at origination of such HELOC; or (iii) a payment default by such mortgagor. However, such suspension or reduction generally will not affect the payment terms for previously drawn amounts. Neither the related servicer nor any subservicer will have any obligation to investigate whether any such circumstances have transpired, and may have no knowledge thereof. As such, there can be no assurance that any mortgagor's ability to make draws will be suspended or reduced in the event that any of the foregoing circumstances occur. In the event of a default under a HELOC, the HELOC may be suspended, or the credit limit of the HELOC may be reduced, or the HELOC may be terminated and declared immediately due and payable in full. For such purpose, a default includes, but is not limited to, (i) the related mortgagor's failure to make any payment as required; (ii) any action or inaction by such mortgagor that adversely affects the related mortgaged property or the mortgagee's rights therein; or (iii) fraud or material misrepresentation by such mortgagor in connection with such HELOC.

      With respect to each HELOC, (i) the "finance charge" for any billing cycle will be an amount equal to the aggregate of, as calculated for each day in such billing cycle, the then applicable mortgage interest rate divided by 365, and multiplied by the average daily Principal Balance of such HELOC (provided that with respect to certain

HELOCs, the "finance charge" is calculated pursuant to a daily simple interest method or some other method) and (ii) the "Account Balance" on any day generally will be the aggregate unpaid Principal Balance outstanding at the beginning of such day, plus the sum of any unpaid fees, insurance premiums and other charges, if any, and any unpaid finance charges due, plus the aggregate of all draws funded on such day, minus the aggregate of all payments and credits applied to the repayment of any such draws on such day. Generally, payments made by or on behalf of the mortgagor will be applied to any unpaid finance charges, fees and late charges, if any, due thereon, prior to application to any unpaid Principal Balance outstanding. No proceeds of the from any mortgage loans were used by the related borrowers to finance single-premium credit insurance policies.

      The proceeds of the mortgage loans generally were used by the related borrowers for:

      o     debt consolidation;

      o     home improvement;

      o     the partial refinancing of the related mortgaged property;

      o     provision of a limited amount of cash to the borrower; or

      o     a combination of any of the above.

      The mortgage loans were underwritten as described under "--Underwriting Standards."

Pool Characteristics

      Group 1

      The initial group 1 loans had mortgage rates as of the cut-off date ranging from approximately 6.000% per annum to approximately 16.250% per annum, and the weighted average mortgage rate was approximately 10.813% per annum. The weighted average combined loan-to-value of the initial group 1 loans at origination was approximately 95.20%. At origination, no initial group 1 loan had a combined loan-to-value greater than 100.00%. Approximately 72.68% of the initial group 1 loans are balloon loans. The weighted average remaining term to stated maturity of the initial group 1 loans will be approximately 207 months as of the cut-off date. None of the initial group 1 loans will have a first due date prior to April 15, 1996, or after May 1, 2006, or will have a remaining term to stated maturity of less than 4 months or greater than 360 months as of the cut-off date. The latest maturity date of any initial group 1 loan is March 1, 2036. As of the cut-off date, no more than approximately 1.62% of the initial group 1 loans are at least 30 days delinquent but not more than 59 days delinquent, no more than approximately 0.20% of the initial group 1 loans are at least 60 days delinquent but not more than 89 days delinquent and none of the initial group 1 loans are at least 90 days delinquent. A mortgage loan is considered to be delinquent when a payment due on any due date remains unpaid as of the close of business on the last business day immediately prior to the next monthly due date. The determination as to whether a mortgage loan falls into this category is made as of the close of business on the last business day of each month.

      Approximately 41.43% of the initial group 1 loans are subject to a prepayment charge. Generally, each such mortgage loan provides for payment of a prepayment charge in connection with certain voluntary, full or partial prepayments made within the period specified in the related mortgage note, ranging from four months to five years from the date of origination of such mortgage loan. Generally, if a mortgagor prepays more than 20% of the original loan amount in any 12 month period, the mortgagor must pay a charge generally equal to the lesser of (a) three months' interest on the amount prepaid over 20% and (b) the amount authorized by law. The Class 1P Certificates will be entitled to all prepayment charges received on the group 1 loans, and those amounts will not be available to make payments on the other classes of related securities.

      Most of the initial group 1 loans were originated requiring full documentation or reduced documentation from the related borrowers. However, some of the initial group 1 loans have been originated under "stated income" programs that require less documentation and verification than do traditional full documentation programs. Under a stated income program, some borrowers with acceptable payment histories will not be required to provide any information regarding income and no other investigation regarding the borrower's income will be undertaken.

      The credit score table included among the following tables show the credit scores, if any, that the originators or underwriters of the mortgage loans collected for some mortgagors. Third-party credit reporting organizations provide credit scores as an aid to lenders in evaluating the creditworthiness of borrowers. Although different credit reporting organizations use different methodologies, higher credit scores generally indicate greater creditworthiness. However, credit scores do not necessarily correspond to the probability of default over the life of the related mortgage loan because they reflect past credit history, rather than an assessment of future payment performance. In addition, the credit scores shown were collected from a variety of sources over a period of weeks or months, and the credit scores do not necessarily reflect the credit scores that would be reported as of the date of this prospectus supplement. Credit scores also only indicate general consumer creditworthiness, and credit scores are not intended to specifically apply to mortgage debt. Therefore, credit scores should not be considered as an accurate predictor of the likelihood of repayment of the related mortgage loans.

      The initial group 1 loans are expected to have the following characteristics as of the cut-off date, unless otherwise specified; however, the sum in any column may not equal the total indicated due to rounding. As of the closing date, no more than 5% of the group 1 loans, by aggregate Principal Balance, will deviate from the characteristics described in this prospectus supplement.

                                 Credit Score of
                              Initial Group 1 Loans
--------------------------------------------------------------------------------
                                                                       % of
                                                 Aggregate           Aggregate
                                                 Principal           Principal
                                Number of         Balance             Balance
                                 Initial        Outstanding         Outstanding
                                 Group 1         of Initial          of Initial
Credit Score                      Loans        Group 1 Loans       Group 1 Loans
------------------------------  ---------     ---------------      -------------
N/A ..........................        8       $    228,020.99           0.07%
401 - 425 ....................        9            221,327.80           0.07
426 - 450 ....................       28            586,394.48           0.18
451 - 475 ....................       45            986,548.00           0.30
476 - 500 ....................       87          2,380,197.86           0.72
501 - 525 ....................       87          2,152,000.12           0.65
526 - 550 ....................      109          3,008,262.97           0.91
551 - 575 ....................      114          3,053,753.71           0.92
576 - 600 ....................      150          5,562,026.18           1.68
601 - 625 ....................      591         21,783,645.97           6.59
626 - 650 ....................    1,242         57,671,814.72          17.44
651 - 675 ....................    1,478         73,426,496.46          22.20
676 - 700 ....................    1,148         61,990,312.62          18.74
701 - 725 ....................      645         37,761,328.49          11.42
726 - 750 ....................      475         27,497,489.08           8.31
751 - 775 ....................      362         19,808,389.75           5.99
776 - 800 ....................      211         10,810,837.12           3.27
801 - 825 ....................       30          1,779,276.60           0.54
                                  -----       ---------------         ------
Total: .......................    6,819       $330,708,122.92         100.00%
                                  =====       ===============         ======

----------
o As of the cut-off date, the weighted average non-zero credit score of the initial group 1 loans was approximately 676.

                        Cut-off Date Principal Balance of
                              Initial Group 1 Loans
--------------------------------------------------------------------------------
                                                                       % of
                                                 Aggregate           Aggregate
                                                 Principal           Principal
                                Number of         Balance             Balance
                                 Initial        Outstanding         Outstanding
Cut-off Date Principal           Group 1         of Initial          of Initial
Balance ($)                       Loans        Group 1 Loans       Group 1 Loans
------------------------------  ---------     ---------------      -------------
      0.01 - 25,000.00 .......    1,783       $ 31,805,074.99           9.62%
 25,000.01 - 50,000.00 .......    2,541         91,571,585.71          27.69
 50,000.01 - 75,000.00 .......    1,337         82,452,518.79          24.93
 75,000.01 - 100,000.00 ......      658         56,975,919.60          17.23
100,000.01 - 125,000.00 ......      259         29,193,695.04           8.83
125,000.01 - 150,000.00 ......      128         17,508,467.83           5.29
150,000.01 - 175,000.00 ......       51          8,241,578.80           2.49
175,000.01 - 200,000.00 ......       47          8,920,011.84           2.70
200,000.01 - 225,000.00 ......        4            852,976.72           0.26
225,000.01 - 250,000.00 ......        6          1,427,514.39           0.43
250,000.01 - 275,000.00 ......        1            266,794.58           0.08
325,000.01 - 350,000.00 ......        1            325,284.33           0.10
375,000.01 - 400,000.00 ......        3          1,166,700.30           0.35
                                  -----       ---------------         ------
Total: .......................    6,819       $330,708,122.92         100.00%
                                  =====       ===============         ======

----------
o As of the cut-off date, the average Principal Balance of the initial group 1 loans was approximately $389,679.27.

                                Interest Rates of
                              Initial Group 1 Loans
--------------------------------------------------------------------------------
                                                                       % of
                                                 Aggregate           Aggregate
                                                 Principal           Principal
                                Number of         Balance             Balance
                                 Initial        Outstanding         Outstanding
                                 Group 1         of Initial          of Initial
Interest Rate (%)                 Loans        Group 1 Loans       Group 1 Loans
------------------------------  ---------     ---------------      -------------
 5.501 - 6.000 ...............        2       $     56,118.98           0.02%
 6.001 - 6.500 ...............        5            286,711.99           0.09
 6.501 - 7.000 ...............       26          1,511,690.27           0.46
 7.001 - 7.500 ...............       45          2,494,638.94           0.75
 7.501 - 8.000 ...............      100          5,356,041.19           1.62
 8.001 - 8.500 ...............      191          9,457,171.62           2.86
 8.501 - 9.000 ...............      368         20,382,698.37           6.16
 9.001 - 9.500 ...............      378         20,698,303.80           6.26
 9.501 - 10.000 ..............      939         51,298,760.72          15.51
10.001 - 10.500 ..............      985         48,744,262.35          14.74
10.501 - 11.000 ..............      988         48,611,527.73          14.70
11.001 - 11.500 ..............      505         25,367,340.02           7.67
11.501 - 12.000 ..............      572         28,694,645.86           8.68
12.001 - 12.500 ..............      444         21,150,934.47           6.40
12.501 - 13.000 ..............      323         14,232,188.59           4.30
13.001 - 13.500 ..............      372         16,564,336.87           5.01
13.501 - 14.000 ..............      446         13,169,940.16           3.98
14.001 - 14.500 ..............       82          1,820,982.03           0.55
14.501 - 15.000 ..............       40            646,940.68           0.20
15.001 - 15.500 ..............        6            115,847.15           0.04
15.501 - 16.000 ..............        1             32,328.53           0.01
16.001 - 16.500 ..............        1             14,712.60           0.00
                                  -----       ---------------         ------
Total: .......................    6,819       $330,708,122.92         100.00%
                                  =====       ===============         ======

----------
o As of the cut-off date, the weighted average interest rate of the initial group 1 loans was approximately 10.813% per annum.

                 Combined Loan-to-Value Ratio at Origination of
                              Initial Group 1 Loans
--------------------------------------------------------------------------------
                                                                       % of
                                                 Aggregate           Aggregate
                                                 Principal           Principal
                                Number of         Balance             Balance
                                 Initial        Outstanding         Outstanding
Combined Loan-to-Value Ratio     Group 1         of Initial          of Initial
at Origination (%)                Loans        Group 1 Loans       Group 1 Loans
------------------------------  ---------     ---------------      -------------
 10.01 - 20.00 ...............        3       $    126,439.18           0.04%
 20.01 - 30.00 ...............        4             90,263.03           0.03
 30.01 - 40.00 ...............       15            362,500.88           0.11
 40.01 - 50.00 ...............       59          1,490,660.45           0.45
 50.01 - 60.00 ...............       93          4,145,712.38           1.25
 60.01 - 70.00 ...............      132          4,716,894.67           1.43
 70.01 - 80.00 ...............      207         10,453,158.80           3.16
 80.01 - 90.00 ...............    1,209         50,065,883.21          15.14
 90.01 - 100.00 ..............    5,097        259,256,610.32          78.39
                                  -----       ---------------         ------
Total: .......................    6,819       $330,708,122.92         100.00%
                                  =====       ===============         ======

----------
o As of the date of origination, the weighted average combined loan-to-value ratio of the initial group 1 loans was approximately 95.20%.

                           Geographic Distribution of
                              Initial Group 1 Loans
--------------------------------------------------------------------------------
                                                                       % of
                                                 Aggregate           Aggregate
                                                 Principal           Principal
                                Number of         Balance             Balance
                                 Initial        Outstanding         Outstanding
                                 Group 1         of Initial          of Initial
Location                          Loans        Group 1 Loans       Group 1 Loans
------------------------------  ---------     ---------------      -------------
Alabama ......................       29       $    694,829.30           0.21%
Alaska .......................        3            229,770.41           0.07
Arizona ......................      378         16,936,424.20           5.12
Arkansas .....................        6            106,831.78           0.03
California ...................      886         73,333,114.64          22.17
Colorado .....................      206          8,892,730.85           2.69
Connecticut ..................       74          3,546,241.95           1.07
Delaware .....................       43          1,557,900.78           0.47
District of Columbia .........        8            588,703.65           0.18
Florida ......................      719         30,977,929.72           9.37
Georgia ......................      250          7,676,791.92           2.32
Hawaii .......................       10          1,059,449.19           0.32
Idaho ........................       17            644,571.50           0.19
Illinois .....................      265         10,460,919.09           3.16
Indiana ......................       78          1,845,530.60           0.56
Iowa .........................       26            503,255.19           0.15
Kansas .......................       19            445,573.36           0.13
Kentucky .....................       45          1,007,968.98           0.30
Louisiana ....................       43          1,012,977.74           0.31
Maine ........................       11            454,599.46           0.14
Maryland .....................      246         14,282,480.20           4.32
Massachusetts ................      104          6,566,954.21           1.99
Michigan .....................      129          4,260,352.08           1.29
Minnesota ....................       96          3,827,623.75           1.16
Mississippi ..................       12            290,192.62           0.09
Missouri .....................      105          2,690,608.40           0.81
Montana ......................        6            158,526.40           0.05
Nebraska .....................       15            455,829.73           0.14
Nevada .......................      239         13,027,742.32           3.94
New Hampshire ................       14            625,827.43           0.19
New Jersey ...................      408         22,982,606.87           6.95
New Mexico ...................       26            835,738.14           0.25
New York .....................      381         28,896,745.48           8.74
North Carolina ...............      142          3,910,930.16           1.18
North Dakota .................        7            140,190.69           0.04
Ohio .........................      152          3,821,311.38           1.16
Oklahoma .....................       23            514,935.05           0.16
Oregon .......................      103          4,055,459.58           1.23
Pennsylvania .................      193          6,091,970.06           1.84
Puerto Rico ..................        1             32,591.30           0.01
Rhode Island .................       21          1,125,241.10           0.34
South Carolina ...............       78          1,918,538.70           0.58
South Dakota .................        3             98,941.81           0.03
Tennessee ....................       97          2,580,412.77           0.78
Texas ........................      482         13,365,317.01           4.04
Utah .........................       54          1,594,970.19           0.48
Vermont ......................        8            251,678.72           0.08
Virginia .....................      316         19,717,110.23           5.96
Washington ...................      161          7,628,894.02           2.31
West Virginia ................        3            153,624.11           0.05
Wisconsin ....................       72          2,403,659.21           0.73
Wyoming ......................        6            425,004.89           0.13
                                  -----       ---------------         ------
Total: .......................    6,819       $330,708,122.92         100.00%
                                  =====       ===============         ======

----------
o As of the cut-off date, no more than approximately 0.32% of the initial group 1 loans were secured by mortgaged properties located in any one postal zip code area.

                     Property Type of Initial Group 1 Loans
--------------------------------------------------------------------------------
                                                                       % of
                                                 Aggregate           Aggregate
                                                 Principal           Principal
                                Number of         Balance             Balance
                                 Initial        Outstanding         Outstanding
                                 Group 1         of Initial          of Initial
Property Type                     Loans        Group 1 Loans       Group 1 Loans
------------------------------  ---------     ---------------      -------------
Two-to-Four Family ...........      481       $ 31,605,279.52           9.56%
Condominium ..................      573         25,287,824.13           7.65
Co-Op ........................        8            355,935.86           0.11
Manufactured Housing .........        8            204,505.47           0.06
Planned Unit Development .....    1,048         55,097,139.56          16.66
Single Family Residence ......    4,653        216,297,152.85          65.40
Townhouse ....................       48          1,860,285.53           0.56
                                  -----       ---------------         ------
Total: .......................    6,819       $330,708,122.92         100.00%
                                  =====       ===============         ======

                               Occupancy Status of
                              Initial Group 1 Loans
--------------------------------------------------------------------------------
                                                                       % of
                                                 Aggregate           Aggregate
                                                 Principal           Principal
                                Number of         Balance             Balance
                                 Initial        Outstanding         Outstanding
                                 Group 1         of Initial          of Initial
Occupancy Status                  Loans        Group 1 Loans       Group 1 Loans
------------------------------  ---------     ---------------      -------------
Non-owner occupied ...........      791       $ 27,200,042.40           8.22%
Owner-Occupied ...............    5,883        297,445,380.11          89.94
Second Home ..................      145          6,062,700.41           1.83
                                  -----       ---------------         ------
Total: .......................    6,819       $330,708,122.92         100.00%
                                  =====       ===============         ======

----------
o The occupancy status of a mortgaged property is as represented by the mortgagor in its mortgage loan application.

                          Original Term to Maturity of
                              Initial Group 1 Loans
--------------------------------------------------------------------------------
                                                                       % of
                                                 Aggregate           Aggregate
                                                 Principal           Principal
                                Number of         Balance             Balance
                                 Initial        Outstanding         Outstanding
                                 Group 1         of Initial          of Initial
Original Term (Months)            Loans        Group 1 Loans       Group 1 Loans
------------------------------  ---------     ---------------      -------------
  1 - 60 .....................       23       $     70,268.68           0.02%
 61 - 120 ....................       47          1,097,248.03           0.33
121 - 180 ....................    4,897        247,857,868.00          74.95
181 - 240 ....................      616         25,597,073.60           7.74
241 - 300 ....................       11            876,434.02           0.27
301 - 360 ....................    1,225         55,209,230.59          16.69
                                  -----       ---------------         ------
Total: .......................    6,819       $330,708,122.92         100.00%
                                  =====       ===============         ======

----------
o As of the cut-off date, the weighted average original term to maturity of the initial group 1 loans was approximately 215 months.

                          Remaining Term to Maturity of
                              Initial Group 1 Loans
--------------------------------------------------------------------------------
                                                                       % of
                                                 Aggregate           Aggregate
                                                 Principal           Principal
                                Number of         Balance             Balance
                                 Initial        Outstanding         Outstanding
                                 Group 1         of Initial          of Initial
Remaining Term (Months)           Loans        Group 1 Loans       Group 1 Loans
------------------------------  ---------     ---------------      -------------
  0 - 60 .....................       26       $     99,204.69           0.03%
 61 - 120 ....................       55          1,386,399.71           0.42
121 - 180 ....................    4,886        247,539,780.31          74.85
181 - 240 ....................      616         25,597,073.60           7.74
241 - 300 ....................       11            876,434.02           0.27
301 - 360 ....................    1,225         55,209,230.59          16.69
                                  -----       ---------------         ------
Total: .......................    6,819       $330,708,122.92         100.00%
                                  =====       ===============         ======

----------
o As of the cut-off date, the weighted average remaining term to maturity of the initial group 1 loans was approximately 207 months.

                                 Loan Purpose of
                              Initial Group 1 Loans
--------------------------------------------------------------------------------
                                                                       % of
                                                 Aggregate           Aggregate
                                                 Principal           Principal
                                Number of         Balance             Balance
                                 Initial        Outstanding         Outstanding
                                 Group 1         of Initial          of Initial
Loan Purpose                      Loans        Group 1 Loans       Group 1 Loans
------------------------------  ---------     ---------------      -------------
Purchase .....................    5,211       $250,025,072.22          75.60%
Refinance - Cashout ..........    1,159         59,682,831.86          18.05
Refinance - Other ............        8            174,333.61           0.05
Refinance - Rate Term ........      441         20,825,885.23           6.30
                                  -----       ---------------         ------
Total: .......................    6,819       $330,708,122.92         100.00%
                                  =====       ===============         ======

                             Debt-to-Income Ratio of
                              Initial Group 1 Loans
--------------------------------------------------------------------------------
                                                                       % of
                                                 Aggregate           Aggregate
                                                 Principal           Principal
                                Number of         Balance             Balance
                                 Initial        Outstanding         Outstanding
                                 Group 1         of Initial          of Initial
Debt-to-Income Ratio              Loans        Group 1 Loans       Group 1 Loans
------------------------------  ---------     ---------------      -------------
Not Available ................      858       $ 50,324,925.83          15.22%
  0.01 - 5.00 ................        4            120,214.74           0.04
  5.01 - 10.00 ...............       12            409,662.98           0.12
10.01 - 15.00 ................       28          1,326,550.31           0.40
15.01 - 20.00 ................       85          4,391,137.96           1.33
20.01 - 25.00 ................      198          6,808,222.96           2.06
25.01 - 30.00 ................      381         14,251,667.37           4.31
30.01 - 35.00 ................      657         27,802,587.66           8.41
35.01 - 40.00 ................    1,219         55,650,014.78          16.83
40.01 - 45.00 ................    1,878         94,230,018.66          28.49
45.01 - 50.00 ................    1,379         70,386,337.31          21.28
50.01 - 55.00 ................      111          4,521,925.22           1.37
55.01 - 60.00 ................        5            295,795.01           0.09
60.01 - 65.00 ................        3            151,669.74           0.05
65.01 - 70.00 ................        1             37,392.39           0.01
                                  -----       ---------------         ------
Total: .......................    6,819       $330,708,122.92         100.00%
                                  =====       ===============         ======

----------
o The debt-to-income ratio was calculated at each loan's date of origination.

                              Documentation Type of
                              Initial Group 1 Loans
--------------------------------------------------------------------------------
                                                                       % of
                                                 Aggregate           Aggregate
                                                 Principal           Principal
                                Number of         Balance             Balance
                                 Initial        Outstanding         Outstanding
                                 Group 1         of Initial          of Initial
Documentation Type                Loans        Group 1 Loans       Group 1 Loans
------------------------------  ---------     ---------------      -------------
Full Documentation ...........    2,137       $ 81,636,316.46          24.69%
No Documentation .............      295         14,165,533.37           4.28
Reduced Documentation ........    3,420        186,610,365.14          56.43
Stated/Stated Documentation ..      967         48,295,907.95          14.60
                                  -----       ---------------         ------
Total: .......................    6,819       $330,708,122.92         100.00%
                                  =====       ===============         ======

                              Interest Only Period
                              Initial Group 1 Loans
--------------------------------------------------------------------------------
                                                                       % of
                                                 Aggregate           Aggregate
                                                 Principal           Principal
                                Number of         Balance             Balance
                                 Initial        Outstanding         Outstanding
Interest Only Period             Group 1         of Initial          of Initial
(Months)                          Loans        Group 1 Loans       Group 1 Loans
------------------------------  ---------     ---------------      -------------
0 ............................    6,704       $320,434,455.36          96.89%
60 ...........................       39          3,862,572.52           1.17
120 ..........................       76          6,411,095.04           1.94
                                  -----       ---------------         ------
Total: .......................    6,819       $330,708,122.92         100.00%
                                  =====       ===============         ======

                             Delinquency History of
                              Initial Group 1 Loans
--------------------------------------------------------------------------------
                                                                       % of
                                                 Aggregate           Aggregate
                                                 Principal           Principal
                                Number of         Balance             Balance
                                 Initial        Outstanding         Outstanding
                                 Group 1         of Initial          of Initial
Number of Days Delinquent         Loans        Group 1 Loans       Group 1 Loans
------------------------------  ---------     ---------------      -------------
Not Available ................      642       $ 32,790,993.27           9.92%
30- 59 .......................      651         31,526,474.41           9.53
60 - 89 ......................      120          3,408,267.06           1.03
90 or more ...................       74          2,734,954.38           0.83
Never Delinquent .............    5,332        260,247,433.80          78.69
                                  -----       ---------------         ------
Total: .......................    6,819       $330,708,122.92         100.00%
                                  =====       ===============         ======

----------
o Each initial group 1 loan is categorized based upon the greatest amount by which it was delinquent during the 12 months preceding the cut-off date.

      Group 2

      The initial group 2 loans had mortgage rates as of the cut-off date ranging from approximately 6.000% per annum to approximately 16.000% per annum, and the weighted average mortgage rate was approximately 9.479% per annum. The weighted average combined loan-to-value of the initial group 2 loans at origination was approximately 86.26%. At origination, no initial group 2 loan had a combined loan-to-value greater than 100.00%. Approximately 2.27% of the initial group 2 loans are balloon loans. The weighted average remaining term to stated maturity of the initial group 2 loans will be approximately 265 months as of the cut-off date. None of the initial group 2 loans will have a first due date prior to May 13, 2004, or after March 18, 2006, or will have a remaining term to stated maturity of less than 110 months or greater than 354 months as of the cut-off date. The latest maturity date of any initial group 2 loan is October 1, 2035. As of the cut-off date, no more than approximately 0.66% of the initial group 2 loans are at least 30 days delinquent but not more than 59 days delinquent, none of the initial group 2 loans are at least 60 days delinquent but not more than 89 days delinquent and none of the initial group 2 loans are at least 90 days delinquent. A mortgage loan is considered to be delinquent when a payment due on any due date remains unpaid as of the close of business on the last business day immediately prior to the next monthly due date. The determination as to whether a mortgage loan falls into this category is made as of the close of business on the last business day of each month.

      Approximately 0.82% of the initial group 2 loans are subject to a prepayment charge. Generally, each such mortgage loan provides for payment of a prepayment charge in connection with certain voluntary, full prepayments (and subsequent closure of the related credit line) made within the period specified in the related mortgage note, ranging from one to three years from the date of origination of such mortgage loan. The Class 2P Certificates will be entitled to all prepayment charges received on the group 2 loans, and those amounts will not be available to make payments on the other classes of related securities.

      Most of the initial group 2 loans were originated requiring full documentation or reduced documentation from the related borrowers. However, some of the initial group 2 loans have been originated under "stated income" programs that require less documentation and verification than do traditional full documentation programs. Under a stated income program, some borrowers with acceptable payment histories will not be required to provide any information regarding income and no other investigation regarding the borrower's income will be undertaken.

      The initial group 2 loans are expected to have the following characteristics as of the cut-off date, unless otherwise specified; however, the sum in any column may not equal the total indicated due to rounding. As of the closing date, no more than 5% of the group 2 loans, by aggregate Principal Balance, will deviate from the characteristics described in this prospectus supplement.

                                 Credit Score of
                              Initial Group 2 Loans
--------------------------------------------------------------------------------
                                                                       % of
                                                 Aggregate           Aggregate
                                                 Principal           Principal
                                Number of         Balance             Balance
                                 Initial        Outstanding         Outstanding
                                 Group 2         of Initial          of Initial
Credit Score                      Loans        Group 2 Loans       Group 2 Loans
------------------------------  ---------     ---------------      -------------
576 - 600 ....................        2       $     47,882.88           0.02%
601 - 625 ....................       17            942,841.47           0.45
626 - 650 ....................      192         14,714,961.80           7.03
651 - 675 ....................      498         38,598,126.60          18.45
676 - 700 ....................      521         42,864,783.77          20.49
701 - 725 ....................      499         40,966,579.07          19.58
726 - 750 ....................      466         34,299,096.05          16.39
751 - 775 ....................      310         21,153,284.51          10.11
776 - 800 ....................      223         12,958,941.48           6.19
801 - 825 ....................       50          2,672,214.62           1.28
                                  -----       ---------------         ------
Total: .......................    2,778       $209,218,712.25         100.00%
                                  =====       ===============         ======

----------
o As of the cut-off date, the weighted average credit score of the initial group 2 loans was approximately 708.

                        Cut-off Date Principal Balance of
                              Initial Group 2 Loans
--------------------------------------------------------------------------------
                                                                       % of
                                                 Aggregate           Aggregate
                                                 Principal           Principal
                                Number of         Balance             Balance
                                 Initial        Outstanding         Outstanding
Cut-off Date Principal           Group 2         of Initial          of Initial
Balance ($)                       Loans        Group 2 Loans       Group 2 Loans
------------------------------  ---------     ---------------      -------------
      0.01 - 25,000.00 .......      475       $  5,303,312.09           2.53%
 25,000.01 - 50,000.00 .......      750         28,242,972.45          13.50
 50,000.01 - 75,000.00 .......      555         34,480,449.54          16.48
 75,000.01 - 100,000.00 ......      364         32,298,254.53          15.44
100,000.01 - 125,000.00 ......      181         20,495,278.71           9.80
125,000.01 - 150,000.00 ......      148         20,724,466.50           9.91
150,000.01 - 175,000.00 ......       70         11,403,636.62           5.45
175,000.01 - 200,000.00 ......      147         28,577,602.35          13.66
200,000.01 - 225,000.00 ......       15          3,223,395.39           1.54
225,000.01 - 250,000.00 ......       16          3,942,844.96           1.88
250,000.01 - 275,000.00 ......        8          2,091,480.32           1.00
275,000.01 - 300,000.00 ......       16          4,629,093.27           2.21
300,000.01 - 325,000.00 ......        5          1,583,602.10           0.76
325,000.01 - 350,000.00 ......        5          1,729,474.26           0.83
375,000.01 - 400,000.00 ......       15          5,910,100.53           2.82
425,000.01 - 450,000.00 ......        2            890,000.00           0.43
450,000.01 - 475,000.00 ......        1            473,929.76           0.23
475,000.01 - 500,000.00 ......        4          1,993,818.87           0.95
 Greater than 1,000,000.01 ...        1          1,225,000.00           0.59
                                  -----       ---------------         ------
Total: .......................    2,778       $209,218,712.25         100.00%
                                  =====       ===============         ======

----------
o As of the cut-off date, the average Principal Balance of the initial group 2 loans was approximately $75,312.71.

                                Interest Rates of
                              Initial Group 2 Loans
--------------------------------------------------------------------------------
                                                                       % of
                                                 Aggregate           Aggregate
                                                 Principal           Principal
                                Number of         Balance             Balance
                                 Initial        Outstanding         Outstanding
                                 Group 2         of Initial          of Initial
Interest Rate (%)                 Loans        Group 2 Loans       Group 2 Loans
------------------------------  ---------     ---------------      -------------
 5.501 - 6.000 ...............        1       $     49,145.86           0.02%
 6.001 - 6.500 ...............        5            535,720.03           0.26
 6.501 - 7.000 ...............        9          1,192,493.20           0.57
 7.001 - 7.500 ...............      187         14,788,005.22           7.07
 7.501 - 8.000 ...............      253         20,114,110.06           9.61
 8.001 - 8.500 ...............      362         26,015,652.74          12.43
 8.501 - 9.000 ...............      374         25,073,556.55          11.98
 9.001 - 9.500 ...............      378         28,124,495.78          13.44
 9.501 - 10.000 ..............      273         20,246,524.19           9.68
10.001 - 10.500 ..............      340         26,451,490.81          12.64
10.501 - 11.000 ..............      255         21,590,325.17          10.32
11.001 - 11.500 ..............      177         12,903,309.68           6.17
11.501 - 12.000 ..............       74          5,645,341.78           2.70
12.001 - 12.500 ..............       38          2,881,159.07           1.38
12.501 - 13.000 ..............       24          1,003,123.57           0.48
13.001 - 13.500 ..............       21          1,938,142.12           0.93
13.501 - 14.000 ..............        4            237,913.62           0.11
14.001 - 14.500 ..............        2            147,082.87           0.07
15.501 - 16.000 ..............        1            281,119.93           0.13
                                  -----       ---------------         ------
Total: .......................    2,778       $209,218,712.25         100.00%
                                  =====       ===============         ======

----------
o As of the cut-off date, the weighted average interest rate of the initial group 2 loans was approximately 9.479% per annum.

                 Combined Loan-to-Value Ratio at Origination of
                              Initial Group 2 Loans
--------------------------------------------------------------------------------
                                                                       % of
                                                 Aggregate           Aggregate
                                                 Principal           Principal
                                Number of         Balance             Balance
                                 Initial        Outstanding         Outstanding
Combined Loan-to-Value Ratio     Group 2         of Initial          of Initial
at Origination (%)                Loans        Group 2 Loans       Group 2 Loans
------------------------------  ---------     ---------------      -------------
 10.01 - 20.00 ...............        5       $    529,702.03           0.25%
 20.01 - 30.00 ...............        8            335,495.59           0.16
 30.01 - 40.00 ...............       20          1,822,030.37           0.87
 40.01 - 50.00 ...............       33          2,982,460.44           1.43
 50.01 - 60.00 ...............       56          4,572,160.69           2.19
 60.01 - 70.00 ...............      150         16,092,998.36           7.69
 70.01 - 80.00 ...............      397         37,817,492.23          18.08
 80.01 - 90.00 ...............      863         59,843,659.25          28.60
 90.01 - 100.00 ..............    1,246         85,222,713.29          40.73
                                  -----       ---------------         ------
Total: .......................    2,778       $209,218,712.25         100.00%
                                  =====       ===============         ======

----------
o As of the date of origination, the weighted average combined loan-to-value ratio of the initial group 2 loans is expected to be approximately 86.26%. The calculation of the CLTV assumes that all group 2 loans are fully drawn.

                           Geographic Distribution of
                              Initial Group 2 Loans
--------------------------------------------------------------------------------
                                                                       % of
                                                 Aggregate           Aggregate
                                                 Principal           Principal
                                Number of         Balance             Balance
                                 Initial        Outstanding         Outstanding
                                 Group 2         of Initial          of Initial
Location                          Loans        Group 2 Loans       Group 2 Loans
------------------------------  ---------     ---------------      -------------
Alabama ......................       14       $    644,292.98           0.31%
Alaska .......................        4            109,425.23           0.05
Arizona ......................      200         13,335,886.10           6.37
California ...................    1,060         99,102,800.99          47.37
Colorado .....................       86          4,953,091.24           2.37
Connecticut ..................       24          2,573,226.23           1.23
Delaware .....................        3            133,317.77           0.06
District of Columbia .........        4            471,698.19           0.23
Florida ......................      183         14,557,284.34           6.96
Georgia ......................       30          1,405,489.52           0.67
Hawaii .......................       19          1,618,747.94           0.77
Idaho ........................        8            234,326.03           0.11
Illinois .....................       41          1,698,863.92           0.81
Indiana ......................       12            467,158.27           0.22
Iowa .........................        4            101,059.11           0.05
Kansas .......................       10            372,816.43           0.18
Kentucky .....................        5            356,278.85           0.17
Louisiana ....................        2             99,756.40           0.05
Maine ........................        8            235,109.32           0.11
Maryland .....................       21          1,750,945.74           0.84
Massachusetts ................       37          2,782,152.69           1.33
Michigan .....................      239         10,161,716.29           4.86
Minnesota ....................       14            794,599.17           0.38
Mississippi ..................        3            127,227.74           0.06
Missouri .....................       14            391,294.58           0.19
Montana ......................        3            129,549.64           0.06
Nebraska .....................        3             94,217.42           0.05
Nevada .......................      190         12,837,973.58           6.14
New Hampshire ................        6            258,928.39           0.12
New Jersey ...................      109          8,431,656.99           4.03
New Mexico ...................       15            414,492.57           0.20
New York .....................      127         13,220,548.21           6.32
North Carolina ...............       15            645,496.12           0.31
North Dakota .................        1              8,500.00           0.00
Ohio .........................        4            297,557.73           0.14
Oklahoma .....................        9            338,732.24           0.16
Oregon .......................       46          2,213,505.57           1.06
Pennsylvania .................       29          1,753,379.98           0.84
Rhode Island .................        6            251,134.69           0.12
South Carolina ...............        5            210,952.94           0.10
Tennessee ....................        1             31,739.65           0.02
Utah .........................       25          1,730,161.71           0.83
Virginia .....................       31          1,819,648.21           0.87
Washington ...................       80          4,717,016.72           2.25
West Virginia ................        3            131,348.96           0.06
Wisconsin ....................       21            757,681.20           0.36
Wyoming ......................        4            445,924.66           0.21
                                  -----       ---------------         ------
        Total: ...............    2,778       $209,218,712.25         100.00%
                                  =====       ===============         ======

----------
o As of the cut-off date, no more than approximately 0.62% of the initial group 2 loans were secured by mortgaged properties located in any one postal zip code area.

                     Property Type of Initial Group 2 Loans
--------------------------------------------------------------------------------
                                                                       % of
                                                 Aggregate           Aggregate
                                                 Principal           Principal
                                Number of         Balance             Balance
                                 Initial        Outstanding         Outstanding
                                 Group 2         of Initial          of Initial
Property Type                     Loans        Group 2 Loans       Group 2 Loans
------------------------------  ---------     ---------------      -------------
Single Family Residence ......    1,792       $133,281,204.81          63.70%
Planned Unit Development .....      583         45,605,079.92          21.80
Two-to-Four Family ...........      102         10,002,064.41           4.78
Condominium ..................      292         19,881,629.05           9.50
Co-Op ........................        7            381,267.70           0.18
Townhouse ....................        2             67,466.36           0.03
                                  -----       ---------------         ------
Total: .......................    2,778       $209,218,712.25         100.00%
                                  =====       ===============         ======

                               Occupancy Status of
                              Initial Group 2 Loans
--------------------------------------------------------------------------------
                                                                       % of
                                                 Aggregate           Aggregate
                                                 Principal           Principal
                                Number of         Balance             Balance
                                 Initial        Outstanding         Outstanding
                                 Group 2         of Initial          of Initial
Occupancy Status                  Loans        Group 2 Loans       Group 2 Loans
------------------------------  ---------     ---------------      -------------
Primary ......................    2,474       $189,585,263.06          90.62%
Investment ...................      178         12,102,414.16           5.78
Second Home ..................      126          7,531,035.03           3.60
                                  -----       ---------------         ------
Total: .......................    2,778       $209,218,712.25         100.00%
                                  =====       ===============         ======

----------
o The occupancy status of a mortgaged property is as represented by the mortgagor in its mortgage loan application.

                          Original Term to Maturity of
                              Initial Group 2 Loans
--------------------------------------------------------------------------------
                                                                       % of
                                                 Aggregate           Aggregate
                                                 Principal           Principal
                                Number of         Balance             Balance
                                 Initial        Outstanding         Outstanding
                                 Group 2         of Initial          of Initial
Original Term (Months)            Loans        Group 2 Loans       Group 2 Loans
------------------------------  ---------     ---------------      -------------
 61 - 120 ....................       41       $  2,921,075.01           1.40%
121 - 180 ....................      527         43,418,594.67          20.75
181 - 240 ....................      317         28,344,151.48          13.55
241 - 300 ....................    1,323        106,702,985.04          51.00
301 - 360 ....................      570         27,831,906.05          13.30
                                  -----       ---------------         ------
Total: .......................    2,778       $209,218,712.25         100.00%
                                  =====       ===============         ======

----------
o As of the cut-off date, the weighted average original term to maturity of the initial group 2 loans was approximately 272 months.

                          Remaining Term to Maturity of
                              Initial Group 2 Loans
--------------------------------------------------------------------------------
                                                                       % of
                                                 Aggregate           Aggregate
                                                 Principal           Principal
                                Number of         Balance             Balance
                                 Initial        Outstanding         Outstanding
                                 Group 2         of Initial          of Initial
Remaining Term (Months)           Loans        Group 2 Loans       Group 2 Loans
------------------------------  ---------     ---------------      -------------
 61 - 120 ....................       41       $  2,921,075.01           1.40%
121 - 180 ....................      527         43,418,594.67          20.75
181 - 240 ....................      317         28,344,151.48          13.55
241 - 300 ....................    1,323        106,702,985.04          51.00
301 - 360 ....................      570         27,831,906.05          13.30
                                  -----       ---------------         ------
Total: .......................    2,778       $209,218,712.25         100.00%
                                  =====       ===============         ======

----------
o As of the cut-off date, the weighted average remaining term to maturity of the initial group 2 loans was approximately 265 months.

                                 Loan Purpose of
                              Initial Group 2 Loans
--------------------------------------------------------------------------------
                                                                       % of
                                                 Aggregate           Aggregate
                                                 Principal           Principal
                                Number of         Balance             Balance
                                 Initial        Outstanding         Outstanding
                                 Group 2         of Initial          of Initial
Loan Purpose                      Loans        Group 2 Loans       Group 2 Loans
------------------------------  ---------     ---------------      -------------
Refinance - Cashout ..........    1,429       $114,867,934.80          54.90%
Purchase .....................    1,120         78,108,236.17          37.33
Refinance - Rate Term ........      182         10,368,241.01           4.96
Refinance - Other ............       47          5,874,300.27           2.81
                                  -----       ---------------         ------
Total: .......................    2,778       $209,218,712.25         100.00%
                                  =====       ===============         ======

                             Debt-to-Income Ratio of
                              Initial Group 2 Loans
--------------------------------------------------------------------------------
                                                                       % of
                                                 Aggregate           Aggregate
                                                 Principal           Principal
                                Number of         Balance             Balance
                                 Initial        Outstanding         Outstanding
                                 Group 2         of Initial          of Initial
Debt-to-Income Ratio              Loans        Group 2 Loans       Group 2 Loans
------------------------------  ---------     ---------------      -------------
Not Available ................        4       $    348,448.66           0.17%
  0.01 - 5.00 ................        2            525,000.00           0.25
  5.01 - 10.00 ...............        9          1,484,921.67           0.71
10.01 - 15.00 ................       23          1,951,431.18           0.93
15.01 - 20.00 ................       55          4,066,805.61           1.94
20.01 - 25.00 ................      143          9,878,084.02           4.72
25.01 - 30.00 ................      248         17,039,027.16           8.14
30.01 - 35.00 ................      391         28,322,724.94          13.54
35.01 - 40.00 ................      576         42,954,606.13          20.53
40.01 - 45.00 ................      705         56,115,443.43          26.82
45.01 - 50.00 ................      592         44,686,340.40          21.36
50.01 - 55.00 ................       26          1,678,514.04           0.80
55.01 - 60.00 ................        4            167,365.01           0.08
                                  -----       ---------------         ------
Total: .......................    2,778       $209,218,712.25         100.00%
                                  =====       ===============         ======

----------
o The debt-to-income ratio was calculated at each loan's date of origination.

                              Documentation Type of
                              Initial Group 2 Loans
--------------------------------------------------------------------------------
                                                                       % of
                                                 Aggregate           Aggregate
                                                 Principal           Principal
                                Number of         Balance             Balance
                                 Initial        Outstanding         Outstanding
                                 Group 2         of Initial          of Initial
Documentation Type                Loans        Group 2 Loans       Group 2 Loans
------------------------------  ---------     ---------------      -------------
Reduced Documentation ........    1,173       $104,640,645.73          50.01%
Full Documentation ...........    1,191         67,874,885.92          32.44
Stated/Stated Documentation ..      412         36,655,641.08          17.52
No Documentation .............        2             47,539.52           0.02
                                  -----       ---------------         ------
Total: .......................    2,778       $209,218,712.25         100.00%
                                  =====       ===============         ======

                            Minimum Interest Rates of
                              Initial Group 2 Loans
--------------------------------------------------------------------------------
                                                                       % of
                                                 Aggregate           Aggregate
                                                 Principal           Principal
                                Number of         Balance             Balance
                                 Initial        Outstanding         Outstanding
                                 Group 2         of Initial          of Initial
Minimum Interest Rate (%)         Loans        Group 2 Loans       Group 2 Loans
------------------------------  ---------     ---------------      -------------
-0.000 .......................      364       $ 28,431,062.58          13.59%
 0.001 - 0.500 ...............      217         16,169,197.48           7.73
 0.501 - 1.000 ...............      330         23,846,169.91          11.40
 1.001 - 1.500 ...............      349         23,676,456.14          11.32
 1.501 - 2.000 ...............      347         25,169,579.16          12.03
 2.001 - 2.500 ...............      265         20,653,313.52           9.87
 2.501 - 3.000 ...............      333         26,022,229.65          12.44
 3.001 - 3.500 ...............      243         21,061,810.19          10.07
 3.501 - 4.000 ...............      161         12,050,636.18           5.76
 4.001 - 4.500 ...............       62          4,375,632.47           2.09
 4.501 - 5.000 ...............       40          2,869,622.72           1.37
 5.001 - 5.500 ...............       18            939,964.16           0.45
 5.501 - 6.000 ...............       11            690,466.75           0.33
 6.001 - 6.500 ...............        5            384,502.74           0.18
 6.501 - 7.000 ...............        7            398,029.47           0.19
 7.501 - 8.000 ...............        6            605,839.52           0.29
 8.001 - 8.500 ...............       17          1,812,313.91           0.87
 8.501 - 9.000 ...............        3             61,885.70           0.03
                                  -----       ---------------         ------
Total: .......................    2,778       $209,218,712.25         100.00%
                                  =====       ===============         ======

----------
o As of the cut-off date, the weighted average minimum interest rates of the initial group 2 loans was approximately 1.954% per annum.

                            Maximum Interest Rates of
                              Initial Group 2 Loans
--------------------------------------------------------------------------------
                                                                       % of
                                                 Aggregate           Aggregate
                                                 Principal           Principal
                                Number of         Balance             Balance
                                 Initial        Outstanding         Outstanding
                                 Group 2         of Initial          of Initial
Maximum Interest Rate (%)         Loans        Group 2 Loans       Group 2 Loans
------------------------------  ---------     ---------------      -------------
16.000 .......................       50       $  5,100,455.21           2.44%
18.000 .......................    2,723        203,488,092.57          97.26
24.000 .......................        5            630,164.47           0.30
                                  -----       ---------------         ------
Total: .......................    2,778       $209,218,712.25         100.00%
                                  =====       ===============         ======

----------
o As of the cut-off date, the weighted average the maximum interest rate of the initial group 2 loans was approximately 17.969% per annum.

                                   Margins of
                              Initial Group 2 Loans
--------------------------------------------------------------------------------
                                                                       % of
                                                 Aggregate           Aggregate
                                                 Principal           Principal
                                Number of         Balance             Balance
                                 Initial        Outstanding         Outstanding
                                 Group 2         of Initial          of Initial
Margins (%)                       Loans        Group 2 Loans       Group 2 Loans
------------------------------  ---------     ---------------      -------------
-0.999 - -0.500 ..............        1       $    297,863.76           0.14%
-0.499 - 0.000 ...............      203         15,897,606.39           7.60
0.001 - 0.500 ................      231         17,235,084.84           8.24
0.501 - 1.000 ................      357         25,804,095.17          12.33
1.001 - 1.500 ................      377         25,595,968.65          12.23
1.501 - 2.000 ................      378         27,878,361.71          13.32
2.001 - 2.500 ................      281         21,453,322.61          10.25
2.501 - 3.000 ................      353         28,007,129.40          13.39
3.001 - 3.500 ................      256         21,936,711.22          10.49
3.501 - 4.000 ................      185         13,785,953.23           6.59
4.001 - 4.500 ................       65          4,663,819.76           2.23
4.501 - 5.000 ................       41          2,899,332.70           1.39
5.001 - 5.500 ................       20            972,139.88           0.46
5.501 - 6.000 ................       21          1,948,287.98           0.93
6.001 - 6.500 ................        4            237,913.62           0.11
6.501 - 7.000 ................        4            324,001.40           0.15
8.001 - 8.500 ................        1            281,119.93           0.13
                                  -----       ---------------         ------
Total: .......................    2,778       $209,218,712.25         100.00%
                                  =====       ===============         ======

----------
As of the date of origination, the weighted average margin of the initial group 2 loans was approximately 2.029%.

                           Credit Utilization Rates of
                              Initial Group 2 Loans
--------------------------------------------------------------------------------
                                                                       % of
                                                 Aggregate           Aggregate
                                                 Principal           Principal
                                Number of         Balance             Balance
                                 Initial        Outstanding         Outstanding
                                 Group 2         of Initial          of Initial
Rates (%)                         Loans        Group 2 Loans       Group 2 Loans
------------------------------  ---------     ---------------      -------------
 0.01 - 10.00 ................      192       $    236,579.78           0.11%
10.01 - 20.00 ................       33            616,755.14           0.29
20.01 - 30.00 ................       28            556,418.95           0.27
30.01 - 40.00 ................       38          1,460,021.71           0.70
40.01 - 50.00 ................       59          3,271,841.09           1.56
50.01 - 60.00 ................       57          3,760,620.00           1.80
60.01 - 70.00 ................       56          3,664,070.65           1.75
70.01 - 80.00 ................       74          4,381,406.91           2.09
80.01 - 90.00 ................       97          8,553,201.95           4.09
90.01 - 100.00 ...............    2,144        182,717,796.07          87.33
                                  -----       ---------------         ------
Total: .......................    2,778       $209,218,712.25         100.00%
                                  =====       ===============         ======

----------
As of the cut-off date, the weighted average credit utilization rates of the initial group 2 loans was approximately 82.86% based on the original principal balances of the group 2 loans.

                                  Draw Term of
                              Initial Group 2 Loans
--------------------------------------------------------------------------------
                                                                       % of
                                                 Aggregate           Aggregate
                                                 Principal           Principal
                                Number of         Balance             Balance
                                 Initial        Outstanding         Outstanding
                                 Group 2         of Initial          of Initial
Draw Term (Months)                Loans        Group 2 Loans       Group 2 Loans
------------------------------  ---------     ---------------      -------------
 60 ..........................      439       $ 36,791,897.62          17.59%
120 ..........................    1,979        144,114,491.35          68.88
180 ..........................      360         28,312,323.28          13.53
                                  -----       ---------------         ------
Total: .......................    2,778       $209,218,712.25         100.00%
                                  =====       ===============         ======

                                Repayment Term of
                              Initial Group 2 Loans
--------------------------------------------------------------------------------
                                                                       % of
                                                 Aggregate           Aggregate
                                                 Principal           Principal
                                Number of         Balance             Balance
                                 Initial        Outstanding         Outstanding
                                 Group 2         of Initial          of Initial
Repayment Term (Months)           Loans        Group 2 Loans       Group 2 Loans
------------------------------  ---------     ---------------      -------------
  0 ..........................      138       $ 10,068,257.10           4.81%
  1 - 60 .....................        5            556,343.98           0.27
 61 - 120 ....................      993         84,271,611.46          40.28
121 - 180 ....................    1,070         86,366,514.45          41.28
181 - 240 ....................      572         27,955,985.26          13.36
                                  -----       ---------------         ------
Total: .......................    2,778       $209,218,712.25         100.00%
                                  =====       ===============         ======

                             Delinquency History of
                              Initial Group 2 Loans
--------------------------------------------------------------------------------
                                                                       % of
                                                 Aggregate           Aggregate
                                                 Principal           Principal
                                Number of         Balance             Balance
                                 Initial        Outstanding         Outstanding
                                 Group 2         of Initial          of Initial
Number of Days Delinquent         Loans        Group 2 Loans       Group 2 Loans
------------------------------  ---------     ---------------      -------------
30- 59 .......................      103       $  8,736,555.80           4.18%
60 - 89 ......................        2            261,000.00           0.12
90 or more ...................        3            108,384.12           0.05
Never Delinquent .............    2,670        200,112,772.33          95.65
                                  -----       ---------------         ------
Total: .......................    2,778       $209,218,712.25         100.00%
                                  =====       ===============         ======

----------
o Each initial group 2 loan is categorized based upon the greatest amount by which it was delinquent during the 12 months preceding the cut-off date.

Representations and Warranties

      In the mortgage loan purchase agreement, pursuant to which the depositor will purchase the mortgage loans from the sponsor, the sponsor will make certain representations and warranties to the depositor regarding the mortgage loans as of the closing date or subsequent transfer date (or such earlier date, as specified in the subsequent transfer documents), as applicable. These representations and warranties include the following:

      o each mortgage note and related mortgage is a legal and binding obligation of the maker thereof, enforceable in all respects in accordance with its terms subject to bankruptcy and other laws affecting the rights of creditors and general equitable principles;

      o each mortgage loan at the time it was made complied in all material respects with applicable federal, state or local law, including, without limitation, predatory and abusive lending laws;

      o none of the mortgage loans are classified as a "high cost home," "covered," "high-cost," "high-risk home," or "predatory" loan under applicable state, federal or local law;

      o the information set forth in the mortgage loan schedule is complete, true and correct in all material respects as of the cut-off date;

      o no mortgaged property is subject to any material damage by waste, fire, earthquake, windstorm, flood or other casualty as of the closing date, and at origination of each mortgage loan there was, and there currently is, no proceeding pending for the total or partial condemnation of the related mortgaged property;

      o each mortgage loan complies with all the terms, conditions and requirements of the originator's underwriting standards in effect at the time of origination;

      o each mortgage loan had a combined loan-to-value ratio at origination of 100.00% or less; and

      o each mortgage loan constitutes a qualified mortgage under Section 860G(a)(3)(A) of the Internal Revenue Code.

      In the event of a breach of any representation or warranty relating to a mortgage loan that materially and adversely affects the interests of the related securityholders in that mortgage loan (without regard to the financial guaranty insurance policy, in the case of a group 2 loan), the sponsor will be obligated to do one of the following:

      o     cure that breach,

      o repurchase that mortgage loan at an amount equal to the sum of the unpaid principal balance of the mortgage loan on the date of repurchase, and accrued interest on that mortgage loan at the applicable mortgage rate from the date through which interest was last paid by the mortgagor to the date of repurchase, or

      o     substitute a replacement mortgage loan for that mortgage loan.

      However, this substitution is permitted only within two years of the closing date and may not be made unless an opinion of counsel is provided to the effect that the substitution will not disqualify any REMIC, or result in a prohibited transaction under the Internal Revenue Code. The depositor will make no representations or warranties for the mortgage loans and will have no obligation to repurchase or substitute mortgage loans with deficient documentation or that are otherwise defective. The sponsor is selling the mortgage loans without recourse and will have no obligations for the mortgage loans in its capacity as seller other than the cure, repurchase or substitution obligations described above. The obligations of each servicer are limited to its contractual servicing obligations under the servicing agreement.

      The indenture trustee will be assigned all right, title and interest in the mortgage loan purchase agreement insofar as they relate to such representations and warranties made by the sponsor.

Pre-Funding and Conveyance of Subsequent Mortgage Loans

      On the closing date the excess of the aggregate class principal balance of the notes and certificates related to a loan group over the aggregate Principal Balance of the initial mortgage loans in that loan group as of the cut-off date, which amount in the aggregate is not expected to exceed $19,292,077 and $40,781,488 with respect to the group 1 loans and group 2 loans, respectively, will be deposited in a separate pre-funding account (each, a "Pre-Funding Account") established and maintained by the indenture trustee on behalf of the related securityholders. Any investment income earned from amounts in each Pre-Funding Account shall be paid to the depositor, and will not be available for payments on the securities. During the period from the closing date to July 24, 2006 (the "Funding Period"), the depositor is expected to purchase mortgage loans ("Subsequent Mortgage Loans") from the sponsor, using funds on deposit in each Pre-Funding Account, and sell such Subsequent Mortgage Loans to the issuing entity for inclusion in the related loan group. The purchase price for each Subsequent Mortgage Loan will equal the principal balance of such Subsequent Mortgage Loan and will be paid from the related Pre-Funding Account. Accordingly, the purchase of Subsequent Mortgage Loans will decrease the amount on deposit in the related Pre-Funding Account and increase the aggregate Principal Balance of the mortgage loans in the related loan group.

      The aggregate characteristics of the mortgage loans in each loan group will vary upon the acquisition of Subsequent Mortgage Loans.

      The obligation of the issuing entity to purchase Subsequent Mortgage Loans during the Funding Period is subject to the following requirements:

      o such Subsequent Mortgage Loan may not be 30 or more days contractually delinquent as of its cut-off date;

      o the servicer of each Subsequent Mortgage Loan in loan group 1 will be Wilshire or Ocwen, and in loan group 2 will be PNC;

      o such Subsequent Mortgage Loan may not have a final maturity date later than June 1, 2036;

      o the remaining term to stated maturity of such Subsequent Mortgage Loan will not exceed 30 years for fully amortizing loans or 15 years for balloon loans;

      o such Subsequent Mortgage Loan will not have a Net Mortgage Rate less than 6.00% or 6.00% per annum in the case of a Subsequent Mortgage Loan relating to the group 1 loans and group 2 loans, respectively;

      o such Subsequent Mortgage Loan will not have a CLTV greater than 100.00%;

      o such Subsequent Mortgage Loan will not have a principal balance greater than $400,000 or $1,250,000 in the case of a Subsequent Mortgage Loan relating to the group 1 loans and group 2 loans, respectively;

      o such Subsequent Mortgage Loan will be secured by a first or second lien; and

      o such Subsequent Mortgage Loan will be otherwise acceptable to the rating agencies and, in the case of a Subsequent Mortgage Loan related to loan group 2, the insurer.

      Following the purchase of such Subsequent Mortgage Loans by the issuing entity, the mortgage loans in each loan group, including the related Subsequent Mortgage Loans, will have the following characteristics (based on the initial mortgage loans in the related loan group as of the cut-off date and the Subsequent Mortgage Loans for that loan group as of the date of their transfer to the issuing entity):

      o a weighted average mortgage rate of at least 10.75% or 9.25% per annum in the case of the group 1 loans and group 2 loans, respectively;

      o a weighted average remaining term to stated maturity of less than 210 months or 270 months in the case of the group 1 loans and group 2 loans, respectively;

      o a weighted average CLTV ratio of not more than 95.50% or 87.50% in the case of the group 1 loans and group 2 loans, respectively;

      o a weighted average credit score of at least 675 and 705 in the case of the group 1 loans and group 2 loans, respectively;

      o no more than 75.00% and 5.00% of the group 1 loans and group 2 loans, respectively, will be balloon loans;

      o no more than 25.00% and 50.00% of the group 1 loans and group 2 loans, respectively, by aggregate principal balance will be concentrated in one state; and

      o no more than 12.00% and 11.00% of the group 1 loans and group 2 loans, respectively, will relate to non-owner occupied properties.

Underwriting Standards

      The mortgage loans have been purchased by the seller from various banks, savings and loan associations, mortgage bankers (which may or may not be affiliated with the seller) and other mortgage loan originators, and were originated generally in accordance with the underwriting criteria described herein.

      All of the mortgage loans are "conventional mortgage loans" (i.e., loans which are not insured by the Federal Housing Authority or partially guaranteed by the Veterans Administration).

      The underwriting standards applicable to the mortgage loans typically differ from, and may be generally less stringent than, the underwriting standards established by Fannie Mae or Freddie Mac primarily with respect to original principal balances, loan-to-value ratios, borrower income, required documentation, interest rates, borrower occupancy of the mortgaged property and/or property types. To the extent the programs reflect underwriting standards different from those of Fannie Mae or Freddie Mac, the performance of the mortgage loans thereunder may reflect higher delinquency rates and/or credit losses. In addition, certain exceptions to the underwriting standards described herein are made in the event that compensating factors are demonstrated by a prospective borrower.

      Generally, each mortgagor will have been required to complete an application designed to provide to the original lender pertinent credit information concerning the mortgagor. As part of the description of the mortgagor's financial condition, the mortgagor will have furnished information (which may be supplied solely in such application) with respect to its assets, liabilities, income (except as described below), credit history, employment history and personal information, and furnished an authorization to apply for a credit report which summarizes the mortgagor's credit history with local merchants and lenders and any record of bankruptcy. The mortgagor may also have been required to authorize verifications of deposits at financial institutions where the mortgagor had demand or savings accounts. In the case of investment properties and two- to four-unit dwellings, income derived from the mortgaged property may have been considered for underwriting purposes, in addition to the income of the mortgagor from other sources. With respect to mortgaged property consisting of vacation or second homes, no income derived from the property generally will have been considered for underwriting purposes. In the case of certain borrowers with acceptable payment histories, no income will be required to be stated (or verified) in connection with the loan application.

      Based on the data provided in the application and certain verification (if required), a determination is made by the original lender that the mortgagor's monthly income (if required to be stated) will be sufficient to enable the mortgagor to meet its monthly obligations on the mortgage loan and other expenses related to the property such as property taxes, standard hazard insurance and other fixed obligations other than housing expenses. Generally, scheduled payments on a mortgage loan during the first year of its term plus taxes and insurance and other fixed obligations equal no more than a specified percentage of the prospective mortgagor's gross income. The percentage applied varies on a case by case basis depending on a number of underwriting criteria, including the CLTV ratio of the mortgage loan. The originator may also consider the amount of liquid assets available to the mortgagor after origination.

      The mortgage loans have been originated under "full" or "alternative," "reduced documentation," "stated income/stated assets" or "no income/no asset" programs. The "alternative," "reduced," "stated income/stated asset" and "no income/no asset" programs generally require either alternative or less documentation and verification than do full documentation programs which generally require standard Fannie Mae/Freddie Mac approved forms for verification of income/employment, assets and certain payment histories. Generally, an "alternative" documentation program requires information regarding the mortgagor's income (i.e., W-2 forms, tax returns and/or pay stubs) and assets (i.e., bank statements) as does a "full doc" loan, however, alternative forms of standard verifications are used. Generally, under both "full" and "alternative" documentation programs, at least one year of income documentation is provided. Generally, under a "reduced documentation" program, either no verification of a mortgagor's stated income is undertaken by the originator or no verification of a mortgagor's assets is undertaken by the originator. Under a "stated income/stated assets" program, no verification of either a mortgagor's income or a mortgagor's assets is undertaken by the originator although both income and assets are stated on the loan application and a "reasonableness test" is applied. Generally, under a "no income/no asset" program, the mortgagor is not required to state his or her income or assets and therefore, no verification of such mortgagor's income or assets is undertaken by the originator. The underwriting for such mortgage loans may be based primarily or entirely on the estimated value of the mortgaged property and the LTV ratio at origination as well as on the payment history and credit score.

      The adequacy of the mortgaged property as security for repayment of the related mortgage loan will generally have been determined by an appraisal in accordance with pre-established appraisal procedure guidelines for appraisals established by or acceptable to the originator. All appraisals conform to the Uniform Standards of Professional Appraisal Practice adopted by the Appraisal Standards Board of the Appraisal Foundation and must be on forms acceptable to Fannie Mae and/or Freddie Mac. Appraisers may be staff appraisers employed by the originator or independent appraisers selected in accordance with pre-established appraisal procedure guidelines established by or acceptable to the originator. The appraisal procedure guidelines generally will have required the appraiser or an agent on its behalf to personally inspect the property and to verify whether the property was in good condition and that construction, if new, had been substantially completed. The appraisal generally will have been based upon a market data analysis of recent sales of comparable properties and, when deemed applicable, an analysis based on income generated from the property or a replacement cost analysis based on the current cost of constructing or purchasing a similar property.

      Under the underwriting standards, various risk categories are used to grade the likelihood that the mortgagor will satisfy the repayment conditions of the mortgage loan. These categories generally establish the maximum permitted loan-to-value ratio and loan amount, given the occupancy status of the mortgaged property and the mortgagor's credit history and debt-to-income ratio. In general, higher credit risk mortgage loans are graded in categories that permit higher debt-to-income ratios and more (or more recent) major derogatory credit items such as outstanding judgments or prior bankruptcies; however, the underwriting standards establish lower maximum loan-to-value ratios and lower maximum loan amounts for loans graded in such categories.

      A substantial portion of the mortgage loans were classified in relatively low (i.e., relatively higher risk) credit categories. The incidence of delinquency, default and bankruptcy with respect to such mortgage loans is expected to be greater than if such mortgage loans had been classified in relatively higher categories.

Additional Information

      The description in this prospectus supplement of the initial mortgage pool and the mortgaged properties is based on the initial mortgage pool as constituted as of the close of business on the cut-off date. Prior to the issuance of the notes, mortgage loans may be removed from the mortgage pool as a result of incomplete documentation or otherwise if the depositor deems their removal necessary or desirable, and may be prepaid at any time. A limited number of other mortgage loans may be included in the mortgage pool prior to the issuance of the notes unless including those mortgage loans would materially alter the characteristics of the initial mortgage pool as described in this prospectus supplement. The depositor believes that the information presented in this prospectus supplement will be representative of the characteristics of the initial mortgage pool as it will be constituted at the time the notes are issued, although the range of mortgage rates and maturities and some other characteristics of the initial mortgage loans may vary. If, as of the closing date, any material loan group characteristic differs by 5% or more from the description in this prospectus supplement, revised disclosure will be provided either in a supplement or in a Current Report on Form 8-K.

                             Static Pool Information

      The depositor will make available any of the sponsor's material static pool information as required under the SEC's rules and regulations on a website on the world wide web. The static pool information material to this offering of securities is located in the hyperlink labeled "HEMT 2006-2" at http://www.credit-suisse.hemt.static-pool.com. Access to this web address is unrestricted and free of charge. The static pool information includes (i) information about the original characteristics of each prior securitized pool as of the cut-off date for that pool and (ii) delinquency, loss and prepayment information about each prior securitized pool.

      The static pool information is not deemed to be a part of the accompanying prospectus or the depositor's registration statement to the extent that the static pool information relates to (a) any trust fund that was established before January 1, 2006 and (b) information relating to assets of any trust fund established on or after January 1, 2006, which information relates to periods prior to January 1, 2006.

                                   The Sponsor

      The following information has been provided by DLJ Mortgage Capital, Inc. and none of the depositor or the underwriter make any representations or warranties as to the accuracy or completeness of such information.

      DLJ Mortgage Capital, Inc., a Delaware corporation ("DLJMC"), is referred to in this prospectus supplement as the "sponsor" or the "seller." Its executive offices are located at 11 Madison Avenue, New York, NY 10010. The sponsor is an affiliate of the depositor, the underwriter, the counterparty and SPS.

      The sponsor, together with its affiliates, is involved in mortgage-backed securitizations and other structured financing arrangements. The sponsor has been engaged in the securitization of assets since its inception in 1988. In connection with these activities, the sponsor uses special purpose entities, such as the depositor, primarily for (but not limited to) the securitization of residential mortgages and home equity loans.

      During fiscal year 2005, the sponsor and its affiliates securitized approximately $50 billion of residential mortgages.

      In the normal course of its securitization program, the sponsor acquires mortgage loans from third party originators and through its affiliates. The sponsor or its affiliates structure securitization transactions in which the mortgage loans are sold to the depositor and the depositor issues the securities supported by the cash flows generated by the mortgage loans and secured by the mortgage loans. The sponsor will make certain representations and warranties to the depositor and the indenture trustee regarding the mortgage loans and if such representations and warranties are breached, the sponsor may have an obligation to repurchase or substitute such mortgage loans from the depositor (or directly from the indenture trustee). To mitigate these risks, however, to the extent the mortgage loans being securitized have been originated by third parties, the sponsor will generally obtain appropriate representations and warranties from these third parties upon the acquisition of such mortgage loans.

      Credit Suisse Financial Corporation ("CSFC"), an affiliate of the sponsor and an originator, is a Delaware corporation. CSFC conducts lending through wholesale loan production offices. CSFC operates more than 2 wholesale loan production offices located in 3 states and makes loans throughout all 50 states and the District of Columbia. CSFC has been originating mortgage loans since 2003.

      The principal executive offices of CSFC are located at 302 Carnegie Center, 2nd Floor, Princeton, New Jersey 08540.

                                  The Depositor

      Asset Backed Securities Corporation, the depositor, incorporated in the State of Delaware on December 31, 1985, an indirect, wholly owned subsidiary of Credit Suisse Holdings (USA), Inc.], will act as the depositor for the trust. Credit Suisse Securities (USA) LLC (formerly known as Credit Suisse First Boston
LLC), the underwriter, is also a wholly owned subsidiary of Credit Suisse First Boston, Inc. The principal executive offices of the depositor are located at Eleven Madison Avenue, New York, NY 10010. Its telephone number is (212) 325-2000.

      See "The Depositor" in the prospectus.

                       Servicers and the Special Servicer

      The summaries of servicing functions provided by the servicers and the special servicer reflect relevant and current servicing operations and procedures and are included for informational purposes. These summaries do not purport to be a complete description of the related servicer's or special servicer's servicing operations and procedures and are qualified by reference to the provisions of the servicing agreement as described in this prospectus supplement and the prospectus. The obligations of each servicer and the special servicer to service or specially service the mortgage loans for the securityholders are governed by the provisions of the servicing agreement and certain of these obligations may result in the application of different procedures than those described in the summaries provided by the servicers and the special servicer.

PNC Bank, N.A.

      PNC Bank N.A., ("PNC") through its business unit PNC Consumer Services ("PNCCS"), will act as a servicer of the group 2 loans. PNCCS's obligations with respect to the related mortgage loans are limited to its contractual servicing obligations. On and after the closing date, PNCCS will service the related group 2 loans in accordance with the servicing agreement.

      PNC, a national banking association organized under the laws of the United States of America is a wholly-owned subsidiary of The PNC Financial Services Group, Inc., ("PNCFS") which is one of the nation's largest diversified financial services organizations. The principal executive offices of PNC are located at 249 Fifth Avenue, One PNC Plaza - 30th Floor, Pittsburgh, Pennsylvania 15222. A telephone number for such offices is (888) 762-2265.

      As of December 31, 2005, PNCFS had total assets of approximately $92 billion and shareholder's equity of approximately $8.6 billion, compared to approximately $79.8 billion in assets and approximately $7.5 billion in shareholder's equity on December 31, 2004. Net income increased to approximately $1.3 billion for the full year 2005 from $1.2 billion in 2004.

      In addition to servicing PNC's (bank owned) consumer loans, PNCCS has been servicing consumer loan portfolios for unaffiliated third parties since 1999. As of December 31, 2005, PNCCS serviced a combined total of approximately 764,683 consumer loan accounts and $21,590,661,747 unpaid principal balance. Of that total, home equity lines of credit ("HELOCs") comprised 277,875 accounts and $10,106,777,327 by unpaid principal balance and home equity installment loans ("HEILs") comprised 154,269 accounts and $9,300,498,036 by unpaid principal balance.

      PNCCS is currently rated "Above Average" as an Alternative Mortgage Loan Servicer by S&P and "SQ2+" as a Primary Servicer by Moody's Investors Service, Inc..

      PNCCS's management team has an average of 22 years of industry experience and 13 years of tenure with the company. All new hires are required to attend a new employee orientation program that covers PNCCS's code of conduct, compliance guidelines, policies and procedures, and an overview of the consumer lending business. Upon completion of the program, new hires also take additional job-specific training classes.

      For existing employees, PNCCS provides refresher and remedial courses. Classes are also offered in conjunction with system enhancements and client acquisitions as needed. Additionally, leadership and supervisory/management development courses are offered through PNC University, a corporate-wide training platform. Corporate compliance maintains a schedule of mandatory regulatory training curricula that includes sessions on Regulation B, fair lending, HMDA and privacy.

      The approximate size, composition and growth of PNCCS's servicing portfolio of Home Equity assets are as follows:

Total Home Equity              Year Ended           Year Ended            Year Ended              Year Ended
(HEIL and HELOC):          December 31, 2002     December 31, 2003     December 31, 2004       December 31, 2005
------------------         -----------------     -----------------     -----------------       -----------------
HEIL accounts                   118,713               112,501               130,275                 154,269
HELOC accounts                  198,346               207,604               242,347                 277,875
Total accounts                  317,059               320,105               372,622                 432,144

HEIL ($)                     $5,076,337,616        $6,591,046,416        $8,150,098,005          $9,300,498,036
HELOC ($)                    $4,957,205,913        $5,686,057,355        $7,806,093,801         $10,106,777,327
Total ($)                   $10,033,543,529       $12,277,103,771       $15,956,191,806         $19,407,275,363

      The servicing of home equity lines of credit requires substantial personal interaction with the obligors to encourage them to make their payments timely, to work with them on missed payments, and to structure solutions for delinquent obligors. Servicing these loans requires strong adherence to PNCCS policies since the servicer's interaction often may involve an obligor who is experiencing financial difficulties. PNCCS has established the following processes and procedures to address these factors.

      Customer service is performed through PNC's customer service group, the National Financial Services Center ("NFSC"). The NFSC provides 24/7 live customer service and a toll free phone number. In addition, there is an Interactive Voice Response system.

      The customer service agents are a highly-trained and tenured group of specialists. A centralized customer assistance team supports the customer service agents in resolving more complex issues that arise. PNCCS also has a team of Spanish-speaking loan specialists to assist borrowers.

      Customer service agents are formally monitored by their team leader and by another team leader to ensure a non-biased assessment. A scorecard is utilized to assess the quality of monitored calls and is factored into an incentive program for customer service agents.

      PNCCS utilizes call recording software to randomly record customer service calls, which are then used to monitor agents and provide them feedback on their performance.

      The collection group is divided into two units: early and late stage collections. PNCCS blends its inbound and outbound collection calls, allowing for more efficient use of the collection staff. Complex inbound calls are handled by more experienced collectors, while newly-hired collectors handle the more complex calls only after two-to-four months of tenure with the company.

      PNCCS utilizes a series of collection behavioral scorecards developed by an external vendor. PNCCS recently narrowed the number of scorecards utilized from ten to five to better reflect the attributes of its HEIL and HELOC borrowers. These scorecards run through a decision engine ("STRATA") within PNCCS's servicing application. When an account becomes past due, STRATA rescores the account and determines the appropriate collection strategy. Calls may be initiated as early as the first day of delinquency, depending on the score derived by STRATA and optimizer software is then utilized to determine the best time to call.

      PNCCS employs a predictive auto-dialer in calling campaigns for early-stage delinquent accounts (1-59 days past due), which are pooled across all asset types (home equity, auto, etc.). A predictive dialer facilitates more voice-connects between collectors and borrowers by eliminating busy signals, answering machines and other barriers to live communication, from the calling queue.

      All collectors are subject to call monitoring by their supervisor. Monitoring frequency varies according to the collector's experience. The frequency ranges from 20 calls per month for a new collector to 20 calls per year for a senior manager.

      PNCCS has a policy to record 100% of both its inbound and outbound collection calls. Recordings are stored for 90 days unless there is a complaint, in which case the recording is stored until the complaint has been resolved.

      PNCCS late stage collection unit handles accounts that are 60+ days delinquent and continues collections efforts until the month in which the account is exposed for charge-off. The late stage staff focuses on specific product types (home equity vs. auto, etc.) as opposed to the pooling of assets types used by the early-stage collection staff. Late-stage collectors can negotiate and approve repayment plans.

      PNCCS proactively reaches out to troubled borrowers through the calling and letter campaigns. PNCCS also sends out loss mitigation letters to delinquent borrowers at approximately 75 days past due, one month after a property is referred to foreclosure and two-months prior to a scheduled foreclosure sale. A property inspection is performed by an external vendor when an account assigned for foreclosure.

      PNCCS pursues a dual-track loss mitigation and foreclosure strategy. PNCCS makes several follow-up calls to confirm that the letter was received and loss mitigation services were offered. PNCCS determines the optimal default resolution based on the analysis of the borrower's financial situation, intentions, and history of loss mitigations options, as well as loan characteristics such as lien position, collateral value, and outstanding balance.

      A foreclosure specialist typically refers loans for foreclosure between 90 and 120 days of delinquency, and the foreclosure manager approves each referral. A property report and a broker price opinion (BPO) are ordered pre-foreclosure and a subsequent equity analysis is performed. After a loan is referred to foreclosure, PNCCS monitors the attorney to ensure all steps in the foreclosure process are performed in a timely and cost-effective manner. PNCCS manages the foreclosure process using a network of external attorneys.

      Once the foreclosure sale is completed, properties are transferred to the realty services department and a full appraisal is obtained. Properties are analyzed individually to determine the best repair and listing strategy. The REO inventory is monitored for timely disposal at the optimal price.

      PNCCS does not have custodial responsibilities for the mortgage loan documents except to the extent that it receives such documents in connection with pay-offs of the mortgage loans. PNCCS's lien release department holds the paid in full loan files in locked fire proof cabinets until the lien release is sent to the county.

      PNCCS made the following material changes to its policies and procedures in servicing all its home equity assets during the past three years:

      o In January 2003, PNCCS completed a multi-million dollar investment in a digital storage and retrieval platform ("Filenet"). All servicing file contents are imaged, stored and easily retrieved. Numerous PNCCS servicing departments have access to the retrieval tools.

      o In November 2004, PNCCS launched an internally developed mainframe system ("Mortgage Recording System") to manage mortgage/deed of trust reconcilement, tracking, and satisfaction throughout the home equity life cycle. In addition the system calculates recording and satisfaction fees, prints checks and prints all required documentation for recording and satisfaction.

Wilshire Credit Corporation

      Wilshire Credit will act as a servicer of the group 1 loans and its obligations with respect to the related mortgage loans are limited to its contractual servicing obligations. On and after the closing date, Wilshire Credit will service the related group 1 loans in accordance with the servicing agreement.

      The principal executive offices of Wilshire Credit are located at 14523 SW Millikan Way, Suite 200, Beaverton, Oregon 97005. The telephone number of such offices is (503) 223-5600.

      Wilshire Credit, a Nevada corporation, is a wholly-owned subsidiary of Merrill Lynch Mortgage Capital Inc. ("ML"). Wilshire Credit, together with the predecessor to Wilshire Credit, has conducted a loan servicing business since 1994. Wilshire Credit currently services loans for ML as well as portfolios for unaffiliated third parties.

      Wilshire Credit is primarily engaged in the non-prime loan servicing business. At December 31, 2005, Wilshire Credit was servicing approximately $21.8 billion aggregate principal amount of loans and charge off assets. At December 31, 2005, Wilshire Credit had approximately 637 employees.

      Wilshire Credit (or its predecessor in interest) has serviced mortgage loans since 1994 and has serviced mortgage loans similar to the mortgage loans in the mortgage pool since 2000.

      The size, composition and growth of Wilshire Credit's portfolio of assets of the type included in the current transaction are as follows:

--------------------------------------------------------------------------------
                                 As of       Number of   Approximate Outstanding
  Type of Asset              December 31,      Loans      Principal Balance ($)
----------------             ------------    ---------   -----------------------
Subordinate Lien                 2000         45,216            597,060,211
Sub-Prime                        2000          8,140            303,111,697

Subordinate Lien                 2001         68,123          1,794,771,239
Sub-Prime                        2001         12,045            584,972,781

Subordinate Lien                 2002         75,505          2,296,472,104
Sub-Prime                        2002          8,820            365,199,943

Subordinate Lien                 2003         67,505          2,638,073,436
Sub-Prime                        2003         18,520          2,137,893,258

Subordinate Lien                 2004        120,517          4,998,592,582
Sub-Prime                        2004         23,070          3,779,048,540

Subordinate Lien                 2005        143,679          6,253,293,420
Sub-Prime                        2005         80,585         14,302,067,780
--------------------------------------------------------------------------------

      The servicing of subordinate lien mortgages and sub-prime mortgages requires substantial personal interaction with the obligors to encourage them to make their payments timely, to work with them on missed payments, and to structure individual solutions for delinquent obligors. Servicing these loans also requires strong adherence to company policies since the servicer's interaction often may involve an obligor who is experiencing financial difficulties. Wilshire Credit has established the following processes and procedures to address these factors.

      Customer service representatives undergo three weeks of orientation, classroom instruction, and mentoring before graduating to a live call-center environment, where they are monitored and supervised extensively. The call center is automated and utilizes a variety of technologies such as an automated call distribution system and a voice response unit ("VRU"). Wilshire Credit attempts to increase its interaction with borrowers through:

      o Extended daily hours of operation to accommodate a diverse geographic portfolio.

      o     A bilingual 24-hour VRU.

      o An extensive customer service website that offers various payment options, detailed account information, and FAQ section.

      o Trending analysis of call volume to monitor customer service issues, determine workflow demands, and identify training needs.

      o Customer service desk reference and other web-based materials for easy reference.

      o A dedicated support group to handle research tasks to maximize call center efficiency.

      o An Executive Response Team to respond to regulatory inquiries and attorney letters.

      o Proprietary systems that work in tandem with Wilshire Credit's predictive dialer, enabling management to customize calling campaigns for multiple collectors or on an individual basis.

      Wilshire Credit uses an early stage collections group that is responsible for loans in the 3-59 days past due category. Loans that migrate 60 days past due and beyond are handled by the late stage collections group. In this group, collectors have the discretion to establish a pre-forbearance agreement up to six months in duration prior to submitting the delinquent loan to a loss mitigation counselor. At approximately 75 days past due, delinquent loans are reviewed for submission to the foreclosure department or submitted for charge-off consideration, based upon the equity analysis and lien position. See additional procedures described under Wilshire Credit's handling of delinquencies, losses, bankruptcy and recoveries.

      Wilshire Credit has created an internal control regimen that oversees its procedures to ensure that they are followed. These include: corporate audit, internal legal counsel, a dedicated compliance officer, an internal control program, and a risk management department, each of which is obligated to separately police Wilshire Credit's procedures.

      Under Wilshire Credit's internal control program, all loan servicing departments are responsible for identifying operational and financial risks and testing internal controls, reporting test results, and undertaking corrective action, when appropriate. The entire program is overseen by the internal control group, which is independent of the loan servicing functions.

      Second lien servicing requires monitoring of the first lien to ensure that the integrity of the second lien position is maintained. Wilshire Credit has revised its monitoring processes as described below to enhance such monitoring.

      Wilshire Credit utilizes an estimated severity calculation to help minimize losses by using the loss information to determine the best servicing strategy. Estimated losses can determine collection strategy, foreclosure bid amounts, or aid in the determination of acceptance of loss mitigation transactions. At key points in the servicing process such as foreclosure referral or short sale transactions, Wilshire Credit utilizes an asset review committee to approve transactions to encourage creative and prudent decisions.

      Loss mitigation efforts are administered by the loan workout officers and officially commence with a mass mailing to all accounts that are 45 days delinquent depending on asset type. The loan workout officers are primarily responsible for identifying and soliciting viable workout opportunities through telephone and special letter campaigns. Policies and procedures for loss mitigation efforts are documented with clearly defined approval levels and step-by-step procedures for pre-qualifying borrowers for workout packages. Loss mitigation efforts currently include:

      o     Periodic contact attempts every five days with a 30-day "door knock"

      o     Updated broker price opinion (BPO) every six months.

      o Proprietary foreclosure disposition model which performs calculations for best exit strategy to minimize loss severity.

      o Reasons for default are reviewed to identify legitimate hardship situations that qualify for workouts.

      o     No charges for forbearance agreements.

      A foreclosure committee, consisting of at least two corporate officers, is required to review and approve any loan for foreclosure commencement. A referral specialist in Wilshire Credit is tasked with reviewing foreclosure files that have been inherited from a previous servicer to identify potential issues that may challenge efficient timeline processing.

      Wilshire Credit's REO group is responsible for REO property marketing and disposition, as well as property inspections and preservation work, insurance claims, and property valuations. Its processes include the following:

      o A minimum of two property valuations post-acquisition are obtained to determine asset value and list price.

      o     Assets are assigned based on investor and geographic considerations.

      o A written marketing plan is developed that includes list price, recommendations for property repairs, estimated sales price, and gain/loss projections.

      o Marketing plans are effective for a duration of 120 days and require management approval to ensure consistency in the marketing process.

      o Asset managers enjoy delegated approval to accept offers within pre-defined authority levels.

      o Cash for keys is used to minimize protracted eviction proceedings and to facilitate marketing time.

      o     Repairs are considered on a cost-benefit basis.

      o Wilshire Credit reviews monthly broker status reports and generates scorecards to ensure acceptable marketing effort.

      o     Marketing is facilitated by property listing on internet site.

      Wilshire Credit has made the following material changes to its policies and procedures in servicing all of its mortgages during the past three years:

      On May 1, 2004, Wilshire Credit was acquired by Merrill Lynch Mortgage Capital, Inc. With improved access to capital funding, Wilshire Credit has been able to upgrade its servicing technology, infrastructure, and build additional capacity to accommodate future portfolio growth.

      In 2004, Wilshire Credit implemented a staffing model to ensure that employee resources are equivalent to projected portfolio growth per each quarter throughout the calendar year. Wilshire Credit has expanded its training and recruitment programs, and in 2005 adopted a centralized training and career-pathing corporate initiative.

      In 2005, Wilshire Credit created a separate department to work with borrowers and provide reports to investors with regard to mortgage loans located in federally declared disaster areas.

      In 2005 Wilshire Credit established a separate executive response team to respond to escalated borrower issues.

      During the past three years, Wilshire Credit has created a centralized senior lien-monitoring group and a centralized foreclosure-monitoring group for second lien mortgages. The senior lien-monitoring group attempts to determine the status of the senior lien once the mortgage becomes 60 days delinquent and every 30 days thereafter. The foreclosure-monitoring group assumes responsibility for the mortgage once Wilshire Credit has determined that the senior lien holder has started a foreclosure action. This group then monitors the foreclosure process to protect the second lien position from being extinguished by the senior lien holder.

      Wilshire is required to make advances to the extent described herein. See "The Servicing Agreement--Advances from the Servicers." Wilshire Credit has not failed to make a required advance in connection with any mortgage-backed securitization.

      Wilshire Credit does not have custodial responsibility for the mortgage loan documents except to the extent that it receives such documents in connection with pay-offs of the mortgage loans. Wilshire Credit's lien release department holds the paid in full loan files in locked fire proof cabinets until the lien release is sent to the county.

      Wilshire Credit also may receive original documents for the purpose of pursuing a foreclosure action or other borrower requests such as subordinations. Wilshire Credit's collateral control department holds all files in locked fire proof cabinets until the loan is reinstated or liquidated, at which time the files are returned to the custodian or archived.

Ocwen Loan Servicing, LLC

      Ocwen Loan Servicing, LLC ("Ocwen"), a Delaware limited liability company, has its primary servicing operations in Orlando, Florida and its corporate offices in West Palm Beach, Florida. Ocwen is a wholly owned subsidiary of Ocwen Financial Corporation, a public financial services holding company ("OCN") headquartered in West Palm Beach, Florida. OCN's primary businesses are the servicing, special servicing and resolution of nonconforming, subperforming and nonperforming residential and commercial mortgage loans for third parties, as well as providing loan servicing technology and business-to-business e-commerce solutions for the mortgage and real estate industries.

      As of December 31, 2005, OCN had approximately $1.854 billion in assets, including $269.6 million of cash, approximately $1.507 billion in liabilities and approximately $347 million in equity. For the year ended December 31, 2005, OCN's pre-tax income was approximately $20.9 million, as compared to approximately $25.4 million in 2004. Net income was approximately $15.0 million in 2005, as compared to approximately $57.7 million in 2004, which included a net tax benefit of $32.3 million.

      The servicing of the mortgage loans in Ocwen's servicing portfolio was transferred to Ocwen by its affiliate Ocwen Federal Bank FSB ("OFB"), effective on June 30, 2005. This service transfer was the result of OFB's voluntary dissolution, sale of its branch facility and deposits in Fort Lee, New Jersey to another bank, and cessation of operations as a federal savings bank. Upon OFB's dissolution and sale of the branch facility and deposits, all of OFB's remaining assets and liabilities, including its mortgage loan servicing business, were transferred to and assumed by Ocwen. Ocwen's management, servicing portfolio and platform was not changed as a result of the foregoing transactions.

      Ocwen is rated as a "Strong" residential subprime servicer and residential special servicer by Standard & Poor's and has an "RPS2" rating as a subprime servicer and an "RSS2" rating as special servicer from Fitch Ratings. Ocwen is also rated "SQ2-" ("Above Average") as a primary servicer of subprime loans and "SQ2" ("Above Average") as a special servicer by Moody's Investors Service, Inc. On April 23, 2004, Standard & Poor's placed its "Strong" residential subprime servicer and residential special servicer ratings assigned to Ocwen on "Credit Watch with negative implications." Ocwen is an approved Freddie Mac and Fannie Mae seller/servicer.

      The liabilities assumed by Ocwen from OFB include contingent liabilities resulting from it having been named as a defendant in several potential class action lawsuits challenging its mortgage servicing practices. To date, no such lawsuit has been certified by any court as a class action. On April 13, 2004, these lawsuits were consolidated in a single proceeding in the United States District Court for the District of Illinois under caption styled: Ocwen Federal Bank FSB Mortgage Servicing Litigation, MDL Docket No. 1604. Ocwen believes that its servicing practices comply with legal requirements. Ocwen intends to defend against such lawsuits. Ocwen is also subject to various other routine pending litigation in the ordinary course of its business. While the outcome of litigation is always uncertain, Ocwen's management is of the opinion that the resolution of any of these claims and lawsuits will not have a material adverse effect on the results of its operations or financial condition or its ability to service the mortgage loans.

      On November 29, 2005, a jury in a Galveston, Texas county court returned a verdict of $11.5 million in compensatory and punitive damages and attorneys' fees against Ocwen in favor of a plaintiff borrower whose mortgage loan was serviced by Ocwen. The plaintiff brought the claims under the Texas Deceptive Trade Practices Act and other state statutes and common law generally alleging that Ocwen engaged in improper loan servicing practices. On February 9, 2006, the trial court entered its final judgment reducing the total jury award to approximately $1.8 million for actual damages and attorneys' fees and denying the punitive damages award. Ocwen believes that the damage award is against the weight of evidence and contrary to law and that the attorneys' fees should be reduced as impermissibly excessive. Ocwen intends to appeal the decision and will continue to vigorously defend this matter.

      Ocwen, including its predecessors, has significant experience in servicing residential and commercial mortgage loans and has been servicing residential mortgage loans since 1988, and non prime mortgage loans since 1994. Ocwen is one of the largest third-party subprime mortgage loan servicers in the United States. OCN and its related companies currently employ more than 3,500 people worldwide with domestic residential mortgage loan servicing and processing centers in Orlando, Florida and Chicago, Illinois and related international offices in Bangalore and Mumbai, India. Ocwen specializes in the management of sub-performing and non performing assets, including severely delinquent and labor-intensive mortgage loans and REO assets. Ocwen's servicing experience generally includes collection, loss mitigation, default reporting, bankruptcy, foreclosure and REO property management.

      As of December 31, 2005, Ocwen provided servicing for residential mortgage loans with an aggregate unpaid principal balance of approximately $42.8 billion, substantially all of which are being serviced for third parties, including loans in over 250 securitizations. The table below sets forth the aggregate unpaid principal balance of the subprime mortgage loans serviced by Ocwen at the end of each of the indicated periods.

                                      Ocwen
                          Subprime Servicing Portfolio
                             (Dollars in Thousands)

Aggregate Principal      Aggregate Principal    Aggregate Principal    Aggregate Principal    Aggregate Principal
   Balance as of            Balance as of          Balance as of          Balance as of          Balance as of
 December 31, 2001        December 31, 2002      December 31, 2003      December 31, 2004      December 31, 2005
--------------------     ------------------     -------------------    -------------------    -------------------
    $17,422,016              $26,356,007            $30,551,242             $28,367,753            $37,424,696

      Ocwen's Delinquency and Foreclosure Experience

      The following tables set forth, for the subprime mortgage loan servicing portfolio serviced by Ocwen, certain information relating to the delinquency, foreclosure, REO and loss experience with respect to such mortgage loans (including loans in foreclosure in Ocwen's servicing portfolio (which portfolio does not include mortgage loans that are subserviced by others)) at the end of the indicated periods. The indicated periods of delinquency are based on the number of days past due on a contractual basis. No mortgage loan is considered delinquent for these purposes until it is one month past due on a contractual basis. Ocwen's portfolio may differ significantly from the mortgage loans in the mortgage loan pool in terms of interest rates, principal balances, geographic distribution, types of properties, lien priority, origination and underwriting criteria, prior servicer performance and other possibly relevant characteristics. There can be no assurance, and no representation is made, that the delinquency and foreclosure experience with respect to the mortgage loans in the mortgage loan pool will be similar to that reflected in the table below, nor is any representation made as to the rate at which losses may be experienced on liquidation of defaulted mortgage loans in the mortgage loan pool. The actual delinquency experience with respect to the mortgage loans in the mortgage loan pool will depend, among other things, upon the value of the real estate securing such mortgage loans in the mortgage loan pool and the ability of the related borrower to make required payments. It should be noted that if the residential real estate market should experience an overall decline in property values, the actual rates of delinquencies and foreclosures could be higher than those previously experienced by Ocwen. In addition, adverse economic conditions may affect the timely payment by borrowers of scheduled payments of principal and interest on the mortgage loans in the mortgage loan pool and, accordingly, the actual rates of delinquencies and foreclosures with respect to the mortgage loan pool. Finally, the statistics shown below represent the delinquency experience for Ocwen's mortgage servicing portfolio only for the periods presented, whereas the aggregate delinquency experience with respect to the mortgage loans comprising the mortgage loan pool will depend on the results obtained over the life of the mortgage loan pool.

               Delinquency and Foreclosures(Dollars in Thousands)

                                          As of                                           As of
                                    December 31, 2002                               December 31, 2003
                       ------------------------------------------      ------------------------------------------
                                      By       Percent  Percent                      By       Percent   Percent
                        By No.      Dollar     By No.   By Dollar       By No.      Dollar     By No.   By Dollar
                       of Loans     Amount    of Loans  of Amount      of Loans     Amount    of Loans  of Amount
                       --------  -----------  --------  ---------      --------  -----------  --------  ---------
Total Portfolio        229,335   $26,356,007   100.00%   100.00%       256,891   $30,551,242   100.00%   100.00%
Period of
Delinquency(1)
30-59 Days .......       8,483   $   858,552     3.70%     3.26%        10,662   $ 1,117,125     4.15%     3.66%
60-89 Days .......       3,718   $   393,762     1.62%     1.49%         4,595   $   488,900     1.79%     1.60%
90 Days or more         19,823   $ 1,820,509     8.64%     6.91%        24,050   $ 2,341,837     9.36%     7.67%
Total Delinquent
Loans ............      32,024   $ 3,072,823    13.96%    11.66%        39,307   $ 3,947,862    15.30%    12.92%
Loans in
Foreclosure(2) ...       8,323   $   849,266     3.63%     3.22%         9,800   $ 1,057,710     3.81%     3.46%

                                          As of                                           As of
                                    December 31, 2004                               December 31, 2005
                       ------------------------------------------      ------------------------------------------
                                      By       Percent  Percent                      By       Percent   Percent
                        By No.      Dollar     By No.   By Dollar       By No.      Dollar     By No.   By Dollar
                       of Loans     Amount    of Loans  of Amount      of Loans     Amount    of Loans  of Amount
                       --------  -----------  --------  ---------      --------  -----------  --------  ---------
Total Portfolio        237,985   $28,367,753   100.00%   100.00%       304,153   $37,424,696   100.00%   100.00%
Period of
Delinquency(1)
30-59 Days .......      11,251   $ 1,127,427     4.73%     3.97%        15,854   $ 1,678,284     5.21%     4.48%
60-89 Days .......       5,066   $   515,826     2.13%     1.82%         7,701   $   773,139     2.53%     2.07%
90 Days or more         26,459   $ 2,545,313    11.12%     8.97%        34,669   $ 3,336,423    11.40%     8.92%
Total Delinquent
Loans ............      42,776   $ 4,188,566    17.97%    14.77%        58,224   $ 5,787,845    19.14%    15.47%
Loans in
Foreclosure(2) ...       9,599   $   975,961     4.03%     3.44%         9,057   $   924,118     2.98%     2.47%

----------
(1) Includes 25,483 loans totaling $2,393,333 for December 31, 2005, which were delinquent at the time of transfer to Ocwen.

(2) Loans in foreclosure are also included under the heading "Total Delinquent Loans."

                                Real Estate Owned
                             (Dollars in Thousands)

                             As of December 31, 2002   As of December 31, 2003   As of December 31, 2004   As of December 31, 2005
                            ------------------------   -----------------------   -----------------------   -----------------------
                                              By                        By                        By                        By
                             By No.         Dollar       By No.       Dollar       By No.       Dollar       By No.       Dollar
                            of Loans        Amount      of Loans      Amount      of Loans      Amount      of Loans      Amount
                            --------     -----------    --------   -----------    --------   -----------    --------   -----------
Total Portfolio.......       229,335     $26,356,007    256,891    $30,551,242    237,985    $28,367,753    304,153    $37,424,696
Foreclosed Loans(1)...        3,484      $   285,598     4,849     $   437,510     4,858     $   439,890     4,475     $   390,412
Foreclosure Ratio(2)..        1.52%         1.08%        1.89%        1.43%        2.04%        1.55%        1.47%        1.04%

----------
(1) For the purpose of these tables, "Foreclosed Loans" means the principal balance of mortgage loans secured by mortgaged properties the title to which has been acquired by Ocwen.

(2) The "Foreclosure Ratio" is equal to the aggregate principal balance or number of Foreclosed Loans divided by the aggregate principal balance, or number, as applicable, of mortgage loans in the Total Portfolio at the end of the indicated period.

                           Loan Gain/(Loss) Experience
                             (Dollars in Thousands)

                              As of December 31, 2002   As of December 31, 2003   As of December 31, 2004  As of December 31, 2005
                              -----------------------   -----------------------   -----------------------  -----------------------
Total Portfolio(1) ........         $26,356,007               $30,551,242               $28,367,753              $37,424,696
Net Gains/(Losses)(2)(3) ..          $(275,036)                $(249,516)                ($348,145)               ($406,451)
Net Gains/(Losses) as
a Percentage of Total
Portfolio .................            (1.04)%                   (0.82)%                   (1.23)%                  (1.09)%

----------
(1) "Total Portfolio" on the date stated above is the principal balance of the mortgage loans outstanding on the last day of the period.

(2) "Net Gains/(Losses)" are actual gains or losses incurred on liquidated properties and shortfall payoffs for the preceding one year period. Gains or losses on liquidated properties are calculated as net sales proceeds less unpaid principal at the time of payoff. Shortfall payoffs are calculated as the difference between the principal payoff amount and unpaid principal at the time of payoff.

(3) Includes $(123,605) as of December 31, 2005 of losses attributable to loans, that were delinquent at the time of transfer to Ocwen.

      Prior Securitizations

      In the past three years, Ocwen has not been terminated as a servicer in a residential mortgage backed securities transaction due to a servicer default or application of a servicing performance test or trigger. In the past three years, Ocwen has not failed to make any required advance with respect to any issuance of residential mortgage backed securities transactions.

      Ocwen's Policies and Procedures

      Upon boarding a mortgage loan, various types of information are automatically loaded into Ocwen's mortgage loan servicing system
("REALServicing"). Ocwen then makes all reasonable efforts to collect the contractual mortgage loan payments that are due by the borrower pursuant to the applicable mortgage loan documents and, consistent with the applicable servicing agreement, will follow such collection procedures that are customary with respect to comparable mortgage loans.

      Ocwen's collection policy seeks to identify payment problems at the early stage of delinquency and, if necessary, to address such delinquency in order to preserve the equity of a pre-foreclosure mortgage property. Ocwen uses a consistent application, a proactive consulting approach, defined call strategies, and enhanced payment methods to assist the collection process. On a monthly basis, borrowers are mailed their monthly statement in advance of the due date. All borrowers can obtain loan information and make payments via web access (www.ocwen.com), as well as direct dial customer service.

      Ocwen utilizes multiple strategies in order to identify payment problems while working with borrowers to make their monthly payment in a timely manner. The potential for losses is mitigated using internal proprietary models to project performance and required advances and to assist in identifying workout options. On a monthly basis the delinquency status is determined for each mortgage loan. A collector then calls the borrower to make payment arrangements. If payments have not been collected by the date a late charge becomes effective, a standard reminder letter is mailed to the borrower.

      Subject to the limitations set forth in the applicable servicing agreement, Ocwen, in its discretion, may waive any assumption fees, late payment charges, or other charges in connection with the underlying mortgage loans, modify any term of a mortgage loan, consent to the postponement of strict compliance with any such terms, or grant indulgence to any borrower.

      If a loan becomes non-performing, projections are conducted on a monthly basis using proprietary cash-flow models that help determine the recoverability of losses and the preservation of equity. Various marketing scenarios are analyzed using an updated broker price opinion and appraisals to assist in projecting property cash flow. If the projected loss severity reaches or exceeds 100% (proceeds less expenses) then future advances on the mortgage loan are deemed non-recoverable and a recommendation is then made to stop making such advances. A more in-depth analysis is conducted to determine if charge-off is appropriate.

      If reasonable collection efforts have not been successful, Ocwen will determine whether a foreclosure proceeding is appropriate. Additional proprietary models are used to project future costs that may occur while completing foreclosure and ultimately liquidating the loan.

      Ocwen complies with standard servicing practices in utilizing customary external vendors for such functions as obtaining property appraisals, broker price opinions, property preservation functions and legal counsel. These functions are monitored and reviewed by Ocwen.

      Over the past three years, there has been no material changes in Ocwen's servicing policies and procedures.

Select Portfolio Servicing, Inc.

      SPS is an experienced residential mortgage loan servicer that services a loan portfolio including Alt-A, subprime and non-performing assets.

      SPS was incorporated on February 24, 1989 under the laws of the State of Utah. SPS commenced mortgage servicing operations in 1989 for its own account and has managed and serviced third-party subprime and non-performing mortgage loan portfolios since 1994. SPS began servicing third-party Alt-A mortgage loan portfolios in 2002. On June 30, 2004, SPS changed its name from Fairbanks Capital Corp. to Select Portfolio Servicing, Inc. On October 4, 2005, Credit Suisse (USA), Inc., an affiliate of the depositor and the sponsor, acquired all of the outstanding stock of SPS's parent from the prior shareholders. An affiliate of the depositor is also a lender under one of SPS's credit facilities. SPS's corporate offices are located at 3815 South West Temple, Salt Lake City, Utah 84115. SPS conducts operations in Salt Lake City, Utah and Jacksonville, Florida.

      SPS is approved by HUD as a non-supervised mortgagee with servicing approval, and is a Fannie Mae-approved seller/servicer and a Freddie Mac-approved servicer engaged in the servicing of first and junior lien mortgage loans.

      SPS maintains an "Average" rating with a "Positive" outlook with Standard and Poor's Ratings Services, a division of the McGraw-Hill Companies, Inc. and an "SQ2-" rating with Moody's Investors Service, Inc.. Fitch Ratings has given SPS the following residential primary servicer ratings: "RPS2-" for subprime, home equity and Alt A products and "RSS2-" for special servicing.

      To SPS's knowledge, no prior securitizations of mortgage loans involving SPS and of a type similar to the assets included in the current transaction have defaulted or experienced an early amortization or other performance triggering event because of SPS's servicing during the past three years.

      In the past three years, SPS has not failed to make any required advance with respect to any securitization of mortgage loans.

      SPS believes that there is not a material risk that financial condition will have any adverse effect on any aspect of its servicing that could have a material impact on the mortgage pool performance or the performance of the certificates.

      SPS has been involved in various legal and regulatory proceedings. See "Risk Factors--Recent developments affecting SPS" in this prospectus supplement.

Servicing Experience and Procedures of Select Portfolio Servicing, Inc.

      The size and composition of and changes in SPS's portfolio of assets of the type included in the current transaction are as follows:

--------------------------------------------------------------------------------
                                Second Lien Loans
--------------------------------------------------------------------------------
       Date                     Number of Loans         Unpaid Principal Balance
--------------------------------------------------------------------------------
December 31, 2000                     17,744                  $497,085,065
--------------------------------------------------------------------------------
December 31, 2001                     43,768                $1,316,889,156
--------------------------------------------------------------------------------
December 31, 2002                     78,046                $2,378,774,293
--------------------------------------------------------------------------------
December 31, 2003                     49,962                $1,440,534,831
--------------------------------------------------------------------------------
December 31, 2004                     32,357                  $863,199,199
--------------------------------------------------------------------------------
December 31, 2005                     30,621                  $955,521,650
--------------------------------------------------------------------------------
  March 31, 2006                      29,845                  $944,510,898
--------------------------------------------------------------------------------

      The following summary describes certain of SPS's relevant and current servicing operations and procedures and is included for informational purposes. This summary does not purport to be a complete description of SPS's servicing operations and procedures and is qualified by reference to the provisions of the servicing agreement as described in this prospectus supplement and the prospectus. In fact, the obligations of SPS to specially service the mortgage loans for the securityholders are governed by the provisions of the servicing agreement and certain of these obligations may result in the application of different procedures than those described in the following summary. In addition, SPS expects that from time to time its servicing operations and procedures will be modified and changed to address applicable legal and regulatory developments, as well as other economic and social factors that impact its servicing operations and procedures. There can be no assurance, and no representation is made, that the general servicing operations and procedures of SPS described below will apply to each mortgage loan in the mortgage pool during the term of such loan.

      As an experienced loan servicer, SPS has highly developed systems and controls in place to manage its servicing of Alt-A, subprime and non-performing assets. The servicing of such assets requires a high level of experience and sophistication and involves substantial interaction with customers. This is particularly true when a customer is experiencing financial difficulty or when a loan has become delinquent. In such cases, SPS works with customers individually, encouraging them to make payments timely, working on missed payments, and structuring individual solutions when appropriate.

      In connection with delinquent mortgage loans, the quality of contact is critical to the successful resolution of the customer's delinquency. SPS spends a minimum of three weeks training new hires before they are placed into customer service positions having any customer contact. This training includes general orientation, classroom instruction on specific topics, and individual mentoring for customer service representatives. SPS has detailed compliance matrices designed for its customer service areas to ensure that each customer call is productive and complies with applicable state and federal regulations.

      SPS posts mortgage loan payments on a daily basis. Funds are typically posted to a payment clearing account on the business day they are received. SPS transfers funds from the payment clearing account to individual collection accounts within two business days of deposit into the payment clearing account.

      SPS uses two methods of determining delinquencies, depending on whether the related servicing agreement requires (expressly or by implication) application of the "MBA delinquency method" or the "OTS delinquency method". The MBA delinquency method treats a loan as 30-59 days delinquent when a payment is contractually past due 30 to 59 days. For example, a loan due on the first of the month is considered 30 days delinquent at close of business on the last day of the same month. The OTS delinquency method includes a one month grace period for the purpose of reporting delinquencies. This method treats a loan as 30-59 days delinquent when a payment is contractually past due 60 to 89 days. For example, a loan due on the first of the month is considered 30 days delinquent at close of business on the last day of the following month.

      SPS uses equity valuation and management experience to determine the point at which an asset should be charged off, unless different criteria are called for by the related servicing agreement. This evaluation considers the length of the delinquency, time elapsed since the last contact with the customer, any loss of security to the property, and the projected economic valuation of the asset. SPS uses multiple methods for determining the point of charge-off, depending on the lien position of the related asset.

      For example, the general criteria to determine whether to charge off a first lien loan may include one or more of the following considerations: whether an equity valuation has caused SPS to cease all advances, whether there are any outstanding insurance claims on the related property, whether SPS has had any contact with the borrower in the past 30 days and whether the loan is 180 or more days delinquent.

      SPS organizes collections efforts by stage of delinquency. The Primary Collections group is responsible for early stage delinquency and is divided into two core groups. The Stage One collections group is responsible for loans up to 59 days past due. While associates in the Stage One group are focused on collecting payments currently owed, they will also identify opportunities to refer customers to SPS's Loan Resolution department. Loans that are 60-119 days past due are handled by the Stage Two collections group. In this group, collectors have discretion to establish informal payment agreements of up to three months duration. Similar to our Stage One team, Stage Two associates also work to identify customers who need a formalized forbearance plan or require other loss mitigation assistance, transferring such customers to the Loan Resolution department for assistance.

      Depending on the circumstances of a particular loan, customer calling campaigns in the Primary Collections group may start as early as the first day of delinquency and continue until the default has been resolved or the property has been sold at foreclosure sale. SPS has automated dialers which allow a high degree of flexibility in structuring outbound customer calling campaigns to manage collection efforts and maximize loss mitigation efforts.

      Loss mitigation efforts are centralized in SPS's Loan Resolution department. While the primary focus is on loans that are greater than 119 days past due, in some instances loans in earlier stages of delinquency which have been identified as candidates for loss mitigation efforts are also referred to this group.

      SPS's Loan Resolution department handles inbound calls and executes outbound customer calling campaigns on loans greater than 119 days delinquent. The Loan Resolution staff also utilizes letter campaigns to contact customers who may be candidates for workout options. All Loan Resolution employees receive specialized training in various loss mitigation strategies and applicable state and federal regulations. Loan Resolution employees are trained to identify potential causes for delinquency. Once contact with the customer is established, the staff will attempt to determine the customer's willingness and ability to pay. Based on the results of discussions with customers, Loan Resolution employees consider several options to determine what is expected to be the most favorable resolution of the delinquency, including forbearance agreements tailored to the customer's specific circumstances, reinstatement, short sale, deed in lieu of foreclosure, and loan modification. Once a potential resolution has been identified, it is reviewed by a central underwriting group within the Loan Resolution department. SPS has automated portions of this loss mitigation underwriting. Any loan that fails the automation is immediately referred to an underwriter for more detailed assessment and review of the potential resolution.

      In connection with handling delinquencies, losses, bankruptcies and recoveries, SPS has developed a sophisticated model, based upon updated property values, for projecting the anticipated net recovery on each asset. Property valuations are generally ordered starting at the 60th day of delinquency and are updated throughout the default recovery process of the delinquent loan. The projected "net present value" is part of SPS's proprietary loss mitigation automation and assists staff with determining an appropriate and reasonable strategy to resolve each defaulted loan on the basis of the information then available. For junior lien loans, this model also tracks the status and outstanding balances of any senior liens and incorporates this information into the model.

      Before SPS refers any loan to foreclosure (or resumes foreclosure activity after a delay), the loan undergoes an extensive audit by the Consumer Assurance Review Department ("CARD"). The purpose of this audit is to identify potential servicing errors or disputes, ensure compliance with all state and federal regulations, and ensure that each loan has exhausted loss mitigation opportunities if the customer has an involuntary hardship. In addition to the CARD audit, each loan must pass an automated review process to confirm that the loan meets SPS's delinquency criteria and that the net present value is sufficient to justify the foreclosure action.

      SPS outsources some of the non customer contact aspects of its foreclosure and bankruptcy management to a national third party vendor. The vendor provides SPS with web-based tools to manage default timelines and with enhanced automation tools for imaging. SPS images critical documents for each loan in its portfolio. Although SPS has outsourced portions of its foreclosure and bankruptcy work, complex issues are managed internally by specially trained SPS employees.

      SPS utilizes daily automation tools to identify new bankruptcy filings and employs a national vendor to prepare and file proofs of claim. SPS has streamlined cash posting for its bankruptcy files to maximize cash flows and identify non-performing loans.

      SPS's REO Department is responsible for property valuations and property marketing and disposition, as well as property inspections and preservation work. Once a property has been acquired as REO, a minimum of two property valuations are obtained to determine the asset value and list price. All valuations are reviewed and reconciled by valuation specialists prior to listing the property. These specialists set the suggested sales price and make recommendations for property repairs. New property valuations are obtained every 90 days and broker status reports are reviewed monthly to ensure appropriate marketing efforts and consistency in the marketing process. SPS asset managers have delegated approval to accept offers within pre-defined authority levels.

      SPS has created an internal control regimen to ensure that company policies and procedures are followed. These include internal audits performed by our Servicing Risk Management team ("SRM"). Under SPS's risk assessment program, all loan servicing departments are responsible for identifying operational and financial risks, testing internal controls, reporting test results, and undertaking corrective action, when appropriate. The entire program is overseen by SRM, which reports to SPS's Legal Department and is independent of loan servicing departments.

      SPS is not the document custodian of most of the loans that it services. SPS has an internal department which manages all document requests from staff and vendors. The Document Control department works closely with the foreclosure and bankruptcy units and with third party custodians to clear assignments and document exceptions.

      In connection with the servicing of mortgage loans, SPS typically outsources material portions of the following loan servicing functions to companies within the United States:

      o     Print and mail services

      o     Foreclosure and bankruptcy processing

      o     Title processing

      o     Tax payments and processing

      o     Insurance payments and claims processing

      In addition, SPS typically outsources material portions of the following loan servicing functions to an outsourcing company operating in India:

      o     Payoff quote preparation

      o     Property valuations for property preservation

      o     Data integrity on newly boarded loan data

      o     Validation of ARM changes

      o     Forbearance preparation

      o     REO invoice preparation

      o     Escrow analysis

      o     Junior lien analysis

      o     Reconveyance processing

      o     Back office research related to customer service

      o     MERS loan tracking

      This outsourcing company has no direct contact with SPS's customers.

      SPS has made significant changes to several of its policies, procedures and core processes over the past three years. Some of the key changes include:

      o     Extending the new hire training period

      o     Introducing a centralized call monitoring program

      o Increasing involvement of mid-senior level managers in the hiring process

      o     Implemented new incentive plans based on a true balanced scorecard

      o Establishing a Consumer Ombudsman and a robust Customer Advocacy unit to effectively manage dispute resolution, perform root cause analysis and identify best practices and apply loss mitigation strategies

      o Reducing numerous manual processes with the implementation of the MSP Director platform and proprietary Select Plus system

      o Customizing training programs in support of material business process changes

      o Establishing offshore outsourcing relationships to improve efficiencies across a number of operational units within SPS

      o Expanding the pre-foreclosure audit process to include review of closed bankruptcy matters, written repayment plans, and pending foreclosure sales

      o Implementing automated underwriting for loss mitigation with escalated review of any denials

      o Implementing web-based technology for management of timeline processes

      o     Implementing web-based imaging technology.

                               The Issuing Entity

      Home Equity Mortgage Trust 2006-2 is a statutory trust formed under the laws of the State of Delaware under the trust agreement, dated as of the closing date, between the depositor and the owner trustee for the transactions described in this prospectus supplement. The trust agreement constitutes the "governing instrument" under the laws of the State of Delaware relating to statutory trusts. After its formation, the issuing entity will not engage in any activity other than:

      o acquiring and holding the mortgage loans and the proceeds from the mortgage loans;

      o issuing the notes and the Class G, Class 1P, Class 1A-R, Class 1X-1, Class 1X-2, Class 1X-S, Class 2P, Class 2A-R, Class 2X-1 and Class 2X-2 Certificates;

      o making payments on the notes and the Class G, Class 1P, Class 1A-R, Class 1X-1, Class 1X-2, Class 1X-S, Class 2P, Class 2A-R, Class 2X-1 and Class 2X-2 Certificates; and

      o engaging in other activities that are necessary, suitable or convenient to accomplish the foregoing or are incidental to or connected with the foregoing.

      The issuing entity is not expected to have any significant assets other than the trust estate pledged as collateral to secure the notes. The assets of the issuing entity will consist of the mortgage loans pledged to secure the notes. The issuing entity's principal offices are in Wilmington, Delaware, in care of Wilmington Trust Company, as owner trustee.

                                The Owner Trustee

      Wilmington Trust Company is a Delaware banking corporation with trust powers incorporated in 1903. Wilmington Trust Company's principal place of business is located at 1100 North Market Street, Wilmington, Delaware, 19890. Wilmington Trust Company has served as owner trustee in numerous asset-backed securities transactions involving mortgage and mortgage-related receivables.

      Wilmington Trust Company is subject to various legal proceedings that arise from time to time in the ordinary course of business. Wilmington Trust Company does not believe that the ultimate resolution of any of these proceedings will have a materially adverse effect on its services as owner trustee.

      Wilmington Trust Company has provided the above information for purposes of complying with Regulation AB. Other than the above two paragraphs, Wilmington Trust Company has not participated in the preparation of, and is not responsible for, any other information contained herein.

      Wilmington Trust Company is the owner trustee under the trust agreement.

      Neither the owner trustee nor any director, officer or employee of the owner trustee will be under any liability to the issuing entity or the noteholders under the trust agreement under any circumstances, except for the owner trustee's own misconduct, gross negligence, bad faith or grossly negligent failure to act or in the case of the inaccuracy of various representations made by the owner trustee in the trust agreement. All persons into which the owner trustee may be merged or with which it may be consolidated or any person resulting from that merger or consolidation shall be the successor of the owner trustee under the trust agreement.

      The principal compensation to be paid to the owner trustee relating to its obligations under the trust agreement will have been paid by or on behalf of the issuing entity on or prior to the closing date.

                              The Indenture Trustee

      U.S. Bank National Association ("U.S. Bank") will act as indenture trustee under the indenture. U.S. Bank is a national banking association and a wholly-owned subsidiary of U.S. Bancorp, which is currently ranked as the sixth largest bank holding company in the United States with total assets exceeding $209 billion as of December 31, 2005. As of December 31, 2005, U.S. Bancorp serves approximately 13.4 million customers, operates 2,419 branch offices in 24 states and has over 51,000 employees. A network of specialized U.S. Bancorp offices across the nation, inside and outside its 24-state footprint, provides a comprehensive line of banking, brokerage, insurance, investment, mortgage, trust and payment services products to consumers, businesses, governments and institutions.

      U.S. Bank has one of the largest corporate trust businesses in the country with offices in 31 U.S. cities. The indenture will be administered from U.S. Bank's corporate trust office located at 60 Livingston Avenue, St. Paul, Minnesota 55107.

      U.S. Bank has provided corporate trust services since 1924. As of December 31, 2005, U.S. Bank was acting as indenture trustee with respect to 54,019 issuances of securities with an aggregate outstanding principal balance of over $1.5 trillion. This portfolio includes corporate and municipal bonds, mortgage-backed and asset-backed securities and collateralized debt obligations.

      On December 30, 2005, U.S. Bank purchased the corporate trust and structured finance trust services businesses of Wachovia Corporation. Following the closing of the transaction, the Wachovia affiliate named as fiduciary or agent, as applicable, under each client agreement will continue in that role until U.S. Bank succeeds to that role in accordance with the terms of the governing instrument or agreement and applicable law.

      The indenture trustee shall make each monthly statement available to the securityholders via the indenture trustee's internet website at http://www.usbank.com/abs. Securityholders with questions may direct them to the indenture trustee's bondholder services group at (800) 934-6802.

      As of December 31, 2005, U.S. Bank (and its affiliate U.S. Bank Trust National Association) was acting as trustee on 147 issuances of sub-prime mortgage backed securities with an outstanding aggregate principal balance of approximately $23,326,800,000.

      The indenture trustee's procedures for performing its duties as required by the indenture are set forth as follows:

      A U.S. Bank analyst (an "Analyst") will review the relevant executed legal transaction documents for this transaction (collectively, the "Documents") and program the distribution module of U.S. Bank's cash-flow modeling system (the "System") to provide the necessary calculations for this transaction. The programming will consist of modeling all collection and withdrawal activity that will take place in all of the issuing entity accounts for this transaction and modeling the payment priorities (the disbursement of cash) to the securityholders and various other parties. All trigger events set forth in the Documents will be modeled without regard to probability of occurrence.

      Prior to the first distribution to the securityholders, a supervisor for the transaction (the "Supervisor") will create an independent review spreadsheet, which will be based on the Documents and will be processed each month and compared to the System model output. The Supervisor will also review the content of the monthly statements prior to the first payment date to ensure that all information required by the Documents is present and correct.

      The entire distribution program will undergo a line-by-line formula review by the Supervisor prior to the sixth month of distributions, and in no event later than the earliest date a trigger event could occur. The Supervisor's responsibility is to make sure that the program is consistent with the terms and payment priorities set forth in the Documents and that the securityholder statement includes all items required to be reported by the Documents.

      On a monthly basis, an Analyst will obtain from each servicer a file containing the payment activity for the related collection period on a loan-by-loan basis. The loan file will be converted to a database format and loaded into the System program. Prior to processing, the loan data will be reviewed to determine the reasonableness of the data based on loan level data received with respect to the cut-off date or the most recent collection period. Once the loan data is confirmed with each servicer, the analyst will input several aggregate amounts into a System database and begin processing the distributions through the System.

      To the extent U.S. Bank is required by the documents to re-compute any loan-data elements supplied by a servicer, U.S. Bank will do so based on information received from the related servicer. U.S. Bank will identify all discrepancies and bring them to the attention of the related servicer for resolution. If all discrepancies are not resolved by the date required in the Documents, U.S. Bank will deliver a discrepancy memorandum to the related servicer.

      The distribution reports will be reviewed by the Analyst and then by the Supervisor using a transaction-specific checklist. Any corrections identified by the Supervisor will be corrected by the Analyst and reviewed by the Supervisor. The Supervisor also will be responsible for the timely delivery of reports to the administration unit for processing all cashflow items.

      In the past three years, the indenture trustee has not made material changes to the policies and procedures of its securities administration services for mortgage-backed securities. However, the indenture trustee acquired the securities administration business of State Street Bank and Trust Company in 2002, and prior to January 1, 2006, the officers and employees in the office of the securities administrator acquired from State Street used slightly different procedures than those set forth above to review the data for each monthly statement. Instead of creating an independent spreadsheet for review, a Supervisor reviewed each line of a proposed monthly statement prior to its distribution. As of January 1, 2006, all offices of the indenture trustee will use the procedures set forth above.

      The principal compensation to be paid to the indenture trustee relating to its obligations under the indenture will be the monthly trustee fee.

      Under the indenture, the issuing entity, from cashflows in the priorities described in this prospectus supplement, shall reimburse the indenture trustee for all reasonable out-of-pocket expenses and shall indemnify the indenture trustee against any and all loss, liability or expense, including reasonable attorneys' fees, incurred by the indenture trustee in connection with the administration of the trust estate and the performance of the indenture trustee's duties thereunder ("Trustee's Additional Expenses"). The issuing entity is not required, however, to reimburse any expense or indemnify against any loss, liability or expense incurred by the indenture trustee through the indenture trustee's own willful misconduct, negligence or bad faith.

      The indenture requires the indenture trustee to maintain, at its own expense, an office or agency where notes may be surrendered for registration of transfer or exchange and where notices and demands to or upon the indenture trustee and the note registrar in respect of the notes pursuant to the indenture may be served.

      The indenture trustee will also act as paying agent and note registrar under the indenture.

      The indenture trustee shall be entitled to the investment earnings on amounts on deposit in the payment account maintained by the indenture trustee.

                                 The Custodians

      Each of J.P. Morgan Trust Company, N.A. and LaSalle Bank National Association (each, a "custodian") will serve as a custodian pursuant to a custodial agreement, dated as of the cut-off date, between the related custodian and the indenture trustee.

      Each custodian will hold the mortgage notes, mortgages and other legal documents in the mortgage files for the benefit of the securityholders. Each custodian will maintain the related mortgage files in secure and fire-resistant facilities. The mortgage files will not be physically segregated from other mortgage files in the related custodian's custody but will be kept in shared facilities. However, each custodian's proprietary document tracking system will show the location within the related custodian's facilities of each mortgage file and will show that the mortgage loan documents are held by the related custodian on behalf of the issuing entity. Each custodian will review each related mortgage file in accordance with the review criteria specified in the related custodial agreement and deliver a certification to the effect that, except as noted in the certification, all required documents have been executed and received. Additional responsibilities of each custodian are set forth in the related custodial agreement.

                                The Counterparty

      The counterparty under the Swap Agreement is Credit Suisse International ("CSi"). CSi was incorporated in England and Wales under the Companies Act 1985 on May 9, 1990 with registered no. 2500199 and was re-registered as unlimited under the name "Credit Suisse Financial Products" on July 6, 1990. Its registered office and principal place of business is at One Cabot Square, London E14 4QJ. CSi is an English bank and is regulated as a European Union credit institution by The Financial Services Authority ("FSA") under the Financial Services and Markets Act 2000. The FSA has issued a scope of permission notice authorizing CSi to carry out specified regulated investment activities. Effective as of March 27, 2000, Credit Suisse Financial Products was renamed "Credit Suisse First Boston International" and effective January 16, 2006 Credit Suisse First Boston International was renamed "Credit Suisse International." These changes were renamings only.

      CSi is an unlimited company and, as such, its shareholders have a joint, several and unlimited obligation to meet any insufficiency in the assets of CSi in the event of its liquidation. CSi's ordinary voting shares are owned, as to 56%, by Credit Suisse, as to 24%, by Credit Suisse (International) Holding AG and, as to 20%, by Credit Suisse Group. CSi commenced business on July 16, 1990. Its principal business is banking, including the trading of derivative products linked to interest rates, equities, foreign exchange, commodities and credit.

      CSi has been assigned a senior unsecured debt rating of "A+ (positive outlook)" by Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc., a senior debt rating of "Aa3 (stable outlook)" by Moody's Investors Service, Inc. and a long-term rating of "AA- (stable outlook)" by Fitch Ratings.

      CSFBi is an affiliate of the depositor, the sponsor, the seller and the underwriter.

                                   The Insurer

      The insurer has supplied the following information for inclusion in this prospectus supplement. No representation is made by the issuing entity, the depositor, the servicers, the special servicer or the underwriter as to the accuracy and completeness of this information.

      The insurer is a New York stock insurance corporation that writes financial guaranty insurance in respect of public finance and structured finance obligations and other financial obligations, including credit default swaps. The insurer is licensed to engage in the financial guaranty insurance business in all 50 states, the District of Columbia, the Commonwealth of Puerto Rico, the U.S. Virgin Islands and the United Kingdom.

      The insurer is a direct, wholly owned subsidiary of FGIC Corporation, a Delaware corporation. At December 31, 2005, the principal owners of FGIC Corporation and the approximate percentage of its outstanding common stock owned by each were as follows: The PMI Group, Inc. - 42%; affiliates of the Blackstone Group L.P. - 23%; and affiliates of the Cypress Group L.L.C. - 23%. Neither FGIC Corporation nor any of its stockholders or affiliates is obligated to pay any debts of the insurer or any claims under any insurance policy, including the financial guaranty insurance policy, issued by the insurer.

      The insurer is subject to the insurance laws and regulations of the State of New York, where the insurer is domiciled, including New York's comprehensive financial guaranty insurance law. That law, among other things, limits the business of each financial guaranty insurer to financial guaranty insurance (and related lines); requires that each financial guaranty insurer maintain a minimum surplus to policyholders; establishes limits on the aggregate net amount of exposure that may be retained in respect of a particular issuer or revenue source (known as single risk limits) and on the aggregate net amount of exposure that may be retained in respect of particular types of risk as compared to the policyholders' surplus (known as aggregate risk limits); and establishes contingency, loss and unearned premium reserve requirements. In addition, the insurer is also subject to the applicable insurance laws and regulations of all other jurisdictions in which it is licensed to transact insurance business. The insurance laws and regulations, as well as the level of supervisory authority that may be exercised by the various insurance regulators, vary by jurisdiction.

      The following table sets forth the capitalization of the insurer and subsidiaries as of December 31, 2005 and December 31, 2004, on the basis of U.S. generally accepted accounting principles ("GAAP").

              Financial Guaranty Insurance Company and Subsidiaries
                        CONSOLIDATED CAPITALIZATION TABLE
                              (Dollars in Millions)

                                                     December 31,   December 31,
                                                         2005          2004
                                                        ------        ------
Unearned Premiums                                       $1,201        $1,043
Other Liabilities                                          140           121
                                                        ------        ------
Total Liabilities                                        1,341         1,164
                                                        ------        ------
Stockholder's Equity
  Common Stock                                              15            15
  Additional Paid-in Capital                             1,895         1,883
  Accumulated Other
    Comprehensive (Loss) Income, net of tax                (14)           15
Retained Earnings                                          471           265
                                                        ------        ------
Total Stockholder's Equity                               2,367         2,178
                                                        ------        ------
Total Liabilities and
     Stockholder's Equity                               $3,708        $3,342
                                                        ======        ======

      The audited consolidated financial statements of the insurer and subsidiaries as of December 31, 2005 and 2004 and for the years ended December 31, 2005 and 2004, and for the periods from December 18, 2003 through December 31, 2003 and from January 1, 2003 through December 17, 2003, are included as
Exhibit 99.1 to the Current Report on Form 8-K filed by the depositor on April 26, 2006 (SEC file number 333-131465) in connection with the registration statement of which this prospectus supplement is a part. Those financial statements are hereby incorporated by reference in this prospectus supplement. Any statement contained herein under the heading "The Insurer" or in Exhibit
99.1 shall be modified or superseded to the extent required by any statement in any document subsequently incorporated by reference in this prospectus supplement with the approval of the insurer, and shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus supplement.

      All financial statements of the insurer (if any) included in documents filed by the depositor with the Securities and Exchange Commission pursuant to
Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, subsequent to the date of this prospectus supplement and prior to the termination of the offering of the notes shall be deemed to be incorporated by reference into this prospectus supplement and to be a part hereof from the respective dates of filing of such documents.

      The New York State Insurance Department recognizes only statutory accounting practices ("SAP") for determining and reporting the financial condition and results of operations of an insurance company, for determining its solvency under the New York Insurance Law, and for determining whether its financial condition warrants the payment of a dividend to its stockholders. Although the insurer prepares both GAAP and SAP financial statements, no consideration is given by the New York State Insurance Department to financial statements prepared in accordance with GAAP in making such determinations. A discussion of the principal differences between SAP and GAAP is contained in the notes to the insurer's SAP financial statements.

      Copies of the insurer's most recently published GAAP and SAP financial statements are available upon request to: Financial Guaranty Insurance Company, 125 Park Avenue, New York, NY 10017, Attention: Corporate Communications Department. The insurer's telephone number is (212) 312-3000.

      Neither the insurer nor any of its affiliates accepts any responsibility for the accuracy or completeness of, nor have they participated in the preparation of, this prospectus supplement or any information or disclosure that is provided to potential purchasers of the Class 2A-1 Notes or Class G Certificates, or omitted from such disclosure, other than with respect to the accuracy of information regarding the insurer and the financial guaranty insurance policy set forth under the heading "Description of the Securities--Credit Enhancement--The Financial Guaranty Insurance Policy" and "The Insurer" herein. In addition, the insurer makes no representation regarding the Class 2A-1 Notes or Class G Certificates or the advisability of investing in the Class 2A-1 Notes or Class G Certificates.

      The Insurer's Credit Ratings

      The financial strength of the insurer is rated "AAA" by Standard & Poor's, a Division of The McGraw-Hill Companies, Inc., "Aaa" by Moody's Investors Service, and "AAA" by Fitch Ratings. Each rating of the insurer should be evaluated independently. The ratings reflect the respective ratings agencies' current assessments of the insurance financial strength of the insurer. Any further explanation of any rating may be obtained only from the applicable rating agency. These ratings are not recommendations to buy, sell or hold the Class 2A-1 Notes or Class G Certificates, and are subject to revision or withdrawal at any time by the rating agencies. Any downward revision or withdrawal of any of the above ratings may have an adverse effect on the market price of the Class 2A-1 Notes or Class G Certificates. The insurer does not guarantee the market price or investment value of the Class 2A-1 Notes or Class G Certificates nor does it guarantee that the ratings on the Class 2A-1 Notes or Class G Certificates will not be revised or withdrawn.

                             The Servicing Agreement

General

      As of the closing date, the servicers will have entered into a servicing agreement pursuant to which the servicers shall be committed to service the related mortgage loans, in each case for the benefit of the indenture trustee and the insurer. Under the servicing agreement, PNC will act as servicer of the initial group 2 loans, Wilshire Credit will act as servicer of approximately 64.59% of the initial group 1 loans and Ocwen will act as servicer of approximately 35.41% of the initial group 1 loans, in each case by principal balance as of the cut-off date.

      Each servicer will make reasonable efforts to collect or cause to be collected all payments called for under the terms and provisions of the mortgage loans serviced by it and, to the extent those procedures are consistent with the servicing agreement, will follow collection procedures as are followed for mortgage loans comparable to the mortgage loans in the trust in the local areas where each mortgaged property is located. Under the servicing agreement, each servicer will establish and maintain, or cause to be established and maintained, one or more collection accounts, into which payments and collections on the mortgage loans serviced by it, net of the related servicing compensation, will be deposited by it within two business days of receipt. Funds credited to a collection account may be invested for the benefit and at the risk of the related servicer in permitted investments as described in the servicing agreement.

      The servicing agreement prohibits the resignation of a servicer or the special servicer except upon (a) appointment of a successor servicer or special servicer, as applicable, and receipt by the indenture trustee of a letter from each rating agency that such a resignation and appointment will not result in a downgrading or withdrawal of the rating of any of the notes (without regard to the financial guaranty insurance policy) or (b) a determination that its duties thereunder are no longer permitted under applicable law. No such resignation will be effective until a successor servicer or special servicer, as applicable, with the consent of the insurer with respect to a successor servicer in respect of loan group 2, has assumed such servicing obligations in the manner provided in the servicing agreement. Notwithstanding the foregoing, the seller, as owner of the servicing rights, may require, with the consent of the insurer with respect to PNC or any successor servicer in respect of loan group 2, that any or all of PNC, Wilshire Credit and Ocwen, or the special servicer, resign upon the appointment of a successor servicer or special servicer, as applicable, meeting the requirements in the servicing agreement.

      Under the servicing agreement, each servicer may contract with subservicers to perform some or all of its servicing duties. Regardless of its servicing arrangement, each servicer will remain liable for its servicing duties and obligations under the servicing agreement as if that servicer alone were servicing the related mortgage loans.

Servicing Compensation and Payment of Expenses

      The expenses of the issuing entity are payable out of the interest payments on each mortgage loan. The rate at which these expenses accrue is expected to initially be approximately 0.525% for each group 1 loan. The rate at which these expenses accrue is expected to initially be approximately 0.669% for each group 2 loan. The expenses consist of the servicing fee, the excess servicing fee, the indenture trustee fee, fees payable to the credit risk manager and, in the case of the group 2 loans, the premium due to the insurer. With respect to the mortgage loans serviced by each of Wilshire Credit, Ocwen and PNC, the sum of the servicing fee and the excess servicing fee will be equal to 0.50% per annum of the outstanding principal balance of each such mortgage loan. With respect to loan group 1, the excess servicing fee will be payable solely out of collections in respect of loan group 1 and will be payable to the Class 1X-S Certificates. With respect to loan group 2, the excess servicing fee will be payable solely out of collections in respect of loan group 2 and will be payable to the seller, as owner of the servicing rights, or to an affiliate of the seller. The indenture trustee fee will be equal to 0.0075% per annum of the outstanding principal balance of each mortgage loan. The premium due to the insurer will be equal to 0.150% per annum multiplied by the aggregate Class Principal Balance of the Class 2A-1 Notes and the Class G Certificates. Each servicer is obligated to pay some ongoing expenses associated with the issuing entity that it incurs in connection with its responsibilities under the servicing agreement and those amounts will be paid by each servicer out of its servicing fee. Each servicer will also be entitled to receive late payment fees, assumption fees and other similar charges, other than prepayment charges. Each servicer will be entitled to receive all reinvestment income earned on amounts on deposit in the Collection Account. In addition, each servicer (other than PNC) will be entitled to prepayment interest excess as provided for in the servicing agreement.

      The following table sets forth certain information with respect to the fees payable to the servicers, the indenture trustee, the credit risk manager and the insurer out of the cash flows for this transaction.

                                                    Amount/                                      Priority/
  Party           Fee Payable                 Description of Fee                             Source of Payment
---------         -----------       -------------------------------------------    ------------------------------------
Servicers         Monthly           With respect to each servicer and each         Each servicer will withdraw or
                                    mortgage loan serviced by it, an               withhold from the collection account
                                    amount equal to 1/12 of the product of         its aggregate servicing fee from
                                    (1) the principal balance of such              interest actually collected on each
                                    mortgage loan as of the first day of           mortgage loan serviced by it, prior
                                    the calendar month and (2) the                 to such amounts being available to
                                    servicing fee rate with respect to             make payments on the certificates.
                                    such mortgage loan.

Indenture         Monthly           With respect to each mortgage loan, an         On each payment date, the indenture
Trustee                             amount equal to 1/12 of the product of         trustee will withdraw the indenture
                                    (1) the principal balance of such              trustee fee and the net investment
                                    mortgage loan as of the first day of           earnings on amounts on deposit in the
                                    the calendar month and (2) 0.0075% per         payment account prior to distributions
                                    annum. The indenture trustee will              to securityholders.
                                    also be entitled to net investment
                                    earnings on amounts on deposit in the
                                    payment account.

Credit Risk       Monthly           With respect to each mortgage loan, an         On each payment date, the indenture
Manager                             amount equal to 1/12 of the product of         trustee will pay the credit risk
                                    (1) the principal balance of such              manager's fee to the credit risk
                                    mortgage loan as of the first day of           manager from amounts on deposit in

                                    the calendar month and (2) 0.0175% per         the payment account prior to
                                    annum.                                         distributions to securityholders.

Insurer           Monthly           With respect to loan group 2, an               On each payment date, the indenture
                                    amount equal to 1/12 of the product of         trustee will pay the premium for the
                                    (1) the aggregate Class Principal              financial guaranty insurance policy
                                    Balance of the Class 2A-1 Notes and            to the insurer from amounts on
                                    Class G Certificates immediately prior         deposit in the payment account prior
                                    to the related payment date and (2)            to distributions to securityholders.
                                    0.150% per annum.

Adjustment to Servicing Fee in Connection with Prepaid Mortgage Loans

      When a principal prepayment in full is made on a mortgage loan, the mortgagor is charged interest only for the period from the due date of the immediately preceding monthly payment up to the date of that prepayment, instead of for a full month. In most cases, partial principal prepayments are applied as of the day of receipt, with a resulting reduction in interest payable for the month during which the partial principal prepayment is made.

      Each servicer (other than PNC) is obligated to remit to the indenture trustee on the related remittance date before each payment date with respect to each mortgage loan serviced by it an amount equal to the lesser of:

      o any shortfall for the previous month in interest collections resulting from (a) the timing of principal prepayments in full on the mortgage loans that are made from the fifteenth day of the calendar month preceding such payment date to the last day of such month and (b) the timing of principal prepayments in part on the mortgage loans that are made during the calendar month preceding such payment date, and

      o 0.25% per annum of the aggregate Stated Principal Balance of the mortgage loans serviced by it for that payment date.

      Any remaining shortfall in interest collections resulting from principal prepayments will be allocated pro rata to the related notes and certificates according to the amount of interest to which each class of the related notes and certificates would otherwise be entitled in reduction thereof.

Advances from the Servicers

      Subject to the limitations described below each servicer (other than PNC) will be required to advance, prior to each payment date, from its own funds or amounts received for the related mortgage loans that are not required to be distributed on that payment date, an amount equal to the sum of the aggregate of payments of principal of and interest on the related mortgage loans, net of the related servicing fee, which were due on the previous due date and which were delinquent on the determination date for that payment date.

      In the event that a balloon loan is not paid in full on its maturity date, the applicable servicer will also be obligated to make advances with respect to the assumed monthly payments that would have been due on such balloon loan based upon the original amortization schedule for the loan, unless the applicable servicer determines that the advance would not be recoverable. In no event will a servicer be obligated to advance the balloon payment due on any balloon loan.

      Advances are intended to maintain a regular flow of scheduled interest and principal payments on the securities rather than to guarantee or insure against losses. Each servicer is obligated to make advances for delinquent payments of principal of or interest on each mortgage loan to the extent that those advances are, in its reasonable judgment, recoverable from future payments and collections or insurance payments or proceeds of liquidation of the related mortgage loan. Subject to the foregoing, the related servicer will be required to make advances at least until the time at which the related mortgage loan becomes 120 days delinquent. If the applicable servicer determines that any advance or servicing advance previously made by it will not be recoverable from proceeds of the related mortgage loan, that servicer may be reimbursed for such advances and servicing advances from collections or proceeds on any of the mortgage loans being serviced by that servicer.

      If a servicer determines on any determination date to make an advance, that advance will be included with the distribution to securityholders on the related payment date. Any failure by a servicer to make an advance as required under the servicing agreement will constitute an event of default under the servicing agreement subject to a specified grace period. If a servicer is terminated as a result of the occurrence of an event of default, the indenture trustee will be obligated to make that advance, in accordance with the terms of the servicing agreement.

Loss Mitigation Procedures

      Each servicer is authorized to engage in a wide variety of loss mitigation practices. With respect to such of the mortgage loans as come into and continue in default, each servicer will decide whether to (i) foreclose upon the mortgaged properties securing those mortgage loans, (ii) write off the unpaid principal balance of the mortgage loans as bad debt, (iii) take a deed in lieu of foreclosure, (iv) accept a short sale (a payoff of the mortgage loan for an amount less than the total amount contractually owed in order to facilitate a sale of the mortgaged property by the mortgagor) or permit a short refinancing (a payoff of the mortgage loan for an amount less than the total amount contractually owed in order to facilitate refinancing transactions by the mortgagor not involving a sale of the mortgaged property), (v) arrange for a repayment plan, or (vi) agree to a modification in accordance with the servicing agreement.

      As to any mortgage loan that becomes 120 days delinquent, the related servicer will be required to have obtained or to obtain a broker's price opinion, the cost of which will be reimbursable as a servicing advance. After obtaining the broker's price opinion, the related servicer will determine whether a significant net recovery is possible through foreclosure proceedings or other liquidation of the related mortgaged property. If the related servicer determines that no such recovery is possible, it must charge off the related mortgage loan during the month in which it becomes 180 days delinquent. Once a mortgage loan has been charged off, the related servicer will discontinue making advances, the related servicer will not be entitled to accrue additional servicing fees (except as provided below), and the loan will be treated as a Liquidated Loan giving rise to a Realized Loss. If the related servicer determines that such net recovery is possible through foreclosure proceedings or other liquidation of the related mortgaged property on a mortgage loan that becomes 180 days delinquent, such servicer may continue making advances, and that servicer will be required to notify the credit risk manager of such decision.

      Wilshire Credit serviced mortgage loans. With respect to the mortgage loans serviced by Wilshire Credit, if Wilshire Credit determines that a significant net recovery is possible through foreclosure proceedings or other liquidation of the related mortgaged property after obtaining a broker's price opinion, it will continue to service such mortgage loans through foreclosure or liquidation. With respect to the mortgage loans serviced by Wilshire Credit, any such mortgage loan that is charged off will be released to SPS to be serviced, at SPS's discretion, using specialized collection procedures as described below. Mortgage loans that are charged off by Wilshire Credit will be transferred to SPS on a monthly basis.

      Ocwen and PNC serviced mortgage loans. With respect to the mortgage loans serviced by Ocwen or PNC, any such mortgage loan that is charged off may continue to be serviced by Ocwen or PNC, as applicable, for the certificateholders using specialized collection procedures (including foreclosure, if appropriate). In addition, with respect to any mortgage loan serviced by Wilshire Credit that is charged off and released to SPS as described above, SPS may continue to service such mortgage loans for the certificateholders using specialized collection procedures (including foreclosure, if appropriate). Any such mortgage loan that is charged off may continue to be serviced by the applicable servicer, for the securityholders and the insurer using specialized collection procedures (including foreclosure, if appropriate). The related servicer will not be entitled to any servicing fees or reimbursement of expenses in connection with such mortgage loans after the date of charge off, except to the extent of funds available from the aggregate amount of recoveries on all such mortgage loans serviced by it. Any such mortgage loans serviced by a servicer in accordance with the specialized collection procedures shall be serviced for approximately six months. Any net recoveries received on such mortgage loans during such six month period will be included in Principal Collections for the related loan group. On the date which is six months after the date on which the related servicer begins servicing such mortgage loans using the specialized collection procedures, unless specific net recoveries are anticipated by that servicer on a particular mortgage loan, such charged off loan will be released to the Class 1X-2 Certificateholders or Class 2X-2 Certificateholders, as applicable, and thereafter, (i) the Class 1X-2 Certificateholders or Class 2X-2 Certificateholders, as applicable (as identified with contact information in writing to the related servicer by the depositor) will be entitled to any amounts subsequently received in respect of any such released loans, (ii) the servicing thereof and a servicing fee therefor shall be pursuant to a servicing agreement between DLJMC and the related servicer if the servicing of such charged off loan is not transferred from the related servicer, (iii) the holder of the majority of the Class 1X-2 Certificates or Class 2X-2 Certificates, as applicable, may designate any servicer to service any such released loan and (iv) the holder of the majority of the Class 1X-2 Certificates or Class 2X-2 Certificates, as applicable, may sell any such released loan to a third party.

      Notwithstanding the foregoing, the procedures described above relating to the treatment of charged off loans, prior to release thereof to the Class 1X-2 Certificateholders or Class 2X-2 Certificateholders, as applicable, may be modified at any time at the discretion of the holder of the majority of the Class 1X-2 Certificates or Class 2X-2 Certificates, as applicable, with the consent of the applicable servicer and the insurer (with respect to charged off loans in loan group 2) which consents shall not be unreasonably withheld.

Optional Purchase of Defaulted Loans; Specially Serviced Loans

      Subject to the conditions set forth in the servicing agreement, the holder of the majority of the Class 1X-2 Certificates or Class 2X-2 Certificates, as applicable, may, at its option, purchase from the issuing entity any mortgage loan in the related loan group which is delinquent 90 days or more. That purchase shall be at a price equal to 100% of the Principal Balance of that mortgage loan plus accrued interest on that mortgage loan at the applicable mortgage rate from the date through which interest was last paid by the related mortgagor to the first day of the month in which that amount is to be distributed and any unreimbursed servicing advances, advances and unpaid servicing fees. The holder of the majority of the Class 1X-2 Certificates or Class 2X-2 Certificates, as applicable, may designate any servicer to service any such mortgage loan purchased from the issuing entity.

      The special servicer may, at its option, elect to act as servicer for any mortgage loan that is delinquent 180 days or more. In that event the special servicer will be entitled to receive the servicing fee and other compensation for each such mortgage loan. Upon the transfer of servicing of any such delinquent mortgage loan to the special servicer, the prior servicer of that mortgage loan will have no servicing obligations with respect to that mortgage loan. All references herein to servicer include SPS in its capacity as special servicer under the servicing agreement, unless otherwise indicated.

Credit Risk Manager

      Clayton Fixed Income Services Inc., formerly known as The Murrayhill Company, a Colorado corporation will be the credit risk manager, and in that capacity will act as the depositor's representative in advising PNC, Wilshire Credit and Ocwen regarding certain delinquent and defaulted mortgage loans and in monitoring and reporting to the depositor on the performance of such mortgage loans. In performing its advisory and monitoring functions, the credit risk manager will rely upon mortgage loan data that is provided to it by the servicers pursuant to the servicing agreement and/or a separate credit risk management agreement.

      The credit risk manager will be entitled to receive a credit risk manager fee until the termination of the issuing entity or until its removal by the depositor. Such fee will be paid from the issuing entity in accordance with the indenture.

Servicer Events of Default

      If a servicer is removed in connection with an Event of Default applicable to that servicer under the terms of the servicing agreement, the indenture trustee will become the successor servicer of the related mortgage loans serviced by the terminated servicer. If this happens, the indenture trustee will appoint a successor servicer (at the direction of the insurer in the case of a successor to PNC, which successor will be acceptable to the insurer) as soon as practicable and if no successor servicer is available, the indenture trustee shall petition a court of competent jurisdiction to appoint a new successor servicer.

                        The Indenture and Trust Agreement

      The following summary describes specific terms of the indenture and the trust agreement. The summary does not purport to be complete and is subject to, and qualified in its entirety by reference to, the provisions of the trust agreement and indenture. Whenever particular defined terms of the indenture are referred to, those defined terms are incorporated in this prospectus supplement by reference. The depositor will provide to a prospective or actual noteholder without charge, on written request, a copy, without exhibits, of the indenture and the trust agreement. Requests should be addressed to Asset Backed Securities Corporation, c/o Credit Suisse Securities (USA) LLC, Eleven Madison Avenue, New York, NY 10010-3629.

General

      The notes will be issued under the indenture, a form of which is filed as an exhibit to the registration statement. A current report on Form 8-K relating to the notes containing a copy of the indenture, the trust agreement and the servicing agreement as executed will be filed by the depositor with the SEC after the initial issuance of the notes. Reference is made to the prospectus for important information in addition to that described in this prospectus supplement regarding the trust estate, the terms and conditions of the indenture and the trust agreement and the notes. The definitive notes will be transferable and exchangeable at the corporate trust offices of the indenture trustee, located at 60 Livingston Avenue, St. Paul, Minnesota 55107, Attention: HEMT 2006-2 or at other addresses as the indenture trustee may designate from time to time.

Assignment of Mortgage Loans

      Pursuant to the trust agreement, the depositor on the closing date for the initial mortgage loans and any subsequent transfer date for Subsequent Mortgage Loans, will sell, transfer, assign, set over and otherwise convey without recourse to the issuing entity all right, title and interest of the depositor in and to each mortgage loan (including Additional Balances) and all right, title and interest of the depositor in and to all other assets included in the trust fund, including all principal and interest received on or with respect to such mortgage loans, exclusive of principal and interest due prior to the cut-off date. Simultaneously with the issuance of the notes, the issuing entity will pledge the assets of the trust to the indenture trustee as collateral for the notes.

      The original mortgages or assignments of mortgage for some of the mortgage loans may be, at the sole discretion of the related servicer, recorded in the name of Mortgage Electronic Registration Systems, Inc, or MERS, solely as nominee for the originator and its successors and assigns, and subsequent assignments of those mortgages will be registered electronically through the MERS(R) System. For each of these mortgage loans, MERS will serve as mortgagee of record on the mortgage solely as a nominee in an administrative capacity on behalf of the indenture trustee, and does not have any interest in the mortgage loan.

      In connection with such transfer and assignment, the depositor will deliver or cause to be delivered to the indenture trustee, or a custodian for the indenture trustee, a mortgage file for each mortgage loan which will consist of, among other things, the original promissory note, or mortgage note, and any modification or amendment thereto endorsed in blank without recourse, except that the depositor may deliver or cause to be delivered a lost note affidavit in lieu of any original mortgage note that has been lost, the original instrument creating a first or second lien on the related mortgaged property except in the case of a mortgage registered with MERS(R) System, or the mortgage, with evidence of recording indicated thereon, an assignment in recordable form of the mortgage, and, if applicable, all recorded intervening assignments of the mortgage and any riders or modifications to such mortgage note and mortgage except for any such document not returned from the public recording office, which will be delivered to the indenture trustee, or a custodian for the indenture trustee, as soon as the same is available to the depositor. Even for mortgage loans not registered through the MERS(R) System, no assignment of the mortgage loans to the indenture trustee or its nominee will be recorded in the appropriate public office for real property records, except in states where required by the loan purchase agreement.

      The indenture trustee, or custodian for the indenture trustee, will review each mortgage file within 90 days of the closing date or a subsequent transfer date, as applicable, or 90 days after the indenture trustee's or such custodian's receipt of any document permitted to be delivered after the closing date or a subsequent transfer date, as applicable, and if any document in a mortgage file is found to be missing or defective in a material respect and the seller or other entity specified in the mortgage loan purchase agreement does not cure such defect within 120 days of notice thereof from the indenture trustee or such custodian or within such longer period not to exceed 270 days after the closing date or a subsequent transfer date, as applicable, in the case of missing documents not returned from the public recording office, the seller will be obligated to repurchase the related mortgage loan from the issuing entity. Rather than repurchase the mortgage loan as provided above, the seller may remove such mortgage loan, from the issuing entity and substitute in its place another mortgage loan, a replacement mortgage loan. Any replacement mortgage loan generally will have, on the date of substitution, in addition to other characteristics set forth in the mortgage loan purchase agreement, the following characteristics:

      o a Principal Balance, after deduction of all scheduled payments due in the month of substitution, not in excess of, and not more than 10% less than, the Principal Balance of the deleted mortgage loan (the amount of any shortfall to be deposited by the seller and held for payment to the noteholders);

      o a mortgage rate not lower than, and not more than 1% per annum higher than, that of the deleted mortgage loan;

      o a combined loan-to-value not higher than that of the deleted mortgage loan;

      o a remaining term to maturity not greater than, and not more than one year less than, that of the deleted mortgage loan; and

      o comply with all of the representations and warranties set forth in the mortgage loan purchase agreement as of the date of substitution.

      This cure, repurchase or substitution obligation constitutes the sole remedy available to noteholders or the indenture trustee for omission of, or a material defect in, a mortgage loan document.

Events of Default

      An "Event of Default" with respect to the related group of notes is defined in the indenture as follows: (i) the failure of the issuing entity to pay the Current Interest on any related class of notes on any payment date; (ii) the failure by the issuing entity on the final maturity date to reduce the Class Principal Balance of any related class of notes then outstanding to zero; (iii) a default in the observance of certain negative covenants in the indenture; (iv) a default by the issuing entity in the observance of any other covenant of the indenture, and the continuation of any such default for a period of thirty days after notice to the issuing entity by the indenture trustee, or by the holders of at least 25% of the Class Principal Balance of the notes or by the insurer in the case of the notes related to loan group 2; (v) any representation or warranty made by the issuing entity in the indenture or in any related class of notes or other writing delivered pursuant thereto having been incorrect in a material respect as of the time made, and the circumstance in respect of which such representation or warranty is incorrect not having been cured within thirty days after notice thereof is given to the issuing entity by the indenture trustee, or by holders representing at least 25% of the Class Principal Balance of the notes or by the insurer in the case of the notes related to loan group 2;
(vi) certain events of bankruptcy, insolvency, receivership or reorganization of the issuing entity or (vii) in the case of loan group 2 only, any draw in respect of the financial guaranty insurance policy.

      Whether an Event of Default shall have occurred will be determined separately for each loan group. With respect to loan group 2, the insurer shall have the right to call or direct an Event of Default.

Rights Upon Event of Default

      In case an Event of Default should occur and be continuing with respect to the notes related to either loan group, the indenture trustee may, and on request of noteholders representing not less than 50% of the Class Principal Balance of the notes then outstanding (or on request of the insurer in the case of loan group 2) shall, declare the principal of such notes to be immediately due and payable. Such declaration may under certain circumstances be rescinded by noteholders representing more than 50% of the Class Principal Balance of the notes (or the insurer in the case of loan group 2).

      If, following an Event of Default, the notes have been declared to be due and payable, the indenture trustee shall (provided that noteholders representing more than 50% of the Class Principal Balance of the notes in the case of loan group 1 or the insurer in the case of loan group 2 have directed the indenture trustee to refrain from selling the assets included in the issuing entity), continue to apply all amounts received on such assets to payments due on the notes in accordance with their terms, notwithstanding the acceleration of the maturity of such notes. Subject to the consent of the insurer in the case of loan group 2 (unless the Class 2A-1 Notes and Class G Certificates and all other amounts owed to the insurer will be paid in full as a result of such sale), the indenture trustee, however, must sell the assets included in the issuing entity if collections in respect of such assets are determined to be insufficient to pay certain expenses payable under the indenture and to make all scheduled payments on the notes, in which case payments will be made on the notes in the same manner as described in the next sentence with regard to instances in which such assets are sold. In addition, upon an Event of Default the indenture trustee shall, if directed, sell or cause the sale of the assets included in the issuing entity, in which event the collections on, or the proceeds from the sale of such assets relating to the mortgage loans will be applied: (a) in the case of the group 1 loans, (i) to the Class 1A-1, Class 1A-2 and Class 1A-3 Notes, on a pro rata basis, the amount of interest due and unpaid, any applicable Basis Risk Shortfall, and principal in reduction of the Class Principal Balances thereof, until reduced to zero; (ii) to the Class 1M-1 Notes, the amount of interest due and unpaid, any applicable Basis Risk Shortfall, any Deferred Amounts previously allocated to the Class 1M-1 Notes and principal, in reduction of the Class Principal Balance thereof, until reduced to zero; (iii) to the Class 1M-2 Notes, the amount of interest due and unpaid, any applicable Basis Risk Shortfall, any Deferred Amounts previously allocated to the Class 1M-2 Notes and principal, in reduction of the Class Principal Balance thereof, until reduced to zero; (iv) to the Class 1M-3 Notes, the amount of interest due and unpaid, any applicable Basis Risk Shortfall, any Deferred Amounts previously allocated to the Class 1M-3 Notes and principal, in reduction of the Class Principal Balance thereof, until reduced to zero; (v) to the Class 1M-4 Notes, the amount of interest due and unpaid, any applicable Basis Risk Shortfall, any Deferred Amounts previously allocated to the Class 1M-4 Notes and principal, in reduction of the Class Principal Balance thereof, until reduced to zero; (vi) to the Class 1M-5 Notes, the amount of interest due and unpaid, any applicable Basis Risk Shortfall, any Deferred Amounts previously allocated to the Class 1M-5 Notes and principal, in reduction of the Class Principal Balance thereof, until reduced to zero; (vii) to the Class 1M-6 Notes, the amount of interest due and unpaid, any applicable Basis Risk Shortfall, any Deferred Amounts previously allocated to the Class 1M-6 Notes and principal, in reduction of the Class Principal Balance thereof, until reduced to zero; (viii) to the Class 1M-7 Notes, the amount of interest due and unpaid, any applicable Basis Risk Shortfall, any Deferred Amounts previously allocated to the Class 1M-7 Notes and principal, in reduction of the Class Principal Balance thereof, until reduced to zero; (ix) to the Class 1M-8 Notes, the amount of interest due and unpaid, any applicable Basis Risk Shortfall, any Deferred Amounts previously allocated to the Class 1M-8 Notes and principal, in reduction of the Class Principal Balance thereof, until reduced to zero; (x) to the Class 1M-9 Notes, the amount of interest due and unpaid, any applicable Basis Risk Shortfall, any Deferred Amounts previously allocated to the Class 1M-9 Notes and principal, in reduction of the Class Principal Balance thereof, until reduced to zero; (xi) to the Class 1B-1 Notes, the amount of interest due and unpaid, any applicable Basis Risk Shortfall, any Deferred Amounts previously allocated to the Class 1B-1 Notes and principal, in reduction of the Class Principal Balance thereof, until reduced to zero; and (xii) to the Class 1B-2 Notes, the amount of interest due and unpaid, any applicable Basis Risk Shortfall, any Deferred Amounts previously allocated to the Class 1B-2 Notes and principal, in reduction of the Class Principal Balance thereof, until reduced to zero and (b) in the case of the group 2 loans,
(i) to the Class 2A-1 Notes, the amount of interest due and unpaid and principal in reduction of the Class Principal Balance thereof, until reduced to zero, (ii) to the Class G Certificates, the amount of interest due and unpaid and principal in reduction of the Class Principal Balance thereof, until reduced to zero,
(iii) to the insurer, all amounts owed to the insurer in respect of the financial guaranty insurance policy and the insurance agreement, (iv) any applicable Basis Risk Shortfalls in respect of the Class 2A-1 Notes and the Class G Certificates; (v) to the Class 2M-1 Notes, the amount of interest due and unpaid, any applicable Basis Risk

Shortfall, any Deferred Amounts previously allocated to the Class 2M-1 Notes and principal, in reduction of the Class Principal Balance thereof, until reduced to zero; and (vi) to the Class 2M-2 Notes, the amount of interest due and unpaid, any applicable Basis Risk Shortfall, any Deferred Amounts previously allocated to the Class 2M-2 Notes and principal, in reduction of the Class Principal Balance thereof, until reduced to zero.

      The indenture trustee shall be under no obligation to exercise any of the rights and powers under the indenture at the request or direction of any of the noteholders, unless such noteholders shall have offered to the indenture trustee reasonable security or indemnity satisfactory to it against the costs, expenses and liabilities which might be incurred by it in compliance with such request or direction. Subject to such provisions for indemnification and certain limitations contained in the indenture, noteholders representing more than 50% of the Class Principal Balance of the notes shall have the right to direct the time, method, and place of conducting any proceeding or any remedy available to the indenture trustee or exercising any trust or power conferred on the indenture trustee with respect to such notes; and noteholders representing more than 50% of the Class Principal Balance of the notes may, in certain cases, waive any default with respect thereto, except a default in the payment of principal or interest or a default in respect of a covenant or provision of the indenture that cannot be modified without the waiver or consent of the holder of each outstanding note affected thereby; provided, however, that in the case of loan group 2, so long as an insurer default has not occurred and is continuing, such rights are only exercisable by the insurer.

      The insurer has the right to consent to any termination of the indenture trustee under the indenture and any successor to the indenture trustee shall be approved by the insurer.

Reports to Noteholders

      The monthly statement to noteholders prepared by the indenture trustee will include the following information with respect to each payment date:

      o the Class Principal Balance of each class of securities before giving effect to the distribution of principal and interest;

      o the amount of the related distribution on each class of securities allocable to interest;

      o the amount of the related distribution on each class of securities allocable to principal;

      o the sum of the principal and interest payable to each class of securities;

      o     any Realized Loss allocable to each class of securities;

      o     any Carryforward Interest allocable to each class of securities;

      o the Class Principal Balance of each class of securities after giving effect to the distribution of principal and interest;

      o     the pass-through rate for each class of securities;

      o the applicable record dates, Accrual Periods, determination date and payment date;

      o the Principal Payment Amount, Principal Collections and Principal Remittance Amount for each loan group;

      o the total cash flows received for each loan group and the general sources thereof;

      o the amount of any Net Swap Payment payable by the indenture trustee on behalf of the issuing entity or to the indenture trustee on behalf of the issuing entity;

      o     the amount of principal prepayments in each loan group;

      o     the amount of principal as a result of repurchased mortgage loans;

      o the aggregate amount of scheduled interest for each loan group prior to reduction for fees;

      o     the amount of any Additional Balance Advance Amount for any period;

      o the amount of net recoveries on charged off mortgage loans in each loan group;

      o the amount of reimbursements of nonrecoverable advances previously made for each loan group;

      o     the amount of Net Liquidation Proceeds for each loan group;

      o     the amount of Insurance Proceeds for each loan group;

      o the number of mortgage loans as of the first and last day of the related Collection Period for each loan group;

      o     the amount of Excluded Amounts for the related Collection Period;

      o the aggregate Stated Principal Balance of the mortgage loans as of the first and last day of the related Collection Period for each loan group;

      o the Expense Fee, with an identification of each payee and the general purpose of such fees, for each loan group;

      o the amount of current advances (including the general purpose of such advances) for each loan group;

      o     the amount of outstanding advances for each loan group;

      o the number and aggregate Stated Principal Balance of mortgage loans in each loan group delinquent (1) 30 to 59 days, (2) 60 to 89 days and (3) 90 days or more, including delinquent bankrupt mortgage loans but excluding mortgage loans in foreclosure and REO property;

      o the number and aggregate Stated Principal Balance of mortgage loans in each loan group that are currently in bankruptcy, but not delinquent;

      o the number and aggregate Stated Principal Balance of mortgage loans in each loan group that are in foreclosure;

      o the Delinquency Rate, Rolling Three Month Delinquency Rate and the Senior Enhancement Percentage for each loan group and whether a Trigger Event is in effect for each loan group;

      o the number and aggregate principal amount of any REO properties as of the close of business on the determination date preceding such payment date in each loan group;

      o     current Realized Losses in each loan group;

      o     cumulative net Realized Losses in each loan group;

      o the weighted average term to maturity of the mortgage loans in each loan group as of the close of business on the last day of the calendar month preceding the related payment date;

      o the number of mortgage loans in each loan group that have prepayment charges and for which prepayments were made during the related Collection Period, as applicable;

      o the amount of any funds remaining in each Pre-Funding Account as of such payment date;

      o     the Net Funds Cap for each loan group;

      o the Monthly Excess Interest and the Monthly Excess Cashflow for each loan group;

      o the amount of Interest Shortfalls for each loan group and each Collection Period, separately identifying the shortfalls attributable to principal prepayments and shortfalls attributable to the application of the Relief Act;

      o the Targeted Overcollateralization Amount, the Overcollateralization Amount, the amount, if any, by which the Targeted
            Overcollateralization Amount exceeds the Overcollateralization Amount and the Overcollateralization Release Amount, in each case for each loan group; and

      o the amount, if any, received under the financial guaranty insurance policy; and

      o the occurrence of any Rapid Amortization Event or any Event of Default in respect of the notes in either loan group under the indenture.

                          Description of the Securities

General

      The notes will be issued under the indenture. The certificates, will be issued under the trust agreement. Described below in this section are summaries of the specific terms and provisions under which the notes and certificates will be issued. The following summaries do not purport to be complete and additional information is provided in the provisions of the indenture and the trust agreement.

Senior Notes

      Home Equity Mortgage Trust 2006-2, Asset-Backed Notes, Series 2006-2 will consist of the following four classes of senior notes which are offered hereby:

      o     Class 1A-1 Notes;

      o     Class 1A-2Notes;

      o     Class 1A-3 Notes; and

      o     Class 2A-1 Notes.

Subordinate Notes

      In addition to the senior notes Home Equity Mortgage Trust 2006-2, Asset-Backed Notes, Series 2006-2 will consist of the following classes of subordinate notes:

      o     the Class 1M-1 Notes which are subordinate to the Class 1A Notes;

      o the Class 1M-2 Notes which are subordinate to the Class 1A Notes and Class 1M-1 Notes;

      o the Class 1M-3 Notes which are subordinate to the Class 1A, Class 1M-1 and Class 1M-2 Notes;

      o the Class 1M-4 Notes which are subordinate to the Class 1A, Class 1M-1, Class 1M-2 and Class 1M-3 Notes;

      o the Class 1M-5 Notes which are subordinate to the Class 1A, Class 1M-1, the Class 1M-2, the Class 1M-3 and Class 1M-4 Notes;

      o the Class 1M-6 Notes which are subordinate to the Class 1A, Class 1M-1, Class 1M-2, Class 1M-3, Class 1M-4 and Class 1M-5 Notes;

      o the Class 1M-7 Notes which are subordinate to the Class 1A, Class 1M-1, Class 1M-2, Class 1M-3, Class 1M-4, Class 1M-5 and Class 1M-6 Notes;

      o the Class 1M-8 Notes which are subordinate to the Class 1A, Class 1M-1, Class 1M-2, Class 1M-3, Class 1M-4, Class 1M-5, Class 1M-6 and Class 1M-7 Notes;

      o the Class 1M-9 Notes which are subordinate to the Class 1A, Class 1M-1, Class 1M-2, Class 1M-3, Class 1M-4, Class 1M-5, Class 1M-6, Class 1M-7 and Class 1M-8 Notes;

      o the Class 1B-1 Notes which are subordinate to the Class 1A, Class 1M-1, Class 1M-2, Class 1M-3, Class 1M-4, Class 1M-5, Class 1M-6, Class 1M-7, Class 1M-8 and Class 1M-9 Notes;

      o the Class 1B-2 Notes which are subordinate to the Class 1A, Class 1M-1, Class 1M-2, Class 1M-3, Class 1M-4, Class 1M-5, Class 1M-6, Class 1M-7, Class 1M-8, Class 1M-9 and Class 1B-1 Notes;

      o     the Class 2M-1 Notes which are subordinate to the Class 2A-1 Notes;
            and

      o the Class 2M-2 Notes which are subordinate to the Class 2A-1 Notes and Class 2M-1 Notes.

      All classes of subordinate notes, other than the Class 1-B-2 Notes, are offered hereby.

Certificates

      The Class G Certificates, Class 1P Certificates, Class 1A-R Certificates, Class 1X-1 Certificates, Class 1X-2 Certificates, Class 1X-S Certificates, Class 2P Certificates, Class 2A-R Certificates, Class 2X-1 Certificates and Class 2X-2 Certificates are referred to in this prospectus supplement as the certificates. The certificates will represent the beneficial ownership interest in the issuing entity. Only the Class 1A-R Certificates and Class 2A-R Certificates are being offered by this prospectus supplement.

Designations

      o The Class 1A-1, Class 1A-2 and Class 1A-3 Notes are sometimes referred to as the Class 1A Notes.

      o The Class 1A Notes and Class 2A-1 Notes are sometimes referred to as the Class A Notes.

      o The Class 1M-1, Class 1M-2, Class 1M-3, Class 1M-4, Class 1M-5, Class 1M-6, Class 1M-7, Class 1M-8 and Class 1M-9 Notes are sometimes referred to as the Class 1M Notes.

      o The Class 2M-1 Notes and Class 2M-2 Notes are sometimes referred to as the Class 2M Notes.

      o The Class 1M Notes and Class 2M Notes are sometimes referred to as the Class M Notes.

      o The Class 1B-1 Notes and Class 1B-2 Notes are sometimes referred to as the Class 1B Notes or the Class B Notes.

Payments

      Payments on the offered securities will be made on the 25th of each month, or, if that day is not a business day, on the next succeeding business day, beginning in May 2006. Each day on which payments on the offered securities are made is referred to as a payment date.

      The notes represent non-recourse debt obligations of the issuing entity secured by the trust estate, which consists primarily of (i) a segregated pool of conventional, one- to four- family, fixed-rate primarily second lien mortgage loans and a segregated pool of adjustable rate primarily second lien HELOCs,
(ii) the Swap Agreement, (iii) the swap account, (iv) the Pre-Funding Accounts and capitalized interest accounts and (v) the basis risk reserve funds. The initial group 1 loans and initial group 2 loans have an aggregate Principal Balance as of the cut-off date of approximately $330,708,123 and $209,218,712, respectively. Proceeds of the issuing entity will be the sole source of payments on the notes.

      The offered notes will be issued, maintained and transferred on the book-entry records of DTC and its participants in minimum denominations of $25,000 and integral multiples of $1 in excess of that minimum denomination. The Class 1A-R Certificates and Class 2A-R Certificates will be offered in minimum denominations of 20% percentage interests.

Book-Entry Notes

      The offered notes will be book-entry notes. The book-entry notes will be issued in one or more notes which equal the aggregate initial Class Principal Balance of each of those classes of offered notes and which will be held by a nominee of DTC, and are collectively referred to as the DTC registered notes. Beneficial interests in the DTC registered notes will be held indirectly by investors through the book-entry facilities of DTC in the United States, or Clearstream, Luxembourg or the Euroclear System, referred to as Euroclear, in Europe, if they are participants of these systems, or indirectly through organizations which are participants in these systems. Clearstream, Luxembourg and Euroclear will hold omnibus positions on behalf of their participants through customers' securities accounts in Clearstream, Luxembourg's and Euroclear's names on the books of their respective depositaries which in turn will hold positions in customers' securities accounts in the depositaries' names on the books of DTC. Citibank, N.A. will act as depositary for Clearstream, Luxembourg and JPMorgan Chase Bank will act as depositary for Euroclear. Collectively these entities are referred to as the European depositaries.

      Investors in the DTC registered notes may hold their beneficial interests in these notes in minimum denominations of $25,000 and multiples of $1 in excess of $25,000. The depositor has been informed by DTC that its nominee will be Cede & Co. Accordingly, Cede & Co. is expected to be the holder of record of the DTC registered notes. No person acquiring a DTC registered note will be entitled to receive a physical note representing that offered note, referred to in this prospectus supplement as a definitive note, except as described in the third paragraph below.

      Unless and until definitive notes are issued, it is anticipated that the only "noteholder" of the DTC registered notes will be Cede & Co., as nominee of DTC. Beneficial owners of the DTC registered notes will not be "noteholders," as that term is used in the indenture. Beneficial owners are only permitted to exercise the rights of noteholders indirectly through participants and DTC. Monthly and annual reports on the issuing entity provided to Cede & Co., as nominee of DTC, may be made available to beneficial owners on request, in accordance with the rules, regulations and procedures creating and affecting DTC, and to the participants to whose DTC accounts the DTC registered notes of those beneficial owners are credited.

      Definitive notes will be issued to beneficial owners of DTC registered notes, or their nominees, rather than to DTC, only if:

      o DTC or the depositor advises the indenture trustee in writing that the depository is no longer willing, qualified or able to discharge properly its responsibilities as nominee and depository for the DTC registered notes and the depositor or the indenture trustee is unable to locate a qualified successor;

      o the depositor notifies DTC of its intent to terminate the book-entry system and, upon receipt of a notice of intent from DTC, the participants holding beneficial interests in the book-entry notes agree to initiate a termination; or

      o after the occurrence of an event of default, beneficial owners of any class of DTC registered notes representing not less than 51% of the related aggregate Class Principal Balances advise the indenture trustee and DTC through the participants in writing that the continuation of a book-entry system through DTC, or a successor thereto, is no longer in the best interests of the beneficial owners.

      In the case of any of the events described in the immediately preceding paragraph, the indenture trustee will be required to notify all beneficial owners of the occurrence of that event and the availability of definitive notes. At the time of surrender by DTC of the global note or notes representing the DTC registered notes and instructions for re-registration, the indenture trustee will issue the definitive notes. After that, the indenture trustee will recognize the holders of those definitive notes as noteholders under the indenture.

      According to DTC, the information above for DTC has been provided for informational purposes only and is not intended to serve as a representation, warranty or contract modification of any kind.

      For additional information regarding DTC, Clearstream, Euroclear and the notes, see Annex I to this prospectus supplement and "Certain Information Regarding the Securities--Book-Entry Registration" in the prospectus.

Pre-Funding Accounts

      On the closing date, the depositor will deposit cash in the aggregate amount of approximately $19,292,077 and $40,781,488 with respect to the group 1 loans and group 2 loans, respectively (each, the related "Pre-Funding Account Deposit") into the related Pre-Funding Account. All mortgage loans purchased by the issuing entity through application of amounts on deposit in a Pre-Funding Account are referred to in this prospectus supplement as the Subsequent Mortgage Loans. Each Pre-Funding Account Deposit may be increased by an amount equal to the aggregate of the principal balances of any initial mortgage loan removed from the loan group prior to the closing date. During the period from the closing date until the earliest of (i) the date on which the amount on deposit in the related Pre-Funding Account is reduced to zero, or (ii) an event of default occurs under the indenture or (iii) July 24, 2006 (the "Funding Period"), the amount on deposit in each Pre-Funding Account will be allocated for purchase of Subsequent Mortgage Loans from the depositor in accordance with the applicable provisions of the indenture for inclusion in the related loan group. Subsequent Mortgage Loans purchased by the issuing entity and added to the trust fund on any date during the Funding Period, a subsequent transfer date, must satisfy the criteria set forth in the indenture. On the payment date in July 2006, any amounts that were remaining in a Pre-Funding Account on July 24, 2006 will be applied to reduce the Class Principal Balance of the related offered securities in accordance with the priorities set forth herein. Although it is intended that the principal amount of Subsequent Mortgage Loans for a loan group sold to the issuing entity will require application of substantially all of the related Pre-Funding Account Deposit and it is not currently anticipated that there will be any material principal payments from amounts remaining on deposit in a Pre-Funding Account, no assurance can be given that such payments will not occur on the payment date in July 2006. In any event, it is unlikely that the depositor will be able to deliver Subsequent Mortgage Loans for each loan group with aggregate principal balances that exactly equal the amount of the related Pre-Funding Account Deposit.

Amounts on deposit in each Pre-Funding Account may be invested in permitted investments as defined in the indenture. Such permitted investments are required to mature no later than the business day prior to a subsequent transfer date and, in any case, no later than July 24, 2006. All interest and any other investment earnings on amounts on deposit in each Pre-Funding Account will not be available for the purchase of Subsequent Mortgage Loans and will not be considered in any calculation of the amount on deposit in that Pre-Funding Account on any date. Any such amounts will be distributed to the depositor on the July 2006 payment date. Neither Pre-Funding Account will be included as an asset of any REMIC created pursuant to the indenture.

Capitalized Interest Accounts

      On the closing date and if required pursuant to the indenture, the depositor will deposit cash into each capitalized interest account. The amount on deposit in a capitalized interest account will be specifically allocated to cover shortfalls in interest on each class of related securities that may arise as a result of the utilization of the related Pre-Funding Account for the purchase by the issuing entity of Subsequent Mortgage Loans for that loan group after the closing date. Any amounts remaining in a capitalized interest account and not needed for such purposes will be paid to the depositor and will not thereafter be available for payment to the related securityholders. Amounts on deposit in each capitalized interest account will be invested in permitted investments. All such permitted investments are required to mature no later than the business day prior to the next payment date as specified in the indenture. The capitalized interest accounts will not be included as an asset of any REMIC created pursuant to the indenture.

Glossary of Terms

      Accrual Period--With respect to any payment date and the Class A, Class M and Class B Notes and the Class G Certificates, the period commencing on the immediately preceding payment date (or, in the case of the first payment date, the closing date) and ending on the day immediately preceding the related payment date. With respect to any payment date and the Class 1A-R, Class 1P, Class 2A-R and Class 2P Certificates, the calendar month preceding that payment date.

      Additional Balance--With respect to any group 2 loan, any future draw (other than draws representing Excluded Amounts) made by the related mortgagor pursuant to the related loan agreement after the cut-off date, together with all money due or to become due in respect of such draw.

      Additional Balance Advance Amount--With respect to the group 2 loans and any payment date during the Managed Amortization Period, the sum of (a) the excess, if any, of (1) the aggregate principal amount of Additional Balances conveyed to the issuing entity during the related Collection Period, over (2) related Principal Collections applied to purchase such Additional Balances from the PNC collection account and (b) any Additional Balance Advance Amount remaining unreimbursed from the prior payment date. The Additional Balance Advance Amount shall be evidenced by the Class G Certificates. With respect to the group 2 loans and any payment date during a Rapid Amortization Period, the Additional Balance Advance Amount for any such payment date shall only equal the amount noted in clause (b) above as reduced by any amounts paid to the Class G Certificates in respect of principal prior to the related payment date during the Rapid Amortization Period, as described under "--Payments of Principal--Loan Group 2," and shall not be subject to any further increases.

      Adjustment Date--With respect to each HELOC, the date set forth in the related mortgage note on which the related mortgage interest rate on the HELOC is adjusted in accordance with the terms of such mortgage note.

      Aggregate Collateral Balance--As of any date of determination and with respect to each loan group, an amount equal to the related Aggregate Loan Balance plus the amount, if any, then on deposit in the related Pre-Funding Account. The Aggregate Collateral Balance of each loan group as of the cut-off date is equal to the Aggregate Loan Balance as of the cut-off date plus the amount on deposit in the related Pre-Funding Account as of the closing date.

      Aggregate Loan Balance--As of any payment date and with respect to each loan group, an amount equal to the aggregate of the Principal Balances of the related mortgage loans as of the last day of the prior month.

      Applied Loss Amount--The meaning given to that term under "--Credit Enhancement--Application of Realized Losses" below.

      Basis Risk Shortfall--With respect to any payment date and any class of notes and the Class G Certificates, the sum of:

      (a) the excess, if any, of (1) interest payable for that class of notes calculated using the lesser of (x) (i) One-Month LIBOR plus the applicable note margin with respect to such class of notes or (ii) in the case of the Class 1A-1 Notes and Class 1A-2 Notes, the related fixed pass-through rate and (y) except with respect to the notes related to loan group 1, the Maximum Note Interest Rate for that payment date, over (2) interest payable for that class of notes calculated using the Net Funds Cap for that payment date,

      (b) any amount calculated pursuant to clause (a) remaining unpaid from prior payment dates, and

      (c) interest on the amount in clause (b) calculated on the basis of the lesser of (1) (i) One-Month LIBOR plus the applicable note margin with respect to such class of notes or (ii) in the case of the Class 1A-1 Notes and Class 1A-2 Notes, the related fixed pass-through rate and (2) except with respect to the notes related to loan group 1, the Maximum Note Interest Rate for that payment date, on the basis of a 360-day year and the actual number of days elapsed in the related Accrual Period (or 30 days, in the case of the Class 1A-1 Notes and Class 1A-2 Notes).

      Carryforward Interest--For any class of notes and the Class G Certificates and any payment date, the sum of (1) the amount, if any, by which (x) the sum of
(A) Current Interest for such class for the immediately preceding payment date and (B) any unpaid Carryforward Interest from previous payment dates exceeds (y) the amount paid in respect of interest on such class on such immediately preceding payment date, and (2) for each class of notes and the Class G Certificates, interest on such amount for the related Accrual Period at the applicable interest rate.

      Class 1B-1 Principal Payment Amount--For any payment date on or after the related Stepdown Date and as long as a related Trigger Event is not in effect on that payment date, will be the amount, if any, by which (x) the sum of (i) the aggregate Class Principal Balance of the Class 1A Notes, Class 1M Notes and Class 1P Certificates, in each case, after giving effect to payments on such payment date and (ii) the Class Principal Balance of the Class 1B-1 Notes immediately prior to such payment date exceeds (y) the lesser of (A) the product of (i) approximately 86.71% and (ii) the related Aggregate Collateral Balance for such payment date and (B) the amount, if any, by which (i) the related Aggregate Collateral Balance for such payment date exceeds (ii) 0.50% of the related Aggregate Collateral Balance as of the cut-off date.

      Class 1B-2 Principal Payment Amount--For any payment date on or after the related Stepdown Date and as long as a related Trigger Event is not in effect on that payment date, will be the amount, if any, by which (x) the sum of (i) the aggregate Class Principal Balance of the Class 1A Notes, Class 1M Notes, Class 1B-1 Notes and Class 1P Certificates, in each case, after giving effect to payments on such payment date and (ii) the Class Principal Balance of the Class 1B-2 Notes immediately prior to such payment date exceeds (y) the lesser of (A) the product of (i) approximately 89.00% and (ii) the related Aggregate Collateral Balance for such payment date and (B) the amount, if any, by which
(i) the related Aggregate Collateral Balance for such payment date exceeds (ii) 0.50% of the related Aggregate Collateral Balance as of the cut-off date.

      Class 1M-1 Principal Payment Amount-- For any payment date on or after the related Stepdown Date and as long as a related Trigger Event is not in effect on that payment date, will be the amount, if any, by which (x) the sum of (i) the aggregate Class Principal Balance of the Class 1A Notes and Class 1P Certificates, in each case, after giving effect to payments on such payment date and (ii) the Class Principal Balance of the Class 1M-1 Notes immediately prior to such payment date exceeds (y) the lesser of (A) the product of (i) approximately 46.82% and (ii) the related Aggregate Collateral Balance for such payment date and (B) the amount, if any, by which (i) the related Aggregate Collateral Balance for such payment date exceeds (ii) 0.50% of the related Aggregate Collateral Balance as of the cut-off date.

      Class 2M-1 Principal Payment Amount-- For any payment date on or after the related Stepdown Date and as long as a related Trigger Event is not in effect on that payment date, will be the amount, if any, by which (x) the sum of (i) the aggregate Class Principal Balance of the Class 2A-1 Notes and Class 2P Certificates, in each case, after giving effect to payments on such payment date and (ii) the Class Principal Balance of the Class 2M-1 Notes immediately prior to such payment date exceeds (y) the lesser of (A) the product of (i) approximately 93.80% and (ii) the related Aggregate Collateral Balance for such payment date and (B) the amount, if any, by which (i) the related Aggregate Collateral Balance for such payment date exceeds (ii) 0.50% of the related Aggregate Collateral Balance as of the cut-off date.

      Class 1M-2 Principal Payment Amount-- For any payment date on or after the related Stepdown Date and as long as a related Trigger Event is not in effect on that payment date, will be the amount, if any, by which (x) the sum of (i) the aggregate Class Principal Balance of the Class 1A Notes, Class 1M-1 Notes and Class 1P Certificates, in each case, after giving effect to payments on such payment date and (ii) the Class Principal Balance of the Class 1M-2 Notes immediately prior to such payment date exceeds (y) the lesser of (A) the product of (i) approximately 57.22% and (ii) the related Aggregate Collateral Balance for such payment date and (B) the amount, if any, by which (i) the related Aggregate Collateral Balance for such payment date exceeds (ii) 0.50% of the related Aggregate Collateral Balance as of the cut-off date.

      Class 2M-2 Principal Payment Amount-- For any payment date on or after the related Stepdown Date and as long as a related Trigger Event is not in effect on that payment date, will be the amount, if any, by which (x) the sum of (i) the aggregate Class Principal Balance of the Class 2A-1 Notes, Class 2M-1 Notes and Class 2P Certificates, in each case, after giving effect to payments on such payment date and (ii) the Class Principal Balance of the Class 2M-2 Notes immediately prior to such payment date exceeds (y) the lesser of (A) the product of (i) approximately 95.80% and (ii) the related Aggregate Collateral Balance for such payment date and (B) the amount, if any, by which (i) the related Aggregate Collateral Balance for such payment date exceeds (ii) 0.50% of the related Aggregate Collateral Balance as of the cut-off date.

      Class 1M-3 Principal Payment Amount-- For any payment date on or after the related Stepdown Date and as long as a related Trigger Event is not in effect on that payment date, will be the amount, if any, by which (x) the sum of (i) the aggregate Class Principal Balance of the Class 1A Notes, Class 1M-1 Notes, Class 1M-2 Notes and Class 1P Certificates, in each case, after giving effect to payments on such payment date and (ii) the Class Principal Balance of the Class 1M-3 Notes immediately prior to such payment date exceeds (y) the lesser of (A) the product of (i) approximately 61.22% and (ii) the related Aggregate Collateral Balance for such payment date and (B) the amount, if any, by which
(i) the related Aggregate Collateral Balance for such payment date exceeds (ii) 0.50% of the related Aggregate Collateral Balance as of the cut-off date.

      Class 1M-4 Principal Payment Amount-- For any payment date on or after the related Stepdown Date and as long as a related Trigger Event is not in effect on that payment date, will be the amount, if any, by which (x) the sum of (i) the aggregate Class Principal Balance of the Class 1A Notes, Class 1M-1 Notes, Class 1M-2 Notes, Class 1M-3 Notes and Class 1P Certificates, in each case, after giving effect to payments on such payment date and (ii) the Class Principal Balance of the Class 1M-4 Notes immediately prior to such payment date exceeds
(y) the lesser of (A) the product of (i) approximately 66.22% and (ii) the related Aggregate Collateral Balance for such payment date and (B) the amount, if any, by which (i) the related Aggregate Collateral Balance for such payment date exceeds (ii) 0.50% of the related Aggregate Collateral Balance as of the cut-off date.

      Class 1M-5 Principal Payment Amount-- For any payment date on or after the related Stepdown Date and as long as a related Trigger Event is not in effect on that payment date, will be the amount, if any, by which (x) the sum of (i) the aggregate Class Principal Balance of the Class 1A Notes, Class 1M-1 Notes, Class 1M-2 Notes, Class 1M-3 Notes, Class 1M-4 Notes and Class 1P Certificates, in each case, after giving effect to payments on such payment date and (ii) the Class Principal Balance of the Class 1M-5 Notes immediately prior to such payment date exceeds (y) the lesser of (A) the product of (i) approximately 70.42% and (ii) the related Aggregate Collateral Balance for such payment date and (B) the amount, if any, by which (i) the related Aggregate Collateral Balance for such payment date exceeds (ii) 0.50% of the related Aggregate Collateral Balance as of the cut-off date.

      Class 1M-6 Principal Payment Amount-- For any payment date on or after the related Stepdown Date and as long as a related Trigger Event is not in effect on that payment date, will be the amount, if any, by which (x) the sum of (i) the aggregate Class Principal Balance of the Class 1A Notes, Class 1M-1 Notes, Class 1M-2 Notes, Class 1M-3 Notes, Class 1M-4 Notes, Class 1M-5 Notes and Class 1P Certificates, in each case, after giving effect to payments on such payment date and (ii) the Class Principal Balance of the Class 1M-6 Notes immediately prior to such payment date exceeds (y) the lesser of (A) the product of (i) approximately 73.62% and (ii) the related Aggregate Collateral Balance for such payment date and (B) the amount, if any, by which (i) related the Aggregate Collateral Balance for such payment date exceeds (ii) 0.50% of the related Aggregate Collateral Balance as of the cut-off date.

      Class 1M-7 Principal Payment Amount-- For any payment date on or after the related Stepdown Date and as long as a related Trigger Event is not in effect on that payment date, will be the amount, if any, by which (x) the sum of (i) the aggregate Class Principal Balance of the Class 1A Notes, Class 1M-1 Notes, Class 1M-2 Notes, Class 1M-3 Notes, Class 1M-4 Notes, Class 1M-5 Notes, Class 1M-6 Notes and Class 1P Certificates, in each case, after giving effect to payments on such payment date and (ii) the Class Principal Balance of the Class 1M-7 Notes immediately prior to such payment date exceeds (y) the lesser of (A) the product of (i) approximately 77.31% and (ii) the related Aggregate Collateral Balance for such payment date and (B) the amount, if any, by which (i) the related Aggregate Collateral Balance for such payment date exceeds (ii) 0.50% of the related Aggregate Collateral Balance as of the cut-off date.

      Class 1M-8 Principal Payment Amount-- For any payment date on or after the related Stepdown Date and as long as a related Trigger Event is not in effect on that payment date, will be the amount, if any, by which (x) the sum of (i) the aggregate Class Principal Balance of the Class 1A Notes, Class 1M-1 Notes, Class 1M-2 Notes, Class 1M-3 Notes, Class 1M-4 Notes, Class 1M-5 Notes, Class 1M-6 Notes, Class 1M-7 Notes and Class 1P Certificates, in each case, after giving effect to payments on such payment date and (ii) the Class Principal Balance of the Class 1M-8 Notes immediately prior to such payment date exceeds (y) the lesser of (A) the product of (i) approximately 80.11% and (ii) the related Aggregate Collateral Balance for such payment date and (B) the amount, if any, by which (i) the related Aggregate Collateral Balance for such payment date exceeds (ii) 0.50% of the related Aggregate Collateral Balance as of the cut-off date.

      Class 1M-9 Principal Payment Amount-- For any payment date on or after the related Stepdown Date and as long as a related Trigger Event is not in effect on that payment date, will be the amount, if any, by which (x) the sum of (i) the aggregate Class Principal Balance of the Class 1A Notes, Class 1M-1 Notes, Class 1M-2 Notes, Class 1M-3 Notes, Class 1M-4 Notes, Class 1M-5 Notes, Class 1M-6 Notes, Class 1M-7 Notes, Class 1M-8 Notes and Class 1P Certificates, in each case, after giving effect to payments on such payment date and (ii) the Class Principal Balance of the Class 1M-9 Notes immediately prior to such payment date exceeds (y) the lesser of (A) the product of (i) approximately 82.71% and (ii) the related Aggregate Collateral Balance for such payment date and (B) the amount, if any, by which (i) the related Aggregate Collateral Balance for such payment date exceeds (ii) 0.50% of the related Aggregate Collateral Balance as of the cut-off date.

      Class Principal Balance--With respect to any class of notes and the Class 1A-R, Class 1P, Class 2A-R and Class 2P Certificates and as of any date of determination, an amount equal to the initial principal balance of that class, reduced by the aggregate of the following amounts allocable to that class:

      o all amounts previously distributed to holders of notes or certificates of that class as payments of principal; and

      o in the case of any class of Class M Notes or Class B Notes, any reductions to the Class Principal Balance thereof due to related Applied Loss Amounts, as described below under "--Credit Enhancement--Application of Realized Losses."

      With respect to the Class G Certificates and as of any date of determination, any unreimbursed Additional Balance Advance Amounts. After the occurrence of the Rapid Amortization Period, the Class Principal Balance of the Class G Certificates will not increase but will be reduced on each payment date by amounts paid to the Class G Certificates, as described under "--Payments of Principal--Loan Group 2."

      Collection Period--With respect to any payment date, the calendar month preceding the month in which that payment date occurs.

      Compensating Interest--On any payment date, an amount to be paid by the applicable servicer (other than PNC) for that payment date equal to the lesser of (i) any shortfall for the previous month in interest collections resulting from the timing of (a) principal prepayments in full on the mortgage loans that are made from the fifteenth day of the calendar month preceding such payment date to the last day of such month and (b) principal prepayments in part on the mortgage loans serviced by that servicer that are made during the calendar month preceding such payment date and (ii) 0.25% per annum multiplied by the aggregate Stated Principal Balance of the mortgage loans serviced by the applicable servicer in connection with that payment date.

      Current Interest--With respect to a class of notes and the Class G Certificates and any payment date, the amount of interest accruing at the applicable Note Interest Rate on the related Class Principal Balance during the related Accrual Period. With respect to the Class 1A-R, Class 1P, Class 2A-R and Class 2P Certificates and any payment date, the amount of interest accruing at the interest rate described on page S-7 during the related Accrual Period. As to each class of notes and certificates, the Current Interest will be reduced by a pro rata portion of any Interest Shortfalls.

      Deferred Amount--For any class of Class M Notes or Class B Notes and payment date, the amount by which (x) the aggregate of the Applied Loss Amounts previously applied in reduction of the Class Principal Balance thereof exceeds
(y) the aggregate of amounts previously paid in reimbursement thereof.

      Delinquency Rate--For any month and each loan group will be, generally, the fraction, expressed as a percentage, the numerator of which is the aggregate outstanding balance of all related mortgage loans 60 or more days delinquent (including all foreclosures and REO Properties but excluding related mortgage loans that have been liquidated) as of the close of business on the last day of such month and the denominator of which is the related Aggregate Collateral Balance as of the close of business on the last day of such month.

      Excluded Amount--For any payment date during the Rapid Amortization Period, the aggregate portion of all draws made by an obligor under the related group 2 loan during the related Collection Period.

      Interest Remittance Amount--For any payment date and each loan group will equal (A) the sum of (1) all interest collected (other than Payaheads and in the case of loan group 2, any pro rata portion of interest collections collected and allocable to an Excluded Amount) or advanced in respect of Scheduled Payments on the related mortgage loans during the related Collection Period, the interest portion of Payaheads previously received and intended for application in the related Collection Period and the interest portion of all prepayments received on the related mortgage loans during the related Prepayment Period, less the sum of the servicing fee, the indenture trustee fee, the credit risk manager fee and in the case of loan group 2, the premium due to the insurer, for that payment date and any unreimbursed advances and other amounts due to the servicers with respect to such mortgage loans, to the extent allocable to interest, (2) all Compensating Interest paid by the servicers with respect to the related mortgage loans and the related payment date, (3) the portion of any Substitution Amount or purchase price paid with respect to the related mortgage loans during the related Collection Period allocable to interest, (4) all Net Liquidation Proceeds and any other recoveries (net of any servicing expenses, to the extent allocable to interest, unreimbursed advances and unpaid servicing fees) collected with respect to the related mortgage loans during the related Collection Period, to the extent allocable to interest and (5) any amounts withdrawn from the related capitalized interest account to pay interest on the related securities with respect to such payment date minus (B) in the case of loan group 1, any Net Swap Payments (made since the preceding payment date) or Swap Termination Payments not due to a Counterparty Trigger Event owed to the counterparty.

      Interest Shortfall--For any payment date and each loan group is equal to the aggregate shortfall, if any, in collections of interest for the previous month (adjusted to the related Net Mortgage Rate) on the related mortgage loans resulting from (a) principal prepayments in full and in part received during the related Prepayment Period to the extent not covered by Compensating Interest and
(b) interest payments on certain of the mortgage loans in the related loan group being limited pursuant to the provisions of the Servicemembers Civil Relief Act and similar state laws.

      Managed Amortization Period--With respect to loan group 2, the period beginning on the cut-off date and ending on the occurrence of a Rapid Amortization Event.

      Maximum Note Interest Rate--With respect to any payment date and the group 2 loans, a per annum rate equal to the weighted average of the maximum mortgage rates on the group 2 loans as of the end of the related Collection Period, less the sum of the per annum rates at which the servicing fee, the indenture trustee fee and the credit risk manager fee accrue on the group 2 loans, multiplied by 30 divided by the actual number of days in the related Accrual Period.

      Monthly Excess Cashflow--For any payment date and each loan group, an amount equal to the sum of (1) the related Monthly Excess Interest and (2) the related Overcollateralization Release Amount for such date.

      Net Funds Cap--For any payment date and loan group 1, will be the annual rate equal to a fraction, expressed as a percentage, (a) the numerator of which is (1) the sum of (A) the amount of interest which accrued on the related mortgage loans during the immediately preceding Collection Period and (B) amounts withdrawn from the related capitalized interest account to pay interest on the related securities minus (2) the sum of the servicing fee, the excess servicing fee, the indenture trustee fee and the credit risk manager fee on the related mortgage loans for that payment date, any Net Swap Payment payable to the counterparty on such payment date and any Swap Termination Payment not due to a Counterparty Trigger Event payable to the counterparty on such payment date and (b) the denominator of which is the product of (1) the related Aggregate Collateral Balance as of the immediately preceding payment date (or as of the cut-off date with respect to the first payment date) and (2)(x) 1/12 in the case of the Class 1A-1, Class 1A-2, Class 1P and Class 1A-R Certificates and (y) the actual number of days in the related Accrual Period divided by 360 with respect to any other class of notes relating to loan group 1. For any payment date and loan group 2, will be the annual rate equal to a fraction, expressed as a percentage, (a) the numerator of which is (1) the sum of (A) the amount of interest which accrued on the related mortgage loans during the immediately preceding Collection Period and (B) amounts withdrawn from the related capitalized interest account to pay interest on the related securities minus (2) the sum of the servicing fee, the indenture trustee fee and the credit risk manager fee on the related mortgage loans for that payment date and (b) the denominator of which is the product of (1) the related Aggregate Collateral Balance as of the immediately preceding payment date (or as of the cut-off date with respect to the first payment date) and (2)(x) 1/12 in the case of the Class 2P Certificates and Class 2A-R Certificates and (y) the actual number of days in the related Accrual Period divided by 360 with respect to any class of notes relating to loan group 2 and the Class G Certificates. In the case of the Class 2A-1 Notes and the Class G Certificates, such rate shall be reduced by a per annum rate equal to the product of (1) 0.150% and (2) a fraction, the numerator of which is 30 and the denominator of which is the actual number of days in the related Accrual Period.

      Net Liquidation Proceeds--All amounts, net of unreimbursed and reasonable out-of-pocket expenses and unreimbursed advances, received and retained in connection with the liquidation of defaulted mortgage loans, through insurance or condemnation proceedings, by foreclosure or otherwise, together with any net proceeds received on a monthly basis with respect to any properties acquired on behalf of the noteholders by foreclosure or deed in lieu of foreclosure.

      Net Mortgage Rate--As to each mortgage loan, the mortgage rate of that mortgage loan, minus the sum of the per annum rates at which the servicing fee, the excess servicing fee (in the case of loan group 1), the indenture trustee fee and the credit risk manager fee accrue.

      Note Interest Rate--With respect to the Class A Notes (other than the Class 1A-1 Notes and Class 1A-2 Notes), Class M Notes and Class B Notes and the Class G Certificates and any payment date, a per annum rate equal to the lesser of (i) One-Month LIBOR plus the applicable Note Margin and (ii) the related Net Funds Cap for that payment date. With respect to the Class 1A-1 Notes and any payment date, the lesser of (i) 5.3672% per annum and (ii) the related Net Funds Cap for that payment date; provided that after the first possible optional termination date for loan group 1, clause (i) will increase by 0.50% per annum. With respect to the Class 1A-2 Notes and any payment date, the lesser of (i) 5.4100% per annum and (ii) the related Net Funds Cap for that payment date; provided that after the first possible optional termination date for loan group 1, clause (i) will increase by 0.50% per annum.

      Note Margin--The note margins for the offered notes (other than the Class 1A-1 Notes and Class 1A-2 Notes) and the Class G Certificates are as follows:

Class                                              Note Margin
------------------------------  ------------------------------------------------
                                On or prior to the optional   After the optional
                                      termination date         termination date
                                ---------------------------   ------------------
Class 1A-3....................             0.250%                   0.500%
Class 1M-1....................             0.340%                   0.510%
Class 1M-2....................             0.360%                   0.540%
Class 1M-3....................             0.380%                   0.570%
Class 1M-4....................             0.480%                   0.720%
Class 1M-5....................             0.520%                   0.780%
Class 1M-6....................             0.600%                   0.900%
Class 1M-7....................             1.100%                   1.600%
Class 1M-8....................             1.200%                   1.700%
Class 1M-9....................             2.200%                   2.700%
Class 1B-1....................             3.500%                   4.000%
Class 1B-2....................             3.500%                   4.000%
Class 2A-1....................             0.160%                   0.320%
Class 2M-1....................             2.050%                   2.550%
Class 2M-2....................             2.950%                   3.450%
Class G.......................             0.160%                   0.320%

      One-Month LIBOR--As of the second LIBOR business day prior to the first day of each Accrual Period, the LIBOR rate adjustment date, the London interbank offered rate for one-month U.S. dollar deposits which appears on the Telerate Screen Page 3750 as of 11:00 a.m., London time, on that date.

      See "--Calculation of One-Month LIBOR" below.

      Overcollateralization Amount--For any payment date and loan group 1, the amount, if any, by which (x) the related Aggregate Collateral Balance for such payment date exceeds (y) the aggregate Class Principal Balance of the related notes and the Class 1A-R Certificates and Class 1P Certificates after giving effect to payments on such payment date. For any payment date and loan group 2, the amount, if any, by which (x) the related Aggregate Collateral Balance for such payment date exceeds (y) the aggregate Class Principal Balance of the related notes and the Class G, Class 2A-R and Class 2P Certificates after giving effect to payments on such payment date.

      Overcollateralization Release Amount--For any payment date and either loan group will be equal to the lesser of (x) the related Principal Remittance Amount for such payment date and (y) the amount, if any, by which (1) the related Overcollateralization Amount for such date, calculated for this purpose on the basis of the assumption that 100% of the aggregate of the related Principal Remittance Amount and related Excess Cashflow Loss Payment for such date is applied on such date in reduction of the aggregate of the Class Principal Balances of the related notes and the Class 1P Certificates and Class 1A-R Certificates or Class G, Class 2P and Class 2A-R Certificates, as applicable, exceeds (2) the related Targeted Overcollateralization Amount for such date.

      Payahead--Any Scheduled Payment intended by the related mortgagor (as directed in writing by the mortgagor) to be applied in a Collection Period subsequent to the Collection Period in which such payment was received.

      Prepayment Period-- For any payment date and any principal prepayment in full received on a mortgage loan, the period from the fifteenth day of the calendar month preceding the month in which that payment date occurs (or in the case of the first payment date, from the cut-off date) through the fourteenth day of the month in which that payment date occurs. For any payment date and any partial prepayment received on a mortgage loan, the calendar month preceding the month of that payment date.

      Principal Balance-- For any mortgage loan (other than a HELOC) as of any date of determination will be generally equal to its outstanding principal balance as of the cut-off date, after giving effect to Scheduled Payments due on or before such date, whether or not received, reduced by (i) the principal portion of all Scheduled Payments due on or before the due date in the Collection Period immediately preceding such date of determination, whether or not received, and (ii) all amounts allocable to unscheduled principal payments received on or before the last day of the calendar month immediately preceding such date of determination. For any HELOC as of any date of determination will be generally equal to its outstanding principal balance as of the cut-off date plus any Additional Balances in respect of such HELOC, reduced by the principal portion of all payments received during all prior Collection Periods.

      Principal Collections--For any payment date and each loan group, (A) the sum of (1) all principal collected (other than Payaheads and in the case of loan group 2, any portion of principal collections allocable to an Excluded Amount) or advanced in respect of Scheduled Payments on the related mortgage loans during the related Collection Period and the principal portion of Payaheads previously received and intended for application in the related Collection Period less any unreimbursed advances and other amounts due to the servicers with respect to such mortgage loans, to the extent allocable to principal, (2) all principal prepayments on the related mortgage loans received during the related Prepayment Period (or, in the case of partial prepayments on the mortgage loans serviced by Wilshire Credit, during the related Collection Period), (3) the outstanding Principal Balance of each related mortgage loan that was repurchased by the sponsor or the servicer during the related Collection Period, the person described under "--Optional Termination; Auction Sale" in this prospectus supplement or the holder of the majority of the related Class X-2 Certificates during the calendar month immediately preceding that payment date, (4) the portion of any Substitution Amount paid with respect to any replaced related mortgage loans during the related Collection Period allocable to principal, (5) all Net Liquidation Proceeds and any other recoveries (net of any unreimbursed advances, servicing expenses, to the extent allocable to principal, and unpaid servicing fees) and any net recoveries on previously charged off mortgage loans collected with respect to the related mortgage loans during the related Collection Period, to the extent allocable to principal, (6) with respect to loan group 1, amounts withdrawn from the swap account (as described below under "--The Swap Agreement") to cover Realized Losses on the group 1 loans incurred during the related Collection Period and
(7) with respect to the July 2006 payment date, the amount remaining in the related Pre-Funding Account at the end of the Funding Period minus (B) in the case of loan group 1 only, any Net Swap Payments (made since the preceding payment date) or Swap Termination Payments not due to a Counterparty Trigger Event owed to the counterparty, to the extent not paid from the related Interest Remittance Amount for the related payment date and to the extent remaining unpaid from any previous payment date.

      Principal Payment Amount--For any payment date and each loan group, the related Principal Remittance Amount plus any related Excess Cashflow Loss Payment for such date minus the related Overcollateralization Release Amount, if any, for such date.

      Principal Remittance Amount--For any payment date and loan group 1, an amount equal to related Principal Collections for that payment date. For any payment date and loan group 2, an amount equal to:

      (i) with respect to any payment date during the Managed Amortization Period, the excess, if any, of (a) Principal Collections for loan group 2 for such payment date over (b) the sum of the aggregate amount of Additional Balances created during the related Collection Period and amounts distributed in respect of the Additional Balance Advance Amount; and

      (ii) with respect to any payment date during the Rapid Amortization Period, Principal Collections for loan group 2 for such payment date.

      Rapid Amortization Event--A Rapid Amortization Event will be in effect for any payment date if any one of the following events is in effect with respect to such payment date:

      (a) the Class Principal Balance of the Class G Certificates, after giving effect to all payments on that payment date, is equal to or greater than 3.00% of the related Aggregate Collateral Balance on that payment date;

      (b) a servicing default with respect to PNC occurs;

      (c) the issuing entity becomes subject to regulation by the Securities and Exchange Commission as an investment company within the meaning of the Investment Company Act of 1940, as amended;

      (d) a declaration of bankruptcy or insolvency by the issuing entity, the depositor or PNC;

      (e) a draw is made on the financial guaranty insurance policy that remains unreimbursed for three months;

      (f) the issuing entity becomes subject to entity level tax or is taxable as a corporation;

      (g) an event of default occurred and is continuing under the insurance agreement;

      (h) the failure on the part of the sponsor:

      o To make any payment or deposit required to be made under the mortgage loan purchase agreement within five business days after the date the payment or deposit is required to be made; or

      o To observe or perform in any material respect any other covenants or agreements of the sponsor set forth in the mortgage loan purchase agreement, which failure continues unremedied for a period of sixty days after written notice thereof to the sponsor, and the failure materially and adversely affects the interests of the insurer or the securityholders; provided that a Rapid Amortization Event will not be deemed to occur if the sponsor has repurchased or caused to be repurchased or substituted for the related mortgage loans or all mortgage loans, as applicable, during that period in accordance with the provisions of the indenture;

      (i) any representation or warranty made by the sponsor in the mortgage loan purchase agreement shall prove to have been incorrect in any material respect when made and shall continue to be incorrect in any material respect for the related cure period specified in the servicing agreement after written notice and as a result of which the interests of the insurer or the securityholders are materially and adversely affected; provided, that Rapid Amortization Event will not be deemed to occur if the sponsor has repurchased or caused to be repurchased or substituted for the related mortgage loans or all mortgage loans, as applicable, during that period in accordance with the provisions of the indenture;

      (j) the entry against the sponsor of a decree or order by a court or agency or supervisory authority having jurisdiction in the premises for the appointment of a trustee, conservator, receiver or liquidator in any insolvency, conservatorship, receivership, readjustment of debt, marshalling of assets and liabilities or similar proceedings, or for the winding up or liquidation of its affairs, and the continuance of any decree or order unstayed and in effect for a period of sixty consecutive days;

      (k) the sponsor shall voluntarily submit to proceedings under any federal or state bankruptcy, insolvency or other similar law or code relating to the sponsor or the issuing entity or relating to all or substantially all of its property or the sponsor or the issuing entity shall admit in writing its inability to pay its debts generally as they become due, file a petition to take advantage of any applicable insolvency or reorganization statute, make an assignment for the benefit of its creditors or voluntarily suspend payment of its obligations; or

      (l) the cumulative Realized Losses on the group 2 loans for that payment date exceeds the percentage of the initial related Aggregate Collateral Balance as specified below:

                                                                        Percentage of Initial Group 2
               Payment Date                                             Aggregate Collateral Balance
---------------------------------------    ---------------------------------------------------------------------------------------
May 2006 - April 2009..................                                              N/A
May 2009 - April 2010..................    3.15% for the first month, plus an additional 1/12th of 1.40% for each month thereafter
May 2010 - April 2011..................    4.55% for the first month, plus an additional 1/12th of 1.05% for each month thereafter
May 2011 - April 2012..................    5.60% for the first month, plus an additional 1/12th of 0.70% for each month thereafter
May 2012 - April 2013..................    6.30% for the first month, plus an additional 1/12th of 0.70% for each month thereafter
May 2013 and thereafter................                                             7.00%

      Rapid Amortization Period--With respect to loan group 2, the period beginning upon the occurrence of a Rapid Amortization Event.

      Realized Losses--The excess of the outstanding Principal Balance of a mortgage loan over the related Net Liquidation Proceeds, to the extent allocable to principal. Any charged off loan will give rise to a Realized Loss at the time it is charged off.

      Reference Banks--Leading banks selected by the indenture trustee and engaged in transactions in Eurodollar deposits in the international Eurocurrency market:

      o     with an established place of business in London;

      o     which have been designated as such by the indenture trustee; and

      o not controlling, controlled by, or under common control with, the depositor or the issuing entity.

      Remittance Amount--With respect to each loan group, the sum of the related Interest Remittance Amount and the related Principal Remittance Amount.

      Rolling Three Month Delinquency Average--For any payment date and each loan group will be equal to the average of the related Delinquency Rates for each of the three (or one through two, in the case of the first through second payment dates) immediately preceding months.

      Scheduled Payment--For any mortgage loan, the monthly scheduled payment of interest and principal, as determined in accordance with the provisions of the related mortgage note.

      Senior Enhancement Percentage--For any payment date and loan group 1 will be the fraction, expressed as a percentage, the numerator of which is the sum of the aggregate Class Principal Balance of the Class 1M Notes and Class 1B Notes, and the related Overcollateralization Amount (which, for purposes of this definition only, shall not be less than zero), in each case after giving effect to payments on such payment date, and the denominator of which is the related Aggregate Collateral Balance for such payment date. For any payment date and loan group 2 will be the fraction, expressed as a percentage, the numerator of which is the sum of the aggregate Class Principal Balance of the Class 2M Notes and the related Overcollateralization Amount (which, for purposes of this definition only, shall not be less than zero), in each case after giving effect to payments on such payment date, and the denominator of which is the excess, if any, of the related Aggregate Collateral Balance for such payment date over the then-current Class Principal Balance of the Class G Certificates.

      Senior Principal Payment Amount--For any payment date and loan group 1, on or after the related Stepdown Date and as long as a related Trigger Event is not in effect with respect to such payment date, will be the amount, if any, by which (x) the aggregate Class Principal Balances of the Class 1A Notes and the Class 1P

Certificates immediately prior to such payment date exceeds (y) the lesser of
(A) the product of (i) approximately 37.82% and (ii) the related Aggregate Collateral Balance for such payment date and (B) the amount, if any, by which
(i) the related Aggregate Collateral Balance for such payment date exceeds (ii) 0.50% of the related Aggregate Collateral Balance as of the cut-off date. For any payment date and loan group 2, on or after the related Stepdown Date and as long as a related Trigger Event is not in effect with respect to such payment date, will be the amount, if any, by which (x) the aggregate Class Principal Balances of the Class 2A-1 Notes and the Class 2P Certificates immediately prior to such payment date exceeds (y) the lesser of (A) the product of (i) approximately 92.00% and (ii) the related Aggregate Collateral Balance for such payment date and (B) the amount, if any, by which (i) the related Aggregate Collateral Balance for such payment date exceeds (ii) 0.50% of the related Aggregate Collateral Balance as of the cut-off date.

      Stepdown Date--For any payment date and loan group 1, the later to occur of (x) the payment date occurring in May 2009 and (y) the first payment date on which the related Senior Enhancement Percentage, calculated for this purpose after taking into account payments of principal on the related mortgage loans, but prior to any payment of the related Principal Payment Amount to the related notes then entitled to payments of principal on that payment date, is greater than or equal to approximately 62.18%. For any payment date and loan group 2, the later to occur of (x) the payment date occurring in May 2009 and (y) the first payment date on which the related Senior Enhancement Percentage, calculated for this purpose after taking into account payments of principal on the related mortgage loans, but prior to any payment of the related Principal Payment Amount to the related notes then entitled to payments of principal on that payment date, is greater than or equal to approximately 8.00%.

      Substitution Amount--The amount, if any, by which the Principal Balance of a mortgage loan required to be removed from the issuing entity due to a breach of a representation and warranty or defective documentation exceeds the Principal Balance of the related substitute mortgage loan, plus unpaid interest accrued thereon.

      Targeted Overcollateralization Amount--With respect to loan group 1 and any payment date prior to the related Stepdown Date, 5.50% of the related Aggregate Collateral Balance as of the cut-off date. With respect to loan group 1 and any payment date on or after the related Stepdown Date and with respect to which a related Trigger Event is not in effect, the greater of (a) 11.00% of the related Aggregate Collateral Balance for such payment date and (b) 0.50% of the related Aggregate Collateral Balance as of the cut-off date. With respect to loan group 2 and any payment date prior to the related Stepdown Date, the sum of
(i) 2.10% of the related Aggregate Collateral Balance as of the cut-off date and
(ii) the Additional Balance Advance Amount for that payment date. With respect to loan group 2 and any payment date on or after the related Stepdown Date and with respect to which a related Trigger Event is not in effect, the greater of
(a) 4.20% of the related Aggregate Collateral Balance for such payment date and
(b) 0.50% of the related Aggregate Collateral Balance as of the cut-off date. With respect to any payment date on or after the Stepdown Date for either loan group with respect to which a related Trigger Event is in effect and is continuing, the related Targeted Overcollateralization Amount for the payment date immediately preceding such payment date; provided, however, that either Targeted Overcollateralization Amount may be reduced at any time with the consent of the rating agencies in connection with the delivery of additional credit enhancement to the issuing entity. No person is obligated to provide such additional credit enhancement.

      Trigger Event--A Trigger Event will be in effect for any payment date and loan group 1 on or after the related Stepdown Date if either (i) the related Rolling Three Month Delinquency Average on the first day of the immediately preceding calendar month equals or exceeds 12.80% of the related Senior Enhancement Percentage as of such payment date or (ii) the cumulative realized losses on the related mortgage loans (as reduced by any net recoveries from previously charged off mortgage loans in the related loan group that are included in the Principal Collections) equal or exceed the percentage of the initial related Aggregate Collateral Balance for that payment date as specified below:

                                                                            Percentage of Initial
              Payment Date                                      Aggregate Collateral Balance for Loan Group 1
---------------------------------------    ---------------------------------------------------------------------------------------
May 2006 - April 2009..................                                             N/A
May 2009 - April 2010..................    4.30% for the first month, plus an additional 1/12th of 2.40% for each month thereafter
May 2010 - April 2011..................    6.70% for the first month, plus an additional 1/12th of 1.90% for each month thereafter
May 2011 -  April 2012.................    8.60% for the first month, plus an additional 1/12th of 0.95% for each month thereafter
May 2012 and thereafter................                                             9.55%

      A Trigger Event will be in effect for any payment date and loan group 2 on or after the related Stepdown Date if either (i) the related Rolling Three Month Delinquency Average on the first day of the immediately preceding calendar month equals or exceeds 5.50% of the related Aggregate Collateral Balance as of such payment date or (ii) the cumulative realized losses on the related mortgage loans (as reduced by any net recoveries from previously charged off mortgage loans in the related loan group that are included in the Principal Collections) equal or exceed the percentage of the initial related Aggregate Collateral Balance for that payment date as specified below:

                                                                            Percentage of Initial
              Payment Date                                      Aggregate Collateral Balance for Loan Group 2
---------------------------------------    ---------------------------------------------------------------------------------------
May 2006 - April 2009..................                                             N/A
May 2009 - April 2010..................    2.65% for the first month, plus an additional 1/12th of 1.15% for each month thereafter
May 2010 - April 2011..................    3.80% for the first month, plus an additional 1/12th of 0.85% for each month thereafter
May 2011 -  April 2012.................    4.65% for the first month, plus an additional 1/12th of 0.95% for each month thereafter
May 2012 and thereafter................                                             5.60%

Calculation of One-Month LIBOR

      The Note Interest Rate on the Class 1A-3, Class 2A-1, Class M and Class B Notes and the Class G Certificates for any Accrual Period, including the initial Accrual Period, will be determined on the second LIBOR business day prior to the first day of that Accrual Period, referred to as the LIBOR rate adjustment date.

      On each LIBOR rate adjustment date, One-Month LIBOR shall be established by the indenture trustee and as to any Accrual Period, One-Month LIBOR will equal the rate for United States dollar deposits for one month which appears on the Telerate Screen Page 3750 as of 11:00 A.M., London time, on that LIBOR rate adjustment date. Telerate Screen Page 3750 means the display designated as page 3750 on the Telerate Service or any other page as may replace page 3750 on that service for the purpose of displaying London interbank offered rates of major banks. If the rate does not appear on that page or any other page as may replace that page on that service, or if the service is no longer offered, any other service for displaying One-Month LIBOR or comparable rates as may be selected by the indenture trustee, the rate will be the reference bank rate.

      The reference bank rate will be determined on the basis of the rates at which deposits in the U.S. Dollars are offered by the reference banks, which shall be three major banks that are engaged in transactions in the London interbank market, selected by the indenture trustee. The reference bank rate will be determined as of 11:00 A.M., London time, on the LIBOR rate adjustment date on the basis of rates offered by the reference banks to prime banks in the London interbank market for a period of one month in amounts approximately equal to the aggregate Class Principal Balance of the Class 1A-3, Class 2A-1, Class M and Class B Notes and the Class G Certificates. The indenture trustee will request the principal London office of each of the reference banks to provide a quotation of its rate. If at least two quotations are provided, the rate will be the arithmetic mean of the quotations. If on that date fewer than two quotations are provided as requested, the rate will be the arithmetic mean of the rates quoted by one or more major banks in New York City, selected by the indenture trustee, as of 11:00 A.M., New York City time, on that date for mortgage loans in U.S. Dollars to leading European banks for a period of one month in amounts approximately equal to the aggregate Class Principal Balance of the Class 1A-3, Class 2A-1, Class M and Class B Notes and the Class G Certificates. If no quotations can be obtained, the rate will be One-Month LIBOR for the prior payment date; provided however, if, under the priorities listed previously in this paragraph, One-Month LIBOR for a payment date would be based on One-Month LIBOR for the previous payment date for the third consecutive payment date, the indenture trustee shall select an alternative comparable index over which the indenture trustee has no control, used for determining one-month Eurodollar lending rates that is calculated and published or otherwise made available by an independent party. LIBOR business day means any day other than (a) a Saturday or a Sunday or (b) a day on which banking institutions in the city of London, England are required or authorized by law to be closed.

      The establishment of One-Month LIBOR by the indenture trustee and the indenture trustee's subsequent calculation of the Note Interest Rate applicable to the Class 1A-3, Class 2A-1, Class M and Class B Notes and the Class G Certificates for the relevant Accrual Period, in the absence of manifest error, will be final and binding.

Payments of Interest

      The amount of interest payable on each payment date in respect of each class of offered securities will equal the sum of (1) Current Interest for that class for that payment date and (2) any Carryforward Interest for that class and payment date. Interest on the Class 1A-3, Class 2A-1, Class M and Class B Notes will accrue on the basis of a 360-day year and the number of days elapsed in each Accrual Period. Interest on the Class 1A-1 Notes and Class 1A-2 Notes and the Class 1P, Class 1A-R, Class 1X-S, Class 2P and Class 2A-R Certificates will accrue on the basis on the basis of a 360 day year consisting of twelve 30 day months.

      If the person described under "--Optional Termination; Auction Sale" does not or cannot exercise its option to purchase the mortgage loans when it is first entitled to do so, as described in this prospectus supplement under "--Optional Termination; Auction Sale," then with respect to each succeeding payment date, the note margins will increase for the related offered securities as indicated in the definition of "Note Margin" above in "--Glossary of Terms" and the fixed pass-through rates on the Class 1A-1 Notes and Class 1A-2 Notes will increase by 0.50% per annum.

      With respect to each payment date, to the extent that a Basis Risk Shortfall exists for any class of offered notes, such class will be entitled to the amount of such Basis Risk Shortfall in accordance with the priority of payments described in this prospectus supplement under "--Credit Enhancement--Overcollateralization," to the extent not covered, in the case of the securities related to loan group 1, by amounts received under the Swap Agreement. Such class will be entitled to receive the amount of any Basis Risk Shortfall from related Monthly Excess Cashflow treated as paid from and to the extent of funds on deposit in a reserve fund (with respect to each loan group, a "Basis Risk Reserve Fund"). The source of funds on deposit in each Basis Risk Reserve Fund will be limited to an initial deposit of $1,000 and amounts that would otherwise be paid on the Class 1X-1 Certificates or Class 2X-1 Certificates, as applicable.

      On each payment date, prior to any distributions to the securityholders related to loan group 2, the indenture trustee will remit the financial guaranty insurance policy premium for such payment date to the insurer.

      Loan Group 1

      On each payment date, the related Interest Remittance Amount for that payment date will be paid in the following order of priority:

      (1) to the Class 1X-S Certificates, the related aggregate excess servicing fee for that payment date;

      (2) pro rata, Current Interest to the Class 1A-1, Class 1A-2 and Class 1A-3 Notes and the Class 1A-R and Class 1P Certificates, and any Carryforward Interest for such classes for that payment date;

      (3) to the Class 1M-1 Notes, Current Interest and any Carryforward Interest for that payment date;

      (4) to the Class 1M-2 Notes, Current Interest and any Carryforward Interest for that payment date;

      (5) to the Class 1M-3 Notes, Current Interest and any Carryforward Interest for that payment date;

      (6) to the Class 1M-4 Notes, Current Interest and any Carryforward Interest for that payment date;

      (7) to the Class 1M-5 Notes, Current Interest and any Carryforward Interest for that payment date;

      (8) to the Class 1M-6 Notes, Current Interest and any Carryforward Interest for that payment date;

      (9) to the Class 1M-7 Notes, Current Interest and any Carryforward Interest for that payment date;

      (10) to the Class 1M-8 Notes, Current Interest and any Carryforward Interest for that payment date;

      (11) to the Class 1M-9 Notes, Current Interest and any Carryforward Interest for that payment date;

      (12) to the Class 1B-1 Notes, Current Interest and any Carryforward Interest for that payment date;

      (13) to the Class 1B-2 Notes, Current Interest and any Carryforward Interest for that payment date; and

      (14) for application as part of related Monthly Excess Cashflow for such payment date, as described under "--Credit
            Enhancement--Overcollateralization--Loan Group 1" below, any such Interest Remittance Amount for loan group 1 remaining after application pursuant to clauses (1) through (13) above (such amount, the related "Monthly Excess Interest") for such payment date.

      Loan Group 2

      On each payment date, the related Interest Remittance Amount for that payment date will be paid in the following order of priority:

      (1) to the Class G Certificates, Current Interest and any Carryforward Interest for that payment date;

      (2) pro rata, Current Interest to the Class 2A-1 Notes and the Class 2A-R Certificates and Class 2P Certificates, and any Carryforward Interest for such classes for that payment date;

      (3) to the insurer, any reimbursement for amounts paid under the financial guaranty insurance policy, including interest thereon, and all amounts due under the insurance agreement;

      (4) to the Class 2M-1 Notes, Current Interest and any Carryforward Interest for that payment date;

      (5) to the Class 2M-2 Notes, Current Interest and any Carryforward Interest for that payment date; and

      (6) for application as part of related Monthly Excess Cashflow for such payment date, as described under "--Credit Enhancement--Overcollateralization--Loan Group 2" below, any such portion of the Interest Remittance Amount for loan group 2 remaining after application pursuant to clauses (1) through (5) above for such payment date.

The Swap Agreement

      U.S. Bank National Association as indenture trustee will enter into an interest rate swap agreement (the "Swap Agreement") with the counterparty. On each payment date, the indenture trustee will deposit into an account established by the indenture trustee (the "Swap Account") certain amounts, if any, received from the counterparty, from which payments to the securityholders related to the group 1 loans in respect of Realized Losses on the mortgage loans incurred during the related Collection Period, any Deferred Amounts, accrued and unpaid interest and any Basis Risk Shortfalls will be made as described in this prospectus supplement. The Swap Account and the Swap Agreement will not be assets of any REMIC.

      Under the Swap Agreement, on each Swap Payment Date, the indenture trustee, on behalf of the issuing entity, will be obligated to pay to the counterparty, from available funds related to loan group 1 only, a fixed amount for that Swap Payment Date (the "Fixed Swap Payment"), equal to the product of
(x) a fixed rate equal to 5.40% per annum, (y) the Swap Notional Amount (as defined below) for that Swap Payment Date and (z) a fraction, the numerator of which is 30 (or, in the case of the Swap Payment Date occurring in May 2006, 27) and the denominator of which is 360. On each Swap Payment Date, the counterparty will be obligated to pay to the indenture trustee, on behalf of the issuing entity, a floating amount (the "Floating Swap Payment"), equal to the product of (x) one-month LIBOR as determined pursuant to the Swap Agreement, (y) the Swap Notional Amount for that Swap Payment Date and (z) a fraction, the numerator of which is equal to the actual number of days in the related calculation period as provided in the Swap Agreement, and the denominator of which is 360. A net payment, referred to as a "Net Swap Payment", will be required to be made on each Swap Payment Date (a) by the indenture trustee, on behalf of the issuing entity, to the counterparty from available funds related to loan group 1 only, to the extent that the Fixed Swap Payment for such Swap Payment Date exceeds the Floating Swap Payment payable to the issuing entity for such Swap Payment Date, or (b) by the counterparty to the indenture trustee, on behalf of the issuing entity, to the extent that the Floating Swap Payment payable to the issuing entity exceeds the Fixed Swap Payment for such Swap Payment Date. The "Swap Payment Date" with respect to each payment date is the business day immediately preceding the 25th day of the related month, beginning in May 2006, to and including the termination date (being in October 2009).

      The "Swap Notional Amount" with respect to the Swap Agreement and each Swap Payment Date will be determined as follows:

            (i) if the aggregate Class Principal Balance of the Class 1A, Class 1M and Class 1B Notes for the immediately preceding payment date, after giving effect to payments on such payment date (or as of the closing date in the case of the first Swap Payment Date), is greater than the Lower Bound (as set forth on Annex II) for such Swap Payment Date and less than the Upper Bound (as set forth on Annex II) for such Swap Payment Date, the Swap Notional Amount will be the excess, if any, of (a) the aggregate Class Principal Balance of the Class 1A, Class 1M and Class 1B Notes for the immediately preceding payment date, after giving effect to payments on such payment date (or as of the closing date in the case of the first Swap Payment Date), over (b) the aggregate Class Principal Balance of the Class 1A-1 Notes and Class 1A-2 Notes for the immediately preceding payment date, after giving effect to payments on such payment date (or as of the closing date in the case of the first Swap Payment Date);

            (ii) if the aggregate Class Principal Balance of the Class 1A, Class 1M and Class 1B Notes for the immediately preceding payment date, after giving effect to payments on such payment date (or as of the closing date in the case of the first Swap Payment Date), is less than or equal to the Lower Bound for such Swap Payment Date, the Swap Notional Amount will be the excess, if any, of (a) that Lower Bound over (b) the aggregate Class Principal Balance of the Class 1A-1 Notes and Class 1A-2 Notes for the immediately preceding payment date, after giving effect to payments on such payment date (or as of the closing date in the case of the first Swap Payment Date); and

            (iii) if the aggregate Class Principal Balance of the Class 1A, Class 1M and Class 1B Notes for the immediately preceding payment date, after giving effect to payments on such payment date (or as of the closing date in the case of the first Swap Payment Date), is greater than or equal to the Upper Bound for such Swap Payment Date, the Swap Notional Amount will be the excess, if any, of (a) that Upper Bound over (b) the aggregate Class Principal Balance of the Class 1A-1 Notes and Class 1A-2 Notes for the immediately preceding payment date, after giving effect to payments on such payment date (or as of the closing date in the case of the first Swap Payment Date).

      The Swap Agreement will terminate on October 25, 2009 (or, if such date is not a business day, on the next following business day), unless terminated earlier upon the occurrence of a Swap Default, a Termination Event or an Additional Termination Event, each as defined below.

      The respective obligations of the counterparty and the indenture trustee, on behalf of the issuing entity, to pay specified amounts due under the Swap Agreement will be subject to the following conditions precedent: (1) no Swap Default (as defined below) or event that with the giving of notice or lapse of time or both would become a Swap Default shall have occurred and be continuing with respect to the Swap Agreement and (2) no "early termination date" (as defined in the ISDA Master Agreement) has occurred or been effectively designated with respect to the Swap Agreement.

      "Events of Default" under the Swap Agreement (each a "Swap Default") include the following standard events of default under the ISDA Master
Agreement:

      o     "Failure to Pay or Deliver,"

      o "Credit Support Default" (but only with respect to the counterparty if the counterparty has posted collateral),

      o     "Bankruptcy" (as amended in the Swap Agreement) and

      o "Merger without Assumption" (but only with respect to the counterparty),

      as described in the Swap Agreement.

      "Termination Events" under the Swap Agreement (each a "Termination Event") consist of the following standard events under the ISDA Master Agreement:

      o "Illegality" (which generally relates to changes in law causing it to become unlawful for either party to perform its obligations under the Swap Agreement),

      o "Tax Event" (which generally relates to either party to the Swap Agreement receiving a payment under the Swap Agreement from which an amount has been deducted or withheld for or on account of taxes) and

      o "Tax Event Upon Merger" (solely with respect to the counterparty) (which generally relates to the counterparty's receiving a payment under the Swap Agreement from which an amount has been deducted or withheld for or on account of taxes resulting from a merger), as described in the Swap Agreement. In addition, there are "Additional Termination Events" (as defined in the Swap Agreement) including if the counterparty fails to comply with the Downgrade Provisions (as defined below) or if the person described under "--Optional Termination; Auction Sale" in this prospectus supplement exercises its option to purchase the mortgage loans.

      Upon the occurrence of any Swap Default under the Swap Agreement, the non-defaulting party will have the right to designate an early termination date (an "Early Termination Date"). With respect to Termination Events (including Additional Termination Events), an Early Termination Date may be designated by one of the parties (as specified in the Swap Agreement) and will occur only upon notice and, in some circumstances, after any affected party has used reasonable efforts to transfer its rights and obligations under the Swap Agreement to a related entity within a specified period after notice has been given of the Termination Event, all as set forth in the Swap Agreement. The occurrence of an Early Termination Date under the Swap Agreement will constitute a "Swap Early Termination."

      Upon any Swap Early Termination, the indenture trustee, on behalf of the issuing entity, or the counterparty may be liable to make a swap termination payment (the "Swap Termination Payment") to the other (regardless, if applicable, of which of the parties has caused the termination). The Swap Termination Payment will be based on the value of the Swap Agreement computed in accordance with the procedures set forth in the Swap Agreement taking into account the present value of the unpaid amounts that would have been owed to and by the counterparty under the remaining scheduled term of the Swap Agreement. In the event that the indenture trustee, on behalf of the issuing entity, is required to make a Swap Termination Payment to the counterparty, that payment, along with interest thereon, will be paid, from available funds related to loan group 1 only, on the related Swap Payment Date, and on any Swap Payment Dates until paid in full, prior to distributions to group 1 securityholders, other than in the case of a Swap Termination Payment triggered upon a Counterparty Trigger Event. The issuing entity's obligation to pay amounts in respect of any Swap Termination Payment due to a Counterparty Trigger Event will be subordinated to distributions to the holders of the Class 1A, Class 1M and Class 1B Notes and Class 1P Certificates.

      A "Counterparty Trigger Event" shall mean: (i) an Event of Default under the Swap Agreement with respect to which the counterparty is a Defaulting Party (as defined in the Swap Agreement), (ii) a Termination Event under the Swap Agreement with respect to which the counterparty is the sole Affected Party (as defined in the Swap Agreement) or (iii) an Additional Termination Event under the Swap Agreement with respect to which the counterparty is the sole Affected Party.

      In addition, the counterparty may, subject (except in the case of a transfer pursuant to the rating downgrade provisions discussed above) to acknowledgment by each of the rating agencies that the rating of the relevant securities will not be downgraded or withdrawn, assign its obligations under the Swap Agreement (i) with the prior written consent of the indenture trustee, on behalf of the issuing entity, to an unaffiliated party or (ii) without the prior consent of the indenture trustee, on behalf of the issuing entity, to an affiliated party, that either has at least equivalent credit ratings to the specified levels or has furnished a guarantee, subject to approval by S&P, of its obligations under the Swap Agreement from a guarantor with at least equivalent credit ratings to the specified levels.

      Any Net Swap Payment deposited in the Swap Account by the indenture trustee will be distributed to the counterparty. To the extent that a Swap Termination Payment is made by the counterparty to the indenture trustee, on behalf of the issuing entity, such specific amount shall be used to make any upfront payment required under a replacement swap agreement and to the extent that any payments are received from a replacement swap counterparty as payment by such replacement swap counterparty to enter into a replacement transaction(s), such specific amounts shall be used to pay directly any termination payments owing to the counterparty that is being replaced.

      Notwithstanding anything to the contrary herein, in the event that a replacement swap agreement is not obtained within 30 days after receipt by the indenture trustee, on behalf of the issuing entity, of the Swap Termination Payment paid by the original counterparty, the indenture trustee will deposit such Swap Termination Payment into the Swap Account and will, on each payment date, withdraw from the Swap Account an amount equal to the Net Swap Payment, if any, that would have been paid to the issuing entity by the original counterparty (computed in accordance with the terms of the original Swap Agreement) and distribute such amount in the priority set forth below.

      If the counterparty's credit ratings fall below the levels specified in the Swap Agreement, then, unless (x) within 30 days thereafter, each rating agency has reconfirmed the rating of each of the Class 1A, Class 1M and Class 1B Notes which was in effect immediately prior to such withdrawal or downgrade, and
(y) certain other conditions are met, the counterparty will be required, at its own expense, to either (1) obtain a substitute counterparty with credit ratings at least equal to the specified levels that will assume the obligations of the counterparty under the Swap Agreement, (2) obtain a guaranty (subject to approval by S&P as specified in the Swap Agreement) of, or a contingent agreement of another person to honor, the obligations of the counterparty under the Swap Agreement, in each case from a person with credit ratings at least equal to the specified levels, all as provided in the Swap Agreement or (3) post collateral pursuant to the terms of the Credit Support Annex (the "CSA") that forms part of the Swap Agreement (or, if no CSA is agreed to prior to the closing date, in a manner which will be sufficient to maintain or restore the rating of each Class 1A, Class 1M and Class 1B Note which was in effect immediately prior to such withdrawal or downgrade); provided (to the extent the certificates are rated by the applicable rating agency) that if (i) the counterparty's long-term senior unsecured debt rating is withdrawn or reduced below "BBB-" by S&P, (ii) the counterparty's long-term senior unsecured debt rating is withdrawn or reduced below "A3" by Moody's (or "A2" if the counterparty does not have a short-term rating) (or such rating is on watch for possible downgrade) or the counterparty's short-term unsecured debt rating is withdrawn or reduced below "P-2" by Moody's (or such rating is on watch for possible downgrade) or (iii) the counterparty's long-term senior unsecured debt rating is withdrawn or reduced below "BBB+" by Fitch and the counterparty's short-term unsecured debt rating is withdrawn or reduced below "F-2" by Fitch, then the counterparty shall commence actively to seek to obtain a substitute counterparty and post collateral as provided in the Swap Agreement (such provisions, the "Downgrade Provisions").

      Amounts payable by the issuing entity to the counterparty in respect of Net Swap Payments and Swap Termination Payments (other than Swap Termination Payments resulting from a Counterparty Trigger Event) will be deducted from the Remittance Amount for loan group 1 before payments to the holders of the Class 1A, Class 1M and Class 1B Notes and the Class 1P and Class 1X-1 Certificates. On each Swap Payment Date, such amounts will be distributed by the issuing entity to the counterparty, first to make any Net Swap Payment owed to the counterparty pursuant to the Swap Agreement for such Swap Payment Date, and second to make any Swap Termination Payment not due to a Counterparty Trigger Event owed to the counterparty pursuant to the Swap Agreement. Payments by the issuing entity to the counterparty in respect of any Swap Termination Payment triggered by a Counterparty Trigger Event owed to the counterparty pursuant to the Swap Agreement will be subordinated to payments to the holders of the Class 1A, Class 1M and Class 1B Notes and the Class 1P Certificates and will be paid by the issuing entity to the counterparty as set forth in the indenture.

      On or before each payment date, Net Swap Payments paid by the counterparty to the indenture trustee, on behalf of the issuing entity, will be deposited by the indenture trustee into the Swap Account. On each payment date, to the extent required, the indenture trustee will withdraw the following amounts from the Swap Account to the extent of Net Swap Payments on deposit therein for payment to the group 1 securities in the following order of priority:

            (i) to the Class 1A-1, Class 1A-2 and Class 1A-3 Notes and the Class 1A-R Certificates, pro rata based on amounts due, Current Interest and any Carryforward Interest for each such class and such payment date, after giving effect to distributions of such amounts under "--Payments of Interest--Loan Group 1" above on such payment date;

            (ii) to the Class 1M-1, Class 1M-2, Class 1M-3, Class 1M-4, Class 1M-5, Class 1M-6, Class 1M-7, Class 1M-8, Class 1M-9, Class 1B-1 and Class 1B-2 Notes, in that order, Current Interest and any Carryforward Interest for each such class and such payment date, after giving effect to distributions of such amounts under "--Payments of Interest--Loan Group 1" above on such payment date;

            (iii) to the Principal Remittance Amount for loan group 1, up to the amount of Realized Losses on the group 1 loans incurred during the related Collection Period prior to giving effect to amounts available to be paid in respect of Excess Cashflow Loss Payments as described hereunder under "--Credit Enhancement--Overcollateralization--Loan Group 1" on such payment date;

            (iv) to the Class 1M-1, Class 1M-2, Class 1M-3, Class 1M-4, Class 1M-5, Class 1M-6, Class 1M-7, Class 1M-8, Class 1M-9, Class 1B-1 and Class 1B-2 Notes, in that order, any applicable Deferred Amounts, with interest thereon at the applicable pass-through rate, prior to giving effect to amounts available to be paid in respect of Deferred Amounts as described hereunder under "--Credit Enhancement--Overcollateralization--Loan Group 1" on such payment date; and

            (v) to pay sequentially, (i) the Class 1A-1, Class 1A-2 and Class 1A-3 Notes, on a pro rata basis, and then (ii) the Class 1M-1, Class 1M-2, Class 1M-3, Class 1M-4, Class 1M-5, Class 1M-6, Class 1M-7, Class 1M-8, Class 1M-9, Class 1B-1 and Class 1B-2 Notes, in that order, any applicable Basis Risk Shortfall, in each case prior to giving effect to amounts available to be paid in respect of Basis Risk Shortfalls as described hereunder under "--Credit Enhancement--Overcollateralization--Loan Group 1" on such payment date.

      Amounts paid under the Swap Agreement not used on any payment date to cover Realized Losses on the group 1 loans, to pay Deferred Amounts, to pay accrued and unpaid interest or to cover Basis Risk Shortfalls will remain on deposit in the Swap Account and may be available on future payment dates to make the payments described in the preceding paragraph. On the payment date on which the aggregate Class Principal Balance of the Class 1A, Class 1M and Class 1B Notes is reduced to zero, any amounts from the Swap Agreement remaining in the Swap Account will be released to the Class 1X-1 Certificateholders.

      On the closing date, the indenture trustee, on behalf of the issuing entity, or the counterparty, may make a payment to the other party to account for changes in market conditions between the time that the terms of the Swap Agreement were determined for the purpose of structuring and marketing the securities at the time that the Swap Agreement price was determined. Any payment required to be made by the indenture trustee, on behalf of the issuing entity, will be paid by the depositor and will not diminish the value of the trust assets. Any payment required to be made by the counterparty to the indenture trustee, on behalf of the issuing entity, will be distributed by the issuing entity to the depositor and will not be available for distribution to the securityholders.

      The significance percentage (as calculated in accordance with Item 1115 of Regulation AB) of the Swap Agreement is less than 10%. As set forth in the Swap Agreement, the counterparty may be replaced in certain circumstances, including if the significance percentage of the Swap Agreement is equal to or greater than 10%.

Payments of Principal

      Loan Group 1

      Payments will be made on the Class 1P Certificates on each payment date of any amounts received representing prepayment charges on the group 1 loans, in addition to the other distributions described below. Distributions of prepayment charges to the Class 1P Certificates will not be used to reduce its Class Principal Balance.

      On each payment date, the holders of the Class 1A, Class 1M and Class 1B Notes and the Class 1A-R Certificates and Class 1P Certificates shall be entitled to receive payments of principal from the related Remittance Amount remaining after payment of interest on the related securities, to the extent of the related Principal Payment Amount, in the following order of priority:

      (a) On each payment date prior to the related Stepdown Date or a payment date on which a related Trigger Event has occurred and is continuing, the related Principal Payment Amount shall be distributed:

            (1) commencing on the payment date in July 2011, to the Class 1P Certificates, until the Class Principal Balance of that class has been reduced to zero;

            (2) to the Class 1A-R Certificates, until the Class Principal Balance of such class has been reduced to zero, and then sequentially to the Class 1A-1, Class 1A-2 and Class 1A-3 Notes, in that order, in each case until the Class Principal Balance thereof has been reduced to zero;

            (3) to the Class 1M-1 Notes, until the Class Principal Balance thereof has been reduced to zero;

            (4) to the Class 1M-2 Notes, until the Class Principal Balance thereof has been reduced to zero;

            (5) to the Class 1M-3 Notes, until the Class Principal Balance thereof has been reduced to zero;

            (6) to the Class 1M-4 Notes, until the Class Principal Balance thereof has been reduced to zero;

            (7) to the Class 1M-5 Notes, until the Class Principal Balance thereof has been reduced to zero;

            (8) to the Class 1M-6 Notes, until the Class Principal Balance thereof has been reduced to zero;

            (9) to the Class 1M-7 Notes, until the Class Principal Balance thereof has been reduced to zero;

            (10) to the Class 1M-8 Notes, until the Class Principal Balance thereof has been reduced to zero;

            (11) to the Class 1M-9 Notes, until the Class Principal Balance thereof has been reduced to zero;

            (12) to the Class 1B-1 Notes, until the Class Principal Balance thereof has been reduced to zero;

            (13) to the Class 1B-2 Notes, until the Class Principal Balance thereof has been reduced to zero; and

            (14) for application in the same manner as the related Monthly Excess Cashflow for such payment date, as described under "--Credit Enhancement--Overcollateralization--Loan Group 1" below, any such related Principal Payment Amount remaining after application pursuant to clauses (1) through (13) above.

      (b) On each payment date on or after the related Stepdown Date, assuming no related Trigger Event is then in effect, the related Principal Payment Amount shall be distributed:

            (1) commencing on the payment date in July 2011, to the Class 1P Certificates, until the Class Principal Balance of that class has been reduced to zero;

            (2) to the Class 1A-1, Class 1A-2A and Class 1A-3 Notes, the related Senior Principal Payment Amount for such payment date will be distributed sequentially to the Class 1A-1, Class 1A-2 and Class 1A-3 Notes, in that order, in each case until the Class Principal Balance thereof has been reduced to zero;

            (3) to the Class 1M-1 Notes, the Class 1M-1 Principal Payment Amount for that payment date, until the Class Principal Balance thereof has been reduced to zero;

            (4) to the Class 1M-2 Notes, the Class 1M-2 Principal Payment Amount for that payment date, until the Class Principal Balance thereof has been reduced to zero;

            (5) to the Class 1M-3 Notes, the Class 1M-3 Principal Payment Amount for that payment date, until the Class Principal Balance thereof has been reduced to zero;

            (6) to the Class 1M-4 Notes, the Class 1M-4 Principal Payment Amount for that payment date, until the Class Principal Balance thereof has been reduced to zero;

            (7) to the Class 1M-5 Notes, the Class 1M-5 Principal Payment Amount for that payment date, until the Class Principal Balance thereof has been reduced to zero;

            (8) to the Class 1M-6 Notes, the Class 1M-6 Principal Payment Amount for that payment date, until the Class Principal Balance thereof has been reduced to zero;

            (9) to the Class 1M-7 Notes, the Class 1M-7 Principal Payment Amount for that payment date, until the Class Principal Balance thereof has been reduced to zero;

            (10) to the Class 1M-8 Notes, the Class 1M-8 Principal Payment Amount for that payment date, until the Class Principal Balance thereof has been reduced to zero;

            (11) to the Class 1M-9 Notes, the Class 1M-9 Principal Payment Amount for that payment date, until the Class Principal Balance thereof has been reduced to zero;

            (12) to the Class 1B-1 Notes, the Class 1B-1 Principal Payment Amount for that payment date, until the Class Principal Balance thereof has been reduced to zero;

            (13) to the Class 1B-2 Notes, the Class 1B-2 Principal Payment Amount for that payment date, until the Class Principal Balance thereof has been reduced to zero; and

            (14) for application in the same manner as the related Monthly Excess Cashflow for such payment date, as described under "--Credit Enhancement--Overcollateralization--Loan Group 1" below, any such related Principal Payment Amount remaining after application pursuant to clauses (1) through (13) above.

      Loan Group 2

      Payments will be made on the Class 2P Certificates on each payment date of any amounts received representing prepayment charges on the group 2 loans, in addition to the other distributions described below. Distributions of prepayment charges to the Class 2P Certificates will not be used to reduce its Class Principal Balance.

      On each payment date, holders of the Class G Certificates will receive from related Principal Collections for that payment date, an amount equal to the lesser of such Principal Collections and the Additional Balance Advance Amount, if any, as of that payment date.

      On each payment date, the holders of the offered securities, the Class B Notes and the Class P Certificates shall be entitled to receive payments of principal from the Remittance Amount remaining after payment of interest on the securities, reimbursement to the insurer and payment in respect of the Class G Certificates, to the extent of the Principal Payment Amount, in the following order of priority:

      (a) On each payment date prior to the related Stepdown Date or a payment date on which a related Trigger Event has occurred and is continuing, the related Principal Payment Amount, less any payments made in respect of the Class G Certificates, shall be distributed:

            (1) commencing on the payment date in July 2011, to the Class 2P Certificates, until the Class Principal Balance of that class has been reduced to zero;

            (2) to the Class 2A-R Certificates, until the Class Principal Balance of such class has been reduced to zero, and then to the Class 2A-1 Notes, until the Class Principal Balance thereof has been reduced to zero;

            (3) to the insurer, any reimbursement for amounts paid under the financial guaranty insurance policy and all amounts owed to the insurer pursuant to the insurance agreement, to the extent not paid from interest distributions;

            (4) to the Class 2M-1 Notes, until the Class Principal Balance thereof has been reduced to zero;

            (5) to the Class 2M-2 Notes, until the Class Principal Balance thereof has been reduced to zero; and

            (6) for application in the same manner as the related Monthly Excess Cashflow for such payment date, as described under "--Credit Enhancement--Overcollateralization--Group 2" below, any such related Principal Payment Amount remaining after application pursuant to clauses (1) through (5) above.

      (b) On each payment date on or after the related Stepdown Date, assuming no related Trigger Event is then in effect, the related Principal Payment Amount, less any payments made in respect of the Class G Certificates, shall be distributed:

            (1) commencing on the payment date in July 2011, to the Class 2P Certificates, until the Class Principal Balance of that class has been reduced to zero;

            (2) to the Class 2A-1 Notes, the related Senior Principal Payment Amount for such payment date, until the Class Principal Balance thereof has been reduced to zero;

            (3) to the insurer, any reimbursement for amounts paid under the financial guaranty insurance policy and all amounts owed to the insurer pursuant to the insurance agreement, to the extent not paid from interest distributions;

            (4) to the Class 2M-1 Notes, the Class 2M-1 Principal Payment Amount for that payment date, until the Class Principal Balance thereof has been reduced to zero;

            (5) to the Class 2M-2 Notes, the Class 2M-2 Principal Payment Amount for that payment date, until the Class Principal Balance thereof has been reduced to zero; and

            (6) for application in the same manner as the related Monthly Excess Cashflow for such payment date, as described under "--Credit Enhancement--Overcollateralization--Loan Group 2" below, any such related Principal Payment Amount remaining after application pursuant to clauses (1) through (5) above.

      The note balance of a note outstanding at any time represents the then maximum amount that the holder of that note is entitled to receive as payments allocable to principal from the cash flow on the mortgage loans and the other assets in the trust estate.

Credit Enhancement

      Credit enhancement for the offered securities consists of the subordination of the related subordinate notes, the priority of application of Realized Losses, overcollateralization, in the case of the securities relating to loan group 1, amounts available under the Swap Agreement, and in the case of the Class 2A-1 Notes, the financial guaranty insurance policy, in each case as described in this prospectus supplement.

      Subordination. The rights of holders of the subordinate notes to receive payments with respect to the related mortgage loans will be subordinated to such rights of holders of each class of notes and certificates having a higher priority of payment, as described under "--Payments of Interest" and "--Payments of Principal." This subordination is intended to enhance the likelihood of regular receipt by holders of the related notes and certificates having a higher priority of payment of the full amount of interest and principal distributable thereon, and to afford such noteholders and certificateholders limited protection against Realized Losses incurred with respect to the related mortgage loans.

      The limited protection afforded to holders of related classes of notes and certificates with a higher priority of payment by means of the subordination of certain related classes of notes having a lower priority of payment will be accomplished by the preferential right of holders of such classes of notes and certificates with a higher priority of payment to receive payments of interest and principal, respectively, on any payment date prior to related classes with a lower priority of payment.

      Application of Realized Losses. If a mortgage loan becomes a Liquidated Loan, the related Net Liquidation Proceeds, to the extent allocable to principal, may be less than the outstanding Principal Balance of such mortgage loan. The amount of such insufficiency is a "Realized Loss." A "Liquidated Loan" is, in general, a defaulted mortgage loan as to which the related servicer has determined that all amounts that it expects to recover in respect of such mortgage loan have been recovered (exclusive of any possibility of a deficiency judgment).

      If on any payment date, after giving effect to all Realized Losses incurred with respect to mortgage loans during the Collection Period for such payment date, amounts on deposit in the Swap Account (in the case of loan group
1) and payments of principal on such payment date, the aggregate Class Principal Balance of the Notes related to a loan group exceeds the Aggregate Collateral Balance for that loan group for such payment date and there is no excess interest (such excess, an "Applied Loss Amount"), then such amount will be allocated in reduction of the Class Principal Balance of (i) in the case of loan group 1, first, the Class 1B-2 Notes, until the Class Principal Balance thereof has been reduced to zero; second, the Class 1B-1 Notes, until the Class Principal Balance thereof has been reduced to zero; third, the Class 1M-9 Notes, until the Class Principal Balance thereof has been reduced to zero; fourth, the Class 1M-8 Notes, until the Class Principal Balance thereof has been reduced to zero; fifth, the Class 1M-7 Notes, until the Class Principal Balance thereof has been reduced to zero; sixth, the Class 1M-6 Notes, until the Class Principal Balance thereof has been reduced to zero; seventh, the Class 1M-5 Notes, until the Class Principal Balance thereof has been reduced to zero; eighth, the Class 1M-4 Notes, until the Class Principal Balance thereof has been reduced to zero; ninth, the Class 1M-3 Notes, until the Class Principal Balance thereof has been reduced to zero; tenth, the Class 1M-2 Notes, until the Class Principal Balance thereof has been reduced to zero; and eleventh, the Class 1M-1 Notes, until the Class Principal Balance thereof has been reduced to zero, and (ii) in the case of loan group 2, first, the Class 2M-2 Notes, until the Class Principal Balance thereof has been reduced to zero; and second, the Class 2M-1 Notes, until the Class Principal Balance thereof has been reduced to zero.

      The Class Principal Balance of the Class 1A-1, Class 1A-2, Class 1A-3 and Class 2A-1 Notes and the Class G, Class 1A-R, Class 1P, Class 2A-R and Class 2P Certificates will not be reduced by allocation of Applied Loss Amounts. After the aggregate Class Principal Balance of the Class M Notes and Class B Notes related to a loan group has been reduced to zero any payments of principal to the related Class A Notes will continue to be made in accordance with the payment priorities described herein.

      Holders of subordinate notes will not receive any payments in respect of Applied Loss Amounts, except to the extent of available related Monthly Excess Cashflow and, in the case of the Class 1M Notes and Class 1B Notes, amounts available under the Swap Agreement, each as described below.

      Overcollateralization. The weighted average Net Mortgage Rate of the mortgage loans in each loan group is generally expected to be higher than the weighted average note interest rate of the related notes and certificates plus certain fees and expenses of the issuing entity and, in the case of loan group 1, any Net Swap Payments due to the counterparty, thus generating excess interest collections. Monthly Excess Interest related to a loan group, if any, will be available on each payment date to accelerate the reduction of the aggregate Class Principal Balance of the related notes. Such application of interest collections as payments of principal will cause the aggregate Class Principal Balance of the notes to amortize more rapidly than the related Aggregate Loan Balance, thus creating and maintaining overcollateralization. However, Realized Losses will reduce the related overcollateralization and could result in the related Targeted Overcollateralization Amount exceeding the related Overcollateralization Amount.

      In addition, on and after the Stepdown Date for a loan group, to the extent that the related Overcollateralization Amount exceeds the related Targeted Overcollateralization Amount, a portion of the related Principal Remittance Amount equal to the related Overcollateralization Release Amount will not be applied in reduction of the aggregate Class Principal Balance of the related notes but will instead be applied as described below.

      Loan Group 1

      On each payment date, the related Monthly Excess Cashflow, if any, will be distributed in the following order of priority:

      (1) an amount equal to the aggregate Realized Losses on the group 1 loans incurred during the related Collection Period, such amount to be added to the related Principal Payment Amount and distributed as set forth above under "--Distributions of Principal--Loan Group 1" (any such amount, a related "Excess Cashflow Loss Payment");

      (2) for the first payment date, 100% of any remaining related Monthly Excess Cashflow will be released to the holders of the Class 1X-1 Certificates;

      (3)   except for the first payment date, until the related
            Overcollateralization Amount equals the related Targeted Overcollateralization Amount for such date, on each payment date

            (A) (a) prior to the related Stepdown Date or (b) with respect to which a related Trigger Event is in effect, to the extent of Monthly Excess Interest for such payment date, to the Class 1A, Class 1M and Class 1B Notes and the related certificates, as additional principal distributions as set forth above in subclause (a) under "--Payments of Principal--Loan Group 1", after giving effect to the distribution of the related Principal Payment Amount for such date, in accordance with the priorities set forth therein; and

            (B) on each payment date on or after the related Stepdown Date and with respect to which a related Trigger Event is not in effect, to fund any principal distributions to the Class 1A, Class 1M and Class 1B Notes and the related certificates required to be made on such payment date set forth above in subclause (b) under "--Payments of Principal--Loan Group 1", after giving effect to the distribution of the related Principal Payment Amount for such date, in accordance with the priorities set forth therein;

      (4) to the Class 1M-1 Notes, any Deferred Amounts for that class, to the extent not paid from amounts in the Swap Account;

      (5) to the Class 1M-2 Notes, any Deferred Amount for that class, to the extent not paid from amounts in the Swap Account;

      (6) to the Class 1M-3 Notes, any Deferred Amount for that class, to the extent not paid from amounts in the Swap Account;

      (7) to the Class 1M-4 Notes, any Deferred Amount for that class, to the extent not paid from amounts in the Swap Account;

      (8) to the Class 1M-5 Notes, any Deferred Amount for that class, to the extent not paid from amounts in the Swap Account;

      (9) to the Class 1M-6 Notes, any Deferred Amount for that class, to the extent not paid from amounts in the Swap Account;

      (10) to the Class 1M-7 Notes, any Deferred Amount for that class, to the extent not paid from amounts in the Swap Account;

      (11) to the Class 1M-8 Notes, any Deferred Amount for that class, to the extent not paid from amounts in the Swap Account;

      (12) to the Class 1M-9 Notes, any Deferred Amount for that class, to the extent not paid from amounts in the Swap Account;

      (13) to the Class 1B-1 Notes, any Deferred Amount for that class, to the extent not paid from amounts in the Swap Account;

      (14) to the Class 1B-2 Notes, any Deferred Amount for that class, to the extent not paid from amounts in the Swap Account;

      (15) on a pro rata basis, to the Class 1A-1, Class 1A-2 and Class 1A-3 Notes, any applicable Basis Risk Shortfall for those classes, to the extent not paid from amounts in the Swap Account;

      (16) to the Class 1M-1 Notes, any applicable Basis Risk Shortfall for that class, to the extent not paid from amounts in the Swap Account;

      (17) to the Class 1M-2 Notes, any applicable Basis Risk Shortfall for that class, to the extent not paid from amounts in the Swap Account;

      (18) to the Class 1M-3 Notes, any applicable Basis Risk Shortfall for that class, to the extent not paid from amounts in the Swap Account;

      (19) to the Class 1M-4 Notes, any applicable Basis Risk Shortfall for that class, to the extent not paid from amounts in the Swap Account;

      (20) to the Class 1M-5 Notes, any applicable Basis Risk Shortfall for that class, to the extent not paid from amounts in the Swap Account;

      (21) to the Class 1M-6 Notes, any applicable Basis Risk Shortfall for that class, to the extent not paid from amounts in the Swap Account;

      (22) to the Class 1M-7 Notes, any applicable Basis Risk Shortfall for that class, to the extent not paid from amounts in the Swap Account;

      (23) to the Class 1M-8 Notes, any applicable Basis Risk Shortfall for that class, to the extent not paid from amounts in the Swap Account;

      (24) to the Class 1M-9 Notes, any applicable Basis Risk Shortfall for that class, to the extent not paid from amounts in the Swap Account;

      (25) to the Class 1B-1 Notes, any applicable Basis Risk Shortfall for that class, to the extent not paid from amounts in the Swap Account;

      (26) to the Class 1B-2 Notes, any applicable Basis Risk Shortfall for that class, to the extent not paid from amounts in the Swap Account;

      (27)  to the indenture trustee, any Trustee's Additional Expenses;

      (28) to the related Basis Risk Reserve Fund, any amounts required pursuant to the indenture to be deposited therein;

      (29) to the counterparty, the amount of any Swap Termination Payment resulting from a Counterparty Trigger Event not previously paid; and

      (30)  to be paid in accordance with the terms of the indenture.

      Payments pursuant to subparagraphs (1) and (4) through (26) on any payment date will be made after giving effect to any withdrawals from the Swap Account on such date to cover Realized Losses, to pay Deferred Amounts and to cover Basis Risk Shortfalls.

      Loan Group 2

      On each payment date, the related Monthly Excess Cashflow, if any, will be distributed in the following order of priority:

      (1) an amount equal to the aggregate Realized Losses on the group 2 loans incurred during the related Collection Period, such amount to be added to the related Principal Payment Amount and distributed as set forth above under "--Distributions of Principal--Loan Group 2" (any such amount, a related "Excess Cashflow Loss Payment");

      (3) to the holders of the Class G Certificates, an amount equal to the lesser of the related Monthly Excess Cashflow and the Additional Balance Advance Amount after the application of all other payments thereon on that payment date;

      (3) to the insurer, any reimbursement for amounts paid under the financial guaranty insurance policy and all amounts due to the insurer under the insurance agreement, to the extent not paid from interest and principal distributions;

      (4) until the related Overcollateralization Amount equals the related Targeted Overcollateralization Amount for such date, on each payment date

            (A) (a) prior to the related Stepdown Date or (b) with respect to which a related Trigger Event is in effect, to the extent of Monthly Excess Interest for such payment date, to the Class 2A-1 Notes and Class 2M Notes and the related certificates, as additional principal distributions as set forth above in subclause (a) under "--Payments of Principal--Loan Group 2", after giving effect to the distribution of the related Principal Payment Amount for such date, in accordance with the priorities set forth therein; and

            (B) on each payment date on or after the related Stepdown Date and with respect to which a related Trigger Event is not in effect, to fund any principal distributions to the Class 2A-1 Notes and Class 2M Notes and the related certificates required to be made on such payment date set forth above in subclause
                  (b) under "--Payments of Principal--Loan Group 2", after giving effect to the distribution of the related Principal Payment Amount for such date, in accordance with the priorities set forth therein;

      (5)   to the Class 2M-1 Notes, any Deferred Amounts for that class;

      (6)   to the Class 2M-2 Notes, any Deferred Amount for that class;

      (7) on a pro rata basis, to the Class 2A-1 Notes and Class G Certificates, any applicable Basis Risk Shortfall for those classes;

      (8) to the Class 2M-1 Notes, any applicable Basis Risk Shortfall for that class;

      (9) to the Class 2M-2 Notes, any applicable Basis Risk Shortfall for that class;

      (10)  to the indenture trustee, any Trustee's Additional Expenses;

      (11) to the related Basis Risk Reserve Fund, any amounts required pursuant to the indenture to be deposited therein; and

      (12)  to be paid in accordance with the terms of the indenture.

      The Swap Agreement. In certain circumstances, payments made to the issuing entity under the Swap Agreement may be available to cover certain Realized Losses on the group 1 loans, as described herein under "--The Swap Agreement."

      The Financial Guaranty Insurance Policy. The insurer will issue a financial guaranty insurance policy (the "financial guaranty insurance policy") for the benefit of the Class 2A-1 Notes and Class G Certificates. The following summary of the provisions of the financial guaranty insurance policy does not purport to be complete and is qualified in its entirety by reference to the financial guaranty insurance policy.

      The insurer, in consideration of the right of the insurer to receive monthly premiums pursuant to the indenture and the insurance agreement (the "insurance agreement) among the sponsor, the seller, the depositor, PNC as servicer of the group 2 loans, the indenture trustee, the issuing entity and the insurer, and subject to the terms of the financial guaranty insurance policy, unconditionally and irrevocably agrees to pay each Insured Amount on the Class 2A-1 Notes and Class G Certificates, to the extent set forth in the indenture, to the indenture trustee, not in its individual capacity, but solely as indenture trustee for the related Insured Securityholder, except as otherwise provided in the financial guaranty insurance policy with respect to Preference Amounts.

      For the purposes of the financial guaranty insurance policy, the following terms have the following meanings:

      "Deficiency Amount" means, with respect to any payment date and each of the Class 2A-1 Notes and Class G Certificates, an amount, if any, equal to the sum of: (i) the excess of (x) Current Interest for the Class 2A-1 Notes or Class G Certificates, as applicable, on such payment date, over (y) the Interest Remittance Amount from loan group 2 on such payment date allocated to pay Current Interest on the Class 2A-1 Notes or Class G Certificates, as applicable, on such payment date as provided in the indenture, (ii) on any payment date prior to the final scheduled payment date, the excess, if any, of the Aggregate Collateral Balance for loan group 2 for such payment date over the aggregate Class Principal Balance of the Class 2A-1 Notes and the Class G Certificates (after giving effect to any principal payments other than the amounts paid in respect of the financial guaranty insurance policy on such payment date) and (iii) the Class Principal Balance of the Class 2A-1 Notes or Class G Certificates, as applicable, to the extent unpaid on the final scheduled payment date or earlier termination of the issuing entity pursuant to the terms of the indenture, in each case after giving effect to payments made on such date from sources other than the financial guaranty insurance policy.

      "Insured Amount" means, with respect to the Class 2A-1 Notes or Class G Certificates, as applicable, (1) any Deficiency Amount and (2) any Preference Amount.

      "Notice" means a written notice in the form attached as an exhibit to the financial guaranty insurance policy by registered or certified mail or telephonic or telegraphic notice, subsequently confirmed by written notice delivered via telecopy, telex or hand delivery from the indenture trustee to the insurer specifying the information set forth in such exhibit.

      "Insured Securityholder" means, as to a particular Class 2A-1 Note or Class G Certificate, as applicable, the person other than the depositor, any servicer, the indenture trustee, the owner trustee, the sponsor, or any subservicers retained by a servicer who, on the applicable payment date, is entitled under the terms of the Class 2A-1 Notes or Class G Certificates, as applicable, to a distribution on the Class 2A-1 Notes or Class G Certificates, as applicable.

      The insurer will pay a Deficiency Amount with respect to the Class 2A-1 Notes or Class G Certificates, as applicable, by 12:00 noon (New York City time) in immediately available funds to the indenture trustee on the later of (i) the second business day following the business day on which the insurer shall have received Notice that a Deficiency Amount is due in respect of the Class 2A-1 Notes or Class G Certificates, as applicable, and (ii) the payment date on which the related Deficiency Amount is payable to the Insured Securityholders pursuant to the indenture, for payment to the Insured Securityholders in the same manner as other payments with respect to the Class 2A-1 Notes or Class G Certificates, as applicable, are required to be made. Any Notice received by the insurer after 12:00 noon New York City time on a given business day or on any day that is not a business day shall be deemed to have been received by the insurer on the next succeeding business day.

      Upon such payment of an Insured Amount under the financial guaranty insurance policy, the insurer shall be fully subrogated to the rights of the Insured Securityholders to receive the amount so paid. The insurer's obligations with respect to the Class 2A-1 Notes or Class G Certificates, as applicable, under the financial guaranty insurance policy with respect to each payment date shall be discharged to the extent funds consisting of the related Deficiency Amount are received by the indenture trustee, as trustee for the Insured Securityholders for payment to such Insured Securityholders, as provided in the indenture and under the financial guaranty insurance policy, whether or not such funds are properly applied by the indenture trustee.

      If any portion or all of any amount that is insured hereunder that was previously distributed to an Insured Securityholder is recoverable and sought to be recovered from such Insured Securityholder as a voidable preference by a trustee in bankruptcy pursuant to the U.S. Bankruptcy Code, pursuant to a final non-appealable order of a court exercising proper jurisdiction in an insolvency proceeding (a "Final Order") (such recovered amount, a "Preference Amount"), the insurer will pay on the guarantee described in the second paragraph under this section"--The Financial Guaranty Insurance Policy," an amount equal to each such Preference Amount by 12:00 noon on the second business day following receipt by the insurer of (w) a certified copy of the Final Order, (x) an opinion of counsel satisfactory to the insurer that such order is final and not subject to appeal, (y) an assignment, in form reasonably satisfactory to the insurer, irrevocably assigning to the insurer all rights and claims of the indenture trustee and/or such Insured Securityholder relating to or arising under such Preference Amount and constituting an appropriate instrument in form satisfactory to the insurer and appointing the insurer as the agent of the indenture trustee and/or such Insured Securityholder in respect of such Preference Amount, including without limitation, in any legal proceeding relating to the Preference Amount and (z) a Notice appropriately completed and executed by the indenture trustee or such Insured Securityholder, as the case may be. Such payment shall be made to the receiver, conservator, debtor-in-possession or trustee in bankruptcy named in the Final Order and not to the indenture trustee or the Insured Securityholder directly (unless the Insured Securityholder has previously paid such amount to such receiver, conservator, debtor-in-possession or trustee named in such Final Order, in which case payment shall be made to the indenture trustee for payment to the Insured Securityholder upon delivery of proof of such payment reasonably satisfactory to the insurer). Notwithstanding the foregoing, in no event shall the insurer be (i) required to make any payment under the financial guaranty insurance policy in respect of any Preference Amount to the extent such Preference Amount is comprised of amounts previously paid by the insurer under the financial guaranty insurance policy, or (ii) obligated to make any payment in respect of any Preference Amount, which payment represents a payment of the principal amount of any Class 2A-1 Notes or Class G Certificates, as applicable, prior to the time the insurer otherwise would have been required to make a payment in respect of such principal, in which case the insurer shall pay the balance of the Preference Amount when such amount otherwise would have been required.

      Any of the documents required under clauses (w) through (z) of the preceding paragraph that are received by the insurer after 12:00 noon, New York City time, on a given business day or on any day that is not a business day shall be deemed to have been received by the insurer on the next succeeding business day. If any notice received by the insurer is not in proper form or is otherwise insufficient for the purpose of making a claim under the financial guaranty insurance policy, it will be deemed not to have been received by the insurer, and the insurer will promptly so advise the indenture trustee, and the indenture trustee may submit an amended notice. All payments made by the insurer under the financial guaranty insurance policy in respect of Preference Amounts will be made with the insurer's own funds.

      The financial guaranty insurance policy is non-cancelable for any reason, including nonpayment of any premium. The premium on the financial guaranty insurance policy is not refundable for any reason, including the payment of any Class 2A-1 Note or Class G Certificate, as applicable, prior to the maturity of the Class 2A-1 Notes or Class G Certificates, as applicable. The financial guaranty insurance policy shall expire and terminate without any action on the part of the insurer or any other person on the date that is the later of (i) the date that is one year and one day following the date on which the Class 2A-1 Notes or Class G Certificates, as applicable, shall have been paid in full and
(ii) if any insolvency proceeding referenced in the second preceding paragraph with respect to which the depositor is a debtor has been commenced on or prior to the date specified in clause (i) above, the 30th day after the entry of a final, non-appealable order in resolution or settlement of such proceeding.

      A monthly premium shall be due and payable in arrears as provided in the indenture and the insurance agreement.

      The financial guaranty insurance policy does not cover Interest Shortfalls or Basis Risk Shortfalls on the Class 2A-1 Notes or Class G Certificates, nor does it guarantee to the Insured Securityholders any particular rate of principal payment. In addition, the financial guaranty insurance policy does not cover shortfalls, if any, attributable to the liability of the depositor, the issuing entity, any REMIC, the indenture trustee or the Insured Securityholders for withholding taxes or REMIC liabilities, if any (including interest and penalties in respect of any liability for withholding taxes). The financial guaranty insurance policy does not cover the failure of the indenture trustee to make any distribution required under the indenture to any Insured Securityholders. The financial guaranty insurance policy does not guaranty the payment of any Excluded Amount or any interest accrued thereon.

      The financial guaranty insurance policy is subject to and shall be governed by the laws of the State of New York, without giving effect to the conflicts of laws and principles thereof. The proper venue for any action or proceeding on the financial guaranty insurance policy shall be the County of New York, State of New York.

      THE INSURANCE PROVIDED BY THE FINANCIAL GUARANTY INSURANCE POLICY IS NOT COVERED BY THE NEW YORK PROPERTY/CASUALTY INSURANCE SECURITY FUND (NEW YORK INSURANCE CODE, ARTICLE 76).

      In the event that payments under any Class 2A-1 Note or Class G Certificate, as applicable, are accelerated, nothing contained in the financial guaranty insurance policy shall obligate the insurer to make any payment of principal and interest on such Class 2A-1 Note or Class G Certificate, as applicable, on an accelerated basis, unless such acceleration of payment by the insurer is at the sole option of the insurer; it being understood that a payment shortfall in respect of the redemption of any Class 2A-1 Note or Class G Certificate, as applicable, by reason of the repurchase of the assets of the issuing entity pursuant to the indenture does not constitute acceleration for the purposes of the financial guaranty insurance policy.

Purchase of Additional Balances

      During the Managed Amortization Period, PNC will apply Principal Collections from loan group 2 to purchase Additional Balances. In the event that draws on the group 2 loans during a particular Collection Period during the Managed Amortization Period are greater than Principal Collections on the group 2 loans for that Collection Period, PNC, as holder of the Class G Certificates, will fund the difference as an Additional Balance Advance Amount and the Class Principal Balance of the Class G Certificates will increase by such amount.

      During the Rapid Amortization Period, no Additional Balances will be purchased and any draws made by borrowers under the group 2 loans will be retained by PNC and constitute Excluded Amounts. Any Excluded Amounts will be the property of PNC, and not the issuing entity and will not constitute a part of trust estate even if a Rapid Amortization Event is not in effect in a subsequent Collection Period. Interest and principal collections on each group 2 loan for each related Collection Period during the Rapid Amortization Period will be allocated to the issuing entity and the Excluded Amount based on a pro rata allocation between the related Excluded Amount and the Principal Balance of such group 2 loan in proportion to the respective amounts outstanding as of the end of the calendar month preceding such Collection Period.

Voting Rights

      Voting rights of the notes will be allocated to each class of notes in accordance with their respective Class Principal Balances. So long as no insurer default under the insurance agreement has occurred and is continuing, the voting rights of the Insured Securityholders will be allocated to, and exercisable by, the insurer as described further under "--Certain Rights of the Insurer."

Optional Termination; Auction Sale

      With respect to either loan group, on any payment date on or after which the sum of the related Aggregate Collateral Balance and the appraised value of the related REO properties is less than 10% of the related Aggregate Collateral Balance as of the cut-off date, and certain conditions in the indenture are satisfied, the terminating entity, as described in the indenture, will have the option to purchase the related mortgage loans, all real property acquired in respect of those mortgage loans remaining in the trust, and any remaining related trust assets for a price equal to the greater of (a) the sum of (i) 100% of the aggregate outstanding Principal Balance of the mortgage loans in that loan group plus one month's accrued interest thereon at the applicable mortgage rate to but not including the due date in the month of such payment date, (ii) the fair market value of all other property of the issuing entity relating to those mortgage loans, (iii) any unreimbursed Advances, servicing advances and servicing fees payable to the servicers (other than a servicer that is the terminating entity) and any unpaid Advances (made by the indenture trustee as successor servicer), fees and expenses payable to the indenture trustee, (iv) in the case of loan group 1, any Swap Termination Payment payable to the counterparty which remains unpaid or which is due to the exercise of such option and (v) in the case of loan group 2, any amounts owed to the insurer under the insurance agreement (the "Par Value"), and (b) the fair market value of all property of the issuing entity related to that loan group.

      The "terminating entity" on each optional termination date shall be:

      (i) DLJMC, if it is the owner of the servicing rights with respect to any mortgage loan in the related loan group on such optional termination date; or

      (ii) SPS if (a) DLJMC is not the owner of the servicing rights with respect to any mortgage loan in the related loan group on such optional termination date and (b) SPS is special servicing any mortgage loans in the related loan group on such optional termination date; or

      (iii) the servicer servicing the largest percentage, by outstanding principal balance of the mortgage loans in the related loan group on such optional termination date; provided, however, that if such servicer does not exercise its option to purchase the mortgage loans in the related loan group, all real property acquired in respect of those mortgage loans remaining in the issuing entity, and any remaining trust assets related to that loan group, each other servicer servicing mortgage loans in the related loan group, in sequential order from the servicer servicing the second largest percentage, the third largest percentage, and so forth, to the servicer servicing the smallest percentage, in each case by outstanding principal balance of the mortgage loans in the related loan group on such optional termination date, shall have the option to purchase the related mortgage loans, all real property acquired in respect of those mortgage loans remaining in the issuing entity, and any remaining trust assets related to that loan group on such optional termination date if (a) DLJMC is not the owner of the servicing rights with respect to any mortgage loan in the related loan group on such optional termination date and (b) SPS is not special servicing any mortgage loans in the related loan group on such optional termination date.

      If such option is exercised and the amount specified in clause (b) of the immediately preceding paragraph exceeds the amount specified in clause (a) of the immediately preceding paragraph, the Class 1X-1 Certificates or Class 2X-1 Certificates, as applicable, will be entitled to receive the amount of that excess. There can be no assurance that such option will be exercised, or that if such option is exercised, that there will be any amount available for distribution to the Class 1X-1 Certificates or Class 2X-1 Certificates, as applicable.

      If the option to purchase the mortgage loans in a loan group and other related assets in the issuing entity as described in the second immediately preceding paragraph is not exercised and the sum of the Aggregate Collateral Balance of a loan group and the appraised value of the related REO properties declines below 5% of the related Aggregate Collateral Balance as of the cut-off date, the indenture trustee will conduct an auction to sell the related mortgage loans and the other related assets in the issuing entity. The indenture trustee shall solicit good faith bids for the related mortgage loans and the other related assets in the issuing entity from at least three institutions that are regular purchasers and/or sellers in the secondary market of residential mortgage loans similar to the mortgage loans in the related loan group. The indenture trustee will sell the related mortgage loans to the institution with the highest bid exceeding the Par Value. If less than three bids are received or the highest bid received is less than the Par Value, the indenture trustee will not sell the related mortgage loans and the other related assets in the issuing entity and, unless certain conditions specified in the indenture are not satisfied, the indenture trustee will continue conducting auctions every six months until the earlier of (a) the completion of a successful auction for the related loan group and (b) the exercise by the terminating entity of its purchase option with respect to such loan group.

      If an auction is successfully completed and the highest bid is in excess of Par Value, the Class 1X-1 Certificates or Class 2X-1 Certificates, as applicable, will be entitled to receive the amount of that excess. There can be no assurance that any auction will be successfully completed, or that if an auction is successfully completed, that there will be any excess amount available for distribution to the Class 1X-1 Certificates or Class 2X-1 Certificates, as applicable.

      Payments on the securities relating to loan group 1 relating to any optional termination will first be paid to the Class 1A Notes and Class 1P Certificates, and then to the Class 1M Notes, Class 1B Notes and Class 1X-1 Certificates, sequentially, with each class receiving its Class Principal Balance plus Current Interest and any Carryforward Interest before any payments are made to the next class. The related Overcollateralization Amount will be distributed to the Class 1X-1 Certificates in connection with any optional termination. The proceeds from any distribution may not be sufficient to distribute the full amount to which each class of securities is entitled. Offered noteholders will not be entitled to receive proceeds from the optional termination or auction in excess of the Par Value.

      Payments on the securities relating to loan group 2 relating to any optional termination will first be paid to the insurer, all amounts owed in respect of the financial guaranty insurance policy and the insurance agreement, then to the Class 2A-1 Notes and Class G Certificates and Class 2P Certificates, and then to the Class 2M Notes and Class 2X-1 Certificates, sequentially, with each class receiving its Class Principal Balance plus Current Interest and any Carryforward Interest before any payments are made to the next class. The related Overcollateralization Amount will be distributed to the Class 2X-1 Certificates in connection with any optional termination. The proceeds from any distribution may not be sufficient to distribute the full amount to which each class of securities is entitled. Offered noteholders will not be entitled to receive proceeds from the optional termination or auction in excess of the Par Value.

      For purposes of payments on the notes and certificates on the payment date of any optional termination, the optional termination price shall be applied by the indenture trustee as a final liquidation of each of the related mortgage loans and properties. In the case of any optional termination, the remaining assets in the trust estate with respect to the related mortgage loans shall be released from the lien of the indenture.

      The servicing fee, the indenture trustee fee, the credit risk manager fee and the premium due to the insurer in the case of loan group 2, as well as expenses and reimbursements permitted to be paid from the assets of the trust estate under the indenture or the servicing agreement, in each case to the extent payable or reimbursable as to the related mortgage loans, will be payable from the amount received relating to the redemption price and therefore, as provided in the indenture, will be excluded from the related available funds for the payment date of the redemption. Therefore, the related redemption price may result in a shortfall in payment to, and/or the allocation of Realized Losses to, one or more classes of the related securities.

      In no event will the issuing entity created by the trust agreement continue beyond the expiration of 21 years from the death of the survivor of the persons named in the trust agreement.

Final Scheduled Payment Date

      The Final Scheduled Payment Dates for the notes relating to loan group 1 and loan group 2 is the payment date in July 2036, which is the payment dates after the latest maturity (or possible maturity in the case of Subsequent Mortgage Loans) of the related mortgage loans. As to each class, the actual final payment date may be earlier or later, and could be substantially earlier, than such class's Final Scheduled Payment Date.

Certain Rights of the Insurer

      The insurer shall be subrogated to the rights of each holder of a Class 2A-1 Note or Class G Certificate to receive distributions on the Class 2A-1 Notes or Class G Certificates, as applicable, to the extent of any payment by the insurer under the financial guaranty insurance policy.

      Unless it is in default in its payment obligations under the financial guaranty insurance policy, pursuant to the terms of the indenture, each Class 2A-1 Noteholder and Class G Certificateholder agrees that the insurer shall be treated by the depositor, the servicers, the indenture trustee, the owner trustee and the sponsor as if the insurer were the holder of all Class 2A-1 Notes and Class G Certificates for the purpose of the giving of any consent, the making of any direction or the exercise of any voting or other control rights otherwise given to the Class 2A-1 Noteholders or Class G Certificateholders under the indenture or the trust agreement without any further consent of the holders of the Class 2A-1 Notes or Class G Certificates and the holders of the Class 2A-1 Notes and Class G Certificates will not exercise any of such rights without the prior written consent of the insurer. Once the Class 2A-1 Notes and Class G Certificates have been paid in full and any reimbursement amount owed to the insurer has been paid, these rights will terminate.

                  Yield, Prepayment and Maturity Considerations

General Prepayment Considerations

      The rate of principal payments on the notes, the aggregate amount of payments on the notes and the yield to maturity of the notes will be related to the rate and timing of payments of principal on the related mortgage loans. The rate of principal payments on the mortgage loans will in turn be affected by the amortization schedules of the mortgage loans and by the rate of principal prepayments on the mortgage loans, including for this purpose, payments resulting from refinancings, liquidations of the mortgage loans due to defaults, casualties, condemnations and repurchases, whether optional or required, by the sponsor or the terminating entity, as the case may be. The mortgage loans, in most cases, may be prepaid by the mortgagors at any time.

      Prepayments, liquidations and repurchases of the mortgage loans will result in payments of principal to the holders of the related class or classes of notes then entitled to receive those payments that otherwise would be distributed over the remaining terms of the mortgage loans. See "Maturity, Prepayment and Yield Considerations" in the prospectus. Since the rates of payment of principal on the mortgage loans will depend on future events and a variety of factors, as described more fully in this section and in the prospectus under "Maturity, Prepayment and Yield Considerations," no assurance can be given as to the rate of principal payments or the rate of principal prepayments. The extent to which the yield to maturity of any class of notes may vary from the anticipated yield will depend on the degree to which those notes are purchased at a discount or premium and the degree to which the timing of payments on those notes is sensitive to prepayments on the related mortgage loans. Further, an investor should consider, in the case of any note purchased at a discount, the risk that a slower than anticipated rate of principal payments on the related mortgage loans could result in an actual yield to that investor that is lower than the anticipated yield. In the case of any note purchased at a premium, an investor should consider the risk that a faster than anticipated rate of principal payments on the related mortgage loans could result in an actual yield to that investor that is lower than the anticipated yield. In general, the earlier a prepayment of principal is made on the mortgage loans, the greater the effect on the yield to maturity of the related notes. As a result, the effect on an investor's yield of principal payments occurring at a rate higher or lower than the rate anticipated by the investor during the period immediately following the issuance of the notes would not be fully offset by a subsequent like reduction or increase in the rate of principal payments.

      Approximately 41.43% and 0.82% of the initial group 1 loans and group 2 loans, respectively, by aggregate principal balance as of the cut-off date, are subject to prepayment charges during intervals ranging from four months to five years following origination, as described under "The Mortgage Loans--Prepayment Charges" herein. Such prepayment charges may have the effect of reducing the amount or the likelihood of prepayment of such mortgage loans during such intervals.

      It is highly unlikely that the mortgage loans in a loan group will prepay at any constant rate until maturity or that all of the mortgage loans in a loan group will prepay at the same rate. Moreover, the timing of prepayments on the mortgage loans may significantly affect the actual yield to maturity on the related notes, even if the average rate of principal payments experienced over time is consistent with an investor's expectation.

      The rate of payments, including prepayments, on pools of mortgage loans is influenced by a variety of economic, geographic, social and other factors. If prevailing mortgage rates fall significantly below the mortgage rates on the mortgage loans, the rate of prepayment, and refinancing, would be expected to increase. On the other hand, if prevailing mortgage rates rise significantly above the mortgage rates on the mortgage loans, the rate of prepayment on the mortgage loans would be expected to decrease. Other factors affecting prepayment of mortgage loans include changes in mortgagors' housing needs, job transfers, unemployment, mortgagors' net equity in the mortgaged properties and servicing decisions. There can be no certainty as to the rate of prepayments on the mortgage loans during any period or over the life of the notes. See "Maturity, Prepayment and Yield Considerations" in the prospectus.

      Because principal payments on the mortgage loans in a loan group are paid to some related classes of notes before other classes, holders of related classes of notes having a later priority of payment bear a greater risk of losses, because those notes will represent an increasing percentage of the related loan group during the period prior to the commencement of payments of principal on those notes, than holders of related classes having earlier priorities for payment of principal. As described under "Description of the Securities--Payments of Principal" in this prospectus supplement, prior to each Stepdown Date all principal payments on the related mortgage loans will be allocated first to the related Class A Notes. Thereafter, as further described in this prospectus supplement, all principal payments on the mortgage loans in a loan group will be allocated among all classes of the related notes then outstanding as described under "Description of the Securities--Payments of Principal" in this prospectus supplement.

      In general, defaults on mortgage loans are expected to occur with greater frequency in their early years. In addition, default rates may be higher for mortgage loans used to refinance an existing mortgage loan. In the event of a mortgagor's default on a mortgage loan, there can be no assurance that recourse will be available beyond the specific mortgaged property pledged as security for repayment.

Special Yield Considerations

      The Note Interest Rate for each class of the Class 1A-3, Class 1-M, Class 1B, Class 2A-1 and Class 2M Notes and the Class G Certificates adjusts monthly based on One-Month LIBOR as described under "Description of the Securities--Calculation of One-Month LIBOR" in this prospectus supplement, subject to the related Net Funds Cap. Because of the application of the related Net Funds Cap, increases in the Note Interest Rate on the Class 1A-3, Class 1-M, Class 1B, Class 2A-1 and Class 2M Notes and the Class G Certificates, as applicable, may be limited for extended periods or indefinitely in a rising interest rate environment. The interest due on the mortgage loans in a loan group during any Accrual Period may not equal the amount of interest that would accrue at One-Month LIBOR plus the applicable note margin on the related notes during the related Accrual Period. As a result of the foregoing as well as other factors, including the prepayment behavior of the related mortgage loans, relative increases in One-Month LIBOR or relative decreases in the weighted average of the mortgage rates on the mortgage loans in a loan group (1) could cause the related Interest Remittance Amount generated by the loan group to be less than the aggregate of the Current Interest that would otherwise be payable on the related notes, leading one or more classes of notes to incur Carryforward Interest, or (2) could cause the related Net Funds Cap to apply to one or more classes of notes.

      As described under "Description of the Securities--Credit Enhancement--Subordination" in this prospectus supplement, amounts otherwise distributable to holders of the subordinate notes related to a loan group may be made available to protect the holders of the related senior notes against interruptions in payments due to some mortgagor delinquencies. Those delinquencies may affect the yield to investors on classes of subordinate notes and, even if subsequently cured, will affect the timing of the receipt of payments by the holders of those classes of subordinate notes. In addition, a larger than expected rate of delinquencies or losses on the mortgage loans in a loan group will affect the rate of principal payments on each class of related subordinate notes. See "Description of the Securities--Payments of Principal" in this prospectus supplement.

      The recording of mortgages in the name of MERS is a new practice in the mortgage lending industry. While the depositor expects that each servicer will be able to commence foreclosure proceedings on the mortgaged properties, when necessary and appropriate, public recording officers and others, however, may have limited, if any, experience with lenders seeking to foreclose mortgages, assignments of which are registered with MERS. Accordingly, delays and additional costs in commencing, prosecuting and completing foreclosure proceedings, defending litigation commenced by third parties and conducting foreclosure sales of the mortgaged properties could result. Those delays and additional costs could in turn delay the distribution of liquidation proceeds to the related note holders and increase the amount of losses on the mortgage loans. In addition, if, as a result of MERS discontinuing or becoming unable to continue operations in connection with the MERS(R) System, it becomes necessary to remove any mortgage loan from registration on the MERS(R) System and to arrange for the assignment of the related mortgages to the indenture trustee, then any related expenses shall be reimbursable by the issuing entity to the related servicer, which will reduce the amount available to pay principal of and interest on the outstanding related class or classes of notes with the lowest payment priorities. For additional information regarding the recording of mortgages in the name of MERS see "The Indenture and Trust Agreement--Assignment of Mortgage Loans" in this prospectus supplement.

Principal Prepayments and Compensating Interest

      When a mortgagor prepays a mortgage loan in full between its due dates, the mortgagor pays interest on the amount prepaid only to the date of prepayment instead of for the entire month. Also, when a prepayment in part is made on a mortgage loan together with the Scheduled Payment for a month on or after the related due date, the principal balance of the mortgage loan is reduced by the amount of the prepayment in part as of that due date, but the principal from that mortgage loan is not paid to the holders of notes until the payment date in the next month; therefore, one month of interest shortfall accrues on the amount of such principal prepayment in part.

      To reduce the adverse effect on noteholders from the deficiency in interest payable as a result of a prepayment in full on a group 1 loan between its due dates and as a result of a prepayment in part on a mortgage loan, the related servicers will pay Compensating Interest to the limited extent and in the manner described under "The Servicing Agreement--Adjustment to Servicing Fee in Connection with Prepaid Mortgage Loans."

      To the extent that the amount allocated to pay Compensating Interest is insufficient to cover the deficiency in interest payable as a result of the timing of a principal prepayment in full or a principal prepayment in part, such remaining deficiency will be covered by excess interest collections on the related mortgage loans. If excess interest collections are insufficient, each related class of notes will be allocated such shortfall, to the extent of interest due, on a pro rata basis.

Mandatory Prepayment

      In the event that at the end of the Funding Period for a loan group there are any remaining amounts on deposit in the related Pre-Funding Account, the holders of the related offered notes will receive an additional payment allocable to principal in an amount equal to the amount remaining in the related Pre-Funding Account, in accordance with the priorities set forth herein. Although there can be no assurance, the depositor anticipates that there should be no material principal prepayment to the holders of the offered notes due to a lack of Subsequent Mortgage Loans.

Overcollateralization

      The yields of the notes will be affected by the application of the related Monthly Excess Cashflow as described herein and by the amount of related overcollateralization. The amount of such Monthly Excess Cashflow will be affected by the delinquency, default and prepayment experience of the related mortgage loans. There can be no assurance as to the rate at which overcollateralization will be created, or whether such overcollateralization will be maintained at the levels described herein.

Weighted Average Lives

      Weighted average life refers to the amount of time that will elapse from the date of issuance of a security until each dollar of principal of that security will be repaid to the investor. The weighted average life of each class of notes will be influenced by the rate at which principal on the related mortgage loans is paid, which may be in the form of scheduled payments or prepayments, including repurchases and prepayments of principal by the borrower as well as amounts received by virtue of condemnation, insurance or foreclosure relating to the mortgage loans, and the timing of those payments or prepayments.

      Prepayments on mortgage loans are commonly measured relative to a prepayment standard or model. The prepayment model used in this prospectus supplement, the "Prepayment Assumption" or "PPC," represents an assumed rate of prepayment each month relative to the then outstanding principal balance of a pool of mortgage loans. For the notes relating to loan group 1, a 100% prepayment assumption describes prepayments (i) starting at a constant prepayment rate of 15% per annum of the then outstanding principal balance of the mortgage loans in the first month of the life of the mortgage loans, (ii) an additional 1.818% (20%/11) per annum in each month thereafter through the eleventh month and (iii) a constant prepayment rate of 35% per annum beginning in the twelfth month and in each month thereafter during the life of the mortgage loans. For the notes relating to loan group 2, a 100% prepayment assumption describes prepayments (i) starting at a constant prepayment rate of 15% per annum of the then outstanding principal balance of the mortgage loans in the first month of the life of the mortgage loans, (ii) an additional 1.909% (21%/11) per annum in each month thereafter through the eleventh month and (iii) a constant prepayment rate of 36% per annum beginning in the twelfth month and in each month thereafter during the life of the mortgage loans and a 0.00% draw rate.

      The tables following the next paragraph indicate the percentage of the initial note balance of the notes that would be outstanding after each of the payment dates shown at various percentages of the Prepayment Assumption and the corresponding weighted average lives of those notes. The tables are based on the following assumptions:

      o with respect to each mortgage loan, each Scheduled Payment of principal and interest is timely received on the first day of each month commencing in May 2006;

      o principal prepayments are received in full and on the last day of each month commencing in April 2006 and there are no Interest Shortfalls;

      o     there are no defaults or delinquencies on the mortgage loans;

      o     payment dates occur on the 25th day of each month, commencing in May
            2006;

      o     there are no purchases or substitutions of the mortgage loans;

      o the value of One-Month LIBOR remains constant at 5.00% and the value of PRIME remains constant at 7.75%;

      o     the notes are issued on April 28, 2006;

      o     no Swap Termination Payments are made;

      o     no prepayment premiums are collected on the mortgage loans;

      o     there are no Payaheads;

      o the Class Principal Balance of the Class 1P, Class 1A-R, Class 2P and Class 2A-R Certificates is zero;

      o interest on the mortgage loans are based on twelve 30-day months and a 360-day year;

      o Subsequent Mortgage Loans were acquired by the issuing entity in April 2006 and payments thereon are included in payment amounts on the first payment date;

      o any optional purchase referred to in the decrement tables is exercised when the related Aggregate Collateral Balance and the appraised value of the related REO properties is less than 10% of the related Aggregate Collateral Balance as of the cut-off date;

      o the mortgage loans were aggregated into assumed mortgage loans having the characteristics in the Assumed Loan Characteristics tables below; and

      o the interest rates of the assumed mortgage loans numbered 10 through 17 in the tables below adjust monthly based on the PRIME rate.

      The assumptions listed above are collectively referred to in this prospectus supplement as the modeling assumptions.

                          Assumed Loan Characteristics

                                                                    Original         Remaining                      Stated
               Principal Balance       Gross           Net        Amortization     Amortization                 Remaining Term
                   as of the         Mortgage       Mortgage          Term             Term           Age        to Maturity
 Loan Number    Cut-off Date ($)     Rate (%)       Rate (%)*       (Months)         (Months)       (Months)       (Months)
 -----------   -----------------     --------       ---------     ------------     ------------     --------    --------------
     1+          178,928,810.06       10.9489        10.4239           360              357             3            179
     2+          44,943,486.65        10.5392        10.0142           306              303             3            303
     3+          46,304,001.57        10.1688        9.6438            360              353             7            174
     4+          34,485,738.17        10.3402        9.8152            319              312             7            312
     5+            19,857.38          10.8750        10.3500           360              342            18            162
     6+            165,093.78         12.0267        11.5017           360              341            19            341
     7+          15,095,932.28        12.1048        11.5798           360              314            46            134
     8+          10,765,203.03        12.1642        11.6392           230              184            46            184
    9+**         19,291,877.08        10.8134        10.2884           347              343             4            211
    10++         33,532,713.06         9.4288        8.9038            123              123             5            237
    11++         18,475,393.26         9.3577        8.8327            126              126             6            236
    12++         111,537,971.63        9.2799        8.7549            167              167             7            278
    13++         28,042,561.91         9.3769        8.8519            151              151             9            261
    14++         16,110,129.42        11.0176        10.4926           166              166            13            268
    15++          1,000,555.35        12.4250        11.9000           168              168            19            273
    16++           519,387.62         11.7533        11.2283           180              180            24            276
   17++**        40,781,287.75         9.4786        8.9536            155              155             8            265

----------
* Net Mortgage Rate is equal to the Gross Mortgage Rate less the rates at which the servicing fee, excess servicing fee, if any, indenture trustee fee and credit risk manager fee accrue.

**    Represents Subsequent Mortgage Loans.

+     Represents group 1 loans.

++    Represents group 2 loans.

                                                                                              Next
                                                                                            Interest
                  Lifetime       Lifetime                     Initial      Subsequent         Rate          Credit        Original
                  Maximum        Minimum         Gross       Periodic       Periodic       Adjustment     Utilization    Draw Term
 Loan Number      Rate(%)        Rate(%)       Margin(%)    Rate Cap(%)      Cap(%)         (Months)        Rate(%)       (Months)
 -----------      --------       -------       ---------    -----------    ----------      ----------     -----------    ---------
    10++          17.8744         1.8102        1.9235        17.8744       17.8744            1             84.99          119
    11++          17.9041         1.7129        1.8046        17.9041       17.9041            1             83.24          116
    12++          17.9824         1.6797        1.7965        17.9824       17.9824            1             85.27          118
    13++          18.0543         2.0085        2.1700        18.0543       18.0543            1             77.60          119
    14++          18.0000         3.9035        3.6142        18.0000       18.0000            1             75.38          115
    15++          18.0000         6.8656        4.9250        18.0000       18.0000            1             53.65          124
    16++          18.0000         5.7066        4.2533        18.0000       18.0000            1             79.05          120
   17++**         17.9693         1.9536        2.0287        17.9693       17.9693            1             82.86          118

----------
**    Represents Subsequent Mortgage Loans.

++    Represents group 2 loans.

      There will be discrepancies between the characteristics of the actual mortgage loans and the characteristics assumed in preparing the tables. Any discrepancy may have an effect on the percentages of the initial note balance outstanding, and the weighted average lives, of the notes presented in the tables. In addition, since the actual mortgage loans included in each loan group will have characteristics that differ from those assumed in preparing the tables presented below and since it is not likely the level of One-Month LIBOR will remain constant as assumed, the notes may mature earlier or later than indicated by the tables. In addition, as described under "Description of the Securities--Payments of Principal" in this prospectus supplement, the occurrence of a Stepdown Date will have the effect of accelerating or decelerating the amortization of the notes of any related class affecting the weighted average lives of those notes. Based on the foregoing assumptions, the tables indicate the weighted average lives of the notes and the percentages of the initial note balance of the notes that would be outstanding after each of the payment dates shown, at various percentages of PPC for the related loan group. Neither the prepayment model used in this prospectus supplement nor any other prepayment model or assumption purports to be a historical description of prepayment experience or a prediction of the anticipated rate of prepayment of any pool of mortgage loans, including the mortgage loans included in the mortgage pool. Variations in the prepayment experience and the balance of the mortgage loans that prepay may increase or decrease the percentages of related initial note balances and weighted average lives, shown in the following tables. Those variations may occur even if the average prepayment experience of the mortgage loans in a loan group equals any of the specified percentages of PPC.

 Percent of Initial Note Balance Outstanding at the Specified Percentages of PPC

                                           Class 1A-1                                                  Class 1A-2
                                     Prepayment Assumptions                                      Prepayment Assumptions
Payment Date                50%       75%     100%      150%     200%                    50%      75%     100%     150%     200%
Initial................    100%      100%     100%      100%     100%                   100%     100%     100%     100%     100%
April 2007.............     66        53       40        14        0                     100      100      100      100       3
April 2008.............     39        17        0        0         0                     100      100      79        0        0
April 2009.............     18        0         0        0         0                     100      33        0        0        0
April 2010.............     5         0         0        0         0                     100      33        0        0        0
April 2011.............     0         0         0        0         0                     94       12        0        0        0
April 2012.............     0         0         0        0         0                     58        0        0        0        0
April 2013.............     0         0         0        0         0                     29        0        0        0        0
April 2014.............     0         0         0        0         0                      5        0        0        0        0
April 2015.............     0         0         0        0         0                      0        0        0        0        0
April 2016.............     0         0         0        0         0                      0        0        0        0        0
April 2017.............     0         0         0        0         0                      0        0        0        0        0
April 2018.............     0         0         0        0         0                      0        0        0        0        0
April 2019.............     0         0         0        0         0                      0        0        0        0        0
April 2020.............     0         0         0        0         0                      0        0        0        0        0
April 2021.............     0         0         0        0         0                      0        0        0        0        0
April 2022.............     0         0         0        0         0                      0        0        0        0        0
April 2023.............     0         0         0        0         0                      0        0        0        0        0
April 2024.............     0         0         0        0         0                      0        0        0        0        0
April 2025.............     0         0         0        0         0                      0        0        0        0        0
April 2026.............     0         0         0        0         0                      0        0        0        0        0
April 2027.............     0         0         0        0         0                      0        0        0        0        0
April 2028.............     0         0         0        0         0                      0        0        0        0        0
April 2029.............     0         0         0        0         0                      0        0        0        0        0
April 2030.............     0         0         0        0         0                      0        0        0        0        0
April 2031.............     0         0         0        0         0                      0        0        0        0        0
April 2032.............     0         0         0        0         0                      0        0        0        0        0
April 2033.............     0         0         0        0         0                      0        0        0        0        0
April 2034.............     0         0         0        0         0                      0        0        0        0        0
April 2035.............     0         0         0        0         0                      0        0        0        0        0
April 2036.............     0         0         0        0         0                      0        0        0        0        0
Weighted Average
Life to Maturity
  (in years)(1)........    1.79      1.20     0.91      0.62     0.46                   6.38     3.53     2.15     1.35     0.96
Weighted Average
Life to Call
  (in years)(2)........    1.79      1.20     0.91      0.62     0.46                   6.38     3.53     2.15     1.35     0.96

----------
(1) The weighted average life to maturity of the note, is determined by (a) multiplying the amount of each payment of principal by the number of years from the date of issuance of the note to the related payment date, (b) adding the results and (c) dividing the sum by the Class Principal Balance.

(2) The weighted average life to call of the note was calculated as described in the preceding sentence and based on the assumptions set forth above under "--Weighted Average Lives."

 Percent of Initial Note Balance Outstanding at the Specified Percentages of PPC

                                           Class 1A-3                                                 Class 1-M-1
                                     Prepayment Assumptions                                      Prepayment Assumptions
Payment Date                50%       75%     100%      150%     200%                    50%      75%     100%     150%     200%
Initial................    100%      100%     100%      100%     100%                   100%     100%     100%     100%     100%
April 2007.............    100       100       100      100       100                    100      100      100      100      100
April 2008.............    100       100       100       0         0                     100      100      100       0        0
April 2009.............    100       100        0        0         0                     100      100      43        0        0
April 2010.............    100       100        0        0         0                     92       94       43        0        0
April 2011.............    100       100        0        0         0                     75       44       43        0        0
April 2012.............    100        82        0        0         0                     61       32       43*       0        0
April 2013.............    100        60        0        0         0                     50       23       43*       0        0
April 2014.............    100       43*        0        0         0                     41       17*      33*       0        0
April 2015.............     85       31*        0        0         0                     33       12*      21*       0        0
April 2016.............     69       23*        0        0         0                     27       9*       13*       0        0
April 2017.............     56       16*        0        0         0                     22       6*       7*        0        0
April 2018.............    43*       11*        0        0         0                     17*      4*        0        0        0
April 2019.............    34*        8*        0        0         0                     13*      3*        0        0        0
April 2020.............    27*        6*        0        0         0                     11*      2*        0        0        0
April 2021.............     6*        0         0        0         0                     2*        0        0        0        0
April 2022.............     5*        0         0        0         0                     2*        0        0        0        0
April 2023.............     3*        0         0        0         0                      0        0        0        0        0
April 2024.............     0         0         0        0         0                      0        0        0        0        0
April 2025.............     0         0         0        0         0                      0        0        0        0        0
April 2026.............     0         0         0        0         0                      0        0        0        0        0
April 2027.............     0         0         0        0         0                      0        0        0        0        0
April 2028.............     0         0         0        0         0                      0        0        0        0        0
April 2029.............     0         0         0        0         0                      0        0        0        0        0
April 2030.............     0         0         0        0         0                      0        0        0        0        0
April 2031.............     0         0         0        0         0                      0        0        0        0        0
April 2032.............     0         0         0        0         0                      0        0        0        0        0
April 2033.............     0         0         0        0         0                      0        0        0        0        0
April 2034.............     0         0         0        0         0                      0        0        0        0        0
April 2035.............     0         0         0        0         0                      0        0        0        0        0
April 2036.............     0         0         0        0         0                      0        0        0        0        0
Weighted Average
Life to Maturity
  (in years)(1)........   11.85      8.36     2.59      1.60     1.13                   8.01     5.92     5.64     1.84     1.28
Weighted Average
Life to Call
  (in years)(2)........   10.43      6.93     2.59      1.60     1.13                   7.47     5.37     3.99     1.84     1.28

----------
* Indicates a number that would equal zero assuming the optional purchase of the related mortgage loans, described in this prospectus supplement, is exercised.

(1) The weighted average life to maturity of the note, is determined by (a) multiplying the amount of each payment of principal by the number of years from the date of issuance of the note to the related payment date, (b) adding the results and (c) dividing the sum by the Class Principal Balance.

(2) The weighted average life to call of the note was calculated as described in the preceding sentence and based on the assumptions set forth above under "--Weighted Average Lives."

 Percent of Initial Note Balance Outstanding at the Specified Percentages of PPC

                                           Class 1M-2                                                  Class 1M-3
                                     Prepayment Assumptions                                      Prepayment Assumptions
Payment Date                50%       75%     100%      150%     200%                    50%      75%     100%     150%     200%
Initial................    100%      100%     100%      100%     100%                   100%     100%     100%     100%     100%
April 2007.............    100       100       100      100       100                    100      100      100      100      100
April 2008.............    100       100       100       68        0                     100      100      100      100       0
April 2009.............    100       100       100       0         0                     100      100      100       0        0
April 2010.............     92        60       100       0         0                     92       60       100       0        0
April 2011.............     75        44       93        0         0                     75       44       24        0        0
April 2012.............     61        32       47*       0         0                     61       32       15*       0        0
April 2013.............     50        23       17*       0         0                     50       23       10*       0        0
April 2014.............     41       17*       6*        0         0                     41       17*      6*        0        0
April 2015.............     33       12*       4*        0         0                     33       12*      4*        0        0
April 2016.............     27        9*       3*        0         0                     27       9*       2*        0        0
April 2017.............     22        6*        0        0         0                     22       6*        0        0        0
April 2018.............    17*        4*        0        0         0                     17*      4*        0        0        0
April 2019.............    13*        3*        0        0         0                     13*      3*        0        0        0
April 2020.............    11*        2*        0        0         0                     11*       0        0        0        0
April 2021.............     2*        0         0        0         0                     1*        0        0        0        0
April 2022.............     0         0         0        0         0                      0        0        0        0        0
April 2023.............     0         0         0        0         0                      0        0        0        0        0
April 2024.............     0         0         0        0         0                      0        0        0        0        0
April 2025.............     0         0         0        0         0                      0        0        0        0        0
April 2026.............     0         0         0        0         0                      0        0        0        0        0
April 2027.............     0         0         0        0         0                      0        0        0        0        0
April 2028.............     0         0         0        0         0                      0        0        0        0        0
April 2029.............     0         0         0        0         0                      0        0        0        0        0
April 2030.............     0         0         0        0         0                      0        0        0        0        0
April 2031.............     0         0         0        0         0                      0        0        0        0        0
April 2032.............     0         0         0        0         0                      0        0        0        0        0
April 2033.............     0         0         0        0         0                      0        0        0        0        0
April 2034.............     0         0         0        0         0                      0        0        0        0        0
April 2035.............     0         0         0        0         0                      0        0        0        0        0
April 2036.............     0         0         0        0         0                      0        0        0        0        0
Weighted Average
Life to Maturity
  (in years)(1)........    7.99      5.74     6.20      2.09     1.43                   7.98     5.66     5.26     2.30     1.57
Weighted Average
Life to Call
  (in years)(2)........    7.47      5.20     5.34      2.09     1.43                   7.47     5.12     4.87     2.30     1.57

----------
* Indicates a number that would equal zero assuming the optional purchase of the related mortgage loans, described in this prospectus supplement, is exercised.

(1) The weighted average life to maturity of the note, is determined by (a) multiplying the amount of each payment of principal by the number of years from the date of issuance of the note to the related payment date, (b) adding the results and (c) dividing the sum by the Class Principal Balance.

(2) The weighted average life to call of the note was calculated as described in the preceding sentence and based on the assumptions set forth above under "--Weighted Average Lives."

 Percent of Initial Note Balance Outstanding at the Specified Percentages of PPC

                                          Class 1M-4                                                  Class 1M-5
                                     Prepayment Assumptions                                      Prepayment Assumptions
Payment Date                50%       75%     100%      150%     200%                    50%      75%     100%     150%     200%
Initial................    100%      100%     100%      100%     100%                   100%     100%     100%     100%     100%
April 2007.............    100       100       100      100       100                    100      100      100      100      100
April 2008.............    100       100       100      100        0                     100      100      100      100       0
April 2009.............    100       100       100       0         0                     100      100      100       0        0
April 2010.............     92        60       100       0         0                     92       60       63        0        0
April 2011.............     75        44       24        0         0                     75       44       24        0        0
April 2012.............     61        32       15*       0         0                     61       32       15*       0        0
April 2013.............     50        23       10*       0         0                     50       23       10*       0        0
April 2014.............     41       17*       6*        0         0                     41       17*      6*        0        0
April 2015.............     33       12*       4*        0         0                     33       12*      4*        0        0
April 2016.............     27        9*        0        0         0                     27       9*        0        0        0
April 2017.............     22        6*        0        0         0                     22       6*        0        0        0
April 2018.............    17*        4*        0        0         0                     17*      4*        0        0        0
April 2019.............    13*        3*        0        0         0                     13*      2*        0        0        0
April 2020.............    11*        0         0        0         0                     11*       0        0        0        0
April 2021.............     0         0         0        0         0                      0        0        0        0        0
April 2022.............     0         0         0        0         0                      0        0        0        0        0
April 2023.............     0         0         0        0         0                      0        0        0        0        0
April 2024.............     0         0         0        0         0                      0        0        0        0        0
April 2025.............     0         0         0        0         0                      0        0        0        0        0
April 2026.............     0         0         0        0         0                      0        0        0        0        0
April 2027.............     0         0         0        0         0                      0        0        0        0        0
April 2028.............     0         0         0        0         0                      0        0        0        0        0
April 2029.............     0         0         0        0         0                      0        0        0        0        0
April 2030.............     0         0         0        0         0                      0        0        0        0        0
April 2031.............     0         0         0        0         0                      0        0        0        0        0
April 2032.............     0         0         0        0         0                      0        0        0        0        0
April 2033.............     0         0         0        0         0                      0        0        0        0        0
April 2034.............     0         0         0        0         0                      0        0        0        0        0
April 2035.............     0         0         0        0         0                      0        0        0        0        0
April 2036.............     0         0         0        0         0                      0        0        0        0        0
Weighted Average
Life to Maturity
  (in years)(1)........    7.98      5.62     4.98      2.46     1.67                   7.98     5.59     4.78     2.64     1.78
Weighted Average
Life to Call
  (in years)(2)........    7.47      5.09     4.60      2.46     1.67                   7.47     5.07     4.40     2.64     1.78

----------
* Indicates a number that would equal zero assuming the optional purchase of the related mortgage loans, described in this prospectus supplement, is exercised.

(1) The weighted average life to maturity of the note, is determined by (a) multiplying the amount of each payment of principal by the number of years from the date of issuance of the note to the related payment date, (b) adding the results and (c) dividing the sum by the Class Principal Balance.

(2) The weighted average life to call of the note was calculated as described in the preceding sentence and based on the assumptions set forth above under "--Weighted Average Lives."

 Percent of Initial Note Balance Outstanding at the Specified Percentages of PPC

                                          Class 1M-6                                                  Class 1M-7
                                     Prepayment Assumptions                                      Prepayment Assumptions
Payment Date                50%       75%     100%      150%     200%                    50%      75%     100%     150%     200%
Initial................    100%      100%     100%      100%     100%                   100%     100%     100%     100%     100%
April 2007.............    100       100       100      100       100                    100      100      100      100      100
April 2008.............    100       100       100      100        0                     100      100      100      100      15
April 2009.............    100       100       100       0         0                     100      100      100      22        0
April 2010.............     92        60       37        0         0                     92       60       37       22*       0
April 2011.............     75        44       24        0         0                     75       44       24       22*       0
April 2012.............     61        32       15*       0         0                     61       32       15*      22*       0
April 2013.............     50        23       10*       0         0                     50       23       10*       4        0
April 2014.............     41       17*       6*        0         0                     41       17*      6*        0        0
April 2015.............     33       12*       4*        0         0                     33       12*      1*        0        0
April 2016.............     27        9*        0        0         0                     27       9*        0        0        0
April 2017.............     22        6*        0        0         0                     22       6*        0        0        0
April 2018.............    17*        4*        0        0         0                     17*      4*        0        0        0
April 2019.............    13*        0         0        0         0                     13*       0        0        0        0
April 2020.............    11*        0         0        0         0                     11*       0        0        0        0
April 2021.............     0         0         0        0         0                      0        0        0        0        0
April 2022.............     0         0         0        0         0                      0        0        0        0        0
April 2023.............     0         0         0        0         0                      0        0        0        0        0
April 2024.............     0         0         0        0         0                      0        0        0        0        0
April 2025.............     0         0         0        0         0                      0        0        0        0        0
April 2026.............     0         0         0        0         0                      0        0        0        0        0
April 2027.............     0         0         0        0         0                      0        0        0        0        0
April 2028.............     0         0         0        0         0                      0        0        0        0        0
April 2029.............     0         0         0        0         0                      0        0        0        0        0
April 2030.............     0         0         0        0         0                      0        0        0        0        0
April 2031.............     0         0         0        0         0                      0        0        0        0        0
April 2032.............     0         0         0        0         0                      0        0        0        0        0
April 2033.............     0         0         0        0         0                      0        0        0        0        0
April 2034.............     0         0         0        0         0                      0        0        0        0        0
April 2035.............     0         0         0        0         0                      0        0        0        0        0
April 2036.............     0         0         0        0         0                      0        0        0        0        0
Weighted Average
Life to Maturity
  (in years)(1)........    7.98      5.56     4.65      2.8      1.88                   7.98     5.53     4.56     3.81     1.99
Weighted Average
Life to Call
  (in years)(2)........    7.47      5.06     4.28      2.80     1.88                   7.47     5.04     4.20     3.02     1.99

----------
* Indicates a number that would equal zero assuming the optional purchase of the related mortgage loans, described in this prospectus supplement, is exercised.

(1) The weighted average life to maturity of the note, is determined by (a) multiplying the amount of each payment of principal by the number of years from the date of issuance of the note to the related payment date, (b) adding the results and (c) dividing the sum by the Class Principal Balance.

(2) The weighted average life to call of the note was calculated as described in the preceding sentence and based on the assumptions set forth above under "--Weighted Average Lives."

 Percent of Initial Note Balance Outstanding at the Specified Percentages of PPC

                                           Class 1M-8                                                  Class 1M-9
                                     Prepayment Assumptions                                      Prepayment Assumptions
Payment Date                50%       75%     100%      150%     200%                    50%      75%     100%     150%     200%
Initial................    100%      100%     100%      100%     100%                   100%     100%     100%     100%     100%
April 2007.............    100       100       100      100       100                    100      100      100      100      100
April 2008.............    100       100       100      100       100                    100      100      100      100      100
April 2009.............    100       100       100      100        0                     100      100      100      100       0
April 2010.............     92        60       37       100*       0                     92       60       37      100*       0
April 2011.............     75        44       24       100*       0                     75       44       24       22*       0
April 2012.............     61        32       15*      22*        0                     61       32       15*       0        0
April 2013.............     50        23       10*       0         0                     50       23       10*       0        0
April 2014.............     41       17*       6*        0         0                     41       17*      6*        0        0
April 2015.............     33       12*        0        0         0                     33       12*       0        0        0
April 2016.............     27        9*        0        0         0                     27       9*        0        0        0
April 2017.............     22        6*        0        0         0                     22       6*        0        0        0
April 2018.............    17*        0         0        0         0                     17*       0        0        0        0
April 2019.............    13*        0         0        0         0                     13*       0        0        0        0
April 2020.............    11*        0         0        0         0                     11*       0        0        0        0
April 2021.............     0         0         0        0         0                      0        0        0        0        0
April 2022.............     0         0         0        0         0                      0        0        0        0        0
April 2023.............     0         0         0        0         0                      0        0        0        0        0
April 2024.............     0         0         0        0         0                      0        0        0        0        0
April 2025.............     0         0         0        0         0                      0        0        0        0        0
April 2026.............     0         0         0        0         0                      0        0        0        0        0
April 2027.............     0         0         0        0         0                      0        0        0        0        0
April 2028.............     0         0         0        0         0                      0        0        0        0        0
April 2029.............     0         0         0        0         0                      0        0        0        0        0
April 2030.............     0         0         0        0         0                      0        0        0        0        0
April 2031.............     0         0         0        0         0                      0        0        0        0        0
April 2032.............     0         0         0        0         0                      0        0        0        0        0
April 2033.............     0         0         0        0         0                      0        0        0        0        0
April 2034.............     0         0         0        0         0                      0        0        0        0        0
April 2035.............     0         0         0        0         0                      0        0        0        0        0
April 2036.............     0         0         0        0         0                      0        0        0        0        0
Weighted Average
Life to Maturity
  (in years)(1)........    7.98      5.5      4.47      5.71     2.11                   7.98     5.47     4.41     4.86     2.21
Weighted Average
Life to Call
  (in years)(2)........    7.47      5.04     4.13      3.24     2.08                   7.47     5.03     4.08     3.24     2.08

----------
* Indicates a number that would equal zero assuming the optional purchase of the related mortgage loans, described in this prospectus supplement, is exercised.

(1) The weighted average life to maturity of the note, is determined by (a) multiplying the amount of each payment of principal by the number of years from the date of issuance of the note to the related payment date, (b) adding the results and (c) dividing the sum by the Class Principal Balance.

(2) The weighted average life to call of the note was calculated as described in the preceding sentence and based on the assumptions set forth above under "--Weighted Average Lives."

 Percent of Initial Note Balance Outstanding at the Specified Percentages of PPC

                                           Class 1B-1                                                  Class 2A-1
                                     Prepayment Assumptions                                      Prepayment Assumptions
Payment Date                50%       75%     100%      150%     200%                    50%      75%     100%     150%     200%
Initial................    100%      100%     100%      100%     100%                   100%     100%     100%     100%     100%
April 2007.............    100       100       100      100       100                    82       73       64       46       28
April 2008.............    100       100       100      100       100                    67       52       39       19       5*
April 2009.............    100       100       100      100        0                     54       37       24        6        0
April 2010.............     92        60       37       84*        0                     44       28       16       4*        0
April 2011.............     75        44       24        0         0                     36       20       11       2*        0
April 2012.............     61        32       15*       0         0                     29       15       7*       1*        0
April 2013.............     50        23       10*       0         0                     24       11       4*        0        0
April 2014.............     41       17*       2*        0         0                     20       8*       2*        0        0
April 2015.............     33       12*        0        0         0                     16       6*       1*        0        0
April 2016.............     27        9*        0        0         0                     12       4*       1*        0        0
April 2017.............     22        3*        0        0         0                     9*       2*        0        0        0
April 2018.............    17*        0         0        0         0                     7*       1*        0        0        0
April 2019.............    13*        0         0        0         0                     5*       1*        0        0        0
April 2020.............    11*        0         0        0         0                     4*        0        0        0        0
April 2021.............     0         0         0        0         0                     2*        0        0        0        0
April 2022.............     0         0         0        0         0                     2*        0        0        0        0
April 2023.............     0         0         0        0         0                     1*        0        0        0        0
April 2024.............     0         0         0        0         0                      0        0        0        0        0
April 2025.............     0         0         0        0         0                      0        0        0        0        0
April 2026.............     0         0         0        0         0                      0        0        0        0        0
April 2027.............     0         0         0        0         0                      0        0        0        0        0
April 2028.............     0         0         0        0         0                      0        0        0        0        0
April 2029.............     0         0         0        0         0                      0        0        0        0        0
April 2030.............     0         0         0        0         0                      0        0        0        0        0
April 2031.............     0         0         0        0         0                      0        0        0        0        0
April 2032.............     0         0         0        0         0                      0        0        0        0        0
April 2033.............     0         0         0        0         0                      0        0        0        0        0
April 2034.............     0         0         0        0         0                      0        0        0        0        0
April 2035.............     0         0         0        0         0                      0        0        0        0        0
April 2036.............     0         0         0        0         0                      0        0        0        0        0
Weighted Average
Life to Maturity
  (in years)(1)........    7.98      5.43     4.33      4.26     2.39                   4.66     3.09     2.21     1.27     0.78
Weighted Average
Life to Call
  (in years)(2)........    7.47      5.02     4.03      3.24     2.08                   4.40     2.86     2.03     1.17     0.76

----------
* Indicates a number that would equal zero assuming the optional purchase of the related mortgage loans, described in this prospectus supplement, is exercised.

(1) The weighted average life to maturity of the note, is determined by (a) multiplying the amount of each payment of principal by the number of years from the date of issuance of the note to the related payment date, (b) adding the results and (c) dividing the sum by the Class Principal Balance.

(2) The weighted average life to call of the note was calculated as described in the preceding sentence and based on the assumptions set forth above under "--Weighted Average Lives."

 Percent of Initial Note Balance Outstanding at the Specified Percentages of PPC

                                           Class 2M-1                                                  Class 2M-2
                                     Prepayment Assumptions                                      Prepayment Assumptions
Payment Date                50%       75%     100%      150%     200%                    50%      75%     100%     150%     200%
Initial................    100%      100%     100%      100%     100%                   100%     100%     100%     100%     100%
April 2007.............    100       100       100      100       100                    100      100      100      100      100
April 2008.............    100       100       100      100       100                    100      100      100      100     100*
April 2009.............    100       100       100      100        0                     100      100      100      100      31*
April 2010.............     91        58       34        0         0                     91       58       34        0       17*
April 2011.............     75        42       22        0         0                     75       42       18        0        0
April 2012.............     61        31       7*        0         0                     61       31        0        0        0
April 2013.............     50        22        0        0         0                     50       20        0        0        0
April 2014.............     41       16*        0        0         0                     41       1*        0        0        0
April 2015.............     34        0         0        0         0                     34        0        0        0        0
April 2016.............     26        0         0        0         0                     26        0        0        0        0
April 2017.............    20*        0         0        0         0                     11*       0        0        0        0
April 2018.............     9*        0         0        0         0                      0        0        0        0        0
April 2019.............     0         0         0        0         0                      0        0        0        0        0
April 2020.............     0         0         0        0         0                      0        0        0        0        0
April 2021.............     0         0         0        0         0                      0        0        0        0        0
April 2022.............     0         0         0        0         0                      0        0        0        0        0
April 2023.............     0         0         0        0         0                      0        0        0        0        0
April 2024.............     0         0         0        0         0                      0        0        0        0        0
April 2025.............     0         0         0        0         0                      0        0        0        0        0
April 2026.............     0         0         0        0         0                      0        0        0        0        0
April 2027.............     0         0         0        0         0                      0        0        0        0        0
April 2028.............     0         0         0        0         0                      0        0        0        0        0
April 2029.............     0         0         0        0         0                      0        0        0        0        0
April 2030.............     0         0         0        0         0                      0        0        0        0        0
April 2031.............     0         0         0        0         0                      0        0        0        0        0
April 2032.............     0         0         0        0         0                      0        0        0        0        0
April 2033.............     0         0         0        0         0                      0        0        0        0        0
April 2034.............     0         0         0        0         0                      0        0        0        0        0
April 2035.............     0         0         0        0         0                      0        0        0        0        0
April 2036.............     0         0         0        0         0                      0        0        0        0        0
Weighted Average
Life to Maturity
  (in years)(1)........   7.61      5.10      3.99      3.49     2.73                   7.43     4.93     3.86     3.33     3.28
Weighted Average
Life to Call
  (in years)(2)........   7.42      4.92      3.85      3.08     1.91                   7.40     4.90     3.83     3.08     1.91
Weighted Average
Life to Maturity
  (in years)(1)........   7.61      5.10      3.99      3.49     2.73                   7.43     4.93     3.86     3.33     3.28
Weighted Average
Life to Call
  (in years)(2)........   7.42      4.92      3.85      3.08     1.91                   7.40     4.90     3.83     3.08     1.91

----------
* Indicates a number that would equal zero assuming the optional purchase of the related mortgage loans, described in this prospectus supplement, is exercised.

(1) The weighted average life to maturity of the note, is determined by (a) multiplying the amount of each payment of principal by the number of years from the date of issuance of the note to the related payment date, (b) adding the results and (c) dividing the sum by the Class Principal Balance.

(2) The weighted average life to call of the note was calculated as described in the preceding sentence and based on the assumptions set forth above under "--Weighted Average Lives."

      There is no assurance that prepayments of the mortgage loans in a loan group will conform to any of the levels of PPC indicated in the tables above, or to any other level, or that the actual weighted average lives of the notes will conform to any of the weighted average lives indicated in the tables above. Furthermore, the information contained in the tables relating to the weighted average lives of the notes is not necessarily indicative of the weighted average lives that might be calculated or projected under different or varying prepayment or One-Month LIBOR assumptions.

      The characteristics of the mortgage loans in each loan group will differ from those assumed in preparing the tables above. In addition, it is unlikely that any mortgage loan will prepay at any constant percentage until maturity, that all of the mortgage loans in a loan group will prepay at the same rate or at any level for any period of time. The timing of changes in the rate of prepayments may significantly affect the actual yield to maturity to investors, even if the average rate of principal prepayments is consistent with the expectations of investors.

Yield Sensitivity of the Subordinate Notes

      If on any payment date, the related Overcollateralization Amount and the Class Principal Balances of the Class 1B-2, Class 1B-1, Class 1M-9, Class 1M-8, Class 1M-7, Class 1M-6, Class 1M-5, Class 1M-4, Class 1M-3 and Class 1M-2 Notes have been reduced to zero, the yield to maturity on the Class 1M-1 Notes will become extremely sensitive to losses on the related mortgage loans, and the timing of those losses, because the entire amount of any Realized Losses on the related mortgage loans, to the extent not covered by related Monthly Excess Cashflow or amounts on deposit in the Swap Account, will be allocated to the Class 1M-1 Notes. If on any payment date, the related Overcollateralization Amount and the Class Principal Balances of the Class 1B-2, Class 1B-1, Class 1M-9, Class 1M-8, Class 1M-7, Class 1M-6, Class 1M-5, Class 1M-4 and Class 1M-3 Notes have been reduced to zero, the yield to maturity on the Class 1M-2 Notes will become extremely sensitive to losses on the related mortgage loans, and the timing of those losses, because the entire amount of any Realized Losses on the related mortgage loans, to the extent not covered by related Monthly Excess Cashflow or amounts on deposit in the Swap Account, will be allocated to the Class 1M-2 Notes. If on any payment date, the related Overcollateralization Amount and the Class Principal Balances of the Class 1B-2, Class 1B-1, Class 1M-9, Class 1M-8, Class 1M-7, Class 1M-6, Class 1M-5 and Class 1M-4 Notes have been reduced to zero, the yield to maturity on the Class 1M-3 Notes will become extremely sensitive to losses on the related mortgage loans, and the timing of those losses, because the entire amount of any Realized Losses on the related mortgage loans, to the extent not covered by related Monthly Excess Cashflow or amounts on deposit in the Swap Account, will be allocated to the Class 1M-3 Notes. If on any payment date, the related Overcollateralization Amount and the Class Principal Balances of the Class 1B-2, Class 1B-1, Class 1M-9, Class 1M-8, Class 1M-7, Class 1M-6 and Class 1M-5 Notes have been reduced to zero, the yield to maturity on the Class 1M-4 Notes will become extremely sensitive to losses on the related mortgage loans, and the timing of those losses, because the entire amount of any Realized Losses on the related mortgage loans, to the extent not covered by related Monthly Excess Cashflow or amounts on deposit in the Swap Account, will be allocated to the Class 1M-4 Notes. If on any payment date, the related Overcollateralization Amount and the Class Principal Balances of the Class 1B-2, Class 1B-1, Class 1M-9, Class 1M-8, Class 1M-7 and Class 1M-6 Notes have been reduced to zero, the yield to maturity on the Class 1M-5 Notes will become extremely sensitive to losses on the related mortgage loans, and the timing of those losses, because the entire amount of any Realized Losses on the related mortgage loans, to the extent not covered by related Monthly Excess Cashflow or amounts on deposit in the Swap Account, will be allocated to the Class 1M-5 Notes. If on any payment date, the related Overcollateralization Amount and the Class Principal Balances of the Class 1B-2, Class 1B-1, Class 1M-9, Class 1M-8 and Class 1M-7 Notes have been reduced to zero, the yield to maturity on the Class 1M-6 Notes will become extremely sensitive to losses on the related mortgage loans, and the timing of those losses, because the entire amount of any Realized Losses on the related mortgage loans, to the extent not covered by related Monthly Excess Cashflow or amounts on deposit in the Swap Account, will be allocated to the Class 1M-6 Notes. If on any payment date, the related Overcollateralization Amount and the Class Principal Balances of the Class 1B-2, Class 1B-1, Class 1M-9 and Class 1M-8 Notes have been reduced to zero, the yield to maturity on the Class 1M-7 Notes will become extremely sensitive to losses on the related mortgage loans, and the timing of those losses, because the entire amount of any Realized Losses on the related mortgage loans, to the extent not covered by related Monthly Excess Cashflow or amounts on deposit in the Swap Account, will be allocated to the Class 1M-7 Notes. If on any payment date, the related Overcollateralization Amount and the Class Principal Balances of the Class 1B-2, Class 1B-1 and Class 1M-9 Notes have been reduced to zero, the yield to maturity on the Class 1M-8 Notes will become extremely sensitive to losses on the related mortgage loans, and the timing of those losses, because the entire amount of any Realized Losses on the related mortgage loans, to the extent not covered by related Monthly Excess Cashflow or amounts on deposit in the Swap Account, will be allocated to the Class 1M-8 Notes. If on any payment date, the related Overcollateralization Amount and the Class Principal Balances of the Class 1B-2 Notes and Class 1B-1 Notes have been reduced to zero, the yield to maturity on the Class 1M-9 Notes will become extremely sensitive to losses on the related mortgage loans, and the timing of those losses, because the entire amount of any Realized Losses on the related mortgage loans, to the extent not covered by related Monthly Excess Cashflow or amounts on deposit in the Swap Account, will be allocated to the Class 1M-9 Notes.

      If on any payment date, the related Overcollateralization Amount and the Class Principal Balance of the Class 2M-2 Notes have been reduced to zero, the yield to maturity on the Class 2M-1 Notes will become extremely sensitive to losses on the related mortgage loans, and the timing of those losses, because the entire amount of any Realized Losses on the related mortgage loans, to the extent not covered by related Monthly Excess Cashflow, will be allocated to the Class 2M-1 Notes. If on any payment date, the related Overcollateralization Amount has been reduced to zero, the yield to maturity on the Class 2M-2 Notes will become extremely sensitive to losses on the related mortgage loans, and the timing of those losses, because the entire amount of any Realized Losses on the related mortgage loans, to the extent not covered by related Monthly Excess Cashflow, will be allocated to the Class 2M-2 Notes.

      Once Realized Losses have been allocated to the securities, the Realized Losses will not be reinstated at a later date. However, Deferred Amounts in respect of related Realized Losses may be paid to the holders of those classes of securities, after specific payments to the holders of the related senior securities and related subordinate notes with lower numerical class designations, and, in the case of the notes related to loan group 1, from amounts received under the Swap Agreement. See "Description of the Securities--Credit Enhancement--Overcollateralization" and "--The Swap Agreement" in this prospectus supplement.

      Investors in the securities should fully consider the risk that Realized Losses on the related mortgage loans could result in their failure to fully recover their investments. For additional considerations relating to the yield on the subordinate notes, see "Maturity, Prepayment and Yield Considerations" in the prospectus.

Additional Yield Considerations Applicable Solely to the Class 1A-R Certificates and Class 2A-R Certificates

      The Class 1A-R Certificateholder's and Class 2A-R Certificateholders' after-tax rate of return on their Class 1A-R Certificates and Class 2A-R Certificates, respectively, will reflect their pre-tax rate of return, reduced by the taxes required to be paid with respect to the Class 1A-R Certificates and Class 2A-R Certificates, respectively. Holders of Class 1A-R Certificates and Class 2A-R Certificates may have tax liabilities with respect to their Class 1A-R Certificates and Class 2A-R Certificates, respectively, during the early years of the trust's term that substantially exceed any distributions payable thereon during any such period. In addition, holders of Class 1A-R Certificates and Class 2A-R Certificates may have tax liabilities with respect to their Class 1A-R Certificates and Class 2A-R Certificates, respectively, the present value of which substantially exceeds the present value of distributions payable thereon and of any tax benefits that may arise with respect thereto. Accordingly, the after-tax rate of return on the Class 1A-R Certificates and Class 2A-R Certificates may be negative or may otherwise be significantly adversely affected. The timing and amount of taxable income attributable to the Class 1A-R Certificates and Class 2A-R Certificates will depend on, among other things, the timing and amounts of prepayments and losses experienced with respect to the related mortgage loans.

      The Class 1A-R Certificateholders and Class 2A-R Certificateholders are encouraged to consult their tax advisors as to the effect of taxes and the receipt of any payments made to those holders in connection with the purchase of the Class 1A-R Certificates and Class 2A-R Certificates, respectively, on after-tax rates of return on the Class 1A-R Certificates and Class 2A-R Certificates, respectively. See "Material Federal Income Tax Consequences" in this prospectus supplement and "Material Federal Income Tax Considerations" in the prospectus.

                    Material Federal Income Tax Consequences

      Thacher Proffitt & Wood LLP, counsel to the depositor, will file with the depositor's registration statement one or more opinions stating that the discussion in this section, along with the discussion in the prospectus under "Material Federal Income Tax Considerations," represents counsel's opinion as to the material federal income tax consequences of investing in the offered notes and certificates.

      Assuming compliance with all provisions of the indenture, the trust agreement and the servicing agreement, for federal income tax purposes, portions of the trust will be treated as seven separate REMICs. The assets of REMIC IA will consist of the group 1 loans. REMIC IA will issue several classes of uncertificated regular interests to REMIC IB. REMIC IB will issue several classes of uncertificated regular interests to REMIC IC. REMIC IC will issue several classes of uncertificated regular interests to REMIC ID. REMIC ID will issue the notes related to loan group 1, which will be designated as the regular interests in REMIC ID. The assets of REMIC IIA will consist of the group 2 loans. REMIC IIA will issue several classes of uncertificated regular interests to REMIC IIB. REMIC IIB will issue several classes of uncertificated regular interests to REMIC IIC. REMIC IIC will issue the notes related to loan group 2, which will be designated as the regular interests in REMIC IIC. For federal income tax purposes, the Class 1A-R Certificates will constitute the sole class of residual interests in each of REMIC IA, REMIC IB, REMIC IC and REMIC ID. For federal income tax purposes, the Class G Certificates will constitute the sole class of residual interest in REMIC IIA and the Class 2A-R Certificates will constitute the sole class of residual interests in each of REMIC IIB and REMIC IIC. The notes will be treated as debt instruments issued by REMIC ID or REMIC IIC, as applicable, for federal income tax purposes. Income on the notes must be reported under an accrual method of accounting.

      For federal income tax purposes, the Class 1B-1 Notes will, the Class 2A-1, Class 2M-1 and Class 2M-2 Notes will not, and all of the other classes of offered notes may, be treated as having been issued with original issue discount, or OID. The prepayment assumption that will be used in determining the rate of accrual of market discount and premium, if any, for federal income tax purposes will be based on the assumption that subsequent to the date of any determination the mortgage loans will prepay at a rate equal to 100% PPC. No representation is made that the mortgage loans will prepay at the forgoing rate or at any other rate. See "Yield, Prepayment and Maturity Considerations" in this prospectus supplement and "Material Federal Income Tax Considerations" in the prospectus. Computing accruals of OID in the manner described in the prospectus may, depending on the actual rate of prepayments during the interest accrual period, result in the accrual of negative amounts of OID on the certificates issued with OID in an interest accrual period. Holders will be entitled to offset negative accruals of OID only against future OID accrual on those certificates.

      The holders of the Class A, Class M and Class B Notes will be required to include in income interest on their notes in accordance with the accrual method of accounting.

      The IRS has issued regulations under Sections 1271 to 1275 of the Internal Revenue Code, addressing the treatment of debt instruments issued with OID. Purchasers of the regular notes should be aware that the OID regulations and
Section 1272(a)(6) of the Internal Revenue Code do not adequately address particular issues relevant to, or are not applicable to, securities such as the regular certificates.

      In some circumstances the OID regulations permit the holder of a debt instrument to recognize original issue discount under a method that differs from that used by the issuing entity. Accordingly, it is possible that the holder of a note may be able to select a method for recognizing original issue discount that differs from that used by the servicers in preparing reports to the noteholders and the Internal Revenue Service.

      Some of the Class A Notes, Class M Notes and Class B Notes may be treated for federal income tax purposes as having been issued at premium. Whether any holder of one of those classes of notes will be treated as holding a note with amortizable bond premium will depend on the noteholder's purchase price and the distributions remaining to be made on the note at the time of its acquisition by the noteholder. Holders of those classes of notes are encouraged to consult their tax advisors regarding the possibility of making an election to amortize such premium.

      With respect to the Class A, Class M and Class B Notes, this paragraph applies exclusive of any rights in respect of the related Basis Risk Shortfall. The Class A, Class M and Class B Notes will be treated as assets described in
Section 7701(a)(19)(C) of the Internal Revenue Code and "real estate assets" under Section 856(c)(4)(A) of the Internal Revenue Code generally in the same proportion that the assets of the issuing entity would be so treated. In addition, interest on the offered notes will be treated as "interest on obligations secured by mortgages on real property" under Section 856(c)(3)(B) of the Internal Revenue Code generally to the extent that such offered notes are treated as "real estate assets" under Section 856(c)(4)(A) of the Internal Revenue Code. Moreover, the offered notes will be "qualified mortgages" within the meaning of Section 860G(a)(3) of the Internal Revenue Code. However, prospective investors in the offered notes that will be generally treated as assets described in Section 860G(a)(3) of the Internal Revenue Code should note that, notwithstanding such treatment, any repurchase of such a note pursuant to the right of the person described under "Description of the Securities--Optional Termination; Auction Sale" in this prospectus supplement to repurchase such offered notes may adversely affect any REMIC that holds such offered notes if such repurchase is made under circumstances giving rise to a Prohibited Transaction Tax. See "Description of the Securities--Optional Termination; Auction Sale" in this prospectus supplement and "Material Federal Income Tax Considerations" in the prospectus.

      Each holder of a Class A, Class M and Class B Note is deemed to own an undivided beneficial ownership interest in two assets, a REMIC regular interest and the right to receive payments in respect of the related Basis Risk Shortfall. The treatment of amounts received by a Class A, Class M and Class B noteholder under such noteholder's right to receive the related Basis Risk Shortfall will depend on the portion, if any, of the Class A, Class M and Class B noteholder's purchase price allocable thereto. Under the REMIC regulations, each holder of a Class A, Class M and Class B Note must allocate its purchase price for that note between its undivided interest in the REMIC regular interest and its undivided interest in the right to receive payments in respect of the related Basis Risk Shortfall in accordance with the relative fair market values of each property right. The indenture trustee will be directed to treat payments made to the holders of the Class A, Class M and Class B Notes with respect to the related Basis Risk Shortfall as includible in income based on the tax regulations relating to notional principal contracts. The OID regulations provide that the issuing entity's allocation of the issue price is binding on all holders unless the holder explicitly discloses on its tax return that its allocation is different from the issuing entity's allocation. For tax reporting purposes, the related servicer may estimate that the right to receive payments in respect of Basis Risk Shortfall has a de minimis value. Under the REMIC regulations, the related servicer is required to account for the REMIC regular interest and the right to receive payments in respect of the Basis Risk Shortfall as discrete property rights. It is possible that the right to receive payments in respect of the related Basis Risk Shortfall could be treated as a partnership among the holders of the Class A, Class M and Class B Notes and Class X-1 Certificates in respect of the Class X-1 Certificateholders' entitlement to distributions from REMIC III, in which case holders of the Class A, Class M and Class B Notes would be subject to potentially different timing of income and foreign holders of the Class A, Class M and Class B Notes could be subject to withholding in respect of any related Basis Risk Shortfall. Holders of the Class A, Class M and Class B Notes are advised to consult their own tax advisors regarding the allocation of issue price, timing, character and source of income and deductions resulting from the ownership of their notes. Treasury regulations have been promulgated under Section 1275 of the Internal Revenue Code generally providing for the integration of a "qualifying debt instrument" with a hedge if the combined cash flows of the components are substantially equivalent to the cash flows on a variable rate debt instrument. However, such regulations specifically disallow integration of debt instruments subject to
Section 1272(a)(6) of the Internal Revenue Code. Therefore, holders of the Class A, Class M and Class B Notes will be unable to use the integration method provided for under such regulations with respect to such notes. If the indenture trustee's treatment of any Basis Risk Shortfalls is respected, ownership of the right to payments in respect of the related Basis Risk Shortfall will nevertheless entitle the owner to amortize the separate price paid for the right to payments in respect of the Basis Risk Shortfalls under the notional principal contract regulations.

      In the event that the right to receive payments in respect of the related Basis Risk Shortfall is characterized as a "notional principal contract" for federal income tax purposes, upon the sale of a Class A, Class M or Class B Note, the amount of the sale allocated to the selling noteholder's right to receive payments in respect of the related Basis Risk Shortfall would be considered a "termination payment" under the notional principal contract regulations allocable to the related note. A Class A, Class M or Class B noteholder would have gain or loss from such a termination of the right to receive payments in respect of the related Basis Risk Shortfall equal to (i) any termination payment it received or is deemed to have received minus (ii) the unamortized portion of any amount paid, or deemed paid, by the noteholder upon entering into or acquiring its interest in the right to receive payments in respect of the related Basis Risk Shortfall.

      Gain or loss realized upon the termination of the right to receive payments in respect of any Basis Risk Shortfall will generally be treated as capital gain or loss. Moreover, in the case of a bank or thrift institution, Internal Revenue Code Section 582(c) would likely not apply to treat such gain or loss as ordinary.

Backup Withholding with Respect to the Offered Notes

      Distributions with respect to the offered notes, may be subject to the "backup withholding tax" under Section 3406 of the Code if the holder of such notes fails to furnish to the indenture trustee certain information, including its taxpayer identification number, or otherwise fails to establish an exemption from the backup withholding tax. Any amounts deducted and withheld from a distribution to a noteholder would be allowed as a credit against the holder's federal income tax. Furthermore, penalties may be imposed by the IRS on a noteholder that is required to supply information but that does not do so in the proper manner.

Special Tax Considerations Applicable to Residual Certificates

      The IRS has issued REMIC regulations under the provisions of the Internal Revenue Code that significantly affect holders of Residual Certificates. The REMIC regulations impose restrictions on the transfer or acquisition of some residual interests, including the Class G, Class 1A-R and Class 2A-R Certificates. The trust agreement includes other provisions regarding the transfer of Class G, Class 1A-R and Class 2A-R Certificates, including:

o the requirement that any transferee of a Class G, Class 1A-R or Class 2A-R Certificate provide an affidavit representing that the transferee:

      o     is not a disqualified organization;

      o is not acquiring the Class G, Class 1A-R or Class 2A-R Certificate on behalf of a disqualified organization; and

      o will maintain that status and will obtain a similar affidavit from any person to whom the transferee shall subsequently transfer a Class G, Class 1A-R or Class 2A-R Certificates;

o a provision that any transfer of a Class G, Class 1A-R or Class 2A-R Certificates to a disqualified organization shall be null and void; and

o a grant to a servicer of the right, without notice to the holder or any prior holder, to sell to a purchaser of its choice any Class G, Class 1A-R or Class 2A-R Certificate that shall become owned by a disqualified organization despite the first two provisions above.

In addition, under the trust agreement, the Class G, Class 1A-R and Class 2A-R Certificates may not be transferred to non-United States persons.

      The REMIC regulations also provide that a transfer to a United States person of "noneconomic" residual interests will be disregarded for all federal income tax purposes, and that the purported transferor of "noneconomic" residual interest will continue to remain liable for any taxes due with respect to the income on the residual interest, unless "no significant purpose of the transfer was to impede the assessment or collection of tax." Based on the REMIC regulations, the Class G, Class 1A-R and Class 2A-R Certificates may constitute noneconomic residual interests during some or all of their terms for purposes of the REMIC regulations and, accordingly, unless no significant purpose of a transfer is to impede the assessment or collection of tax, transfers of the Class G, Class 1A-R and Class 2A-R Certificates may be disregarded and purported transferors may remain liable for any taxes due relating to the income on the Class G, Class 1A-R and Class 2A-R Certificates. All transfers of the Class G, Class

1A-R and Class 2A-R Certificates will be restricted in accordance with the terms of the trust agreement that are intended to reduce the possibility of any transfer of a Class G, Class 1A-R or Class 2A-R Certificate being disregarded to the extent that the Class G, Class 1A-R and Class 2A-R Certificates constitute noneconomic residual interests.

      The IRS has issued final REMIC regulations that add to the conditions necessary to assure that a transfer of a noneconomic residual interest would be respected. The additional conditions require that in order to qualify as a safe harbor transfer of a residual, the transferee represent that it will not cause the income "to be attributable to a foreign permanent establishment or fixed base (within the meaning of an applicable income tax treaty) of the transferee or another U.S. taxpayer" and either (i) the amount received by the transferee be no less on a present value basis than the present value of the net tax detriment attributable to holding the residual interest reduced by the present value of the projected payments to be received on the residual interest or (ii) the transfer is to a domestic taxable corporation with specified large amounts of gross and net assets and that meets certain other requirements where agreement is made that all future transfers will be to taxable domestic corporations in transactions that qualify for the same "safe harbor" provision. Eligibility for the safe harbor requires, among other things, that the facts and circumstances known to the transferor at the time of transfer not indicate to a reasonable person that the taxes with respect to the residual interest will not be paid, with an unreasonably low cost for the transfer specifically mentioned as negating eligibility. The regulations generally apply to transfers of residual interests occurring on or after February 4, 2000. See "Material Federal Income Tax Considerations--REMICs--Taxation of Owners of Residual Securities" in the prospectus.

      The Class G, Class 1A-R and Class 2A-R Certificateholders may be required to report an amount of taxable income with respect to the earlier interest accrual periods of the term of the REMIC that significantly exceeds the amount of cash distributions received by the Class G, Class 1A-R and Class 2A-R Certificateholders from the REMIC with respect to those periods. Furthermore, the tax on that income may exceed the cash distributions with respect to those periods. Consequently, Class G, Class 1A-R and Class 2A-R Certificateholders should have other sources of funds sufficient to pay any federal income taxes due in the earlier years of the REMIC's term as a result of their ownership of the Class G, Class 1A-R and Class 2A-R Certificates, respectively. In addition, the required inclusion of this amount of taxable income during the REMIC's earlier interest accrual periods and the deferral of corresponding tax losses or deductions until later interest accrual periods or until the ultimate sale or disposition of a Class G, Class 1A-R or Class 2A-R Certificate, or possibly later under the "wash sale" rules of Section 1091 of the Internal Revenue Code may cause the Class G, Class 1A-R or Class 2A-R Certificateholders' after-tax rate of return is positive. That is, on a present value basis, the Class G, Class 1A-R or Class 2A-R Certificateholders' resulting tax liabilities could substantially exceed the sum of any tax benefits and the amount of cash distributions on the Class G, Class 1A-R or Class 2A-R Certificates, as applicable, over their life.

      An individual, trust or estate that holds, whether directly or indirectly through pass-through entities, a Class G, Class 1A-R or Class 2A-R Certificate, may have significant additional gross income with respect to, but may be limited on the deductibility of, servicing and trustee's fees and other administrative expenses properly allocable to the REMIC in computing the certificateholder's regular tax liability and will not be able to deduct those fees or expenses to any extent in computing the certificateholder's alternative minimum tax liability. See "Material Federal Income Tax Considerations--REMICs--Taxation of Owners of Residual Securities" in the prospectus.

      Purchasers of the Class G, Class 1A-R or Class 2A-R Certificates are strongly encouraged to consult their tax advisors as to the economic and tax consequences of investment in the Class G, Class 1A-R and Class 2A-R Certificates.

      For further information regarding the federal income tax consequences of investing in the Class G, Class 1A-R and Class 2A-R Certificates, see "Material Federal Income Tax Considerations--REMICs--Taxation of Owners of Residual Securiites" in the prospectus.

                             Method of Distribution

      Subject to the terms and conditions provided in the underwriting agreement dated the date hereof, the depositor has agreed to sell, and Credit Suisse Securities (USA) LLC, the underwriter, has agreed to purchase the offered securities. The underwriter is obligated to purchase all securities of the respective classes offered by this prospectus supplement if it purchases any. The underwriter is an affiliate of the depositor.

      The offered securities will be purchased from the depositor by the underwriter and will be offered by the underwriter to the public from time to time in negotiated transactions or otherwise at varying prices to be determined at the time of sale. Proceeds to the depositor from the sale of the offered securities, before deducting expenses payable by the depositor, will be approximately 93.83% of the aggregate initial Class Principal Balance of the offered securities. In connection with the purchase and sale of the offered securities, the underwriter may be deemed to have received compensation from the depositor in the form of underwriting discounts.

      The offered securities are offered subject to receipt and acceptance by the underwriter, to prior sale and to the underwriter's right to reject any order in whole or in part and to withdraw, cancel or modify the offer without notice. It is expected that delivery of the offered securities will be made through the facilities of DTC on or about the closing date.

      The underwriting agreement provides that the depositor will indemnify the underwriter against various civil liabilities, including liabilities under the Securities Act of 1933, as amended, or will contribute to payments the underwriter may be required to make relating to that indemnification.

      There can be no assurance that a secondary market for the offered securities will develop or, if it does develop, that it will continue. The primary source of information available to investors concerning the offered securities will be the monthly statements discussed in the prospectus under "The Agreements--Reports to Securityholders," which will include information as to the outstanding Principal Balance of the offered securities and the status of the applicable form of credit enhancement. There can be no assurance that any additional information regarding the offered securities will be available through any other source. In addition, the depositor is not aware of any source through which price information about the offered securities will be available on an ongoing basis. The limited nature of information regarding the offered securities may adversely affect the liquidity of the offered securities, even if a secondary market for the offered securities becomes available.

                                  Legal Matters

      Some specific legal matters relating to the offered securities will be passed on for the depositor and the underwriter by Thacher Proffitt & Wood LLP, New York, New York.

                                     Experts

      The financial statements of Financial Guaranty Insurance Company as of December 31, 2005 and 2004 and for the years ended December 31, 2005 and 2004 and the periods from December 18, 2003 through December 31, 2003, and from January 1, 2003 through December 17, 2003 appearing in the Form 8-K of the depositor, which are incorporated by reference, have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their report thereon included therein and incorporated herein by reference. Such financial statements are incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

                                Legal Proceedings

      Except as described under "Risk Factors--Recent developments affecting SPS" in this prospectus supplement, there are no material legal proceedings pending against the sponsor, the depositor, the issuing entity or SPS, or with respect to which the property of any of the foregoing transaction parties is subject, that are material to the securityholders. No legal proceedings against any of the foregoing transaction parties is known to be contemplated by governmental authorities, that are material to the securityholders.

                       Affiliates and Related Transactions

      The sponsor, the depositor, the underwriter and the counterparty are affiliated entities and the sponsor, the depositor and the underwriter are wholly owned subsidiaries of Credit Suisse Holdings (USA), Inc. In addition, on October 4, 2005, Credit Suisse (USA), Inc., an affiliate of the sponsor, acquired all of the outstanding stock of SPS's parent from the prior shareholders.

      There are no affiliations between the sponsor, the depositor or the issuing entity and any servicer (other than SPS as special servicer), the indenture trustee, the insurer, CIT Consumer Finance or Quicken Loans, Inc. There are currently no business relationships, agreements, arrangements, transactions or understandings between (a) the sponsor, the depositor or the issuing entity and (b) any of the parties referred to in the preceding sentence, or any of their respective affiliates, that were entered into outside the normal course of business or that contain terms other than would be obtained in an arm's length transaction with an unrelated third party and that are material to the investor's understanding of the certificates, or that relate to the certificates or the pooled assets. No such business relationship, agreement, arrangement, transaction or understanding has existed during the past two years.

                                     Ratings

      It is a condition of the issuance of the offered notes and certificates that they receive ratings from Standard & Poor's, a division of The McGraw-Hill Companies, Inc. ("S&P"), Moody's Investors Service, Inc. ("Moody's") and Fitch, Inc. ("Fitch," and together with S&P and Moody's, the "Rating Agencies") as indicated:

      Class                            S&P          Moody's         Fitch
      ---------------------------     -----         -------         -----
      1A-1.......................      AAA            Aaa            AAA
      1A-2.......................      AAA            Aaa            AAA
      1A-3.......................      AAA            Aaa            AAA
      2A-1.......................      AAA            Aaa            AAA
      1A-R.......................      AAA            N/A            N/A
      2A-R.......................      AAA            N/A            N/A
      1M-1.......................      AA+            Aa1            AA+
      1M-2.......................      AA             Aa2            AA
      1M-3.......................      AA-            Aa3            AA-
      1M-4.......................      A+             A1             A+
      1M-5.......................       A             A2              A
      1M-6.......................      A-             A3             A-
      1M-7.......................     BBB+           Baa1           BBB+
      1M-8.......................      BBB           Baa2            BBB
      1M-9.......................     BBB-           Baa3           BBB-
      1B-1.......................      BB+            Ba1           BBB-
      2M-1.......................     BBB-           Baa2           BBB+
      2M-2.......................      N/A           Baa3            BBB

      A securities rating addresses the likelihood of the receipt by a securityholder of distributions on the related mortgage loans. The rating takes into consideration the characteristics of the mortgage loans and the structural, legal and tax aspects associated with the securities. The ratings on the offered securities do not, however, constitute statements regarding the likelihood or frequency of prepayments on the mortgage loans, the payment of any basis risk shortfall or the possibility that a holder of an offered security might realize a lower than anticipated yield.

      The depositor has not engaged any rating agency other than the S&P to provide a rating on the Class 1A-R Certificates and Class 2A-R Certificates, and the Rating Agencies to provide ratings on the offered notes. However, there can be no assurance as to whether any other rating agency will rate the offered securities, or, if it does, what rating would be assigned by any such other rating agency. Any rating on the offered securities by another rating agency, if assigned at all, may be lower than the ratings assigned to the offered securities by the Rating Agencies. A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating organization. Each security rating should be evaluated independently of any other security rating. In the event that the ratings initially assigned to any of the offered securities by the Rating Agencies are subsequently lowered for any reason, no person or entity is obligated to provide any additional support or credit enhancement with respect to those offered securities.

      The rating agencies have stated that it is their standard policy to monitor ratings on publicly offered securities for which a rating has been provided, as to each rating agency rating each class of offered securities in accordance with the rating agencies' particular surveillance policies, unless the depositor requests a rating without surveillance. The depositor has not requested that any rating agency not monitor their ratings of the offered certificates, and the depositor has not requested that any rating agency use any monitoring procedures other than their standard monitoring procedures.

                                Legal Investment

      The notes will not constitute "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984.

      The depositor makes no representations as to the proper characterization of the offered securities for legal investment or other purposes, or as to the ability of particular investors to purchase the offered securities under applicable legal investment restrictions. These uncertainties may adversely affect the liquidity of the offered securities. Accordingly, all institutions whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements or review by regulatory authorities are encouraged to consult with their legal advisors in determining whether and to what extent the offered securities constitute a legal investment or are subject to investment, capital or other restrictions.

      See "Legal Investment" in the prospectus.

                              ERISA Considerations

      Sections 404 and 406 of the Employee Retirement Income Security Act of 1974, as amended ("ERISA") and Section 4975 of the Internal Revenue Code impose fiduciary and prohibited transaction restrictions on the activities of employee benefit plans (as defined in Section 3(3) of ERISA) and certain other retirement plans and arrangements discussed in Section 4975(e)(1) of the Internal Revenue Code and on various other retirement plans and arrangements, including bank collective investment funds and insurance company general and separate accounts in which such plans are invested (together referred to as "plans").

      Some employee benefit plans, including governmental plans (as defined in Section 3(32) of ERISA), and, if no election has been made under Section 410(d) of the Internal Revenue Code, church plans (as defined in Section 3(33) of ERISA) are not subject to the ERISA requirements. Accordingly, assets of these plans may be invested in the offered notes without regard to the ERISA considerations described below, subject to the provisions of other applicable federal, state and local law. Any such plan which is qualified and exempt from taxation under Sections 401(a) and 501(a) of the Internal Revenue Code, however, is subject to the prohibited transaction rules set forth in Section 503 of the Internal Revenue Code.

      ERISA generally imposes on plan fiduciaries general fiduciary requirements, including the duties of investment prudence and diversification and the requirement that a plan's investments be made in accordance with the documents governing the plan. Any person who has discretionary authority or control with respect to the management or disposition of a plan's assets, (referred to as "plan assets") and any person who provides investment advice with respect to plan assets for a fee is a fiduciary of the investing plan. If the mortgage loans and other assets included in the issuing entity were to constitute plan assets, then any party exercising management or discretionary control with respect to those plan assets may be deemed to be a plan "fiduciary," and subject to the fiduciary responsibility provisions of ERISA and the prohibited transaction provisions of ERISA and Section 4975 of the Internal Revenue Code with respect to any investing plan. In addition, the acquisition or holding of offered notes by or on behalf of a plan or with plan assets, as well as the operation of the issuing entity, may constitute or involve a prohibited transaction under ERISA and the Internal Revenue Code unless a statutory or administrative exemption is available. Further, ERISA prohibits plans to which it applies from engaging in "prohibited transactions" under Section 406 of ERISA and Section 4975 of the Internal Revenue Code imposes excise taxes with respect to transactions described in Section 4975 of the Internal Revenue Code. These transactions described in ERISA and the Internal Revenue Code prohibit a broad range of transactions involving plan assets and persons, called parties in interest, unless a statutory or administrative exemption is available.

      Some transactions involving the issuing entity might be deemed to constitute prohibited transactions under ERISA and the Internal Revenue Code with respect to a plan that purchases the offered notes if the mortgage loans and other assets included in the issuing entity are deemed to be assets of the plan. The U.S. Department of Labor ("DOL") has promulgated the DOL regulations (29 C.F.R. 2510.3-101) concerning whether or not a plan's assets would be deemed to include an interest in the underlying assets of an entity, including a trust fund, for purposes of applying the general fiduciary responsibility provisions of ERISA and the prohibited transaction provisions of ERISA and the Internal Revenue Code. Under the DOL regulations, generally, when a plan acquires an "equity interest" in another entity (such as the trust fund), the underlying assets of that entity may be considered to be plan assets unless an exception applies. Exceptions contained in the DOL regulations provide that plan assets will not include an undivided interest in each asset of an entity in which the plan makes an equity investment if: (1) the entity is an operating company; (2) the equity investment made by the plan is either a "publicly-offered security" that is "widely held," both as defined in the DOL regulations, or a security issued by an investment company registered under the Investment Company Act of 1940, as amended; or (3) benefit plan investors do not own 25% or more in value of any class of equity securities issued by the entity. Under the DOL regulations, plan assets will be deemed to include an interest in the instrument evidencing the equity interest of a plan as well as an interest in the underlying assets of the entity in which a plan acquires an interest (such as the mortgage loans and other assets included in the issuing entity). In addition, the purchase, sale and holding of the offered notes by or on behalf of a plan could be considered to give rise to a prohibited transaction if the depositor, the seller, the indenture trustee or any of their respective affiliates is or becomes a party in interest with respect to the plan.

      Because the issuing entity, the underwriter, the servicers, or any indenture trustee may receive certain benefits in connection with the sale of the notes, the purchase of notes using plan assets over which any of such parties has investment authority might be deemed to be a violation of the prohibited transaction rules of ERISA or Section 4975 of the Code for which no exemption may be available. Whether or not the mortgage loans and other assets of the trust estate were deemed to include plan assets, prior to making an investment in the notes, prospective plan investors should determine whether the issuing entity, the underwriter, the servicers, or any indenture trustee is a "party in interest" (within the meaning of ERISA) or "disqualified person" (within the meaning of the Code) with respect to such plan and, if so, whether such transaction is subject to one or more statutory or administrative exemptions. The DOL has granted certain class exemptions ("Class Exemptions") which provide relief from certain of the prohibited transaction provisions of ERISA and the related excise tax provisions of the Code, including, but not limited to: Prohibited Transaction Class Exemption ("PTCE") 84-14, which exempts certain transactions effected on behalf of a plan by a "qualified professional asset manager"; PTCE 90-1, which exempts certain transactions between insurance company separate accounts and Parties in Interest (or Disqualified Persons); PTCE 91-38, which exempts certain transactions between bank collective investment funds and Parties in Interest (or Disqualified Persons); PTCE 95-60, which exempts certain transactions between insurance company general accounts and Parties in Interest (or Disqualified Persons); and PTCE 96-23, which exempts certain transactions effected on behalf of a plan by an "in- house asset manager." There can be no assurance that any DOL exemption will apply with respect to any particular plan investment in the notes or, even if all of the conditions specified therein were satisfied, that any exemption would apply to all prohibited transactions that may occur in connection with such investment.

      In addition to any exemption that may be available under PTCE 95-60 for the purchase and holding of the notes by an insurance company general account,
Section 401(c) to ERISA, provides certain exemptive relief from the provisions of Part 4 of Title I of ERISA and Section 4975 of the Code, including the prohibited transaction restrictions imposed by ERISA and the related excise taxes imposed by the Code, for transactions involving an insurance company general account.

      Although there is no authority directly on point, the issuing entity believes that, at the date of this prospectus supplement, the offered notes should be treated as indebtedness without substantial equity features for purposes of the DOL regulations. The issuing entity also believes that, so long as the offered notes retain a rating of at least investment grade, the offered notes should continue to be treated as indebtedness without substantial equity features for the purposes of the DOL regulations. There is, however, increased uncertainty regarding the characterization of debt instruments that do not carry an investment grade rating. Consequently, in the event of a withdrawal or downgrade to below investment grade of the rating of the offered notes, the subsequent transfer of such notes or any interest therein to a plan trustee or other person acting on behalf of a plan, or using plan assets to effect such transfer, is restricted. A prospective transferee of the offered notes or any interest therein who is a plan trustee or is acting on behalf of a plan, or using plan assets to effect such transfer, is required to provide written confirmation (or in the case of any note transferred in book-entry form, will be deemed to have confirmed) that at the time of such transfer such notes are rated at least investment grade, and that such transferee believes that such notes are properly treated as indebtedness without substantial equity features for purposes of the DOL regulations, and agrees to so treat such notes and that the acquisition and holding of such notes will not give rise to a non-exempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Internal Revenue Code. Regardless of the rating of the offered notes, a prospective purchaser or transferee may instead provide the indenture trustee with an opinion of counsel, which opinion of counsel will not be at the expense of the indenture trustee, the issuing entity, the servicers or the underwriter, which opines that the purchase, holding and transfer of such note or interest therein is permissible under applicable law, will not constitute or result in a non-exempt prohibited transaction under ERISA or Section 4975 of the Internal Revenue Code and will not subject the indenture trustee, the issuing entity, the servicers or the underwriter to any obligation in addition to those undertaken in the indenture.

      Any fiduciary or other investor of plan assets that proposes to acquire or hold the offered notes on behalf of or with plan assets of any plan is encouraged to consult with its counsel with respect to the application of the fiduciary responsibility provisions of ERISA and the prohibited transaction provisions of ERISA and the Internal Revenue Code (and in the case of non-ERISA plans and arrangements, any additional federal, state or local law considerations) before making the proposed investment.

      The sale of the offered notes to a plan is in no respect a representation by the depositor or the indenture trustee that such an investment meets all relevant legal requirements with respect to investments by plans generally or any particular plan, or that such an investment is appropriate for plans generally or any particular plan.

      Transfers of the Class 1A-R Certificates and Class 2A-R Certificates to any Plan Investor will not be registered by the owner trustee unless the transferee provides the depositor, the owner trustee and the indenture trustee with an opinion of counsel satisfactory to the depositor, the owner trustee and the indenture trustee, which opinion will not be at the expense of the depositor, the owner trustee and the indenture trustee, that the purchase of such Class 1A-R Certificates and Class 2A-R Certificates, as applicable, by or on behalf of such Plan Investor is permissible under applicable law, will not constitute or result in a non-exempt prohibited transaction under ERISA or
Section 4975 of the Internal Revenue Code and will not subject the depositor, the owner trustee or the indenture trustee to any obligation in addition to those undertaken in the trust agreement.

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

                                     ANNEX I

               GLOBAL CLEARANCE, SETTLEMENT AND TAX DOCUMENTATION
                                   PROCEDURES

      Except in certain limited circumstances, the offered notes will be offered globally (the "Global Securities") and will be available only in book-entry form. Investors in the Global Securities may hold such Global Securities through any of The Depository Trust Company ("DTC"), Clearstream, Luxembourg or Euroclear. The Global Securities will be tradable as home market instruments in both the European and U.S. domestic markets. Initial settlement and all secondary trades will settle in same-day funds.

      Secondary market trading between investors holding Global Securities through Clearstream, Luxembourg and Euroclear will be conducted in the ordinary way in accordance with their normal rules and operating procedures and in accordance with conventional eurobond practice (i.e., seven calendar day settlement).

      Secondary market trading between investors holding Global Securities through DTC will be conducted according to the rules and procedures applicable to U.S. corporate debt obligations.

      Secondary cross-market trading between Clearstream, Luxembourg or Euroclear and DTC Participants holding notes will be effected on a delivery-against-payment basis through the respective Depositaries of Clearstream, Luxembourg and Euroclear (in such capacity) and as DTC Participants.

      Non-U.S. holders (as described below) of Global Securities will be subject to U.S. withholding taxes unless such holders meet certain requirements and deliver appropriate U.S. tax documents to the securities clearing organizations or their participants.

Initial Settlement

      All Global Securities will be held in book-entry form by DTC in the name of Cede & Co. as nominee of DTC. Investors' interests in the Global Securities will be represented through financial institutions acting on their behalf as direct and indirect Participants in DTC. As a result, Clearstream, Luxembourg and Euroclear will hold positions on behalf of their participants through their respective Depositaries, which in turn will hold such positions in accounts as DTC Participants.

      Investors electing to hold their Global Securities through DTC will follow the settlement practices applicable to conventional eurobonds, except that there will be no temporary global security and no "lock-up" or restricted period. Investor securities custody accounts will be credited with their holdings against payment in same-day funds on the settlement date.

      Investors electing to hold their Global Securities through Clearstream, Luxembourg or Euroclear accounts will follow the settlement procedures applicable to conventional eurobonds, except that there will be no temporary global security and no "lock-up" or restricted period. Global Securities will be credited to the securities custody accounts on the settlement date against payment in same-day funds.

Secondary Market Trading

      Since the purchaser determines the place of delivery, it is important to establish at the time of the trade where both the purchaser's and seller's accounts are located to ensure that settlement can be made on the desired value date.

      Trading between DTC Participants. Secondary market trading between DTC Participants will be settled using the procedures applicable to similar issues of asset backed securities in same-day funds.

      Trading between Clearstream, Luxembourg and/or Euroclear Participants. Secondary market trading between Clearstream, Luxembourg Participants or Euroclear Participants will be settled using the procedures applicable to conventional eurobonds in same-day funds.

      Trading between DTC Seller and Clearstream, Luxembourg or Euroclear purchaser. When Global Securities are to be transferred from the account of a DTC Participant to the account of a Clearstream, Luxembourg Participant or a Euroclear Participant, the purchaser will send instructions to Clearstream, Luxembourg or Euroclear through a Clearstream, Luxembourg Participant or Euroclear Participant at least one business day prior to settlement. Clearstream, Luxembourg or Euroclear will instruct the respective Depositary, as the case may be, to receive the Global Securities against payment. Payment will include interest accrued on the Global Securities from and including the last coupon payment date to and excluding the settlement date, on the basis of the actual number of days in such Accrual Period and a year assumed to consist of 360 days. For transactions settling on the 31st of the month, payment will include interest accrued to and excluding the first day of the following month. Payment will then be made by the respective Depositary of the DTC Participant's account against delivery of the Global Securities. After settlement has been completed, the Global Securities will be system and by the clearing system, in accordance with its usual procedures, to the Clearstream, Luxembourg Participant's or Euroclear Participant's account. The securities credit will appear the next day (European time) and the cash debt will be back-valued to, and the interest on the Global Securities will accrue from, the value date (which would be the preceding day when settlement occurred in New York). If settlement is not completed on the intended value date (i.e., the trade fails), the Clearstream, Luxembourg or Euroclear cash debt will be valued instead as of the actual settlement date.

      Clearstream, Luxembourg Participants and Euroclear Participants will need to make available to the respective clearing systems the funds necessary to process same-day funds settlement. The most direct means of doing so is to preposition funds for settlement, either from cash on hand or existing lines of credit, as they would for any settlement occurring within Clearstream, Luxembourg or Euroclear. Under this approach, they may take on credit exposure to Clearstream, Luxembourg or Euroclear until the Global Securities are credited to their accounts one day later.

      As an alternative, if Clearstream, Luxembourg or Euroclear has extended a line of credit to them, Clearstream, Luxembourg Participants or Euroclear Participants can elect not to preposition funds and allow that credit line to be drawn upon the finance settlement. Under this procedure, Clearstream, Luxembourg Participants or Euroclear Participants purchasing Global Securities would incur overdraft charges for one day, assuming they cleared the overdraft when the Global Securities were credited to their accounts. However, interest on the Global Securities would accrue from the value date. Therefore, in many cases the investment income on the Global Securities earned during that one-day period may substantially reduce or offset the amount of such overdraft charges, although this result will depend on each Clearstream, Luxembourg Participant's or Euroclear Participant's particular cost of funds.

      Since the settlement is taking place during New York business hours, DTC Participants can employ their usual procedures for sending Global Securities to the respective European Depositary for the benefit of Clearstream, Luxembourg Participants or Euroclear Participants. The sale proceeds will be available to the DTC Seller on the settlement date. Thus, to the DTC Participants a cross-market transaction will settle no differently than a trade between two DTC Participants.

      Trading between Clearstream, Luxembourg or Euroclear Seller and DTC Purchaser. Due to time zone differences in their favor, Clearstream, Luxembourg Participants and Euroclear Participants may employ their customary procedures for transactions in which Global Securities are to be transferred by the respective clearing system, through the respective Depositary, to a DTC Participant. The seller will send instructions to Clearstream, Luxembourg or Euroclear through a Clearstream, Luxembourg Participant or Euroclear Participant at least one business day prior to settlement. In these cases Clearstream, Luxembourg or Euroclear will instruct the respective Depositary, as appropriate, to deliver the Global Securities to the DTC Participant's account against payment. Payment will include interest accrued on the Global Securities from and including the last coupon payment to and excluding the settlement date on the basis of the actual number of days in such Accrual Period and a year assumed to consist of 360 days. For transactions settling on the 31st of the month, payment will include interest accrued to and excluding the first day of the following month. The payment will then be reflected in the account of the Clearstream, Luxembourg Participant or Euroclear Participant the following day, and receipt of the cash proceeds in the Clearstream, Luxembourg Participants or Euroclear Participant's account would be back-valued to the value date (which would be the preceding day, when settlement occurred in New York). Should the Clearstream, Luxembourg Participant or Euroclear Participant have a line of credit with its respective clearing system and elect to be in debt in anticipation of receipt of the sale proceeds in its account, the back-valuation will extinguish any overdraft incurred over that one-day period. If settlement is not completed on the intended value date (i.e., the trade fails), receipt of the cash proceeds in the Clearstream, Luxembourg Participant's or Euroclear Participant's account would instead be valued as of the actual settlement date.

      Finally, day traders that use Clearstream, Luxembourg or Euroclear and that purchase Global Securities from DTC Participants for delivery to Clearstream, Luxembourg Participants or Euroclear Participants should note that these trades would automatically fail on the sale side unless affirmative action were taken. At least three techniques should be readily available to eliminate this potential problem:

      (i) borrowing through Clearstream, Luxembourg or Euroclear for one day (until the purchase side of the day trade is reflected in their Clearstream, Luxembourg or Euroclear accounts) in accordance with the clearing systems customary procedures;

      (ii) borrowing the Global Securities in the U.S. from a DTC Participant no later than one day prior to settlement, which would give the Global Securities sufficient time to be reflected in their Clearstream, Luxembourg or Euroclear account in order to settle the sale side of the trade; or

      (iii) staggering the value dates for the buy and sell sides of the trade so that the value date for the purchase from the DTC Participant is at least one day prior to the value date for the sale to the Clearstream, Luxembourg Participant or Euroclear Participant.

Certain U.S. Federal Income Tax Documentation Requirements

      A beneficial owner of Global Securities holding securities through Clearstream, Luxembourg or Euroclear (or through DTC if the holder has an address outside the U.S.) will be subject to the 30% U.S. withholding tax that generally applies to payments of interest (including original issue discount) on registered debt issued by U.S. Persons, unless (i) each clearing system, bank or other financial institution that holds customers' securities in the ordinary course of its trade or business in the chain of intermediaries between such beneficial owner and the U.S. entity required to withhold tax complies with applicable certification requirements and (ii) such beneficial owner takes one of the following steps to obtain an exemption or reduced tax rate:

      Exemption for non-U.S. Persons (Form W-8BEN). Beneficial owners of Global Securities that are non-U.S. Persons can generally obtain a complete exemption from the withholding tax by filing a signed Form W-8BEN (Certificate of Foreign Status of Beneficial Owner for United States tax withholding). Non-U.S. Persons residing in a country that has a tax treaty with the United States also can obtain an exemption or reduced tax rate (depending on the treaty terms) by filing Form W-8BEN. If the information shown on Form W-8BEN changes, a new Form W-8BEN must be filed within 30 days of such change. Form W-8BEN may be filed by noteholders or their agent.

      Exemption for non-U.S. Persons with effectively connected income (Form W-8ECI). A non-U.S. Person, including a non-U.S. corporation or bank with a U.S. branch, for which the interest income is effectively connected with its conduct of a trade or business in the United States, can obtain an exemption from the withholding tax by filing Form W-8ECI (Certificate of Foreign Persons Claim of Exemption from Withholding on Income Effectively Connected with the Conduct of a Trade or Business in the United States). If the information shown on Form W-8ECI changes, a new Form W-8ECI must be filed within 30 days of such change. Form W-8ECI may be filed by Noteholders or their agent.

      Exemption for U.S. Persons (Form W-9). U.S. Persons can obtain a complete exemption from the withholding tax by filing Form W-9 (Payer's Request for Taxpayer Identification Number and Certification).

      U.S. Federal Income Tax Reporting Procedure. The note owner of a Global Security or his agent files by submitting the appropriate form to the person through whom it holds (the clearing agency, in the case of persons holding directly on the books of the clearing agency). Form W-8BEN and Form W-8ECI are effective until the third succeeding calendar year from the date the form is signed.

      The term "U.S. Person" means (i) a citizen or resident of the United States, (ii) a corporation, partnership or other entity treated as a corporation or partnership for United States federal income tax purposes organized in or under the laws of the United States or any state thereof or the District of Columbia or (iii) an estate the income of which is includible in gross income for United States tax purposes, regardless of its source, or (iv) a trust if a court within the United States is able to exercise primary supervision over the administration of the issuing entity and one or more United States persons have authority to control all substantial decisions of the issuing entity. This summary does not deal with all aspects of U.S. Federal income tax withholding that may be relevant to foreign holders of the Global Securities. Investors are advised to consult their own tax advisors for specific tax advice concerning their holding and disposing of the Global Securities.

                                    ANNEX II

                  SWAP AGREEMENT LOWER BOUNDS AND UPPER BOUNDS

      Swap Payment Date                   Lower Bound ($)        Upper Bound ($)
----------------------------              ---------------        ---------------
May 2006                                    343,000,000            343,000,000
June 2006                                   327,530,000            336,175,000
July 2006                                   311,675,000            329,000,000
August 2006                                 295,365,000            321,475,000
September 2006                              278,670,000            313,600,000
October 2006                                261,660,000            305,410,000
November 2006                               244,405,000            296,905,000
December 2006                               226,975,000            288,085,000
January 2007                                209,440,000            279,055,000
February 2007                               193,235,000            270,235,000
March 2007                                  178,185,000            261,660,000
April 2007                                  164,255,000            253,330,000
May 2007                                    151,375,000            245,245,000
June 2007                                   139,405,000            237,370,000
July 2007                                   128,380,000            229,705,000
August 2007                                 118,125,000            222,250,000
September 2007                              108,640,000            215,005,000
October 2007                                 99,890,000            207,970,000
November 2007                                91,770,000            201,145,000
December 2007                                84,245,000            194,495,000
January 2008                                 77,280,000            188,055,000
February 2008                                70,875,000            181,790,000
March 2008                                   64,925,000            175,700,000
April 2008                                   59,395,000            169,820,000
May 2008                                     54,320,000            164,080,000
June 2008                                    49,630,000            158,515,000
July 2008                                    45,290,000            153,125,000
August 2008                                  41,265,000            147,875,000
September 2008                               37,555,000            142,800,000
October 2008                                 34,125,000            137,865,000
November 2008                                30,940,000            133,105,000
December 2008                                28,000,000            128,485,000
January 2009                                          0            124,005,000
February 2009                                         0            119,665,000
March 2009                                            0            115,465,000
April 2009                                            0            111,440,000
May 2009                                              0            107,520,000
June 2009                                             0            103,705,000
July 2009                                             0            100,065,000
August 2009                                           0             96,495,000
September 2009                                        0             93,100,000
October 2009                                          0             89,775,000
November 2009 and thereafter                          0                      0

                      [THIS PAGE INTENTIONALLY LEFT BLANK]

PROSPECTUS

                       ASSET BACKED SECURITIES CORPORATION
                                    Depositor

                 ABS Mortgage and Manufactured Housing Contract
      Asset-Backed Certificates and Asset-Backed Notes (Issuable in Series)

                                   ----------

Asset Backed Securities Corporation, as depositor, may offer from time to time under this prospectus and related prospectus supplements notes or certificates that are either asset-backed notes or asset-backed certificates which may be sold from time to time in one or more series. Each series of notes or certificates, as applicable, will be issued in one or more classes.

The related prospectus supplement will set forth the specific assets of the issuing entity's trust fund and the seller or sellers from whom the assets are acquired. The assets may include:

      1.    One or more pools of

            o closed-end and/or revolving home equity loans or manufactured housing contracts or specified balances of these loans or contracts and/or loans of which the proceeds have been applied to the purchase of the related mortgaged property, secured by mortgages primarily on one- to four-family residential properties,

            o loans made to finance the purchase of rights relating to cooperatively owned properties secured by a pledge of shares of a cooperative corporation and an assignment of a proprietary lease or occupancy agreement on a cooperative dwelling,

            o loans made to finance the origination of the loans and contracts described above and secured by the related loans or contracts,

            o mortgage participation certificates evidencing participation interests in loans that are acceptable to the nationally recognized statistical rating agencies rating a series of securities,

            o private securities evidencing ownership interests in or secured by loans similar to the types of loans described above;

      2. All monies due under the above assets, which may be net of amounts payable to the servicer or servicers; and

      3. Funds or accounts established for the related trust fund, or one or more forms of enhancement.

The related prospectus supplement will state if the trust fund will make one or more REMIC elections for federal income tax purposes.

For a discussion of risks associated with an investment in the notes or certificates, see Risk Factors on page 1.

Neither the SEC nor any state securities commission has approved or disapproved the offered securities or determined if this prospectus is accurate or complete. Making any contrary representation is a criminal offense.

                                   ----------

                                  CREDIT SUISSE

                  The date of this Prospectus is April 5, 2006

                                TABLE OF CONTENTS

Risk Factors .............................................................     1

The Trust Fund ...........................................................     5
     The Mortgage Pools ..................................................     6
     Mortgage Loan Program ...............................................    13
     Underwriting Standards ..............................................    14
     Qualifications Of Unaffiliated Sellers ..............................    16
     Representations By Unaffiliated Sellers; Repurchases ................    16
     Closed Loan Program .................................................    18
     Mortgage Certificates ...............................................    18
     The Contract Pools ..................................................    18
     Underwriting Policies ...............................................    21
     The Financing Loan Pools ............................................    21
     Underwriting Policies ...............................................    23

Static Pool Information ..................................................    23

The Depositor ............................................................    23

Use of Proceeds ..........................................................    24

The Sponsor ..............................................................    25

Maturity, Prepayment and Yield Considerations ............................    25

Description of the Securities ............................................    30
     Distributions Of Principal And Interest .............................    33
     Assignment Of Mortgage Certificates .................................    37
     Assignment Of Mortgage Loans ........................................    37
     Assignment Of Contracts .............................................    40
     Pre-Funding .........................................................    42
     Servicing By Unaffiliated Sellers ...................................    44
     Payments On Mortgage Loans ..........................................    45
     Payments On Contracts ...............................................    48
     Collection Of Payments On Mortgage Certificates .....................    49
     Distributions On Securities .........................................    49
     Revolving Period ....................................................    51
     Special Distributions ...............................................    52
     Reports To Securityholders ..........................................    52
     Advances ............................................................    54
     Collection And Other Servicing Procedures ...........................    54
     Maintenance Of Insurance Policies ...................................    55
     Standard Hazard Insurance ...........................................    55
     Special Hazard Insurance ............................................    56
     Pool Insurance ......................................................    57
     Primary Mortgage Insurance ..........................................    57
     Mortgagor Bankruptcy Bond ...........................................    58

     Presentation Of Claims ..............................................    58
     Enforcement Of "Due-On-Sale" Clauses; Realization
       Upon Defaulted Mortgage Loans .....................................    59
     Enforcement Of "Due-On-Sale" Clauses; Realization
       Upon Defaulted Contracts ..........................................    60
     Servicing Compensation And Payment Of Expenses ......................    61
     Evidence As To Compliance ...........................................    62
     Certain Matters Regarding The Master Servicer, The
       Depositor And The Trustee And The Indenture Trustee ...............    63
     Deficiency Event ....................................................    65
     Events Of Default ...................................................    66
     Rights Upon Event Of Default ........................................    67
     Amendment ...........................................................    68
     Termination .........................................................    70

Certain Information Regarding the Securities .............................    71
     Book-Entry Registration .............................................    71

Credit Support ...........................................................    73
     Letters Of Credit ...................................................    73
     Subordinated Securities .............................................    75
     Shifting Interest ...................................................    76
     Swap Agreement ......................................................    77
     Reserve Fund ........................................................    77
     Security Guarantee Insurance ........................................    80
     Performance Bond ....................................................    80

Description of Insurance .................................................    80
     Primary Mortgage Insurance Policies .................................    81
     FHA Insurance And VA Guarantees .....................................    83
     Standard Hazard Insurance Policies On Mortgage Loans ................    84
     Standard Hazard Insurance Policies On The Manufactured Homes ........    86
     Pool Insurance Policies .............................................    86
     Special Hazard Insurance Policies ...................................    89
     Mortgagor Bankruptcy Bond ...........................................    90

Certain Legal Aspects of the Mortgage Loans and Contracts ................    91
     The Mortgage Loans ..................................................    91
     Foreclosure .........................................................    92
     Cooperative Loans ...................................................    93
     Tax Aspects Of Cooperative Loans ....................................    94
     Realizing Upon Cooperative Loan Security ............................    94
     Rights Of Redemption ................................................    96
     Anti-Deficiency Legislation And Other Limitations On Lenders ........    96
     "Due-On-Sale" Clauses ...............................................    98
     Enforceability Of Certain Provisions ................................    98
     Environmental Considerations ........................................    99
     The Contracts .......................................................    99
     Security Interests In The Manufactured Homes ........................   100

     Enforcement Of Security Interests In Manufactured Homes .............   102
     Consumer Protection Laws ............................................   103
     Transfers Of Manufactured Homes; Enforceability
       Of "Due-On-Sale" Clauses ..........................................   103
     Applicability Of Usury Laws .........................................   103

Material Federal Income Tax Considerations ...............................   104
     General .............................................................   104
     REMICs ..............................................................   106

State and Other Tax Considerations .......................................   150

ERISA Considerations .....................................................   150

Legal Investment .........................................................   158

Plan of Distribution .....................................................   160

Legal Matters ............................................................   161

Prospectus Supplement ....................................................   161

Additional Information ...................................................   162

Incorporation of Certain Information by Reference ........................   163

Index of Terms ...........................................................   164

                      [THIS PAGE INTENTIONALLY LEFT BLANK]

                                  RISK FACTORS


      You should carefully consider the following risk factors prior to any purchase of the notes or certificates.

Limited Liquidity May         There will be no market for the notes or
Result in Delays in your      certificates, as applicable, of any series prior
Ability to Sell               to their issuance, and there can be no assurance
Securities or Lower           that a secondary market will develop. If a
Returns ....................  secondary market does develop, there can be no assurance that it will provide holders with liquidity of investment or that the market will continue for the life of the notes or certificates, as applicable, of the related series. Credit Suisse First Boston LLC presently expects to make a secondary market in the notes or certificates, as applicable, but has no obligation to do so. Absent a secondary market for the notes or certificates, as applicable, you may experience a delay if you choose to sell your notes or certificates, as applicable, or the price you receive may be less than you would receive for a comparable liquid security.

Limited Assets for            The depositor does not have, nor is it expected to
Payments - No Recourse to     have, any significant assets. The notes or
Depositor, Unaffiliated       certificates, as applicable, of a series will be
Seller, Master Servicer       payable solely from the assets of the trust fund
or Servicer ................  for that series. Except for any related insurance policies or credit support, there will be no recourse to the depositor or any other person for any default on the notes or any failure to receive distributions on the certificates with respect to any series. Consequently, holders of notes or certificates, as applicable, of each series must rely solely upon payments with respect to the assets constituting the trust fund for a series of notes or certificates, as applicable, including, if applicable, any amounts available pursuant to any enhancement for that series, for the payment of principal of and interest on the notes or certificates, as applicable, of that series.

                              The only obligations, if any, of the depositor with respect to the notes or certificates, as applicable, of any series will be with respect to its breach of specific representations and warranties. The depositor does not have, and is not expected in the future to have, any significant assets with which to meet any obligation to repurchase assets with respect to which there has been a breach of any representation or warranty. If, for example, the depositor were required to repurchase a mortgage loan, its only sources of funds to make the repurchase would be from funds obtained from the enforcement of a corresponding obligation, if any, on the part of the originator of the mortgage loan, the master servicer, the servicer or the unaffiliated seller, as the case may be, or from a reserve fund established to provide funds for repurchases. If the depositor does not have sufficient assets and no other party is obligated to repurchase defective assets, you may experience a loss.

Limits on Enhancement May     Although we intend the enhancement for the notes
Result in Losses to You ....  or certificates, as applicable, to reduce the risk of delinquent payments or losses to holders of a series of notes or certificates, as applicable, entitled to the benefit of the notes or certificates, the amount of the enhancement will be limited, as set forth in the related prospectus supplement. In addition, the amount available will decline and could be depleted prior to the payment in full of the related series of notes or certificates, as applicable, and losses on the primary assets could result in losses to holders of those notes or certificates, as applicable.

Decrease in Value of          There are several factors that could adversely
Mortgaged Property--Risk      affect the value of mortgaged properties and cause
of Loss ....................  the outstanding balance of the related mortgage loan, contract, loan secured by a mortgage loan or contract or of an underlying loan relating to the private securities, together with any senior financing, to equal or exceed the value of the mortgaged properties. Among the factors that could adversely affect the value of the mortgaged properties are

                              o an overall decline in the residential real estate market in the areas in which the mortgaged properties are located;

                              o a decline in the general condition of the mortgaged properties as a result of failure of borrowers to maintain adequately the mortgaged properties; or

                              o natural disasters that are not necessarily covered by insurance, including earthquakes and floods.

                              Any decline in the value of a mortgaged property could extinguish the value of a junior interest in that mortgaged property before having any effect on the related senior interest. If a decline in the value of the related mortgaged properties occurs, the actual rates of delinquencies, foreclosure and losses on the mortgage loans could be higher than those currently experienced in the mortgage lending industry in general and you could suffer a loss.

Timing and Rate of            The yield to maturity experienced by a holder of
Prepayments May Result in     notes or certificates, as applicable, may be
Lower Yield ................  affected by the rate and timing of payments of principal of the mortgage loans, contracts, loans secured by mortgage loans or contracts or of the underlying loans relating to the private securities. The rate and timing of principal payments of the notes or certificates, as applicable, of a series will be affected by a number of factors, including the following:

                              o  the extent of prepayments, which may be
                                 influenced by a variety of factors,

                              o the manner of allocating principal payments among the classes of notes or certificates, as applicable, of a series as specified in the related prospectus supplement, and

                              o  the exercise of any right of optional
                                 termination.

                              Prepayments may also result from repurchases of mortgage loans or underlying loans, as applicable, due to material breaches of the unaffiliated seller's or the depositor's representations or warranties.

                              Interest payable on the notes or certificates, as applicable, of a series on a distribution date will include all interest accrued during the period specified in the related prospectus supplement. In the event interest accrues during the calendar month prior to a distribution date, the effective yield to holders will be reduced from the yield that would otherwise be obtainable if interest payable on the security were to accrue through the day immediately preceding each distribution date, and the effective yield at par to holders will be less than the indicated coupon rate.

Risks of Subordinated         To the extent specified in the applicable
Securities .................  prospectus supplement, distributions of interest on and
                              principal of one or more classes of notes or certificates, as applicable, of a series may be subordinated in priority of payment to interest and principal due on one or more other classes of notes or certificates, as applicable, of the related series. Any subordinated securities will be affected to a greater degree by any losses on the mortgage loans, contracts, loans secured by mortgage loans or contracts or of the underlying loans relating to the private securities.

Book-Entry                    Issuance of the notes or certificates, as
Registration--Beneficial      applicable, in book-entry form may reduce the
Owners Not Recognized by      liquidity of these notes or certificates, as
Trust ......................  applicable, in the secondary trading market since investors may be unwilling to purchase notes or certificates, as applicable, for which they cannot obtain physical certificates. Since transactions in the notes or certificates, as applicable, can be effected only through The Depository Trust
                              Company and any other entities set forth in the related prospectus supplement, your ability to pledge a security to persons or entities that do not participate in The Depository Trust Company or any other entities or otherwise to take actions in respect of the related notes or certificates, as applicable, may be limited due to lack of a physical certificate representing the notes or certificates, as applicable.

                              You may experience some delay in the receipt of distributions of interest and principal on the notes or certificates, as applicable, since the distributions will be forwarded by the trustee to The Depository Trust Company and The Depository Trust Company will credit the distributions to the accounts of its participants which will then credit them to your account either directly or indirectly through indirect participants.

                                 THE TRUST FUND

      The Depositor may offer from time to time the ABS Mortgage and Manufactured Housing Contract Asset-Backed Certificates (the "Certificates") or the ABS Mortgage and Manufactured Housing Contract Asset-Backed Notes (the "Notes" and, together with the Certificates, the "Securities") offered by this prospectus and by the related prospectus supplements which may be sold from time to time in one or more series (each, a "Series") in amounts, at prices and on terms to be determined at the time of sale and to be set forth in the related prospectus supplement. Each Series of Notes or Certificates, as applicable, may include one or more separate classes (each, a "Class") of Notes and/or Certificates, which may be divided into one or more subclasses (each, a "Subclass"). The Certificates will be issued by the issuing entity which is a trust (the "Trust") to be formed by the Depositor with respect to a Series pursuant to either a Trust Agreement (each, a "Trust Agreement") to be entered into between the Depositor and the trustee specified in the related prospectus supplement (the "Trustee") or a Pooling and Servicing Agreement (each, a "Pooling and Servicing Agreement") among the Depositor, the Master Servicer and the Trustee. If a Series of Securities includes Notes, the Notes will be issued and secured pursuant to an Indenture (each, an "Indenture") to be entered into between any of (1) the Trust or (2) a partnership, corporation, limited liability company or other entity formed by the Depositor solely for the purpose of issuing Notes of a related Series and incidental matters, as issuer (the "Issuer"), and the indenture trustee specified in the related prospectus supplement (the "Indenture Trustee"). The related Trust Fund will be serviced by the Master Servicer pursuant to a Sale and Servicing Agreement (the "Sale and Servicing Agreement") among the Depositor, the Master Servicer and the Indenture Trustee. The Certificates represent interests in specified percentages of principal and interest (a "Percentage Interest") with respect to the related Mortgage Pool, Warehouse Loan Pool or Contract Pool, or have been assigned a Stated Principal Balance and an Interest Rate, as more fully set forth in this prospectus, and will evidence the undivided interest, beneficial interest or notional amount specified in the related prospectus supplement in one of a number of Trusts, each to be created by the Depositor from time to time. If a Series of Securities includes Notes, the Notes will represent indebtedness of the related Trust Fund. The trust property of each Trust (the "Trust Fund") will consist of the assets described below.

      Ownership of the Mortgage, Warehouse Loan or Contract Pool or Pools included in the Trust Fund for a Series of Certificates may consist of one or more Subclasses, as specified in the prospectus supplement for the Series. Each Certificate will evidence the undivided interest, beneficial interest or notional amount specified in the related prospectus supplement in one or more Mortgage Pools containing one or more Mortgage Loans or Mortgage Certificates, Warehouse Loan Pools or Contract Pools containing Contracts, having an aggregate principal balance of not less than approximately $50,000,000 as of the first day of the month of its creation (the "Cut-off Date"), unless otherwise specified in the applicable prospectus supplement. If so specified in the related prospectus supplement, each Class or Subclass of the Certificates of a Series will evidence the percentage interest specified in the prospectus supplement in the payments of principal of and interest on the Mortgage Loans or Mortgage Certificates in the related Mortgage Pool or Pools, Warehouse Loans in the related Warehouse Loan Pool or Pools or on the Contracts in the related Contract Pool or Pools (a "Percentage Interest").

      To the extent specified in the related prospectus supplement, each Mortgage Pool, Warehouse Loan Pool or Contract Pool with respect to a Series will be covered by one or more irrevocable letters of credit (a "Letter of Credit"), a policy of mortgage pool insurance (a "Pool Insurance Policy"), a bond or similar form of insurance coverage against particular losses in the event of the bankruptcy of a Mortgagor (a "Mortgagor Bankruptcy Bond"), an insurance policy (the "Special Hazard Insurance Policy") covering losses that result from other physical risks that are not otherwise insured against, including earthquakes and mudflows, by the subordination of the rights of the holders of the one or more subordinate Classes or Subclasses (the "Subordinate Notes" or the "Subordinate Certificates," and collectively, the "Subordinate Securities") to the rights of the holders of one or more senior Classes or Subclasses (the "Senior Notes" or the "Senior Certificates," and collectively, the "Senior Securities") to the extent specified in the related prospectus supplement (the "Subordinated Amount" which, if so specified in the related prospectus supplement, may include Subordinate Notes or Subordinate Certificates, as applicable, of one or more Class or Subclass (a "Subordinated Class" or "Subordinated Subclass," respectively) and the establishment of a reserve fund (a "Reserve Fund"), by the right of one or more Classes or Subclasses of Notes or Certificates, as applicable, to receive a disproportionate amount of particular distributions of principal, by an insurance policy (the "Security Guarantee Insurance") issued by one or more insurance companies, a guarantee, that is registered or exempt from registration, or a surety bond acceptable to the Rating Agency rating the Notes or Certificates, as applicable, of a Series or by any combination of the foregoing. See "Description of Insurance" and "Credit Support."

      In the event that Mortgage Loans are added to or deleted from the Mortgage Pool after the date of the related prospectus supplement but on or before the date of issuance of the Notes or the Certificates, if any material pool characteristic differs by 5% or more from the description in the prospectus supplement, revised information will be provided either in a supplement or in a Current Report on Form 10-D or 8-K filed with the Commission.

      The Mortgage Pools

      If so specified in the prospectus supplement with respect to a Series, the Trust Fund for each Series may include

1.    one or more pools ("Mortgage Pools") containing

      o conventional one-to four-family residential, first and/or second mortgage loans,

      o closed-end loans (the "Closed-End Loans") and/or revolving home equity loans or specific balances of those loans (the "Revolving Credit Line Loans" and, together with the Closed-End Loans, the "Home Equity Loans") secured by mortgages or deeds of trust on residential one-to-four family properties, including townhouses and individual units in condominiums and planned unit developments,

      o loans ("Cooperative Loans") made to finance the purchase of particular rights relating to cooperatively owned properties secured by the pledge of shares issued by a cooperative corporation (the "Cooperative") and the assignment of a proprietary lease or occupancy agreement providing the exclusive right to occupy a particular dwelling unit (a "Cooperative Dwelling" and, together with one- to four-family residential properties, "Single Family Property"),

      o mortgage loans secured by multifamily residential rental properties consisting of five or more dwelling units or apartment buildings owned by cooperative housing corporations ("Multifamily Property"); provided that no more than 5% of the principal balance of loans in a Mortgage Pool may consist of loans backed by Multifamily Property,

      o mortgage participation securities evidencing participation interests in loans that are acceptable to the nationally recognized statistical rating agency or agencies rating the related Series of Notes or Certificates, as applicable, (collectively, the "Rating Agency") in one of the four highest rating categories of each Rating Agency (all the loans described above and participation certificates being referred to collectively in this prospectus as the "Mortgage Loans"), acceptable to the nationally recognized Rating Agency rating the Notes or Certificates, as applicable, of the Series for a rating in one of the four highest rating categories of the Rating Agency; or

      o conventional mortgage pass-through certificates, collateralized mortgage bonds or other indebtedness secured by mortgage loans or manufactured housing contracts (the "Mortgage Certificates"), in each case together with specific and related property issued by one or more trusts established by one or more private entities,

2. one or more Contract Pools containing Contracts or participation Notes or Certificates, as applicable, representing participation interests in the Contracts purchased by the Depositor either directly or through one or more affiliates or Unaffiliated Sellers, and related property conveyed to the trust by the Depositor or

3. one or more Warehouse Loan Pools containing Warehouse Loans or participation Securities representing participation interests in the Warehouse Loans purchased by the Depositor either directly or through one or more affiliates or Unaffiliated Sellers, and related property conveyed to the trust by the Depositor or

      A Mortgage Pool may include Mortgage Loans insured by the FHA ("FHA Loans") and/or Mortgage Loans partially guaranteed by the Veterans Administration (the "VA", and mortgage loans are referred to in this prospectus as "VA Loans"). All Mortgage Loans will be evidenced by promissory notes or other evidence of indebtedness (the "Mortgage Notes") secured by first mortgages or first or second deeds of trust or other similar security instruments creating a first lien or second lien, as applicable, on the Mortgaged Properties. Single Family Property and Multifamily Property will consist of single family detached homes, attached homes, single family units having a common wall, individual units located in condominiums, townhouses, planned unit developments, multifamily residential rental properties, apartment buildings owned by cooperative housing corporations and the other types of homes or units as are set forth in the related prospectus supplement. Unless otherwise specified in the applicable prospectus supplement, each detached or attached home or multifamily property will be constructed on land owned in fee simple by the borrower (the "Mortgagor"). or on land leased by the Mortgagor for a term at least two years greater than the term of the applicable Mortgage Loan. Attached homes may consist of duplexes, triplexes and fourplexes, multifamily structures where each Mortgagor owns the land upon which the unit is built with the remaining adjacent land owned in common. Multifamily Property may include mixed commercial and residential buildings. The Mortgaged Properties may include investment properties and vacation and second homes. Mortgage Loans secured by Multifamily Property may also be secured by an assignment of leases and rents and operating or other cash flow guarantees relating to the Mortgaged Properties to the extent specified in the related prospectus supplement.

      Unless otherwise specified below or in the applicable prospectus supplement, each Mortgage Loan in a Mortgage Pool will

o have an individual principal balance at origination of not less than $25,000 nor more than $500,000,

o     have monthly payments due on the first day of each month (the "Due Date"),

o be secured by Mortgaged Properties or relate to Cooperative Loans located in any of the 50 states or the District of Columbia, and

o consist of fully-amortizing Mortgage Loans, each with a 10 to 40 year term at origination, a fixed or variable rate of interest and level or variable monthly payments over the term of the Mortgage Loan.

      Unless otherwise specified in the related prospectus supplement, the Loan-to-Value Ratio of the Mortgage Loans at origination will not exceed the percentages set forth below.

o 95% on any Mortgage Loan with an original principal balance of $150,000 or less,

o 90% on any Mortgage Loan with an original principal balance of $150,001 through $200,000,

o 85% on any Mortgage Loan with an original principal balance of $200,001 through $300,000, and

o     80% on any Mortgage Loan with an original principal balance exceeding
      $300,000.

      If so specified in the related prospectus supplement, a Mortgage Pool may include fully amortizing, adjustable rate Mortgage Loans ("ARM Loans") with, unless otherwise specified in the related prospectus supplement, 30-year terms at origination and mortgage interest rates adjusted periodically, with corresponding adjustments in the amount of monthly payments, to equal the sum, which may be rounded, of a fixed margin and an index described in the related prospectus supplement, subject to any applicable restrictions on adjustments. The Mortgage Pools may also include other types of Mortgage Loans to the extent set forth in the applicable prospectus supplement.

      Unless otherwise specified in the applicable prospectus supplement, no Mortgage Loan will have a Loan-to-Value Ratio at origination in excess of 95%, regardless of its original principal balance. Except as otherwise provided in the related prospectus supplement, the Loan-to-Value Ratio will be the ratio, expressed as a percentage, of the principal amount of the Mortgage Loan at the date of determination to the lesser of (1) the appraised value determined in an appraisal obtained by the originator and (2) the sales price for the property (the "Original Value"). Unless otherwise specified in the related prospectus supplement, with respect to a Mortgage Loan secured by a mortgage on a vacation or second home or an investment property, other than Multifamily Property, no income derived from the property will be considered for underwriting purposes, the Loan-to-Value Ratio, taking into account any secondary financing, may not exceed 80% and the original principal balance may not exceed $250,000.

      If so specified in the related prospectus supplement, a Mortgage Pool may contain Mortgage Loans with fluctuating interest rates (the "Mortgage Rates"). These Mortgage Loan may provide that on the day on which the Mortgage Rate adjusts, the amount of the monthly payments on the Mortgage Loan will be adjusted to provide for the payment of the remaining principal amount of the Mortgage Loan with level monthly payments of principal and interest at the new Mortgage Rate to the maturity date of the Mortgage Loan. Alternatively, the Mortgage Loan may provide that the Mortgage Rate adjusts more frequently than the monthly payment. As a result, a greater or lesser portion of the monthly payment will be applied to the payment of principal of the Mortgage Loan, thus increasing or decreasing the rate at which the Mortgage Loan is repaid. See "Maturity, Prepayment and Yield Considerations." In the event that an adjustment to the Mortgage Rate causes the amount of interest accrued in any month to exceed the amount of the monthly payment on the Mortgage Loan, the excess (the "Deferred Interest") will be added to the principal balance of the Mortgage Loan, unless otherwise paid by the Mortgagor, and will bear interest at the Mortgage Rate in effect from time to time. The amount by which the Mortgage Rate or monthly payment may increase or decrease and the aggregate amount of Deferred Interest on any Mortgage Loan may be subject to limitations, as described in the related prospectus supplement.

      If so specified in the prospectus supplement for the related Series, the Mortgage Rate on some of the ARM Loans will be convertible from an adjustable rate to a fixed rate at the option of the Mortgagor under some circumstances. Unless otherwise specified in the related prospectus supplement, the Agreement will provide that the Unaffiliated Seller from which convertible ARM Loans were acquired will be obligated to repurchase from the Trust Fund any ARM Loan as to which the conversion option has been exercised (a "Converted Mortgage Loan"), at a purchase price set forth in the related prospectus supplement. The amount of the purchase price will be required to be deposited in the Certificate Account and will be distributed to the Securityholders on the Distribution Date in the month following the month of the exercise of the conversion option. The obligation of the Unaffiliated Seller to repurchase Converted Mortgage Loans may or may not be supported by cash, letters of credit, third party guarantees or other similar arrangements.

      If provided for in the applicable prospectus supplement, a Mortgage Pool may contain Mortgage Loans pursuant to which the monthly payments made by the Mortgagor during the early years of the Mortgage Loan will be less than the scheduled monthly payments on the Mortgage Loan ("Buy-Down Loans"). The resulting difference in payment shall be compensated for from an amount contributed by the Depositor, the seller of the related Mortgaged Property, the Servicer or another source and placed in a custodial account (the "Buy-Down Fund") by the Servicer, or if so specified in the related prospectus supplement, with the Trustee. In lieu of a cash deposit, if so specified in the related prospectus supplement, a letter of credit or guaranteed investment contract may be delivered to the Trustee to fund the Buy-Down Fund. See "Description of the Securities--Payments on Mortgage Loans." Buy-Down Loans included in a Mortgage Pool will provide for a reduction in monthly interest payments by the Mortgagor for a period of up to the first four years of the term of the Mortgage Loans.

      If provided for in the applicable prospectus supplement, a Mortgage Pool may contain Mortgage Loans pursuant to which the monthly payments by the Mortgagor during the early years of the related Mortgage Note are less than the amount of interest that would otherwise be payable on the Mortgage Note, with the interest not so paid added to the outstanding principal balance of the Mortgage Loan ("GPM Loans"). If so specified in the related prospectus supplement, the resulting difference in payment shall be compensated for from an amount contributed by the Depositor or another source and delivered to the Trustee (the "GPM Fund"). In lieu of a cash deposit, the Depositor may deliver to the Trustee a letter of credit, guaranteed investment contract or another instrument acceptable to the Rating Agency rating the related Series to fund the GPM Fund.

      If provided for in the applicable prospectus supplement, a Mortgage Pool may contain Mortgage Loans which are Home Equity Loans pursuant to which the full principal amount of the Mortgage Loan is advanced at origination of the loan and generally is repayable in equal, or substantially equal, installments of an amount sufficient to fully amortize the loan at its stated maturity. Interest on each Home Equity Loan may be calculated on the basis of the outstanding principal balance of the loan multiplied by the Mortgage Rate on each Home Equity Loan and further multiplied by a fraction, the numerator of which is the number of days in the period elapsed since the preceding payment of interest was made and the denominator is the number of days in the annual period for which interest accrues on the loan. Under some circumstances, under a Home Equity Loan, a borrower may choose an interest only payment option and is obligated to pay only the amount of interest which accrues on the loan during the billing cycle. Generally, an interest only payment option may be available for a specified period before the borrower must begin paying at least the minimum monthly payment of a specified percentage of the average outstanding balance of the loan.

      FHA Loans will be insured by the Federal Housing Administration (the "FHA") as authorized under the National Housing Act, as amended, and the United States Housing Act of 1937, as amended. FHA loans will be insured under various FHA programs including the standard FHA 203-b programs to finance the acquisition of one- to four-family housing units, the FHA 245 graduated payment mortgage program and the FHA 221 and 223 programs to finance particular multifamily residential rental properties. FHA Loans generally require a minimum down payment of approximately 5% of the original principal amount of the FHA Loan. No FHA Loan may have an interest rate or original principal amount exceeding the applicable FHA limits at the time of origination of FHA Loan.

      VA Loans will be partially guaranteed by the VA under the Servicemen's Readjustment Act of 1944, as amended (the "Servicemen's Readjustment Act"). The Servicemen's Readjustment Act permits a veteran, or in some instances the spouse of a veteran, to obtain a mortgage loan guarantee by the VA covering mortgage financing of the purchase of a one- to four-family dwelling unit at interest rates permitted by the VA. The program has no mortgage loan limits, requires no down payment from the purchasers and permits the guarantee of mortgage loans of up to 30 years' duration. However, no VA Loan will have an original principal amount greater than five times the partial VA guarantee for the VA Loan. The maximum guarantee that may be issued by VA under this program is

o 50% of the principal amount of the Mortgage Loan if the principal amount of the Mortgage Loan is $45,000 or less,

o the lesser of $36,000 and 40% of the principal amount of the Mortgage Loan if the principal amount of the Mortgage Loan is greater than $45,000 but less than or equal to $144,000,

o and the lesser of $46,000 and 25% of the principal amount of the Mortgage Loan if the principal amount of the Mortgage Loan is greater than $144,000.

      Unless otherwise specified in the related prospectus supplement, interest on each Revolving Credit Line Loan, excluding introduction rates offered from time to time during promotional periods, is computed and payable monthly on the average daily outstanding principal balance of the Loan. Principal amounts on a Revolving Credit Line Loan may be drawn down, up to a maximum amount as set forth in the related prospectus supplement, or repaid under each Revolving Credit Line Loan from time to time, but may be subject to a minimum periodic payment. To the extent and accordingly under the terms provided in the related prospectus supplement, the Trust Fund may include amounts borrowed under a Revolving Credit Line Loan after the Cut-off Date. The full amount of a Closed-End Loan is advanced at the inception of the Loan and generally is repayable in equal, or substantially equal, installments of an amount to fully amortize the Loan at its stated maturity. Except to the extent provided in the related prospectus supplement, the original terms to stated maturity of Closed-End Loans will not exceed 360 months. Under some circumstances, under either a Revolving Credit Line Loan or a Closed-End Loan, a borrower may choose an interest only payment option and is obligated to pay only the amount of interest which accrues on the Loan during the billing cycle. An interest only payment option may be available for a specified period before the borrower must begin paying at least the minimum monthly payment of a specified percentage of the average outstanding balance of the Loan.

      The prospectus supplement, or, if information is not available in advance of the date of the related prospectus supplement, a Current Report on Form 8-K to be filed with the Commission, for each Series of Notes or Certificates, as applicable, the Trust Fund with respect to which contains Mortgage Loans will contain information as to the type of Mortgage Loans that will comprise the related Mortgage Pool or Pools and information as to

o the aggregate principal balance of the Mortgage Loans as of the applicable Cut-off Date,

o     the type of Mortgaged Properties securing the Mortgage Loans,

o     the original terms to maturity of the Mortgage Loans,

o     the largest in principal balance of the Mortgage Loans,

o     the earliest origination date and latest maturity date of the Mortgage
      Loans,

o the aggregate principal balance of Mortgage Loans having Loan-to-Value Ratios at origination exceeding 80%,

o     the interest rate or range of interest rates borne by the Mortgage Loans,

o     the average outstanding principal balance of the Mortgage Loans,

o     the geographical distribution of the Mortgage Loans,

o the number and aggregate principal balance of Buy-Down Loans or GPM Loans, if applicable,

o with respect to ARM Loans, the adjustment dates, the highest, lowest and weighted average margin, and the maximum Mortgage Rate variation at the time of any periodic adjustment and over the life of ARM Loans, and

o with respect to Mortgage Loans secured by Multifamily Property or the other Mortgage Loans as are specified in the prospectus supplement, whether the Mortgage Loan provides for an interest only period and whether the principal amount of the Mortgage Loan is amortized on the basis of a period of time that extends beyond the maturity date of the Mortgage Loan.

      No assurance can be given that values of the Mortgaged Properties in a Mortgage Pool have remained or will remain at their levels on the dates of origination of the related Mortgage Loans. If the real estate market should experience an overall decline in property values causing the outstanding balances of the Mortgage Loans and any secondary financing on the Mortgaged Properties in a particular Mortgage Pool to become equal to or greater than the value of the Mortgaged Properties, the actual rates of delinquencies, foreclosures and losses could be higher than those now generally experienced in the mortgage lending industry. In addition, the value of property securing Cooperative Loans and the delinquency rate with respect to Cooperative Loans could be adversely affected if the current favorable tax treatment of cooperative stockholders were to become less favorable. See "Certain Legal Aspects of the Mortgage Loans and Contracts--The Mortgage Loans." To the extent that any of these losses are not covered by the methods of credit support or the insurance policies described in this prospectus, they will be borne by holders of the Notes or Certificates, as applicable, of the Series evidencing interests in, or secured by, the Mortgage Pool.

      Multifamily lending is generally viewed as exposing the lender to a greater risk of loss than one- to four-family residential lending. Multifamily lending typically involves larger loans to single borrowers or groups of related borrowers than residential one- to four-family mortgage loans. Furthermore, the repayment of loans secured by income producing properties is typically dependent upon the successful operation of the related real estate project. If the cash flow from the project is reduced, for example, if leases are not obtained or renewed, the borrower's ability to repay the loan may be impaired. Multifamily real estate can be affected significantly by supply and demand in the market for the type of property securing the loan and, therefore, may be subject to adverse economic conditions. Market values may vary as a result of economic events or governmental regulations outside the control of the borrower or lender, including rent control laws, which impact the future cash flow of the property. Corresponding to the greater lending risk is a generally higher interest rate applicable to multifamily mortgage loans.

      The Depositor will cause the Mortgage Loans constituting each Mortgage Pool to be assigned to the Trustee named in the applicable prospectus supplement, for the benefit of the holders of the Certificates of the related Series (the "Certificateholders") and, if a Series of Securities includes Notes, the Depositor will cause the Mortgage Loans constituting the Mortgage Pool to be pledged to the Indenture Trustee, for the benefit of the holders of the Notes of the related Series (the "Noteholders" and, together with the Certificateholders, the "Securityholders"). The Master Servicer, if any, named in the related prospectus supplement will service the Mortgage Loans, either by itself or through other mortgage servicing institutions, if any (each, a "Servicer"), pursuant to a Pooling and Servicing Agreement or a Sale and Servicing Agreement, as described in this prospectus, and will receive a fee as compensation. See "--Mortgage Loan Program" and "Description of the Securities." As used in this prospectus, "Agreement" means, with respect to a Series that only includes Certificates, the Pooling and Servicing Agreement, and with respect to a Series that includes Notes, the Indenture, the Trust Agreement and the Sale and Servicing Agreement, as the context requires. Unless otherwise specified in the applicable prospectus supplement, with respect to those Mortgage Loans serviced by a Servicer, the Servicer will be required to service the related Mortgage Loans in accordance with the Pooling and Servicing Agreement, Sale and Servicing Agreement or Seller's Warranty and Servicing Agreement between the Servicer and the Depositor (each, a "Servicing Agreement"), as applicable, and will receive as compensation, the fee specified in the related Servicing Agreement; however, any Master Servicer will remain liable for its servicing obligations under the applicable Agreement as if the Master Servicer alone were servicing the Mortgage Loans.

      The Depositor will make representations and warranties regarding the Mortgage Loans, but its assignment of the Mortgage Loans to the Trustee will be without recourse. See "Description of the Securities--Assignment of Mortgage Loans." The Master Servicer's obligations with respect to the Mortgage Loans will consist principally of its contractual servicing obligations under the Servicing Agreement, including its obligation to enforce particular types of purchase and other obligations of Servicers and/or Unaffiliated Sellers, as more fully described in this prospectus under "--Mortgage Loan Program" and "--Representations by Unaffiliated Sellers; Repurchases" and "Description of the Securities--Assignment of Mortgage Loans" and "--Servicing by Unaffiliated Sellers", and its obligations to make Advances in the event of delinquencies in payments on or with respect to the Mortgage Loans or in connection with prepayments and liquidations of the Mortgage Loans, in amounts described in this prospectus under "Description of the Securities--Advances." Unless otherwise specified in the related prospectus supplement, Advances with respect to delinquencies will be limited to amounts that the Master Servicer believes ultimately would be reimbursable under any applicable Letter of Credit, Pool Insurance Policy, Special Hazard Insurance Policy, Mortgagor Bankruptcy Bond or other policy of insurance, from amounts in the Reserve Fund or out of the proceeds of liquidation of the Mortgage Loans, cash in the Certificate Account or otherwise. See "Description of the Securities--Advances," "Credit Support" and "Description of Insurance."

      Mortgage Loan Program

      The Mortgage Loans will have been purchased by the Depositor either directly or through affiliates or by the Trust formed by the Depositor, from one or more affiliates or from sellers unaffiliated with the Depositor ("Unaffiliated Sellers"). Mortgage Loans acquired by the Depositor will have been originated in accordance with the underwriting criteria specified below under "Underwriting Standards" or as otherwise described in a related prospectus supplement.

      Underwriting Standards

      Except in the case of particular Mortgage Loans originated by Unaffiliated Sellers in accordance with their own underwriting criteria ("Closed Loans") or other standards as may be described in the applicable prospectus supplement, all prospective Mortgage Loans will be subject to the underwriting standards adopted by the Depositor. See "--Closed Loan Program" below for a description of underwriting standards applicable to Closed Loans. Unaffiliated Sellers will represent and warrant that Mortgage Loans originated by them and purchased by the Depositor have been originated in accordance with the applicable underwriting standards established by the Depositor or other standards as may be described in the applicable prospectus supplement. The following discussion describes the underwriting standards of the Depositor with respect to any Mortgage Loan that it purchases.

      The mortgage credit approval process for one- to four-family residential loans follows a standard procedure that generally complies with the regulations and guidelines of both the Federal Home Loan Mortgage Corporation ("FHLMC"), a corporate instrumentality of the United States created under Title III of the Emergency Home Finance Act of 1970, as amended, and the Federal National Mortgage Association ("FNMA"), a federally chartered and privately owned corporation organized and existing under the Federal National Mortgage Association Charter Act (12 U.S.C. ss. 1716 et seq.), except that some Mortgage Loans may have higher loan amount and qualifying ratios, as well as applicable federal and state laws and regulations. The credit approval process for

Cooperative Loans follows a procedure that generally complies with applicable FNMA regulations and guidelines, except for the loan amounts and qualifying ratios, and applicable federal and state laws and regulations. The originator of a Mortgage Loan (the "Originator") generally will review a detailed credit application by the prospective mortgagor designed to provide pertinent credit information, including a current balance sheet describing assets and liabilities and a statement of income and expenses, as well as an authorization to apply for a credit report that summarizes the prospective mortgagor's credit history with local merchants and lenders and any record of bankruptcy. In addition, an employment verification is obtained from the prospective mortgagor's employer in which the employer reports the length of employment with that organization, the current salary, and gives an indication as to whether it is expected that the prospective mortgagor will continue the employment in the future. If the prospective mortgagor is self-employed, he or she is required to submit copies of signed tax returns. The prospective mortgagor may also be required to authorize verification of deposits at financial institutions. In some circumstances, other credit considerations may cause the Originator or Depositor not to require some of the above documents, statements or proofs in connection with the origination or purchase of particular Mortgage Loans.

      Unless otherwise specified in the applicable prospectus supplement, an appraisal generally will be required to be made on each residence to be financed. The appraisal generally will be made by an appraiser who meets FNMA requirements as an appraiser of one- to four-family residential properties. The appraiser is required to inspect the property and verify that it is in good condition and that, if new, construction has been completed. The appraisal generally will be based on the appraiser's judgment of value, giving appropriate weight to both the market value of comparable homes and the cost of replacing the residence. These underwriting standards also require a search of the public records relating to a mortgaged property for any liens and judgments.

      Based on the data provided, particular verifications and the appraisal, a determination is made by the Originator as to whether the prospective mortgagor has sufficient monthly income available to meet the prospective mortgagor's monthly obligations on the proposed loan and other expenses related to the residence, including property taxes, hazard and primary mortgage insurance and, if applicable, maintenance, and other financial obligations and monthly living expenses. Except as may be provided in the related prospectus supplement, each Originator's lending guidelines for conventional mortgage loans generally will specify that mortgage payments plus taxes and insurance and all monthly payments extending beyond one year, including those mentioned above and other fixed obligations, or car payments, would equal no more than specified percentages of the prospective mortgagor's gross income. These guidelines will be applied only to the payments to be made during the first year of the loan. For FHA and VA Loans, the Originator's lending guidelines will follow HUD and VA guidelines, respectively. Other credit considerations may cause an Originator to depart from these guidelines. For example, when two individuals co-sign the loan documents, the incomes and expenses of both individuals may be included in the computation.

      The Mortgaged Properties may be located in states where, in general, a lender providing credit on a single-family property may not seek a deficiency judgment against the Mortgagor but rather must look solely to the property for repayment in the event of foreclosure. The Depositor's underwriting standards applicable to all states, including anti-deficiency states, require that the value of the property being financed, as indicated by the appraisal, currently supports and is anticipated to support in the future the outstanding loan balance. Some of the types of Mortgage

Loans that may be included in the Mortgage Pools or Trust Funds may involve additional uncertainties not present in traditional types of loans. For example, Buy-Down Loans and GPM Loans provide for escalating or variable payments by the Mortgagor. These types of Mortgage Loans are underwritten on the basis of a judgment that the Mortgagor will have the ability to make larger monthly payments in subsequent years. In some instances the Mortgagor's income may not be sufficient to enable it to continue to make scheduled loan payments as the payments increase.

      To the extent specified in the related prospectus supplement, the Depositor may purchase or cause the Trust to purchase Mortgage Loans for inclusion in a Trust Fund that are underwritten under standards and procedures which vary from and are less stringent than those described in this prospectus. For instance, Mortgage Loans may be underwritten under a "limited documentation" program if so specified in the related prospectus supplement. For limited documentation Mortgage Loans, minimal investigation into the borrowers' credit history and income profile is undertaken by the originator and the Mortgage Loans may be underwritten primarily on the basis of an appraisal of the Mortgaged Property or Cooperative Dwelling and the Loan-to-Value Ratio at origination. Thus, if the Loan-to-Value Ratio is less than a percentage specified in the related prospectus supplement, the originator may forego some aspects of the review relating to monthly income, and traditional ratios of monthly or total expenses to gross income may not be considered.

      The underwriting standards for Mortgage Loans secured by Multifamily Property will be described in the related prospectus supplement.

      Qualifications Of Unaffiliated Sellers

      Unless otherwise specified in the applicable prospectus supplement with respect to an Unaffiliated Seller of Closed Loans secured by residential properties, each Unaffiliated Seller must be an institution experienced in originating conventional mortgage loans and/or FHA Loans or VA Loans in accordance with accepted practices and prudent guidelines, and must maintain satisfactory facilities to originate those loans. In addition, except as otherwise specified, the Depositor requires adequate financial stability and adequate servicing experience, where appropriate, as well as satisfaction of other criteria.

      Representations By Unaffiliated Sellers; Repurchases

      Unless otherwise specified in the related prospectus supplement, each Unaffiliated Seller, or the Master Servicer, if the Unaffiliated Seller is also the Master Servicer under the Agreement, will have made representations and warranties in respect of the Mortgage Loans sold by the Unaffiliated Seller to the Depositor. These representations and warranties will generally include, among other things:

o with respect to each Mortgaged Property, that title insurance, or in the case of Mortgaged Properties located in areas where policies are generally not available, an attorney's certificate of title, and any required hazard and primary mortgage insurance was effective at the origination of each Mortgage Loan, and that each policy, or certificate of title, remained in effect on the date of purchase of the Mortgage Loan from the Unaffiliated Seller;

o that the Unaffiliated Seller had good and marketable title to each Mortgage Loan it sold;

o with respect to each Mortgaged Property, that each mortgage constituted a valid first lien on the Mortgaged Property, subject only to permissible title insurance exceptions;

o that there were no delinquent tax or assessment liens against the Mortgaged Property; and

o that each Mortgage Loan was current as to all required payments, unless otherwise specified in the related prospectus supplement.

      With respect to a Cooperative Loan, the Unaffiliated Seller will represent and warrant that (1) the security interest created by the cooperative security agreements constituted a valid first lien on the collateral securing the Cooperative Loan, subject to the right of the related Cooperative to cancel shares and terminate the proprietary lease for unpaid assessments and to the lien of the related Cooperative for unpaid assessments representing the Mortgagor's pro rata share of the Cooperative's payments for its mortgage, current and future real property taxes, maintenance charges and other assessments to which like collateral is commonly subject, and (2) the related cooperative apartment was free from damage and was in good repair.

      All of the representations and warranties of an Unaffiliated Seller in respect of a Mortgage Loan will have been made as of the date on which the related Unaffiliated Seller sold the Mortgage Loan to the Depositor or its affiliate. A substantial period of time may have elapsed between the date of sale and the date of initial issuance of the Series of Notes or Certificates, as applicable, evidencing an interest in, or secured by, the related Mortgage Loan. Since the representations and warranties of an Unaffiliated Seller do not address events that may occur following the sale of a Mortgage Loan by an Unaffiliated Seller, the repurchase obligation described below will not arise if, during the period commencing on the date of sale of a Mortgage Loan by the Unaffiliated Seller to or on behalf of the Depositor, the relevant event occurs that would have given rise to the obligation had the event occurred prior to sale of the affected Mortgage Loan. However, the Depositor will not include any Mortgage Loan in the Trust Fund for any Series of Notes or Certificates, as applicable, if anything has come to the Depositor's attention that would cause it to believe that the representations and warranties of an Unaffiliated Seller will not be accurate and complete in all material respects in respect of the related Mortgage Loan as of the related Cut-off Date.

      The only representations and warranties to be made for the benefit of holders of Notes or Certificates, as applicable, of a Series in respect of any Mortgage Loan relating to the period commencing on the date of sale of the Mortgage Loan to the Depositor or its affiliates will be limited representations of the Depositor and of the Master Servicer described below under "Description of the Securities--Assignment of Mortgage Loans." If the Master Servicer is also an Unaffiliated Seller of Mortgage Loans with respect to a particular Series, the representations will be in addition to the representations and warranties made in its capacity as an Unaffiliated Seller.

      Upon the discovery of the breach of any representation or warranty made by an Unaffiliated Seller in respect of a Mortgage Loan that materially and adversely affects the interests of the Securityholders of the related Series, the related Unaffiliated Seller or the Servicer of the Mortgage Loan will be obligated to repurchase the Mortgage Loan at a purchase price equal to 100% of the unpaid principal balance of the Mortgage Loan at the date of repurchase or, in the case of a Series of Notes or Certificates, as applicable, as to which the Depositor has elected to treat the related Trust Fund as one or more real estate mortgage investment conduits (each, a "REMIC"), at that price or such other price as may be indicated in the related prospectus supplement, in each case together with accrued interest at the Mortgage Rate for the related Mortgage Loan to the first day of the month following the repurchase and the amount of any unreimbursed Advances made by the Master Servicer or the Servicer, as applicable, in respect of the Mortgage Loan. The Master Servicer will be required to enforce this obligation for the benefit of the Trustee and the Securityholders, following the practices it would employ in its good faith business judgment were it the owner of the Mortgage Loan. Unless otherwise specified in the applicable prospectus supplement, and subject to the ability of the Depositor, the Unaffiliated Seller or the Servicer to substitute for some of the Mortgage Loans as described below, this repurchase obligation constitutes the sole remedy available to the Securityholders of the related Series for a breach of representation or warranty by an Unaffiliated Seller.

      The obligation of the Master Servicer to purchase a Mortgage Loan if an Unaffiliated Seller or a Servicer defaults on its obligation to do so is subject to limitations, and no assurance can be given that Unaffiliated Sellers will carry out their respective repurchase obligations with respect to Mortgage Loans. However, to the extent that a breach of the representations and warranties of an Unaffiliated Seller may also constitute a breach of the representations and warranties made by the Depositor or by the Master Servicer with respect to the insurability of the Mortgage Loans, the Depositor may have a repurchase obligation, and the Master Servicer may have the limited purchase obligation, in each case as described below under "Description of the Securities--Assignment of Mortgage Loans."

      Closed Loan Program

      The Depositor may also acquire Closed Loans that have been originated by Unaffiliated Sellers in accordance with underwriting standards acceptable to the Depositor. Unless otherwise specified in the applicable prospectus supplement, Closed Loans for which 11 or fewer monthly payments have been received will be further subject to the Depositor's customary underwriting standards. Unless otherwise specified in the applicable prospectus supplement, Closed Loans for which 12 to 60 monthly payments have been received will be subject to a review of payment history and will conform to the Depositor's guidelines for the related mortgage program. In the event one or two payments were over 30 days delinquent, a letter explaining the delinquencies will be required of the Mortgagor. Unless otherwise specified in the applicable prospectus supplement, the Depositor will not purchase for inclusion in a Mortgage Pool a Closed Loan for which

      (1)   more than two monthly payments were over 30 days delinquent,

      (2)   one payment was over 60 days delinquent, or

      (3)   more than 60 monthly payments were received.

      Mortgage Certificates

      If so specified in the prospectus supplement with respect to a Series, the Trust Fund for the Series may include conventional mortgage pass-through certificates, collateralized mortgage bonds or other indebtedness secured by mortgage loans or manufactured housing contracts (the "Mortgage Certificates") issued by one or more trusts established by one or more private entities and evidencing, unless otherwise specified in the related prospectus supplement, the entire interest in a pool of mortgage loans. A description of the mortgage loans and/or manufactured housing contracts underlying the Mortgage Certificates, the related pooling and servicing arrangements and the insurance arrangements in respect of the mortgage loans will be set forth in the applicable prospectus supplement or in the Current Report on Form 8-K referred to below. That prospectus supplement, or, if the applicable information is not available in advance of the date of the prospectus supplement, a Current Report on Form 8-K to be filed by the Depositor with the Commission within 15 days of the issuance of the Notes or Certificates, as applicable, of the related Series, will also set forth information with respect to the entity or entities forming the related mortgage pool, the issuer of any credit support with respect to the Mortgage Certificates and the aggregate outstanding principal balance and the pass-through rate borne by each Mortgage Certificate included in the Trust Fund, together with some additional information with respect to the Mortgage Certificates. The inclusion of Mortgage Certificates in a Trust Fund with respect to a Series of Notes or Certificates, as applicable, is conditioned upon their characteristics being in form and substance satisfactory to the Rating Agency rating the related Series of Notes or Certificates, as applicable. Mortgage Certificates, together with the Mortgage Loans, Warehouse Loans and Contracts, are referred to in this prospectus as the "Trust Assets."

      The Contract Pools

      If so specified in the prospectus supplement with respect to a Series, the Trust Fund for the Series may include a pool of manufactured housing installment or conditional sales contracts and installment loan agreements (the "Contracts") or participation certificates representing participation interests in the Contracts and related property (the "Contract Pool") conveyed to the Trust by the Depositor, evidencing interests in manufactured housing installment or conditional sales contracts and installment loan agreements originated by a manufactured housing dealer in the ordinary course of business and purchased by the Depositor. The Contracts may be conventional manufactured housing contracts or contracts insured by the FHA or partially guaranteed by the VA. Each Contract will be secured by a new or used unit of manufactured housing (a "Manufactured Home"). Unless otherwise specified in the related prospectus supplement, the Contracts will be fully amortizing and will bear interest at the fixed annual percentage rates ("APRs") specified in the related prospectus supplement.

      The Manufactured Homes securing the Contracts consist of manufactured homes within the meaning of 42 United States Code, Section 5402(6), which defines a "manufactured home" as "a structure, transportable in one or more sections, which in the traveling mode, is eight body feet or more in width or forty body feet or more in length, or, when erected on site, is three hundred twenty or more square feet, and which is built on a permanent chassis and designed to be used as a dwelling with or without a permanent foundation when connected to the required utilities, and includes the plumbing, heating, air conditioning, and electrical systems contained therein; except that the term shall include any structure which meets all the requirements of [this] paragraph except the size requirements and with respect to which the manufacturer voluntarily files a certification required by the Secretary of Housing and Urban Development and complies with the standards established under [this] chapter."

      The Depositor will cause the Contracts constituting each Contract Pool to be assigned and/or pledged to the related Trustee named in the related prospectus supplement for the benefit of the related Securityholders. The Master Servicer specified in the related prospectus supplement will service the Contracts, either by itself or through other Servicers, pursuant to the Agreement. See "Description of the Securities--Servicing by Unaffiliated Sellers." With respect to those Contracts serviced by the Master Servicer through a Servicer, the Master Servicer will remain liable for its servicing obligations under the Agreement as if the Master Servicer alone were servicing the Contracts. The Contract documents, if so specified in the related prospectus supplement, may be held for the benefit of the Trustee by a Custodian (the "Custodian") appointed pursuant to the related Pooling and Servicing Agreement or a Custodial Agreement (the "Custodial Agreement") among the Depositor, the Trustee and the Custodian.

      Unless otherwise specified in the related prospectus supplement, each registered holder of a Security will be entitled to receive periodic distributions, which will be monthly unless otherwise specified in the related prospectus supplement, of all or a portion of principal of the underlying Contracts or interest on the principal balance of the Security at the Interest Rate, or both. See "Description of the Securities--Payments on Contracts."

      Except as otherwise specified in the related prospectus supplement, the related prospectus supplement, or, if the information is not available in advance of the date of the related prospectus supplement, a Current Report on Form 8-K to be filed with the Commission, will specify, for the Contracts contained in the related Contract Pool, among other things:

o     the dates of origination of the Contracts;

o     the weighted average APR on the Contracts;

o     the range of outstanding principal balances as of the Cut-off Date;

o the average outstanding principal balance of the Contracts as of the Cut-off Date;

o     the weighted average term to maturity as of the Cut-off Date; and

o     the range of original maturities of the Contracts.

      With respect to the Contracts included in the Contract Pool, the Depositor, the Master Servicer or any other party specified in the related prospectus supplement, will make or cause to be made representations and warranties as to the types and geographical distribution of the Contracts and as to the accuracy in all material respects of information furnished to the Trustee in respect of each Contract. In addition, the Master Servicer or the Unaffiliated Seller of the Contracts will represent and warrant that, as of the Cut-off Date, unless otherwise specified in the related prospectus supplement, no Contract was more than 30 days delinquent as to payment of principal and interest. Upon a breach of any representation that materially and adversely affects the interest of the related Securityholders in a Contract, the Master Servicer, the Unaffiliated Seller or another party, as appropriate, will be obligated either to cure the breach in all material respects or to purchase the Contract or, if so specified in the related prospectus supplement, to substitute another Contract as described below. This repurchase or substitution obligation constitutes the sole remedy available to the Securityholders or the Trustee for a breach of a representation by the Master Servicer, the Unaffiliated Seller or another party.

      If so specified in the related prospectus supplement, in addition to making particular representations and warranties regarding its authority to enter into, and its ability to perform its obligations under, the Agreement, the Master Servicer will make other representations and warranties, except to the extent that another party specified in the prospectus supplement makes any representations, to the Trustee with respect to the enforceability of coverage under any applicable insurance policy or hazard insurance policy. See "Description of Insurance" for information regarding the extent of coverage under the insurance policies. Upon a breach of the insurability representation that materially and adversely affects the interests of the Securityholders in a Contract, the Master Servicer, the Unaffiliated Seller or any other party, as appropriate, will be obligated either to cure the breach in all material respects or, unless otherwise specified in the related prospectus supplement, to purchase the Contract at a price equal to the principal balance of the Contract as of the date of purchase plus accrued interest at the related Pass-Through Rate to the first day of the month following the month of purchase. The Master Servicer, if required by the Rating Agency rating the Notes or Certificates, as applicable, will procure a surety bond, guaranty, letter of credit or other instrument (the "Performance Bond") acceptable to the Rating Agency to support this purchase obligation. See "Credit Support--Performance Bond." The purchase obligation will constitute the sole remedy available to the Securityholders or the Trustee for a breach of the Master Servicer's or seller's insurability representation.

      If provided in the related prospectus supplement, if the Depositor discovers or receives notice of any breach of its representations and warranties relating to a Contract within two years or another period specified in the related prospectus supplement of the date of the initial issuance of the Notes or Certificates, as applicable, the Depositor may remove the Contract from the Trust Fund (each, a "Deleted Contract"), rather than repurchase the Contract as provided above, and substitute in its place another Contract (each, a "Substitute Contract"). Any Substitute Contract, on the date of substitution, will

o have an outstanding principal balance, after deduction of all scheduled payments due in the month of substitution, not in excess of the outstanding principal balance of the Deleted Contract, the amount of any shortfall to be distributed to Securityholders in the month of substitution,

o have an APR not less than, and not more than 1% greater than, the APR of the Deleted Contract,

o have a remaining term to maturity not greater than, and not more than one year less than, that of the Deleted Contract, and

o comply with all the representations and warranties set forth in the Agreement as of the date of substitution.

This repurchase or substitution obligation constitutes the sole remedy available to the Securityholders or the Trustee for any breach.

      Underwriting Policies

      Conventional Contracts will comply with the underwriting policies of the Originator or Unaffiliated Seller of the Contracts described in the related prospectus supplement. Except as described below or in the related prospectus supplement, the Depositor believes that these policies were consistent with those utilized by mortgage lenders or manufactured home lenders generally during the period of origination.

      With respect to a Contract made in connection with the Obligor's purchase of a Manufactured Home, the "appraised value" is the amount determined by a professional appraiser. The appraiser must personally inspect the Manufactured Home and prepare a report which includes market data based on recent sales of comparable Manufactured Homes and, when deemed applicable, a replacement cost analysis based on the current cost of a similar Manufactured Home. Unless otherwise specified in the related prospectus supplement, the "Contract Loan-to-Value

Ratio" will be equal to the original principal amount of the Contract divided by the lesser of the "appraised value" or the sales price for the Manufactured Home.

      The Financing Loan Pools

      If so specified in the prospectus supplement with respect to a Series, the Trust Fund for the Series may include a pool of loans made to finance the origination of Home Equity Loans or Contracts (the "Warehouse Loans") and secured by Home Equity Loans or Contracts or participation certificates representing participation interests in the Warehouse Loans and related property (the "Warehouse Loan Pool") conveyed to the Trust by the Depositor, evidencing interests in Warehouse Loans originated in the ordinary course of business and purchased by the Depositor. Unless otherwise specified in the related prospectus supplement, the Warehouse Loans will be fully amortizing and will bear interest at the interest rates specified in the related prospectus supplement.

      The Depositor will cause the Warehouse Loans constituting each Warehouse Loan Pool to be assigned and/or pledged to the related Trustee named in the related prospectus supplement for the benefit of the related Securityholders. The Master Servicer specified in the related prospectus supplement will service the Warehouse Loans, either by itself or through other Servicers, pursuant to the Agreement. See "Description of the Securities--Servicing by Unaffiliated Sellers." With respect to those Warehouse Loans serviced by the Master Servicer through a Servicer, the Master Servicer will remain liable for its servicing obligations under the Agreement as if the Master Servicer alone were servicing the Warehouse Loans. The Warehouse Loan documents, if so specified in the related prospectus supplement, may be held for the benefit of the Trustee by a Custodian appointed pursuant to the related Pooling and Servicing Agreement or a Custodial Agreement.

      Except as otherwise specified in the related prospectus supplement, the related prospectus supplement, or, if the information is not available in advance of the date of the related prospectus supplement, a Current Report on Form 8-K to be filed with the Commission, will specify, for the Warehouse Loans contained in the related Warehouse Loan Pool, among other things:

o     the dates of origination of the Warehouse Loans;

o     the weighted average APR on the Warehouse Loans;

o     the range of outstanding principal balances as of the Cut-off Date;

o the average outstanding principal balance of the Warehouse Loans as of the Cut-off Date;

o     the weighted average term to maturity as of the Cut-off Date; and

o     the range of original maturities of the Warehouse Loans.

      With respect to the Warehouse Loans included in the Warehouse Loan Pool, the Depositor, the Master Servicer or any other party specified in the related prospectus supplement, will make or cause to be made representations and warranties as to the types and geographical distribution of the Warehouse Loans and as to the accuracy in all material respects of information furnished to the Trustee in respect of each Warehouse Loan. In addition, the Master Servicer or the Unaffiliated Seller of the Warehouse Loans will represent and warrant that, as of the Cut-off Date, unless otherwise specified in the related prospectus supplement, no Warehouse Loan was more than 30 days delinquent as to payment of principal and interest. Upon a breach of any representation that materially and adversely affects the interest of the related Securityholders in a Warehouse Loan, the Master Servicer, the Unaffiliated Seller or another party, as appropriate, will be obligated either to cure the breach in all material respects or to purchase the Warehouse Loan or, if so specified in the related prospectus supplement, to substitute another Warehouse Loan. This repurchase or substitution obligation constitutes the sole remedy available to the Securityholders or the Trustee for a breach of a representation by the Master Servicer, the Unaffiliated Seller or another party.

      If provided in the related prospectus supplement, if the Depositor discovers or receives notice of any breach of its representations and warranties relating to a Warehouse Loan within two years or another period specified in the related prospectus supplement of the date of the initial issuance of the Notes or Certificates, as applicable, the Depositor may remove the Warehouse Loan from the Trust Fund (each, a "Deleted Warehouse Loan"), rather than repurchase the Warehouse Loan as provided above, and substitute in its place another Warehouse Loan (each, a "Substitute Warehouse Loan"). Any Substitute Warehouse Loan, on the date of substitution, will

o have an outstanding principal balance, after deduction of all scheduled payments due in the month of substitution, not in excess of the outstanding principal balance of the Deleted Warehouse Loan, the amount of any shortfall to be distributed to Securityholders in the month of substitution,

o have an APR not less than, and not more than 1% greater than, the APR of the Deleted Warehouse Loan,

o have a remaining term to maturity not greater than, and not more than one year less than, that of the Deleted Warehouse Loan, and

o comply with all the representations and warranties set forth in the Agreement as of the date of substitution.

This repurchase or substitution obligation constitutes the sole remedy available to the Securityholders or the Trustee for any breach.

      Underwriting Policies

      Warehouse Loans will comply with the underwriting policies of the Originator or Unaffiliated Seller of the Warehouse Loans described in the related prospectus supplement. Except as described below or in the related prospectus supplement.

                             STATIC POOL INFORMATION

      For each Mortgage Pool, Contract Pool, Warehouse Loan Pool and pool of Mortgage Certificates, the issuing entity will provide static pool information with respect to the experience of the sponsor, or other appropriate entity, in securitizing asset pools of the same type to the extent material.

      With respect to each Series of Notes and Certificates, the information referred to in this section will be provided through an internet web site at the address disclosed in the related prospectus supplement.

                                  THE DEPOSITOR

      Asset Backed Securities Corporation (the "Depositor"), incorporated in the State of Delaware on December 31, 1985, an indirect, wholly owned subsidiary of Credit Suisse First Boston, Inc., will act as the depositor for the trust with respect to each Series of Notes and Certificates. Credit Suisse Securities (USA) LLC (formerly known as Credit Suisse First Boston LLC), which may act as an underwriter in offerings made by this prospectus, as described in "Plan of Distribution" below, is also a wholly owned subsidiary of Credit Suisse First Boston, Inc. The principal executive offices of the Depositor are located at Eleven Madison Avenue, New York, NY 10010. Its telephone number is (212) 325-2000. The Depositor will establish the trust and will be the party that deposits, sells or otherwise conveys the Trust Assets to the trust.

      The Depositor was organized, among other things, for the purposes of establishing trusts, selling beneficial interests in those trusts and acquiring and selling mortgage assets to trusts. Neither the Depositor, its parent, nor any of the Depositor's affiliates will ensure or guarantee distributions on the Notes or Certificates, as applicable, of any Series.

      Trust Assets will be acquired by the Depositor directly or through one or more affiliates in privately negotiated transactions.

      The certificate of incorporation of the depositor provides that the Depositor may not conduct any activities other than those related to issuing and selling one or more series of securities, acquiring and selling loans and mortgage-backed securities, serving as depositor of the trusts and engaging in activities incidental to the foregoing.

      The Depositor will have limited obligations with respect to a Series of Notes or Certificates. The Depositor will obtain representations and warranties from the originators, sponsor or other sellers regarding the assets included in the related trust fund. The Depositor will also assign to the trustee for the related series the Depositor's rights with respect to those representations and warranties. See "The Trust Fund--Representations by Unaffiliated Sellers; Repurchases." In addition, after the issuance of a Series of Notes or Certificates, the Depositor may have limited obligations with respect to that Series which may include making filings necessary to maintain the perfected status of a trustee's security interest or lien on the related assets, appointing a successor master servicer, securities administrator or other transaction participant that resigns or is otherwise removed, preparation of any reports filed under the Securities Exchange Act of 1934 (the "Exchange Act") and providing notices and other information to certain parties under the operative agreements.

      The Depositor does not have, nor is it expected in the future to have, any significant assets. Neither the Depositor nor any of the Depositor's affiliates will insure or guarantee distributions on the securities of any Series of Notes or Certificates.

                                 USE OF PROCEEDS

      Except as otherwise provided in the related prospectus supplement, the Depositor will apply all or substantially all of the net proceeds from the sale of each Series offered by this prospectus and by the related prospectus supplement to purchase the Trust Assets, to repay indebtedness which has been incurred to obtain funds to acquire the Trust Assets, to establish the Reserve Funds or Pre-

Funding Accounts, if any, or any other account described in the related prospectus supplement for the Series and to pay costs of structuring and issuing the Notes or Certificates, including the costs of obtaining any credit enhancement, as applicable. If so specified in the related prospectus supplement, Notes or Certificates, as applicable, may be exchanged by the Depositor for Trust Assets. Unless otherwise specified in the related prospectus supplement, the Trust Assets for each Series of Notes or Certificates, as applicable, will be acquired by the Depositor either directly, or through one or more affiliates which will have acquired Trust Assets from time to time either in the open market or in privately negotiated transactions.

      The Depositor expects to sell Notes and Certificates in Series from time to time, but the timing and amount of offerings will depend on a number of factors, including the volume of Trust Assets acquired by the Depositor, prevailing interest rates, availability of the funds and general market conditions.

                                   THE SPONSOR

      Unless otherwise specified in the prospectus supplement, DLJ Mortgage Capital, Inc., a Delaware corporation ("DLJMC"), will act as sponsor of the trust fund (the "Sponsor"). Any other entity that acts as sponsor instead of DLJMC will be described in the related prospectus supplement.

      DLJMC's executive offices are located at 11 Madison Avenue, New York, NY 10010. The Sponsor is an affiliate of both the depositor and the underwriter.

      The Sponsor, together with its affiliates, is involved in mortgage-backed securitizations and other structured financing arrangements. The Sponsor has been engaged in the securitization of assets since its inception in 1988. In connection with these activities, the Sponsor uses special purpose entities, such as the Depositor, primarily for (but not limited to) the securitization of residential mortgages and home equity loans.

      During fiscal year 2005, the Sponsor and its affiliates securitized approximately $44.4 billion of residential mortgages.

      In the normal course of its securitization program, the Sponsor acquires mortgage loans from third party originators and through its affiliates. The Sponsor or its affiliates structure securitization transactions in which the mortgage loans are sold to the Depositor and the Depositor issues the Certificates or Notes supported by the cash flows generated by the mortgage loans and secured by the mortgage loans. The Sponsor will make certain representations and warranties to the Depositor and the applicable trustee regarding the mortgage loans and if such representations and warranties are breached, the Sponsor may have an obligation to repurchase from the Depositor (or directly from the trustee) or substitute other mortgage loans for such mortgage loans. To mitigate these risks, however, to the extent the mortgage loans being securitized have been originated by third parties, the Sponsor will generally obtain appropriate representations and warranties from these third parties upon the acquisition of such mortgage loans.

                  MATURITY, PREPAYMENT AND YIELD CONSIDERATIONS

      Unless otherwise specified in the related prospectus supplement, the scheduled maturities of all of the Mortgage Loans, or the mortgage loans underlying the Mortgage Certificates, at origination will not be less than approximately 10 years or exceed 40 years and all the Contracts will have maturities at origination of not more than 20 years, but the Mortgage Loans, or the underlying mortgage loans, or Contracts may be prepaid in full or in part at any time. Unless otherwise specified in the applicable prospectus supplement, no Mortgage Loan, or mortgage loan, or Contract will provide for a prepayment penalty and each will contain, except in the case of FHA and VA Loans, due-on-sale clauses permitting the mortgagee or obligee to accelerate maturity upon conveyance of the related Mortgaged Property, Cooperative Dwelling or Manufactured Home.

      The FHA has compiled statistics relating to one- to four-family, level payment mortgage loans insured by the FHA under the National Housing Act of 1934, as amended, at various interest rates, all of which permit assumption by the new buyer if the home is sold. The statistics indicate that while some mortgage loans remain outstanding until their scheduled maturities, a substantial number are paid prior to their respective stated maturities. The Actuarial Division of HUD has prepared tables which, assuming full mortgage prepayments at the rates experienced by FHA, set forth the percentages of the original number of FHA Loans in pools of level payment mortgage loans of varying maturities that will remain outstanding on each anniversary of the original date of the mortgage loans, assuming they all have the same origination date, ("FHA Experience"). Published information with respect to conventional residential mortgage loans indicates that the mortgage loans have historically been prepaid at higher rates than government-insured loans because, unlike government insured mortgage loans, conventional mortgage loans may contain due-on-sale clauses that allow the holder of the loans to demand payment in full of the remaining principal balance of the mortgage loans upon sales or particular transfers of the mortgaged property. There are no similar statistics with respect to the prepayment rates of cooperative loans or loans secured by multifamily properties.

      It is customary in the residential mortgage industry in quoting yields on a pool of (1) 30-year fixed-rate, level payment mortgages, to compute the yield as if the pool were a single loan that is amortized according to a 30-year schedule and is then prepaid in full at the end of the twelfth year and (2) 15-year fixed-rate, level payment mortgages, to compute the yield as if the pool were a single loan that is amortized according to a 15-year schedule and then is prepaid in full at the end of the seventh year.

      Prepayments on residential mortgage loans are also commonly measured relative to a prepayment standard or model. If so specified in the prospectus supplement relating to a Series of Notes or Certificates, as applicable, the model used in a prospectus supplement will be the Standard Prepayment Assumption ("SPA"). SPA represents an assumed rate of prepayment relative to the then outstanding principal balance of a pool of mortgages. A prepayment assumption of 100% of SPA assumes prepayment rates of 0.2% per annum of the then outstanding principal balance of the mortgages in the first month of the life of the mortgages and an additional 0.2% per annum in each subsequent month until the thirtieth month and in each subsequent month during the life of the mortgages, 100% of SPA assumes a constant prepayment rate of 6% per annum each month.

      Information regarding FHA Experience, other published information, SPA or any other rate of assumed prepayments, as applicable, will be set forth in the prospectus supplement with respect to a Series of Notes or Certificates, as applicable. There is, however, no assurance that prepayment of the Mortgage Loans underlying a Series of Notes or Certificates, as applicable, will conform to FHA Experience, mortgage industry custom, any level of SPA, or any other rate specified in the related prospectus supplement. A number of factors, including homeowner mobility, economic conditions, enforceability of due-on-sale clauses, mortgage market interest rates, mortgage recording taxes and the availability of mortgage funds, may affect prepayment experience on residential mortgage loans.

      The terms of the Servicing Agreement will require the Servicer or the Master Servicer to enforce any due-on-sale clause to the extent it has knowledge of the conveyance or the proposed conveyance of the underlying Mortgaged Property or Cooperative Dwelling; provided, however, that any enforcement action that would impair or threaten to impair any recovery under any related Insurance Policy will not be required or permitted. See "Description of the Securities--Enforcement of `Due-On-Sale' Clauses; Realization Upon Defaulted Mortgage Loans" and "Certain Legal Aspects of the Mortgage Loans and Contracts--The Mortgage Loans for a description of particular provisions of each Agreement and related legal developments that may affect the prepayment experience on the Mortgage Loans.

      At the request of the Mortgagor, the Servicer may refinance the Mortgage Loans in any Mortgage Pool by accepting prepayments on the Mortgage Loans and making new loans secured by a mortgage on the same property. Upon any refinancing, the new loans will not be included in the Mortgage Pool and the related Servicer will be required to repurchase the affected Mortgage Loan. A Mortgagor may be legally entitled to require the Servicer to allow a refinancing. Any repurchase will have the same effect as a prepayment in full of the related Mortgage Loan.

      There are no uniform statistics compiled for prepayments of contracts relating to Manufactured Homes. Prepayments on the Contracts may be influenced by a variety of economic, geographic, social and other factors, including repossessions, aging, seasonality and interest rate fluctuations. Other factors affecting prepayment of mortgage loans or Contracts include changes in housing needs, job transfers, unemployment and servicing decisions. An investment in Notes or Certificates, as applicable, evidencing interests in, or secured by, Contracts may be affected by, among other things, a downturn in regional or local economic conditions. These regional or local economic conditions are often volatile, and historically have affected the delinquency, loan loss and repossession experience of the Contracts. To the extent that losses on the Contracts are not covered by the Subordinated Amount, if any, Letters of Credit or applicable Insurance Policies, if any, holders of the Notes or Certificates, as applicable, of a Series evidencing interests in, or secured by, Contracts will bear all risk of loss resulting from default by Obligors and will have to look primarily to the value of the Manufactured Homes, which generally depreciate in value, for recovery of the outstanding principal of and unpaid interest on the defaulted Contracts. See "The Trust Fund--The Contract Pools."

      While most Contracts will contain "due-on-sale" provisions permitting the holder of the Contract to accelerate the maturity of the Contract upon conveyance by the borrower, to the extent provided in the related prospectus supplement, the Master Servicer may permit proposed assumptions of Contracts where the proposed buyer meets the underwriting standards described above. Any assumption would have the effect of extending the average life of the Contracts. FHA Mortgage Loans and Contracts and VA Mortgage Loans and Contracts are not permitted to contain "due-on-sale" clauses, and are freely assumable.

      Mortgage Loans made with respect to Multifamily Property may have provisions that prevent prepayment for a number of years and may provide for payments of interest only during a specific period followed by amortization of principal on the basis of a schedule extending beyond the maturity of the related Mortgage Loans. Prepayments of Mortgage Loans secured by Multifamily Property may be affected by these and other factors, including changes in interest rates and the relative tax benefits associated with ownership of Multifamily Property.

      If set forth in the applicable prospectus supplement, the Depositor or other specified entity will have the option to repurchase the Trust Assets included in the related Trust Fund under the conditions stated in the related prospectus supplement. For any Series of Notes or Certificates, as applicable, for which the Depositor has elected to treat the Trust Fund or particular assets of the Trust Fund as a REMIC pursuant to the provisions or the Code, any repurchase will be effected in compliance with the requirements of Section 860F(a)(4) of the Code so as to constitute a "qualified liquidation" under the Code. In addition, the Depositor will be obligated, under some circumstances, to repurchase some of the Trust Assets. The Master Servicer and Unaffiliated Sellers will also have repurchase obligations, as more fully described in this prospectus and in the related prospectus supplement. In addition, the mortgage loans underlying the Mortgage Certificates may be subject to repurchase under circumstances similar to those described above. Repurchases will have the same effect as prepayments in full. See "The Trust Fund--Mortgage Loan Program" and "--Representations by Unaffiliated Sellers; Repurchases," "Description of the Securities--Assignment of Mortgage Loans," "-- Assignment of Mortgage Certificates," "-- Assignment of Contracts" and "--Termination."

      If so specified in the related prospectus supplement, a Mortgage Pool may contain Mortgage Loans with fluctuating Mortgage Rates that adjust more frequently than the monthly payment with respect to the Mortgage Loans. As a result, the portion of each monthly payment allocated to principal may vary from month to month. Negative amortization with respect to a Mortgage Loan will occur if an adjustment to the Mortgage Rate causes the amount of interest accrued in any month, calculated at the new Mortgage Rate for the period, to exceed the amount of the monthly payment or if the allowable increase in any monthly payment is limited to an amount that is less than the amount of interest accrued in any month. The amount of any resulting Deferred Interest will be added to the principal balance of the Mortgage Loan and will bear interest at the Mortgage Rate in effect from time to time. To the extent that, as a result of the addition of any Deferred Interest, the Mortgage Loan negatively amortizes over its term, the weighted average life of the Notes or Certificates, as applicable, of the related Series will be greater than would otherwise be the case. As a result, the yield on any Mortgage Loan at any time may be less than the yields on similar adjustable rate mortgage loans, and the rate of prepayment may be lower or higher than would otherwise be anticipated.

      Generally, when a full prepayment is made on a Mortgage Loan, Warehouse Loan or Contract, the Mortgagor or the borrower under a Contract (the "Obligor"), is charged interest for the number of days actually elapsed from the due date of the preceding monthly payment up to the date of prepayment, at a daily interest rate determined by dividing the Mortgage Rate or APR by 365 or as otherwise specified in the related Mortgage Note. Full prepayments will reduce the amount of interest paid by the Mortgagor or the Obligor because interest on the principal amount of any Mortgage Loan, Warehouse Loan or Contract so prepaid will be paid only to the date of prepayment instead of for a full month; however, unless otherwise provided in the applicable prospectus supplement, the Master Servicer with respect to a Series will be required to advance from its own funds the portion of any interest at the related Mortgage Rate that is not so received. Partial prepayments generally are applied on the first day of the month following receipt, with no resulting reduction in interest payable for the period in which the partial prepayment is made. Unless otherwise specified in the related prospectus supplement, full and partial prepayments, together with interest on the full and partial prepayments at the Mortgage Rate or APR for the related Mortgage Loan, Warehouse Loan or Contract to the last day of the month in which the prepayments occur, will be deposited in the Certificate Account and will be available for distribution to Securityholders on the next succeeding Distribution Date in the manner specified in the related prospectus supplement.

      Generally, the effective yield to holders of Notes or Certificates, as applicable, having a monthly Distribution Date will be lower than the yield otherwise produced because, while interest will accrue on each Mortgage Loan, Warehouse Loan or Contract, or mortgage loan underlying a Mortgage Certificate, to the first day of the month, the distribution of interest to holders of Notes or Certificates, as applicable, will be made no earlier than the 25th day of the month following the month of the accrual, unless otherwise provided in the applicable prospectus supplement. The adverse effect on yield will intensify with any increase in the period of time by which the Distribution Date with respect to a Series of Notes or Certificates, as applicable, succeeds the 25th day. If so specified in the related prospectus supplement, one or more Classes or Subclasses of Certificates within a Series (the "Multi-Class Securities") may be assigned a principal balance (a "Stated Principal Balance" or a "Certificate Principal Balance") based on the cash flow from the Mortgage Loans, Mortgage Certificates, the Warehouse Loans, the Contracts and/or the other assets in the Trust Fund if specified in the related prospectus supplement and a stated annual interest rate, determined in the manner set forth in the related prospectus supplement, which may be fixed or variable (an "Interest Rate"). With respect to the Multi-Class Securities of a Series having other than monthly Distribution Dates, the yield to holders of the Certificates will also be adversely affected by any increase in the period of time from the date to which interest accrues on the Certificate to the Distribution Date on which interest is distributed.

      If so specified in the related prospectus supplement, one or more Classes or Subclasses of Notes and/or Certificates may receive unequal amounts of the distributions of principal of and interest on the Mortgage Loans, the Warehouse Loans, the Contracts and the Mortgage Certificates included in the related Trust Fund, as specified in the related prospectus supplement (any Class or Subclass receiving the higher proportion of principal distributions being referred to in this prospectus after as a "Principal Weighted Class" or "Principal Weighted Subclass," respectively, and any Class or Subclass receiving the higher proportion of interest distributions being referred to in this prospectus as an "Interest Weighted Class" or an "Interest Weighted Subclass," respectively). If so specified in the related prospectus supplement, the allocation of the principal and interest distributions may involve as much as 100% of each distribution of principal or interest being allocated to one or more Classes or Subclasses and 0% to another. If so specified in the related prospectus supplement, one or more Classes or Subclasses may receive disproportionate amounts of distributions of principal, which proportions may change over time subject to specific conditions. Payments may be applied to any one or more Classes or Subclasses on a sequential or pro rata basis, or otherwise, as specified in the related prospectus supplement.

      In the event that the Notes or Certificates, as applicable, of a Series are divided into two or more Classes or Subclasses and that a Class or Subclass is an Interest Weighted Class, in the event that a Series includes Classes or Subclasses of Certificates of a Series which evidence a residual interest in the related Trust Fund (the "Residual Certificates"), the prospectus supplement for the Series will indicate the manner in which the yield to Securityholders will be affected by different rates of prepayments on the Mortgage Loans, on the Warehouse Loans, on the Contracts or on the mortgage loans underlying the Mortgage Certificates. In general, the yield on Notes or Certificates, as applicable, that are offered at a premium to their principal or notional amount ("Premium Securities") is likely to be adversely affected by a higher than anticipated level of principal prepayments on the Mortgage Loans, on the Warehouse Loans, on the Contracts or on the mortgage loans underlying the Mortgage Certificates. This relationship will become more sensitive as the amount by which the Percentage Interest of the Class in each Interest Distribution is greater than the corresponding Percentage Interest of the Class in each Principal Distribution. If the differential is particularly wide, e.g., the Interest Distribution is allocated primarily or exclusively to one Class or Subclass and the Principal Distribution primarily or exclusively to another, and a high level of prepayments occurs, there is a possibility that Securityholders of Premium Securities will not only suffer a lower than anticipated yield but, in extreme cases, will fail to recoup fully their initial investment. Conversely, a lower than anticipated level of principal prepayments, which can be anticipated to increase the expected yield to holders of Notes or Certificates, as applicable, that are Premium Securities, will likely result in a lower than anticipated yield to holders of Notes or Certificates, as applicable, that are offered at a discount to their principal amount ("Discount Securities"). If so specified in the applicable prospectus supplement, a disproportionately large amount of principal prepayments or other recoveries of principal specified in the related prospectus supplement on a Mortgage Loan, Warehouse Loan or Contract that are received in advance of their scheduled Due Dates and are not accompanied by an amount as to interest representing scheduled interest due on any date or dates in any month or months subsequent to the month of prepayment (the "Principal Prepayments") may be distributed to the holders of the Senior Notes or Senior Certificates, as applicable, at the times and under the circumstances described in the prospectus supplement.

      In the event that the Notes or Certificates, as applicable, of a Series include one or more Classes or Subclasses of Multi-Class Securities, the prospectus supplement for the Series will set forth information, measured relative to a prepayment standard or model specified in the prospectus supplement, with respect to the projected weighted average life of each the Class or Subclass and the percentage of the initial Stated Principal Balance of each Subclass that would be outstanding on special Distribution Dates for the related Series based on the assumptions stated in the prospectus supplement, including assumptions that prepayments on the Mortgage Loans, Warehouse Loans or Contracts or on the mortgage loans underlying the Mortgage Certificates in the related Trust Fund are made at rates corresponding to the various percentages of the prepayment standard or model.

                          DESCRIPTION OF THE SECURITIES

      Each Series of Notes or Certificates, as applicable, will be issued pursuant to either:

      (1)   an agreement consisting of either,

            (a)   a Pooling and Servicing Agreement, or

            (b) a Reference Agreement (the "Reference Agreement") and the Standard Terms and Provisions of Pooling and Servicing Agreement (the "Standard

                  Terms"), (either the Standard Terms together with the Reference Agreement or the Pooling and Servicing Agreement referred to in this prospectus as the "Pooling and Servicing Agreement") among the Depositor, the Master Servicer, if any, and the Trustee, or

      (2) if a Series of Securities includes Notes, a Trust Agreement or an Indenture.

Forms of the Pooling and Servicing Agreement and the Trust Agreement have been filed as exhibits to the Registration Statement of which this prospectus is a part. If a Series of Securities includes Notes, the Notes will be issued and secured pursuant to an Indenture to be entered into between the related Issuer and the Indenture Trustee, and the related Trust Fund will be serviced by the Master Servicer pursuant to a Sale and Servicing Agreement. Forms of the Indenture and the Sale and Servicing Agreement have been filed as exhibits to the Registration Statement of which this prospectus is a part. However, the provisions of each agreement will vary depending upon the nature of the related Notes or Certificates and the nature of the related Trust Fund. The prospectus supplement for a Series will describe material provisions of the related agreements that supplement those described in this prospectus. As to each Series, the related agreements will be filed with the Commission in a Current Report on Form 8-K following the issuance of the Notes or Certificates. See "Additional Information" for information on obtaining copies of the agreements. In addition, a Series of Notes or Certificates, as applicable, may include a Warranty and Servicing Agreement between the Master Servicer and the Servicer (the "Warranty and Servicing Agreement"). As used in this prospectus, "Agreement" means, with respect to a Series that only includes Certificates, the Pooling and Servicing Agreement and, if applicable, the Warranty and Servicing Agreement, and with respect to a Series that includes Notes, the Indenture, the Trust Agreement and the Sale and Servicing Agreement and, if applicable, the Warranty and Servicing Agreement, as the context requires.

      The following summaries describe provisions common to each Agreement. The summaries do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all of the provisions of the Agreement for the applicable Series and the related prospectus supplement. Wherever defined terms of the Agreement are referred to, the defined terms are incorporated in this prospectus by reference.

      Unless otherwise specified in the prospectus supplement with respect to a Series, each Note or Certificate, as applicable, offered by the prospectus and by means of the related prospectus supplement will be issued in fully registered form. Notes or Certificates, as applicable, will represent the undivided interest or beneficial interest attributable to a Class or Subclass in, and Notes will be secured by, the Trust Fund. The Trust Fund with respect to a Series will consist of:

o the Mortgage Loans, Warehouse Loans, Contracts and Mortgage Certificates and distributions on the Mortgage Loans, Warehouse Loans, Contracts and Mortgage Certificates as from time to time are subject to the applicable Agreement;

o the assets as from time to time are identified as deposited in the Certificate Account referred to below;

o property acquired by foreclosure of Mortgage Loans or deed in lieu of foreclosure, or Manufactured Homes acquired by repossession;

o     the Letter of Credit, if any, with respect to the related Series;

o the Pool Insurance Policy, if any, with respect to the related Series (described below under "Description of Insurance");

o the Special Hazard Insurance Policy, if any, with respect to the related Series (described below under "Description of Insurance");

o the Mortgagor Bankruptcy Bond and proceeds of the Mortgagor Bankruptcy Bond, if any, with respect to the related Series (as described below under "Description of Insurance");

o the Performance Bond and proceeds of the Performance Bond, if any, with respect to the related Series;

o the Primary Mortgage Insurance Policies, if any, with respect to the related Series (as described below under "Description of Insurance");

o     the Security Guarantee Insurance, if any, with respect to the related
      Series;

o the Depositor's rights under the Servicing Agreement with respect to the Mortgage Loans, Warehouse Loans or Contracts, if any, with respect to the related Series; and

o     the GPM and Buy-Down Funds, if any, with respect to the related Series.

      Upon the original issuance of a Series of Notes or Certificates, as applicable, Certificates representing the minimum undivided interest or beneficial ownership interest in the related Trust Fund or the minimum notional amount allocable to each Class will evidence the undivided interest, beneficial ownership interest or percentage ownership interest specified in the related prospectus supplement.

      If so specified in the related prospectus supplement, one or more Servicers or the Depositor may directly perform some or all of the duties of a Master Servicer with respect to a Series.

      If so specified in the prospectus supplement for a Series with respect to which the Depositor has elected to treat the Trust Fund as one or more REMICs under the Code, ownership of the Trust Fund for a Series may be evidenced by Multi-Class Certificates and/or Notes and Residual Certificates. Distributions of principal and interest with respect to Multi-Class Securities may be made on a sequential or concurrent basis, as specified in the related prospectus supplement. If so specified in the related prospectus supplement, one or more Classes or Subclasses may be Compound Interest Securities.

      The Residual Certificates, if any, included in a Series will be designated by the Depositor as the "residual interest" in the related REMIC for purposes of
Section 860G(a)(2) of the Code, and will represent the right to receive distributions as specified in the prospectus supplement for the Series. Certain other Classes of Notes or Certificates, as applicable, of the Series will constitute "regular interests" in the related REMIC. If so specified in the related prospectus supplement, the Residual Certificates may be offered by this prospectus and by means of the related prospectus supplement. See "Material Federal Income Tax Considerations."

      If so specified in the prospectus supplement for a Series which includes Multi-Class Securities, each Trust Asset in the Trust Fund will be assigned an initial "Asset Value." Unless otherwise specified in the related prospectus supplement, the Asset Value of each Trust Asset in the Trust Fund will be the Stated Principal Balance of each Class or Classes of Notes or Certificates, as applicable, of the Series that, based upon specific assumptions, can be supported by distributions on the Trust Assets allocable to a Class or Subclass, together with reinvestment income on the Trust Assets, to the extent specified in the related prospectus supplement, and amounts available to be withdrawn from any Buy-Down, GPM Fund or Reserve Fund for the Series. The method of determining the Asset Value of the Trust Assets in the Trust Fund for a Series that includes Multi-Class Securities will be specified in the related prospectus supplement.

      If so specified in the prospectus supplement with respect to a Series, ownership of the Trust Fund for a Series may be evidenced by one or more Classes or Subclasses of Certificates that are Senior Certificates and one or more Classes or Subclasses of Certificates that are Subordinated Certificates, each representing the undivided interests in the Trust Fund specified in the related prospectus supplement. If so specified in the related prospectus supplement, one or more Classes or Subclasses or Subordinated Notes or Subordinated Certificates, as applicable, of a Series may be subordinated to the right of the holders of Notes or Certificates, as applicable, of one or more Classes or Subclasses within a Series to receive distributions with respect to the Mortgage Loans, Warehouse Loans, Mortgage Certificates or Contracts in the related Trust Fund, in the manner and to the extent specified in the related prospectus supplement. If so specified in the related prospectus supplement, the holders of each Subclass of Senior Notes or Senior Certificates, as applicable, will be entitled to the Percentage Interests in the principal and/or interest payments on the underlying Mortgage Loans, Warehouse Loans or Contracts specified in the related prospectus supplement. If so specified in the related prospectus supplement, the Subordinated Notes or Subordinated Certificates, as applicable, of a Series will evidence the right to receive distributions with respect to a specific pool of Mortgage Loans, Warehouse Loans, Mortgage Certificates or Contracts, which right will be subordinated to the right of the holders of the Senior Notes or Senior Certificates, as applicable, of the Series to receive distributions with respect to a specific pool of Mortgage Loans, Warehouse Loans, Mortgage Certificates or Contracts, as more fully set forth in the related prospectus supplement. If so specified in the related prospectus supplement, the holders of the Senior Notes or Senior Certificates, as applicable, may have the right to receive a greater than pro rata percentage of Principal Prepayments in the manner and under the circumstances described in the prospectus supplement. If so specified in the related prospectus supplement, if a Series of Securities includes Notes, one more Classes or Subclasses of Notes may be subordinated to another Class or Subclasses of Notes in the manner and under the circumstances described in the prospectus supplement.

      If so specified in the related prospectus supplement, the Depositor may sell some Classes or Subclasses of the Notes or Certificates, as applicable, of a Series, including one or more Classes or Subclasses of Subordinated or Residual Certificates, in privately negotiated transactions exempt from registration under the Securities Act of 1933, as amended (the "Securities Act"). These Notes or Certificates, as applicable, will be transferable only pursuant to an effective registration statement or an applicable exemption under the Securities Act and pursuant to any applicable state law. Alternatively, if so specified in the related prospectus supplement, the Depositor may offer one or more Classes or Subclasses of the Subordinated or Residual Certificates of a Series by means of this prospectus and the related prospectus supplement.

      The Notes or Certificates, as applicable, of a Series offered by this prospectus and by means of the related prospectus supplements will be transferable and exchangeable at the office or agency maintained by the Trustee for the purpose set forth in the related prospectus supplement, unless the related prospectus supplement provides otherwise. No service charge will be made for any transfer or exchange of Notes or Certificates, as applicable, but the Trustee may require payment of a sum sufficient to cover any tax or other governmental charge in connection with a transfer or exchange.

      Distributions Of Principal And Interest

      Beginning on the date specified in the related prospectus supplement, distributions of principal of and interest on the Notes or Certificates, as applicable, of a Series will be made by the Master Servicer or Trustee, if so specified in the prospectus supplement, on each Distribution Date to persons in whose name the Notes or Certificates, as applicable, are registered at the close of business on the day specified in the related prospectus supplement (the "Record Date"). The "Distribution Date" will be the day specified in the prospectus supplement with respect to each Class or Subclass of Notes or Certificates, as applicable, of a Series, or if the day specified is not a business day, the next succeeding business day. Distributions of interest will be made periodically at the intervals, in the manner and at the per annum rate specified in the related prospectus supplement, which rate may be fixed or variable. Interest on the Notes or Certificates, as applicable, will be calculated on the basis of a 360-day year consisting of twelve 30-day months, unless otherwise specified in the related prospectus supplement. Distributions of principal of the Notes or Certificates, as applicable, will be made in the priority and manner and in the amounts specified in the related prospectus supplement.

      If so specified in the prospectus supplement with respect to a Series of Notes or Certificates, as applicable, distributions of interest and principal to a Certificateholder will be equal to the product of the undivided interest evidenced by a Certificate and the payments of principal and interest, adjusted as set forth in the prospectus supplement, on or with respect to the Mortgage Loans, Warehouse Loans or Contracts, including any Advances, or the Mortgage Certificates included in the Trust Fund with respect to a Series.

      If so specified in the related prospectus supplement, distributions on a Class or Subclass of Notes or Certificates, as applicable, of a Series may be based on the Percentage Interest evidenced by a Note or a Certificate, as applicable, of a Class or Subclass in the distributions, including any Advances, of principal (the "Principal Distribution") and interest, adjusted as set forth in the prospectus supplement, (the "Interest Distribution") on or with respect to the Mortgage Loans, Warehouse Loans, the Contracts or the Mortgage Certificates in the related Trust Fund. Unless otherwise specified in the related prospectus supplement, on each Distribution Date, the Trustee will distribute to each holder of a Note or Certificate, as applicable, of a Class or Subclass an amount equal to the product of the Percentage Interest evidenced by the Note or Certificate, as applicable, and the interest of a Class or Subclass in the Principal Distribution and the Interest Distribution. A Note or Certificate, as applicable, of a Class or Subclass may represent a right to receive a percentage of both the Principal Distribution and the Interest Distribution or a percentage of either the Principal Distribution or the Interest Distribution, as specified in the related prospectus supplement.

      If so specified in the related prospectus supplement, the holders of the Senior Notes or Senior Certificates, as applicable, may have the right to receive a percentage of Principal Prepayments that is greater than the percentage of regularly scheduled payments of principal the holder is entitled to receive. The percentages may vary from time to time, subject to the terms and conditions specified in the prospectus supplement.

      Unless otherwise specified in the prospectus supplement relating to a Series of Notes or Certificates, as applicable, that includes Multi-Class Securities, distributions of interest on each Class or Subclass will be made on the Distribution Dates, and at the Interest Rates, specified in the related prospectus supplement. Unless otherwise specified in the prospectus supplement relating to a Series of Notes or Certificates, as applicable, distributions of interest on each Class or Subclass of Compound Interest Securities of the Series will be made on each Distribution Date after the Stated Principal Balance of all Certificates and/or Notes of the Series having a Final Scheduled Distribution Date prior to that of a Class or Subclass of Compound Interest Securities has been reduced to zero. Prior to that time, interest on each Class or Subclass of Compound Interest Securities will be added to the Stated Principal Balance of each Class or Subclass on each Distribution Date for the Series.

      Unless otherwise specified in the prospectus supplement relating to a Series of Notes or Certificates, as applicable, that includes Multi-Class Securities, distributions in reduction of the Stated Principal Balance of the Notes or Certificates, as applicable, will be made as described in this prospectus. Distributions in reduction of the Stated Principal Balance of the Notes or Certificates, as applicable, will be made on each Distribution Date for the Series to the holders of the Notes or Certificates, as applicable, of the Class or Subclass then entitled to receive distributions until the aggregate amount of distributions have reduced the Stated Principal Balance of the Notes or Certificates, as applicable, to zero. Allocation of distributions in reduction of Stated Principal Balance will be made to each Class or Subclass of the Notes or Certificates, as applicable, in the order specified in the related prospectus supplement, which, if so specified in the related prospectus supplement, may be concurrently. Unless otherwise specified in the related prospectus supplement, distributions in reduction of the Stated Principal Balance of each Note or Certificate, as applicable, of a Class or Subclass then entitled to receive distributions will be made pro rata among the Notes or Certificates, as applicable, of the Class or Subclass.

      Unless otherwise specified in the prospectus supplement relating to a Series of Notes or Certificates, as applicable, that includes Multi-Class Securities, the maximum amount which will be distributed in reduction of Stated Principal Balance to holders of Notes or Certificates, as applicable, of a Class or Subclass then entitled to distribution on any Distribution Date will equal, to the extent funds are available in the Certificate Account, the sum of

1. the amount of the interest, if any, that has accrued but is not yet payable on the Compound Interest Securities of a Series since the prior Distribution Date, or since the date specified in the related prospectus supplement in the case of the first Distribution Date, (the "Accrual Distribution Amount");

2.    the Stated Principal Distribution Amount; and

3. to the extent specified in the related prospectus supplement, the applicable percentage of the Excess Cash Flow specified in the related prospectus supplement.

      Unless otherwise specified in the prospectus supplement relating to a Series of Notes or Certificates, as applicable, that includes Multi-Class Securities, the "Stated Principal Distribution Amount" with respect to a Distribution Date will equal the sum of the Accrual Distribution Amount, if any, and the amount, if any, by which the then outstanding Stated Principal Balance of the Multi-Class Securities of a Series, before taking into account the amount of interest accrued on any Class of Compound Interest Securities of the Series to be added to the Stated Principal Balance of the Class on each Distribution Date, exceeds the Asset Value of the Trust Assets in the Trust Fund underlying the Series as of the end of a period (a "Due Period") specified in the related prospectus supplement. For purposes of determining the Stated Principal Distribution Amount with respect to a Distribution Date, the Asset Value of the Trust Assets will be reduced to take into account the interest evidenced by Classes or Subclasses of Notes or Certificates, as applicable, in the principal distributions on or with respect of Trust Assets received by the Trustee during the preceding Due Period.

      Unless otherwise specified in the prospectus supplement relating to a Series of Notes or Certificates, as applicable, that includes Multi-Class Securities, Excess Cash Flow represents the excess of

1. the interest evidenced by Multi-Class Securities in the distributions received on the Mortgage Loans, Warehouse Loans or Contracts underlying a Series in the Due Period preceding a Distribution Date for the Series, and, in the case of the first Due Period, the amount deposited in the Certificate Account on the closing day for the sale of the Notes or Certificates, as applicable, together with income from its reinvestment, and, to the extent specified in the related prospectus supplement, the amount of cash withdrawn from any Reserve, GPM or Buy-Down Fund for the Series in the Due Period preceding the Distribution Date, over

2. the sum of all interest accrued, whether or not then distributable, on the Multi-Class Securities since the preceding Distribution Date, or since the date specified in the related prospectus supplement in the case of the first Distribution Date, the Stated Principal Distribution Amount for the then current Distribution Date and, if applicable, any payments made on any Notes or Certificates, as applicable, of a Class or Subclass pursuant to any special distributions in reduction of Stated Principal Balance during the related Due Period.

      The Stated Principal Balance of a Multi-Class Certificate of a Series at any time represents the maximum specified dollar amount, exclusive of interest at the related Interest Rate, to which the holder is entitled from the cash flow on the Trust Assets in the Trust Fund for the Series, and will decline to the extent distributions in reduction of Stated Principal Balance are received by the holder. The Initial Stated Principal Balance of each Class or Subclass within a Series that has been assigned a Stated Principal Balance will be specified in the related prospectus supplement.

      Distributions, other than the final distribution in retirement of the Notes or Certificates, as applicable, will be made by check mailed to the address of the person entitled to the distribution as it appears on the registers maintained for holders of Notes (the "Note Register") or holders of Certificates (the "Certificate Register"), as applicable, except that, with respect to any holder of a Note or Certificate, as applicable, meeting the requirements specified in the applicable prospectus supplement, except as otherwise provided in the related prospectus supplement, distributions shall be made by wire transfer in immediately available funds, provided that the Trustee shall have been furnished with appropriate wiring instructions not less than two Business Days prior to the related Distribution Date. The final distribution in retirement of Notes or Certificates, as applicable, will be made only upon presentation and surrender of the Notes or Certificates, as applicable, at the office or agency designated by the Master Servicer, as specified in the final distribution notice to Securityholders.

      If specified in the related prospectus supplement, the Trust may issue notes or certificates from time to time and use the proceeds of this issuance to make principal payments with respect to a Series.

      Assignment Of Mortgage Certificates

      Pursuant to the applicable Agreement for a Series of Notes or Certificates, as applicable, that includes Mortgage Certificates in the related Trust Fund, the Depositor will cause the Mortgage Certificates to be transferred to the Trustee together with all principal and interest distributed on the Mortgage Certificates after the Cut-off Date. Each Mortgage Certificate included in a Trust Fund will be identified in a schedule appearing as an exhibit to the applicable Agreement. The schedule will include information as to the principal balance of each Mortgage Certificate as of the date of issuance of the Notes or Certificates, as applicable, and its coupon rate, maturity and original principal balance. In addition, necessary steps will be taken by the Depositor or other specified entity to cause the Trustee to become the registered owner of each Mortgage Certificate which is included in a Trust Fund and to provide for all distributions on each Mortgage Certificate to be made directly to the Trustee.

      In connection with each assignment, the Depositor will make particular representations and warranties in the Agreement as to, among other things, its ownership of the Mortgage Certificates. In the event that these representations and warranties are breached, and the breach or breaches adversely affect the interests of the Securityholders in the Mortgage Certificates, the Depositor will be required to repurchase the affected Mortgage Certificates at a price equal to the principal balance of the Mortgage Certificates as of the date of purchase together with accrued and unpaid interest on the Mortgage Certificates at the related pass-through rate to the distribution date for the Mortgage Certificates or, in the case of a Series in which an election has been made to treat the related Trust Fund as one or more REMICs, at the price set forth above or such other price as may be set forth in the related prospectus supplement. The Mortgage Certificates with respect to a Series may also be subject to repurchase, in whole but not in part, under the circumstances and in the manner described in the related prospectus supplement. Any amounts received in respect of any repurchases will be distributed to Securityholders on the immediately succeeding Distribution Date.

      If so specified in the related prospectus supplement, within the specified period following the date of issuance of a Series of Notes or Certificates, as applicable, the Depositor may, in lieu of the repurchase obligation set forth above, and in other circumstances, deliver to the Trustee Mortgage Certificates ("Substitute Mortgage Certificates") in substitution for any one or more of the Mortgage Certificates ("Deleted Mortgage Certificates") initially included in the Trust Fund. The required characteristics of any Substitute Mortgage Certificates and any additional restrictions relating to the substitution of Mortgage Certificates will be set forth in the related prospectus supplement.

      Assignment Of Mortgage Loans

      The Depositor will cause the Mortgage Loans constituting a Mortgage Pool to be assigned to the Trustee, together with all principal and interest received on or with respect to the Mortgage Loans after the Cut-off Date, but not including principal and interest due on or before the Cut-off Date. The Trustee will, concurrently with each assignment, either deliver the Notes or Certificates, as applicable, to the Depositor in exchange for the Mortgage Loans or apply the proceeds from the sale of the Notes or Certificates, as applicable, to the purchase price for the Mortgage Loans. If a Series of Notes or Certificates, as applicable, includes Notes, the Trust Fund will be pledged by the Issuer to the Indenture Trustee as security for the Notes. Each Mortgage Loan will be identified in a schedule appearing as an exhibit to the related Agreement. The schedule will include information as to the adjusted principal balance of each Mortgage Loan as of the Cut-off Date, as well as information respecting the Mortgage Rate, the currently scheduled monthly payment of principal and interest, the maturity of the Mortgage Note and the Loan-to-Value Ratio at origination.

      In addition, the Depositor will, as to each Mortgage Loan that is not a Cooperative Loan, deliver or cause to be delivered to the Trustee, or to the custodian in this prospectus after referred to, the Mortgage Note endorsed to the order of the Trustee, the Mortgage with evidence of recording indicated on it, except for any Mortgage not returned from the public recording office, in which case the Depositor will deliver a copy of the Mortgage together with its certificate that the original of the Mortgage was delivered to the recording office, and, unless otherwise specified in the related prospectus supplement, an assignment of the Mortgage in recordable form. Assignments of the Mortgage Loans to the Trustee will be recorded in the appropriate public office for real property records, except in states where, in the opinion of counsel acceptable to the Trustee, the recording is not required to protect the Trustee's interest in the Mortgage Loan against the claim of any subsequent transferee or any successor to or creditor of the Depositor or the Originator of the Mortgage Loan.

      The Depositor will cause to be delivered to the Trustee, its agent, or a custodian, with respect to any Cooperative Loan, the related original security agreement, the proprietary lease or occupancy agreement, the recognition agreement, an executed financing statement and the relevant stock certificate and related blank stock powers. The Master Servicer will file in the appropriate office a financing statement evidencing the Trustee's security interest in each Cooperative Loan.

      The Trustee, or the custodian in this prospectus referred to, will, generally within 60 days after receipt of the documents, review and hold the documents in trust for the benefit of the Securityholders. Unless otherwise specified in the applicable prospectus supplement, if any document is found to be defective in any material respect, the Trustee will promptly notify the Master Servicer and the Depositor, and the Master Servicer will notify the related Servicer. If the Servicer cannot cure the defect within 60 days after notice is given to the Master Servicer, the Servicer will be obligated either to substitute for the related Mortgage Loan a Replacement Mortgage Loan or Loans, or to purchase, within 90 days of the Trustee's discovery of the defect, the related Mortgage Loan from the Trustee at a price equal to the principal balance of the related Mortgage Loan as of the date of purchase or, in the case of a Series as to which an election has been made to treat the related Trust Fund as one or more REMICs, at that price or another price as may be set forth in the related prospectus supplement, in each case together with accrued interest at the applicable Mortgage Rate to the first day of the month following the repurchase, plus the amount of any unreimbursed Advances made by the Master Servicer or the Servicer, as applicable, in respect of the Mortgage Loan. The Master Servicer is obligated to enforce the repurchase obligation of the Servicer, to the extent described above under "The Trust Fund--Mortgage Loan Program" and "--Representations by Unaffiliated Sellers; Repurchases." Unless otherwise specified in the applicable prospectus supplement, this purchase obligation constitutes the sole remedy available to the Securityholders or the Trustee for a material defect in a constituent document.

      Unless otherwise specified in the applicable prospectus supplement, with respect to the Mortgage Loans in a Mortgage Pool, the Depositor will make representations and warranties as to the types and geographical distribution of the Mortgage Loans and as to the accuracy in all material respects of particular information furnished to the Trustee in respect of each Mortgage Loan. In addition, unless otherwise specified in the related prospectus supplement, the Depositor will represent and warrant that, as of the Cut-off Date for the related Series of Notes or Certificates, as applicable, no Mortgage Loan is more than 30 days delinquent as to payment of principal and interest. Upon a breach of any representation or warranty by the Depositor that materially and adversely affects the interest of the Securityholders, the Depositor will be obligated either to cure the breach in all material respects or to purchase the Mortgage Loan at the purchase price set forth above. Unless otherwise specified in the applicable prospectus supplement and subject to the ability of the Depositor, if so specified in the applicable prospectus supplement, to substitute for specific Mortgage Loans as described below, this repurchase obligation constitutes the sole remedy available to the Securityholders or the Trustee for a breach of a representation or warranty by the Depositor.

      Within the period specified in the related prospectus supplement, following the date of issuance of a Series of Notes or Certificates, as applicable, the Depositor, the Master Servicer or the related Servicer, as the case may be, may deliver to the Trustee Mortgage Loans ("Substitute Mortgage Loans") in substitution for any one or more of the Mortgage Loans ("Deleted Mortgage Loans") initially included in the Trust Fund but which do not conform in one or more respects to the description of the Mortgage Loans contained in the related prospectus supplement, or as to which a breach of a representation or warranty is discovered, which breach materially and adversely affects the interests of the Securityholders. The required characteristics of any Substitute Mortgage Loan and any additional restrictions relating to the substitution of Mortgage Loans will generally be as described under "The Trust Fund--The Contract Pools" with respect to the substitution of Contracts.

      In addition to making specific representations and warranties regarding its authority to enter into, and its ability to perform its obligations under the Agreement relating to a Series of Notes or Certificates, as applicable, the Master Servicer may make representations and warranties to the Trustee in the Agreement with respect to the enforceability of coverage under any applicable Primary Insurance Policy, Pool Insurance Policy, Special Hazard Insurance Policy or Mortgagor Bankruptcy Bond. See "Description of Insurance" for information regarding the extent of coverage under some of the aforementioned insurance policies. Unless otherwise specified in the applicable prospectus supplement, upon a breach of any representation or warranty that materially and adversely affects the interests of the Securityholders of a Series in a Mortgage Loan, the Master Servicer will be obligated either to cure the breach in all material respects or to purchase the Mortgage Loan at the price calculated as set forth above.

      To the extent described in the related prospectus supplement, the Master Servicer will procure a surety bond, corporate guaranty or another similar form of insurance coverage acceptable to the Rating Agency rating the related Series of Notes or Certificates, as applicable, to support, among other things, this purchase obligation. Unless otherwise stated in the applicable prospectus supplement, the aforementioned purchase obligation constitutes the sole remedy available to the Securityholders or the Trustee for a breach of the Master Servicer's insurability representation. The Master Servicer's obligation to purchase Mortgage Loans upon a breach is subject to limitations.

      The Trustee will be authorized, with the consent of the Depositor and the Master Servicer, to appoint a custodian pursuant to a custodial agreement to maintain possession of documents relating to the Mortgage Loans as the agent of the Trustee.

      Pursuant to each Agreement, the Master Servicer, either directly or through Servicers, will service and administer the Mortgage Loans assigned to the Trustee as more fully set forth below.

      Assignment Of Contracts

      The Depositor will cause the Contracts constituting the Contract Pool to be assigned to the Trustee, together with principal and interest due on or with respect to the Contracts after the Cut-off Date, but not including principal and interest due on or before the Cut-off Date. If the Depositor is unable to obtain a perfected security interest in a Contract prior to transfer and assignment to the Trustee, the Unaffiliated Seller will be obligated to repurchase the Contract. The Trustee, concurrently with each assignment, will authenticate and deliver the Notes or Certificates, as applicable. If a Series of Notes or Certificates, as applicable, includes Notes, the Trust fund will be pledged by the Issuer to the Indenture Trustee as security for the Notes. Each Contract will be identified in a schedule appearing as an exhibit to the Agreement (the "Contract Schedule"). The Contract Schedule will specify, with respect to each Contract, among other things: the original principal amount and the adjusted principal balance as of the close of business on the Cut-off Date, the APR, the current scheduled monthly level payment of principal and interest and the maturity of the Contract.

      In addition, the Depositor, as to each Contract, will deliver or cause to be delivered to the Trustee, or, as specified in the related prospectus supplement, the Custodian, the original Contract and copies of documents and instruments related to each Contract and the security interest in the Manufactured Home securing each Contract. In order to give notice of the right, title and interest of the Certificateholders to the Contracts, the Depositor will cause a UCC-1 financing statement to be executed by the Depositor identifying the Trustee as the secured party and identifying all Contracts as collateral. Unless otherwise specified in the related prospectus supplement, the Contracts will not be stamped or otherwise marked to reflect their assignment from the Depositor to the Trust Fund. Therefore, if a subsequent purchaser were able to take physical possession of the Contracts without notice of an assignment, the interest of the Certificateholders in the Contracts could be defeated. See "Certain Legal Aspects of Mortgage Loans and Contracts--The Contracts."

      The Trustee, or the Custodian, will review and hold the documents in trust for the benefit of the Securityholders. Unless otherwise provided in the related prospectus supplement, if any document is found to be defective in any material respect, the Unaffiliated Seller must cure the defect within 60 days, or within another period specified in the related prospectus supplement, the Unaffiliated Seller, not later than 90 days or within another period specified in the related prospectus supplement, after the Trustee's discovery of the defect. If the defect is not cured, the Unaffiliated Seller will repurchase the related Contract or any property acquired in respect of the Contract from the Trustee at a price equal to the remaining unpaid principal balance of the Contract, or, in the case of a repossessed Manufactured Home, the unpaid principal balance of the Contract immediately prior to the repossession, or, in the case of a Series as to which an election has been made to treat the related Trust Fund as one or more REMICs, at such price or another price as may be set forth in the related prospectus supplement, in each case together with accrued but unpaid interest to the first day of the month following repurchase at the related APR, plus any unreimbursed Advances with respect to the Contract. Unless otherwise specified in the related prospectus supplement, the repurchase obligation will constitute the sole remedy available to the Securityholders or the Trustee for a material defect in a Contract document.

      Unless otherwise specified in the related prospectus supplement, each Unaffiliated Seller of Contracts will have represented, among other things, that

o immediately prior to the transfer and assignment of the Contracts, the Unaffiliated Seller had good title to, and was the sole owner of each Contract and there had been no other sale or assignment of the relevant Contract,

o as of the date of transfer, the Contracts are subject to no offsets, defenses or counterclaims,

o each Contract at the time it was made complied in all material respects with applicable state and federal laws, including usury, equal credit opportunity and disclosure laws,

o as of the date of transfer, each Contract is a valid first lien on the related Manufactured Home and the Manufactured Home is free of material damage and is in good repair,

o as of the date of transfer, no Contract is more than 30 days delinquent in payment and there are no delinquent tax or assessment liens against the related Manufactured Home, and

o with respect to each Contract, the Manufactured Home securing the Contract is covered by a Standard Hazard Insurance Policy in the amount required in the Agreement and that all premiums now due on insurance have been paid in full.

      All of the representations and warranties of an Unaffiliated Seller in respect of a Contract will have been made as of the date on which the Unaffiliated Seller sold the Contract to the Depositor or its affiliate; the date the representations and warranties were made may be a date prior to the date of initial issuance of the related series of Notes or Certificates, as applicable. A substantial period of time may have elapsed between the date as of which the representations and warranties were made and the date of initial issuance of the related Series of Notes or Certificates, as applicable. Since the representations and warranties referred to in the preceding paragraph are the only representations and warranties that will be made by an Unaffiliated Seller, the Unaffiliated Seller's repurchase obligation described below will not arise if, during the period commencing on the date of sale of a Contract by the Unaffiliated Seller to the Depositor or its affiliate, the relevant event occurs that would have given rise to the obligation had the event occurred prior to sale of the affected Contract. Nothing, however, has come to the Depositor's attention that would cause it to believe that the representations and warranties referred to in the preceding paragraph will not be accurate and complete in all material respects in respect of Contracts as of the date of initial issuance of the related Series of Notes or Certificates, as applicable.

      The only representations and warranties to be made for the benefit of Securityholders in respect of any Contract relating to the period commencing on the date of sale of the Contract to the Depositor or its affiliate will be limited representations of the Depositor and of the Master Servicer described above under "The Trust Fund--The Contract Pools."

      If an Unaffiliated Seller cannot cure a breach of any representation or warranty made by it in respect of a Contract that materially and adversely affects the interest of the Securityholders in the Contract within 90 days, or another period specified in the related prospectus supplement, after notice from the Master Servicer, the Unaffiliated Seller will be obligated to repurchase the Contract at a price equal to, unless otherwise specified in the related prospectus supplement, the principal balance of the Contract as of the date of the repurchase or, in the case of a Series as to which an election has been made to treat the related Trust Fund as one or more REMICs, at that price or such other price as may be set forth in the related prospectus supplement, in each case together with accrued and unpaid interest to the first day of the month following repurchase at the related APR, plus the amount of any unreimbursed Advances in respect of the Contract (the "Purchase Price"). The Master Servicer will be required under the applicable Agreement to enforce this obligation for the benefit of the Trustee and the Securityholders, following the practices it would employ in its good faith business judgment were it the owner of the Contract. Except as otherwise set forth in the related prospectus supplement, this repurchase obligation will constitute the sole remedy available to Securityholders or the Trustee for a breach of representation by an Unaffiliated Seller.

      Neither the Depositor nor the Master Servicer will be obligated to purchase a Contract if an Unaffiliated Seller defaults on its obligation to do so, and no assurance can be given that sellers will carry out their respective repurchase obligations with respect to Contracts. However, to the extent that a breach of the representations and warranties of an Unaffiliated Seller may also constitute a breach of a representation made by the Depositor or the Master Servicer, the Depositor or the Master Servicer may have a purchase obligation as described above under "The Trust Fund--The Contract Pools."

      Pre-Funding

      If so specified in the related prospectus supplement, a portion of the issuance proceeds of the Notes or Certificates, as applicable, of a particular Series (the "Pre-Funded Amount") will be deposited in an account (the "Pre-Funding Account") to be established with the Trustee, which will be used to acquire additional Mortgage Loans, Warehouse Loans, Contracts or Mortgage Certificates from time to time during the time period specified in the related prospectus supplement (the "Pre-Funding Period"). Prior to the investment of the Pre-Funded Amount in additional Mortgage Loans, Warehouse Loans, Contracts or Mortgage Certificates, the Pre-Funded Amount may be invested in one or more Eligible Investments. Except as otherwise provided in the applicable Agreement, an "Eligible Investment" will be any of the following, in each case as determined at the time of the investment or contractual commitment to invest, to the extent the investments would not require registration of the Trust Fund as an investment company pursuant to the Investment Company Act of 1940:

      (1) negotiable instruments or securities represented by instruments in bearer or registered or book-entry form which evidence:

            (a) obligations which have the benefit of the full faith and credit of the United States of America, including depository receipts issued by a bank as custodian with respect to any instrument or security held by the custodian for the benefit of the holder of the depository receipt,

            (b) demand deposits or time deposits in, or bankers' acceptances issued by, any depositary institution or trust company incorporated under the laws of the United States of America or any state of the United States of America and subject to supervision and examination by Federal or state banking or depositary institution authorities; provided that at the time of the Trustee's investment or contractual commitment to invest, the certificates of deposit or short-term deposits, if any, or long-term unsecured debt obligations, other than obligations the rating of which is based on collateral or on the credit of a Person other than any depositary institution or trust company, of the depositary institution or trust company has a credit rating in the highest rating category from the Rating Agency rating the Notes or Certificates, as applicable,

            (c) certificates of deposit having a rating in the highest rating category from the Rating Agency, or

            (d) investments in money market funds which are, or which are composed of instruments or other investments which are, rated in the highest category from the Rating Agency;

      (2) demand deposits in the name of the Trustee in any depositary institution or trust company referred to in clause (a)(2) above;

      (3) commercial paper, having original or remaining maturities of no more than 270 days, having a credit rating in the highest rating category from the Rating Agency;

      (4) Eurodollar time deposits that are obligations of institutions the time deposits of which carry a credit rating in the highest rating category from the Rating Agency;

      (5) repurchase agreements involving any Eligible Investment described in any of clauses (a)(1), (a)(3) or (d) above, so long as the other party to the repurchase agreement has its long-term unsecured debt obligations rated in the highest rating category from the Rating Agency; and

      (6) any other investment with respect to which the Rating Agency indicates will not result in the reduction or withdrawal of its then existing rating of the Notes or Certificates, as applicable.

Except as otherwise provided in the applicable Agreement, any Eligible Investment must mature no later than the Business Day prior to the next Distribution Date.

      During any Pre-Funding Period, the Depositor will be obligated, subject only to their availability, to transfer to the related Trust Fund additional Mortgage Loans, Warehouse Loans, Contracts and/or Mortgage Certificates from time to time during the Pre-Funding Period. The additional Mortgage Loans, Warehouse Loans or Contracts will be required to satisfy particular eligibility criteria more fully set forth in the related prospectus supplement which eligibility criteria will be consistent with the eligibility criteria of the Mortgage Loans, Warehouse Loans or Contracts included in the Trust Fund as of the Closing Date subject to exceptions as are expressly stated in the related prospectus supplement.

      Although the specific parameters of the Pre-Funding Account with respect to any issuance of Notes or Certificates, as applicable, will be specified in the related prospectus supplement, it is anticipated that:

o     the Pre-Funding Period will not exceed 120 days from the related Closing
      Date,

o that the additional loans to be acquired during the Pre-Funding Period will be subject to the same representations and warranties as the Mortgage Loans, Warehouse Loans, Contracts and/or Mortgage Certificates included in the related Trust Fund on the Closing Date, although additional criteria may also be required to be satisfied, as described in the related prospectus supplement, and

o that the Pre-Funded Amount will not exceed 50% of the principal amount of Notes or Certificates, as applicable, issued pursuant to a particular offering.

      Servicing By Unaffiliated Sellers

      Each Unaffiliated Seller of a Mortgage Loan, Warehouse Loan or a Contract may have the option to act as the Servicer, or Master Servicer, for a Mortgage Loan, Warehouse Loan or Contract pursuant to a Servicing Agreement. A representative form of Servicing Agreement has been filed as an exhibit to the Registration Statement of which this prospectus is a part. The following description does not purport to be complete and is qualified in its entirety by reference to the form of Servicing Agreement and by the discretion of the Master Servicer or Depositor to modify the Servicing Agreement and to enter into different Servicing Agreements. The Agreement provides that, if for any reason the Master Servicer for a Series of Notes or Certificates, as applicable, is no longer the Master Servicer of the related Mortgage Loans, Warehouse Loans or Contracts, the Trustee or any successor master servicer must recognize the Servicer's rights and obligations under the Servicing Agreement.

      A Servicer may delegate its servicing obligations to third-party servicers, but continue to act as Servicer under the related Servicing Agreement. The Servicer will be required to perform the customary functions of a servicer, including collection of payments from Mortgagors and Obligors and remittance of collections to the Master Servicer, maintenance of primary mortgage, hazard insurance, FHA insurance and VA guarantees and filing and settlement of claims under the FHA insurance and VA guarantees, subject in some cases to

o     the right of the Master Servicer to approve in advance any settlement;

o maintenance of escrow accounts of Mortgagors and Obligors for payment of taxes, insurance and other items required to be paid by the Mortgagor pursuant to the terms of the related Mortgage Loan or the Obligor pursuant to the related Warehouse Loan or Contract;

o     processing of assumptions or substitutions;

o     attempting to cure delinquencies;

o     supervising foreclosures or repossessions;

o inspection and management of Mortgaged Properties, Cooperative Dwellings or Manufactured Homes under some circumstances; and

o maintaining accounting records relating to the Mortgage Loans, Warehouse Loans and Contracts.

Except as otherwise provided in the related prospectus supplement, the Servicer will also be obligated to make Advances in respect of delinquent installments of principal and interest on Mortgage Loans, Warehouse Loans and Contracts (as described more fully below under "--

Payments on Mortgage Loans" and "--Payments on Contracts"), and in respect of particular taxes and insurance premiums not paid on a timely basis by Mortgagors and Obligors.

      As compensation for its servicing duties, a Servicer will be entitled to amounts from payments with respect to the Mortgage Loans, Warehouse Loans and Contracts serviced by it. The Servicer will also be entitled to collect and retain, as part of its servicing compensation, specific fees and late charges provided in the Mortgage Notes or related instruments. The Servicer will be reimbursed by the Master Servicer for some of the expenditures that it makes, generally to the same extent that the Master Servicer would be reimbursed under the applicable Agreement.

      Each Servicer will be required to agree to indemnify the Master Servicer for any liability or obligation sustained by the Master Servicer in connection with any act or failure to act by the Servicer in its servicing capacity.

      Each Servicer will be required to service each Mortgage Loan, Warehouse Loan or Contract pursuant to the terms of the Servicing Agreement for the entire term of the Mortgage Loan, Warehouse Loan or Contract, unless the Servicing Agreement is earlier terminated by the Master Servicer or unless servicing is released to the Master Servicer. Unless otherwise set forth in the prospectus supplement, the Master Servicer may terminate a Servicing Agreement upon 30 days' written notice to the Servicer, without cause, upon payment of an amount equal to the fair market value of the right to service the Mortgage Loans, Warehouse Loans or Contracts serviced by any the Servicer under the Servicing Agreement, or if the fair market value cannot be determined, a specified percentage of the aggregate outstanding principal balance of all the Mortgage Loans, Warehouse Loans or Contracts, or immediately upon the giving of notice upon particular stated events, including the violation of the Servicing Agreement by the Servicer.

      The Master Servicer may agree with a Servicer to amend a Servicing Agreement. The Master Servicer may also, at any time and from time to time, release servicing to third-party servicers, but continue to act as Master Servicer under the related Agreement. Upon termination of a Servicing Agreement, the Master Servicer or Trustee may act as servicer of the related Mortgage Loans, Warehouse Loans or Contracts or the Master Servicer may enter into one or more new Servicing Agreements. If the Master Servicer acts as servicer, it will not assume liability for the representations and warranties of the Servicer that it replaces. If the Master Servicer enters into a new Servicing Agreement, each new Servicer must be an Unaffiliated Seller or meet the standards for becoming an Unaffiliated Seller or have servicing experience that is otherwise satisfactory to the Master Servicer. The Master Servicer will make reasonable efforts to have the new Servicer assume liability for the representations and warranties of the terminated Servicer, but no assurance can be given that an assumption will occur. In the event of an assumption, the Master Servicer may, in the exercise of its business judgment, release the terminated Servicer from liability in respect of the representations and warranties. Any amendments to a Servicing Agreement or new Servicing Agreements may contain provisions different from those described above that are in effect in the original Servicing Agreements. However, the related Agreement will provide that any amendment or new agreement may not be inconsistent with or violate the Agreement.

      Payments On Mortgage Loans

      The Master Servicer will, unless otherwise specified in the prospectus supplement with respect to a Series of Notes or Certificates, as applicable, establish and maintain a separate account or accounts in the name of the applicable Trustee (the "Certificate Account"), which must be maintained with a depository institution and in a manner acceptable to the Rating Agency rating the Notes or Certificates, as applicable, of a Series. If a Series of Notes or Certificates, as applicable, includes Notes, the Master Servicer may establish and maintain a separate account or accounts in the name of the applicable Trustee (the "Collection Account") into which amounts received in respect of the Trust Assets are required to be deposited and a separate account or accounts in the name of the applicable Trustee from which distributions in respect of the Notes (the "Note Distribution Account") and/or the Certificates (the "Certificate Distribution Account") may be made. The Collection Account, Note Distribution Account and Certificate Distribution Account must be established with a depositary institution and in a manner acceptable to the Rating Agencies rating the Notes or Certificates, as applicable, of a Series. For ease of reference, references in this prospectus to the Certificate Account shall be deemed to refer to the Collection Account, Note Distribution Account and Certificate Distribution Account, as applicable.

      If so specified in the applicable prospectus supplement, the Master Servicer, in lieu of establishing a Certificate Account, may establish a separate account or accounts in the name of the Trustee (the "Custodial Account") meeting the requirements set forth in this prospectus for the Certificate Account. Amounts in the Custodial Account, after making the required deposits and withdrawals specified below, shall be remitted to the Certificate Account maintained by the Trustee for distribution to Securityholders in the manner set forth in this prospectus and in the related prospectus supplement.

      In those cases where a Servicer is servicing a Mortgage Loan pursuant to a Servicing Agreement, the Servicer will establish and maintain an account (the "Servicing Account") that will comply with either the standards set forth above or, subject to the conditions set forth in the Servicing Agreement, be maintained with a depository, meeting the requirements of the Rating Agency rating the Notes or Certificates, as applicable, of the related Series, and that is otherwise acceptable to the Master Servicer. Unless otherwise specified in the related prospectus supplement, the Servicer will be required to deposit into the Servicing Account on a daily basis all amounts enumerated in the following paragraph in respect of the Mortgage Loans received by the Servicer, less its servicing compensation. On the date specified in the Servicing Agreement, the Servicer shall remit to the Master Servicer all funds held in the Servicing Account with respect to each Mortgage Loan. Except as otherwise provided in the related prospectus supplement, the Servicer will also be required to advance any monthly installment of principal and interest that was not timely received, less its servicing fee, provided that, unless otherwise specified in the related prospectus supplement, the requirement shall only apply to the extent the Servicer determines in good faith any advance will be recoverable out of Insurance Proceeds, proceeds of the liquidation of the related Mortgage Loans or otherwise.

      The Certificate Account may be maintained with a depository institution that is an affiliate of the Master Servicer. Unless otherwise specified in the related prospectus supplement, the Master Servicer will deposit in the Certificate Account for each Series of Notes or Certificates, as applicable, on a daily basis the following payments and collections received or made by it subsequent to the Cut-off Date, other than payments due on or before the Cut-off Date, in the manner set forth in the related prospectus supplement:

      (1) all payments on account of principal, including principal prepayments, of the Mortgage Loans, net of any portion of the payments that represent unreimbursed or unrecoverable Advances made by the related Servicer;

      (2) all payments on account of interest on the Mortgage Loans, net of any portion retained by the Servicer, if any, as its servicing fee;

      (3)   all proceeds of:

            (a) any Special Hazard Insurance Policy, Primary Mortgage Insurance Policy, FHA Insurance, VA Guarantee, Mortgagor Bankruptcy Bond or Pool Insurance Policy with respect to a Series of Notes or Certificates, as applicable, and any title, hazard or other insurance policy covering any of the Mortgage Loans included in the related Mortgage Pool, to the extent the proceeds are not applied to the restoration of the related property or released to the Mortgagor in accordance with customary servicing procedures, (collectively, "Insurance Proceeds"); and

            (b) all other cash amounts received and retained in connection with the liquidation of defaulted Mortgage Loans, by foreclosure or otherwise, other than Insurance Proceeds or payments under the Letter of Credit with respect to the Series ("Liquidation Proceeds"), net of expenses of liquidation, unpaid servicing compensation with respect to the Mortgage Loans and unreimbursed or unrecoverable Advances made by the Servicers of the related Mortgage Loans;

      (4) all payments under the Letter of Credit, if any, with respect to the Series;

      (5) all amounts required to be deposited in the Certificate Account from the Reserve Fund, if any, for the Series;

      (6) any Advances made by a Servicer or the Master Servicer (as described in this prospectus under "--Advances");

      (7) any Buy-Down Funds, and, if applicable, investment earnings on the Buy-Down Funds, required to be deposited in the Certificate Account, as described below; and

      (8) all proceeds of any Mortgage Loan repurchased by the Master Servicer, the Depositor, any Servicer or any Unaffiliated Seller (as described under "The Trust Fund--Mortgage Loan Program," "-- Representations by Unaffiliated Sellers; Repurchases" or "--Assignment of Mortgage Loans" above) or repurchased by the Depositor (as described under "--Termination" below).

      With respect to each Buy-Down Loan, if so specified in the related prospectus supplement, the Master Servicer or the related Servicer will deposit the Buy-Down Funds with respect to each Buy-Down Loan in a custodial account complying with the requirements set forth above for the Certificate Account, which, unless otherwise specified in the related prospectus supplement, may be an interest-bearing account. The amount of required deposits, together with investment earnings on the deposits at the rate specified in the applicable prospectus supplement, will provide sufficient funds to support the full monthly payments due on each Buy-Down Loan on a level debt service basis. Neither the Master Servicer nor the Depositor will be obligated to add to the Buy-Down Fund should investment earnings prove insufficient to maintain the scheduled level of payments on the Buy-Down Loans. To the extent that any insufficiency is not recoverable from the Mortgagor under the terms of the related Mortgage Note, distributions to Securityholders will be affected. With respect to each Buy-Down Loan, the Master Servicer will withdraw from the Buy-Down Fund and deposit in the Certificate Account on or before each Distribution Date the amount, if any, for each Buy-Down Loan that, when added to the amount due on that date from the Mortgagor on the Buy-Down Loan, equals the full monthly payment that would be due on the Buy-Down Loan if it were not subject to the buy-down plan.

      If the Mortgagor on a Buy-Down Loan prepays the loan in its entirety, or defaults on the loan and the Mortgaged Property is sold in liquidation of the Mortgaged Property, during the period when the Mortgagor is not obligated, on account of the buy-down plan, to pay the full monthly payment otherwise due on the loan, the related Servicer will withdraw from the Buy-Down Fund and deposit in the Certificate Account the amounts remaining in the Buy-Down Fund with respect to the Buy-Down Loan. In the event of a default with respect to which a claim, including accrued interest supplemented by amounts in the Buy-Down Fund with respect to the related Buy-Down Loan, has been made, the Master Servicer or the related Servicer will pay an amount equal to the remaining amounts in the Buy-Down Fund with respect to the related Buy-Down Loan, to the extent the claim includes accrued interest supplemented by amounts in the Buy-Down Fund, to the related Pool Insurer or the insurer under the related Primary Insurance Policy (the "Primary Insurer") if the Mortgaged Property is transferred to the Pool Insurer or the Primary Insurer, as the case may be, which pays 100% of the related claim, including accrued interest and expenses, in respect of a default, to the L/C Bank in consideration of the payment under the related Letter of Credit. In the case of any prepaid or defaulted Buy-Down Loan the amounts in the Buy-Down Fund in respect of which were supplemented by investment earnings, the Master Servicer will withdraw from the Buy-Down Fund and remit to the Depositor or the Mortgagor, depending on the terms of the related buy-down plan, any investment earnings remaining in the related Buy-Down Fund.

      If so specified in the prospectus supplement with respect to a Series, in lieu of, or in addition to the foregoing, the Depositor may deliver cash, a letter of credit or a guaranteed investment contract to the Trustee to fund the Buy-Down Fund for the Series, which shall be drawn upon by the Trustee in the manner and at the times specified in the related prospectus supplement.

      Payments On Contracts

      A Certificate Account meeting the requirements set forth under "--Description of the Securities--Payments on Mortgage Loans" will be established in the name of the Trustee.

      Except as otherwise provided in the related prospectus supplement, there will be deposited in the Certificate Account on a daily basis the following payments and collections received or made by it on or after the Cut-off Date:

      (1) all Obligor payments on account of principal, including principal prepayments, of the Contracts;

      (2)   all Obligor payments on account of interest on the Contracts;

      (3) all Liquidation Proceeds received with respect to Contracts or property acquired in respect of the Contracts by foreclosure or otherwise;

      (4) all Insurance Proceeds received with respect to any Contract, other than proceeds to be applied to the restoration or repair of the Manufactured Home or released to the Obligor;

      (5) any Advances made as described under "--Advances" and other amounts required under the related Agreement to be deposited in the Certificate Account;

      (6) all amounts received from Credit Support provided with respect to a Series of Notes or Certificates, as applicable;

      (7) all proceeds of any Contract or property acquired in respect of the Contract repurchased by the Master Servicer, the Depositor or otherwise as described above or under "--Termination" below; and

      (8) all amounts, if any, required to be transferred to the Certificate Account from the Reserve Fund.

      Collection Of Payments On Mortgage Certificates

      The Mortgage Certificates included in the Trust Fund with respect to a Series of Notes or Certificates, as applicable, will be registered in the name of the Trustee so that all distributions on the Mortgage Certificates will be made directly to the Trustee. The related Agreement will require the Trustee, if it has not received a distribution with respect to any Mortgage Certificate by the second business day after the date on which a distribution was due and payable pursuant to the terms of the Mortgage Certificate, to request the issuer or guarantor, if any, of the Mortgage Certificate to make the payment as promptly as possible and legally permitted and to take the legal action against the issuer or guarantor as the Trustee deems appropriate under the circumstances, including the prosecution of any related claims. The reasonable legal fees and expenses incurred by the Trustee in connection with the prosecution of any the legal action will be reimbursable to the Trustee out of the proceeds of any action and will be retained by the Trustee prior to the deposit of any remaining proceeds in the Certificate Account pending distribution of the proceeds to Securityholders of the affected Series. In the event that the Trustee has reason to believe that the proceeds of any legal action may be insufficient to reimburse it for its projected legal fees and expenses, the Trustee will notify the Securityholders that it is not obligated to pursue any available remedies unless adequate indemnity for its legal fees and expenses is provided by the Securityholders.

      Distributions On Securities

      On each Distribution Date with respect to a Series of Notes or Certificates, as applicable, as to which credit support is provided by means other than the creation of a Subordinated Class or Subclasses and the establishment of a Reserve Fund, the Master Servicer will withdraw from the applicable Certificate Account funds on deposit in the Certificate Account and distribute, or, if so specified in the applicable prospectus supplement, will withdraw from the Custodial Account, funds on deposit in the Custodial Account and remit to the Trustee, who will distribute the funds to Securityholders of record on the applicable Record Date. The distributions shall occur in the manner described in this prospectus under "--Description of the Securities--Distributions of Principal and Interest" and in the related prospectus supplement. If so specified in the applicable prospectus supplement, the Master Servicer will withdraw from the applicable Certificate Account funds on deposit in the Certificate Account and distribute them to the Trustee. The funds shall consist of the aggregate of all previously undistributed payments on account of principal, including principal prepayments, if any, and interest received after the Cut-off Date and on or prior to the 20th day, or if the 20th day is not a business day, the next preceding business day, of the month of the distribution or another day specified in the related prospectus supplement (in either case, the "Determination Date"), except:

      (1)   all payments that were due on or before the Cut-off Date;

      (2) all principal prepayments received during the month of distribution and all payments of interest representing interest for the month of distribution or any portion of the these payments;

      (3) all payments which represent early receipt, other than prepayments, of scheduled payments of principal and interest due on a date or dates subsequent to the first day of the month of distribution;

      (4) amounts received on particular Mortgage Loans, Warehouse Loans or Contracts as late payments of principal or interest and respecting which the Master Servicer has made an unreimbursed Advance;

      (5) amounts representing reimbursement for other Advances which the Master Servicer has determined to be otherwise nonrecoverable and amounts representing reimbursement for particular losses and expenses incurred or Advances made by the Master Servicer and discussed below; and

      (6) that portion of each collection of interest on a particular Mortgage Loan in the Mortgage Pool, a particular Warehouse Loan in the Warehouse Loan Pool or on a particular Contract in the Contract Pool that represents

            (a)   servicing compensation to the Master Servicer,

            (b) amounts payable to the entity or entities specified in the applicable prospectus supplement or permitted withdrawals from the Certificate Account out of payments under the Letter of Credit, if any, with respect to the Series,

            (c)   related Insurance Proceeds or Liquidation Proceeds, or

            (d) amounts in the Reserve Fund, if any, with respect to the Series, each deposited in the Certificate Account to the extent described under "Description of the Securities--Maintenance of Insurance Policies," "-- Presentation of Claims," "-- Enforcement of 'Due-on-Sale' Clauses; Realization Upon Defaulted Mortgage Loans" and "--Enforcement of 'Due-on-Sale' Clauses; Realization Upon Defaulted Contracts" or in the applicable prospectus supplement.

      Except as otherwise specified in the related prospectus supplement, no later than the Business Day immediately preceding the Distribution Date for a Series of Notes or Certificates, as applicable, the Master Servicer will furnish a statement to the Trustee setting forth the amount to be distributed on the next succeeding Distribution Date on account of principal of and interest on the Mortgage Loans, Warehouse Loans or Contracts, stated separately or the information enabling the Trustee to determine the amount of distribution to be made on the Notes or Certificates, as applicable, and a statement setting forth information with respect to the Mortgage Loans, Warehouse Loans or Contracts.

      If so specified in the applicable prospectus supplement, the Trustee will establish and maintain the Certificate Account for the benefit of the holders of the Notes or Certificates, as applicable, of the related Series in which the Trustee shall deposit, as soon as practicable after receipt, each distribution made to the Trustee by the Master Servicer, as set forth above, with respect to the Mortgage Loans, Warehouse Loans or Contracts, any distribution received by the Trustee with respect to the Mortgage Certificates, if any, included in the Trust Fund and deposits from any Reserve Fund or GPM Fund. If so specified in the applicable prospectus supplement, prior to making any distributions to Securityholders, any portion of the distribution on the Mortgage Certificates that represents servicing compensation, if any, payable to the Trustee shall be deducted and paid to the Trustee.

      Funds on deposit in the Certificate Account may be invested in Eligible Investments maturing in general not later than the Business Day preceding the next Distribution Date. Unless otherwise provided in the prospectus supplement, all income and gain realized from this investment will be for the benefit of the Master Servicer. The Master Servicer will be required to deposit the amount of any losses incurred with respect to these investments out of its own funds, when realized. Unless otherwise provided in the prospectus supplement, the Certificate Account established pursuant to the Trust Agreement shall be a non-interest bearing account or accounts.

      The timing and method of distribution of funds in the Certificate Account to Classes or Subclasses of Notes or Certificates, as applicable, having differing terms, whether subordinated or not, to the extent not described in this prospectus, shall be set forth in the related prospectus supplement.

      Revolving Period

      The applicable prospectus supplement may provide that all or a portion of the principal collections on any Revolving Credit Line Loans may be applied by the Trustee to the acquisition of subsequent Revolving Credit Line Loans during a specified period rather than used to distribute payments of principal to Securityholders during that period. These Notes or Certificates, as applicable, would then possess an interest only period, also commonly referred to as a "Revolving Period", which will be followed by an "Amortization Period", during which principal will be paid. Any interest only or revolving period may terminate prior to the end of the specified period and result in the earlier than expected principal repayment of the Notes or Certificates, as applicable.

      Special Distributions

      To the extent specified in the prospectus supplement relating to a Series of Notes or Certificates, as applicable, one or more Classes of Multi-Class Securities that do not provide for monthly Distribution Dates may receive Special Distributions in reduction of Stated Principal Balance ("Special Distributions") in any month, other than a month in which a Distribution Date occurs, if, as a result of principal prepayments on the Trust Assets in the related Trust Fund and/or low reinvestment yields, the Trustee determines, based on assumptions specified in the related Agreement, that the amount of cash anticipated to be on deposit in the Certificate Account on the next Distribution Date for the Series and available to be distributed to the holders of the Notes or Certificates, as applicable, of a Classes or Subclasses may be less than the sum of (1) the interest scheduled to be distributed to holders of the Notes or Certificates, as applicable, of the Classes or Subclasses and (2) the amount to be distributed in reduction of Stated Principal Balance or the Notes or Certificates, as applicable, on the Distribution Date. Any Special Distributions will be made in the same priority and manner as distributions in reduction of Stated Principal Balance would be made on the next Distribution Date.

      Reports To Securityholders

      Unless otherwise specified or modified in the related prospectus supplement for each Series, the Master Servicer or the Trustee will include with each distribution to Securityholders of record of the Series, or within a reasonable time afterward, a statement generally setting forth, among other things, the following information, if applicable, per each Security, as to (1) through (3) or (4) through (6) below, as applicable:

      (1) to each holder of a Security, other than a Multi-Class Certificate or Residual Certificate, the amount of the distribution allocable to principal of the Trust Assets, separately identifying the aggregate amount of any Principal Prepayments included in the amount, and the portion, if any, advanced by a Servicer or the Master Servicer;

      (2) to each holder of a Security, other than a Multi-Class Certificate or Residual Certificate, the amount of the distribution allocable to interest on the related Trust Assets and the portion, if any, advanced by a Servicer or the Master Servicer;

      (3) to each holder of a Security, the amount of servicing compensation with respect to the related Trust Assets and other customary information as the Master Servicer deems necessary or desirable to enable Securityholders to prepare their tax returns;

      (4) to each holder of a Multi-Class Certificate on which an interest distribution and a distribution in reduction of Stated Principal Balance are then being made, the amount of the interest distribution and distribution in reduction of Stated Principal Balance, and the Stated Principal Balance of each Class after giving effect to the distribution in reduction of Stated Principal Balance made on the Distribution Date or on any Special Distribution Date occurring subsequent to the last report;

      (5) to each holder of a Multi-Class Certificate on which a distribution of interest only is then being made, the aggregate Stated Principal Balance of Notes or Certificates, as applicable, outstanding of each Class or Subclass after giving effect to the distribution in reduction of Stated Principal Balance made on the Distribution Date and on any Special Distribution Date occurring subsequent to the last report and after including in the aggregate Stated Principal Balance the Stated Principal Balance of the Compound Interest Securities, if any, outstanding and the amount of any accrued interest added to the Compound Value of the Compound Interest Securities on the Distribution Date;

      (6) to each holder of a Compound Interest Security, but only if the holder shall not have received a distribution of interest on the Distribution Date equal to the entire amount of interest accrued on the Certificate with respect to the Distribution Date:

            (a) the information contained in the report delivered pursuant to clause (5) above;

            (b) the interest accrued on the Class or Subclass of Compound Interest Securities with respect to the Distribution Date and added to the Compound Value of the Compound Interest Security; and

            (c) the Stated Principal Balance of the Class or Subclass of Compound Interest Securities after giving effect to the addition of all interest accrued;

      (7) in the case of a series of Notes or Certificates, as applicable, with a variable Interest Rate, the Interest Rate applicable to the distribution in question;

      (8) the amount or the remaining obligations of an L/C Bank with respect to a Letter of Credit, after giving effect to the declining amount available and any payments and other amounts charged on the applicable Distribution Date, expressed as a percentage of the amount reported pursuant to (x) below, and the amount of coverage remaining under the Pool Insurance Policy, Special Hazard Insurance Policy, Mortgagor Bankruptcy Bond or Reserve Fund, as applicable, in each case as of the applicable Determination Date, after giving effect to any amounts with respect to them to be distributed to Securityholders on the Distribution Date;

      (9) the aggregate scheduled principal balance of the Trust Assets as of a date not earlier than the Distribution Date after giving effect to payments of principal distributed to Securityholders on the Distribution Date;

      (10) the book value of any collateral acquired by the Mortgage Pool, Warehouse Loan Pool or Contract Pool through foreclosure, repossession or otherwise; and

      (11) the number and aggregate principal amount of Mortgage Loans, Warehouse Loans or Contracts one month and two months delinquent.

      In addition, within a reasonable period of time after the end of each calendar year, the Master Servicer, or the Trustee, if specified in the applicable prospectus supplement, will cause to be furnished to each Securityholder of record at any time during the calendar year a report as to the aggregate of amounts reported pursuant to (1) through (3) or (4) through (6) above and other information as in the judgment of the Master Servicer or the Trustee, as the case may be, is needed for the Securityholder to prepare its tax return, as applicable, for the calendar year or, in the event the person was a Securityholder of record during a portion of the calendar year, for the applicable portion of the year.

      Advances

      Unless otherwise stated in the related prospectus supplement, each Servicer and the Master Servicer, with respect to Mortgage Loans, Warehouse Loans or Contracts serviced by it and with respect to advance delinquent installments of principal of and interest on the Mortgage Loans, Warehouse Loans and Contracts (the "Advances") required to be made by the Servicers that were not so made, will be obligated to advance funds in an amount equal to the aggregate scheduled installments of payments of principal and interest that were due on the Due Date with respect to a Mortgage Loan, Warehouse Loan or Contract and that were delinquent, including any payments that have been deferred by the Servicer or the Master Servicer, as of the close of business on the date specified in the related Servicing Agreement, to be remitted no later than the close of business on the business day immediately preceding the Distribution Date, subject to, unless otherwise provided in the applicable prospectus supplement, their respective determinations that the advances are reimbursable under any Letter of Credit, Pool Insurance Policy, Primary Mortgage Insurance Policy, Mortgagor Bankruptcy Bond, from cash in the Reserve Fund, the Servicing or Certificate Accounts or otherwise. In making the Advances, the Servicers and Master Servicer will endeavor to maintain a regular flow of scheduled interest and principal payments to the Securityholders, rather than to guarantee or insure against losses. Any of these Advances are reimbursable to the Servicer or Master Servicer out of related recoveries on the Mortgage Loans with respect to which amounts were advanced. In addition, Advances are reimbursable from cash in the Reserve Fund, the Servicing or Certificate Accounts to the extent that the Servicer or the Master Servicer, as the case may be, shall determine that any Advances previously made are not ultimately recoverable. The Servicers and the Master Servicer generally will also be obligated to make advances in respect of particular taxes and insurance premiums not paid by Mortgagors or Obligors on a timely basis and, to the extent deemed recoverable, foreclosure costs, including reasonable attorney's fees. These funds so advanced are reimbursable out of recoveries on the related Mortgage Loans. This right of reimbursement for any Advance will be prior to the rights of the Securityholders to receive any amounts recovered with respect to Mortgage Loans, Warehouse Loans or Contracts. Unless otherwise provided in the applicable prospectus supplement, the Servicers and the Master Servicer will also be required to advance an amount necessary to provide a full month's interest in connection with full or partial prepayments, liquidations, defaults and repurchases of the Mortgage Loans, Warehouse Loans or Contracts. Any of these Advances will not be reimbursable to the Servicers or the Master Servicer.

      Collection And Other Servicing Procedures

      The Master Servicer, directly or through the Servicers, as the case may be, will make reasonable efforts to collect all payments called for under the Mortgage Loans or Contracts and will, consistent with the applicable Servicing Agreement and any applicable Letter of Credit, Pool Insurance Policy, Special Hazard Insurance Policy, Primary Mortgage Insurance Policy or Mortgagor Bankruptcy Bond, follow collection procedures as it follows with respect to mortgage loans or contracts serviced by it that are comparable to the Mortgage Loans or Contracts, except when, in the case of FHA or VA Loans, applicable regulations require otherwise. Consistent with the above, if so provided in the related prospectus supplement, the Master Servicer may, in its discretion, waive any late payment charge or any prepayment charge or penalty interest in connection with the prepayment of a Mortgage Loan or Contract or extend the due dates for payments due on a Mortgage Note or Contract for a period of not greater than 270 days, provided that the insurance coverage for the Mortgage Loan or Contract or the coverage provided by any Letter of Credit, will not be adversely affected.

      If specified in the related prospectus supplement, under the applicable Servicing Agreement, the Master Servicer, either directly or through Servicers, to the extent permitted by law, may establish and maintain an escrow account (the "Escrow Account") in which Mortgages or Obligors will be required to deposit amounts sufficient to pay taxes, assessments, mortgage and hazard insurance premiums and other comparable items. This obligation may be satisfied by the provision of insurance coverage against loss occasioned by the failure to escrow insurance premiums rather than causing escrows to be made. Withdrawals from the Escrow Account may be made to effect timely payment of taxes, assessments, mortgage and hazard insurance, to refund to Mortgagors or Obligors amounts determined to be overages, to pay interest to Mortgagors or Obligors on balances in the Escrow Account, if required, and to clear and terminate the account. The Master Servicer will be responsible for the administration of each Escrow Account and will be obliged to make advances to the accounts when a deficiency exists in the Escrow Account. Alternatively, in lieu of establishing an Escrow Account, the Servicer may procure a performance bond or other form of insurance coverage, in an amount acceptable to the Rating Agency rating the related Series of Notes or Certificates, as applicable, covering loss occasioned by the failure to escrow required amounts.

      Maintenance Of Insurance Policies

      To the extent that the applicable prospectus supplement does not expressly provide for a method of credit support described below under "Credit Support," the following paragraphs on insurance shall apply.

      Standard Hazard Insurance

      To the extent specified in a related prospectus supplement, the terms of each Servicing Agreement will require the Servicer to cause to be maintained for each Mortgage Loan or Contract that it services, and the Master Servicer will be required to maintain for each Mortgage Loan or Contract serviced by it directly, a policy of standard hazard insurance (a "Standard Hazard Insurance Policy") covering the Mortgaged Property underlying the Mortgage Loan or Manufactured Home underlying the Contract in an amount equal to the lesser of the maximum insurable value of the improvements securing the Mortgage Loan or Contract or the principal balance of the Mortgage Loan or Contract. Each Servicer or the Master Servicer, as the case may be, shall also maintain on property acquired upon foreclosure, or deed in lieu of foreclosure, of any Mortgage Loan or Contract, a Standard Hazard Insurance Policy in an amount that is at least equal to the maximum insurable value of the improvements that are a part of the Mortgaged Property or Manufactured Home. Any amounts collected by the Servicer or the Master Servicer under any the policies, other than amounts to be applied to the restoration or repair of the Mortgaged Property or Manufactured Home or released to the borrower in accordance with normal servicing procedures, shall be deposited in the related Servicing Account for deposit in the Certificate Account or, in the case of the Master Servicer, shall be deposited directly into the Certificate Account. Any cost incurred in maintaining any insurance shall not, for the purpose of calculating monthly distributions to Securityholders, be added to the amount owing under the Mortgage Loan or Contract, notwithstanding that the terms of the Mortgage Loan or Contract may so permit. The cost shall be


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

recoverable by the Servicer only by withdrawal of funds from the Servicing Account or by the Master Servicer only by withdrawal from the Certificate Account, as described in the applicable Servicing Agreement. No earthquake or other additional insurance is to be required of any borrower or maintained on property acquired in respect of a Mortgage Loan or Contract, other than pursuant to applicable laws and regulations as shall at any time be in force and as shall require additional insurance. When the Mortgaged Property or Manufactured Home is located at the time of origination of the Mortgage Loan or Contract in a federally designated flood area, the related Servicer, or the Master Servicer, in the case of each Mortgage Loan or Contract serviced by it directly, will cause flood insurance to be maintained, to the extent available, in those areas where flood insurance is required under the National Flood Insurance Act of 1968, as amended.

      The Depositor will not require that a standard hazard or flood insurance policy be maintained on the Cooperative Dwelling relating to any Cooperative Loan. Generally, the cooperative corporation itself is responsible for maintenance of hazard insurance for the property owned by the cooperative and the tenant-stockholders of that cooperative do not maintain individual hazard insurance policies. To the extent, however, that a Cooperative and the related borrower on a Cooperative Loan do not maintain insurance or do not maintain adequate coverage or any insurance proceeds are not applied to the restoration of damaged property, any damage to the borrower's Cooperative Dwelling or the Cooperative's building could significantly reduce the value of the collateral securing the Cooperative Loan to the extent not covered by other credit support.

      The applicable Servicing Agreement will require the Master Servicer to perform the aforementioned obligations of the Servicer in the event the Servicer fails to do so. In the event that the Master Servicer obtains and maintains a blanket policy insuring against hazard losses on all of the related Mortgage Loans or Contracts, it will conclusively be deemed to have satisfied its obligations to cause to be maintained a Standard Hazard Insurance Policy for each Mortgage Loan or Contract that it services. This blanket policy may contain a deductible clause, in which case the Master Servicer will, in the event that there has been a loss that would have been covered by the policy absent the deductible, deposit in the Certificate Account the amount not otherwise payable under the blanket policy because of the application of the deductible clause.

      Since the amount of hazard insurance to be maintained on the improvements securing the Mortgage Loans or Contracts may decline as the principal balances owing on the Mortgage Loans or Contracts decrease, and since residential properties have historically appreciated in value over time, in the event of partial loss, hazard insurance proceeds may be insufficient to fully restore the damaged Mortgaged Property or Manufactured Home. See "Description of Insurance--Special Hazard Insurance Policies" for a description of the limited protection afforded by a Special Hazard Insurance Policy against losses occasioned by specific hazards that are otherwise uninsured against as well as against losses caused by the application of the coinsurance provisions contained in the Standard Hazard Insurance Policies.

      Special Hazard Insurance

      If so specified in the related prospectus supplement, the Master Servicer will be required to exercise its best reasonable efforts to maintain the Special Hazard Insurance Policy, if any, with respect to a Series of Notes or Certificates, as applicable, in full force and effect, unless coverage under the policy has been exhausted through payment of claims, and will pay the premium for the Special Hazard Insurance Policy on a timely basis; provided, however, that the Master Servicer shall be under no obligation if coverage under the Pool Insurance Policy with respect to the Series has been exhausted. In the event that the Special Hazard Insurance Policy is cancelled or terminated for any reason, other than the exhaustion of total policy coverage, the Master Servicer will exercise its best reasonable efforts to obtain from another insurer a replacement policy comparable to the Special Hazard Insurance Policy with a total coverage that is equal to the then existing coverage of the Special Hazard Insurance Policy; provided that if the cost of any replacement policy is greater than the cost of the terminated Special Hazard Insurance Policy, the amount of coverage under the replacement Special Hazard Insurance Policy may be reduced to a level so that the applicable premium will not exceed the cost of the Special Hazard Insurance Policy that was replaced. Some of the characteristics of the Special Hazard Insurance Policy are described under "Description of Insurance--Special Hazard Insurance Policies."

      Pool Insurance

      To the extent specified in a related prospectus supplement, the Master Servicer will exercise its best reasonable efforts to maintain a Pool Insurance Policy with respect to a Series of Notes or Certificates, as applicable, in effect throughout the term of the applicable Agreement, unless coverage under the policy has been exhausted through payment of claims, and will pay the premiums for the Pool Insurance Policy on a timely basis. In the event that the Pool Insurer ceases to be a qualified insurer because it is not qualified to transact a mortgage guaranty insurance business under the laws of the state of its principal place of business or any other state which has jurisdiction over the Pool Insurer in connection with the Pool Insurance Policy, or if the Pool Insurance Policy is cancelled or terminated for any reason, other than the exhaustion of total policy coverage, the Master Servicer will exercise its best reasonable efforts to obtain a replacement policy of pool insurance comparable to the Pool Insurance Policy and may obtain, under the circumstances described above with respect to the Special Hazard Insurance Policy, a replacement policy with reduced coverage. In the event the Pool Insurer ceases to be a qualified insurer because it is not approved as an insurer by FHLMC, FNMA or any successors to FNMA, the Master Servicer will agree to review, not less often than monthly, the financial condition of the Pool Insurer with a view towards determining whether recoveries under the Pool Insurance Policy are jeopardized and, if so, will exercise its best reasonable efforts to obtain from another qualified insurer a replacement insurance policy under the above-stated limitations. Some of the characteristics of the Pool Insurance Policy are described under "Description of Insurance--Pool Insurance Policies."

      Primary Mortgage Insurance

      To the extent specified in the related prospectus supplement, the Master Servicer will be required to keep in force and effect for each Mortgage Loan secured by Single Family Property serviced by it directly, and each Servicer of a Mortgage Loan secured by Single Family Property will be required to keep in full force and effect with respect to each Mortgage Loan serviced by it, in each case to the extent required by the underwriting standards of the Depositor, a Pool Insurance Policy to cover any loss, subject to the limitations described below, by reason of default by the Mortgagors on the related Mortgage Loans to the extent not covered by any policy of primary mortgage insurance (a "Primary Mortgage Insurance Policy") issued by a qualified insurer (the "Primary Mortgage Insurer") with regard to each Mortgage Loan for which coverage is required pursuant to the applicable Servicing Agreement and Agreement and to act on behalf of the Trustee (the "Insured") under each Primary Mortgage Insurance Policy. Neither the Servicer nor the Master Servicer will cancel or refuse to renew any Primary Mortgage Insurance Policy in effect at the date of the initial issuance of a Series of Notes or Certificates, as applicable, that is required to be kept in force under the applicable Agreement or Servicing Agreement unless the replacement Primary Mortgage Insurance Policy for the cancelled or non-renewed policy is maintained with an insurer whose claims-paying ability is acceptable to the Rating Agency rating the Notes or Certificates, as applicable. See "Description of Insurance--Primary Mortgage Insurance Policies." The Master Servicer, if any, or the Depositor or the applicable Servicer will be required to use its best reasonable efforts to maintain the Pool Insurance Policy for each related Mortgage Pool and to present claims under the policy to the issuer of the Pool Insurance Policy (the "Pool Insurer") on behalf of the Trustee and the Securityholders. See "Description of the Securities--Presentation of Claims."

      Mortgagor Bankruptcy Bond

      If so specified in the related prospectus supplement, the Master Servicer will exercise its best reasonable efforts to maintain a Mortgagor Bankruptcy Bond for a Series of Notes or Certificates, as applicable, in full force and effect throughout the term of the applicable Agreement, unless coverage under the Mortgagor Bankruptcy Bond has been exhausted through payment of claims, and will pay the premiums for the Mortgagor Bankruptcy Bond on a timely basis. At the request of the Depositor, coverage under a Mortgagor Bankruptcy Bond will be cancelled or reduced by the Master Servicer to the extent permitted by the Rating Agency rating the related Series of Notes or Certificates, as applicable, provided that the cancellation or reduction does not adversely affect the then current rating of the Series. See "Description of Insurance--Mortgagor Bankruptcy Bond."

      Presentation Of Claims

      The Master Servicer, on behalf of itself, the Trustee and the Securityholders, will present claims to HUD, the VA, the Pool Insurer, the Special Hazard Insurer, the issuer of the Mortgagor Bankruptcy Bond, and each Primary Mortgage Insurer, as applicable, and take reasonable steps necessary to permit recovery under the insurance policies or Mortgagor Bankruptcy Bond, if any, with respect to a Series concerning defaulted Mortgage Loans or Contracts or Mortgage Loans or Contracts that are the subject of a bankruptcy proceeding. All collections by the Master Servicer under any FHA insurance or VA guarantee, any Pool Insurance Policy, any Primary Mortgage Insurance Policy or any Mortgagor Bankruptcy Bond and, where the related property has not been restored, any Special Hazard Insurance Policy, are to be deposited in the Certificate Account, subject to withdrawal as previously described. In those cases in which a Mortgage Loan or Contract is serviced by a Servicer, the Servicer, on behalf of itself, the Trustee and the Securityholders, will present claims to the applicable Primary Mortgage Insurer and to the FHA and the VA, as applicable, and all collections shall be deposited in the Servicing Account, subject to withdrawal, as set forth above, for deposit in the Certificate Account.

      If any property securing a defaulted Mortgage Loan or Contract is damaged and proceeds, if any, from the related Standard Hazard Insurance Policy or the applicable Special Hazard Insurance Policy are insufficient to restore the damaged property to a condition sufficient to permit recovery under any Pool Insurance Policy or any Primary Mortgage Insurance Policy, neither the related Servicer nor the Master Servicer, as the case may be, will be required to expend its own funds to restore the damaged property unless it determines, and, in the case of a determination by a Servicer, the Master Servicer agrees, (1) that the restoration will increase the proceeds to Securityholders on liquidation of the Mortgage Loan or Contract after reimbursement of the expenses incurred by the Servicer or the Master Servicer, as the case may be, and (2) that the expenses will be recoverable through proceeds of the sale of the Mortgaged Property or proceeds of any related Pool Insurance Policy, any related Primary Mortgage Insurance Policy or otherwise.

      If recovery under a Pool Insurance Policy or any related Primary Mortgage Insurance Policy is not available because the related Servicer or the Master Servicer has been unable to make the above determinations or otherwise, the Servicer or the Master Servicer is nevertheless obligated to follow the normal practices and procedures deemed necessary or advisable to realize upon the defaulted Mortgage Loan. If the proceeds of any liquidation of the Mortgaged Property or Manufactured Home are less than the principal balance of the defaulted Mortgage Loan or Contract, respectively, plus interest accrued on the proceeds at the Mortgage Rate, and if coverage under any other method of credit support with respect to the Series is exhausted, the related Trust Fund will realize a loss in the amount of the difference plus the aggregate of expenses incurred by the Servicer or the Master Servicer in connection with the proceedings and which are reimbursable under the related Servicing Agreement or Agreement. In the event that any proceedings result in a total recovery that is, after reimbursement to the Servicer or the Master Servicer of its expenses, in excess of the principal balance of the related Mortgage Loan or Contract, together with accrued and unpaid interest at the applicable Mortgage Rate or APR, as the case may be, the Servicer and the Master Servicer will be entitled to withdraw amounts representing normal servicing compensation on the Mortgage Loan or Contract from the Servicing Account or the Certificate Account, as the case may be.

      Enforcement Of "Due-On-Sale" Clauses; Realization Upon Defaulted Mortgage Loans

      Each Servicing Agreement and the applicable Agreement with respect to Notes or Certificates, as applicable, representing interests in or secured by a Mortgage Pool will provide that, when any Mortgaged Property has been conveyed by the borrower, the Servicer or the Master Servicer, as the case may be, will, to the extent it has knowledge of the conveyance, exercise its rights to accelerate the maturity of the Mortgage Loan under any applicable "due-on-sale" clause, if any, unless it reasonably believes that the enforcement is not exercisable under applicable law or regulations or if the exercise would result in loss of insurance coverage with respect to the Mortgage Loan. In either case, where the due-on-sale clause will not be exercised, the Servicer or the Master Servicer is authorized to take or enter into an assumption and modification agreement from or with the person to whom the Mortgaged Property has been or is about to be conveyed, pursuant to which the person becomes liable under the Mortgage Note and, unless prohibited by applicable state law, the Mortgagor remains liable on the Mortgage Note, provided that the Mortgage Loan will continue to be covered by any Pool Insurance Policy and any related Primary Mortgage Insurance Policy. In the case of an FHA Loan, an assumption can occur only with HUD approval of the substitute Mortgagor. Each Servicer and the Master Servicer will also be authorized, with the prior approval of the Insurer under any required insurance policies, to enter into a substitution of liability agreement with the person, pursuant to which the original Mortgagor is released from liability and the person is substituted as Mortgagor and becomes liable under the Mortgage Note.

      Under the Servicing Agreements and the applicable Agreement, the Servicer or the Master Servicer, as the case may be, will foreclose upon or otherwise comparably convert the ownership of properties securing the related Mortgage Loans that come into and continue in default and as to which no satisfactory arrangements can be made for collection of delinquent payments. In connection with foreclosure or other conversion, the Servicer or the Master Servicer will follow practices and procedures deemed necessary or advisable and as shall be normal and usual in its general mortgage servicing activities and in accordance with FNMA guidelines, except when, in the case of FHA or VA Loans, applicable regulations require otherwise. However, neither the Servicer nor the Master Servicer will be required to expend its own funds in connection with any foreclosure or towards the restoration of any property unless it determines and, in the case of a determination by a Servicer, the Master Servicer agrees (1) that restoration and/or foreclosure will increase the proceeds of liquidation of the related Mortgage Loan to Securityholders after reimbursement to itself for expenses and (2) that expenses will be recoverable to it either through Liquidation Proceeds, Insurance Proceeds, payments under the Letter of Credit, or amounts in the Reserve Fund, if any, with respect to the related Series, or otherwise.

      Any prospective purchaser of a Cooperative Dwelling will generally be required to obtain the approval of the board of directors of the related Cooperative before purchasing the shares and acquiring rights under the proprietary lease or occupancy agreement securing the Cooperative Loan. See "Certain Legal Aspects of the Mortgage Loans and Contracts--The Mortgage Loans--Foreclosure" in this prospectus. This approval is usually based on the purchaser's income and net worth and numerous other factors. Although the Cooperative's approval is unlikely to be unreasonably withheld or delayed, the necessity of acquiring approval could limit the number of potential purchasers for those shares and otherwise limit the Trust Fund's ability to sell and realize the value of those shares.

      The market value of any Multifamily Property obtained in foreclosure or by deed in lieu of foreclosure will be based substantially on the operating income obtained from renting the dwelling units. Since a default on a Mortgage Loan secured by Multifamily Property is likely to have occurred because operating income, net of expenses, is insufficient to make debt service payments on the related Mortgage Loan, it can be anticipated that the market value of the property will be less than was anticipated when the Mortgage Loan was originated. To the extent that the equity in the property does not absorb the loss in market value and the loss is not covered by other credit support, a loss may be experienced by the related Trust Fund. With respect to Multifamily Property consisting of an apartment building owned by a Cooperative, the Cooperative's ability to meet debt service obligations on the Mortgage Loan, as well as all other operating expenses, will be dependent in large part on the receipt of maintenance payments from the tenant-stockholders, as well as any rental income from units or commercial areas the Cooperative might control. Unanticipated expenditures may in some cases have to be paid by special assessments of the tenant-stockholders. The Cooperative's ability to pay the principal amount of the Mortgage Loan at maturity may depend on its ability to refinance the Mortgage Loan. The Depositor, the Unaffiliated Seller and the Master Servicer will have no obligation to provide refinancing for any Mortgage Loan.

      Enforcement Of "Due-On-Sale" Clauses; Realization Upon Defaulted Contracts

      Each applicable Agreement and Servicing Agreement with respect to Notes or Certificates, as applicable, representing interests in or secured by a Contract Pool will provide that, when any Manufactured Home securing a Contract is about to be conveyed by the Obligor, the Master Servicer, to the extent it has knowledge of a prospective conveyance and prior to the time of the consummation of the conveyance, may exercise its rights to accelerate the maturity of the Contract under the applicable "due-on-sale" clause, if any, unless it is not exercisable under applicable law.

In that case, the Master Servicer is authorized to take or enter into an assumption agreement from or with the person to whom the Manufactured Home has been or is about to be conveyed, pursuant to which the person becomes liable under the Contract and, unless determined to be materially adverse to the interests of Securityholders, with the prior approval of the Pool Insurer, if any, to enter into a substitution of liability agreement with the person, pursuant to which the original Obligor is released from liability and the person is substituted as Obligor and becomes liable under the Contract. Where authorized by the Contract, the APR may be increased, upon assumption, to the then-prevailing market rate, but shall not be decreased.

      Under the Servicing Agreement or the applicable Agreement, the Master Servicer will repossess or otherwise comparably convert the ownership of properties securing the related Manufactured Homes that come into and continue in default and as to which no satisfactory arrangements can be made for collection of delinquent payments. In connection with repossession or other conversion, the Servicer or Master Servicer will follow practices and procedures it deems necessary or advisable and as are normal and usual in its general Contract servicing activities. The Servicer or Master Servicer, however, will not be required to expend its own funds in connection with any repossession or towards the restoration of any property unless it determines (1) that the restoration or repossession will increase the proceeds of liquidation of the related Contract to the Certificateholders after reimbursement to itself for the expenses and (2) that the expenses will be recoverable to it either through liquidation proceeds or through insurance proceeds.

      Servicing Compensation And Payment Of Expenses

      Under the applicable Agreement for a Series of Notes or Certificates, as applicable, the Depositor or the person or entity specified in the related prospectus supplement and any Master Servicer will be entitled to receive an amount described in the related prospectus supplement. As compensation for its servicing duties, a Servicer will be entitled to receive a monthly servicing fee in the amount specified in the related Servicing Agreement. The servicing compensation shall be payable by withdrawal from the related Servicing Account prior to deposit in the Certificate Account. Each Servicer, with respect to the Mortgage Loans or Contracts serviced by it, and the Master Servicer will be entitled to servicing compensation out of Insurance Proceeds, Liquidation Proceeds, or Letter of Credit payments. Additional servicing compensation in the form of prepayment charges, assumption fees, late payment charges or otherwise may be retained by the Servicers and the Master Servicer to the extent not required to be deposited in the Certificate Account.

      The Servicers and the Master Servicer, unless otherwise specified in the related prospectus supplement, will pay from their servicing compensation some of the expenses incurred in connection with the servicing of the Mortgage Loans or Contracts, including, without limitation, payment of the Insurance Policy premiums and, in the case of the Master Servicer, fees, payment of the fees and disbursements of the Trustee, and any custodian selected by the Trustee, the Note Register, the Certificate Register and independent accountants and payment of expenses incurred in enforcing the obligations of Servicers and Unaffiliated Sellers. Some of these expenses may be reimbursable by the Depositor pursuant to the terms of the applicable Agreement. In addition, the Master Servicer will be entitled to reimbursement of expenses incurred in enforcing the obligations of Servicers and Unaffiliated Sellers under limited circumstances.

      As set forth in the preceding section, the Servicers and the Master Servicer will be entitled to reimbursement for some of the expenses incurred by them in connection with the liquidation of defaulted Mortgage Loans or Contracts. The related Trust Fund will suffer no loss by reason of these expenses to the extent claims are fully paid under the Letter of Credit, if any, the related insurance policies or from amounts in the Reserve Fund. In the event, however, that claims are either not made or fully paid under the Letter of Credit or Insurance Policies, or if coverage has ceased, or if amounts in the Reserve Fund are not sufficient to fully pay the losses, the related Trust Fund will suffer a loss to the extent that the proceeds of the liquidation proceedings, after reimbursement of the expenses of the Servicers or the Master Servicer, as the case may be, are less than the principal balance of the related Mortgage Loan or Contract. In addition, the Servicers and the Master Servicer will be entitled to reimbursement of expenditures incurred by them in connection with the restoration of a Mortgaged Property, Cooperative Dwelling or Manufactured Home, the right of reimbursement being prior to the rights of the Securityholders to receive any payments under the Letter of Credit, or from any related Insurance Proceeds, Liquidation Proceeds or amounts in the Reserve Fund.

      Under the Trust Agreement, the Trustee will be entitled to deduct, from distributions of interest with respect to the Mortgage Certificates, a specified percentage of the unpaid principal balance of each Mortgage Certificate as servicing compensation. The Trustee shall be required to pay all expenses, except as expressly provided in the Trust Agreement, subject to limited reimbursement as provided in the Trust Agreement.

      Evidence As To Compliance

      Each Pooling and Servicing Agreement and Servicing Agreement will provide that on or before a specified date in each year, beginning with the first year after the year in which the cut-off date occurs, each party responsible for the servicing function will provide to the Depositor and the Trustee a report on an assessment of compliance with the minimum servicing criteria established in Item 1122(a) of the Regulation AB (the "AB Servicing Criteria") as of the end of the related fiscal year covered by the Depositor's Form 10-K report. The AB Servicing Criteria include specific criteria relating to the following areas: general servicing considerations, cash collection and administration, investor remittances and reporting, and pool asset administration. Such report will indicate that the AB Servicing Criteria were used to test compliance on a platform level basis and will set out any material instances of noncompliance.

      Each Pooling and Servicing Agreement and Servicing Agreement will also provide that each party responsible for the servicing function will deliver along with its report on assessment of compliance, an attestation report from a firm of independent public accountants on the assessment of compliance with the AB Servicing Criteria.

      Each Pooling and Servicing Agreement and Servicing Agreement will also provide for delivery to the Trustee, on or before a specified date in each year as of the end of the related fiscal year covered by the Depositor's form 10-K report, of a separate annual statement of compliance from each entity responsible for the servicing function to the effect that, to the best knowledge of the signing officer, the Servicer has fulfilled in all material respects its obligations under the Pooling and Servicing Agreement or Servicing Agreement throughout the preceding year or, if there has been a material failure in the fulfillment of any obligation, the statement shall specify such failure and the nature and status thereof. This statement may be provided as a single form making the required statements as to more than one Pooling and Servicing Agreement or Servicing Agreement.

      Copies of the annual reports of assessment of compliance, attestation reports, and statements of compliance may be obtained by holders of Notes and Certificates without charge upon written request to the Master Servicer or Trustee. These items will be filed with the Commission along with the issuing entity's annual report on Form 10-K and such Form 10-K will be filed by 90 days after the end of the fiscal year covered by the report on Form 10-K.

      Certain Matters Regarding The Master Servicer, The Depositor And The Trustee And The Indenture Trustee

      The Master Servicer under each Agreement will be named in the applicable prospectus supplement. The entity acting as Master Servicer may be an Unaffiliated Seller and have other normal business relationships with the Depositor and/or affiliates of the Depositor and may be an affiliate of the Depositor. In the event there is no Master Servicer under an Agreement, all servicing of Mortgage Loans or Contracts will be performed by a Servicer pursuant to a Servicing Agreement.

      The Master Servicer may not resign from its obligations and duties under the applicable Agreement except upon a determination that its duties under the relevant Agreement are no longer permissible under applicable law. No the resignation will become effective until the Trustee or a successor servicer has assumed the Master Servicer's obligations and duties under the Agreement.

      The Trustee under each Pooling and Servicing Agreement or Trust Agreement will be named in the applicable prospectus supplement. The commercial bank or trust company serving as Trustee may have normal banking relationships with the Depositor and/or its affiliates and with the Master Servicer and/or its affiliates.

      The Trustee may resign from its obligations under the Pooling and Servicing Agreement at any time, in which event a successor trustee will be appointed. In addition, the Depositor may remove the Trustee if the Trustee ceases to be eligible to act as Trustee under the Pooling and Servicing Agreement or if the Trustee becomes insolvent, at which time the Depositor will become obligated to appoint a successor Trustee. The Trustee may also be removed at any time by the holders of Certificates evidencing voting rights aggregating not less than 50% of the voting rights evidenced by the Certificates of the Series. Any resignation and removal of the Trustee, and the appointment of a successor trustee, will not become effective until acceptance of the appointment by the successor Trustee.

      The Trustee may resign at any time from its obligations and duties under the Trust Agreement by executing an instrument in writing resigning as Trustee, filing the same with the Depositor, mailing a copy of a notice of resignation to all Certificateholders then of record, and appointing a qualified successor trustee. No resignation will become effective until the successor trustee has assumed the Trustee's obligations and duties under the Trust Agreement.

      The Indenture Trustee under the Indenture will be named in the applicable prospectus supplement. The commercial bank or trust company serving as Indenture Trustee may have normal banking relationships with the Depositor and/or its affiliates and with the Master Servicer and/or its affiliates.

      The Indenture Trustee may resign from its obligations under the Indenture at any time, in which event a successor trustee will be appointed. In addition, the Depositor may remove the Indenture Trustee if the Indenture Trustee ceases to be eligible to act as Indenture Trustee under the Indenture or if the Indenture Trustee becomes insolvent, at which time the Depositor will become obligated to appoint a successor Indenture Trustee. Unless otherwise specified in the related prospectus supplement, the Indenture Trustee may also be removed at any time by the holders of Notes evidencing voting rights aggregating not less than 50% of the voting rights evidenced by the Notes of the Series. Any resignation and removal of the Trustee, and the appointment of a successor trustee, will not become effective until acceptance of the appointment by the successor Trustee.

      If the Trustee or the Indenture Trustee resigns or is removed by the Depositor, the expenses associated with such change of trustees will be paid by the former Trustee or Indenture Trustee, as applicable, and reimbursed from the Distribution Account. If the Trustee is removed by the Certificateholders or if the Indenture Trustee is removed by the Noteholders, such holders are responsible for paying any compensation payable to the successor Trustee or Indenture Trustee in excess of the amount paid by the predecessor Trustee or Indenture Trustee, as applicable.

      Each Pooling and Servicing Agreement and Trust Agreement will also provide that neither the Depositor nor any director, officer, employee or agent of the Depositor or the Trustee, or any responsible officers of the Trustee will be under any liability to the Certificateholders, for the taking of any action or for refraining from the taking of any action in good faith pursuant to the Pooling and Servicing Agreement, or for errors in judgment; provided, however, that none of the Depositor or the Trustee nor any other person will be protected against, in the case of the Depositor, any breach of representations or warranties made by them, and in the case of the Depositor and the Trustee, against any liability that would otherwise be imposed by reason of willful misfeasance, bad faith or negligence in the performance of its duties or by reason of reckless disregard of its obligations and duties under the related Agreement. Each Pooling and Servicing Agreement and Trust Agreement will further provide that the Depositor and the Trustee and any director, officer and employee or agent of the Depositor or the Trustee shall be entitled to indemnification, by the Trust Fund in the case of the Depositor and by the Master Servicer in the case of the Trustee and will be held harmless against any loss, liability or expense incurred in connection with any legal action relating to the applicable Agreement or the Certificates and in the case of the Trustee, resulting from any error in any tax or information return prepared by the Master Servicer or from the exercise of any power of attorney granted pursuant to the Pooling and Servicing Agreement, other than any loss, liability or expense related to any specific Mortgage Loan, Contract or Mortgage Certificate, except any loss, liability or expense otherwise reimbursable pursuant to the applicable Agreement, and any loss, liability or expense incurred by reason of willful misfeasance, bad faith or negligence in the performance of their duties under the related Agreement or by reason of reckless disregard of their obligations and duties under the related Agreement. In addition, each Agreement will provide that neither the Depositor nor the Master Servicer, as the case may be, will be under any obligation to appear in, prosecute or defend any legal action that is not incidental to its duties under the Agreement and that in its opinion may involve it in any expense or liability. The Depositor or the Master Servicer may, however, in their discretion, undertake any action deemed by them necessary or desirable with respect to the applicable Agreement and the rights and duties of the parties to the applicable Agreement and the interests of the Securityholders under the applicable Agreement. In this event, the legal expenses and costs of the action and any liability resulting from the action will be expenses, costs and liabilities of the Trust Fund, and the Master Servicer or the


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

Depositor, as the case may be, will be entitled to be reimbursed for the action out of the Certificate Account.

      Deficiency Event

      To the extent a deficiency event is specified in the prospectus supplement, a deficiency event (a "Deficiency Event") with respect to the Notes or Certificates, as applicable, of each Series may be defined in the applicable Agreement as being the inability of the Trustee to distribute to holders of one or more Classes of Notes or Certificates, as applicable, of the Series, in accordance with the terms of the Notes or Certificates, as applicable, and the Agreement, any distribution of principal or interest on the Notes or Certificates, as applicable, when and as distributable, in each case because of the insufficiency for the purpose of the funds then held in the related Trust Fund.

      Except as otherwise provided in the related prospectus supplement, to the extent a deficiency event is specified in the related prospectus supplement, upon the occurrence of a Deficiency Event, the Trustee is required to determine whether or not the application on a monthly basis, regardless of the frequency of regular Distribution Dates, of all future scheduled payments on the Mortgage Loans, Contracts and Mortgage Certificates included in the related Trust Fund and other amount receivable with respect to the Trust Fund towards payments on the Notes or Certificates, as applicable, in accordance with the priorities as to distributions of principal and interest set forth in the Notes or Certificates, as applicable, will be sufficient to make distributions of interest at the applicable Interest Rates and to distribute in full the principal balance of each Note or Certificate, as applicable, on or before the latest Final Distribution Date of any outstanding Notes or Certificates, as applicable, of the Series.

      Except as otherwise provided in the related prospectus supplement, to the extent a deficiency event is specified in the related prospectus supplement, the Trustee will obtain and rely upon an opinion or report of a firm of independent accountants of recognized national reputation as to the sufficiency of the amounts receivable with respect to the Trust Fund to make distributions on the Notes or Certificates, as applicable, which opinion or report will be conclusive evidence as to the sufficiency. Pending the making of any determination, distributions on the Notes or Certificates, as applicable, shall continue to be made in accordance with their terms.

      Except as otherwise provided in the related prospectus supplement, to the extent a deficiency event is specified in the related prospectus supplement, in the event that the Trustee makes a positive determination, the Trustee will apply all amounts received in respect of the related Trust Fund, after payment of fees and expenses of the Trustee and accountants for the Trust Fund, to distributions on the Notes or Certificates, as applicable, of the Series in accordance with their terms, except that the distributions shall be made on each Distribution Date or on more frequent dates as specified in the related prospectus supplement and without regard to the amount of principal that would otherwise be distributable on the related Distribution Date. Under some circumstances following any positive determination, the Trustee may resume making distributions on the Notes or Certificates, as applicable, expressly in accordance with their terms.

      Except as otherwise provided in the related prospectus supplement, to the extent a deficiency event is specified in the related prospectus supplement, if the Trustee is unable to make the positive determination described above, the applicable Trustee will apply all amounts received in respect of the related Trust Fund, after payment of Trustee and accountants' fees and expenses, to


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

monthly distributions on Notes or Certificates, as applicable, of the Series or on all Senior Notes or Senior Certificates, as applicable, of the Series pro rata, without regard to the priorities as to distribution of principal set forth in the Notes or Certificates, as applicable, and the Notes or Certificates, as applicable, will, to the extent permitted by applicable law and specified in the related prospectus Statement, accrue interest at the highest Interest Rate borne by any Note or Certificate Notes or Certificates, as applicable, with the same credit rating by the Rating Agencies of the Series, or in the event any Class of the Series shall accrue interest at a floating rate, at the weighted average Interest Rate, calculated on the basis of the maximum interest rate applicable to the Class having a floating interest rate and on the original principal amount of the Notes or Certificates, as applicable, of that Class. In this event, the holders of a majority in outstanding principal balance of the Notes or Certificates, as applicable, may direct the Trustee to sell the related Trust Fund, any direction being irrevocable and binding upon the holders of all Notes or Certificates, as applicable, of the Series and upon the owners of the residual interests in the Trust Fund. In the absence of a direction, the Trustee may not sell all or any portion of the Trust Fund.

      Events Of Default

      Except as otherwise provided in the related prospectus supplement, Events of Default under the related Pooling and Servicing Agreement or Sale and Servicing will consist of:

o any failure to make a specified payment which continues unremedied, in most cases, for five business days after the giving of written notice;

o any failure by the Trustee, the Servicer or the Master Servicer, as applicable, duly to observe or perform in any material respect any other of its covenants or agreements in the applicable Agreement which failure shall continue for the number of days specified in the related prospectus supplement or any breach of any representation and warranty made by the Master Servicer or the Servicer, if applicable, which continues unremedied for the number of days specified in the related prospectus supplement after the giving of written notice of the failure or breach;

o particular events of insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings regarding the Master Servicer or a Servicer, as applicable; and

o any lowering, withdrawal or notice of an intended or potential lowering, of the outstanding rating of the Notes or Certificates, as applicable, by the Rating Agency rating the Notes or Certificates, as applicable, because the existing or prospective financial condition or mortgage loan servicing capability of the Master Servicer is insufficient to maintain the rating.

      Unless otherwise specified in the related prospectus supplement, Events of Default under the Indenture for each Series of Notes include:

o a default of five days or more in the payment of any principal of or interest on any Note of the Series;

o failure to perform any other covenant of the Depositor or the Trust Fund in the Indenture which continues for a period of thirty days after notice is given in accordance with the procedures described in the related prospectus supplement;


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

o any representation or warranty made by the Depositor or the Trust Fund in the Indenture or in any certificate or other writing delivered or in connection with the Indenture with respect to or affecting the Series having been incorrect in a material respect as of the time made, and the breach is not cured within thirty days after notice is given in accordance with the procedures described in the related prospectus supplement;

o particular events of bankruptcy, insolvency, receivership or liquidation of the Depositor or the Trust Fund; or

o     any other Event of Default provided with respect to Notes of that Series.

      Rights Upon Event Of Default

      If an Event of Default with respect to the Notes of any Series at the time outstanding occurs and is continuing, either the Indenture Trustee or the Noteholders of a majority of the then aggregate outstanding amount of the Notes of the Series may declare the principal amount of all the Notes of the Series to be due and payable immediately. The declaration may, under some circumstances, be rescinded and annulled by the Noteholders of a majority in aggregate outstanding amount of the Notes of the Series.

      If, following an Event of Default with respect to any Series of Notes, the Notes of the Series have been declared to be due and payable, the Indenture Trustee may, in its discretion, notwithstanding the acceleration, elect to maintain possession of the collateral securing the Notes of the Series and to continue to apply distributions on the collateral as if there had been no declaration of acceleration if the collateral continues to provide sufficient funds for the payment of principal of and interest on the Notes of the Series as they would have become due if there had not been a declaration. In addition, the Indenture Trustee may not sell or otherwise liquidate the collateral securing the Notes of a Series following an Event of Default other than a default in the payment of any principal of or interest on any Note of the Series for thirty days or more, unless

o the Noteholders of 100% of the then aggregate outstanding amount of the Notes of the Series consent to the sale,

o the proceeds of the sale or liquidation are sufficient to pay in full the principal of and accrued interest due and unpaid on the outstanding Notes of the Series at the date of the sale, or

o the Indenture Trustee determines that the collateral would not be sufficient on an ongoing basis to make all payments on the Notes as the payments would have become due if the Notes had not been declared due and payable, and the Indenture Trustee obtains the consent of the Holders of 66 2/3% of the then aggregate outstanding amount of the Notes of the Series.

      In the event that the Indenture Trustee liquidates the collateral in connection with an Event of Default involving a default for thirty days or more in the payment of principal of or interest on the Notes of a Series, the Indenture provides that the Indenture Trustee will have a prior lien on the proceeds of any liquidation for unpaid fees and expenses. As a result, upon the occurrence of this Event of Default, the amount available for distribution to the Noteholders may be less than would otherwise be the case. However, the Indenture Trustee may not institute a proceeding for the enforcement of its lien except in connection with a proceeding for the enforcement of the lien of the Indenture for the benefit of the Noteholders after the occurrence of this Event of Default.


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

      Unless otherwise specified in the related prospectus supplement, in the event the principal of the Notes of a Series is declared due and payable, as described above, the Noteholders of these Notes issued at a discount from par may be entitled to receive no more than an amount equal to the unpaid principal amount of the Notes less the amount of the discount which is unamortized.

      Except as otherwise provided in the related prospectus supplement, so long as an Event of Default with respect to a Series of Notes or Certificates, as applicable, remains unremedied, the Depositor, the Trustee or the holders of Notes of the Series, or, if no Notes are issued as part of the Series, Certificate, evidencing not less than 25% of the principal amount of the Notes or Certificates, as applicable, of the Series may terminate all of the rights and obligations of the Master Servicer under the applicable Agreement and/or Servicing Agreement and in and to the Mortgage Loans and Contracts and their proceeds, whereupon, subject to applicable law regarding the Trustee's ability to make advances, the Trustee or, if the Depositor so notifies the Trustee and the Master Servicer, the Depositor or its designee, will succeed to all the responsibilities, duties and liabilities of the Master Servicer under the Agreement and will be entitled to similar compensation arrangements. In the event that the Trustee would be obligated to succeed the Master Servicer but is unwilling or unable so to act, it may appoint, or petition to a court of competent jurisdiction for the appointment of, a successor master servicer. Pending an appointment, the Trustee, unless prohibited by law from so acting, shall be obligated to act in this capacity. The Trustee and the successor master servicer may agree upon the servicing compensation to be paid to the successor, which in no event may be greater than the compensation to the Master Servicer under the applicable Agreement.

      To the extent that the costs and expenses of the Trustee or the Indenture Trustee related to the termination of the Master Servicer, appointment of a successor master servicer or the transfer and assumption of the master servicing by the Trustee or Indenture Trustee, as applicable (including, without limitation, (i) all legal costs and expenses and all due diligence costs and expenses associated with an evaluation of the potential termination of the Master Servicer as a result of an Event of Default and (ii) all costs and expenses associated with the complete transfer of the master servicing, including all servicing files and all servicing data and the completion, correction or manipulation of such servicing data as may be required by the successor master servicer to correct any errors or insufficiencies in the servicing data or otherwise to enable the successor master servicer to master service the Trust Assets in accordance with the related Pooling and Servicing Agreement or Sale and Servicing Agreement), are not fully and timely reimbursed by the terminated Master Servicer, the Trustee or the Indenture Trustee, as applicable, shall be entitled to reimbursement of such costs and expenses from the Certificate Account.

      Amendment

      Except as otherwise provided in the related prospectus supplement, the Pooling and Servicing Agreement or Sale and Servicing Agreement, as applicable, for each Series of Notes or Certificates, as applicable, may be amended by the Depositor, the Master Servicer and the Trustee, without the consent of the Securityholders,

o     to cure any ambiguity,

o to correct or supplement any provision in the Pooling and Servicing Agreement or Sale and Servicing Agreement, as applicable, that may be inconsistent with any other provision in these agreements, or

o to make any other provisions with respect to matters or questions arising under the Agreement that are not inconsistent with the provisions of these Agreements, provided that the action will not adversely affect in any material respect the interests of any Securityholder of the related Series.

      Except as otherwise provided in the related prospectus supplement, the Pooling and Servicing Agreement or Sale and Servicing Agreement, as applicable, for each Series of Notes or Certificates, as applicable, may also be amended by the Depositor, the Master Servicer and the Trustee with the consent of holders of Notes or Certificates, as applicable, evidencing not less than 66 2/3% of the aggregate outstanding principal amount of the Notes or Certificates, as applicable, of the Series, for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Agreement or of modifying in any manner the rights of the Securityholders; provided, however, that no the amendment may

(1) reduce in any manner the amount of, delay the timing of or change the manner in which payments received on or with respect to Mortgage Loans and Contracts are required to be distributed with respect to any Note or Certificate, as applicable, without the consent of the holder of the Security,

(2) adversely affect in any material respect the interests of the holders of a Class or Subclass of the Senior Notes or Senior Certificates, as applicable, if any, of a Series in a manner other than that set forth in
      (1) above without the consent of the holders of the Senior Notes or Senior Certificates, as applicable, of the Subclass evidencing not less than 66 2/3% of the Class or Subclass,

(3) adversely affect in any material respect the interests of the holders of the Subordinated Notes or Subordinated Certificates, as applicable, of a Series in a manner other than that set forth in (1) above without the consent of the holders of Subordinated Notes or Subordinated Certificates, as applicable, evidencing not less than 66 2/3% of the Class or Subclass or

(4) reduce the aforesaid percentage of the Notes or Certificates, as applicable, the holders of which are required to consent to the amendment, without the consent of the holders of the Class affected by the amendment.

      The Trust Agreement for a Series may be amended by the Trustee and the Depositor without Certificateholder consent, to cure any ambiguity, to correct or supplement any provision in the Trust Agreement that may be inconsistent with any other provision in the Trust Agreement, or to make any other provisions with respect to matters or questions arising under the Trust Agreement that are not inconsistent with any other provisions of the Trust Agreement, provided that the action will not, as evidenced by an opinion of counsel, adversely affect the interests of any Certificateholders of that Series in any material respect. The Trust Agreement for each Series may also be amended by the Trustee and the Depositor with the consent of the Holders of Notes or Certificates, as applicable, evidencing Percentage Interests aggregating not less than 66 2/3% of each Class of the Notes or Certificates, as applicable, of the Series affected by the amendment for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Agreement or modifying in any manner the rights of Certificateholders of that Series; provided, however, that no amendment may (1) reduce in any manner the amount of, or delay the timing of, or change the manner in which payments received on Mortgage Certificates are required to be distributed in respect of any Certificate, without the consent of the Holder of the Certificate or (2) reduce the


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

aforesaid percentage of Notes or Certificates, as applicable, the Holders of which are required to consent to any amendment, without the consent of the Holders of all Notes or Certificates, as applicable, of the Series then outstanding.

      Termination

      Except as otherwise provided in the related prospectus supplement, the obligations created by the Pooling and Servicing Agreement or Sale and Servicing Agreement, as applicable, for a Series of Notes or Certificates, as applicable, will terminate upon the earlier of

      (1) the repurchase of all Mortgage Loans or Contracts and all property acquired by foreclosure of the Mortgage Loan or Contract, and

      (2)   the later of

            (a) the maturity or other liquidation of the last Mortgage Loan or Contract subject to the obligations and the disposition of all property acquired upon foreclosure of the Mortgage Loan or Contract, and

            (b) the payment to the Securityholders of all amounts held by the Master Servicer and required to be paid to them pursuant to the applicable Agreement.

The obligations created by the Trust Agreement for a Series of Certificates will terminate upon the distribution to Certificateholders of all amounts required to be distributed to them pursuant to the Trust Agreement. In no event, however, will the Trust created by either the Agreement continue beyond the expiration of 21 years from the death of the last survivor of specific persons identified in it. For each Series of Notes or Certificates, as applicable, the Master Servicer will give written notice of termination of the applicable Agreement of each Securityholder, and the final distribution will be made only upon surrender and cancellation of the Notes or Certificates, as applicable, at an office or agency specified in the notice of termination.

      If so provided in the related prospectus supplement, the Pooling and Servicing Agreement or Sale and Servicing Agreement for each Series of Notes or Certificates, as applicable, will permit, but not require, the Depositor or another person specified in the prospectus supplement to repurchase from the Trust Fund for the Series all remaining Mortgage Loans or Contracts subject to the applicable Agreement at a price specified in the related prospectus supplement. In the event that the Depositor elects to treat the related Trust Fund as a REMIC under the Code, the repurchase will be effected in compliance with the requirements of Section 860F(a)(4) of the Code, in order to constitute a "qualified liquidation" under the Code. The exercise of the right will effect early retirement of the Notes or Certificates, as applicable, of that Series, but the right so to repurchase may be effected only on or after the aggregate principal balance of the Mortgage Loans or Contracts for the Series at the time of repurchase is less than a specified percentage of the aggregate principal balance at the Cut-off Date for the Series, or on or after the date set forth in the related prospectus supplement.

      The Indenture will be discharged with respect to a Series of Notes, except with respect to the continuing rights specified in the Indenture, upon the delivery to the Indenture Trustee for cancellation of all the Notes of the Series or, with some limitations, upon deposit with the Indenture Trustee of funds sufficient for the payment in full of all the Notes of the Series.

                  CERTAIN INFORMATION REGARDING THE SECURITIES

      Book-Entry Registration

      If so specified in the related prospectus supplement, DTC will act as securities company for each class of notes or certificates offered by this prospectus. Each class of notes or certificates, as applicable, initially will be represented by one or more certificates registered in the name of Cede, the nominee of DTC. As the nominee of DTC, it is anticipated that the only "noteholder" and/or "certificateholder" with respect to a series of notes or certificates, as applicable, will be Cede. Beneficial owners of the notes or certificates, as applicable ("Security Owners") will not be recognized as "noteholders" by the related indenture trustee, as the term is used in each Indenture, or as "certificateholders" by the related trustee, as the term is used in each Trust Agreement or Pooling and Servicing Agreement, as applicable, and Security Owners will be permitted to exercise the rights of noteholders or certificateholders only indirectly through DTC and its participating members ("Participants").

      DTC is a limited purpose trust company organized under the laws of the State of New York, a "banking organization" within the meaning of the New York Banking Law, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the Uniform Commercial Code (the "UCC") in effect in the State of New York, and a "clearing agency" registered pursuant to the provisions of Section 17A of the Exchange Act. DTC was created to hold securities for the Participants and to facilitate the clearance and settlement of securities transactions between Participants through electronic book-entries, thus eliminating the need for physical movement of certificates. Participants include securities brokers and dealers, banks, trust companies and clearing corporations. Indirect access to the DTC system also is available to banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Participant, either directly or indirectly (the "Indirect Participants").

      Security Owners that are not Participants or Indirect Participants but desire to purchase, sell or otherwise transfer ownership of, or an interest in, the securities may do so only through Participants and Indirect Participants. In addition, all Security Owners will receive all distributions of principal and interest from the related indenture trustee or the related trustee, as applicable, through Participants or Indirect Participants. Under a book-entry format, Security Owners may experience some delay in their receipt of payments, since these payments will be forwarded by the applicable trustee or indenture trustee to DTC's nominee. DTC will then forward the payments to the Participants, which will then forward them to Indirect Participants or Security Owners.

      Under the rules, regulations and procedures creating and affecting DTC and its operations (the "Rules"), DTC is required to make book-entry transfers among Participants on whose behalf it acts with respect to the securities and to receive and transmit distributions of principal of and interest on the securities. Participants and Indirect Participants with which Security Owners have accounts with respect to the securities similarly are required to make book-entry transfers and to receive and transmit the payments on behalf of their respective Security Owners. Accordingly, although Security Owners will not possess physical certificates representing the securities, the Rules provide a mechanism by which Participants and Indirect Participants will receive payments and transfer or exchange interests, directly or indirectly, on behalf of Security Owners.

      Because DTC can act only on behalf of Participants, who in turn may act on behalf of Indirect Participants, the ability of a Security Owner to pledge securities to persons or entities that do not participate in the DTC system, or otherwise take actions with respect to the securities, may be limited due to the lack of a physical certificate representing the securities.

      DTC has advised the company that it will take any action permitted to be taken by a Security Owner under the Indenture, Trust Agreement or Pooling and Servicing Agreement, as applicable, only at the direction of one or more Participants to whose account with DTC the securities are credited. DTC may take conflicting actions with respect to other undivided interests to the extent that these actions are taken on behalf of Participants whose holdings include the undivided interests.

      Clearstream Banking, societe anonyme, 67 Bd Grande-Duchesse Charlotte, L-2967 Luxembourg ("Clearstream, Luxembourg"), was incorporated in 1970 as "Cedel S.A.", a company with limited liability under Luxembourg law (a societe anonyme). Cedel S.A. subsequently changed its name to Cedelbank. On January 10, 2000, Cedelbank's parent company, Cedel International, societe anonyme ("CI") merged its clearing, settlement and custody business with that of Deutsche Borse Clearing AG ("DBC"). The merger involved the transfer by CI of substantially all of its assets and liabilities (including its shares in CB) to a new Luxembourg company, New Cedel International, societe anonyme ("New CI"), which is 50% owned by CI and 50% owned by DBC's parent company Deutsche Borse AG. The shareholders of these two entities are banks, securities dealers and financial institutions. Cedel International currently has 92 shareholders, including U.S. financial institutions or their subsidiaries. No single entity may own more than 5 percent of Cedel International's stock.

      Further to the merger, the Board of Directors of New Cedel International decided to rename the companies in the group in order to give them a cohesive brand name. The new brand name that was chosen is "Clearstream". With effect from January 14, 2000 New CI has been renamed "Clearstream International, societe anonyme". On January 18, 2000, Cedelbank was renamed "Clearstream Banking, societe anonyme", and Cedel Global Services was renamed "Clearstream Services, societe anonyme".

      On January 17, 2000 DBC was renamed "Clearstream Banking AG". This means that there are now two entities in the corporate group headed by Clearstream International which share the name "Clearstream Banking", the entity previously named "Cedelbank" and the entity previously named "Deutsche Brse Clearing AG".

      Clearstream, Luxembourg holds securities for its customers ("Clearstream, Luxembourg Participants") and facilitates the clearance and settlement of securities transactions between Clearstream, Luxembourg customers through electronic book-entry changes in accounts of Clearstream, Luxembourg customers, thereby eliminating the need for physical movement of certificates. Transactions may be settled by Clearstream, Luxembourg in any of 36 currencies, including United States Dollars. Clearstream, Luxembourg provides to its customers, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream, Luxembourg also deals with domestic securities markets in over 30 countries through established depository and custodial relationships.

Clearstream, Luxembourg is registered as a bank in Luxembourg, and as such is subject to regulation by the Commission de Surveillance du Secteur Financier, "CSSF", which supervises Luxembourg banks. Clearstream, Luxembourg's customers are world-wide financial institutions including underwriters, securities brokers and dealers, banks, trust companies and clearing corporations. Clearstream, Luxembourg's U.S. customers are limited to securities brokers and dealers, and banks. Currently, Clearstream, Luxembourg has approximately 2,000 customers located in over 80 countries, including all major European countries, Canada, and the United States. Indirect access to Clearstream, Luxembourg is available to other institutions that clear through or maintain a custodial relationship with an account holder of Clearstream, Luxembourg. Clearstream, Luxembourg has established an electronic bridge with Morgan Guaranty Trust Company of New York as the Operator of the Euroclear System (MGT/EOC) in Brussels to facilitate settlement of trades between Clearstream, Luxembourg and MGT/EOC.

      Except as required by law, none of Credit Suisse First Boston LLC, the company, the related seller, the related servicer, or related indenture trustee, if any, or the related trustee will have any liability for any aspect of the records relating to or payments made on account of beneficial ownership interests of securities of any series held by DTC's nominee, or for maintaining, supervising or reviewing any records relating to the beneficial ownership interests.

                                 CREDIT SUPPORT

      Credit support for a Series of Notes or Certificates, as applicable, may be provided by one or more Letters of Credit, the issuance of Subordinated Classes or Subclasses of Notes or Certificates, as applicable, which may, if so specified in the related prospectus supplement, be issued in notional amounts, the issuance of subordinated Classes or Subclasses of Notes, the provision for shifting interest credit enhancement, the establishment of a Reserve Fund, or any combination of the foregoing, in addition to, or in lieu of, the insurance arrangements set forth below under "Description of Insurance." The amount and method of credit support will be set forth in the prospectus supplement with respect to a Series of Notes or Certificates, as applicable.

      Letters Of Credit

      The Letters of Credit, if any, with respect to a Series of Notes or Certificates, as applicable, will be issued by the bank or financial institution specified in the related prospectus supplement (the "L/C Bank"). The maximum obligation of the L/C Bank under the Letter of Credit will be to honor requests for payment in an aggregate fixed dollar amount, net of unreimbursed payments, equal to the percentage of the aggregate principal balance on the related Cut-off Date of the Mortgage Loans or Contracts evidenced by each Series (the "L/C Percentage") specified in the prospectus supplement for the Series. The duration of coverage and the amount and frequency of any reduction in coverage provided by the Letter of Credit with respect to a Series of Notes or Certificates, as applicable, will be in compliance with the requirements established by the Rating Agency rating the Series and will be set forth in the prospectus supplement relating to the Series of Notes or Certificates, as applicable. The amount available under the Letter of Credit in all cases shall be reduced to the extent of the unreimbursed payments under the Letter of Credit. The obligations of the L/C Bank under the Letter of Credit for each Series of Notes or Certificates, as applicable, will expire a specified number of days after the latest of the scheduled final maturity dates of the Mortgage Loans or Contracts in the related Mortgage Pool or Contract Pool or the repurchase of all


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

Mortgage Loans or Contracts in the Mortgage Pool or Contract Pool in the circumstances specified above. See "Description of the Securities--Termination."

      Unless otherwise specified in the applicable prospectus supplement, under the applicable Agreement and/or Servicing Agreement, the Master Servicer will be required not later than three business days prior to each Distribution Date to determine whether a payment under the Letter of Credit will be necessary on the Distribution Date and will, no later than the third business day prior to the Distribution Date, advise the L/C Bank and the Trustee of its determination, setting forth the amount of any required payment. On the Distribution Date, the L/C Bank will be required to honor the Trustee's request for payment in an amount equal to the lesser of (A) the remaining amount available under the Letter of Credit and (B) the outstanding principal balances of any Liquidating Loans to be assigned on the Distribution Date, together with accrued and unpaid interest on the Liquidating Loans at the related Mortgage Rate or APR to the related Due Date. The proceeds of payments under the Letter of Credit will be deposited into the Certificate Account and will be distributed to Securityholders, in the manner specified in the related prospectus supplement, on the Distribution Date, except to the extent of any unreimbursed Advances, servicing compensation due to the Servicers and the Master Servicer and other amounts payable to the Depositor or the person or entity named in the applicable prospectus supplement. Unless otherwise provided in the related prospectus supplement, the term "Liquidating Loan" means:

      (1) each Mortgage Loan with respect to which foreclosure proceedings have been commenced, and the Mortgagor's right of reinstatement has expired,

      (2) each Mortgage Loan with respect to which the Servicer or the Master Servicer has agreed to accept a deed to the property in lieu of foreclosure,

      (3) each Cooperative Loan as to which the shares of the related Cooperative and the related proprietary lease or occupancy agreement have been sold or offered for sale, or

      (4) each Contract with respect to which repossession proceedings have been commenced.

      If at any time the L/C Bank makes a payment in the amount of the full outstanding principal balance and accrued interest on a Liquidating Loan, it will be entitled to receive an assignment by the Trustee of the Liquidating Loan, and the L/C Bank will then own the Liquidating Loan free of any further obligation to the Trustee or the Securityholders with respect to the Liquidating Loan. Payments made to the Certificate Account by the L/C Bank under the Letter of Credit with respect to a Liquidating Loan will be reimbursed to the L/C Bank only from the proceeds, net of liquidation costs, of the Liquidating Loan. The amount available under the Letter of Credit will be increased to the extent it is reimbursed for the payments.

      To the extent the proceeds of liquidation of a Liquidating Loan acquired by the L/C Bank in the manner described in the preceding paragraph exceed the amount of payments made with respect to the Liquidating Loan, the L/C Bank will be entitled to retain the proceeds as additional compensation for issuance of the Letter of Credit.

      Prospective purchasers of Notes or Certificates, as applicable, of a Series with respect to which credit support is provided by a Letter of Credit must look to the credit of the L/C Bank, to the


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

extent of its obligations under the Letter of Credit, in the event of default by Mortgagors or Obligors. If the amount available under the Letter of Credit is exhausted, or the L/C Bank becomes insolvent, and amounts in the Reserve Fund, if any, with respect to the Series are insufficient to pay the entire amount of the loss and still be maintained at the Required Reserve, the Securityholders, in the priority specified in the related prospectus supplement, will subsequently bear all risks of loss resulting from default by Mortgagors or Obligors, including losses not covered by insurance, and must look primarily to the value of the properties securing defaulted Mortgage Loans or Contracts for recovery of the outstanding principal and unpaid interest.

      If so specified in the related prospectus supplement, the Reserve Fund may be created by the deposit, in escrow, by the Depositor, of a separate pool of Mortgage Loans or Contracts (the "Subordinated Pool"), with the aggregate principal balance specified in the related prospectus supplement, or by the deposit of cash in the amount specified in the related prospectus supplement (the "Initial Deposit"). The Reserve Fund will be funded by the retention of specified distributions on the Trust Assets of the related Mortgage Pool or Contract Pool, and/or on the mortgage loans, cooperative loans or Contracts in the Subordinated Pool, until the Reserve Fund, without taking into account the amount of any Initial Deposit, except as otherwise provided in the related prospectus supplement, reaches an amount (the "Required Reserve") set forth in the related prospectus supplement. Subsequently, specified distributions on the Trust Assets of the related Mortgage Pool or Contract Pool, and/or on the Mortgage Loans or Contracts in the Subordinated Pool, will be retained to the extent necessary to maintain the Reserve Fund, without, except as otherwise provided in the related prospectus supplement, taking into account the amount of any Initial Deposit, at the related Required Reserve.

      In the event that a Subordinated Class or Subclass of a Series of Notes or Certificates, as applicable, is issued with a notional amount, the coverage provided by the Letter of Credit with respect to the Series, and the terms and conditions of the coverage, will be set forth in the related prospectus supplement.

      Subordinated Securities

      To the extent specified in the prospectus supplement with respect to a Series of Notes or Certificates, as applicable, credit support may be provided by the subordination of the rights of the holders of one or more Classes or Subclasses of Notes or Certificates, as applicable, to receive distributions with respect to the Mortgage Loans or Mortgage Certificates in the Mortgage Pool or Contracts in the Contract Pool underlying the Series, or with respect to a Subordinated Pool of mortgage loans or contracts, to the rights of the Senior Securityholders or holders of one or more Classes or Subclasses of Subordinated Notes or Subordinated Certificates, as applicable, of the Series to receive distributions, to the extent of the applicable Subordinated Amount or as otherwise specified in the related prospectus supplement. In this case, credit support may also be provided by the establishment of a Reserve Fund, as described below. Except as otherwise provided in the related prospectus supplement, the Subordinated Amount, as described below, will be reduced by an amount equal to Aggregate Losses. Aggregate Losses will be defined in the related Agreement for any given period as the aggregate amount of delinquencies, losses and other deficiencies in the amounts due to the holders of the Notes or Certificates, as applicable, of one or more Classes or Subclasses of the Series paid or borne by the holders of one or more Classes or Subclasses of Subordinated Notes or Subordinated Certificates, as applicable, of the Series ("payment deficiencies"), but excluding any payments of interest on any amounts originally due to the holders of the Notes or Certificates, as applicable, of a Class or Subclass to which the applicable Class or Subclass of Subordinated Notes or Subordinated Certificates, as applicable, are subordinated on a previous Distribution Date, but not paid as due, whether by way of withdrawal from the Reserve Fund, including, prior to the time that the Subordinated Amount is reduced to zero, any withdrawal of amounts attributable to the Initial Deposit, if any, reduction in amounts otherwise distributable to the Subordinated Securityholders on any Distribution Date or otherwise, less the aggregate amount of previous payment deficiencies recovered by the related Trust Fund during any period in respect of the Mortgage Loans or Contracts giving rise to previous payment deficiencies, including, without limitation, recoveries resulting from the receipt of delinquent principal and/or interest payments, Liquidation Proceeds or Insurance Proceeds, net, in each case, of servicing compensation, foreclosure costs and other servicing costs, expenses and unreimbursed Advances relating to the Mortgage Loans or Contracts. The prospectus supplement for each Series of Notes or Certificates, as applicable, with respect to which credit support will be provided by one or more Classes or Subclasses of Subordinated Notes or Subordinated Certificates, as applicable, will set forth the Subordinated Amount for the Series and/or the manner by which one or more Classes or Subclasses of Notes or Certificates, as applicable, may be subordinated to other Classes or Subclasses or Notes or Certificates, as applicable. If specified in the related prospectus supplement, the Subordinated Amount will decline over time in accordance with a schedule which will also be set forth in the related prospectus supplement.

      In addition, if so specified in the related prospectus supplement, if a Series of Notes or Certificates, as applicable, includes Notes, one more Classes or Subclasses of Notes may be subordinated to another Class or Subclasses of Notes and may be entitled to receive disproportionate amounts of distributions in respect of principal and all the Certificates of the Series will be subordinated to all the Notes.

      Shifting Interest

      If specified in the prospectus supplement for a Series of Notes or Certificates, as applicable, for which credit enhancement is provided by shifting interest as described in this prospectus, the rights of the holders of the Subordinated Notes or Subordinated Certificates, as applicable, of a Series to receive distributions with respect to the Mortgage Loans, Mortgage Certificates or Contracts in the related Trust Fund or Subsidiary Trust will be subordinated to the right of the holders of the Senior Notes or Senior Certificates, as applicable, of the same Series to the extent described in the related prospectus supplement. This subordination feature is intended to enhance the likelihood of regular receipt by holders of Senior Notes or Senior Certificates, as applicable, of the full amount of scheduled monthly payments of principal and interest due them and to provide limited protection to the holders of the Senior Notes or Senior Certificates, as applicable, against losses due to mortgagor defaults.

      The protection afforded to the holders of Senior Notes or Senior Certificates, as applicable, of a Series by the shifting interest subordination feature will be effected by distributing to the holders of the Senior Notes or Senior Certificates, as applicable, a disproportionately greater percentage (the "Senior Prepayment Percentage") of Principal Prepayments. The initial Senior Prepayment Percentage will be the percentage specified in the related prospectus supplement and will decrease in accordance with the schedule and subject to the conditions set forth in the prospectus supplement. This disproportionate distribution of Principal Prepayments will have the effect of accelerating the amortization of the Senior Notes or Senior Certificates, as applicable,


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

while increasing the respective interest of the Subordinated Notes or Subordinated Certificates, as applicable, in the Mortgage Pool or Contract Pool. Increasing the respective interest of the Subordinated Notes or Subordinated Certificates, as applicable, relative to that of the Senior Notes or Senior Certificates, as applicable, is intended to preserve the availability of the benefits of the subordination provided by the Subordinated Notes or Subordinated Certificates, as applicable.

      Swap Agreement

      If so specified in the prospectus supplement relating to a Series of Notes or Certificates, as applicable, the related Trust will enter into or obtain an assignment of a swap agreement or other similar agreement pursuant to which the trust will have the right to receive particular payments of interest, or other payments, as set forth or determined as described in the agreement or agreements. The prospectus supplement relating to a Series of Notes or Certificates, as applicable, having the benefit of an interest rate or currency rate swap, cap or floor agreement will describe the material terms of the agreement and the particular risks associated with the interest rate swap feature, including market and credit risk, the effect of counterparty defaults and other risks, if any, addressed by the rating. The prospectus supplement relating to the Series of Notes or Certificates, as applicable, also will set forth information relating to the corporate status, ownership and credit quality of the counterparty or counterparties to the swap agreement in accordance with applicable rules and regulations of the Commission.

      Reserve Fund

      If so specified in the related prospectus supplement, credit support with respect to one or more Classes or Subclasses of Notes or Certificates, as applicable, of a Series may be provided by the establishment and maintenance with the Trustee for the Series of Notes or Certificates, as applicable, in trust, of a Reserve Fund for the Series. Unless otherwise specified in the applicable prospectus supplement, the Reserve Fund for a Series will not be included in the Trust Fund for the Series. The Reserve Fund for each Series will be created by the Depositor and shall be funded by the retention by the Master Servicer of particular payments on the Mortgage Loans or Contracts, by the deposit with the Trustee, in escrow, by the Depositor of a Subordinated Pool of mortgage loans or Contracts with the aggregate principal balance, as of the related Cut-off Date, set forth in the related prospectus supplement, by any combination of the foregoing, or in another manner specified in the related prospectus supplement. Except as otherwise provided in the related prospectus supplement, following the initial issuance of the Notes or Certificates, as applicable, of a Series and until the balance of the Reserve Fund first equals or exceeds the Required Reserve, the Master Servicer will retain specified distributions on the related Mortgage Loans or Contracts and/or on the Contracts in the Subordinated Pool otherwise distributable to the holders of the applicable Class or Subclasses of Subordinated Notes or Subordinated Certificates, as applicable, and deposit the amounts in the Reserve Fund. After the amounts in the Reserve Fund for a Series first equal or exceed the applicable Required Reserve, the Master Servicer will retain the distributions and deposit so much of the amounts in the Reserve Fund as may be necessary, after the application of distributions to amounts due and unpaid on the Notes or Certificates, as applicable, or on the Notes or Certificates, as applicable, of the Series to which the applicable Class or Subclass of Subordinated Notes or Subordinated Certificates, as applicable, are subordinated and the reimbursement of unreimbursed Advances and liquidation expenses, to maintain the Reserve Fund at the Required Reserve. Except as otherwise provided in the related prospectus supplement, the balance in the Reserve Fund in excess of the Required Reserve shall be paid to the applicable Class


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

or Subclass of Subordinated Notes or Subordinated Certificates, as applicable, or to another specified person or entity, as set forth in the related prospectus supplement, and shall subsequently be unavailable for future distribution to Certificateholders of either Class. The prospectus supplement for each Series will set forth the amount of the Required Reserve applicable from time to time. The Required Reserve may decline over time in accordance with a schedule which will also be set forth in the related prospectus supplement.

      Except as otherwise provided in the related prospectus supplement, amounts held in the Reserve Fund for a Series from time to time will continue to be the property of the Subordinated Securityholders of the Classes or Subclasses specified in the related prospectus supplement until withdrawn from the Reserve Fund and transferred to the Certificate Account as described below. Except as otherwise provided in the related prospectus supplement, if on any Distribution Date the amount in the Certificate Account available to be applied to distributions on the applicable Senior Notes or Senior Certificates, as applicable, of the Series, after giving effect to any Advances made by the Servicers or the Master Servicer on the Distribution Date, is less than the amount required to be distributed to the Senior Securityholders (the "Required Distribution") on the Distribution Date, the Master Servicer will withdraw from the Reserve Fund and deposit into the Certificate Account the lesser of (1) the entire amount on deposit in the Reserve Fund available for distribution to the Senior Securityholders, which amount will not in any event exceed the Required Reserve, or (2) the amount necessary to increase the funds in the Certificate Account eligible for distribution to the Senior Securityholders on the Distribution Date to the Required Distribution; provided, however, that unless specified in the related prospectus supplement no amount representing investment earnings on amounts held in the Reserve Fund be transferred into the Certificate Account or otherwise used in any manner for the benefit of the Senior Securityholders. If so specified in the applicable prospectus supplement, the balance, if any, in the Reserve Fund in excess of the Required Reserve shall be released to the applicable Subordinated Securityholders. Unless otherwise specified in the related prospectus supplement, whenever the Reserve Fund is less than the Required Reserve, holders of the Subordinated Notes or Subordinated Certificates, as applicable, of the applicable Class or Subclass will not receive any distributions with respect to the Mortgage Loans, Mortgage Certificates or Contracts other than amounts attributable to interest on the Mortgage Loans, Mortgage Certificates or Contracts after the initial Required Reserve has been attained and amounts attributable to any income resulting from investment of the Reserve Fund as described below. Except as otherwise provided in the related prospectus supplement, whether or not the amount of the Reserve Fund exceeds the Required Reserve on any Distribution Date, the holders of the Subordinated Notes or Subordinated Certificates, as applicable, of the applicable Class or Subclass are entitled to receive from the Certificate Account their share of the proceeds of any Mortgage Loan, Mortgage Certificates or Contract, or any property acquired for them, repurchased by reason of defective documentation or the breach of a representation or warranty pursuant to the Pooling and Servicing Agreement. Except as otherwise provided in the related prospectus supplement, amounts in the Reserve Fund shall be applied in the following order:

      (1) to the reimbursement of Advances determined by the Master Servicer and the Servicers to be otherwise unrecoverable, other than Advances of interest in connection with prepayments in full, repurchases and liquidations, and the reimbursement of liquidation expenses incurred by the Servicers and the Master Servicer if sufficient funds for reimbursement are not otherwise available in the related Servicing Accounts and Certificate Account;

      (2) to the payment to the holders of the applicable Senior Notes or Senior Certificates, as applicable, of the Series of amounts distributable to them on the related Distribution Date in respect of scheduled payments of principal and interest due on the related Due Date to the extent that sufficient funds in the Certificate Account are not available; and

      (3) to the payment to the holders of the Senior Notes or Senior Certificates, as applicable, of the Series of the principal balance or purchase price, as applicable, of Mortgage Loans or Contracts repurchased, liquidated or foreclosed during the period ending on the day prior to the Due Date to which the distribution relates and interest on these Mortgage Loans or Contracts at the related Mortgage Rate or APR, as applicable, to the extent that sufficient funds in the Certificate Account are not available.

      Except as otherwise provided in the related prospectus supplement, amounts in the Reserve Fund in excess of the Required Reserve, including any investment income on amounts in the Reserve Fund, as set forth below, shall then be released to the holders of the Subordinated Notes or Subordinated Certificates, as applicable, or to another person specified in the applicable prospectus supplement, as set forth above.

      Funds in the Reserve Fund for a Series shall be invested as provided in the related Agreement and/or Indenture in specific types of eligible investments. The earnings on these investments will be withdrawn and paid to the holders of the applicable Class or Subclass of Subordinated Notes or Subordinated Certificates, as applicable, in accordance with their respective interests in the Reserve Fund in the priority specified in the related prospectus supplement. Unless otherwise specified in the related prospectus supplement, investment income in the Reserve Fund is not available for distribution to the holders of the Senior Notes or Senior Certificates, as applicable, of the Series or otherwise subject to any claims or rights of the holders of the applicable Class or Subclass of Senior Notes or Senior Certificates, as applicable. Eligible investments for monies deposited in the Reserve Fund will be specified in the applicable Agreement and/or Indenture for a Series of Notes or Certificates, as applicable, for which a Reserve Fund is established and in some instances will be limited to investments acceptable to the Rating Agency rating the Notes or Certificates, as applicable, of the Series from time to time as being consistent with its outstanding rating of the Notes or Certificates, as applicable. These eligible investments will be limited, however, to obligations or securities that mature at various time periods up to 30 days according to a schedule in the applicable Agreement based on the current balance of the Reserve Fund at the time of the investment or the contractual commitment providing for the investment.

      The time necessary for the Reserve Fund of a Series to reach and maintain the applicable Required Reserve at any time after the initial issuance of the Notes or Certificates, as applicable, of the Series and the availability of amounts in the Reserve Fund for distributions on the Notes or Certificates, as applicable, will be affected by the delinquency, foreclosure and prepayment experience of the Mortgage Loans or Contracts in the related Trust Fund and/or in the Subordinated Pool and therefore cannot be accurately predicted.


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

      Security Guarantee Insurance

      If so specified in the related prospectus supplement, Security Guarantee Insurance, if any, with respect to a Series of Notes or Certificates, as applicable, may be provided by one or more insurance companies. The Security Guarantee Insurance will guarantee, with respect to one or more Classes of Notes or Certificates, as applicable, of the related Series, timely distributions of interest and full distributions of principal on the basis of a schedule of principal distributions set forth in or determined in the manner specified in the related prospectus supplement. If so specified, in the related prospectus supplement, the Security Guarantee Insurance will also guarantee against any payment made to a Series of Notes or Certificates, as applicable, which is subsequently recovered as a "voidable preference" payment under the Bankruptcy Code. A copy of the Security Guarantee Insurance for a Series, if any, will be filed with the Commission as an exhibit to a Current Report on Form 8-K to be filed with the Commission within 15 days of issuance of the Notes or Certificates, as applicable, of the related Series.

      Performance Bond

      If so specified in the related prospectus supplement, the Master Servicer may be required to obtain a Performance Bond that would provide a guarantee of the performance by the Master Servicer of one or more of its obligations under the applicable Agreement and/or Servicing Agreement, including its obligation to make Advances and its obligation to repurchase Mortgage Loans or Contracts in the event of a breach by the Master Servicer of a representation or warranty contained in the applicable Agreement. In the event that the outstanding credit rating of the obligor of the Performance Bond is lowered by the Rating Agency, with the result that the outstanding rating on any Class or Subclass of Notes or Certificates, as applicable, would be reduced by the Rating Agency, the Master Servicer will be required to secure a substitute Performance Bond issued by an entity with a rating sufficient to maintain the outstanding rating on the Notes or Certificates, as applicable, or to deposit and maintain with the Trustee cash in the amount specified in the applicable prospectus supplement.

                            DESCRIPTION OF INSURANCE

      To the extent that the applicable prospectus supplement does not expressly provide for a form of credit support specified above, the following paragraphs on insurance shall apply with respect to the Mortgage Loans included in the related Trust Fund. To the extent specified in the related prospectus supplement, each Manufactured Home that secures a Contract will be covered by a standard hazard insurance policy and other insurance policies to the extent described in the related prospectus supplement. Any material changes in the insurance from the description that follows will be set forth in the applicable prospectus supplement.

      Primary Mortgage Insurance Policies

      To the extent specified in the related prospectus supplement, each Servicing Agreement will require the Servicer to cause a Primary Mortgage Insurance Policy to be maintained in full force and effect with respect to each Mortgage Loan that is secured by a Single Family Property covered by the Servicing Agreement requiring the insurance and to act on behalf of the Insured with respect to all actions required to be taken by the Insured under each Primary Mortgage Insurance Policy. Any primary mortgage insurance or primary credit insurance policies relating to the Contracts


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

underlying a Series of Notes or Certificates, as applicable, will be described in the related prospectus supplement.

      Unless otherwise specified in the related prospectus supplement, the amount of a claim for benefits under a Primary Mortgage Insurance Policy covering a Mortgage Loan in the related Mortgage Pool (referred to in this prospectus as the "Loss") will consist of the insured portion of the unpaid principal amount of the covered Mortgage Loan, as described in this prospectus, and accrued and unpaid interest on the Mortgage Loan and reimbursement of particular types of expenses, less

o all rents or other payments collected or received by the Insured, other than the proceeds of hazard insurance, that are derived from or in any way related to the Mortgaged Property,

o hazard insurance proceeds in excess of the amount required to restore the Mortgaged Property and which have not been applied to the payment of the Mortgage Loan,

o     amounts expended but not approved by the Primary Mortgage Insurer,

o     claim payments previously made by the Primary Mortgage Insurer, and

o     unpaid premiums.

      Unless otherwise specified in the related prospectus supplement, as conditions precedent to the filing of or payment of a claim under a Primary Mortgage Insurance Policy covering a Mortgage Loan in the related Mortgage Pool, the Insured will be required to, in the event of default by the Mortgagor:

      (1)   advance or discharge;

            (a)   all hazard insurance premiums and

            (b) as necessary and approved in advance by the Primary Mortgage Insurer,

o     real estate property taxes,

o all expenses required to preserve, repair and prevent waste to the Mortgaged Property so as to maintain the Mortgaged Property in at least as good a condition as existed at the effective date of the Primary Mortgage Insurance Policy, ordinary wear and tear excepted,

o     property sales expenses,

o any outstanding liens (as defined in the Primary Mortgage Insurance Policy) on the Mortgaged Property, and

o     foreclosure costs, including court costs and reasonable attorneys' fees;

      (2) in the event of a physical loss or damage to the Mortgaged Property, have restored and repaired the Mortgaged Property to at least as good a condition as existed at the effective date of the Primary Mortgage Insurance Policy, ordinary wear and tear excepted; and

      (3) tender to the Primary Mortgage Insurer good and merchantable title to and possession of the mortgaged property.


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

      Unless otherwise specified in the related prospectus supplement, other provisions and conditions of each Primary Mortgage Insurance Policy covering a Mortgage Loan in the related Mortgage Pool generally will provide that:

      (1) no change may be made in the terms of the Mortgage Loan without the consent of the Primary Mortgage Insurer;

      (2) written notice must be given to the Primary Mortgage Insurer within 10 days after the Insured becomes aware that a Mortgagor is delinquent in the payment of a sum equal to the aggregate of two scheduled monthly payments due under the Mortgage Loan or that any proceedings affecting the Mortgagor's interest in the Mortgaged Property securing the Mortgage Loan have commenced, and afterward the Insured must report monthly to the Primary Mortgage Insurer the status of any the Mortgage Loan until the Mortgage Loan is brought current, the proceedings are terminated or a claim is filed;

      (3) the Primary Mortgage Insurer will have the right to purchase the Mortgage Loan, at any time subsequent to the 10 days' notice described in (2) above and prior to the commencement of foreclosure proceedings, at a price equal to the unpaid principal amount of the Mortgage Loan, plus accrued and unpaid interest on the Mortgage Loan and reimbursable amounts expended by the Insured for the real estate taxes and fire and extended coverage insurance on the Mortgaged Property for a period not exceeding 12 months, and less the sum of any claim previously paid under the Primary Mortgage Insurance Policy and any due and unpaid premiums with respect to the policy;

      (4) the Insured must commence proceedings at the times specified in the Primary Mortgage Insurance Policy and diligently proceed to obtain good and merchantable title to and possession of the Mortgaged Property;

      (5) the Insured must notify the Primary Mortgage Insurer of the price specified in (3) above at least 15 days prior to the sale of the Mortgaged Property by foreclosure, and bid the amount unless the Mortgage Insurer specifies a lower or higher amount; and

      (6) the Insured may accept a conveyance of the Mortgaged Property in lieu of foreclosure with written approval of the Mortgage Insurer provided the ability of the Insured to assign specified rights to the Primary Mortgage Insurer are not impaired by a conveyance or the specified rights of the Primary Mortgage Insurer are not adversely affected by a conveyance.

      Unless otherwise specified in the related prospectus supplement, the Primary Mortgage Insurer will be required to pay to the Insured either: (1) the insured percentage of the Loss; or (2) at its option under some of the Primary Mortgage Insurance Policies, the sum of the delinquent monthly payments plus any advances made by the Insured, both to the date of the claim payment, and afterward, monthly payments in the amount that would have become due under the Mortgage Loan if it had not been discharged plus any advances made by the Insured until the earlier of (A) the date the Mortgage Loan would have been discharged in full if the default had not occurred or (B) an


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

approved sale. Any rents or other payments collected or received by the Insured which are derived from or are in any way related to the Mortgaged Property will be deducted from any claim payment.

      FHA Insurance And VA Guarantees

      The FHA is responsible for administering various federal programs, including mortgage insurance, authorized under the National Housing Act, as amended, and the United States Housing Act of 1937, as amended. Any FHA Insurance or VA Guarantees relating to Contracts underlying a Series of Notes or Certificates, as applicable, will be described in the related prospectus supplement.

      The insurance premiums for FHA Loans are collected by HUD approved lenders or by the Servicers of FHA Loans and are paid to the FHA. The regulations governing FHA single-family mortgage insurance programs provide that insurance benefits are payable either upon foreclosure, or other acquisition of possession, and conveyance of the mortgaged premises to HUD or upon assignment of the defaulted FHA Loan to HUD. With respect to a defaulted FHA Loan, the Servicer of the FHA Loan will be limited in its ability to initiate foreclosure proceedings. When it is determined, either by the Servicer or HUD, that default was caused by circumstances beyond the Mortgagor's control, the Servicer will be expected to make an effort to avoid foreclosure by entering, if feasible, into one of a number of available forms of forbearance plans with the Mortgagor. The plans may involve the reduction or suspension of scheduled mortgage payments for a specified period, with the payments to be made upon or before the maturity date of the mortgage, or the recasting of payments due under the mortgage up to or beyond the scheduled maturity date. In addition, when a default caused by this circumstance is accompanied by other criteria, HUD may provide relief by making payments to the Servicer of the Mortgage Loan in partial or full satisfaction of amounts due, which payments are to be repaid by the Mortgagor to HUD, or by accepting assignment of the Mortgage Loan from the Servicer. With some exceptions, at least three full monthly installments must be due and unpaid under the Mortgage Loan, and HUD must have rejected any request for relief from the Mortgagor before the Servicer may initiate foreclosure proceedings.

      HUD has the option, in most cases, to pay insurance claims in cash or in debentures issued by HUD. Presently, claims are being paid in cash, and claims have not been paid in debentures since 1965. HUD debentures issued in satisfaction of FHA insurance claims bear interest at the applicable HUD debenture interest rate. The Servicer of each FHA Loan in a Mortgage Pool will be obligated to purchase any debenture issued in satisfaction of a defaulted FHA Loan serviced by it for an amount equal to the principal amount of the FHA Loan.

      The amount of insurance benefits generally paid by the FHA is equal to the entire unpaid principal balance of the defaulted FHA Loan, adjusted to reimburse the Servicer of the FHA Loan for particular costs and expenses and to deduct specific amounts received or retained by the Servicer after default. When entitlement to insurance benefits results from foreclosure, or other acquisition of possession, and conveyance to HUD, the Servicer is compensated for no more than two-thirds of its foreclosure costs, and is compensated for interest accrued and unpaid prior to this date in general only to the extent it was allowed pursuant to a forbearance plan approved by HUD. When entitlement to insurance benefits results from assignment of the FHA Loan to HUD, the insurance payment includes full compensation for interest accrued and unpaid to the assignment date. The insurance payment itself, upon foreclosure of an FHA Loan, bears interest from a date 30 days after the mortgagor's first uncorrected failure to perform any obligation or make any payment due under


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the Mortgage Loan and, upon assignment, from the date of assignment, to the date of payment of the claim, in each case at the same interest rate as the applicable HUD debenture interest rate as described above.

      The maximum guarantee that may be issued by the VA under a VA Loan is

o 50% of the principal amount of the VA Loan if the principal amount of the Mortgage Loan is $45,000 or less,

o the lesser of $36,000 and 40% if the principal amount of the VA Loan if the principal amount of the VA Loan is greater than $45,000 but less than or equal to $144,000, and

o the lesser of $46,000 and 25% of the principal amount of the Mortgage Loan if the principal amount of the Mortgage Loan is greater than $144,000.

The liability on the guarantee is reduced or increased pro rata with any reduction or increase in the amount of indebtedness, but in no event will the amount payable on the guarantee exceed the amount of the original guarantee. The VA may, at its option and without regard to the guarantee, make full payment to a mortgage holder of unsatisfied indebtedness on a Mortgage upon its assignment to the VA.

      With respect to a defaulted VA Loan, the Servicer is, absent exceptional circumstances, authorized to announce its intention to foreclose only when the default has continued for three months. Generally, a claim for the guarantee is submitted after liquidation of the Mortgaged Property.

      The amount payable under the guarantee will be the percentage of the VA Loan originally guaranteed applied to indebtedness outstanding as of the applicable date of computation specified in the VA regulations. Payments under the guarantee will be equal to the unpaid principal amount of the VA Loan, interest accrued on the unpaid balance of the VA Loan to the appropriate date of computation and limited expenses of the mortgagee, but in each case only to the extent that the amounts have not been recovered through liquidation of the Mortgaged Property. The amount payable under the guarantee may in no event exceed the amount of the original guarantee.

      Standard Hazard Insurance Policies On Mortgage Loans

      Unless otherwise specified in the related prospectus supplement, any Standard Hazard Insurance Policies covering the Mortgage Loans in a Mortgage Pool will provide for coverage at least equal to the applicable state standard form of fire insurance policy with extended coverage. In general, the standard form of fire and extended coverage policy will cover physical damage to, or destruction of, the improvements on the Mortgaged Property caused by fire, lightning, explosion, smoke, windstorm, hail, riot, strike and civil commotion, subject to the conditions and exclusions particularized in each policy. Because the Standard Hazard Insurance Policies relating to the Mortgage Loans will be underwritten by different insurers and will cover Mortgaged Properties located in various states, the policies will not contain identical terms and conditions. The most significant terms of the policies, however, generally will be determined by state law and generally will be similar. Most policies typically will not cover any physical damage resulting from the following: war, revolution, governmental actions, floods and other water-related causes, earth movement, including earthquakes, landslides and mudflows, nuclear reaction, wet or dry rot,


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vermin, rodents, insects or domestic animals, theft and, in some cases, vandalism. The foregoing list is merely indicative of specific kinds of uninsured risks and is not intended to be all-inclusive.

      The Standard Hazard Insurance Policies covering Mortgaged Properties securing Mortgage Loans typically will contain a "coinsurance" clause which, in effect, will require the insured at all times to carry insurance of a specified percentage, generally 80% to 90%, of the full replacement value of the dwellings, structures and other improvements on the Mortgaged Property in order to recover the full amount of any partial loss. If the insured's coverage falls below this specified percentage, the clause will provide that the insurer's liability in the event of partial loss will not exceed the greater of (1) the actual cash value, the replacement cost less physical depreciation, of the dwellings, structures and other improvements damaged or destroyed or (2) the proportion of the loss, without deduction for depreciation, as the amount of insurance carried bears to the specified percentage of the full replacement cost of the dwellings, structures and other improvements.

      The Depositor will not require that a standard hazard or flood insurance policy be maintained on the Cooperative Dwelling relating to any Cooperative Loan. Generally, the cooperative corporation itself is responsible for maintenance of hazard insurance for the property owned by the cooperative and the tenant-stockholders of that cooperative do not maintain individual hazard insurance policies. To the extent, however, that a Cooperative and the related borrower on a Cooperative Loan do not maintain the insurance or do not maintain adequate coverage or any insurance proceeds are not applied to the restoration of damaged property, any damage to the borrower's Cooperative Dwelling or the Cooperative's building could significantly reduce the value of the collateral securing the Cooperative Loan to the extent not covered by other credit support.

      Any losses incurred with respect to Mortgage Loans due to uninsured risks, including earthquakes, mudflows and, with respect to Mortgaged Properties located other than in HUD designated flood areas, floods, or insufficient hazard insurance proceeds and any hazard losses incurred with respect to Cooperative Loans could affect distributions to the Certificateholders.

      With respect to Mortgage Loans secured by Multifamily Property, additional insurance policies may be required with respect to the Multifamily Property; for example, general liability insurance for bodily injury and property damage, steam boiler coverage where a steam boiler or other pressure vessel is in operation, and rent loss insurance to cover income losses following damage or destruction of the Mortgaged Property. The related prospectus supplement will specify the required types and amounts of additional insurance that may be required in connection with Mortgage Loans secured by Multifamily Property and will describe the general terms of the insurance and conditions to payment.

      Standard Hazard Insurance Policies On The Manufactured Homes

      The applicable Pooling and Servicing Agreement or Sale and Servicing Agreement for each Series will require the Master Servicer to cause to be maintained with respect to each Contract one or more Standard Hazard Insurance Policies which provide, at a minimum, the same coverage as a standard form file and extended coverage insurance policy that is customary for manufactured housing, issued by a company authorized to issue policies in the state in which the Manufactured Home is located, and in an amount which is not less than the lesser of the maximum insurable value of the Manufactured Home or the principal balance due from the Obligor on the related Contract; provided, however, that the amount of coverage provided by each Standard Hazard Insurance Policy


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shall be sufficient to avoid the application of any co-insurance clause contained in the policy. When a Manufactured Home's location was, at the time of origination of the related Contract, within a federally designated flood area, the Master Servicer also shall cause flood insurance to be maintained, which coverage shall be at least equal to the minimum amount specified in the preceding sentence or a lesser amount as may be available under the federal flood insurance program. Each Standard Hazard Insurance Policy caused to be maintained by the Master Servicer shall contain a standard loss payee clause in favor of the Master Servicer and its successors and assigns. If any Obligor is in default in the payment of premiums on its Standard Hazard Insurance Policy or Policies, the Master Servicer shall pay the premiums out of its own funds, and may add separately the premium to the Obligor's obligation as provided by the Contract, but may not add the premium to the remaining principal balance of the Contract.

      The Master Servicer may maintain, in lieu of causing individual Standard Hazard Insurance Policies to be maintained with respect to each Manufactured Home, and shall maintain, to the extent that the related Contract does not require the Obligor to maintain a Standard Hazard Insurance Policy with respect to the related Manufactured Home, one or more blanket insurance policies covering losses on the Obligor's interest in the Contracts resulting from the absence or insufficiency of individual Standard Hazard Insurance Policies. Any blanket policy shall be substantially in the form and in the amount carried by the Master Servicer as of the date of the Pooling and Servicing Agreement. The Master Servicer shall pay the premium for the policy on the basis described in the policy and shall pay any deductible amount with respect to claims under the policy relating to the Contracts. If the insurer shall cease to be acceptable to the Master Servicer, the Master Servicer shall use its best reasonable efforts to obtain from another insurer a replacement policy comparable to the policy.

      If the Master Servicer shall have repossessed a Manufactured Home on behalf of the Trustee, the Master Servicer shall either (1) maintain at its expense hazard insurance with respect to the Manufactured Home or (2) indemnify the Trustee against any damage to the Manufactured Home prior to resale or other disposition.

      Pool Insurance Policies

      If so specified in the related prospectus supplement, the Master Servicer will obtain a Pool Insurance Policy for a Mortgage Pool underlying Notes or Certificates, as applicable, of the Series. The Pool Insurance Policy will be issued by the Pool Insurer named in the applicable prospectus supplement. Any Pool Insurance Policy for a Contract Pool underlying a Series of Notes or Certificates, as applicable, will be described in the related prospectus supplement. Each Pool Insurance Policy will cover any loss, subject to the limitations described below, by reason of default to the extent the related Mortgage Loan is not covered by any Primary Mortgage Insurance Policy, FHA insurance or VA guarantee. The amount of the Pool Insurance Policy, if any, with respect to a Series will be specified in the related prospectus supplement. A Pool Insurance Policy, however, will not be a blanket policy against loss, because claims under a Pool Insurance Policy may only be made for particular defaulted Mortgage Loans and only upon satisfaction of particular conditions precedent described below. The prospectus supplement will contain the financial information regarding the Pool Insurer required by the rules and regulations of the Commission.

      Unless otherwise specified in the related prospectus supplement, the Pool Insurance Policy will provide that as a condition precedent to the payment of any claim the Insured will be required


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

      (1) to advance hazard insurance premiums on the Mortgaged Property securing the defaulted Mortgage Loan;

      (2)   to advance, as necessary and approved in advance by the Pool
            Insurer,

            o     real estate property taxes,

            o all expenses required to preserve and repair the Mortgaged Property, to protect the Mortgaged Property from waste, so that the Mortgaged Property is in at least as good a condition as existed on the date upon which coverage under the Pool Insurance Policy with respect to the Mortgaged Property first became effective, ordinary wear and tear excepted,

            o     property sales expenses,

            o     any outstanding liens on the Mortgaged Property, and

            o foreclosure costs including court costs and reasonable attorneys' fees; and

      (3) if there has been physical loss or damage to the Mortgaged Property, to restore the Mortgaged Property to its condition, reasonable wear and tear excepted, as of the issue date of the Pool Insurance Policy.

It also will be a condition precedent to the payment of any claim under the Pool Insurance Policy that the Insured maintain a Primary Mortgage Insurance Policy that is acceptable to the Pool Insurer on all Mortgage Loans that have Loan-to-Value Ratios at the time of origination in excess of 80%. FHA insurance and VA guarantees will be deemed to be an acceptable Primary Mortgage Insurance Policy under the Pool Insurance Policy. Assuming satisfaction of these conditions, the Pool Insurer will pay to the Insured the amount of loss, determined as follows:

      (1) the amount of the unpaid principal balance of the Mortgage Loan immediately prior to the Approved Sale (as described below) of the Mortgaged Property,

      (2) the amount of the accumulated unpaid interest on the Mortgage Loan to the date of claim settlement at the applicable Mortgage Rate, and

      (3)   advances as described above, less

            o all rents or other payments, excluding proceeds of fire and extended coverage insurance, collected or received by the Insured, which are derived from or in any way related to the Mortgaged Property,

            o amounts paid under applicable fire and extended coverage policies which are in excess of the cost of restoring and repairing the Mortgaged Property and which have not been applied to the payment of the Mortgage Loan, o any claims payments previously made by the Pool Insurer on the Mortgage Loan,

            o due and unpaid premiums payable with respect to the Pool Insurance Policy, and

            o all claim payments received by the Insured pursuant to any Primary Mortgage Insurance Policy.


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

An "Approved Sale" is

(1) a sale of the Mortgaged Property acquired because of a default by the Mortgagor to which the Pool Insurer has given prior approval,

(2) a foreclosure or trustee's sale of the Mortgaged Property at a price exceeding the maximum amount specified by the Pool Insurer,

(3) the acquisition of the Mortgaged Property under the Primary Insurance Policy by the Primary Mortgage Insurer, or

(4)   the acquisition of the Mortgaged Property by the Pool Insurer.

The Pool Insurer must be provided with good and merchantable title to the Mortgaged Property as a condition precedent to the payment of any Loss. If any Mortgaged Property securing a defaulted Mortgage Loan is damaged and the proceeds, if any, from the related Standard Hazard Insurance Policy or the applicable Special Hazard Insurance Policy are insufficient to restore the Mortgaged Property to a condition sufficient to permit recovery under the Pool Insurance Policy, the Master Servicer or the Servicer of the related Mortgage Loan will not be required to expend its own funds to restore the damaged Mortgaged Property unless it is determined (1) that the restoration will increase the proceeds to the Securityholders of the related Series on liquidation of the Mortgage Loan, after reimbursement of the expenses of the Master Servicer or the Servicer, as the case may be, and (2) that the expenses will be recoverable by it through payments under the Letter of Credit, if any, with respect to the Series, Liquidation Proceeds, Insurance Proceeds or amounts in the Reserve Fund, if any, with respect to the Series.

      No Pool Insurance Policy will insure, and many Primary Mortgage Insurance Policies may not insure, against loss sustained by reason of a default arising from, among other things,

(1) fraud or negligence in the origination or servicing of a Mortgage Loan, including misrepresentation by the Mortgagor, the Unaffiliated Seller, the Originator or other persons involved in the origination of the Mortgage Loan,

(2) the exercise by the Insured of its right to call the Mortgage Loan, or the term of the Mortgage Loan is shorter than the amortization period and the defaulted payment is for an amount more than twice the regular periodic payments of principal and interest for the Mortgage Loan, or

(3) the exercise by the Insured of a "due-on-sale" clause or other similar provision in the Mortgage Loan; provided, in either case of clause (2) or
      (3), the exclusion shall not apply if the Insured offers a renewal or extension of the Mortgage Loan or a new Mortgage Loan at the market rate in an amount not less than the then outstanding principal balance with no decrease in the amortization period.

A failure of coverage attributable to one of the foregoing events might result in a breach of the Master Servicer's insurability representation described under "Description of the Securities--Assignment of Mortgage Loans," and in this event, subject to the limitations described, might give rise to an obligation on the part of the Master Servicer to purchase the defaulted Mortgage Loan if the breach materially and adversely affects the interests of the Securityholders of the related Series and cannot be cured by the Master Servicer. Depending upon the nature of the event, a breach of


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representation made by the Depositor or an Unaffiliated Seller may also have occurred. The breach, if it materially and adversely affects the interests of the Securityholders of the Series and cannot be cured, would give rise to a repurchase obligation on the part of the Unaffiliated Seller as more fully described under "The Trust Fund--Mortgage Loan Program" and "--Representations by Unaffiliated Sellers; Repurchases" and "Description of the Securities--Assignment of Mortgage Loans."

      The original amount of coverage under the Pool Insurance Policy will be reduced over the life of the Notes or Certificates, as applicable, of the related Series by the aggregate dollar amount of claims paid less the aggregate of the net amounts realized by the Pool Insurer upon disposition of all foreclosed Mortgaged Properties covered by the policy. The amount of claims paid will include some of the expenses incurred by the Master Servicer or by the Servicer of the defaulted Mortgage Loan as well as accrued interest on delinquent Mortgage Loans to the date of payment of the claim. Accordingly, if aggregate net claims paid under a Pool Insurance Policy reach the original policy limit, coverage under the Pool Insurance Policy will lapse and any further losses will be borne by the holders of the Notes or Certificates, as applicable, of the Series. In addition, unless the Master Servicer or the related Servicer could determine that an Advance in respect of a delinquent Mortgage Loan would be recoverable to it from the proceeds of the liquidation of the Mortgage Loan or otherwise, neither the Servicer nor the Master Servicer would be obligated to make an Advance respecting any this delinquency, since the Advance would not be ultimately recoverable to it from either the Pool Insurance Policy or from any other related source. See "Description of the Securities--Advances."

      Special Hazard Insurance Policies

      If so specified in the related prospectus supplement, the Master Servicer shall obtain a Special Hazard Insurance Policy for the Mortgage Pool underlying a Series of Notes or Certificates, as applicable. Any Special Hazard Insurance Policies for a Contract Pool underlying a Series of Notes or Certificates, as applicable, will be described in the related prospectus supplement. The Special Hazard Insurance Policy for the Mortgage Pool underlying the Notes or Certificates, as applicable, of a Series will be issued by the Special Hazard Insurer named in the applicable prospectus supplement. Each Special Hazard Insurance Policy will, subject to the limitations described below, protect against loss by reason of damage to Mortgaged Properties caused by particular types of hazards, including vandalism and earthquakes and, except where the Mortgagor is required to obtain flood insurance, floods and mudflows, not insured against under the standard form of hazard insurance policy for the respective states in which the Mortgaged Properties are located. See "Description of the Securities--Maintenance of Insurance Policies" and "--Standard Hazard Insurance." The Special Hazard Insurance Policy will not cover losses occasioned by war, particular types of governmental actions, nuclear reaction and other perils. Coverage under a Special Hazard Insurance Policy will be at least equal to the amount set forth in the related prospectus supplement.

      Subject to the foregoing limitations, each Special Hazard Insurance Policy will provide that, when there has been damage to the Mortgaged Property securing a defaulted Mortgage Loan and to the extent the damage is not covered by the Standard Hazard Insurance Policy, if any, maintained by the Mortgagor, the Master Servicer or the Servicer, the Special Hazard Insurer will pay the lesser of (1) the cost of repair or replacement of the Mortgaged Property or (2) upon transfer of the Mortgaged Property to the Special Hazard Insurer, the unpaid balance of the Mortgage Loan at the


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

time of acquisition of the Mortgaged Property by foreclosure or deed in lieu of foreclosure, plus accrued interest to the date of claim settlement, excluding late charges and penalty interest, and particular expenses incurred in respect of the Mortgaged Property. No claim may be validly presented under a Special Hazard Insurance Policy unless (1) hazard insurance on the Mortgaged Property has been kept in force and other reimbursable protection, preservation and foreclosure expenses have been paid, all of which must be approved in advance as necessary by the insurer, and (2) the insured has acquired title to the Mortgaged Property as a result of default by the Mortgagor. If the sum of the unpaid principal balance plus accrued interest and particular expenses is paid by the Special Hazard Insurer, the amount of further coverage under the related Special Hazard Insurance Policy will be reduced by the amount paid less any net proceeds from the sale of the Mortgaged Property. Any amount paid as the cost of repair of the Mortgaged Property will further reduce coverage.

      The terms of the applicable Agreement and/or Servicing Agreement will require the Master Servicer to maintain the Special Hazard Insurance Policy in full force and effect throughout the term of the Agreement. If a Pool Insurance Policy is required to be maintained pursuant to the Agreement, the Special Hazard Insurance Policy will be designed to permit full recoveries under the Pool Insurance Policy in circumstances where recoveries would otherwise be unavailable because Mortgaged Property has been damaged by a cause not insured against by a Standard Hazard Insurance Policy. In this event, the Agreement and/or Servicing Agreement will provide that, if the related Pool Insurance Policy shall have terminated or been exhausted through payment of claims, the Master Servicer will be under no further obligation to maintain the Special Hazard Insurance Policy.

      Mortgagor Bankruptcy Bond

      In the event of a personal bankruptcy of a Mortgagor, a bankruptcy court may establish the value of the related Mortgaged Property or Cooperative Dwelling at an amount less than the then outstanding principal balance of the related Mortgage Loan. The amount of the secured debt could be reduced to this value, and the holder of the Mortgage Loan thus would become an unsecured creditor to the extent the outstanding principal balance of the Mortgage Loan exceeds the value so assigned to the Mortgaged Property or Cooperative Dwelling by the bankruptcy court. In addition, other modifications of the terms of a Mortgage Loan can result from a bankruptcy proceeding. If so specified in the related prospectus supplement, losses resulting from a bankruptcy proceeding affecting the Mortgage Loans in a Mortgage Pool with respect to a Series of Notes or Certificates, as applicable, will be covered under a Mortgagor Bankruptcy Bond, or any other instrument that will not result in a downgrading of the rating of the Notes or Certificates, as applicable, of a Series by the Rating Agency that rated the Series. Any Mortgagor Bankruptcy Bond will provide for coverage in an amount acceptable to the Rating Agency rating the Notes or Certificates, as applicable, of the related Series, which will be set forth in the related prospectus supplement. Subject to the terms of the Mortgagor Bankruptcy Bond, the issuer of the Mortgagor Bankruptcy Bond may have the right to purchase any Mortgage Loan with respect to which a payment or drawing has been made or may be made for an amount equal to the outstanding principal amount of the Mortgage Loan plus accrued and unpaid interest on the Mortgage Loan. The coverage of the Mortgagor Bankruptcy Bond with respect to a Series of Notes or Certificates, as applicable, may be reduced as long as any reduction will not result in a reduction of the outstanding rating of the Notes or Certificates, as applicable, of the Series by the Rating Agency rating the Series.


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

            CERTAIN LEGAL ASPECTS OF THE MORTGAGE LOANS AND CONTRACTS

      The following discussion contains summaries of some of the legal aspects of mortgage loans and manufactured housing installment or conditional sales contracts and installment loan agreements which are general in nature. Because these legal aspects are governed by applicable state law, which laws may differ substantially, the summaries do not purport to be complete nor to reflect the laws of any particular state, nor to encompass the laws of all states in which the security for the Mortgage Loans or Contracts is situated. The summaries are qualified in their entirety by reference to the applicable federal and state laws governing the Mortgage Loans and Contracts.

      The Mortgage Loans

      The Mortgage Loans, other than the Cooperative Loans, comprising or underlying the Trust Assets for a Series will be secured by either first or second mortgages or deeds of trust, depending upon the prevailing practice in the state in which the underlying property is located. The filing of a mortgage, deed of trust or deed to secure debt creates a lien or title interest upon the real property covered by the instrument and represents the security for the repayment of an obligation that is customarily evidenced by a promissory note. It is not prior to the lien for real estate taxes and assessments or other charges imposed under governmental police powers. Priority with respect to the instruments depends on their terms, the knowledge of the parties to the mortgage and generally on the order of recording with the applicable state, county or municipal office. There are two parties to a mortgage: the mortgagor, who is the borrower and homeowner, and the mortgagee, who is the lender. In a mortgage state, the mortgagor delivers to the mortgagee a note or bond evidencing the loan and the mortgage. Although a deed of trust is similar to a mortgage, a deed of trust has three parties: the borrower-homeowner called the trustor, similar to a mortgagor, a lender called the beneficiary, similar to a mortgagee, and a third-party grantee called the trustee. Under a deed of trust, the borrower grants the property, irrevocably until the debt is paid, in trust, generally with a power of sale, to the trustee to secure payment of the loan. The trustee's authority under a deed of trust and the mortgagee's authority under a mortgage are governed by the express provisions of the deed of trust or mortgage, applicable law and, in some cases, with respect to the deed of trust, the directions of the beneficiary.

      Foreclosure

      Foreclosure of a mortgage is generally accomplished by judicial action. Generally, the action is initiated by the service of legal pleadings upon all parties having an interest of record in the real property. Delays in completion of the foreclosure occasionally may result from difficulties in locating necessary parties defendant. When the mortgagee's right to foreclosure is contested, the legal proceedings necessary to resolve the issue can be time-consuming. After the completion of a judicial foreclosure proceeding, the court may issue a judgment of foreclosure and appoint a receiver or other officer to conduct the sale of the property. In some states, mortgages may also be foreclosed by advertisement, pursuant to a power of sale provided in the mortgage. Foreclosure of a mortgage by advertisement is essentially similar to foreclosure of a deed of trust by non-judicial power of sale.

      Though a deed of trust may also be foreclosed by judicial action, foreclosure of a deed of trust is generally accomplished by a non-judicial trustee's sale under a specific provision in the deed of trust that authorizes the trustee to sell the property upon a default by the borrower under the


                                       90
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terms of the note or deed of trust. In some states, the trustee must record a notice of default and send a copy to the borrower-trustor and to any person who has recorded a request for a copy of a notice of default and notice of sale. In addition, the trustee must provide notice in some states to any other individual having an interest in the real property, including any junior lienholders. If the loan is not reinstated within any applicable cure period, a notice of sale must be posted in a public place and, in most states, published for a specified period of time in one or more newspapers. In addition, some state laws require that a copy of the notice of sale be posted on the property and sent to all parties having an interest of record in the property.

      In some states, the borrower-trustor has the right to reinstate the loan at any time following default until shortly before the trustee's sale. In general, the borrower, or any other person having a junior encumbrance on the real estate, may, during a reinstatement period, cure the default by paying the entire amount in arrears plus the costs and expenses incurred in enforcing the obligation. Particular state laws control the amount of foreclosure expenses and costs, including attorneys' fees, which may be recovered by a lender.

      In case of foreclosure under either a mortgage or a deed of trust, the sale by the receiver or other designated officer, or by the trustee, is a public sale. However, because of a number of factors, including the difficulty a potential buyer at the sale would have in determining the exact status of title and the fact that the physical condition of the property may have deteriorated during the foreclosure proceedings, it is uncommon for a third party to purchase the property at the foreclosure sale. Rather, it is common for the lender to purchase the property from the trustee or receiver for a credit bid less than or equal to the unpaid principal amount of the note, accrued and unpaid interest and the expenses of foreclosure. Subsequently, subject to the right of the borrower in some states to remain in possession during the redemption period, the lender will assume the burdens of ownership, including obtaining hazard insurance and making the repairs at its own expense as are necessary to render the property suitable for sale. The lender commonly will obtain the services of a real estate broker and pay the broker a commission in connection with the sale of the property. Depending upon market conditions, the ultimate proceeds of the sale of the property may not equal the lender's investment in the property. Any loss may be reduced by the receipt of mortgage insurance proceeds.

      Cooperative Loans

      If specified in the prospectus supplement relating to a Series of Notes or Certificates, as applicable, the Mortgage Loans may also contain Cooperative Loans evidenced by promissory notes secured by security interests in shares issued by private corporations which are entitled to be treated as housing cooperatives under the Code and in the related proprietary leases or occupancy agreements granting exclusive rights to occupy specific dwelling units in the corporations' buildings. The security agreement will create a lien upon, or grant a title interest in, the property that it covers, the priority of which will depend on the terms of the particular security agreement as well as the order of recordation of the agreement in the appropriate recording office. This lien or title interest is not prior to the lien for real estate taxes and assessments and other charges imposed under governmental police powers.

      A corporation that is entitled to be treated as a housing cooperative under the Code owns all the real property or some interest sufficient to permit it to own the building and all separate dwelling units in the real property. The cooperative is directly responsible for property


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management and, in most cases, payment of real estate taxes and hazard and liability insurance. If there is a blanket mortgage or mortgages on the cooperative apartment building and/or underlying land, as is generally the case, or an underlying lease of the land, as is the case in some instances, the cooperative, as property mortgagor, is also responsible for meeting these mortgage or rental obligations. The interest of the occupancy under proprietary leases or occupancy agreements as to which that cooperative is the landlord are generally subordinate to the interest of the holder of a blanket mortgage and to the interest of the holder of a land lease. If the cooperative is unable to meet the payment obligations (1) arising under a blanket mortgage, the mortgagee holding a blanket mortgage could foreclose on that mortgage and terminate all subordinate proprietary leases and occupancy agreements or (2) arising under its land lease, the holder of the land lease could terminate it and all subordinate proprietary leases and occupancy agreements. Also, a blanket mortgage on a cooperative may provide financing in the form of a mortgage that does not fully amortize, with a significant portion of principal being due in one final payment at maturity. The inability of the cooperative to refinance a mortgage and its consequent inability to make the final payment could lead to foreclosure by the mortgagee. Similarly, a land lease has an expiration date and the inability of the cooperative to extend its term or, in the alternative, to purchase the land could lead to termination of the cooperative's interest in the property and termination of all proprietary leases and occupancy agreements. A foreclosure by the holder of a blanket mortgage could eliminate or significantly diminish the value of any collateral held by the lender who financed an individual tenant-stockholder of cooperative shares including, in the case of the Cooperative Loans, the collateral securing the Cooperative Loans. Similarly, the termination of the land lease by its holder could eliminate or significantly diminish the value of any collateral held by the lender who financed an individual tenant-stockholder of the cooperative shares or, in the case of the Cooperative Loans, the collateral securing the Cooperative Loans.

      Each cooperative is owned by tenant-stockholders who, through ownership of stock or shares in the corporation, receive proprietary leases or occupancy agreements which confer exclusive rights to occupy specific units. Generally, a tenant-stockholder of a cooperative must make a monthly payment to the cooperative representing the tenant-stockholder's pro rata share of the cooperative's payments for its blanket mortgage, real property taxes, maintenance expenses and other capital or ordinary expenses. An ownership interest in a cooperative and accompanying occupancy rights are financed through a cooperative share loan evidenced by a promissory note and secured by a security interest in the occupancy agreement or proprietary lease and in the related cooperative shares. The lender takes possession of the share certificate and a counterpart of the proprietary lease or occupancy agreement, and a financing statement covering the proprietary lease or occupancy agreement and the cooperative shares is filed in the appropriate state and local offices to perfect the lender's interest in its collateral. Subject to the limitations discussed below, upon default of the tenant-stockholder, the lender may sue for judgment on the promissory note, dispose of the collateral at a public or private sale or otherwise proceed against the collateral or tenant-stockholder as an individual as provided in the security agreement covering the assignment of the proprietary lease or occupancy agreement and the pledge of cooperative shares. See "--Realizing upon Cooperative Loan Security" below.

      Tax Aspects Of Cooperative Loans

      In general, a "tenant-stockholder" (as defined in Section 216(b)(2) of the Code) of a corporation that qualifies as a "cooperative housing corporation" within the meaning of Section 216(b)(1) of the Code is allowed a deduction for amounts paid or accrued within his taxable year to


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the corporation representing his proportionate share of particular interest expenses and real estate taxes allowable as a deduction under Section 216(a) of the Code to the corporation under Sections 163 and 164 of the Code. In order for a corporation to qualify under Section 216(b)(1) of the Code for its taxable year in which the items are allowable as a deduction to the corporation, the section requires, among other things, that at least 80% of the gross income of the corporation be derived from its tenant-stockholder. By virtue of this requirement the status of a corporation for purposes of Section 216(b)(1) of the Code must be determined on a year-to-year basis. Consequently, there can be no assurance that cooperatives relating to the Cooperative Loans will qualify under the section for any particular year. In the event that a cooperative fails to qualify for one or more years, the value of the collateral securing any related Cooperative Loans could be significantly impaired because no deduction would be allowable to tenant-stockholders under Section 216(a) of the Code with respect to those years. In view of the significance of the tax benefits accorded tenant-stockholders of a corporation that qualifies under Section 216(b)(1) of the Code, the likelihood that a failure would be permitted to continue over a period of years appears remote.

      Realizing Upon Cooperative Loan Security

      The cooperative shares and proprietary lease or occupancy agreement owned by the tenant-stockholder and pledged to the lender are, in almost all cases, subject to restrictions on transfer as set forth in the cooperative's certificate of incorporation and by-laws, as well as in the proprietary lease or occupancy agreement. The proprietary lease or occupancy agreement, even while pledged, may be cancelled by the cooperative for failure by the tenant-stockholder to pay rent or other obligations or charges owed by the tenant-stockholder, including mechanics' liens against the cooperative apartment building incurred by the tenant-stockholder. Commonly, rent and other obligations and charges arising under a proprietary lease or occupancy agreement which are owed to the cooperative are made liens upon the shares to which the proprietary lease or occupancy agreement relates. In addition, the proprietary lease or occupancy agreement generally permits the cooperative to terminate the lease or agreement in the event the borrower defaults in the performance of covenants under the lease or agreement. The lender and the cooperative will typically enter into a recognition agreement which establishes the rights and obligations of both parties in the event of a default by the tenant-stockholder on its obligations under the proprietary lease or occupancy agreement. A default by the tenant-stockholder under the proprietary lease or occupancy agreement will usually constitute a default under the security agreement between the lender and the tenant-stockholder.

      The recognition agreement generally provides that, in the event that the tenant-stockholder has defaulted under the proprietary lease or occupancy agreement, the cooperative will take no action to terminate the lease or agreement until the lender has been provided with an opportunity to cure the default. The recognition agreement typically provides that if the proprietary lease or occupancy agreement is terminated, the cooperative will recognize the lender's lien against proceeds from a sale of the cooperative apartment subject, however, to the cooperative's right to sums due under the proprietary lease or occupancy agreement or that have become liens on the shares relating to the proprietary lease or occupancy agreement. The total amount owed to the cooperative by the tenant-stockholder, which the lender generally cannot restrict and does not monitor, could reduce the value of the collateral below the outstanding principal balance of the cooperative loan and accrued and unpaid interest on the cooperative loan.


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

      Recognition agreements also provide that in the event the lender succeeds to the tenant-shareholder's shares and proprietary lease or occupancy agreement as the result of realizing upon the collateral for a cooperative loan, the lender must obtain the approval or consent of the cooperative as required by the proprietary lease before transferring the cooperative shares or assigning the proprietary lease. The approval or consent is usually based on the prospective purchaser's income and net worth, among other factors, and may significantly reduce the number of potential purchasers, which could limit the ability of the lender to sell and realize upon the value of the collateral. Generally, the lender is not limited in any rights it may have to dispossess the tenant-shareholders.

      The terms of the Cooperative Loans do not require either the Mortgagor or the Cooperative to obtain title insurance of any type. Consequently, the existence of any prior liens or other imperfections of title also may adversely affect the marketability of the Cooperative Dwelling in the event of foreclosure.

      In New York, lenders generally realize upon the pledged shares and proprietary lease or occupancy agreement given to secure a cooperative loan by public sale in accordance with the provisions of Article 9 of the Uniform Commercial Code (the "UCC") and the security agreement relating to those shares.
Article 9 of the UCC requires that a sale be conducted in a "commercially reasonable" manner. Whether a sale has been conducted in a "commercially reasonable" manner will depend on the facts in each case. In determining commercial reasonableness, a court will look to the notice given the debtor and the method, manner, time, place and terms of the sale. Generally, a sale conducted according to the usual practice of banks selling similar collateral will be considered reasonably conducted.

      Article 9 of the UCC provides that the proceeds of the sale will be applied first to pay the costs and expenses of the sale and then to satisfy the indebtedness secured by the lender's security interest. The recognition agreement, however, generally provides that the lender's right to reimbursement is subject to the right of the cooperative corporation to receive sums due under the proprietary lease or occupancy agreement. If there are proceeds remaining, the lender must account to the tenant-stockholder for the surplus. Conversely, if a portion of the indebtedness remains unpaid, the tenant-stockholder is generally responsible for the deficiency. See "--Anti-Deficiency Legislation and Other Limitations on Lenders" below.

      In the case of foreclosure on a Multifamily Property that was converted from a rental building to a building owned by a cooperative housing corporation under a non-eviction plan, some states require that a purchaser at a foreclosure sale take the property subject to rent control and rent stabilization laws which apply to particular tenants who elected to remain in the building but not to purchase shares in the cooperative when the building was so converted. Any restrictions could adversely affect the number of potential purchasers for and the value of the property.

      Rights Of Redemption

      In some states, after a sale pursuant to a deed of trust or foreclosure of a mortgage, the borrower and particular foreclosed junior lienors are given a statutory period in which to redeem the property from the foreclosure sale. In other states, this right of redemption applies only to a sale following judicial foreclosure, and not a sale pursuant to a non-judicial power of sale. In most states where the right of redemption is available, statutory redemption may occur upon payment of


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

the foreclosure purchase price, accrued interest and taxes. In some states, the right to redeem is an equitable right. The effect of a statutory right of redemption is to diminish the ability of the lender to sell the foreclosed property. The exercise of a right of redemption would defeat the title of any purchaser from the lender subsequent to foreclosure or sale under a deed of trust. Consequently, the practical effect of the redemption right is to force the lender to retain the property and pay the expenses of ownership until the redemption period has run.

      Anti-Deficiency Legislation And Other Limitations On Lenders

      Some states have imposed statutory restrictions that limit the remedies of a beneficiary under a deed of trust or a mortgagee under a mortgage. In some states, statutes limit the right of the beneficiary or mortgagee to obtain a deficiency judgment against the borrower following foreclosure or a non-judicial sale under a deed of trust. A deficiency judgment is a personal judgment against the former borrower equal in most cases to the difference between the amount due to the lender and the net amount realized upon the foreclosure sale. Other statutes prohibit a deficiency judgment where the loan proceeds were used to purchase a dwelling occupied by the borrower.

      Some state statutes may require the beneficiary or mortgagee to exhaust the security afforded under a deed of trust or mortgage by foreclosure in an attempt to satisfy the full debt before bringing a personal action against the borrower. In other states, the lender has the option of bringing a personal action against the borrower on the debt without first exhausting the security; however, in some of these states, the lender, following judgment on the personal action, may be deemed to have elected a remedy and may be precluded from exercising remedies with respect to the security. Consequently, the practical effect of the election requirement, when applicable, is that lenders will usually proceed first against the security rather than bringing a personal action against the borrower.

      Other statutory provisions may limit any deficiency judgment against the former borrower following a foreclosure sale to the excess of the outstanding debt over the fair market value of the property at the time of the sale. The purpose of these statutes is to prevent a beneficiary or a mortgagee from obtaining a large deficiency judgment against the former borrower as a result of low or no bids at the foreclosure sale.

      In some states, exceptions to the anti-deficiency statutes are provided for in some instances where the value of the lender's security has been impaired by acts or omissions of the borrower, for example, in the event of waste of the property.

      In the case of cooperative loans, lenders generally realize on cooperative shares and the accompanying proprietary lease or occupancy agreement given to secure a cooperative loan under Article 9 of the UCC. Some courts have interpreted Section 9-504 of the UCC to prohibit a deficiency award unless the creditor establishes that the sale of the collateral, which, in the case of a Cooperative Loan, would be the shares of the Cooperative and the related proprietary lease or occupancy agreement, was conducted in a commercially reasonable manner.

      In addition to anti-deficiency and related legislation, numerous other federal and state statutory provisions, including the federal bankruptcy laws, the federal Servicemembers Civil Relief Act and state laws affording relief to debtors, may interfere with or affect the ability of a secured


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

mortgage lender to realize upon its security. For example, in a Chapter 13 proceeding under the federal Bankruptcy Code, when a court determines that the value of a home is less than the principal balance of the loan, the court may prevent a lender from foreclosing on the home, and, as part of the rehabilitation plan, reduce the amount of the secured indebtedness to the value of the home as it exists at the time of the proceeding, leaving the lender as a general unsecured creditor for the difference between that value and the amount of outstanding indebtedness. A bankruptcy court may grant the debtor a reasonable time to cure a payment default, and in the case of a mortgage loan not secured by the debtor's principal residence, also may reduce the monthly payments due under the mortgage loan, change the rate of interest and alter the mortgage loan repayment schedule. Particular court decisions have applied the relief to claims secured by the debtor's principal residence.

      The Code provides priority to particular tax liens over the lien of the mortgage or deed of trust. The laws of some states provide priority to particular tax liens over the lien of the mortgage or deed of trust. Numerous federal and some state consumer protection laws impose substantive requirements upon mortgage lenders in connection with the origination, servicing and the enforcement of mortgage loans. These laws include the federal Truth in Lending Act, Real Estate Settlement Procedures Act, Equal Credit Opportunity Act, Fair Credit Billing Act, Fair Credit Reporting Act, and related statutes and regulations. These federal laws and state laws impose specific statutory liabilities upon lenders who originate or service mortgage loans and who fail to comply with the provisions of the law. In some cases, this liability may affect assignees of the mortgage loans.

      Unless otherwise specified in the related prospectus supplement, each Mortgage Loan secured by Multifamily Property will be a non-recourse loan to the Mortgagor. As a result, the Mortgagor's obligation to repay the Mortgage Loan can be enforced only against the Mortgaged Property regardless of whether the Mortgagor has other assets from which it could repay the loan.

      Unless otherwise specified in the related prospectus supplement, the mortgage securing each Mortgage Loan relating to Multifamily Property will contain an assignment of rents and an assignment of leases, pursuant to which the borrower assigns its right, title and interest as landlord under each lease and the income derived from each lease to the Depositor, while retaining a license to collect the rents so long as there is no default. In the event the borrower defaults, the license terminates and the Trustee, as the assignee of the assignment, is entitled to collect the rents. The Trustee may enforce its right to the rents by seeking the appointment of a receiver to collect the rents immediately after giving notice to the borrower of the default.

      "Due-On-Sale" Clauses

      The forms of note, mortgage and deed of trust relating to conventional Mortgage Loans may contain a "due-on-sale" clause permitting acceleration of the maturity of a loan if the borrower transfers its interest in the property. The enforceability of these clauses has been subject of legislation or litigation in many states, and in some cases the enforceability of these clauses was limited or denied. However, the Garn-St Germain Depository Institutions Act of 1982 (the "Garn-St Germain Act") preempts state constitutional, statutory and case law that prohibits the enforcement of due-on-sale clauses and permits lenders to enforce these clauses in accordance with their terms, subject to limited exceptions. The Garn-St Germain Act does "encourage" lenders to


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permit assumption of loans at the original rate of interest or at some other rate less than the average of the original rate and the market rate.

      The Garn-St Germain Act also sets forth nine specific instances in which a mortgage lender covered by the Garn-St Germain Act may not exercise a due-on-sale clause, notwithstanding the fact that a transfer of the property may have occurred. These include intra-family transfers, particular transfers by operation of law, leases of fewer than three years and the creation of a junior encumbrance. Regulations promulgated under the Garn-St Germain Act also prohibit the imposition of prepayment penalty upon the acceleration of a loan pursuant to a due-on-sale clause.

      The inability to enforce a due-on-sale clause may result in a mortgage loan bearing an interest rate below the current market rate being assumed by a new home buyer rather than being paid off, which may have an impact upon the average life of the Mortgage Loans and the number of Mortgage Loans which may be outstanding until maturity.

      Enforceability Of Certain Provisions

      Standard forms of note, mortgage and deed of trust generally contain provisions obligating the borrower to pay a late charge if payments are not timely made and in some circumstances may provide for prepayment fees or penalties if the obligation is paid prior to maturity. In some states, there are or may be specific limitations upon late charges which a lender may collect from a borrower for delinquent payments. State and federal statutes or regulations may also limit a lender's right to collect a prepayment penalty when the prepayment is caused by the lender's acceleration of the loan pursuant to a due-on-sale clause. Some states also limit the amounts that a lender may collect from a borrower as an additional charge if the loan is prepaid. Under the Servicing Agreements and the applicable Agreement, late charges and prepayment fees, to the extent permitted by law and not waived by the Servicers, will be retained by the Servicers or Master Servicer as additional servicing compensation.

      Courts have imposed general equitable principles upon foreclosure. These equitable principles are generally designed to relieve the borrower from the legal effect of defaults under the loan documents. Examples of judicial remedies that may be fashioned include judicial requirements that the lender undertake affirmative and sometimes expensive actions to determine the causes for the borrower's default and the likelihood that the borrower will be able to reinstate the loan. In some cases, courts have substituted their judgment for the lender's judgment and have required lenders to reinstate loans or recast payment schedules to accommodate borrowers who are suffering from temporary financial disability. In some cases, courts have limited the right of lenders to foreclose if the default under the mortgage instrument is not monetary, for example, the borrower failing to adequately maintain or insure the property or the borrower executing a second mortgage or deed of trust affecting the property. In other cases, some courts have been faced with the issue whether federal or state constitutional provisions reflecting due process concerns for adequate notice require that borrowers under the deeds of trust receive notices in addition to the statutorily-prescribed minimum requirements. For the most part, these cases have upheld the notice provisions as being reasonable or have found that the sale by a trustee under a deed of trust or under a mortgage having a power of sale does not involve sufficient state action to afford constitutional protections to the borrower.


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

      Environmental Considerations

      Under the federal Comprehensive Environmental Response Compensation and Liability Act, as amended, a secured party which takes a deed in lieu of foreclosure or purchases a mortgaged property at a foreclosure sale may become liable in some circumstances for the costs of remedial action ("Cleanup Costs") if hazardous wastes or hazardous substances have been released or disposed of on the property. The Cleanup Costs may be substantial. It is possible that the costs could become a liability of the Trust Fund and reduce the amounts otherwise distributable to the Securityholders if a Mortgaged Property securing a Mortgage Loan became the property of the Trust Fund in some circumstances and if the Cleanup Costs were incurred.

      Except as otherwise specified in the related prospectus supplement, each Unaffiliated Seller will represent, as of the date of delivery of the related Series of Notes or Certificates, as applicable, that to the best of its knowledge no Mortgaged Property secured by Multifamily Property is subject to an environmental hazard that would have to be eliminated under applicable law before the sale of, or which could otherwise affect the marketability of, the Mortgaged Property or which would subject the owner or operator of the Mortgaged Property or a lender secured by the Mortgaged Property to liability under law, and that there are no liens which relate to the existence of any clean-up of a hazardous substance, and to the best of its knowledge no circumstances are existing that under law would give rise to any lien, affecting the Mortgaged Property which are or may be liens prior to or on a parity with the lien of the related mortgage. The applicable Agreement and/or Servicing Agreement will further provide that the Master Servicer, acting on behalf of the Trust Fund, may not acquire title to a Mortgaged Property or take over its operation unless the Master Servicer has received a report from a qualified independent person selected by the Master Servicer setting forth whether the Mortgaged Property is subject to or presents any toxic wastes or environmental hazards and an estimate of the cost of curing or cleaning up the hazard.

      The Contracts

      As a result of the Depositor's assignment of the Contract to the Trustee, the Certificateholders will succeed collectively to all of the rights, including the right to receive payment on the Contracts, and will assume particular obligations of the Depositor. Each Contract evidences both (1) the obligation of the Obligor to repay the loan and (2) the grant of a security interest in the Manufactured Home to secure repayment of the loan. Some of the aspects of both features of the Contracts are described more fully below.

      The Contracts generally are "chattel paper" as defined in the Uniform Commercial Code in effect in the states in which the Manufactured Homes initially were registered. Pursuant to the UCC, the sale of chattel paper is treated in a manner similar to perfection of a security interest in chattel paper. Under the applicable Agreement and/or Servicing Agreement, the Master Servicer or the Depositor, as the case may be, will transfer physical possession of the Contracts to the Trustee or Indenture Trustee, or their respective custodian, as the case may be. In addition, the Master Servicer will make an appropriate filing of a UCC-1 financing statement in the appropriate states to give notice of the Trustee's ownership of the Contracts or the Indenture Trustee's security interest in the Contracts, as the case may be. Unless otherwise specified in the related prospectus supplement, the Contracts will not be stamped or marked otherwise to reflect their assignment from the Depositor to the Trustee or their pledge to the Indenture Trustee. Therefore, if a subsequent


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purchaser were able to take physical possession of the Contracts without notice of the assignment or pledge, the respective Trustees' interest in the Contracts could be defeated.

      Security Interests In The Manufactured Homes

      The law governing perfection of a security interest in a Manufactured Home varies from state to state. Security interests in manufactured homes may be perfected either by notation of the secured party's lien on the certificate of title or by delivery of the required documents and payment of a fee to the state motor vehicle authority, depending on state law. In some nontitle states, perfection pursuant to the provisions of the UCC is required. The lender or Master Servicer may effect the notation or delivery of the required documents and fees, and obtain possession of the certificate of title, as appropriate under the laws of the state in which any manufactured home securing a manufactured housing conditional sales contract is registered. In the event the Master Servicer or the lender fails, due to clerical errors, to effect the notation or delivery, or files the security interest under the wrong law, for example, under a motor vehicle title statute rather than under the UCC, in a few states, the Securityholders may not have a first priority security interest in the Manufactured Home securing a Contract. As manufactured homes have become larger and often have been attached their sites without any apparent intention to move them, courts in many states have held that manufactured homes, under some circumstances, may become subject to real estate title and recording laws. As a result, a security interest in a manufactured home could be rendered subordinate to the interests of other parties claiming an interest in the home under applicable state real estate law. In order to perfect a security interest in a manufactured home under real estate laws, the holder of the security interest must file either a "fixture filing" under the provisions of the UCC or a real estate mortgage under the real estate laws of the state where the manufactured home is located. These filings must be made in the real estate records office of the county where the manufactured home is located. Substantially all of the Contracts will contain provisions prohibiting the borrower from permanently attaching the Manufactured Home to its site. So long as the Obligor does not violate this agreement, a security interest in the Manufactured Home will be governed by the certificate of title laws or the UCC, and the notation of the security interest on the certificate of title or the filing of a UCC financing statement will be effective to maintain the priority of the seller's security interest in the Manufactured Home. If, however, a Manufactured Home is permanently attached to its site, other parties could obtain an interest in the Manufactured Home which is prior to the security interest originally retained by the Unaffiliated Seller and transferred to the Depositor. With respect to a Series of Notes or Certificates, as applicable, and as described in the related prospectus supplement, the Master Servicer may be required to perfect a security interest in the Manufactured Home under applicable real estate laws. If the real estate filings are not required and if any of the foregoing events were to occur, the only recourse of the Securityholders would be against the Unaffiliated Seller pursuant to its repurchase obligation for breach of warranties. Based on the representations of the Unaffiliated Seller, the Depositor, however, believes that it has obtained a perfected first priority security interest by proper notation or delivery of the required documents and fees with respect to substantially all of the Manufactured Homes securing the Contracts.

      The Depositor will assign its security interests in the Manufactured Homes to the Trustee on behalf of the Certificateholders and, if a Series of Securities includes Notes, the security interest will be pledged to the Indenture Trustee on behalf of the Noteholders. Unless otherwise specified in the related prospectus supplement, neither the Depositor nor the Trustee or Indenture Trustee will amend the certificates of title to identify the Trustee or the Indenture Trustee, as applicable, as the


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new secured party. Accordingly, the Depositor or another entity specified in the prospectus supplement will continue to be named as the secured party on the certificates of title relating to the Manufactured Homes. In most states, the assignment is an effective conveyance of the security interest without amendment of any lien noted on the related certificate of title and the new secured party succeeds to the assignor's rights as the secured party. However, in some states there exists a risk that, in the absence of an amendment to the certificate of title, the assignment of the security interest might not be held effective against creditors of the assignor.

      In the absence of fraud, forgery or permanent affixation of the Manufactured Home to its site by the Manufactured Home owner, or administrative error by state recording officials, the notation of the lien of the Depositor on the certificate of title or delivery of the required documents and fees will be sufficient to protect the Securityholders against the rights of subsequent purchasers of a Manufactured Home or subsequent lenders who take a security interest in the Manufactured Home. If there are any Manufactured Homes as to which the security interest assigned to the Depositor and the Certificateholders and pledged to the Noteholders, if any, is not perfected, the security interest would be subordinate to, among others, subsequent purchasers for value of Manufactured Homes and holders of perfected security interests. There also exists a risk in not identifying the applicable Securityholders as the new secured party on the certificate of title that, through fraud or negligence, the security interest of the Securityholders could be released.

      In the event that the owner of a Manufactured Home moves it to a state other than the state in which the Manufactured Home initially is registered, under the laws of most states the perfected security interest in the Manufactured Home would continue for four months after the relocation and after that time only if and after the owner re-registers the Manufactured Home in the state. If the owner were to relocate a Manufactured Home to another state and not re-register the Manufactured Home in the state, and if steps are not taken to re-perfect the Trustee's security interest in the state, the security interest in the Manufactured Home would cease to be perfected. A majority of states generally require surrender of a certificate of title to re-register a Manufactured Home; accordingly, the Trustee or the Indenture Trustee, or the Master Servicer as custodian for the Trustee and/or Indenture Trustee, must surrender possession if it holds the certificate of title to the Manufactured Home or, in the case of Manufactured Homes registered in states which provide for notation of lien on the certificate of title, the applicable Trustee would receive notice of surrender if the security interest in the Manufactured Home is noted on the certificate of title. Accordingly, the Trustee and Indenture Trustee would have the opportunity to re-perfect its security interest in the Manufactured Home in the state of relocation. In states which do not require a certificate of title for registration of a Manufactured Home, re-registration could defeat perfection. In the ordinary course of servicing manufactured housing installment or conditional sales contracts and installment loan agreements, the Master Servicer takes steps to effect the re-perfection upon receipt of notice of re-registration or information from the Obligor as to relocation. Similarly, when an Obligor under a Contract sells a Manufactured Home, the Trustee or the Indenture Trustee, or the Master Servicer as custodian for the Trustee or Indenture Trustee, must surrender possession of the certificate of title or will receive notice as a result of its lien noted on the certificate of title and accordingly will have an opportunity to require satisfaction of the related Contract before release of the lien. Under the applicable Agreement, the Master Servicer, on behalf of the Depositor, will be obligated to take the steps, at the Master Servicer's expense, as are necessary to maintain perfection of security interests in the Manufactured Homes.


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      Under the laws of most states, liens for repairs performed on a
Manufactured Home take priority even over a perfected security interest. The Depositor will represent in the applicable Agreement that it has no knowledge of any liens with respect to any Manufactured Home securing payment on any Contract. However, liens could arise at any time during the term of a Contract. No notice will be given to the Trustee, Indenture Trustee or Securityholders in the event a lien arises and the lien would not give rise to a repurchase obligation on the part of the party specified in the applicable Agreement.

      Enforcement Of Security Interests In Manufactured Homes

      The Master Servicer on behalf of the Trustee or the Indenture Trustee, to the extent required by the related Agreement and/or Indenture, may take action to enforce the applicable Trustee's security interest with respect to Contracts in default by repossession and resale of the Manufactured Homes securing the Defaulted Contracts. Except in Louisiana, so long as the Manufactured Home has not become subject to the real estate law, a creditor can repossess a Manufactured Home securing a Contract by voluntary surrender, by "self-help" repossession that is "peaceful" (i.e., without breach of the peace) or, in the absence of voluntary surrender and the ability to repossess without breach of the peace, by judicial process. The holder of a Contract must give the debtor a number of days notice, which varies from 10 to 30 days depending on the state, prior to commencement of any repossession. The UCC and consumer protection laws in most states place restrictions on repossession sales, including requiring prior notice to the debtor and commercial reasonableness in effecting a sale. The law in most states also requires that the debtor be given notice of any sale prior to resale of the unit so that the debtor may redeem at or before a resale. In the event of a repossession and resale of a Manufactured Home, the Trustee and/or Indenture Trustee would be entitled to be paid out of the sale proceeds before the proceeds could be applied to the payment of the claims of unsecured creditors or the holders of subsequently perfected security interests or, afterward, to the debtor.

      Under the laws applicable in most states, a creditor is entitled to obtain a deficiency judgment from a debtor for any deficiency on repossession and resale of the Manufactured Home securing the debtor's loan. However, some states impose prohibitions or limitations on deficiency judgments.

      Under other statutory provisions, including federal and state bankruptcy and insolvency laws and general equitable principles, may limit or delay the ability of a lender to repossess and resell collateral or enforce a deficiency judgment.

      Consumer Protection Laws

      The so-called "Holder-in-Due-Course" rule of the Federal Trade Commission is intended to defeat the ability of the transferor of a consumer credit contract which is the seller of goods which gave rise to the transaction, and particular related lenders and assignees, to transfer the contract free of notice of claims by the debtor under the contract. The effect of this rule is to subject the assignee of a contract to all claims and defenses which the debtor could assert against the seller of goods. Liability under this rule is limited to amounts paid under a Contract; however, the Obligor also may be able to assert the rule to set off remaining amounts due as a defense against a claim brought against the Obligor. Numerous other federal and state consumer protection laws impose requirements applicable to the origination and lending pursuant to the Contracts, including the Truth


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in Lending Act, the Federal Trade Commission Act, the Fair Credit Billing Act,
the Fair Credit Reporting Act, the Equal Credit Opportunity Act, the Fair Debt Collection Practices Act and the Uniform Consumer Credit Code. In the case of some of these laws, the failure to comply with their provisions may affect the enforceability of the related Contract.

      Transfers Of Manufactured Homes; Enforceability Of "Due-On-Sale" Clauses

      The Contracts, in general, prohibit the sale or transfer of the related Manufactured Homes without the consent of the Depositor or the Master Servicer and permit the acceleration of the maturity of the Contracts by the Depositor or the Master Servicer upon any sale or transfer that is not consented to. Unless otherwise specified in the related prospectus supplement, the Depositor or the Master Servicer expects that it will permit most transfers of Manufactured Homes and not accelerate the maturity of the related Contracts. In some cases, the transfer may be made by a delinquent Obligor in order to avoid a repossession proceeding with respect to a Manufactured Home.

      In the case of a transfer of a Manufactured Home after which the Depositor desires to accelerate the maturity of the related Contract, the Depositor's ability to do so will depend on the enforceability under state law of the "due-on-sale" clause. The Garn-St Germain Act preempts, subject to exceptions and conditions, state laws prohibiting enforcement of "due-on-sale" clauses applicable to the Manufactured Homes. In some states the Depositor or the Master Servicer may be prohibited from enforcing a "due-on-sale" clause in respect of particular Manufactured Homes.

      Applicability Of Usury Laws

      Title V of the Depository Institutions Deregulation and Monetary Control Act of 1980, as amended ("Title V"), provides that, subject to the following conditions, state usury limitations shall not apply to any loan that is secured by a first lien on some kinds of manufactured housing. The Contracts would be covered if they satisfy particular conditions, among other things, governing the terms of any prepayments, late charges and deferral fees and requiring a 30-day notice period prior to instituting any action leading to repossession of or foreclosure with respect to the related unit.

      Title V authorized any state to reimpose limitations on interest rates and finance charges by adopting before April 1, 1983 a law or constitutional provision that expressly rejects application of the federal law. Fifteen states adopted a law prior to the April 1, 1983 deadline. In addition, even where Title V was not so rejected, any state is authorized by the law to adopt a provision limiting discount points or other charges on loans covered by Title V. In any state in which application of Title V was expressly rejected or a provision limiting discount points or other charges has been adopted, no Contract which imposes finance charges or provides for discount points or charges in excess of permitted levels has been included in the Trust Assets or Fund. The Depositor, or the party specified in the related Agreement will represent that all of the Contracts comply with applicable usury laws.


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                   MATERIAL FEDERAL INCOME TAX CONSIDERATIONS

      General

      The following discussion represents the opinion of McKee Nelson LLP, or other counsel specified in the related prospectus supplement ("Federal Tax Counsel") as to the material federal income tax consequences of the purchase, ownership and disposition of the Notes or Certificates, as applicable, offered under this prospectus. This opinion assumes compliance with all provisions of the Agreements pursuant to which the Securities are issued. This discussion is directed solely to securityholders that hold the Securities as capital assets within the meaning of Section 1221 of the Internal Revenue Code of 1986, as amended (the "Code"), and does not purport to discuss all federal income tax consequences that may be applicable to particular categories of investors, some of which (such as banks, insurance companies and foreign investors) may be subject to special rules. Further, the authorities on which this discussion, and the opinions referred to below, are based are subject to change or differing interpretations, which could apply retroactively.

      In addition to the federal income tax consequences described in this prospectus, potential investors should consider the state, local and foreign tax consequences, if any, of the purchase, ownership and disposition of the Securities. See "State and Other Tax Considerations." The Depositor recommends that securityholders consult their own tax advisors concerning the federal, state, local, foreign or other tax consequences to them of the purchase, ownership and disposition of the Securities offered under this prospectus.

      The following discussion addresses securities of five general types:

      o securities ("REMIC Securities") representing interests in a Trust Fund, or a portion of a Trust Fund, that the trustee will elect to have treated as one or more real estate mortgage investment conduits ("REMICs") under Sections 860A through 860G (the "REMIC Provisions") of the Code;

      o securities ("Grantor Trust Securities") representing interests in a Trust Fund (a "Grantor Trust Fund") as to which no election will be made;

      o securities ("Partnership Certificates") representing equity interests in a Trust Fund (a "Partnership Trust Fund") which is treated as a partnership for federal income tax purposes;

      o securities in the form of Notes ("Debt Securities") representing indebtedness of a Partnership Trust Fund or a Trust Fund which is disregarded as a separate entity for federal income tax purposes; and

      o securities in the form of Certificates that, despite their form, are intended to be treated as indebtedness for federal income tax purposes.

      The prospectus supplement for each Series of Securities will indicate which of the foregoing treatments will apply to that Series and, if a REMIC election (or elections) will be made for the related Trust Fund, will identify all "regular interests" and "residual interests" in the REMIC. For purposes of this tax discussion:


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      (1)   references to a "securityholder" or a "holder" are to the beneficial owner of a Security,

      (2) references to "REMIC Pool" are to an entity or portion thereof as to which a REMIC election will be made, and

      (3) to the extent specified in the prospectus supplement, references to "mortgage loans" include Contracts.

      The following discussion is based in part upon the rules governing original issue discount that are set forth in Sections 1271 through 1275 of the Code and in the Treasury regulations promulgated thereunder (the "OID Regulations"), and in part upon the REMIC Provisions and the Treasury regulations promulgated thereunder (the "REMIC Regulations"). Investors should be aware that the OID Regulations do not adequately address some issues relevant to, and in some instances provide that they are not applicable to, instruments such as Securities.

      Taxable Mortgage Pools

      Corporate income tax can be imposed on the net income of some entities issuing non-REMIC debt obligations secured by real estate mortgages ("Taxable Mortgage Pools"). Any entity other than a REMIC will be considered a Taxable Mortgage Pool if

      (1) substantially all of the assets of the entity consist of debt obligations and more than 50% of those obligations consist of "real estate mortgages,"

      (2) that entity is the borrower under debt obligations with two or more maturities, and

      (3) under the terms of the debt obligations on which the entity is the borrower, payments on those obligations bear a relationship to payments on the obligations held by the entity.

Furthermore, a group of assets held by an entity can be treated as a separate Taxable Mortgage Pool if the assets are expected to produce significant cash flow that will support one or more of the entity's issues of debt obligations. The Depositor generally will structure offerings of non-REMIC Securities to avoid the application of the Taxable Mortgage Pool rules.

      REMICs

      Classification of REMICs

      For each Series of REMIC Securities, assuming compliance with all provisions of the related pooling and servicing agreement, in the opinion of Federal Tax Counsel, the related Trust Fund (or each applicable portion of the Trust Fund) will qualify as a REMIC and the REMIC Securities offered with respect thereto will be considered to evidence ownership of "regular interests" ("Regular Securities") or "residual interests" ("Residual Securities") in the REMIC within the meaning of the REMIC Provisions.

      In order for the REMIC Pool to qualify as a REMIC, there must be ongoing compliance on the part of the REMIC Pool with the requirements set forth in the Code. The REMIC Pool must


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

fulfill an asset test, which requires that no more than a de minimis portion of the assets of the REMIC Pool, as of the close of the third calendar month beginning after the "Startup Day" (which for purposes of this discussion is the date of issuance of the REMIC Securities) and at all times thereafter, may consist of assets other than "qualified mortgages" and "permitted investments." The REMIC Regulations provide a safe harbor pursuant to which the de minimis requirement will be met if at all times the total adjusted basis of the nonqualified assets is less than 1% of the total adjusted basis of all the REMIC Pool's assets. An entity that fails to meet the safe harbor may nevertheless demonstrate that it holds no more than a de minimis amount of nonqualified assets. A REMIC Pool also must provide "reasonable arrangements" to prevent its residual interests from being held by "disqualified organizations" or agents of "disqualified organizations" and must furnish applicable tax information to transferors or agents that violate this requirement. The pooling and servicing agreement for each Series of REMIC Securities will contain provisions meeting these requirements. See "--Taxation of Owners of Residual Securities--Tax-Related Restrictions on Transfer of Residual Securities--Disqualified Organizations" below.

      A qualified mortgage is any obligation that is principally secured by an interest in real property and that is either transferred to the REMIC Pool on the Startup Day or is purchased by the REMIC Pool within a three-month period thereafter pursuant to a fixed price contract in effect on the Startup Day. Qualified mortgages include whole mortgage loans and, generally, certificates of beneficial interest in a grantor trust that holds mortgage loans, regular interests in another REMIC, such as lower-tier regular interests in a tiered REMIC, home equity lines of credit, reverse mortgage loans and obligations originated by the United States or any state that are principally secured by an interest in real property. The REMIC Regulations specify that loans secured by timeshare interests, shares held by a tenant stockholder in a cooperative housing corporation, and manufactured housing that qualifies as a "single family residence" under Code Section 25(e)(10) can be qualified mortgages. A qualified mortgage includes a qualified replacement mortgage, which is any property that would have been treated as a qualified mortgage if it were transferred to the REMIC Pool on the Startup Day and that is received either:

      (1) in exchange for any qualified mortgage within a three-month period from the Startup Day; or

      (2) in exchange for a "defective obligation" within a two-year period from the Startup Day.

      A "defective obligation" includes:

      (1) a mortgage in default or as to which default is reasonably foreseeable;

      (2) a mortgage as to which a customary representation or warranty made at the time of transfer to the REMIC Pool has been breached;

      (3)   a mortgage that was fraudulently procured by the borrower; and

      (4) a mortgage that was not in fact principally secured by real property (but only if the mortgage is disposed of within 90 days of discovery).


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A mortgage loan that is "defective" as described in clause (4) above that is not sold or, if within two years of the Startup Day, exchanged, within 90 days of discovery, ceases to be a qualified mortgage after that 90-day period.

      Permitted investments include cash flow investments, qualified reserve assets, and foreclosure property. A cash flow investment is an investment, earning a return in the nature of interest, of amounts received on or with respect to qualified mortgages for a temporary period, not exceeding 13 months, until the next scheduled distribution to holders of interests in the REMIC Pool. A qualified reserve asset is any intangible property held for investment that is part of any reasonably required reserve maintained by the REMIC Pool to (i) provide for payments of expenses of the REMIC Pool or amounts due on the regular or residual interests in the event of defaults (including delinquencies) on the qualified mortgages, lower than expected reinvestment returns, prepayment interest shortfalls and other contingencies or (ii) provide a source of funds for the purchase of additional loans within the three month startup period or additional advances with respect to home equity lines of credit or reverse mortgage loans. The reserve fund will be disqualified if more than 30% of the gross income from the assets in that fund for the year is derived from the sale or other disposition of property held for less than three months, unless required to prevent a default on the regular interests caused by a default on one or more qualified mortgages. A reserve fund must be reduced "promptly and appropriately" to the extent the amount held within is no longer reasonably required for the purpose for which it was created. Foreclosure property is real property acquired by the REMIC Pool in connection with the default or imminent default of a qualified mortgage and generally may not be held for more than three taxable years after the taxable year of acquisition unless extensions are granted by the Secretary of the Treasury.

      In addition to the foregoing requirements, the various interests in a REMIC Pool also must meet specific requirements. All of the interests in a REMIC Pool must be either of the following: (1) one or more classes of regular interests or (2) a single class of residual interests on which distributions, if any, are made pro rata.

      o A regular interest is an interest in a REMIC Pool that is issued on the Startup Day with fixed terms, is designated as a regular interest, and unconditionally entitles the holder to receive a specified principal amount (or other similar amount), and provides that interest payments (or other similar amounts), if any, at or before maturity either are payable based on a fixed rate or a qualified variable rate, or consist of a specified, nonvarying portion of the interest payments on qualified mortgages. That specified portion may consist of a fixed number of basis points, a fixed percentage of the total interest, or a qualified variable rate, inverse variable rate or difference between two fixed or qualified variable rates on some or all of the qualified mortgages. The specified principal amount of a regular interest that provides for interest payments consisting of a specified, nonvarying portion of interest payments on qualified mortgages may be zero.

      o A residual interest is an interest in a REMIC Pool other than a regular interest that is issued on the Startup Day and that is designated as a residual interest.

      An interest in a REMIC Pool may be treated as a regular interest even if payments of principal for that interest are subordinated to payments on other regular interests or the residual interest in the REMIC Pool, and are dependent on the absence of defaults or delinquencies on qualified mortgages or permitted investments, lower than reasonably expected returns on permitted


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

investments, unanticipated expenses incurred by the REMIC Pool or prepayment interest shortfalls. Accordingly, in the opinion of Federal Tax Counsel, the Regular Securities of a Series will constitute one or more classes of regular interests, and the Residual Securities for that Series will represent a single class of residual interests for each REMIC Pool.

      If an entity electing to be treated as a REMIC fails to comply with one or more of the ongoing requirements of the Code for that status during any taxable year, the Code provides that the entity will not be treated as a REMIC for that year and thereafter. In that event, that entity may be taxable as a corporation under Treasury regulations, and the related REMIC Securities may not be accorded the status or given the tax treatment described below. Although the Code authorizes the Treasury Department to issue regulations providing relief in the event of an inadvertent termination of REMIC status, none of these regulations have been issued. Any relief provided, moreover, may be accompanied by sanctions, such as the imposition of a corporate tax on all or a portion of the Trust Fund's income for the period in which the requirements for that status are not satisfied. The pooling and servicing agreement for each Trust Fund will include provisions designed to maintain each REMIC Pool's status as a REMIC under the REMIC Provisions. It is not anticipated that the status of any REMIC Pool as a REMIC will be terminated.

      Characterization of Investments in REMIC Securities

      The REMIC Securities will be treated as "real estate assets" within the meaning of Section 856(c)(4)(A) of the Code and assets described in Section 7701(a)(19)(C) of the Code in the same proportion that the assets of the REMIC Pool underlying these Securities would be so treated. Moreover, if 95% or more of the assets of the REMIC Pool qualify for either of the foregoing treatments at all times during a calendar year, the REMIC Securities will qualify for the corresponding status in their entirety for that calendar year.

      If the assets of the REMIC Pool include Buy-Down Loans, it is possible that the percentage of those assets constituting "loans . . . secured by an interest in real property which is . . . residential real property" for purposes of Code Section 7701(a)(19)(C)(v) may be required to be reduced by the amount of the related funds from the Buy-Down Fund. No opinion is expressed as to the treatment of those Buy-Down Funds because the law is unclear as to whether the Buy-Down Funds represent an account held by the lender that reduces the lender's investment in the mortgage loan. This reduction of a holder's investment may reduce the assets qualifying for the 60% of assets test for meeting the definition of a "domestic building and loan association." Interest (including original issue discount) on the Regular Securities and income allocated to the class of Residual Securities will be interest described in Section 856(c)(3)(B) of the Code to the extent that the Notes or Certificates, as applicable, are treated as "real estate assets" within the meaning of Section 856(c)(4)(A) of the Code. In addition, the Regular Securities generally will be "qualified mortgages" within the meaning of Section 860G(a)(3) of the Code if transferred to another REMIC on its Startup Day in exchange for regular or residual interests in the REMIC.

      The assets of the REMIC Pool will include, in addition to mortgage loans, payments on mortgage loans held pending distribution on the REMIC Securities and property acquired by foreclosure held pending sale, and may include amounts in reserve accounts. It is unclear whether property acquired by foreclosure held pending sale and amounts in reserve accounts would be considered to be part of the mortgage loans, or whether those assets (to the extent not invested in assets described in the foregoing sections) otherwise would receive the same treatment as the mortgage loans for purposes of all of the foregoing sections. The REMIC Regulations do provide, however, that payments on mortgage loans held pending distribution are considered part of the mortgage loans for purposes of Section 856(c)(4)(A) of the Code. Furthermore, foreclosure property generally will qualify as "real estate assets" under Section 856(c)(4)(A) of the Code.

      Tiered REMIC Structures

      For some Series of REMIC Securities, two or more separate elections may be made to treat designated portions of the related Trust Fund as REMICs with respect to which all of the regular interests in one REMIC are held by another REMIC ("Tiered REMICs") for federal income tax purposes. Upon the issuance of any of these Series of REMIC Securities, Federal Tax Counsel will deliver its opinion that, assuming compliance with all provisions of the related pooling and servicing agreement, the Tiered REMICs will each qualify as a REMIC and the respective REMIC Securities issued by each Tiered REMIC will be considered to evidence ownership of Regular Securities or Residual Securities in the related REMIC within the meaning of the REMIC Provisions.

      Solely for purposes of determining whether the REMIC Securities will be "real estate assets" within the meaning of Section 856(c)(4)(A) of the Code and "loans secured by an interest in real property" under Section 7701(a)(19)(C) of the Code, and whether the income on those Securities is interest described in
Section 856(c)(3)(B) of the Code, the Tiered REMICs will be treated as one
REMIC.

      Taxation of Owners of Regular Securities

      (1)   General

      Except as otherwise indicated herein, the Regular Securities will be treated for federal income tax purposes as debt instruments that are issued by the REMIC and not as beneficial interests in the REMIC or the REMIC's assets. In general, interest, original issue discount, and market discount on a Regular Security will be treated as ordinary income to a holder of the Regular Security (the "Regular Securityholder"), and principal payments on a Regular Security will be treated as a return of capital to the extent of the Regular Securityholder's basis in the Regular Security allocable thereto. Regular Securityholders must use the accrual method of accounting with regard to Regular Securities, regardless of the method of accounting otherwise used by that Regular Securityholder.

      Payments of interest on Regular Securities may be based on a fixed rate, a variable rate as permitted by the REMIC Regulations, or may consist of a specified portion of the interest payments on qualified mortgages where such portion does not vary during the period the Regular Security is outstanding. The definition of a variable rate for purposes of the REMIC Regulations is based on the definition of a qualified floating rate for purposes of the rules governing original issue discount set forth in the OID Regulations, with certain modifications and permissible variations. See "--Variable Rate Regular Securities" below for a discussion of the definition of a qualified floating rate for purposes of the OID Regulations. In contrast to the OID Regulations, for purposes of the REMIC Regulations, a qualified floating rate does not include any multiple of a qualified floating rate (also excluding multiples of qualified floating rates that themselves would constitute qualified floating rates under the OID Regulations), and the characterization of a variable rate that is subject to a cap, floor or similar restriction as a qualified floating rate for purposes of the REMIC Regulations will not depend upon the OID Regulations relating to caps, floors, and similar restrictions. See "--Variable Rate Regular Securities" below for discussion of the OID Regulations relating to caps, floors and similar restrictions. A qualified floating rate, as defined above for purposes of the REMIC Regulations (a "REMIC qualified floating rate"), qualifies as a variable rate for purposes of the REMIC Regulations if such REMIC qualified floating rate is set at a "current rate" as defined in the OID Regulations. In addition, a rate equal to the highest, lowest or an average of two or more REMIC qualified floating rates qualifies as a variable rate for REMIC purposes. A Regular Security may also have a variable rate based on a weighted average of the interest rates on some or all of the qualified mortgages held by the REMIC where each qualified mortgage taken into account has a fixed rate or a variable rate that is permissible under the REMIC Regulations. Further, a Regular Security may have a rate that is the product of a REMIC qualified floating rate or a weighted average rate and a fixed multiplier, is a constant number of basis points more or less than a REMIC qualified floating rate or a weighted average rate, or is the product, plus or minus a constant number of basis points, of a REMIC qualified floating rate or a weighted average rate and a fixed multiplier. An otherwise permissible variable rate for a Regular Security, described above, will not lose its character as such because it is subject to a floor or a cap, including a "funds available cap" as that term is defined in the REMIC Regulations. Lastly, a Regular Security will be considered as having a permissible variable rate if it has a fixed or otherwise permissible variable rate during one or more payment or accrual periods and different fixed or otherwise permissible variable rates during other payment or accrual periods.

      (2)   Original Issue Discount

      Certain classes of Regular Securities may be issued with "original issue discount" within the meaning of Code Section 1273(a). Holders of any Class or Subclass of Regular Securities having original issue discount generally must include original issue discount in ordinary income for federal income tax purposes as it accrues, in accordance with a constant yield method that takes into account the compounding of interest, in advance of the receipt of the cash attributable to that income. The following discussion is based in part on the "OID Regulations" and in part on the provisions of the Tax Reform Act of 1986 (the "1986 Act"). Regular Securityholders should be aware, however, that the OID Regulations do not adequately address some of the issues relevant to prepayable securities, such as the Regular Securities. To the extent that those issues are not addressed in the regulations, the Trust Fund intends to apply the methodology described in the Conference Committee Report to the 1986 Act. No assurance can be provided that the Internal Revenue Service will not take a different position as to those matters not currently addressed by the OID Regulations. Moreover, the OID Regulations include an anti-abuse rule allowing the Internal Revenue Service to apply or depart from the OID Regulations where necessary or appropriate to ensure a reasonable tax result because of the applicable statutory provisions. A tax result will not be considered unreasonable under the anti-abuse rule in the absence of a substantial effect on the present value of a taxpayer's tax liability. Investors are advised to consult their own tax advisors as to the discussion in the OID Regulations and the appropriate method for reporting interest and original issue discount for the Regular Securities.

      Each Regular Security will be treated as a single installment obligation for purposes of determining the original issue discount includible in a Regular Securityholder's income. The total amount of original issue discount on a Regular Security is the excess of the "stated redemption price at maturity" of the Regular Security over its "issue price." The issue price of a Class of Regular


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Securities offered pursuant to this prospectus generally is the first price at which a substantial amount of that Class is sold to the public (excluding bond houses, brokers and underwriters). Although unclear under the OID Regulations, it is anticipated that the trustee will treat the issue price of a Class as to which there is no substantial sale as of the issue date or that is retained by the Depositor as the fair market value of the Class as of the issue date. The issue price of a Regular Security also includes any amount paid by an initial Regular Securityholder for accrued interest that relates to a period before the issue date of the Regular Security, unless the Regular Securityholder elects on its federal income tax return to exclude that amount from the issue price and to recover it on the first Distribution Date.

      The stated redemption price at maturity of a Regular Security always includes the original principal amount of the Regular Security, but generally will not include distributions of interest if those distributions constitute "qualified stated interest." Under the OID Regulations, qualified stated interest generally means interest payable at a single fixed rate or a qualified variable rate (as described below), provided that the interest payments are unconditionally payable at intervals of one year or less during the entire term of the Regular Security. Because there is no penalty or default remedy in the case of nonpayment of interest for a Regular Security, it is possible that no interest on any Class of Regular Securities will be treated as qualified stated interest. However, except as provided in the following three sentences or in the prospectus supplement, because the underlying mortgage loans provide for remedies in the event of default, it is anticipated that the trustee will treat interest for the Regular Securities as qualified stated interest. Distributions of interest on an Accrual Security, or on other Regular Securities for which deferred interest will accrue, will not constitute qualified stated interest, in which case the stated redemption price at maturity of those Regular Securities includes all distributions of interest as well as principal on the Regular Securities. Likewise, it is anticipated that the trustee will treat an interest-only Class or a Class on which interest is substantially disproportionate to its principal amount (a so-called "super-premium" Class) as having no qualified stated interest. Where the interval between the issue date and the first Distribution Date on a Regular Security is shorter than the interval between subsequent Distribution Dates, the interest attributable to the additional days will be included in the stated redemption price at maturity.

      Under a de minimis rule, original issue discount on a Regular Security will be considered to be zero if the original issue discount is less than 0.25% of the stated redemption price at maturity of the Regular Security multiplied by the weighted average maturity of the Regular Security. For this purpose, the weighted average maturity of the Regular Security is computed as the sum of the amounts determined by multiplying the number of full years (i.e., rounding down partial years) from the issue date until each distribution in reduction of stated redemption price at maturity is scheduled to be made by a fraction, the numerator of which is the amount of each distribution included in the stated redemption price at maturity of the Regular Security and the denominator of which is the stated redemption price at maturity of the Regular Security. The Conference Committee Report to the 1986 Act provides that the schedule of those distributions should be determined in accordance with the assumed rate of prepayment of the mortgage loans (the "Prepayment Assumption") and the anticipated reinvestment rate, if any, relating to the Regular Securities. The Prepayment Assumption for a Series of Regular Securities will be set forth in the prospectus supplement. Holders generally must report de minimis original issue discount pro rata as principal payments are received, and that income will generally be capital gain if the Regular Security is held as a capital asset. Under the OID Regulations, however, Regular Securityholders may elect to accrue all de minimis original issue discount as well as market discount and market


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premium, under the constant yield method. See "--Election to Treat All Interest
Under the Constant Yield Method" below.

      A Regular Securityholder generally must include in gross income for any taxable year the sum of the "daily portions," as defined below, of the original issue discount on the Regular Security accrued during an accrual period for each day on which it holds the Regular Security, including the date of purchase but excluding the date of disposition. The trustee will treat the monthly period ending on the day before each Distribution Date as the accrual period. For each Regular Security, a calculation will be made of the original issue discount that accrues during each successive full accrual period (or shorter period from the date of original issue) that ends on the day before the related Distribution Date on the Regular Security. The Conference Committee Report to the 1986 Act states that the rate of accrual of original issue discount is intended to be based on the Prepayment Assumption. The original issue discount accruing in a full accrual period would be the excess, if any, of:

            (1) the sum of:

                  (a) the present value of all of the remaining distributions to be made on the Regular Security as of the end of that accrual period, and

                  (b) the distributions made on the Regular Security during the accrual period that are included in the Regular Security's stated redemption price at maturity, over

            (2) the adjusted issue price of the Regular Security at the beginning of the accrual period.

The present value of the remaining distributions referred to in the preceding sentence is calculated based on:

                  (a) the yield to maturity of the Regular Security at the issue date, and

                  (b) the Prepayment Assumption.

For these purposes, the adjusted issue price of a Regular Security at the beginning of any accrual period equals the issue price of the Regular Security, increased by the total amount of original issue discount for the Regular Security that accrued in all prior accrual periods and reduced by the amount of distributions included in the Regular Security's stated redemption price at maturity that were made on the Regular Security in those prior periods. The original issue discount accruing during any accrual period (as determined in this paragraph) will then be divided by the number of days in the period to determine the daily portion of original issue discount for each day in the period. For an initial accrual period shorter than a full accrual period, the daily portions of original issue discount must be determined according to an appropriate allocation under any reasonable method.

      Under the method described above, the daily portions of original issue discount required to be included in income by a Regular Securityholder generally will increase to take into account prepayments on the Regular Securities as a result of prepayments on the mortgage loans that exceed the Prepayment Assumption, and generally will decrease (but not below zero for any period) if the prepayments are slower than the Prepayment Assumption. An increase in prepayments on the


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mortgage loans for a Series of Regular Securities can result in both a change in the priority of principal payments for some Classes of Regular Securities and either an increase or decrease in the daily portions of original issue discount for those Regular Securities.

      (3)   Acquisition Premium

      A purchaser of a Regular Security having original issue discount at a price greater than its adjusted issue price but less than its stated redemption price at maturity will be required to include in gross income the daily portions of the original issue discount on the Regular Security reduced pro rata by a fraction, the numerator of which is the excess of its purchase price over the adjusted issue price and the denominator of which is the excess of the remaining stated redemption price at maturity over the adjusted issue price. Alternatively, that purchaser may elect to treat all that acquisition premium under the constant yield method, as described below under the heading "--Election to Treat All Interest Under the Constant Yield Method" below.

      (4)   Variable Rate Regular Securities

      Regular Securities may provide for interest based on a variable rate. Under the OID Regulations, interest is treated as payable at a qualified variable rate if, generally, (1) the issue price does not exceed the original principal balance by more than a specified amount, (2) it does not provide for any principal payments that are contingent, within the meaning of the OID Regulations, except as provided in (1), and (3) the interest compounds or is payable at least annually at current values of;

            (a)   one or more "qualified floating rates,"

            (b)   a single fixed rate and one or more qualified floating rates,

            (c)   a single "objective rate," or

            (d) a single fixed rate and a single objective rate that is a "qualified inverse floating rate."

A floating rate is a qualified floating rate if variations can reasonably be expected to measure contemporaneous variations in the cost of newly borrowed funds. A multiple of a qualified floating rate is considered a qualified floating rate only if the rate is equal to either (a) the product of a qualified floating rate and a fixed multiple that is greater than 0.65 but not more than
1.35 or (b) the product of a qualified floating rate and a fixed multiple that is greater than 0.65 but not more than 1.35, increased or decreased by a fixed rate. That rate may also be subject to a fixed cap or floor, or a cap or floor that is not reasonably expected as of the issue date to affect the yield of the instrument significantly. An objective rate is any rate (other than a qualified floating rate) that is determined using a single fixed formula and that is based on objective financial or economic information, provided that the information is not (1) within the control of the issuer or a related party or (2) unique to the circumstances of the issuer or a related party. However, an objective rate does not include a rate if it is reasonably expected that the average value of such rate during the first half of the Regular Security's term will be either significantly less than or significantly greater than the average value of the rate during the final half of the Regular Security's term. A qualified inverse floating rate is a rate equal to a fixed rate minus a qualified floating rate that inversely reflects contemporaneous variations in the qualified floating rate; an inverse floating rate that is not a


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

qualified inverse floating rate may nevertheless be an objective rate. A Class of Regular Securities may be issued under this prospectus that does not have a qualified variable rate under the foregoing rules, for example, a Class that bears different rates at different times during the period it is outstanding that it is considered significantly "front-loaded" or "back-loaded" within the meaning of the OID Regulations. It is possible that a Class may be considered to bear "contingent interest" within the meaning of the OID Regulations. The OID Regulations, as they relate to the treatment of contingent interest, are by their terms not applicable to Regular Securities. However, if final regulations dealing with contingent interest for Regular Securities apply the same principles as the OID Regulations, those regulations may lead to different timing of income inclusion than would be the case under the OID Regulations. Furthermore, application of those principles could lead to the characterization of gain on the sale of contingent interest Regular Securities as ordinary income. Investors should consult their tax advisors regarding the appropriate treatment of any Regular Security that does not pay interest at a fixed rate or qualified variable rate as described in this paragraph.

      The amount of original issue discount for a Regular Security bearing a qualified variable rate of interest will accrue in the manner described above under "--Original Issue Discount," with the yield to maturity and future payments on that Regular Security generally to be determined by assuming that interest will be payable for the life of the Regular Security based on the initial rate (or, if different, the value of the applicable variable rate as of the pricing date) for the relevant Class, if the Class bears interest at a qualified floating rate or qualified inverse floating rate, or based on a fixed rate which reflects the reasonably expected yield for the relevant Class, if the Class bears interest at an objective rate (other than a qualified inverse floating rate). Unless required otherwise by applicable final regulations, it is anticipated that the trustee will treat interest, other than variable interest on an interest-only or super-premium Class, as qualified stated interest at the qualified variable rate. However, the qualified stated interest allocable to an accrual period will be increased (or decreased) if the interest actually paid during the accrual period exceed (or is less than) the interest assumed to be paid under the rate just described.

      (5)   Market Discount

      A subsequent purchaser of a Regular Security also may be subject to the market discount rules of Code Sections 1276 through 1278. Under these sections and the principles applied by the OID Regulations in the context of original issue discount, "market discount" is the amount by which the purchaser's original basis in the Regular Security (1) is exceeded by the remaining outstanding principal payments and interest payments other than qualified stated interest payments due on a Regular Security, or (2) in the case of a Regular Security having original issue discount, is exceeded by the adjusted issue price of that Regular Security at the time of purchase. The purchaser generally will be required to recognize ordinary income to the extent of accrued market discount on that Regular Security as distributions includible in the stated redemption price at maturity of the Regular Security are received, in an amount not exceeding that distribution. The market discount would accrue in a manner to be provided in Treasury regulations and should take into account the Prepayment Assumption. The Conference Committee Report to the 1986 Act provides that until these regulations are issued, the market discount would accrue either (1) on the basis of a constant interest rate, or (2) in the ratio of stated interest allocable to the relevant period to the sum of the interest for that period plus the remaining interest as of the end of that period, or in the case of a Regular Security issued with original issue discount, in the ratio of original issue discount accrued for the relevant period to the sum of the original issue discount accrued for that period plus the


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

remaining original issue discount as of the end of that period. The purchaser also generally will be required to treat a portion of any gain on a sale or exchange of the Regular Security as ordinary income to the extent of the market discount accrued to the date of disposition under one of the foregoing methods, less any accrued market discount previously reported as ordinary income as partial distributions in reduction of the stated redemption price at maturity were received. The purchaser will be required to defer deduction of a portion of the excess of the interest paid or accrued on indebtedness incurred to purchase or carry a Regular Security over the interest distributable on the Regular Security. The deferred portion of the interest expense in any taxable year generally will not exceed the accrued market discount on the Regular Security for that year. Any deferred interest expense is, in general, allowed as a deduction not later than the year in which the related market discount income is recognized or the Regular Security is disposed of.

      As an alternative to the inclusion of market discount in income on the foregoing basis, the Regular Securityholder may elect to include market discount in income currently as it accrues on all market discount instruments acquired by the Regular Securityholder in that taxable year or thereafter, in which case the interest deferral rule will not apply. See "--Election to Treat All Interest Under the Constant Yield Method" below regarding an alternative manner in which that election may be deemed to be made. A person who purchases a Regular Security at a price lower than the remaining amounts includible in the stated redemption price at maturity of the security, but higher than its adjusted issue price, does not acquire the Regular Security with market discount, but will be required to report original issue discount, appropriately adjusted to reflect the excess of the price paid over the adjusted issue price.

      Market discount for a Regular Security will be considered to be zero if the market discount is less than 0.25% of the remaining stated redemption price at maturity of the Regular Security (or, in the case of a Regular Security having original issue discount, the adjusted issue price of that Regular Security) multiplied by the weighted average maturity of the Regular Security (presumably determined as described above in the fourth paragraph under "--Original Issue Discount" above) remaining after the date of purchase. It appears that de minimis market discount would be reported in a manner similar to de minimis original issue discount. See "--Original Issue Discount" above.

      Treasury regulations implementing the market discount rules have not yet been issued, and uncertainty exists with respect to many aspects of those rules. Due to the substantial lack of regulatory guidance with respect to the market discount rules, it is unclear how those rules will affect any secondary market that develops for a particular Class of Regular Securities. Prospective investors in Regular Securities should consult their own tax advisors regarding the application of the market discount rules to the Regular Securities and the elections to include market discount in income currently and to accrue market discount on the basis of the constant yield method.

      (6)   Amortizable Premium

      A Regular Security purchased at a cost greater than its remaining stated redemption price at maturity generally is considered to be purchased at a premium. If the Regular Securityholder holds that Regular Security as a "capital asset" within the meaning of Code Section 1221, the Regular Securityholder may elect under Code Section 171 to amortize the premium under a constant yield method that reflects compounding based on the interval between payments on the Regular Security. The election will apply to all taxable debt obligations (including REMIC regular interests) acquired by the Regular Securityholder at a premium held in that taxable year or thereafter, unless revoked


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

with the permission of the Internal Revenue Service. The Conference Committee Report to the 1986 Act indicates a Congressional intent that the same rules that apply to the accrual of market discount on installment obligations will also apply to amortizing bond premium under Code Section 171 on installment obligations as the Regular Securities, although it is unclear whether the alternatives to the constant interest method described above under "Market Discount" are available. Amortizable bond premium generally will be treated as an offset to interest income on a Regular Security, rather than as a separate deductible item. See "--Election to Treat All Interest Under the Constant Yield Method" below regarding an alternative manner in which the Code Section 171 election may be deemed to be made.

      (7)   Election to Treat All Interest Under the Constant Yield Method

      A holder of a debt instrument such as a Regular Security may elect to treat all interest that accrues on the instrument using the constant yield method, with none of the interest being treated as qualified stated interest. For purposes of applying the constant yield method to a debt instrument subject to this election, (1) "interest" includes stated interest, original issue discount, de minimis original issue discount, market discount and de minimis market discount, as adjusted by any amortizable bond premium or acquisition premium and (2) the debt instrument is treated as if the instrument were issued on the holder's acquisition date in the amount of the holder's adjusted basis immediately after acquisition. It is unclear whether, for this purpose, the initial Prepayment Assumption would continue to apply or if a new prepayment assumption as of the date of the holder's acquisition would apply. A holder generally may make this election on an instrument by instrument basis or for a class or group of debt instruments. However, if the holder makes this election for a debt instrument with amortizable bond premium, the holder is deemed to have made elections to amortize bond premium currently as it accrues under the constant yield method for all premium bonds held by the holder in the same taxable year or thereafter. Alternatively, if the holder makes this election for a debt instrument with market discount, the holder is deemed to have made elections to report market discount income currently as it accrues under the constant yield method for all market discount bonds acquired by the holder in the same taxable year or thereafter. The election is made on the holder's federal income tax return for the year in which the debt instrument is acquired and is irrevocable except with the approval of the Internal Revenue Service. Investors should consult their own tax advisors regarding the advisability of making this election.

      (8)   Treatment of Losses

      Regular Securityholders will be required to report income for Regular Securities on the accrual method of accounting, without giving effect to delays or reductions in distributions attributable to defaults or delinquencies on the mortgage loans, except to the extent it can be established that the losses are uncollectible. Accordingly, the holder of a Regular Security, particularly a Subordinate Security, may have income, or may incur a diminution in cash flow as a result of a default or delinquency, but may not be able to take a deduction (subject to the discussion below) for the corresponding loss until a subsequent taxable year. In this regard, investors are cautioned that while they may generally cease to accrue interest income if it reasonably appears that the interest will be uncollectible, the Internal Revenue Service may take the position that original issue discount must continue to be accrued in spite of its uncollectibility until the debt instrument is disposed of in a taxable transaction or becomes worthless in accordance with the rules of Code Section 166.


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

      To the extent the rules of Code Section 166 regarding bad debts are applicable, it appears that Regular Securityholders that are corporations or that otherwise hold the Regular Securities in connection with a trade or business should in general be allowed to deduct as an ordinary loss that loss with respect to principal sustained during the taxable year on account of any Regular Securities becoming wholly or partially worthless, and that, in general, Regular Securityholders that are not corporations and do not hold the Regular Securities in connection with a trade or business should be allowed to deduct as a short-term capital loss any loss sustained during the taxable year on account of a portion of any Regular Securities becoming wholly worthless. Although the matter is not free from doubt, non-corporate Regular Securityholders should be allowed a bad debt deduction at the time the principal balance of the Regular Securities is reduced to reflect losses resulting from any liquidated mortgage loans. The Internal Revenue Service, however, could take the position that non-corporate holders will be allowed a bad debt deduction to reflect those losses only after all the mortgage loans remaining in the Trust Fund have been liquidated or the applicable Class of Regular Securities has been otherwise retired. The Internal Revenue Service could also assert that losses on the Regular Securities are deductible based on some other method that may defer those deductions for all holders, such as reducing future cashflow for purposes of computing original issue discount. This may have the effect of creating "negative" original issue discount that may be deductible only against future positive original issue discount or otherwise upon termination of the Class.

      Regular Securityholders are urged to consult their own tax advisors regarding the appropriate timing, amount and character of any loss sustained for their Regular Securities. While losses attributable to interest previously reported as income should be deductible as ordinary losses by both corporate and non-corporate holders, the Internal Revenue Service may take the position that losses attributable to accrued original issue discount may only be deducted as capital losses in the case of non-corporate holders who do not hold the Regular Securities in connection with a trade or business. Special loss rules may be applicable to banks and thrift institutions. These taxpayers are advised to consult their tax advisors regarding the treatment of losses on Regular Securities.

      (9)   Sale or Exchange of Regular Securities

      If a Regular Securityholder sells or exchanges a Regular Security, the Regular Securityholder will recognize gain or loss equal to the difference, if any, between the amount received and its adjusted basis in the Regular Security. The adjusted basis of a Regular Security generally will equal the original cost of the Regular Security to the seller, increased by any original issue discount or market discount previously included in the seller's gross income for the Regular Security and reduced by amounts included in the stated redemption price at maturity of the Regular Security that were previously received by the seller, by any amortized premium, and by any recognized losses.

      Except as described above regarding market discount, and except as provided in this paragraph, any gain or loss on the sale or exchange of a Regular Security realized by an investor who holds the Regular Security as a capital asset will be capital gain or loss. That gain will be treated as ordinary income

            (1) if a Regular Security is held as part of a "conversion transaction" as defined in Code Section 1258(c), up to the amount of interest that would have accrued on the Regular Securityholder's net investment in the conversion transaction at 120% of the appropriate applicable federal rate in effect at the time the taxpayer entered into the transaction minus any amount previously treated as ordinary income for any prior disposition of property that was held as part of that transaction;

            (2) in the case of a non-corporate taxpayer, to the extent that the taxpayer has made an election under Code Section 163(d)(4) to have net capital gains taxed as investment income at ordinary income rates; or

            (3) to the extent that the gain does not exceed the excess, if any, of (a) the amount that would have been includible in the gross income of the holder if its yield on that Regular Security were 110% of the applicable federal rate as of the date of purchase, over (b) the amount of income actually includible in the gross income of the holder for that Regular Security (the "110% yield rule").

      In addition, gain or loss recognized from the sale of a Regular Security by some banks or thrift institutions will be treated as ordinary income or loss pursuant to Code Section 582(c). Long-term capital gains of noncorporate taxpayers generally are subject to a lower maximum tax rate than ordinary income of those taxpayers.

      Taxation of Owners of Residual Securities

1.    Taxation of REMIC Income

      Generally, the "daily portions" of REMIC taxable income or net loss will be includible as ordinary income or loss in determining the federal taxable income of holders of Residual Securities ("Residual Holders"), and will not be taxed separately to the REMIC Pool. The daily portions of REMIC taxable income or net loss of a Residual Holder are determined by allocating the REMIC Pool's taxable income or net loss for each calendar quarter ratably to each day in that quarter and by allocating that daily portion among the Residual Holders in proportion to their respective holdings of Residual Securities in the REMIC Pool on that day. REMIC taxable income is generally determined in the same manner as the taxable income of an individual using the accrual method of accounting, except that

            (1) the limitations on deductibility of investment interest expense and expenses for the production of income do not apply;

            (2) all bad loans will be deductible as business bad debts; and

            (3) the limitation on the deductibility of interest and expenses related to tax-exempt income will apply.

The REMIC Pool's gross income includes interest, original issue discount income and market discount income, if any, on the mortgage loans, reduced by amortization of any premium on the mortgage loans, plus income from amortization of issue premium, if any, on the Regular Securities, plus income on reinvestment of cash flows and reserve assets, plus any cancellation of indebtedness income upon allocation of realized losses to the Regular Securities. The REMIC Pool's deductions include interest and original issue discount expense on the Regular Securities, servicing fees on the mortgage loans, other administrative expenses of the REMIC Pool and realized losses on the mortgage loans. The requirement that Residual Holders report their pro rata share of taxable


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

income or net loss of the REMIC Pool will continue until there are no Securities of any class of the related Series outstanding.

      The taxable income recognized by a Residual Holder in any taxable year will be affected by, among other factors, the relationship between the timing of recognition of interest, original issue discount or market discount income or amortization of premium for the mortgage loans, on the one hand, and the timing of deductions for interest (including original issue discount) or income from amortization of issue premium on the Regular Securities, on the other hand. If an interest in the mortgage loans is acquired by the REMIC Pool at a discount, and one or more of these mortgage loans is prepaid, the prepayment may be used in whole or in part to make distributions in reduction of principal on the Regular Securities, and the discount on the mortgage loans that is includible in income may exceed the original issue discount deductions allowed with respect to the Regular Securities. When there is more than one Class of Regular Securities that distribute principal sequentially, this mismatching of income and deductions is particularly likely to occur in the early years following issuance of the Regular Securities when distributions in reduction of principal are being made in respect of earlier Classes of Regular Securities to the extent that those Classes are not issued with substantial discount or are issued at a premium. If taxable income attributable to that mismatching is realized, in general, losses would be allowed in later years as distributions on the later maturing Classes of Regular Securities are made.

      Taxable income may also be greater in earlier years than in later years as a result of the fact that interest expense deductions, expressed as a percentage of the outstanding principal amount of that Series of Regular Securities, may increase over time as distributions in reduction of principal are made on the lower yielding Classes of Regular Securities, whereas, to the extent the REMIC Pool consists of fixed rate mortgage loans, interest income for any particular mortgage loan will remain constant over time as a percentage of the outstanding principal amount of that loan. Consequently, Residual Holders must have sufficient other sources of cash to pay any federal, state, or local income taxes due as a result of that mismatching or unrelated deductions against which to offset that income, subject to the discussion of "excess inclusions" below under "--Limitations on Offset or Exemption of REMIC Income." The timing of mismatching of income and deductions described in this paragraph, if present for a Series of Notes or Certificates, as applicable, may have a significant adverse effect upon a Residual Holder's after-tax rate of return.

      A portion of the income of a Residual Holder may be treated unfavorably in three contexts:

            (1) it may not be offset by current or net operating loss deductions;

            (2) it will be considered unrelated business taxable income to tax-exempt entities; and

            (3) it is ineligible for any statutory or treaty reduction in the 30% withholding tax otherwise available to a foreign Residual Holder.

See "--Limitations on Offset or Exemption of REMIC Income" below. In addition, a Residual Holder's taxable income during some periods may exceed the income reflected by those Residual Holders for those periods in accordance with generally accepted accounting principles. Investors should consult their own accountants concerning the accounting treatment of their investment in Residual Securities.


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

2.    Basis and Losses

      The amount of any net loss of the REMIC Pool that may be taken into account by the Residual Holder is limited to the adjusted basis of the Residual Security as of the close of the quarter (or time of disposition of the Residual Security if earlier), determined without taking into account the net loss for the quarter. The initial adjusted basis of a purchaser of a Residual Security is the amount paid for that Residual Security. The adjusted basis will be increased by the amount of taxable income of the REMIC Pool reportable by the Residual Holder and will be decreased (but not below zero), first, by a cash distribution from the REMIC Pool and, second, by the amount of loss of the REMIC Pool reportable by the Residual Holder. Any loss that is disallowed on account of this limitation may be carried over indefinitely with respect to the Residual Holder as to whom the loss was disallowed and may be used by the Residual Holder only to offset any income generated by the same REMIC Pool.

      A Residual Holder will not be permitted to amortize directly the cost of its Residual Security as an offset to its share of the taxable income of the related REMIC Pool. However, if, in any year, cash distributions to a Residual Holder exceed its share of the REMIC's taxable income, the excess will constitute a return of capital to the extent of the holder's basis in its Residual Security. A return of capital is not treated as income for federal income tax purposes, but will reduce the tax basis of the Residual Holder (but not below zero). If a Residual Security's basis is reduced to zero, any cash distributions with respect to that Residual Security in any taxable year in excess of its share of the REMIC's income would be taxable to the holder as gain on the sale or exchange of its interest in the REMIC.

      A Residual Security may have a negative value if the net present value of anticipated tax liabilities exceeds the present value of anticipated cash flows. The REMIC Regulations appear to treat the issue price of the residual interest as zero rather than the negative amount for purposes of determining the REMIC Pool's basis in its assets.

      The IRS has issued final regulations addressing the tax treatment of payments made by a transferor of a non-economic REMIC residual interest to induce the transferee to acquire that residual interest ("inducement fees"). The regulations (i) require the transferee to recognize an inducement fee as income over the expected remaining life of the REMIC in a manner that reasonably reflects the after-tax costs and benefits of holding that residual interest and
(ii) specify that inducement fees constitute income from sources within the United States. The regulations will apply to any inducement fee received in connection with the acquisition of a Residual Security.

      Further, to the extent that the initial adjusted basis of a Residual Holder (other than an original holder) in the Residual Security is greater than the corresponding portion of the REMIC Pool's basis in the mortgage loans, the Residual Holder will not recover a portion of the basis until termination of the REMIC Pool unless future Treasury regulations provide for periodic adjustments to the REMIC income otherwise reportable by the holder. The REMIC Regulations currently in effect do not so provide. See "--Treatment of Certain Items of REMIC Income and Expense--Market Discount" below regarding the basis of mortgage loans to the REMIC Pool and "--Sale or Exchange of a Residual Security" below regarding possible treatment of a loss upon termination of the REMIC Pool as a capital loss.


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

3.    Treatment of Certain Items of REMIC Income and Expense

      Although it is anticipated that the trustee will compute REMIC income and expense in accordance with the Code and applicable regulations, the authorities regarding the determination of specific items of income and expense are subject to differing interpretations. The Depositor makes no representation as to the specific method that will be used for reporting income with respect to the mortgage loans and expenses for the Regular Securities, and different methods could result in different timing or reporting of taxable income or net loss to Residual Holders or differences in capital gain versus ordinary income.

      Original Issue Discount and Premium. Generally, the REMIC Pool's deductions for original issue discount and income from amortization of premium will be determined in the same manner as original issue discount income on Regular Securities as described above under "--Taxation of Owners of Regular Securities--Original Issue Discount" and "--Variable Rate Regular Securities," without regard to the de minimis rule described therein, and "--Amortizable Premium."

      Market Discount. The REMIC Pool will have market discount income in respect of mortgage loans if, in general, the basis of the REMIC Pool in those mortgage loans is exceeded by their unpaid principal balances. The REMIC Pool's basis in those mortgage loans is generally the fair market value of the mortgage loans immediately after the transfer of the mortgage loans to the REMIC Pool. The REMIC Regulations provide that the basis is equal to the total of the issue prices of all regular and residual interests in the REMIC Pool. The market discount must be recognized currently as an item of ordinary income as it accrues, rather than being included in income upon the sale of mortgage loans or as principal on the mortgage loans is paid. Market discount income generally should accrue in the manner described above under "--Taxation of Owners of Regular Securities--Market Discount."

      Premium. Generally, if the basis of the REMIC Pool in the mortgage loans exceeds the unpaid principal balances of the mortgage loans, the REMIC Pool will be considered to have acquired those mortgage loans at a premium equal to the amount of that excess. As stated above, the REMIC Pool's basis in mortgage loans is generally the fair market value of the mortgage loans and is based on the total of the issue prices of the regular and residual interests in the REMIC Pool immediately after the transfer of the mortgage loans to the REMIC Pool. In a manner analogous to the discussion above under "--Taxation of Owners of Regular Securities--Amortizable Premium," a person that holds a mortgage loan as a capital asset under Code Section 1221 may elect under Code Section 171 to amortize premium on mortgage loans originated after September 27, 1985, under the constant yield method. Amortizable bond premium will be treated as an offset to interest income on the mortgage loans, rather than as a separate deduction item. Because substantially all of the borrowers on the mortgage loans are expected to be individuals, Code Section 171 will not be available for premium on mortgage loans originated on or before September 27, 1985. Premium for those mortgage loans may be deductible in accordance with a reasonable method regularly employed by the holder of those mortgage loans. The allocation of that premium pro rata among principal payments should be considered a reasonable method; however, the Internal Revenue Service may argue that the premium should be allocated in a different manner, such as allocating the premium entirely to the final payment of principal.


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4.    Limitations on Offset or Exemption of REMIC Income

      A portion (or all) of the REMIC taxable income includible in determining the federal income tax liability of a Residual Holder will be subject to special treatment. That portion, referred to as the "excess inclusion," is equal to the excess of REMIC taxable income for the calendar quarter allocable to a Residual Security over the daily accruals for that quarterly period of (1) 120% of the long-term applicable federal rate that would have applied to the Residual Security (if it were a debt instrument) on the Startup Day under Code Section 1274(d), multiplied by (2) the adjusted issue price of the Residual Security at the beginning of the quarterly period. For this purpose, the adjusted issue price of a Residual Security at the beginning of a quarter is the issue price of the Residual Security, plus the amount of those daily accruals of REMIC income described in this paragraph for all prior quarters, decreased by any distributions made with respect to the Residual Security before the beginning of that quarterly period.

      The portion of a Residual Holder's REMIC taxable income consisting of the excess inclusions generally may not be offset by other deductions, including net operating loss carryforwards, on the Residual Holder's return. However, net operating loss carryovers are determined without regard to excess inclusion income. Further, if the Residual Holder is an organization subject to the tax on unrelated business income imposed by Code Section 511, the Residual Holder's excess inclusions will be treated as unrelated business taxable income of the Residual Holder for purposes of Code Section 511. In addition, REMIC taxable income is subject to 30% withholding tax for persons who are not U.S. Persons (as defined below under "--Tax-Related Restrictions on Transfer of Residual Securities--Foreign Investors"), and the portion thereof attributable to excess inclusions is not eligible for any reduction in the rate of withholding tax (by treaty or otherwise). See "--Taxation of Certain Foreign Investors--Residual Securities" below. Finally, if a real estate investment trust or a regulated investment company owns a Residual Security, a portion (allocated under Treasury regulations yet to be issued) of dividends paid by the real estate investment trust or regulated investment company could not be offset by net operating losses of its shareholders, would constitute unrelated business taxable income for tax-exempt shareholders, and would be ineligible for reduction of withholding to persons who are not U.S. Persons.

      Provisions governing the relationship between excess inclusions and the alternative minimum tax provide that (i) alternative minimum taxable income for a Residual Holder is determined without regard to the special rule, discussed above, that taxable income cannot be less than excess inclusions, (ii) a Residual Holder's alternative minimum taxable income for a taxable year cannot be less than the excess inclusions for the year, and (iii) the amount of any alternative minimum tax net operating loss deduction must be computed without regard to any excess inclusions.

      The Internal Revenue Service has authority to promulgate regulations providing that if the aggregate value of the Residual Securities is not considered to be "significant," then the entire share of REMIC taxable income of a Residual Holder may be treated as excess inclusions subject to the foregoing limitations. This authority has not been exercised to date.


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5.    Tax-Related Restrictions on Transfer of Residual Securities

      Disqualified Organizations. If any legal or beneficial interest in a Residual Security is transferred to a Disqualified Organization (as defined below), a tax would be imposed in an amount equal to the product of (1) the present value of the total anticipated excess inclusions for that Residual Security for periods after the transfer and (2) the highest marginal federal income tax rate applicable to corporations. The REMIC Regulations provide that the anticipated excess inclusions are based on actual prepayment experience to the date of the transfer and projected payments based on the Prepayment Assumption. The present value rate equals the applicable federal rate under Code
Section 1274(d) as of the date of the transfer for a term ending with the last calendar quarter in which excess inclusions are expected to accrue. That rate is applied to the anticipated excess inclusions from the end of the remaining calendar quarters in which they arise to the date of the transfer. That tax generally would be imposed on the transferor of the Residual Security, except that where the transfer is through an agent (including a broker, nominee, or other middleman) for a Disqualified Organization, the tax would instead be imposed on the agent. However, a transferor of a Residual Security would in no event be liable for the tax for a transfer if the transferee furnished to the transferor an affidavit stating that the transferee is not a Disqualified Organization and, as of the time of the transfer, the transferor does not have actual knowledge that the affidavit is false. Under the REMIC Regulations, an affidavit will be sufficient if the transferee furnishes (A) a social security number, and states under penalties of perjury that the social security number is that of the transferee, or (B) a statement under penalties of perjury that it is not a disqualified organization.

      "Disqualified Organization" means the United States, any state or political subdivision of the United States, any foreign government, any international organization, any agency or instrumentality of any of the foregoing (provided, that the term does not include an instrumentality if all of its activities are subject to tax and a majority of its board of directors in not selected by any governmental entity), any cooperative organization furnishing electric energy or providing telephone service to persons in rural areas as described in Code Section 1381(a)(2)(C), and any organization (other than a farmers' cooperative described in Code Section 531) that is exempt from taxation under the Code unless the organization is subject to the tax on unrelated business income imposed by Code Section 511.

      In addition, if a "Pass-Through Entity" (as defined below) has excess inclusion income for a Residual Security during a taxable year and a Disqualified Organization is the record holder of an equity interest in that entity, then a tax is imposed on the entity equal to the product of (1) the amount of excess inclusions that are allocable to the interest in the Pass-Through Entity during the period that interest is held by the Disqualified Organization, and (2) the highest marginal federal corporate income tax rate. That tax would be deductible from the ordinary gross income of the Pass-Through Entity for the taxable year. The Pass-Through Entity would not be liable for the tax if (1) it has received an affidavit from the record holder stating, under penalties of perjury, that it is not a Disqualified Organization, or providing the holder's taxpayer identification number and stating, under penalties of perjury, that the social security number is that of the record owner, and (2) during the period that person is the record holder of the Residual Security, the Pass-Through Entity does not have actual knowledge that the affidavit is false.

      "Pass-Through Entity" means any regulated investment company, real estate investment trust, common Trust Fund, partnership, trust or estate and corporations operating on a cooperative basis. Except as may be provided in Treasury regulations, any person holding an interest in a Pass-


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Through Entity as a nominee for another will, with respect to that interest, be treated as a Pass-Through Entity.

      If an "electing large partnership" holds a Residual Security, all interests in the electing large partnership are treated as held by Disqualified Organizations for purposes of the tax imposed upon a Pass-Through Entity by
Section 860E(c) of the Code. The exception to this tax, otherwise available to a Pass-Through Entity that is furnished particular affidavits by record holders of interests in the entity and that does not know those affidavits are false, is not available to an electing large partnership.

      The pooling and servicing agreement for a Series will provide that no legal or beneficial interest in a Residual Security may be transferred or registered unless (1) the proposed transferee furnished to the transferor and the trustee an affidavit providing its taxpayer identification number and stating that the transferee is the beneficial owner of the Residual Security and is not a Disqualified Organization and is not purchasing the Residual Security on behalf of a Disqualified Organization (i.e., as a broker, nominee or middleman) and (2) the transferor provides a statement in writing to the trustee that it has no actual knowledge that the affidavit is false. Moreover, the pooling and servicing agreement will provide that any attempted or purported transfer in violation of these transfer restrictions will be null and void and will vest no rights in any purported transferee. Each Residual Security for a Series will bear a legend referring to those restrictions on transfer, and each Residual Holder will be deemed to have agreed, as a condition of ownership of the Residual Security, to any amendments to the related pooling and servicing agreement required under the Code or applicable Treasury regulations to effectuate the foregoing restrictions. Information necessary to compute an applicable excise tax must be furnished to the Internal Revenue Service and to the requesting party within 60 days of the request, and the requesting party may be charged a fee for the computation and provision of that information.

      Noneconomic Residual Interests. The REMIC Regulations would disregard some transfers of Residual Securities, in which case the transferor would continue to be treated as the owner of the Residual Securities and thus would continue to be subject to tax on its allocable portion of the net income of the REMIC Pool. Under the REMIC Regulations, a transfer of a "noneconomic residual interest" (as defined below) to a Residual Holder (other than a Residual Holder who is not a U.S. Person as defined below under "--Foreign Investors") is disregarded to all federal income tax purposes if a significant purpose of the transfer is to impede the assessment or collection of tax. A residual interest in a REMIC (including a residual interest with a positive value at issuance) is a "noneconomic residual interest" unless, at the time of the transfer, (1) the present value of the expected future distributions on the residual interest at least equals the product of the present value of the anticipated excess inclusions and the highest corporate income tax rate in effect for the year in which the transfer occurs, and (2) the transferor reasonably expects that the transferee will receive distributions from the REMIC at or after the time at which taxes accrue on the anticipated excess inclusions in an amount sufficient to satisfy the accrued taxes on each excess inclusion. The anticipated excess inclusions and the present value rate are determined in the same manner as set forth above under "--Disqualified Organizations." The REMIC Regulations explain that a significant purpose to impede the assessment or collection of tax exists if the transferor, at the time of the transfer, either knew or should have known that the transferee would be unwilling or unable to pay taxes due on its share of the taxable income of the REMIC. A safe harbor is provided if (1) the transferor conducted, at the time of the transfer, a reasonable investigation of the financial condition of the transferee and found that the transferee historically had paid its debts as they came


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due and found no significant evidence to indicate that the transferee would not continue to pay its debts as they came due in the future, (2) the transferee represents to the transferor that it understands that, as the holder of the non-economic residual interest, the transferee may incur liabilities in excess of any cash flows generated by the interest and that the transferee intends to pay taxes associated with holding the residual interest as they become due, and
(3) either the formula test or the asset test (each as described below) is satisfied.

      The formula test is satisfied if the present value of the anticipated tax liabilities associated with holding the Residual Security does not exceed the sum of the present values of (1) any consideration given to the transferee to the acquire the Residual Security, (2) the expected future distributions on the Residual Security, and (3) the anticipated tax savings associated with holding the Residual Security as the REMIC generates losses. For purposes of this calculation, the present values generally are calculated using a discount rate equal to the applicable federal rate, and the transferee is assumed to pay tax at the highest corporate rate of tax.

      The asset test is satisfied if

      1. at the time of the transfer of the Residual Security, and at the close of each of the transferee's two fiscal years preceding the year of transfer, the transferee's gross assets for financial reporting purposes exceed $100 million and its net assets for financial reporting purposes exceed $10 million,

      2. the transferee is a taxable domestic C corporation, other than a RIC, REIT, REMIC or Subchapter T cooperative (an "Eligible Corporation"), that makes a written agreement that any subsequent transfer of the Residual Security will be to another Eligible Corporation in a transaction that satisfies the safe harbor described above, and the transferor does not know, or have reason to know, that the transferee will not honor such agreement, and

      3. the facts and circumstances known to the transferor on or before the date of transfer do not reasonably indicate that the taxes associated with the Residual Security will not be paid.

For purposes of requirement (1), the gross and net assets of a transferee do not include any obligations of a person related to the transferee or any other asset if a principal purpose for holding or acquiring the asset is to permit the transferee to satisfy the asset test. Further, requirement (2) will not be treated as satisfied in the case of any transfer or assignment of the Residual Security to a foreign branch of an Eligible Corporation or any other arrangement by which the Residual Security is at any time subject to net tax by a foreign country or possession of the United States.

      Foreign Investors. The REMIC Regulations provide that the transfer of a Residual Security that has "tax avoidance potential" to a "foreign person" will be disregarded for all federal tax purposes. This rule appears intended to apply to a transferee who is not a "U.S. Person" (as defined below), unless the transferee's income is effectively connected with the conduct of a trade or business within the United States. A Residual Security is deemed to have tax avoidance potential unless, at the time of the transfer, the transferor reasonably expects that (1) the future distributions on the Residual Security will equal at least 30% of the anticipated excess inclusions after the transfer, and (2) such amounts will be distributed at or after the time at which the excess inclusions


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accrue and before the end of the next succeeding taxable year. A safe harbor in the REMIC Regulations provides that the reasonable expectation requirement will be satisfied if the above test would be met at all assumed prepayment rates for the mortgage loans from 50 percent to 200 percent of the Prepayment Assumption. If the non-U.S. Person transfers the Residual Security back to a U.S. Person, the transfer will be disregarded and the foreign transferor will continue to be treated as the owner unless arrangements are made so that the transfer does not have the effect of allowing the transferor to avoid tax on accrued excess inclusions.

      The prospectus supplement relating to the Certificates of a Series may provide that a Residual Security may not be purchased by or transferred to any person that is not a U.S. Person or may describe the circumstances and restrictions pursuant to which the transfer may be made. The term "U.S. Person" means a citizen or resident of the United States, a corporation or partnership (or other entity properly treated as a partnership or as a corporation for federal income tax purposes) created or organized in or under the laws of the United States or of any state (including, for this purpose, the District of Columbia), an estate that is subject to U.S. federal income tax regardless of the source of its income, or a trust if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more U.S. Persons have the authority to control all substantial decisions of the trust (or, to the extent provided in applicable Treasury regulations, trusts in existence on August 20, 1996, which are eligible to elect and do elect to be treated as U.S. Persons).

6.    Sale or Exchange of a Residual Security

      Upon the sale or exchange of a Residual Security, the Residual Holder will recognize gain or loss equal to the excess, if any, of the amount realized over the adjusted basis (as described above under "--Taxation of Owners of Residual Securities--Basis and Losses") of the Residual Holder in the Residual Security at the time of the sale or exchange.

      Further, as described above under "--Taxation of Owners of Residual Securities--Basis and Losses", if a Residual Security's basis is reduced to zero, any cash distributions with respect to that Residual Security in any taxable year in excess of its share of the REMIC's income for that year would be taxable to the holder as gain on the sale or exchange of its interest in the REMIC. If a Residual Holder has an adjusted basis in its Residual Security when its interest in the REMIC Pool terminates, then it will recognize a capital loss (assuming the Residual Security was held as a capital asset) at that time in an amount equal to the remaining adjusted basis.

      Any gain on the sale of a Residual Security will be treated as ordinary income (1) if a Residual Security is held as part of a "conversion transaction" as defined in Code Section 1258(c), up to the amount of interest that would have accrued on the Residual Holder's net investment in the conversion transaction at 120% of the appropriate applicable federal rate in effect at the time the taxpayer entered into the transaction minus any amount previously treated as ordinary income for any prior disposition of property that was held as a part of that transaction or (2) in the case of a non-corporate taxpayer, to the extent that the taxpayer has made an election under Code Section 163(d)(4) to have net capital gains taxed as investment income at ordinary income rates. In addition, gain or loss recognized from the sale of a Residual Security by some banks or thrift institutions will be treated as ordinary income or loss pursuant to Code
Section 582(c).


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      Except as provided in Treasury regulations yet to be issued, the wash sale rules of Code Section 1091 will apply to dispositions of Residual Securities where the seller of the Residual Security, during the period beginning six months before the sale or disposition of the Residual Security and ending six months after the sale or disposition, acquires (or enters into any other transaction that results in the application of Code Section 1091) any residual interest in any REMIC or any interest in a "taxable mortgage pool" (such as a non-REMIC owner trust) that is economically comparable to a Residual Security.

7.    Mark to Market Regulations

      Treasury regulations provide that a Residual Security acquired on or after January 4, 1995 is not treated as a security and thus may not be marked to market pursuant to Section 475 of the Code.

      Taxes That May Be Imposed on the REMIC Pool

1.    Prohibited Transactions

      Income from transactions by the REMIC Pool, called prohibited transactions, will not be part of the calculation of income or loss includible in the federal income tax returns of Residual Holders, but rather will be taxed directly to the REMIC Pool at a 100% rate. Prohibited transactions generally include:

      (1)   the disposition of a qualified mortgages other than for

            (a) substitution for a defective (including a defaulted) obligation within two years of the Startup Day (or repurchase in lieu of substitution of a defective (including a defaulted) obligation at any time) or for any qualified mortgage within three months of the Startup Day;

            (b) foreclosure, default, or imminent default of a qualified mortgage;

            (c)   bankruptcy or insolvency of the REMIC Pool; or

            (d)   a qualified (complete) liquidation;

      (2) the receipt of income from assets that are not the type of mortgages or investments that the REMIC Pool is permitted to hold;

      (3)   the receipt of compensation for services; or

      (4) the receipt of gain from disposition of cash flow investments other than pursuant to a qualified liquidation.

      Notwithstanding (1) and (4) above, it is not a prohibited transaction to sell a qualified mortgage or cash flow investment held by a REMIC Pool to prevent a default on Regular Securities as a result of a default on qualified mortgages or to facilitate a clean-up call (generally, an optional termination to save administrative costs when no more than a small percentage of the Notes or Certificates, as applicable, is outstanding). The REMIC Regulations indicate that the modification of a mortgage loan generally will not be treated as a disposition if it is occasioned by a default or


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

reasonably foreseeable default, an assumption of the mortgage loan, the waiver of a due-on-sale or due-on-encumbrance clause, or the conversion of an interest rate by a borrower pursuant to the terms of a convertible adjustable rate mortgage loan.

2.    Contributions to the REMIC Pool After the Startup Day

      In general, the REMIC Pool will be subject to a tax at a 100% rate on the value of any property contributed to the REMIC Pool after the Startup Day. Exceptions are provided for cash contributions to the REMIC Pool

      (1)   during the three months following the Startup Day,

      (2)   made to a qualified reserve fund by a Residual Holder,

      (3)   in the nature of a guarantee,

      (4)   made to facilitate a qualified liquidation or clean-up call, and

      (5)   as otherwise permitted in Treasury regulations yet to be issued.

It is not anticipated that there will be any contributions to the REMIC Pool after the Startup Day.

3.    Net Income from Foreclosure Property

      The REMIC Pool will be subject of federal income tax at the highest corporate rate on "net income from foreclosure property," determined by reference to the rules applicable to real estate investment trusts. Generally, property acquired by deed in lieu of foreclosure would be treated as "foreclosure property" until the close of the third calendar year after the year in which the REMIC Pool acquired that property, with possible extensions. Net income from foreclosure property generally means gain from the sale of a foreclosure property that is inventory property and gross income from foreclosure property other than qualifying rents and other qualifying income for a real estate investment trust. It is not anticipated that the REMIC Pool will have any taxable net income from foreclosure property.

4.    Liquidation of the REMIC Pool

      If a REMIC Pool adopts a plan of complete liquidation, within the meaning of Code Section 860F(a)(4)(A)(i), which may be accomplished by designating in the REMIC Pool's final tax return a date on which that adoption is deemed to occur, and sells all of its assets (other than cash) within a 90-day period beginning on that date, the REMIC Pool will not be subject to the prohibited transaction rules on the sale of its assets, provided that the REMIC Pool credits or distributes in liquidation all of the sale proceeds plus its cash (other than amounts retained to meet claims) to holders of Regular Securities and Residual Holders within the 90-day period.

5.    Administrative Matters

      The REMIC Pool will be required to maintain its books on a calendar year basis and to file federal income tax returns for federal income tax purposes in a manner similar to a partnership. The form for the income tax return is Form 1066, U.S. Real Estate Mortgage Investment Conduit

Income Tax Return. The trustee will be required to sign the REMIC Pool's returns. Treasury regulations provide that, except where there is a single Residual Holder for an entire taxable year, the REMIC Pool will be subject to the procedural and administrative rules of the Code applicable to partnerships, including the determination by the Internal Revenue Service of any adjustments to, among other things, items of REMIC income, gain, loss, deduction, or credit in a unified administrative proceeding. The master servicer will be obligated to act as "tax matters person," as defined in applicable Treasury regulations, for the REMIC Pool as agent of the Residual Holders holding the largest percentage interest in the Residual Securities. If the Code or applicable Treasury regulations do not permit the master servicer to act as tax matters person in its capacity as agent of the Residual Holder, the Residual Holder or any other person specified pursuant to Treasury regulations will be required to act as tax matters person. The tax matters person generally has responsibility for overseeing and providing notice to the other Residual Holders of administrative and judicial proceedings regarding the REMIC Pool's tax affairs, although other holders of the Residual Securities of the same Series would be able to participate in those proceedings in appropriate circumstances.

6.    Limitations on Deduction of Certain Expenses

      An investor who is an individual, estate, or trust will be subject to limitation with respect to some itemized deductions described in Code Sections 67 and 68. In the case of a REMIC Pool, those deductions may include deductions under Code Section 212 for the Servicing Fee and all administrative and other expenses relating to the REMIC Pool, or any similar expenses allocated to the REMIC Pool for a regular interest it holds in another REMIC. Those investors who hold REMIC Securities either directly or indirectly through pass-through entities may have their pro rata share of those expenses allocated to them as additional gross income, but may be subject to that limitation on deductions. In addition, those expenses are not deductible at all for purposes of computing the alternative minimum tax, and may cause those investors to be subject to significant additional tax liability. Temporary Treasury regulations provide that the additional gross income and corresponding amount of expenses generally are to be allocated entirely to the holders of Residual Securities in the case of a REMIC Pool that would not qualify as a fixed investment trust in the absence of a REMIC election. For a REMIC Pool that would be classified as an investment trust in the absence of a REMIC election or that is substantially similar to an investment trust, any holder of a Regular Security that is an individual, trust, estate, or pass-through entity also will be allocated its pro rata share of those expenses and a corresponding amount of income and will be subject to the limitations or deductions imposed by Code Sections 67 and 68. The prospectus supplement will indicate if all those expenses will not be allocable to the Residual Securities.

      Taxation of Certain Foreign Investors

1.    Regular Securities

      Interest, including original issue discount, distributable to Regular Securityholders who are non-resident aliens, foreign corporations, or other Non-U.S. Persons (as defined below), generally will be considered "portfolio interest" and, therefore, generally will not be subject to 30% United States withholding tax, provided that (1) the interest is not effectively connected with the conduct of a trade or business in the United States of the securityholder, (2) the Non-U.S. Person is not a "10-percent shareholder" within the meaning of Code Section 871(h)(3)(B) or a controlled foreign corporation described in Code Section 881(c)(3)(C) and (3) that Non-U.S. Person complies to the


                                      128
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extent necessary with certain certification requirements, which generally relate to the identity of the beneficial owner and the status of the beneficial owner as a person that is a Non-U.S. person. Each Regular Securityholder should consult its tax advisors regarding the tax documentation and certifications that must be provided to secure the exemption from United States withholding taxes including certain more extensive documentation and certification requirements which may apply to a beneficial owner claiming exemption through an intermediary.

      Any capital gain realized on the sale, redemption, retirement or other taxable disposition of a Regular Security by a Non-U.S. Person generally will be exempt from United States federal income and withholding tax, provided that (i) such gain is not effectively connected with the conduct of a trade or business in the United States by the Non-U.S. Person and (ii) in the case of an individual Non-U.S. Person, the Non-U.S. Person is not present in the United States for 183 days or more in the taxable year.

      If the interest on the Regular Security is effectively connected with the conduct of a trade or business within the United States by that Non-U.S. Person, the Non-U.S. Person, although exempt from the withholding tax previously discussed if the holder provides an appropriate statement establishing that such income is so effectively connected, will be subject to United States federal income tax at regular rates. Investors who are Non-U.S. Persons should consult their own tax advisors regarding the specific tax consequences to them of owning a Regular Security. The term "Non-U.S. Person" means any person who is not a U.S. Person.

2.    Residual Securities

      The Conference Committee Report to the 1986 Act indicates that amounts paid to Residual Holders who are Non-U.S. Persons generally should be treated as interest for purposes of the 30% (or lower treaty rate) United States withholding tax. Treasury regulations provide that amount distributed to Residual Holders may qualify as "portfolio interest," subject to the conditions described in "Regular Securities" above, but only to the extent that (1) the mortgage loans were issued after July 18, 1984, and (2) the Trust Fund or segregated pool of assets in the Trust Fund (as to which a separate REMIC election will be made), to which the Residual Security relates, consists of obligations issued in "registered form" within the meaning of Code Section 163
(f) (1). Generally, mortgage loans will not be, but regular interests in another REMIC Pool will be, considered obligations issued in registered form. Furthermore, Residual Holders will not be entitled to any exemption from the 30% withholding tax (or lower treaty rate) to the extent of that portion of REMIC taxable income that constitutes an "excess inclusion." See "--Taxation of Owners of Residual Securities--Limitations on Offset or Exemption of REMIC Income" above. If the amounts paid to Residual Holders who are Non-U.S. Persons are effectively connected with the conduct of a trade or business within the United States by those Non-U.S. Persons, although exempt from the withholding tax previously discussed if the holder provides an appropriate statement establishing that such income is so effectively connected, the amounts paid to those Non-U.S. Persons will be subject to United States federal income tax at regular rates. See "--Tax-Related Restrictions on Transfer of Residual Securities--Foreign Investors" above concerning the disregard of transfers having "tax avoidance potential." Investors who are Non-U.S. Persons should consult their own tax advisors regarding the specific tax consequences to them of owning Residual Securities.


                                      129
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3.    Backup Withholding

      Distributions made on the REMIC Securities, and proceeds from the sale of the REMIC Securities to or through certain brokers, may be subject to a "backup" withholding tax under Code Section 3406 at a rate of up to 31% on "reportable payments" (including interest distributions, original issue discount, and, under some circumstances, principal distributions) if the Holder fails to comply with certain identification procedures, unless the Holder is otherwise an exempt recipient under applicable provisions of the Code, and, if necessary, demonstrates such status. Any amounts to be withheld from distribution on the REMIC Securities would be refunded by the Internal Revenue Service or allowed as a credit against the Regular Holder's federal income tax liability.

Grantor Trust Funds

      Characterization. For each Series of Grantor Trust Securities, Federal Tax Counsel will deliver its opinion that the Grantor Trust Fund will not be classified as an association taxable as a corporation (or a taxable mortgage pool) and that the Grantor Trust Fund will be classified as a grantor trust under subpart E, Part I of subchapter J of the Code. In this case, beneficial owners of Grantor Trust Securities (referred to in this prospectus as "Grantor Trust Securityholders") will be treated for federal income tax purposes as owners of a portion of the Grantor Trust Fund's assets as described below.

      Taxation of Grantor Trust Securityholders. Subject to the discussion below under "Stripped Certificates" and "Subordinated Certificates," each Grantor Trust Securityholder will be treated as the owner of a pro rata undivided interest in the assets of the Grantor Trust Fund. Accordingly, and subject to the discussion below of the recharacterization of the servicing fee, each Grantor Trust Securityholder must include in income its pro rata share of the interest and other income from the assets of the Grantor Trust Fund, including any interest, original issue discount, market discount, prepayment fees, assumption fees, and late payment charges with respect to the assets, and, subject to limitations discussed below, may deduct its pro rata share of the fees and other deductible expenses paid by the Grantor Trust Fund, at the same time and to the same extent as these items would be included or deducted by the Grantor Trust Securityholder if the Grantor Trust Securityholder held directly a pro rata interest in the assets of the Grantor Trust Fund and received and paid directly the amounts received and paid by the Grantor Trust Fund. Any amounts received by a Grantor Trust Securityholder in lieu of amounts due with respect to any asset of the Grantor Trust Fund because of a default or delinquency in payment will be treated for federal income tax purposes as having the same character as the payments they replace.

      Each Grantor Trust Securityholder will be entitled to deduct its pro rata share of servicing fees, prepayment fees, assumption fees, any loss recognized upon an assumption and late payment charges retained by the servicer, provided that these amounts are reasonable compensation for services rendered to the Grantor Trust Fund. Grantor Trust Securityholders that are individuals, estates or trusts will be entitled to deduct their share of expenses only to the extent these expenses plus all other miscellaneous itemized deductions exceed two percent of the Grantor Trust Securityholder's adjusted gross income, and will be allowed no deduction for these expenses in determining their liabilities for alternative minimum tax. In addition, Section 68 of the Code provides that the amount of itemized deductions otherwise allowable for the taxable year for an individual whose adjusted gross income exceeds a prescribed threshold amount will be reduced by the lesser of (1) 3% of the excess of adjusted gross income over the specified threshold amount or


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(2) 80% of the amount of itemized deductions otherwise allowable for the applicable taxable year (although the reduction is scheduled to be gradually phased-out starting in 2006).

      The servicing compensation to be received by the servicer may be questioned by the Internal Revenue Service as exceeding a reasonable fee for the services being performed in exchange for the servicing compensation, and a portion of the servicing compensation could be recharacterized as an ownership interest retained by the servicer or other party in a portion of the interest payments to be made with respect to the Grantor Trust Fund's assets. In this event, a certificate might be treated as a Stripped Certificate subject to the stripped bond rules of Section 1286 of the Code, and either the original issue discount or market discount rules. See the discussion below under "--Stripped Certificates". Except as discussed below under "Stripped Certificates" or "--Subordinated Certificates," this discussion assumes that the servicing fees paid to the servicer do not exceed reasonable servicing compensation.

      A purchaser of a Grantor Trust Security will be treated as purchasing an interest in each asset in the Grantor Trust Fund at a price determined by allocating the purchase price paid for the certificate among all asset of the Grantor Trust Fund in proportion to their fair market values at the time of the purchase of the certificate. To the extent that the portion of the purchase price of a Grantor Trust Security allocated to an asset of the Grantor Trust Fund is less than or greater than the stated redemption price at maturity of the asset, the interest in the asset will have been acquired at a discount or premium. See "--Market Discount" and "--Premium," below.

      The treatment of any discount on an asset of the Grantor Trust Fund will depend on whether the discount represents original issue discount or market discount. Except as indicated otherwise in the applicable prospectus supplement, it is not expected that any asset of the Grantor Trust Fund (other than an instrument evidencing ownership of specific interest and/or principal of a particular bond) will have original issue discount (except as discussed below under "Stripped Certificates" or "Subordinated Certificates"). For the rules governing original issue discount, see "REMICs--Taxation of Owners of Regular Securities--Original Issue Discount" above.

      The information provided to Grantor Trust Securityholders will not include information necessary to compute the amount of discount or premium, if any, at which an interest in each asset of the Grantor Trust Fund is acquired.

      Market Discount. A Grantor Trust Securityholder that acquires an undivided interest in the Grantor Trust Fund's assets may be subject to the market discount rules of Sections 1276 through 1278 to the extent an undivided interest in an asset of the Grantor Trust Fund is considered to have been purchased at a "market discount". For a discussion of the market discount rules under the Code, see "REMICs--Taxation of Owners of Regular Securities--Market Discount" above. As discussed above, to the extent an asset of the Grantor Trust Fund is an instrument evidencing ownership of specific interest and/or principal of a particular bond, it will be subject to the rules relating to original issue discount (in lieu of the rules relating to market discount). See "REMICs--Taxation of Owners of Regular Securities--Original Issue Discount" above.

      Premium. To the extent a Grantor Trust Securityholder is considered to have purchased an undivided interest in an asset of the Grantor Trust Fund for an amount that is greater than the stated redemption price at maturity of the interest, the Grantor Trust Securityholder will be considered to have purchased the interest in the asset with "amortizable bond premium" equal in amount to the


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excess. For a discussion of the rules applicable to amortizable bond premium, see "REMICs--Taxation of Owners of Regular Securities--Amortizable Premium" above.

      Status of the Grantor Trust Securities. Except as qualified below, a Grantor Trust Security owned by a:

      o     "domestic building and loan association" within the meaning of Code
            Section 7701(a)(19) will be considered to represent "loans . . . secured by an interest in real property" within the meaning of Code
            Section 7701(a)(19)(C)(v), provided that the real property securing the mortgage loans represented by that Grantor Trust Security is of the type described in that section of the Code.

      o real estate investment trust will be considered to represent "real estate assets" within the meaning of Code Section 856(c)(4)(A) to the extent that the assets of the related Grantor Trust Fund consist of qualified assets, and interest income on those assets will be considered "interest on obligations secured by mortgages on real property" to that extent within the meaning of Code Section 856(c)(3)(B).

      o REMIC will be considered to represent an "obligation (including any participation or certificate of beneficial ownership therein) which is principally secured by an interest in real property" within the meaning of Code Section 860G(a)(3)(A) to the extent that the assets of the related Grantor Trust Fund consist of "qualified mortgages" within the meaning of Code Section 860G(a)(3).

      An issue arises as to whether Buy-Down Loans may be characterized in their entirety under the Code provisions cited in bullet points 1 and 2 of the immediately preceding paragraph or whether the amount qualifying for that treatment must be reduced by amounts contributed from the Buy-Down Fund. Further, although it is not entirely clear, Grantor Trust Certificates that are Stripped Certificates (as described below under "Stripped Certificates") should be treated as qualifying under the Code provisions cited in the bullet points above to the same extent as Grantor Trust Certificates that are not Stripped Certificate. Grantor Trust Securityholders are urged to consult their own tax advisors concerning the characterization of the securityholder's investment for federal income tax purposes.

      Stripped Certificates. Some classes of certificates may be subject to the stripped bond rules of Section 1286 of the Code and for purposes of this discussion will be referred to as "Stripped Certificates." In general, a Stripped Certificate will be subject to the stripped bond rules where there has been a separation of ownership of the right to receive some or all of the principal payments on a mortgage loan held by the Grantor Trust Fund from ownership of the right to receive some or all of the related interest payments. Generally, where a separation has occurred, under the stripped bond rules of
Section 1286 of the Code, the holder of a right to receive a principal or interest payment on the bond is required to accrue into income, on a constant yield basis under rules governing original issue discount (see "REMICs--Taxation of Owners of Regular Securities--Original Issue Discount"), the difference between the holder's initial purchase price for the right to receive principal or interest, and the principal or interest payment to be received with respect to that right. However, a holder of a Stripped Certificate will account for any discount on the Stripped Certificate (other than an interest treated as a "stripped coupon") as market discount rather than original issue discount if either (i) the amount of original issue discount with respect to the Stripped Certificate


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was treated as zero under the original issue discount de minimis rule when the
Stripped Certificate was stripped or (ii) no more than 100 basis points (including any amount of servicing in excess of reasonable servicing) is stripped off from the mortgage assets.

      Certificates will constitute Stripped Certificates and will be subject to these rules under various circumstances, including the following:

      o if any servicing compensation is deemed to exceed a reasonable amount;

      o if the company or any other party retains a retained yield with respect to the assets held by the Grantor Trust Fund;

      o if two or more classes of certificates are issued representing the right to non-pro rata percentages of the interest or principal payments on the Grantor Trust Fund's assets; or

      o if certificates are issued which represent the right to interest-only payments or principal-only payments.

      The tax treatment of the Stripped Certificates with respect to the application of the original issue discount provisions of the Code is currently unclear. However, the trustee intends to treat each Stripped Certificate as a single debt instrument issued on the day it is purchased for purposes of calculating any original issue discount. Original issue discount with respect to a Stripped Certificate must be included in ordinary gross income for federal income tax purposes as it accrues in accordance with the constant yield method that takes into account the compounding of interest and this accrual of income may be in advance of the receipt of any cash attributable to that income. See "REMICs--Taxation of Owners of Regular Securities--Original Issue Discount" above. For purposes of applying the original issue discount provisions of the Code, the stated redemption price at maturity may include the aggregate amount of all payments to be made with respect to the Stripped Certificate whether or not denominated as interest. The amount of original issue discount with respect to a Stripped Certificate may be treated as zero under the original issue discount de minimis rules described above.

      Subordinated Certificates. In the event the Grantor Trust Fund issues two classes of Grantor Trust Securities that are identical except that one class is a subordinate class, with a relatively high certificate pass-through rate, and the other is a senior class, with a relatively low certificate pass-through rate (referred to in this prospectus as the "Subordinate Certificates" and "Senior Certificates", respectively), the Grantor Trust Securityholders in the aggregate will be deemed to have acquired the following assets: (1) the principal portion of each mortgage loan plus a portion of the interest due on each mortgage loan (the "Grantor Trust Fund Stripped Bond"), and (2) a portion of the interest due on each mortgage loan equal to the difference between the Interest Rate on the Subordinate Certificates and the Interest Rate on the Senior Certificates, if any, which difference is then multiplied by the Subordinate Class Percentage (the "Grantor Trust Fund Stripped Coupon"). The "Subordinate Class Percentage" equals the initial aggregate principal amount of the Subordinate Certificates divided by the sum of the initial aggregate principal amount of the Subordinate Certificates and the Senior Certificates. The "Senior Class Percentage" equals the initial aggregate principal amount of the Senior Certificates divided by the sum of the initial aggregate principal amount of the Subordinate Certificates and the Senior Certificates.


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      The Senior Certificateholders in the aggregate will own the Senior Class
Percentage of the Grantor Trust Fund Stripped Bond and accordingly each Senior Certificateholder will be treated as owning its pro rata share of such asset. The Senior Certificateholders will not own any portion of the Grantor Trust Fund Stripped Coupon. The Subordinate Certificateholders in the aggregate own both the Subordinate Class Percentage of the Grantor Trust Fund Stripped Bond plus 100% of the Grantor Trust Fund Stripped Coupon, if any, and accordingly each Subordinate Certificateholder will be treated as owning its pro rata share in both assets. The Grantor Trust Fund Stripped Bond will be treated as a "stripped bond" and the Grantor Trust Fund Stripped Coupon will be treated as "stripped coupons" within the meaning of Section 1286 of the Code.

      Although not entirely clear, the interest income on the Subordinate Certificates and the portion of the servicing fee allocable to such certificates that does not constitute excess servicing will be treated by the Grantor Trust Fund as qualified stated interest, assuming the interest with respect to the mortgage loans held by the Grantor Trust Fund would otherwise qualify as qualified stated interest. Accordingly, except to the extent modified below, the income of the Subordinate Certificates will be reported in the same manner as described generally above for holders of Senior Certificates.

      If the Subordinate Certificateholders receive distribution of less than their share of the Grantor Trust Fund's receipts of principal or interest (the "Shortfall Amount") because of the subordination of the Subordinate Certificates, holders of Subordinate Certificates would probably be treated for federal income tax purposes as if they had

      o     received as distributions their full share of receipts;

      o paid over to the Senior Certificateholders an amount equal to the Shortfall Amount; and

      o retained the right to reimbursement of the relevant amounts to the extent these amounts are otherwise available as a result of collections on the mortgage loans or amounts available from a reserve account or other form of credit enhancement, if any.

      Under this analysis,

      o Subordinate Certificateholders would be required to accrue as current income any interest income, original issue discount, or (to the extent paid on assets of the Grantor Trust Fund) accrued market discount of the Grantor Trust Fund that was a component of the Shortfall Amount, even though that amount was in fact paid to the Senior Certificateholders;

      o a loss would only be allowed to the Subordinate Certificateholders when their right to receive reimbursement of the Shortfall Amount became worthless (i.e., when it becomes clear that amount will not be available from any source to reimburse the loss); and

      o reimbursement of the Shortfall Amount prior to a claim of worthlessness would not be taxable income to Subordinate Certificateholders because the amount was previously included in income.


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

Those results should not significantly affect the inclusion of income for Subordinate Certificateholders on the accrual method of accounting, but could accelerate inclusion of income to Subordinate Certificateholders on the cash method of accounting by, in effect, placing them on the accrual method. Moreover, the character and timing of loss deductions are unclear. Subordinate Certificateholders are strongly urged to consult their own tax advisors regarding the appropriate timing, amount and character of any losses sustained with respect to the Subordinate Certificates including any loss resulting from the failure to recover previously accrued interest or discount income.

      Election to Treat All Interest as Original Issue Discount. The Treasury Regulations relating to original issue discount permit a Grantor Trust Securityholder to elect to accrue all interest, discount, including de minimis market or original issue discount, reduced by any premium, in income as interest, based on a constant yield method. If an election were to be made with respect to an interest in a mortgage loan with market discount, the Grantor Trust Securityholder would be deemed to have made an election to include in income currently market discount with respect to all other debt instruments having market discount that the Grantor Trust Securityholder acquires during the year of the election or afterward. See "--Market Discount" above. Similarly, a Grantor Trust Securityholder that makes this election for an interest in a mortgage loan that is acquired at a premium will be deemed to have made an election to amortize bond premium with respect to all debt instruments having amortizable bond premium that the Grantor Trust Securityholder owns at the beginning of the first taxable year to which the election applies or acquires afterward. See "--Premium" above. The election to accrue interest, discount and premium on a constant yield method with respect to a Grantor Trust Security is irrevocable.

      Prepayments. The Taxpayer Relief Act of 1997 (the "1997 Act") contains a provision requiring original issue discount on any pool of debt instruments the yield on which may be affected by reason of prepayments be calculated taking into account the Prepayment Assumption and requiring the discount to be taken into income on the basis of a constant yield to assumed maturity taking account of actual prepayments. The legislative history to the 1986 Act states that similar rules apply with respect to market discount and amortizable bond premium on debt instruments.

      Sale or Exchange of a Grantor Trust Security. Sale or exchange of a Grantor Trust Security prior to its maturity will result in gain or loss equal to the difference, if any, between the amount realized, exclusive of amounts attributable to accrued and unpaid interest (which will be treated as ordinary income allocable to the related asset of the Grantor Trust Fund), and the owner's adjusted basis in the Grantor Trust Security. The adjusted basis generally will equal the seller's cost for the Grantor Trust Security, increased by the original issue discount and any market discount included in the seller's gross income with respect to the Grantor Trust Security, and reduced, but not below zero, by any premium amortized by the seller and by principal payments on the Grantor Trust Security previously received by the seller. The gain or loss will, except as discussed below, be capital gain or loss to an owner for which the assets of the Grantor Trust Fund represented by a Grantor Trust Security are "capital assets" within the meaning of Section 1221. A capital gain or loss will be long-term or short-term depending on whether or not the Grantor Trust Security has been owned for the long-term capital gain holding period.

      Notwithstanding the foregoing, any gain realized on the sale or exchange of a Grantor Trust Security will be ordinary income to the extent of the seller's interest in accrued market discount on Grantor Trust Fund assets not previously taken into income. See "--Market Discount," above.


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Further, Grantor Trust Securities will be "evidences of indebtedness" within the meaning of Section 582(c)(1), so that gain or loss recognized from the sale of a Grantor Trust Security by a bank or thrift institution to which such section applied will be treated as ordinary gain or loss.

      Foreign Investors in Grantor Trust Securities. A holder of a Grantor Trust Security who is not a "U.S. Person" (as defined above at "REMICs--Tax Related Restrictions on Transfer of Residual Securities--Foreign Investors") and is not subject to federal income tax as a result of any direct or indirect connection to the United States other than its ownership of a Grantor Trust Security generally will not be subject to United States income or withholding tax in respect of payments of interest or original issue discount on its Grantor Trust Security to the extent attributable to debt obligations held by the Grantor Trust Fund that were originated after July 18, 1984, provided that the Grantor Trust Securityholder complies to the extent necessary with certain certification requirements which generally relate to the identity of the beneficial owner and the status of the beneficial owner as a person that is not a U.S. Person. Interest or original issue discount on a Grantor Trust Security attributable to debt obligations held by the Grantor Trust Fund that were originated prior to July 19, 1984 will be subject to a 30% withholding tax (unless such tax is reduced or eliminated by an applicable tax treaty). All holders of Grantor Trust Securities should consult their tax advisors regarding the tax documentation and certifications that must be provided to secure any applicable exemptions from United States withholding taxes including certain more extensive documentation and certification requirements which may apply to a beneficial owner claiming exemption through an intermediary.

      Any capital gain realized on the sale or other taxable disposition of a Grantor Trust Security by a Non-U.S. Person (as defined above at "REMICs--Taxation of Certain Foreign Investors--Regular Securities") generally will be exempt from United States federal income and withholding tax, provided that (i) such gain is not effectively connected with the conduct of a trade or business in the United States by the Non-U.S. Person and (ii) in the case of an individual Non-U.S. Person, the Non-U.S. Person is not present in the United States for 183 days or more in the taxable year.

      If the interest, gain or income with respect to a Grantor Trust Security held by a Non-U.S. Person is effectively connected with the conduct of a trade or business in the United States by the Non-U.S. Person (although exempt from the withholding tax previously discussed if the holder provides an appropriate statement establishing that such income is so effectively connected), the holder generally will be subject to United States federal income tax on the interest, gain or income at regular federal income tax rates. In addition, if the Non-U.S. Person is a foreign corporation, it may be subject to a branch profits tax equal to 30% of its "effectively connected earnings and profits," within the meaning of the Code, for the taxable year, as adjusted for certain items, unless it qualifies for a lower rate under an applicable tax treaty (as modified by the branch profits tax rules).

      Backup Withholding. Distributions made on the Grantor Trust Securities and proceeds from the sale of the Grantor Trust Securities will be subject to a "backup" withholding tax of 31% if, in general, the Grantor Trust Securityholder fails to comply with particular identification procedures, unless the holder is an exempt recipient under applicable provisions of the Code and, if necessary, demonstrates such status. Any amounts so withheld would be refunded by the Internal Revenue Service or allowable as a credit against the Grantor Trust Securityholder's federal income tax.


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

Partnership Trust Funds and Disregarded Trust Funds

      Classification of Trust Funds

      For each Series of Partnership Certificates or Debt Securities, Federal Tax Counsel will deliver its opinion that the Trust Fund will not be a taxable mortgage pool or an association (or publicly traded partnership) taxable as a corporation for federal income tax purposes. This opinion will be based on the assumption that the terms of the related Agreement and related documents will be complied with, and on counsel's opinion that the nature of the income of the Trust Fund will exempt it from the rule that some publicly traded partnerships are taxable as corporations.

      Taxation of Debt Securityholders

      The Depositor will agree, and the securityholders will agree by their purchase of Debt Securities, to treat the Debt Securities as debt for federal income tax purposes. No regulations, published rulings, or judicial decisions exist that discuss the characterization for federal income tax purposes of securities with terms substantially the same as the Debt Securities. However, for each Series of Debt Securities, Federal Tax Counsel will deliver its opinion that the Debt Securities will be classified as indebtedness for federal income tax purposes. The discussion below assumes this characterization of the Debt Securities is correct.

      If, contrary to the opinion of counsel, the Internal Revenue Service successfully asserted that the Debt Securities were not debt for federal income tax purposes, the Debt Securities might be treated as equity interests in the Trust Fund. If so treated, the Trust Fund might be treated as a publicly traded partnership that would be taxable as a corporation unless it met particular qualifying income tests, and the resulting taxable corporation would not be able to reduce its taxable income by deductions for interest expense on Debt Securities recharacterized as equity. Treatment of the Debt Securities as equity interests in a partnership could have adverse tax consequences to some holders, even if the Trust Fund were not treated as a publicly traded partnership taxable as a corporation. For example, income allocable to foreign holders might be subject to United States tax and United States tax return filing and withholding requirements, income allocable to tax-exempt holders might constitute "unrelated business taxable income" (if some, but not all, of the Debt Securities were recharacterized as equity in a partnership), individual holders might be subject to limitations on their ability to deduct their share of Trust Fund expenses, and income from the Trust Fund's assets would be taxable to owners of Debt Securities without regard to whether cash distributions are made to such owners and without regard to the owners' method of tax accounting.

      Debt Securities generally will be subject to the same rules of taxation as Regular Securities issued by a REMIC, as described above, except that (1) income reportable on Debt Securities is generally not required to be reported under the accrual method unless the holder otherwise uses the accrual method and (2) the special 110% yield rule treating a portion of the gain on sale or exchange of a Regular Security as ordinary income is inapplicable to Debt Securities. See "--REMICs--Taxation of Owners of Regular Securities" and "--Sale or Exchange of Regular Securities."

      Further, for federal income tax purposes, (i) Debt Securities held by a thrift institution taxed as a domestic building and loan association will not constitute "loans . . . secured by an interest in real property" within the meaning of Section 7701(a)(19)(C)(v) of the Code; (ii) interest on Debt


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Securities held by a real estate investment trust will not be treated as
"interest on obligations secured by mortgages on real property or on interests in real property "within the meaning of Code Section 856(c)(3)(B); (iii) Debt Securities held by a real estate investment trust will not constitute "real estate assets" or "Government securities" within the meaning of Section 856(c)(4)(A) of the Code; (iv) Debt Securities held by a regulated investment company will not constitute "Government securities" within the meaning of
Section 851(b)(3)(A)(i) of the Code; and (v) Debt Securities will not constitute "qualified mortgages" with in the meaning of Section 860G(a)(3) of the Code for REMICs.

      Taxation of Owners of Partnership Certificates

1.    Treatment of the Trust Fund as a Partnership

      The Partnership Trust Fund will agree, and the related owners of Partnership Certificates ("Partnership Certificate Owners") will agree by their purchase of Partnership Certificates, if there is more than one Partnership Certificate Owner, to treat the Partnership Trust Fund as a partnership for purposes of federal and state income tax, franchise tax and any other tax measured in whole or in part by income, with the assets of the partnership being the assets held by the Partnership Trust Fund, the partners of the partnership being the Partnership Certificate Owners, including, to the extent relevant, the Depositor in its capacity as recipient of distributions from any reserve fund, and the Debt Securities, if any, being debt of the partnership, and if there is one Partnership Certificate Owner, to treat the Partnership Certificate Owner as the owner of the assets of the Partnership Trust Fund and to treat the Partnership Trust Fund as a disregarded entity. However, the proper characterization of the arrangement involving the Partnership Trust Fund, the Partnership Certificates, the Debt Securities and the Depositor is not certain because there is no authority on transactions closely comparable to that contemplated in this prospectus.

      A variety of alternative characterizations are possible. For example, because the Partnership Certificates have certain features characteristic of debt, the Partnership Certificates might be considered debt of the Partnership Trust Fund. Generally, provided such Partnership Certificates are issued at or close to face value, any such characterization would not result in materially adverse tax consequences to holders of Partnership Certificates as compared to the consequences from treatment of the Partnership Certificates as equity in a partnership, described below. The following discussion assumes that the Partnership Certificates represent equity interests in a partnership. The following discussion also assumes that all payments on the Partnership Certificates are denominated in U.S. dollars, none of the Partnership Certificates have Interest Rates which would qualify as contingent interest under the Treasury regulations relating to original issue discount, and that a Series of securities includes a single class of Partnership Certificates. If these conditions are not satisfied with respect to any given Series of Partnership Certificates, additional tax considerations with respect to such Partnership Certificates will be disclosed in the applicable prospectus supplement.

2.    Partnership Taxation

      As a partnership, the Partnership Trust Fund will not be subject to federal income tax. Rather, each Partnership Certificate Owner will be required to take into account separately the Partnership Certificate Owner's allocable share of income, gains, losses, deductions and credits of the Partnership Trust Fund, whether or not there is a corresponding cash distribution. Thus, cash


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basis holders will in effect be required to report income from the Partnership
Certificates on the accrual basis and Partnership Certificate Owners may become liable for taxes on Partnership Trust Fund income even if they have not received cash from the Partnership Trust Fund to pay the taxes. The Partnership Trust Fund's income will consist primarily of interest and finance charges earned on the related mortgage loans, including appropriate adjustments for market discount, original issue discount and bond premium, and any gain upon collection or disposition of the mortgage loans.

      The Partnership Trust Fund's deductions will consist primarily of interest accruing with respect to the Debt Securities, servicing and other fees, and losses or deductions upon collection or disposition of mortgage loans.

      The tax items of a partnership are allocable to the partners in accordance with the Code, Treasury regulations and the partnership agreement (i.e., the Agreement and related documents). The Agreement will provide, in general, that the Partnership Certificate Owners will be allocated taxable income of the Partnership Trust Fund for each month equal to the sum of:

      o the interest or other income that accrues on the Partnership Certificates in accordance with their terms for the relevant month including, as applicable, interest accruing at the related Partnership Certificate Interest Rate for that month and interest on amounts previously due on the Partnership Certificates but not yet distributed;

      o any income of the Partnership Trust Fund attributable to discount on the related mortgage loans that corresponds to any excess of the principal amount of the Partnership Certificates over their initial issue price;

      o any prepayment premium payable to the Partnership Certificate Owners for the applicable month; and

      o any other amounts of income payable to the Partnership Certificate Owners for the applicable month.

The allocation will be reduced by any amortization by the Partnership Trust Fund of premium on mortgage loans that corresponds to any excess of the issue price of Partnership Certificates over their principal amount. All remaining taxable income of the Partnership Trust Fund will be allocated to the Depositor. Losses will generally be allocated in the manner in which they are borne.

      Based on the economic arrangement of the parties, the foregoing approach for allocating income of the Partnership Trust Fund should be permissible under applicable Treasury regulations, although no assurance can be given that the Internal Revenue Service would not require a greater amount of income to be allocated to Partnership Certificate Owners. Moreover, even under the foregoing method of allocation, Partnership Certificate Owners may be allocated income equal to the entire Partnership Certificate Interest Rate plus the other items described above, even though the Partnership Trust Fund might not have sufficient cash to make current cash distributions of the amount. In addition, because tax allocations and tax reporting will be done on a uniform basis for all Partnership Certificate Owners, but Partnership Certificate Owners may be purchasing Partnership Certificates at different times and at different prices, Partnership Certificate Owners


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

may be required to report on their tax returns taxable income that is greater or less than the amount reported to them by the Partnership Trust Fund.

      Assuming Debt Securities are also issued, all or substantially all of the taxable income allocated to a Partnership Certificate Owner that is a pension, profit sharing or employee benefit plan or other tax-exempt entity, including an individual retirement account, will constitute "unrelated business taxable income" generally taxable to the holder under the Code.

      An individual taxpayer's share of expenses of the Partnership Trust Fund, including fees to the servicer, but not interest expense, would be miscellaneous itemized deductions and thus deductible only to the extent such expenses plus all other miscellaneous itemized deductions exceeds two percent of the individual's adjusted gross income. An individual taxpayer will be allowed no deduction for his share of expenses of the Partnership Trust Fund, other than interest, in determining his liability for alternative minimum tax. In addition,
Section 68 of the Code provides that the amount of itemized deductions otherwise allowable for the taxable year for an individual whose adjusted gross income exceeds a prescribed threshold amount will be reduced by the lesser of (1) 3% of the excess of adjusted gross income over the specified threshold amount or (2) 80% of the amount of itemized deductions otherwise allowable for the applicable taxable year (although the reduction is scheduled to be gradually phased-out starting in 2006). Accordingly, deductions might be disallowed to the individual in whole or in part and might result in the Partnership Certificate Owner being taxed on an amount of income that exceeds the amount of cash actually distributed to the holder over the life of the Partnership Trust Fund.

      The Partnership Trust Fund intends to make all tax calculations relating to income and allocations to Partnership Certificate Owners on an aggregate basis to the extent relevant. If the Internal Revenue Service were to require that the calculations be made separately for each mortgage loan, the calculations may result in some timing and character differences under some circumstances.

3.    Discount and Premium

      The purchase price paid by the Partnership Trust Fund for the related mortgage loans may be greater or less than the remaining principal balance of the mortgage loans at the time of purchase. If so, the mortgage loans will have been acquired at a premium or market discount, as the case may be. See "REMICs--Taxation of Owners of Regular Securities--Acquisition Premium" and "-- Market Discount" above. As indicated above, the Partnership Trust Fund will make this calculation on an aggregate basis, but it is possible that the Internal Revenue Service might require that it be recomputed on a mortgage loan-by-mortgage loan basis. Further, with respect to any asset of the Partnership Trust Fund that is an instrument evidencing ownership of specific interest and/or principal of a particular bond, it will be subject to the rules relating to original issue discount with respect to such security or instrument (in lieu of the rules relating to market discount). See "REMICs--Taxation of Owners of Regular Securities--Original Issue Discount" above.

      If the Partnership Trust Fund acquires the mortgage loans at a market discount or premium, the Partnership Trust Fund will elect to include any market discount in income currently as it accrues over the life of the mortgage loans or to offset any premium against interest income on the mortgage loans. As indicated above, a portion of the market discount income or premium deduction may be allocated to Partnership Certificate Owners.


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

4.    Section 708 Termination

      Under Section 708 of the Code, the Partnership Trust Fund will be deemed to terminate for federal income tax purposes if 50% or more of the capital and profits interests in the Partnership Trust Fund are sold or exchanged within a 12-month period. If a termination occurs under Section 708 of the Code, the Partnership Trust Fund will be considered to contribute its assets to a new Partnership Trust Fund, which would be treated as a new partnership, in exchange for Partnership Certificates in the new Partnership Trust Fund. The original Partnership Trust Fund will then be deemed to distribute the Partnership Certificates in the new Partnership Trust Fund to each of the owners of Partnership Certificates in the original Partnership Trust Fund in liquidation of the original Partnership Trust Fund. The Partnership Trust Fund will not comply with particular technical requirements that might apply when a constructive termination occurs. As a result, the Partnership Trust Fund may be subject to some tax penalties and may incur additional expenses if it is required to comply with those requirements. Furthermore, the Partnership Trust Fund might not be able to comply with these requirements due to lack of data.

5.    Disposition of Partnership Certificates

      Generally, capital gain or loss will be recognized on a sale of Partnership Certificates in an amount equal to the difference between the amount realized and the seller's tax basis in the Partnership Certificates sold. Any gain or loss would be long-term capital gain or loss if the Partnership Certificate Owner's holding period exceeded one year. A Partnership Certificate Owner's tax basis in a Partnership Certificate will generally equal its cost, increased by its share of Partnership Trust Fund income allocable to the Partnership Certificate Owner and decreased by any distributions received or losses allocated with respect to the Partnership Certificate. In addition, both the tax basis in the Partnership Certificates and the amount realized on a sale of a Partnership Certificate would include the Partnership Certificate Owner's share, determined under Treasury Regulations, of the Debt Securities and other liabilities of the Partnership Trust Fund. A Partnership Certificate Owner acquiring Partnership Certificates at different prices will generally be required to maintain a single aggregate adjusted tax basis in the Partnership Certificates and, upon a sale or other disposition of some of the Partnership Certificates, allocate a portion of the aggregate tax basis to the Partnership Certificates sold, rather than maintaining a separate tax basis in each Partnership Certificate for purposes of computing gain or loss on a sale of that Partnership Certificate.

      If a Partnership Certificate Owner is required to recognize an aggregate amount of income (not including income attributable to disallowed itemized deductions described above) over the life of the Partnership Certificates that exceeds the aggregate cash distributions with respect to the Partnership Certificates, the excess will generally give rise to a capital loss upon the retirement of the Partnership Certificates.

6.    Allocations Between Transferors and Transferees.

      In general, the Partnership Trust Fund's taxable income and losses will be determined each Due Period and the tax items for a particular Due Period will be apportioned among the Partnership Certificate Owners in proportion to the principal amount of Partnership Certificates owned by them as of the close of the last day of that Due Period. As a result, a Partnership Certificate Owner


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

purchasing Partnership Certificates may be allocated tax items, which will affect the purchaser's tax liability and tax basis, attributable to periods before the actual transaction.

      The use of a Due Period convention may not be permitted by existing Treasury regulations. If a Due Period convention is not allowed, or only applies to transfers of less than all of the partner's interest, taxable income or losses of the Partnership Trust Fund might be reallocated among the Partnership Certificate Owners. The Partnership Trust Fund's method of allocation between transferors and transferees may be revised to conform to a method permitted by future laws, regulations or other Internal Revenue Service guidance.

7.    Section 731 Distributions

      In the case of any distribution to a Partnership Certificate Owner, no gain will be recognized to that Partnership Certificate Owner to the extent that the amount of any money distributed for that Partnership Certificate does not exceed the adjusted basis of that Partnership Certificate Owner's interest in the Partnership Certificate. To the extent that the amount of money distributed exceeds that Partnership Certificate Owner's adjusted basis, gain will be currently recognized. In the case of any distribution to a Partnership Certificate Owner, no loss will be recognized except upon a distribution in liquidation of a Partnership Certificate Owner's interest. Any gain or loss recognized by a Partnership Certificate Owner generally will be capital gain or loss.

8.    Section 754 Election

      In the event that a Partnership Certificate Owner sells its Partnership Certificates at a profit (or loss), the purchasing Partnership Certificate Owner will have a higher (or lower) basis in the Partnership Certificates than the selling Partnership Certificate Owner had. The tax basis of the Partnership Trust Fund's assets will not be adjusted to reflect that higher (or lower) basis unless the Partnership Trust Fund were to file an election under Section 754 of the Code. In order to avoid the administrative complexities that would be involved in keeping accurate accounting records, as well as potentially onerous information reporting requirements, the Partnership Trust Fund currently does not intend to make an election under Section 754 of the Code. As a result, Partnership Certificate Owners might be allocated a greater or lesser amount of Partnership Trust Fund income than would be appropriate based on their own purchase price for Partnership Certificates.

      The American Jobs Creation Act of 2004 added a provision to the Code that would require a partnership with a "substantial built-in loss" immediately after a transfer of a partner's interest in such partnership to make the types of basis adjustments that would be required if an election under Section 754 of the Code were in effect. This new provision does not apply to a "securitization partnership." The applicable prospectus supplement will address whether any partnership in which a Partnership Certificate represents an interest will constitute a securitization partnership for this purpose.

9.    Administrative Matters

      The trustee is required to keep or cause to be kept complete and accurate books of the Partnership Trust Fund. The trustee will file a partnership information return (IRS Form 1065) with the Internal Revenue Service for each taxable year of the Partnership Trust Fund and will report each Partnership Certificate Owner's allocable share of items of Partnership Trust Fund income and expense to Partnership Certificate Owners and the Internal Revenue Service on Schedule K-1. The


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

Partnership Trust Fund will provide the Schedule K-1 information to nominees that fail to provide the Partnership Trust Fund with the information statement described below and the nominees will be required to forward this information to the beneficial owners of the Partnership Certificates. Generally, holders must timely file tax returns that are consistent with the information return filed by the Partnership Trust Fund or be subject to penalties unless the holder notifies the Internal Revenue Service of all the inconsistencies.

      Under Section 6031 of the Code, any person that holds Partnership Certificates as a nominee at any time during a calendar year is required to furnish the Partnership Trust Fund with a statement containing specific information on the nominee, the beneficial owners and the Partnership Certificates so held. The information includes (1) the name, address and taxpayer identification number of the nominee and (2) as to each beneficial owner

      o     the name, address and identification number of such person,

      o whether such person is a United States person, a tax-exempt entity or a foreign government, an international organization, or any wholly owned agency or instrumentality of either of the foregoing, and

      o particular information on Partnership Certificates that were held, bought or sold on behalf of the person throughout the year.

In addition, brokers and financial institutions that hold Partnership Certificates through a nominee are required to furnish directly to the Partnership Trust Fund information as to themselves and their ownership of Partnership Certificates. A clearing agency registered under Section 17A of the Exchange Act is not required to furnish any information statement to the Partnership Trust Fund. The information referred to above for any calendar year must be furnished to the Partnership Trust Fund on or before the following January 31. Nominees, brokers and financial institutions that fail to provide the Partnership Trust Fund with the information described above may be subject to penalties.

      Unless another designation is made, the Depositor will be designated as the tax matters partner for each Partnership Trust Fund in the pooling and servicing agreement and, as the tax matters partner, will be responsible for representing the Partnership Certificate Owners in some specific disputes with the Internal Revenue Service. The Code provides for administrative examination of a partnership as if the partnership were a separate and distinct taxpayer. Generally, the statute of limitations for partnership items does not expire before the later of three years after the date on which the partnership information return is filed or the last day for filing the return for the applicable year, determined without regard to extensions. Any adverse determination following an audit of the return of the Partnership Trust Fund by the appropriate taxing authorities could result in an adjustment of the returns of the Partnership Certificate Owners, and, under some circumstances, a Partnership Certificate Owner may be precluded from separately litigating a proposed adjustment to the items of the Partnership Trust Fund. An adjustment could also result in an audit of a Partnership Certificate Owner's returns and adjustments of items not related to the income and losses of the Partnership Trust Fund.

      A special audit system exists for qualifying large partnerships that have elected to apply a simplified flow-through reporting system under Sections 771 through 777 of the Code. Unless


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

otherwise specified in the applicable prospectus supplement, a Partnership Trust Fund will not elect to apply the simplified flow-through reporting system.

10.   Taxation of Certain Foreign Partnership Certificate Owners

      As used below, the term "Non-United States Owner" means a Partnership Certificate Owner that is not a U.S. Person, as defined under "REMICs--Taxation of Owners of Residual Securities--Tax Related Restrictions on Transfer of Residual Securities--Foreign Investors," above.

      It is not clear whether the Partnership Trust Fund would be considered to be engaged in a trade or business in the United States for purposes of federal withholding taxes with respect to Non-United States Owners because there is no clear authority dealing with that issue under facts substantially similar to those described in this prospectus. Although it is not expected that the Partnership Trust Fund would be engaged in a trade or business in the United States for these purposes, the Partnership Trust Fund will withhold as if it were so engaged in order to protect the Partnership Trust Fund from possible adverse consequences of a failure to withhold. The Partnership Trust Fund expects to withhold on the portion of its taxable income that is allocable to Non-United States Owners pursuant to Section 1446 of the Code, as if the income were effectively connected to a U.S. trade or business.

      Subsequent adoption of Treasury regulations or the issuance of other administrative pronouncements may require the Partnership Trust Fund to change its withholding procedures.

      Each Non-United States Owner might be required to file a U.S. individual or corporate income tax return on its share of the income of the Partnership Trust Fund including, in the case of a corporation, a return in respect of the branch profits tax. Assuming the Partnership Trust Fund is not engaged in a U.S. trade or business, a Non-United States Owner would be entitled to a refund with respect to all or a portion of taxes withheld by the Partnership Trust Fund if, in particular, the Owner's allocable share of interest from the Partnership Trust Fund constituted "portfolio interest" under the Code.

      The interest, however, may not constitute "portfolio interest" if, among other reasons, the underlying obligation is not in registered form or if the interest is determined without regard to the income of the Partnership Trust Fund, in the later case, the interest being properly characterized as a guaranteed payment under Section 707(c) of the Code. If this were the case, Non-United States Owners would be subject to a United States federal income and withholding tax at a rate of 30 percent on the Partnership Trust Fund's gross income, without any deductions or other allowances for costs and expenses incurred in producing the income, unless reduced or eliminated pursuant to an applicable treaty. In this case, a Non-United States Owner would only be entitled to a refund for that portion of the taxes, if any, in excess of the taxes that should have been withheld with respect to the interest.

11.   Backup Withholding

      Distributions made on the Partnership Certificates and proceeds from the sale of the Partnership Certificates will be subject to a "backup" withholding tax of up to 31% if, in general, the Partnership Certificate Owner fails to comply with particular identification procedures, unless the holder is an exempt recipient under applicable provisions of the Code and, if necessary,


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

demonstrates such status. Any amounts so withheld would be refunded by the Internal Revenue Service or allowable as a credit against the Non-United States Owner's federal income tax.

Certain Certificates Treated As Indebtedness

      General. Upon the issuance of Certificates that are intended to be treated as indebtedness for federal income tax purposes, Federal Tax Counsel will opine that based upon its analysis of the factors discussed below and certain assumptions and qualifications, the Certificates will be properly classified as indebtedness for federal income tax purposes. However, opinions of counsel are not binding on the Internal Revenue Service and there can be no assurance that the Internal Revenue Service could not successfully challenge this conclusion. Such Certificates that are intended to be treated as indebtedness are herein referred to as "Debt Certificates" and holders of such Certificates are herein referred to as "Debt Certificateholders."

      The Depositor and any Unaffiliated Sellers, will express in the Agreements their intent that for federal, state and local income and franchise tax purposes, the Debt Certificates will be indebtedness secured by the assets in the Trust Fund. The Depositor and each Unaffiliated Seller agrees and each Debt Certificateholder, by acquiring an interest in a Debt Certificate, agrees or will be deemed to agree to treat the Debt Certificates as indebtedness for federal, state and local income or franchise tax purposes. However, because different criteria are used to determine the non-tax accounting characterization of the transactions contemplated by the Agreements, the transactions may be treated as a sale of ownership interests in the assets held by the Trust Fund for financial accounting purposes, and not as debt obligations.

      In general, whether for federal income tax purposes a transaction constitutes a sale of property or a loan the repayment of which is secured by the property, is a question of fact, the resolution of which is based upon the economic substance of the transaction. The form of a transaction, while a relevant factor, is not conclusive evidence of its economic substance. In appropriate circumstances, the courts have allowed taxpayers, as well as the Internal Revenue Service, to treat a transaction in accordance with its economic substance, as determined under federal income tax laws, notwithstanding that the participants characterize the transaction differently for non-tax purposes. In some instances, however, courts have held that a taxpayer is bound by a particular form it has chosen for a transaction, even if the substance of the transaction does not accord with its form. It is expected that Federal Tax Counsel will advise that the rationale of those cases will not apply to the transactions evidenced by a Series of Debt Certificates.

      While the Internal Revenue Service and the courts have set forth several factors to be taken into account in determining whether the substance of a transaction is a sale of property or a secured indebtedness for federal income tax purposes, the primary factor in making this determination is whether the transferee has assumed the risk of loss or other economic burdens relating to the property and has obtained the economic benefits of ownership thereof. Federal Tax Counsel will analyze and rely on several factors in reaching its opinion that the weight of the benefits and burdens of ownership of the assets held by the Trust Fund has not been transferred to the Debt Certificateholders and that the Debt Certificates are properly characterized as indebtedness for federal income tax purposes. Contrary characterizations that could be asserted by the Internal Revenue Service are described below under "--Possible Classification of the Transaction as a Partnership or as an Association Taxable as a Corporation."


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

      Taxation of Income of Debt Certificateholders. As set forth above, it is expected that Federal Tax Counsel will advise the Depositor and/or the Unaffiliated Sellers that the Debt Certificates will constitute indebtedness for federal income tax purposes, and accordingly, holders of Debt Certificates generally will be taxed in the manner described above in "Partnership Trust Funds and Disregarded Trust Funds--Taxation of Debt Securityholders."

      If the Debt Certificates are issued with OID that is more than a de minimis amount as defined in the Code and Treasury regulations (see "REMICs--Taxation of Regular Securities--Original Issue Discount") a United States holder of a Debt Certificate (including a cash basis holder) generally would be required to accrue the OID on its interest in a Debt Certificate in income for federal income tax purposes on a constant yield basis, resulting in the inclusion of OID in income in advance of the receipt of cash attributable to that income. Under Section 1272(a)(6) of the Code, special provisions apply to debt instruments on which payments may be accelerated due to prepayments of other obligations securing those debt instruments. However, no regulations have been issued interpreting those provisions, and the manner in which those provisions would apply to the Debt Certificates is unclear. Additionally, the Internal Revenue Service could take the position based on Treasury regulations that none of the interest payable on a Debt Certificate is "unconditionally payable" and hence that all of such interest should be included in the Debt Certificate's stated redemption price at maturity. Accordingly, Federal Tax Counsel is unable to opine as to whether interest payable on a Debt Certificates constitutes "qualified stated interest" that is not included in a Debt Certificate's stated redemption price at maturity. Consequently, prospective investors in Debt Certificates should consult their own tax advisors concerning the impact to them in their particular circumstances. The prospectus supplement will indicate whether the Trust expects to treat a Debt Certificate as having been issued with OID.

      Tax Characterization of the Trust Fund. Consistent with the treatment of the Debt Certificates as indebtedness, the Trust Fund will be treated as a security device to hold mortgage assets securing the repayment of the Debt Certificates. In connection with the issuance of Debt Certificates of any Series, Federal Tax Counsel will render an opinion that, based on the assumptions and qualifications set forth therein, under then current law, the applicable Trust will not be characterized for federal income tax purposes as a taxable mortgage pool or as an association (or publicly traded partnership) taxable as a corporation.

      Possible Classification of the Transaction as a Partnership or as an Association Taxable as a Corporation. The opinion of Federal Tax Counsel with respect to Debt Certificates will not be binding on the courts or the Internal Revenue Service. It is possible that the Internal Revenue Service could assert that, for federal income tax purposes, the transactions contemplated constitute a sale of the assets held in the Trust Fund (or an interest therein) to the Debt Certificateholders and that the proper classification of the legal relationship between the Unaffiliated Sellers, the Depositor, and some or all of the Debt Certificateholders resulting from the transactions is that of a partnership (including a publicly traded partnership), a publicly traded partnership taxable as a corporation, or an association taxable as a corporation. The Depositor currently does not intend to comply with the federal income tax reporting requirements that would apply if any Classes of Debt Certificates were treated as interests in a partnership or corporation.

      If a transaction were treated as creating a partnership between any of the Unaffiliated Sellers and/or the Depositor and the Debt Certificateholders, the partnership itself would not be subject to federal income tax (unless it were characterized as a publicly traded partnership taxable as a corporation); rather, the partners of such partnership, including the Debt Certificateholders, would be taxed individually on their respective distributive shares of the partnership's income, gain, loss, deductions and credits. The amount and timing of items of income and deductions of a Debt Certificate could differ if the Debt Certificates were held to constitute partnership interests, rather than indebtedness. Moreover, unless the partnership were treated as engaged in a trade or business, an individual's share of expenses of the partnership would be miscellaneous itemized deductions that, in the aggregate, are allowed as deductions only to the extent they exceed two percent of the individual's adjusted gross income, and would be subject to reduction under
Section 68 of the Code if the individual's adjusted gross income exceeded certain limits. As a result, the individual might be taxed on a greater amount of income than the stated rate on the Debt Certificates. Finally, all or a portion of any taxable income allocated to a Debt Certificateholder that is a pension, profit-sharing or employee benefit plan or other tax-exempt entity (including an individual retirement account) may, under certain circumstances, constitute "unrelated business taxable income" which generally would be taxable to the holder under the Code.

      If it were determined that a transaction created an entity classified as an association or as a publicly traded partnership taxable as a corporation, the Trust Fund would be subject to federal income tax at corporate income tax rates on the income it derives from the mortgage assets it holds, which would reduce the amounts available for distribution to the Debt Certificateholders. Such classification may also have adverse state and local tax consequences that would reduce amounts available for distribution to Debt Certificateholders. Moreover, distributions on Debt Certificates that are recharacterized as equity in an entity taxable as a corporation would not be deductible in computing the entity's taxable income, and cash distributions on such Debt Certificates generally would be treated as dividends for tax purposes to the extent of such deemed corporation's earnings and profits.

      Foreign Investors in Debt Certificates. As set forth above, it is expected that Federal Tax Counsel will advise the Depositor and/or the Unaffiliated Sellers that the Debt Certificates will constitute indebtedness for federal income tax purposes. Accordingly, Foreign Persons (that is, persons which are not U.S. Persons, as defined in "REMICs--Taxation of Owners of Residual Securities--Tax Related Restrictions on Transfer of Residual Securities--Foreign Investors) that hold Debt Certificates generally will be taxed in the manner described in that section.

      If the Internal Revenue Service were to contend successfully that the Debt Certificates are interests in a partnership and if such partnership were considered to be engaged in a trade or business in the United States, the partnership would be subject to a withholding tax on income of the Trust Fund that is allocable to a Foreign Person and such Foreign Person would be credited for his or her share of the withholding tax paid by the partnership. In such case, the Foreign Person generally would be subject to United States federal income tax at regular income tax rates, and possibly a branch profits tax in the case of a corporate holder.

      Alternatively, although there may be arguments to the contrary, if such partnership is not considered to be engaged in a trade or business within the United States and if income with respect to the Debt Certificates is not otherwise effectively connected with the conduct of a trade or business in the United States by the Foreign Person, the Foreign Person would be subject to United States income tax and withholding at a rate of 30% (unless reduced by an applicable tax treaty) on the holder's distributive share of the partnership's interest income. See "Partnership Trust Funds and Disregarded Trust Funds--Taxation of

Owners of Partnership Certificates--Taxation of Certain Foreign Partnership Certificate Owners" for a general discussion of the consequences of an equity investment by a Foreign Person in an entity characterized as a partnership.

      If the Trust Fund were recharacterized as an association or publicly traded partnership taxable as a corporation, distribution to owners of Debt Certificates that are Foreign Persons, to the extent treated as dividends, would generally be subject to withholding at the rate of 30%, unless such rate were reduced or eliminated by an applicable income tax treaty. If such dividend were effectively connected with the Foreign Person's United States trade or business (and, if necessary, the Foreign Person establishes that it is so effectively connected) the dividend would not be subject to withholding tax, but would be subject to United States federal income tax at regular federal income tax rates, and if the holder is a corporation, might be subject to a branch profits tax.

Consequences for Particular Investors

      The federal tax discussions above may not be applicable depending on a Securityholder's particular tax situation. The Depositor recommends that prospective purchasers consult their tax advisors for the tax consequences to them of the purchase, ownership and disposition of REMIC Securities, Grantor Trust Securities, Partnership Certificates, Debt Securities and Debt Certificates, including the tax consequences under state, local, foreign and other tax laws and the possible effects of changes in federal or other tax laws.

Reportable Transactions

      Pursuant to recently enacted legislation, a penalty in the amount of $10,000 in the case of a natural person and $50,000 in any other case is imposed on any taxpayer that fails to file timely an information return with the IRS with respect to a "reportable transaction" (as defined in Section 6011 of the Code). The rules defining "reportable transactions" are complex and include, but are not limited to, transactions that result in certain losses that exceed threshold amounts. Prospective investors are advised to consult their own tax advisers regarding any possible disclosure obligations in light of their particular circumstances.

                       STATE AND OTHER TAX CONSIDERATIONS

      In addition to the federal income tax consequences described in "Material Federal Income Tax Considerations," potential investors should consider the state and other tax consequences of the acquisition, ownership, and disposition of the Notes or Certificates, as applicable, offered under this prospectus. State tax law may differ substantially from the corresponding federal tax law, and the discussion above does not purport to describe any aspect of the tax laws of any state or other jurisdiction. Therefore, prospective investors should consult their own tax advisors for the various tax consequences of investments in the Notes or Certificates, as applicable, offered under this prospectus.


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                              ERISA CONSIDERATIONS

General

      A fiduciary of a pension, profit-sharing, retirement or other employee benefit plan subject to Title I of ERISA should consider the fiduciary standards under the Employee Retirement Income Security Act of 1974, as amended ("ERISA") in the context of the plan's particular circumstances before authorizing an investment of a portion of such plan's assets in the Securities. Accordingly, pursuant to Section 404 of ERISA, such fiduciary should consider among other factors (i) whether the investment is for the exclusive benefit of plan participants and their beneficiaries; (ii) whether the investment satisfies the applicable diversification requirements; (iii) whether the investment is in accordance with the documents and instruments governing the plan; and (iv) whether the investment is prudent, considering the nature of the investment. Fiduciaries of plans also should consider ERISA's prohibition on improper delegation of control over, or responsibility for, plan assets.

      In addition, employee benefit plans and other retirement arrangements subject to ERISA, as well as individual retirement accounts, certain types of Keogh plans not subject to ERISA but subject to Section 4975 of the Code, and any entity (including insurance company separate or general accounts) whose underlying assets include plan assets by reason of such plans, arrangements or accounts investing in the entity (each, a "Plan") are prohibited from engaging in a broad range of transactions involving Plan assets with persons having certain specified relationships to the Plan ("parties in interest" and "disqualified persons"). Such transactions are treated as "prohibited transactions" under Sections 406 of ERISA and excise taxes and/or other penalties are imposed upon such persons under ERISA and/or Section 4975 of the Code unless an exemption applies. The Depositor, Credit Suisse First Boston, each Master Servicer or other Servicer, any Insurer, the Trustee, the Indenture Trustee and certain of their affiliates might be considered "parties in interest" or "disqualified persons" with respect to a Plan. If so, the acquisition, holding or disposition of Securities by or on behalf of such Plan could be considered to give rise to a "prohibited transaction" within the meaning of ERISA and the Code unless a statutory, regulatory or administrative exception or exemption is available.

ERISA Considerations Relating to Certificates

      Plan Assets

      In 29 C.F.R. ss.2510.3-101 (the "Plan Asset Regulations"), the U.S. Department of Labor ("DOL") has defined what constitutes "plan assets" for purposes of ERISA and Section 4975 of the Code. The Plan Asset Regulations provide that if a Plan makes an investment in an "equity interest" in an entity, an undivided portion of the assets of the entity will be considered the assets of such Plan unless certain exceptions set forth in such Regulations apply. The Certificates will be deemed an equity interest for purposes of the Plan Asset Regulations, and the Depositor can give no assurance that the Certificates will qualify for any of the exceptions under the Plan Asset Regulations. As a result,
(i) a Plan may be deemed to have acquired an interest in the assets of the Trust Fund and not merely an interest in the Certificates, (ii) the fiduciary investment standards of ERISA could apply to such assets and (iii) transactions occurring in the course of managing, operating and servicing the Trust Fund and its assets might constitute prohibited transactions, unless a statutory, regulatory or administrative exemption applies.


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      Prohibited Transaction Class Exemption 83-1

      The DOL has issued an administrative exemption, Prohibited Transaction Class Exemption ("PTCE") 83-1 ("PTCE 83-1"), which under certain conditions exempts from the application of the prohibited transaction rules of ERISA and the excise tax provisions of Section 4975 of the Code transactions involving a Plan in connection with the operation of a "mortgage pool" and the purchase, sale and holding of Certificates which are "mortgage pool pass-through certificates." A "mortgage pool" is defined as a fixed investment pool consisting solely of interest-bearing obligations secured by first or second mortgages or deeds of trust on single-family residential property, property acquired in foreclosure and undistributed cash. A "mortgage pool pass-through certificate" is defined as a Certificate which represents a beneficial undivided interest in a mortgage pool which entitles the holder to pass through payments of principal and interest from the mortgage loans. PTCE 83-1 requires that: (i) the Depositor and the Trustee maintain a system of insurance or other protection for the mortgage loans, the property securing such mortgage loans and for indemnifying holders of Certificates against reductions in pass-through payments due to defaults in loan payments or property damage in an amount at least equal to the greater of (x) 1% of the aggregate principal balance of the mortgage loans or (y) the principal balance of the largest covered pooled mortgage loan;
(ii) the Trustee may not be an affiliate of the Depositor; and (iii) the payments made to, and retained by, the Depositor in connection with the Trust Fund, together with all funds inuring to its benefit for administering the Trust Fund, represent no more than "adequate consideration" for selling the mortgage loans, plus reasonable compensation for services provided to the Trust Fund. PTCE 83-1 exempts the initial sale of Certificates to and the continued holding by a Plan with respect to which the Depositor, the Insurer, the Master Servicer or other Servicer or the Trustee is a party in interest if the Plan does not pay more than fair market value for such Certificates and the rights and interests evidenced by such Certificates are not subordinated to the rights and interests evidenced by other Certificates of the same pool.

      PTCE 83-1 also exempts from the prohibited transaction rules any transactions in connection with the servicing and operation of the mortgage pool, provided that any payments made to the Master Servicer in connection with the servicing of the Trust Fund are made in accordance with a binding agreement, copies of which must be made available to prospective Plan investors. In the case of any Plan with respect to which the Depositor, the Master Servicer, the Insurer or the Trustee is a fiduciary, PTCE 83-1 will only apply if, in addition to the other requirements: (i) the initial sale, exchange or transfer of Certificates is expressly approved by an independent fiduciary who has authority to manage and control those Plan assets being invested in Certificates; (ii) the Plan pays no more for the Certificates than would be paid in an arm's-length transaction; (iii) no investment management, advisory or underwriting fee, sales commission or similar compensation is paid to the Depositor with regard to the sale, exchange or transfer of Certificates to the Plan; (iv) the total value of the Certificates purchased by such Plan does not exceed 25% of the amount issued and (v) at least 50% of the aggregate amount of Certificates is acquired by persons independent of the Depositor, the Trustee, the Master Servicer and the Insurer. Before purchasing Certificates in reliance on PTCE 83-1, a fiduciary of a Plan should confirm that the Trust Fund is a "mortgage pool," that the Certificates constitute "mortgage pool pass-through certificates" and that the conditions set forth in PTCE 83-1 would be satisfied. In addition to making its own determination as to the availability of the exemptive relief provided in PTCE 83-1, the Plan fiduciary should consider the availability of any other prohibited transaction exemptions. The Plan fiduciary should also consider its general fiduciary obligations under ERISA in determining whether to purchase any Certificates on behalf of a Plan pursuant to PTCE 83-1.


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      Underwriter Exemption

      The DOL has granted to Credit Suisse First Boston an individual exemption, Prohibited Transaction Exemption ("PTE") 89-90, which was most recently amended and restated pursuant to PTE 2002-41 (the "Exemption") which is applicable to Certificates which meet its requirements whenever Credit Suisse First Boston or its affiliate is the sole underwriter, manager or co-manager of an underwriting syndicate or is the selling or placement agent. The Exemption generally exempts certain transactions from the application of certain of the prohibited transaction provisions of ERISA and the Code provided that the conditions set forth in the Exemption are satisfied. These transactions include the servicing, managing and operation of investment trusts holding fixed (generally non-revolving pools) of enumerated categories of assets which include: single and multi-family residential mortgage loans, home equity loans or receivables (including cooperative housing loans), manufactured housing loans and participation interests therein and the purchase, sale and holding of Certificates which represent beneficial ownership interests in the assets of such trusts.

      General Conditions of Exemption

      The Exemption sets forth general conditions which must be satisfied for a transaction involving the purchase, sale and holding of the Certificates to be eligible for exemptive relief thereunder. First, the acquisition of Certificates by Plans must be on terms that are at least as favorable to the Plan as they would be in an arm's-length transaction with an unrelated party. Second, the assets held by the Trust Fund must be fully secured (other than one-to-four family residential mortgage loans and home equity loans or receivables backing certain types of Certificates, as described below). (Mortgage loans, loans, obligations and receivables will be collectively referred to herein as "loans."). Third, unless the Certificates are issued in "designated transactions" (as described below) and are backed by fully-secured loans, they may not be subordinated. Fourth, the Certificates at the time of acquisition by the Plan must generally be rated in one of the three (or in the case of designated transactions, four) highest generic rating categories by Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc., Moody's Investors Services, Inc. or Fitch, Inc. (each, a "Rating Agency"). Fifth, the Trustee and the Indenture Trustee generally cannot be affiliates of any member of the "Restricted Group", other than any underwriter. The Restricted Group consists of any (i) underwriter as defined in the Exemption, (ii) the Depositor,
(iii) the Master Servicer, (iv) each Servicer, (v) the Insurer, (vi) the counterparty of any "interest swap" (as described below) held as an asset of the Trust Fund, (vii) any Obligor with respect to loans constituting more than 5% of the aggregate unamortized principal balance of the loans held in the Trust Fund as of the date of initial issuance of the Certificates and (viii) any of their respective affiliates. Sixth, the sum of all payments made to, and retained by, such underwriters must represent not more than reasonable compensation for underwriting the Certificates; the sum of all payments made to, and retained by, the Depositor pursuant to the assignment of the loans to the related Trust Fund must represent not more than the fair market value of such loans; and the sum of all payments made to, and retained by, the Master Servicer and any Servicer must represent not more than reasonable compensation for such person's services under the Agreement and reimbursement of such person's reasonable expenses in connection therewith. Seventh, (i) the investment pool must consist only of assets of the type enumerated in the Exemption and which have been included in other investment pools; (ii) Certificates evidencing interests in such other investment pools must have been rated in one of the three (or in the case of designated transactions, four) highest generic rating categories by one of the Rating Agencies for at least one year prior to a Plan's acquisition of Certificates; and (iii) Certificates evidencing interests


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in such other investment pools must have been purchased by investors other than
Plans for at least one year prior to a Plan's acquisition of Certificates. Finally, the investing Plan must be an accredited investor as defined in Rule 501(a)(1) of Regulation D of the Commission under the Securities Act of 1933, as amended. The Depositor assumes that only Plans which are accredited investors under the federal securities laws will be permitted to purchase the Certificates.

      Types of Trust Funds

      The Exemption has expanded the types of permitted Trust Funds to include owner-trusts, as well as grantor trusts, REMICs. Owner-trusts are subject to certain restrictions in their governing documents to ensure that their assets may not be reached by the creditors of the Depositor in the event of bankruptcy or other insolvency and must provide certain legal opinions.

      Designated Transactions

      In the case where the Certificates are backed by Trust Fund assets which are residential, home equity, manufactured housing or multi-family loans which are described and defined in the Exemption as designated transactions ("Designated Transactions"), the Exemption permits the Certificates issued by the Trust Fund in such transactions to be rated in one of the highest four generic rating categories by a Rating Agency and/or to be subordinated. The assets will qualify for Designated Transaction treatment under the Exemption unless otherwise specified in the prospectus supplement. In addition, one subset of Designated Transactions, residential (one- to-four family) and home equity loans, may be less than fully secured, provided that (a) the rights and interests evidenced by Certificates issued in such Designated Transactions are not subordinated to the rights and interests evidenced by Securities of the same Trust Fund; (b) such Certificates acquired by the Plan have received a rating from a Rating Agency at the time of such acquisition that is in one of the two highest generic rating categories; and (c) any loan included in the corpus or assets of the Trust Fund is secured by collateral whose fair market value on the Closing Date of the Designated Transactions is at least equal to 80% of the sum of: (i) the outstanding principal balance due under the loan which is held by the Trust Fund and (ii) the outstanding principal balance(s) of any other loan(s) of higher priority (whether or not held by the Trust Fund) which are secured by the same collateral.

      Insurance Company General Accounts

      In the event that Certificates do not meet the requirements of the Exemption solely because they are Subordinate Certificates or fail to meet a minimum rating requirement under the Exemption, certain Plans may be eligible to purchase Certificates pursuant to Section III of PTCE 95-60 which permits insurance company general accounts as defined in PTCE 95-60 to purchase such Certificates if they otherwise meet all of the other requirements of the Exemption.

      In addition, the rating of a Certificate may change. If the rating of a Certificate declines below the lowest permitted rating, the Certificate will no longer be eligible for relief under the Exemption (although a Plan that had purchased the Certificate when the Certificate had a permitted rating would not be required by the Exemption to dispose of it). Consequently, a Certificate may not be purchased or sold to a Plan in such circumstances other than to an insurance company general account pursuant to PTCE 95-60.


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      Permitted Assets

      The Exemption permits an interest-rate swap to be an asset of a Trust Fund which issues Certificates acquired by Plans in an initial offering or in the secondary market and clarifies the requirements regarding yield supplement agreements. An interest-rate swap (or if purchased by or on behalf of the Trust
Fund) an interest-rate cap contract (collectively, a "Swap" or "Swap Agreement") is a permitted Trust Fund asset if it: (a) is an "eligible swap;" (b) is with an "eligible counterparty;" (c) relates to a Class of Certificates purchased by a "qualified plan investor;" (d) meets certain additional specific conditions which depend on whether the Swap is a "ratings dependent Swap" or a "non-ratings dependent Swap" and (e) permits the Trust Fund to make termination payments to the Swap (other than currently scheduled payments) solely from excess spread or amounts otherwise payable to the Servicer or Depositor.

      An "eligible swap" is one which: (a) is denominated in U.S. dollars; (b) pursuant to which the Trust Fund pays or receives, on or immediately prior to the respective payment or distribution date for the class of Certificates to which the Swap relates, a fixed rate of interest or a floating rate of interest based on a publicly available index (e.g., LIBOR or the U.S. Federal Reserve's Cost of Funds Index (COFI)), with the Trust Fund receiving such payments on at least a quarterly basis and obligated to make separate payments no more frequently than the counterparty, with all simultaneous payments being netted ("Allowable Interest Rate"); (c) has a notional amount that does not exceed either: (i) the principal balance of the class of Certificates to which the Swap relates, or (ii) the portion of the principal balance of such class represented by obligations ("Allowable Notional Amount"); (d) is not leveraged (i.e., payments are based on the applicable notional amount, the day count fractions, the fixed or floating rates permitted above, and the difference between the products thereof, calculated on a one-to-one ratio and not on a multiplier of such difference) ("Leveraged"); (e) has a final termination date that is either the earlier of the date on which the Trust Fund terminates or the related class of Certificates are fully repaid and (f) does not incorporate any provision which could cause a unilateral alteration in the interest rate requirements or the prohibition against leveraging described above.

      An "eligible counterparty" means a bank or other financial institution which has a rating at the date of issuance of the Certificates, which is in one of the three highest long-term credit rating categories or one of the two highest short-term credit rating categories, utilized by at least one of the Rating Agencies rating the Certificates; provided that, if a counterparty is relying on its short-term rating to establish eligibility hereunder, such counterparty must either have a long-term rating in one of the three highest long-term rating categories or not have a long-term rating from the applicable Rating Agency.

      A "qualified plan investor" is a Plan or Plans where the decision to buy such class of Certificates is made on behalf of the Plan by an independent fiduciary qualified to understand the Swap transaction and the effect the Swap would have on the rating of the Certificates and such fiduciary is either (a) a "qualified professional asset manager" ("QPAM") under PTCE 84-14 (see below),
(b) an "in-house asset manager" under PTCE 96-23 (see below) or (c) has total assets (both Plan and non-Plan) under management of at least $100 million at the time the Certificates are acquired by the Plan.

      In "ratings dependent Swaps" (where the rating of a class of Certificates is dependent on the terms and conditions of the Swap), the Swap Agreement must provide that if the credit rating of the


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

counterparty is withdrawn or reduced by any Rating Agency below a level specified by the Rating Agency, the Servicer must, within the period specified under the Pooling and Servicing Agreement: (a) obtain a replacement Swap Agreement with an eligible counterparty which is acceptable to the Rating Agency and the terms of which are substantially the same as the current Swap Agreement (at which time the earlier Swap Agreement must terminate); or (b) cause the Swap counterparty to establish any collateralization or other arrangement satisfactory to the Rating Agency such that the then current rating by the Rating Agency of the particular class of Certificates will not be withdrawn or reduced (and the terms of the Swap Agreement must specifically obligate the counterparty to perform these duties for any class of Certificates with a term of more than one year). In the event that the Servicer fails to meet these obligations, Plan certificateholders must be notified in the immediately following periodic report which is provided to certificateholders but in no event later than the end of the second month beginning after the date of such failure. Sixty days after the receipt of such report, the exemptive relief provided under the Exemption will prospectively cease to be applicable to any class of Certificates held by a Plan which involves such ratings dependent Swap.

      "Non-ratings dependent Swaps" (those where the rating of the Certificates does not depend on the terms and conditions of the Swap) are subject to the following conditions. If the credit rating of the counterparty is withdrawn or reduced below the lowest level permitted above, the Servicer will, within a specified period after such rating withdrawal or reduction: (a) obtain a replacement Swap Agreement with an eligible counterparty, the terms of which are substantially the same as the current Swap Agreement (at which time the earlier Swap Agreement must terminate); (b) cause the counterparty to post collateral with the Trust Fund in an amount equal to all payments owed by the counterparty if the Swap transaction were terminated; or (c) terminate the Swap Agreement in accordance with its terms.

      An "eligible yield supplement agreement" is any yield supplement agreement or similar arrangement (or if purchased by or on behalf of the Trust Fund) an interest rate cap contract to supplement the interest rates otherwise payable on obligations held by the Trust Fund ("EYS Agreement"). If the EYS Agreement has a notional principal amount and/or is written on an International Swaps and Derivatives Association, Inc. (ISDA) form, the EYS Agreement may only be held as an asset of the Trust Fund if it meets the following conditions: (a) it is denominated in U.S. dollars; (b) it pays an Allowable Interest Rate; (c) it is not Leveraged; (d) it does not allow any of these three preceding requirements to be unilaterally altered without the consent of the Trustee; (e) it is entered into between the Trust Fund and an eligible counterparty and (f) it has an Allowable Notional Amount.

      Pre-Funding Accounts

      The Exemption extends exemptive relief to certain mortgage-backed and asset-backed securities transactions that use pre-funding accounts and that otherwise meet the requirements of the Exemption relating to pre-funding accounts. Generally, obligations in an investment pool supporting payments to securityholders, and having a value equal to no more than 25% of the total initial principal balance of the related certificates, may be transferred to the trust fund within the pre-funding period which must end no later than the later of three months or 90 days after the closing date, instead of being required to be either identified or transferred on for before the closing date.


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      Revolving Pool Features

      The Exemption only covers Certificates backed by "fixed" pools of loans which require that all the loans must be transferred to the Trust Fund or identified at closing (or transferred within the DOL Pre-Funding Period, if pre-funding meeting the conditions described above is used). Accordingly, Certificates issued by Trust Funds which feature revolving pools of assets will not be eligible for a purchase by Plans. However, Securities which are Notes backed by revolving pools of assets may be eligible for purchase by Plans pursuant to certain other prohibited transaction exemptions. See discussion below in "ERISA Considerations Relating to Notes."

      Limitations on Scope of the Exemption

      If the general conditions of the Exemption are satisfied, the Exemption may provide an exemption from the restrictions imposed by ERISA and the Code in connection with the initial acquisition, transfer or holding, and the acquisition or disposition in the secondary market, of the Certificates by Plans. However, no exemption is provided from the restrictions of ERISA for the acquisition or holding of a Certificate on behalf of an "Excluded Plan" by any person who is a fiduciary with respect to the assets of such Excluded Plan. For those purposes, an Excluded Plan is a Plan sponsored by any member of the Restricted Group. Exemptive relief may also be provided for the acquisition, holding and disposition of Certificates by Plans if the fiduciary or its affiliate is the Obligor with respect to 5% or less of the fair market value of the Loans in the Trust Fund provided that: (i) the Plan is not an Excluded Plan,
(ii) each Plan's investment in each class of Certificates does not exceed 25% of the outstanding Certificates in the class, (iii) after the Plan's acquisition of the Certificates, no more than 25% of the assets over which the fiduciary has investment authority are invested in Certificates of a trust containing assets which are sold or serviced by the same entity and (iv) in the case of initial issuance (but not secondary market transactions), at least 50% of each class of Certificates and at least 50% of the aggregate interests in the Trust Fund are acquired by persons independent of the Restricted Group.

ERISA Considerations Relating to Notes

      Under the Plan Asset Regulations, the assets of the Trust Fund would be treated as "plan assets" of a Plan for the purposes of ERISA and the Code only if the Plan acquires an "equity interest" in the Trust Fund and none of the exceptions contained in the Plan Asset Regulations is applicable. An equity interest is defined under the Plan Asset Regulations as an interest other than an instrument which is treated as indebtedness under applicable local law and which has no substantial equity features. Assuming that the Notes are treated as indebtedness without substantial equity features for purposes of the Plan Asset Regulations, then such Notes will be eligible for purchase by Plans. However, without regard to whether the Notes are treated as an "equity interest" for such purposes, the acquisition or holding of Notes by or on behalf of a Plan could be considered to give rise to a prohibited transaction if the Trust Fund or any of its affiliates is or becomes a party in interest or disqualified person with respect to such Plan, or in the event that a Note is purchased in the secondary market and such purchase constitutes a sale or exchange between a Plan and a party in interest or disqualified person with respect to such Plan. There can be no assurance that the Trust Fund or any of its affiliates will not be or become a party in interest or a disqualified person with respect to a Plan that acquires Notes.


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

      The Exemption covers Notes as well as Certificates. The exemptive relief provided under the Exemption for any prohibited transactions which could be caused as a result of the operation, management or servicing of the Trust Fund and its assets would not be necessary with respect to Notes with no substantial equity features which are issued as obligations of the Trust Fund. However, the Exemption would provide prohibited transaction exemptive relief for the acquisition, holding or transfer of Notes between a Plan and a party in interest, provided that the same conditions of the Exemption described above relating to Certificates are met with respect to the Notes, certain restrictions are imposed on the Issuer's governing documents to ensure that its assets may not be reached by the creditors of the Depositor in the event of bankruptcy or other insolvency and certain legal opinions are provided. The same limitations of such exemptive relief relating to acquisitions of Certificates by fiduciaries with respect to Excluded Plans would also be applicable to the Notes as described herein in "Limitations on Scope of the Exemption."

      In the event that the Exemption is not applicable to the Notes, one or more other prohibited transactions exemptions may be available to Plans purchasing or transferring the Notes depending in part upon the type of Plan fiduciary making the decision to acquire the Notes and the circumstances under which such decision is made. These exemptions include, but are not limited to, Prohibited Transaction Class Exemption 90-1 (regarding investments by insurance company pooled separate accounts), Prohibited Transaction Class Exemption 91-38 (regarding investments by bank collective investments funds), PTCE 84-14 (regarding transactions effected by "qualified professional asset managers"), PTCE 95-60 (regarding investments by insurance company general accounts) and PTCE 96-23 (regarding transactions effected by "in-house asset managers") (collectively, the "Investor-Based Exemptions"). However, even if the conditions specified in these Investor-Based Exemptions are met, the scope of the relief provided under such Exemptions might or might not cover all acts which might be construed as prohibited transactions.

      EACH PROSPECTUS SUPPLEMENT WILL CONTAIN INFORMATION CONCERNING CONSIDERATIONS RELATING TO ERISA AND THE CODE THAT ARE APPLICABLE TO THE RELATED SECURITIES. BEFORE PURCHASING SECURITIES IN RELIANCE ON PTCE 83-1, THE EXEMPTION, THE INVESTOR-BASED EXEMPTIONS OR ANY OTHER EXEMPTION, A FIDUCIARY OF A PLAN SHOULD ITSELF CONFIRM THAT REQUIREMENTS SET FORTH IN SUCH EXEMPTION WOULD BE SATISFIED.

      ANY PLAN INVESTOR WHO PROPOSES TO USE "PLAN ASSETS" OF ANY PLAN TO PURCHASE SECURITIES OF ANY SERIES OR CLASS SHOULD CONSULT WITH ITS COUNSEL WITH RESPECT TO THE POTENTIAL CONSEQUENCES UNDER ERISA AND SECTION 4975 OF THE CODE OF THE ACQUISITION AND OWNERSHIP OF SUCH SECURITIES.

      Governmental plans and church plans as defined in ERISA are not subject to ERISA or Code Section 4975, although they may elect to be qualified under
Section 401(a) of the Code and exempt from taxation under Section 501(a) of the Code and would then be subject to the prohibited transaction rules set forth in
Section 503 of the Code. In addition, governmental plans may be subject to federal, state and local laws which are to a material extent similar to the provisions of ERISA or a Code Section 4975 ("Similar Law"). A fiduciary of a governmental plan should make its own determination as to the propriety of an investment in Securities under applicable fiduciary or other investment standards and the need for the availability of any exemptive relief under any Similar Law.


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

                                LEGAL INVESTMENT

      The applicable prospectus supplement for a Series of Notes or Certificates, as applicable, will specify whether a Class or Subclass of the Notes or Certificates, as applicable, as long as it is rated in one of the two highest rating categories by one or more nationally recognized statistical rating organizations, will constitute a "mortgage related security" for purposes of the Secondary Mortgage Market Enhancement Act of 1984 ("SMMEA"). The Class or Subclass, if any, constituting a "mortgage related security" will be a legal investment for persons, trusts, corporations, partnerships, associations, business trusts and business entities, including depository institutions, insurance companies, trustees and state government employee retirement systems, created pursuant to or existing under the laws of the United States or of any state (including the District of Columbia and Puerto Rico) whose authorized investments are subject to state regulation to the same extent that, under applicable law, obligations issued by or guaranteed as to principal and interest by the United States or any agency or instrumentality of the United States constitute legal investments for the entities.

      Pursuant to SMMEA, a number of states enacted legislation, on or prior to the October 3, 1991 cutoff for the enactments, limiting to varying extents the ability of specific entities, in particular, insurance companies, to invest in "mortgage related securities," in most cases by requiring the affected investors to rely solely upon existing state law, and not SMMEA. Accordingly, the investors affected by the legislation will be authorized to invest in Notes or Certificates, as applicable, qualifying as "mortgage related securities" only to the extent provided in the legislation.

      SMMEA also amended the legal investment authority of federally-chartered depository institutions as follows: federal savings and loan associations and federal savings banks may invest in, sell or otherwise deal in mortgage related securities without limitation as to the percentage of their assets represented thereby, federal credit unions may invest in the securities, and national banks may purchase the securities for their own account without regard to the limitations generally applicable to investment securities set forth in 12 U.S.C. 24 (Seventh), subject in each case to the regulations as the applicable federal regulatory authority may prescribe. In this connection, federal credit unions should review NCUA Letter to Credit Unions No. 96, as modified by Letter to Credit Unions No. 108, which includes guidelines to assist federal credit unions in making investment decisions for mortgage related securities. The NCUA has adopted rules, codified as 12 C.F.R. Section 703.5(f)-(k), which prohibit federal credit unions from investing in particular mortgage related securities, including the securities of particular Series, Classes or Subclasses of Notes or Certificates, as applicable, except under limited circumstances.

      All depository institutions considering an investment in the Notes or Certificates, as applicable, should review the "Supervisory Policy Statement on Securities Activities" dated January 28, 1992, as revised April 15, 1994 (the "Policy Statement") of the Federal Financial Institutions Examination Council.

      The Policy Statement which has been adopted by the Board of Governors of the Federal Reserve System, the Office of the Comptroller of the Currency, the FDIC and the Office of Thrift Supervision and by the NCUA, with some modifications, prohibits depository institutions from investing in particular "high-risk Mortgage Certificates", including the securities of particular Series, Classes or Subclasses of the Notes or Certificates, as applicable, except under limited


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circumstances, and sets forth investment practices deemed to be unsuitable for regulated institutions.

      Institutions whose investment activities are subject to regulation by federal or state authorities should review rules, policies and guidelines adopted from time to time by the authorities before purchasing any Notes or Certificates, as applicable, as some Series, Classes or Subclasses may be deemed unsuitable investments, or may otherwise be restricted, under the rules, policies or guidelines, in some instances irrespective of SMMEA.

      The foregoing does not take into consideration the applicability of statutes, rules, regulations, orders, guidelines or agreements generally governing investments made by a particular investor, including, but not limited to, "prudent investor" provisions, percentage-of-assets limits, provisions which may restrict or prohibit investment in securities which are not "interest bearing" or "income paying," and, with regard to any Notes or Certificates, as applicable, issued in book-entry form, provisions which may restrict or prohibit investments in securities which are issued in book-entry form.

      Except as to the status of some of the Classes of Notes or Certificates, as applicable, as "mortgage related securities," no representation is made as to the proper characterization of the Notes or Certificates, as applicable, for legal investment purposes, financial institution regulatory purposes, or other purposes, or as to the ability of particular investors to purchase Notes or Certificates, as applicable, under applicable legal investment restrictions. The uncertainties described above, and any unfavorable future determinations concerning legal investment or financial institution regulatory characteristics of the Notes or Certificates, as applicable, may adversely affect the liquidity of the Notes or Certificates, as applicable.

      Investors should consult their own legal advisers in determining whether and to what extent the Notes or Certificates, as applicable, constitute legal investments for the investors.

                              PLAN OF DISTRIBUTION

      Each Series of Notes or Certificates, as applicable, offered by this prospectus and by means of the related prospectus supplements may be sold directly by the Depositor or may be offered through Credit Suisse First Boston LLC, an affiliate of the Depositor, or underwriting syndicates represented by Credit Suisse First Boston LLC (the "Underwriters"). The prospectus supplement with respect to each Series of Notes or Certificates, as applicable, will set forth the terms of the offering of the Series or Class of Notes or Certificates, as applicable, and each Subclass within the Series, including the name or names of the Underwriters, the proceeds to the Depositor, and either the initial public offering price, the discounts and commissions to the Underwriters and any discounts or concessions allowed or reallowed to particular dealers, or the method by which the price at which the Underwriters will sell the Notes or Certificates, as applicable, will be determined.

      As to any offering of Notes or Certificates, in addition to the method of distribution as described in the prospectus supplement and this base prospectus, the distribution of any class of offered Notes or Certificates may be effected through one or more resecuritization transactions in accordance with Rule 190(b).


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

      Unless otherwise specified in the prospectus supplement, the Underwriters will be obligated to purchase all of the Notes or Certificates, as applicable, of a Series described in the prospectus supplement with respect to the Series if any Notes or Certificates, as applicable, are purchased. The Notes or Certificates, as applicable, may be acquired by the Underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale.

      As to any offering of securities, in addition to the plan of distribution as described in the prospectus supplement and this prospectus, the distribution of any class of the Offered Certificates or Notes may be effected through one or more resecuritization transactions, in accordance with Rule 190(b) under the Securities Act.

      If so indicated in the prospectus supplement, the Depositor will authorize the Underwriters or other persons acting as the Depositor's agents to solicit offers by specific institutions to purchase the Notes or Certificates, as applicable, from the Depositor pursuant to contracts providing for payment and delivery on a future date. Institutions with which the contracts may be made include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions and others, but in all cases the institutions must be approved by the Depositor. The obligation of any purchaser under any contract will be subject to the condition that the purchase of the offered Notes or Certificates, as applicable, shall not at the time of delivery be prohibited under the laws of the jurisdiction to which the purchaser is subject. The Underwriters and other agents will not have any responsibility in respect of the validity or performance of the contracts.

      The Depositor may also sell the Notes or Certificates, as applicable, offered by this prospectus and by means of the related prospectus supplements from time to time in negotiated transactions or otherwise, at prices determined at the time of sale. The Depositor may effect the transactions by selling Notes or Certificates, as applicable, to or through dealers, and the dealers may receive compensation in the form of underwriting discounts, concessions or commissions from the Depositor and any purchasers of Notes or Certificates, as applicable, for whom they may act as agents.

      The place and time of delivery for each Series of Notes or Certificates, as applicable, offered by this prospectus and by means of the related prospectus supplement will be set forth in the prospectus supplement with respect to the Series.

      If and to the extent required by applicable law or regulation, this prospectus and the attached prospectus supplement will also be used by the Underwriters after the completion of the offering in connection with offers and sales related to market-making transactions in the offered Notes or Certificates, as applicable, in which the Underwriters act as principal. Sales will be made at negotiated prices determined at the time of sales.

                                  LEGAL MATTERS

      Some legal matters in connection with the Notes or Certificates, as applicable, offered by this prospectus, including material federal income tax consequences, will be passed upon for the Depositor and for the Underwriters by McKee Nelson LLP, New York, New York, or other counsel specified in the related prospectus supplement.

                              PROSPECTUS SUPPLEMENT

      The prospectus supplement with respect to each Series of Notes or Certificates, as applicable, will, among other things, set forth with respect to the Series of Notes or Certificates, as applicable:

o the identity of each Class or Subclass of Notes or Certificates, as applicable, within the Series;

o the undivided interest, Percentage Interest, Stated Principal Balance, principal balance or notional amount of each Class or Subclass of Notes or Certificates, as applicable;

o the Interest Rate borne, or manner in which interest is paid, if any, by each Class or Subclass of Notes or Certificates, as applicable, within the Series;

o particular information concerning the Mortgage Loans, the Mortgage Certificates, the Contracts, if any, and the other assets comprising the Trust Fund for the Series;

o the final Distribution Date of each Class or Subclass of Notes or Certificates, as applicable, within the Series;

o the identity of each Class or Subclass of Compound Interest Notes or Certificates, as applicable, if any, within the Series;

o the method used to calculate the amount to be distributed with respect to each Class or Subclass of Notes or Certificates, as applicable, within the Series;

o the order of application of distributions to each of the Classes or Subclasses of Notes or Certificates, as applicable, within the Series, whether sequential, pro rata or otherwise;

o     the Distribution Dates with respect to the Series;

o information with respect to the terms of the Residual Certificates or Subordinated Securities offered by this prospectus, if any, are offered;

o information with respect to the method of credit support, if any, with respect to the Series; and

o additional information with respect to the plan of distribution of the Series of Certificates.

                             ADDITIONAL INFORMATION

      This prospectus contains, and the prospectus supplement for each Series of Notes or Certificates, as applicable, will contain, a summary of the material terms of the documents referred to in this prospectus and in the prospectus supplement, but neither contains nor will contain all of the information set forth in the Registration Statement of which this prospectus and the related prospectus supplement is a part. For further information, reference is made to the Registration Statement and the exhibits to the Registration Statement which the Depositor has filed with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended. Statements contained in this prospectus and any prospectus supplement as to the contents of any contract or other document referred to are summaries and in each instance reference is made to the copy of the contract or other document filed as an exhibit to the Registration Statement, each statement being qualified in all respects by the reference. Copies of the Registration Statement may be obtained from the Commission, upon payment of the prescribed charges, or may be examined free of charge at the Commission's offices. Reports and other information filed with the

Commission can be inspected and copied at the public reference facilities maintained by the Commission at 100 F Street, N.E., Washington, D.C. 20549, and at the Regional Offices of the Commission at 175 West Jackson Boulevard, Suite 900, Chicago, Illinois 60664 and 3 World Financial Center, Room 4300, New York, New York 10281. Copies of this information can be obtained from the Public Reference Section of the Commission at 100 F Street, N.E., Washington, D.C. 20549, at prescribed rates.

      The Commission maintains a Web site that contains reports, proxy and information statements and other information regarding registrants that file electronically with the Commission. The address of the site is (http://www.sec.gov).

      Copies of the Pooling and Servicing Agreement or of the Trust Agreement, Indenture and Sale and Servicing Agreement pursuant to which a Series of Notes or Certificates, as applicable, is issued, as applicable, will be provided to each person to whom a prospectus and the related prospectus supplement are delivered, upon written or oral request directed to: Treasurer, Asset Backed Securities Corporation, Eleven Madison Avenue, New York, New York 10010, (800) 221-1037.

      Annual reports of assessment of compliance with the AB Servicing Criteria, attestation reports, and statements of compliance will be provided to registered holders of the related Notes or Certificates upon request, free of charge. See "Description of the Securities--Evidence as to Compliance".

                INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

      There are incorporated in this prospectus by reference all documents and reports filed or caused to be filed by the Depositor with respect to a Trust Fund pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the termination of the offering of Notes or Certificates, as applicable, offered by this prospectus, from the date of the filing of those documents. Any statement contained in a document incorporated or deemed to be incorporated by reference in this prospectus will be deemed to be modified or superseded for all purposes of this prospectus to the extent that a statement contained in this prospectus (or in the prospectus supplement) or in any other subsequently filed document that also is or is deemed to be incorporated by reference modifies or replaces that statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus. The Depositor will provide or cause to be provided without charge to each person to whom this prospectus is delivered in connection with the offering of one or more Classes or Subclasses of Notes or Certificates, as applicable, upon request, a copy of any or all the documents or reports incorporated in this prospectus by reference, in each case to the extent the documents or reports relate to one or more of the Classes of the Notes or Certificates, as applicable, other than the exhibits to the documents, unless the exhibits are specifically incorporated by reference in the documents. Requests to the Depositor should be directed to: Asset Backed Securities Corporation, Eleven Madison Avenue, New York, New York 10010, (800) 221-1037.

      IF AND TO THE EXTENT REQUIRED BY APPLICABLE LAW OR REGULATIONS, THIS PROSPECTUS AND THE ATTACHED PROSPECTUS SUPPLEMENT WILL ALSO BE USED BY THE UNDERWRITER AFTER THE COMPLETION OF THE OFFERING IN CONNECTION WITH OFFERS AND SALES RELATED TO MARKET-MAKING

TRANSACTIONS IN THE OFFERED SECURITIES IN WHICH THE UNDERWRITER ACTS AS PRINCIPAL. SALES WILL BE MADE AT NEGOTIATED PRICES DETERMINED AT THE TIME OF SALE.

                                 INDEX OF TERMS

10-percent shareholder ...................................................   139
110% yield rule ..........................................................   127
1986 Act .................................................................   119
1997 Act .................................................................   146
AB Servicing Criteria ....................................................    68
Accrual Distribution Amount ..............................................    40
Advances .................................................................    59
Agreement .............................................................   16, 35
Allowable Interest Rate ..................................................   165
Allowable Notional Amount ................................................   165
Amortization Period ......................................................    57
Appraised Value ..........................................................    25
Approved Sale ............................................................    95
APRs .....................................................................    22
ARM Loans ................................................................    12
Asset Value ..............................................................    37
back-loaded ..............................................................   122
banking organization .....................................................    77
Buy-Down Fund ............................................................    13
Buy-Down Loans ...........................................................    13
capital asset ............................................................   124
capital assets ...........................................................   146
Certificate Account ......................................................    50
Certificate Distribution Account .........................................    51
Certificate Principal Balance ............................................    33
Certificate Register .....................................................    41
Certificateholders .......................................................    16
Certificates .............................................................     8
chattel paper ............................................................   107
CI .......................................................................    78
Class ....................................................................     8
Cleanup Costs ............................................................   107
clearing agency ..........................................................    78
clearing corporation .....................................................    78
Clearstream, Luxembourg ..................................................    78
Clearstream, Luxembourg Participants .....................................    79
Closed Loans .............................................................    17
Closed-End Loans .........................................................    10
Code .....................................................................   112
Coinsurance ..............................................................    92
Collection Account .......................................................    50
Commercially Reasonable ..................................................   103
Commission ...............................................................   172
contingent interest ......................................................   122
Contract Loan-to-Value Ratio .............................................    25

Contract Pool ............................................................    22
Contract Schedule ........................................................    44
Contracts ................................................................    22
conversion transaction ...................................................   136
Converted Mortgage Loan ..................................................    13
Cooperative ..............................................................    10
Cooperative Dwelling .....................................................    10
Cooperative Housing Corporation ..........................................   101
Cooperative Loans ........................................................    10
CSSF .....................................................................    79
Custodial Account ........................................................    51
Custodial Agreement ......................................................    23
Custodian ................................................................    23
Cut-off Date .............................................................     8
DBC ......................................................................    79
Debt Certificateholders ..................................................   156
Debt Certificates ........................................................   156
Debt Securities ..........................................................   113
Defective Obligation .....................................................   115
Deferred Interest ........................................................    12
Deficiency Event .........................................................    71
Deleted Contract .........................................................    24
Deleted Mortgage Certificates ............................................    42
Deleted Mortgage Loans ...................................................    43
Deleted Warehouse Loan ...................................................    26
Depositor ................................................................    27
Designated Transactions ..................................................   164
Determination Date .......................................................    55
Discount Securities ......................................................    34
Disqualified Organization ................................................   132
disqualified persons .....................................................   160
Distribution Date ........................................................    38
DLJMC ....................................................................    29
DOL ......................................................................   161
domestic building and loan association ...................................   142
Due Date .................................................................    11
Due Period ...............................................................    40
due-on-sale ..............................................................   105
effectively connected earnings and profits ...............................   147
Eligible Corporation .....................................................   134
eligible counterparty ...............................................   164, 165
Eligible Investment ......................................................    47
eligible swap ............................................................   165
eligible yield supplement agreement ......................................   166
ERISA ....................................................................   160
Escrow Account ...........................................................    60
evidences of indebtedness ................................................   146
excess inclusion .........................................................   131
Exchange Act .............................................................    28
Excluded Plan ............................................................   167
Exemption ................................................................   162
EYS Agreement ............................................................   166
Federal Tax Counsel ......................................................   112
FHA ......................................................................    14
FHA Experience ...........................................................    30
FHA Loans ................................................................    11
FHLMC ....................................................................    17
Fixture Filing ...........................................................   108
FNMA .....................................................................    17
front-loaded .............................................................   122
Garn-St Germain Act ......................................................   105
Government securities ....................................................   149
GPM Fund .................................................................    13
GPM Loans ................................................................    13
Grantor Trust Fund .......................................................   112
Grantor Trust Fund Stripped Bond .........................................   144
Grantor Trust Fund Stripped Coupon .......................................   144
Grantor Trust Securities .................................................   112
Grantor Trust Securityholders ............................................   140
holder ...................................................................   113
Holder-in-Due-Course .....................................................   111
Home Equity Loans ........................................................    10
Indenture ................................................................     8
Indenture Trustee ........................................................     8
Indirect Participants ....................................................    78
inducement fees ..........................................................   129
Initial Deposit ..........................................................    82
Insurance Proceeds .......................................................    52
Insured ..................................................................    63
Interest Distribution ....................................................    38
Interest Rate ............................................................    33
Interest Weighted Class ..................................................    33
Interest Weighted Subclass ...............................................    33
Investor-Based Exemptions ................................................   168
Issuer ...................................................................     8
L/C Bank .................................................................    80
L/C Percentage ...........................................................    80
Letter of Credit .........................................................     9
Leveraged ................................................................   165
Limited Documentation ....................................................    19
Liquidating Loan .........................................................    81
Liquidation Proceeds .....................................................    52
loans ....................................................................   163
Loss .....................................................................    88
Manufactured Home ........................................................    22
market discount ..........................................................   123
Mortgage Certificates .................................................   10, 22
Mortgage Loans .......................................................   10, 113
Mortgage Notes ...........................................................    11
Mortgage Pool ............................................................   161
mortgage pool pass-through certificate ...................................   161
mortgage pool pass-through certificates ..................................   161
Mortgage Pools ...........................................................     9
Mortgage Rates ...........................................................    12
Mortgage Related Securities ..............................................   169
Mortgage Related Security ................................................   169
Mortgagor ................................................................    11
Mortgagor Bankruptcy Bond ................................................     9
Multi-Class Securities ...................................................    33
Multifamily Property .....................................................    10
New CI ...................................................................    79
noneconomic residual interest ............................................   133
Non-ratings dependent Swaps ..............................................   166
Non-U.S. Person ..........................................................   139
Non-United States Owner ..................................................   155
Note Distribution Account ................................................    51
Note Register ............................................................    41
Noteholders ..............................................................    16
Notes ....................................................................     8
objective rate ...........................................................   122
obligation ...............................................................   143
Obligor ..................................................................    32
OID Regulations ..........................................................   113
Original Value ...........................................................    12
Originator ...............................................................    18
Participants .............................................................    77
parties in interest ......................................................   160
Partnership Certificate Owners ...........................................   149
Partnership Certificates .................................................   113
Partnership Trust Fund ...................................................   113
Pass-Through Entity .................................................   132, 133
Payment Deficiencies .....................................................    82
Peaceful .................................................................   110
Percentage Interest .....................................................   8, 9
Performance Bond .........................................................    24
Plan .....................................................................   160
Plan Asset Regulations ...................................................   161
plan assets ..............................................................   161

Policy Statement .........................................................   169
Pool Insurance Policy ....................................................     9
Pool Insurer .............................................................    63
Pooling and Servicing Agreement ........................................   8, 35
Pre-Funded Amount ........................................................    47
Pre-Funding Account ......................................................    47
Pre-Funding Period .......................................................    47
Premium Securities .......................................................    34
Prepayment Assumption ....................................................   120
Primary Insurer ..........................................................    53
Primary Mortgage Insurance Policy ........................................    63
Primary Mortgage Insurer .................................................    63
Principal Distribution ...................................................    38
Principal Prepayments ....................................................    34
Principal Weighted Class .................................................    33
Principal Weighted Subclass ..............................................    33
prohibited transactions ..................................................   160
Prudent Investor .........................................................   170
PTCE .....................................................................   161
PTCE 83-1 ................................................................   161
PTE ......................................................................   162
Purchase Price ...........................................................    46
QPAM .....................................................................   165
qualified floating rates .................................................   122
qualified inverse floating rate ..........................................   122
Qualified Liquidation ....................................................    77
qualified mortgages ......................................................   143
qualified plan investor .............................................   164, 165
Rating Agency ........................................................   10, 163
ratings dependent Swaps ..................................................   165
real estate assets .......................................................   142
real estate mortgages ....................................................   113
Record Date ..............................................................    38
Reference Agreement ......................................................    34
registered form ..........................................................   140
Regular Interests ........................................................    36
Regular Securities .......................................................   114
Regular Securityholder ...................................................   118
REMIC ....................................................................   112
REMIC Pool ...............................................................   113
REMIC Provisions .........................................................   112
REMIC qualified floating rate ............................................   118
REMIC Regulations ........................................................   113
REMIC Securities .........................................................   112
reportable transaction ...................................................   160
Required Distribution ....................................................    85

Required Reserve .........................................................    82
Reserve Fund .............................................................     9
Residual Certificates ....................................................    33
Residual Holders .........................................................   127
Residual Interest ........................................................    36
Residual Securities ......................................................   114
Restricted Group .........................................................   163
Revolving Credit Line Loans ..............................................    10
Revolving Period .........................................................    57
Rules ....................................................................    78
Sale and Servicing Agreement .............................................     8
Securities ...............................................................     8
Securities Act ...........................................................    37
Security Guarantee Insurance .............................................     9
Security Owners ..........................................................    77
Securityholders ..........................................................    16
Self-Help ................................................................   110
Senior Certificates ......................................................   144
Senior Class Percentage ..................................................   144
Senior Notes .............................................................     9
Senior Prepayment Percentage .............................................    83
Senior Securities ........................................................     9
Series ...................................................................     8
Servicemen's Readjustment Act ............................................    14
Servicer .................................................................    16
Servicing Account ........................................................    51
Servicing Agreement ......................................................    16
Shortfall Amount .........................................................   145
Similar Law ..............................................................   168
Single Family Property ...................................................    10
SMMEA ....................................................................   169
SPA ......................................................................    30
Special Distributions ....................................................    57
Special Hazard Insurance Policy ..........................................     9
Sponsor ..................................................................    29
Standard Hazard Insurance Policy .........................................    61
Standard Terms ...........................................................    34
Startup Day ..............................................................   114
Stated Principal Balance .................................................    33
Stated Principal Distribution Amount .....................................    40
Stripped Certificates ....................................................   143
stripped coupons .........................................................   144
Subclass .................................................................     8
Subordinate Certificates ..............................................   9, 144
Subordinate Class Percentage .............................................   144
Subordinate Notes ........................................................     9

Subordinate Securities ...................................................     9
Subordinated Amount ......................................................     9
Subordinated Class .......................................................     9
Subordinated Pool ........................................................    82
Subordinated Subclass ....................................................     9
Substitute Contract ......................................................    24
Substitute Mortgage Certificates .........................................    42
Substitute Mortgage Loans ................................................    43
Substitute Warehouse Loan ................................................    26
Super-Premium ............................................................   120
Swap .....................................................................   164
Swap Agreement ...........................................................   164
tax matters person .......................................................   138
Taxable Mortgage Pools ...................................................   113
tenant-stockholder .......................................................   101
Tiered REMICs ............................................................   117
Title V ..................................................................   111
Trust ....................................................................     8
Trust Agreement ..........................................................     8
Trust Assets .............................................................    22
Trust Fund ...............................................................     8
Trustee ..................................................................     8
U.S.  Person .............................................................   135
UCC ..................................................................   78, 103
Unaffiliated Sellers .....................................................    17
Underwriters .............................................................   170
VA .......................................................................    11
VA Loans .................................................................    11
Voidable Preference ......................................................    87
Warehouse Loan Pool ......................................................    25
Warehouse Loans ..........................................................    25
Warranty and Servicing Agreement .........................................    35

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

                        HOME EQUITY MORTGAGE TRUST 2006-2
                                 Issuing Entity

                           DLJ MORTGAGE CAPITAL, INC.
                               Sponsor and Seller

                       ASSET BACKED SECURITIES CORPORATION
                                    Depositor

                                 PNC BANK, N.A.
                           WILSHIRE CREDIT CORPORATION
                            OCWEN LOAN SERVICING, LLC
                                    Servicers

                        HOME EQUITY MORTGAGE TRUST 2006-2
                        ASSET-BACKED NOTES, SERIES 2006-2
                                  $587,390,200
                                  (Approximate)

                                -----------------
                              PROSPECTUS SUPPLEMENT
                                -----------------

                                  Credit Suisse

You should rely only on the information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus. We have not authorized anyone to provide you with different information.

We are not offering the securities in any state where the offer is not permitted.

We do not claim that the information in this prospectus supplement and prospectus is accurate as of any date other than the dates stated on the respective covers.

Dealers will deliver a prospectus supplement and prospectus when acting as underwriters of the offered securities and for their unsold allotments or subscriptions. In addition, all dealers selling the offered securities will be required to deliver a prospectus supplement and prospectus for ninety days following the date of this prospectus supplement.

                                 April 26, 2006